                 Prospectus supplement dated February 7, 2008 (to prospectus dated April 9, 2007)

                                                   $118,331,330
                                            RALI Series 2008-QR1 Trust
                                                  Issuing Entity

                                         Residential Accredit Loans, Inc.
                                                     Depositor

                                        Credit Suisse Securities (USA) LLC
                                                Sponsor and Seller

                         Mortgage Asset-Backed Pass-Through Certificates, Series 2008-QR1

The trust assets consist  primarily of the Residential  Accredit Loans,  Inc.  Mortgage  Asset-Backed  Pass-Through
Certificates,  Series  2006-QS11,  Class I-A-2,  and the Residential  Accredit Loans,  Inc.  Mortgage  Asset-Backed
Pass-Through  Certificates,  Series 2006-QS12, Class II-A-15, which were previously issued by trusts established by the  depositor.  Those  underlying  certificates  represent  interests  in  separate  pools of one- to  four-family residential mortgage loans.

Offered Certificates

The trust will issue 9 classes of  certificates  designated  Class I-A-1,  Class I-A-2,  Class I-A-3,  Class I-A-4,
Class II-A-1,  Class II-A-2,  Class II-A-3,  Class R-I and Class R-II,  which will represent the entire  beneficial interest  in the  trust.  All of  such  classes  are  offered  hereby.  There  will  be no  cross-collateralization between the groups of Class I and Class II certificates.

Certain classes of certificates are exchangeable for other classes of offered certificates as further described in this prospectus supplement.

Credit Enhancement

Credit  enhancement for the certificates  consists of subordination of certificates in the underlying series to the underlying  certificates,  as described in this  prospectus  supplement.  There is no credit  enhancement  provided directly to the offered certificates.

Distributions on the  certificates  will be on the 25th of each month or, if the 25th is not a business day, on the next business day, beginning February 25, 2008.

You should consider carefully the risk factors beginning on page S-15 in this prospectus supplement.

Neither the Securities and Exchange  Commission nor any state securities  commission has approved or disapproved of the  certificates  or determined  that this  prospectus  supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The  Attorney  General of the State of New York has not passed on or  endorsed  the  merits of this  offering.  Any representation to the contrary is unlawful.

The certificates  represent  interests only in the trust, as the issuing entity, and do not represent  interests in or obligations of Residential  Accredit Loans,  Inc., as the depositor,  Credit Suisse Securities (USA) LLC, as the sponsor, or any of their affiliates.

Credit Suisse  Securities  (USA) LLC will offer the classes of  certificates  listed above to the public at varying prices to be determined at the time of sale.  The proceeds to the depositor  from the sale of the  certificates  to
Credit Suisse Securities (USA) LLC, as underwriter,  will consist of the deposited underlying  certificates,  which the depositor will receive from Credit Suisse Securities (USA) LLC, as underlying  certificate  seller. The offered certificates  will be purchased by Credit Suisse  Securities  (USA) LLC on or about  February 8, 2008.  See "Method of Distribution" in this prospectus supplement.

                                                   Credit Suisse

                                                    Underwriter

                               Important notice about information presented in this
                                     prospectus supplement and the prospectus

We provide  information to you about the  certificates in two separate  documents that provide  progressively  more detail:

•        the  accompanying  prospectus,  which provides  general  information,  some of which may not apply to your series of certificates; and

•        this prospectus supplement, which describes the specific terms of your series of certificates.

In order to make an investment decision regarding the Class I Certificates  offered by this prospectus  supplement, you must read carefully the Prospectus  Supplement  dated February 7, 2008 and Prospectus  dated April 9, 2007 (the
"RALI  2006-QS11  Underlying  Offering  Document"),  attached  as  Annex A to  this  prospectus  supplement,  which describes specific terms of the Residential Accredit Loans, Inc. Mortgage Asset-Backed  Pass-Through  Certificates,
Series 2006-QS11, Class I-A-2, included in the trust (the "Group I Underlying Certificates").

In  order  to  make an  investment  decision  regarding  the  Class  II  Certificates  offered  by this  prospectus supplement,  you must read carefully the Prospectus  Supplement  dated February 7, 2008 and Prospectus  dated April
9, 2007 (the "RALI 2006-QS12  Underlying Offering  Document"),  attached as Annex B to this prospectus  supplement, which  describes  specific  terms of the  Residential  Accredit  Loans,  Inc.  Mortgage  Asset-Backed  Pass-Through
Certificates,  Series 2006-QS12,  Class II-A-15, included in the trust (the "Group II Underlying Certificates" and, together with the Group I Underlying Certificates, the "Underlying Certificates").

Annex A and Annex B (the "Underlying Offering  Documents") form an integral part of this prospectus  supplement and should be read in connection with your consideration of an investment in the certificates.

The depositor's principal offices are located at One Meridian Crossings,  Suite 100,  Minneapolis,  Minnesota 55423
and its telephone number is (952) 857-7000.

         Special Yield and Prepayment

         General S-33
         Glossary of Terms..........................S-36
         Interest Distributions on the Certificates.S-40
         Determination of LIBOR.....................S-41
         Principal Distributions on the CertificatesS-42
         Allocation of Losses.......................S-43
         Distributions on the Underlying

         General S-45

         Adjustable Rate Certificate Yield
             Considerations.........................S-56
         Additional Yield Considerations Applicable
             Solely to the Residual Certificates....S-59
TRUST AGREEMENT.....................................S-59
         General S-59
         The Master Servicer and Certificate
             Administrator..........................S-60
         Certificate Administrator and Trustee

         Special Tax Considerations Applicable to
             Residual Certificates..................S-67
         Tax Return Disclosure and Investor List

RATINGS  S-71
LEGAL INVESTMENT....................................S-72
ERISA CONSIDERATIONS................................S-73

ANNEX A - RALI 2006-QS11 PROSPECTUS SUPPLEMENT AND PROSPECTUS A-1

ANNEX B - RALI 2006-QS12 PROSPECTUS SUPPLEMENT AND PROSPECTUS B-1

ANNEX C - AVAILABLE COMBINATIONS OF EXCHANGEABLE CERTIFICATES C-1

                                                      SUMMARY

                  The following  summary  provides a brief  description of material  aspects of this offering,  and does not  contain  all of the  information  that you  should  consider  in  making  your  investment  decision.  To understand all of the terms of the certificates,  you should read carefully this entire  prospectus  supplement and the prospectus,  as well as the underlying  offering documents relating to the underlying  certificates,  which are included  as Annex A and Annex B  hereto.  Some  capitalized  terms  used in this  prospectus  supplement  have the meanings  given  below  under  "Description  of the  Certificates-Glossary  of  Terms" or in the  prospectus  under
"Glossary."

Issuing Entity...........................        RALI Series 2008-QR1 Trust.

Title of securities......................        Mortgage Asset-Backed Pass-Through Certificates, Series 2008-QR1.

Depositor................................        Residential  Accredit  Loans,  Inc.,  an affiliate of  Residential
                                                 Funding Company, LLC, or Residential Funding.

Sponsor and Underlying Certificate Seller        Credit Suisse Securities (USA) LLC.

Certificate Administrator................        Residential Funding Company, LLC.

Master Servicer..........................        Residential Funding Company, LLC is the Master Servicer of the
                                                 Underlying Certificates.

Trustee and Supplemental Interest Trust Trustee  Deutsche Bank Trust Company Americas.

Corridor Provider........................        Credit Suisse International.

Underlying Certificates..................        The  Residential   Accredit  Loans,  Inc.  Mortgage   Asset-Backed
                                                 Pass-Through Certificates,  Series 2006-QS11, Class I-A-2, with an original  certificate  principal balance of $110,758,000,  are the
                                                 Underlying   Certificates  for  the  Class  I  Certificates.   The
                                                 certificate principal balance of these certificates,  after giving effect to  distributions  on the  January  25,  2008  distribution date, is approximately  $101,958,257.  These certificates comprise approximately  71.11%  of the  outstanding  aggregate  certificate principal balance of this class.

                                                 The  Residential   Accredit  Loans,  Inc.  Mortgage   Asset-Backed
                                                 Pass-Through  Certificates,  Series 2006-QS12, Class II-A-15, with an original certificate principal balance of $20,744,973,  are the
                                                 Underlying   Certificates  for  the  Class II  Certificates.   The
                                                 certificate principal balance of these certificates,  after giving effect to  distributions  on the  January  25,  2008  distribution date, is approximately  $16,372,873.  These certificates  comprise approximately  50.91%  of the  outstanding  aggregate  certificate principal balance of this class.

                                                 The  depositor  and  trustee  for the  Certificates  are  also the depositor and trustee for the Underlying Certificates.

Significant Obligors.....................        RALI Series 2006-QS11 Trust and RALI Series 2006-QS12 Trust,  each of which is a common law trust  formed under the laws of the State of New York.

Reference date...........................        January 1, 2008.

Closing date.............................        On or about February 8, 2008.

Distribution dates.......................        The 25th of each month or, if the 25th is not a business  day,  on the next business day beginning in February 2008.

Scheduled final distribution date........        With  respect to the Class  I-A-1,  Class  I-A-2,  Class I-A-3 and
                                                 Class I-A-4  Certificates,  the distribution  date in August 2036.
                                                 With respect to the Class  II-A-1,  Class  II-A-2,  Class  II-A-3,
                                                 Class R-I and Class R-II  Certificates,  the distribution  date in
                                                 September  2036.  The  actual  final  distribution  date  could be
                                                 substantially   earlier.   See  "Certain   Yield  and   Prepayment
                                                 Considerations" in this prospectus supplement.

Form of certificates.....................        Book-entry:  Class I-A-1,  Class I-A-2,  Class I-A-3, Class I-A-4,
                                                 Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

                                                 Physical: Class R Certificates.

                                                 See "Description of the  Certificates-General"  in this prospectus supplement.

Minimum denominations....................        Class I-A-1,  Class I-A-4 and Class II-A-1  Certificates:  $1,000.
                                                 Class  I-A-2  Certificates:   $2,000,000  notional  amount.  Class
                                                 I-A-3,  Class  II-A-2  and Class  II-A-3  Certificates:  $100,000.
                                                 Class R Certificates: 20% percentage interests.

Legal investment.........................        When  issued the Class I  Certificates  and Class II  Certificates
                                                 will  be  "mortgage  related   securities"  for  purposes  of  the
                                                 Secondary Mortgage Market Enhancement Act of 1984.

                                                 See "Legal  Investment" in this  prospectus  supplement and "Legal
                                                 Investment Matters" in the prospectus.

ERISA considerations.....................        Subject  to  the  considerations   described  in  this  prospectus
                                                 supplement,  the Class I  Certificates  and Class II  Certificates
                                                 are  expected to be  considered  eligible  for purchase by persons
                                                 investing   assets  of  employee   benefit   plans  or  individual
                                                 retirement  accounts.  However,  the Class I-A-1  Certificates may not be acquired or held by a person  investing  assets of any such plans or individual  retirement accounts before the termination of the  supplemental  interest  trust,  unless  such  acquisition  or holding is eligible for the exemptive  relief  available under one
                                                 of  the  investor-based   class  exemptions  or  other  applicable
                                                 exemption  described in this  prospectus  supplement  under "ERISA
                                                 Considerations."  Sales of the Class R Certificates  to such plans or retirement  accounts are prohibited,  except as permitted under
                                                 "ERISA Considerations" in this prospectus supplement.

                                                 See "ERISA  Considerations"  in this prospectus  supplement and in the prospectus.

                                                Offered Certificates

 ___________________________________________________________________________________________________________________________________
                                       Initial Certificate       Initial Rating
     Class       Pass-Through Rate      Principal Balance       (Fitch/ S&P)(1)                Designations(2)
 ___________________________________________________________________________________________________________________________________
 Class I Certificates:
 ___________________________________________________________________________________________________________________________________
     I-A-1        Adjustable Rate         $        75,000,000     AAA/ AAA       Senior/Super Senior/Retail/Floater/Adjustable Rate
 ___________________________________________________________________________________________________________________________________
     I-A-2        Adjustable Rate         $          Notional     AAA/ AAA       Senior/Interest Only/Inverse Floater/Adjustable Rate
 ___________________________________________________________________________________________________________________________________
     I-A-3             6.00%              $        12,038,257     AAA/ AAA                       Component
 ___________________________________________________________________________________________________________________________________
     I-A-4             6.00%              $        14,920,000     AAA/ AAA       Senior/Super Senior/Retail/Fixed Rate
 ___________________________________________________________________________________________________________________________________
  Total Class I Certificates:             $       101,958,257
 ___________________________________________________________________________________________________________________________________
 Class II Certificates:
 ___________________________________________________________________________________________________________________________________
    II-A-1        Adjustable Rate         $        14,737,000     AAA/ AAA    Senior/Super Senior/Retail/Exchangeable/Floater/
                                                                                              Adjustable Rate
 ___________________________________________________________________________________________________________________________________
    II-A-2        Adjustable Rate         $         1,635,873     AAA/ AAA    Senior/Senior Support/Exchangeable/Floater/
                                                                                             Adjustable Rate
____________________________________________________________________________________________________________________________________
    II-A-3        Adjustable Rate         $           0.00(3)     AAA/ AAA     Senior/Exchanged/Floater/Adjustable Rate
____________________________________________________________________________________________________________________________________
                                          $        16,372,873
 Total Class II Certificates:
____________________________________________________________________________________________________________________________________
 Class R Certificates:
____________________________________________________________________________________________________________________________________
      R-I              0.00%              $               100     AAA/ AAA             Senior/Residual/Variable Rate
____________________________________________________________________________________________________________________________________
     R-II              0.00%              $               100     AAA/ AAA             Senior/Residual/Variable Rate
____________________________________________________________________________________________________________________________________
 Total Class R Certificates:              $               200
____________________________________________________________________________________________________________________________________
 Total Certificates:                      $       118,331,330
____________________________________________________________________________________________________________________________________

(1)  See "Ratings" in this prospectus supplement.

(2)  AS MORE FULLY DESCRIBED IN THIS PROSPECTUS SUPPLEMENT, THE CLASSES OF CERTIFICATES DESIGNATED AS
     EXCHANGEABLE CERTIFICATES MAY BE EXCHANGED FOR THE CLASS OF CERTIFICATES DESIGNATED AS EXCHANGED CERTIFICATES AS
     INDICATED IN ANNEX C TO THIS PROSPECTUS SUPPLEMENT.

(3)  As of any date of determination, the certificate principal balance of the exchanged certificates will be equal to the aggregate certificate principal balance of the exchangeable certificates, as described in this prospectus supplement.

Other Information:

The aggregate initial  certificate  principal balance of the certificates  shown above may not equal the sum of the certificate principal balances of those certificates as listed above due to rounding.

Interest on the Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2 and Class II-A-3 Certificates will be determined as follows:

____________________________________________________________________________________________________________________
   Adjustable Rates:          Initial                  Formula                  Maximum              Minimum
____________________________________________________________________________________________________________________
                                                                           7.50%, subject to
      Class I-A-1             4.54000%               LIBOR +1.40%            the available            1.40%
                                                                               funds cap*
____________________________________________________________________________________________________________________
      Class I-A-2             1.46000%              4.60% - LIBOR                4.60%                0.00%
____________________________________________________________________________________________________________________
     Class II-A-1             3.87625%               LIBOR +0.50%                7.00%                0.50%
____________________________________________________________________________________________________________________
     Class II-A-2             3.87625%               LIBOR +0.50%                7.00%                0.50%
____________________________________________________________________________________________________________________
     Class II-A-3             3.87625%               LIBOR +0.50%                7.00%                0.50%
____________________________________________________________________________________________________________________
*   With respect to any distribution date on or before the distribution date in January 2012, the available funds cap will be 6.00% per annum plus amounts, if any, paid pursuant to the corridor agreement, expressed as a per annum rate, and with respect to any distribution date after January 2012, the available funds cap will be 6.00%
per annum.

The Class I-A-2 Certificates do not have a certificate principal balance.  For the purpose of calculating interest payments, interest on the Class I-A-2 Certificates will accrue on a notional amount equal to the certificate principal balance of the Class I-A-1 Certificates immediately prior to the related distribution date, which is initially equal to approximately $75,000,000.

Class I-A-3 Certificates:

The Class I-A-3 Certificates are comprised of the following two components:
 ___________________________________________________________________________________________________________________
   Component   Initial Component Certificate Principal   Pass-Through Rate                Designations
                               Balance
 ___________________________________________________________________________________________________________________
    I-A-3A                   $10,196,257                       6.00%            Senior/Senior Support/Fixed Rate
 ___________________________________________________________________________________________________________________
    I-A-3B                    $1,842,000                       6.00%            Senior/Senior Support/Fixed Rate
 ___________________________________________________________________________________________________________________

Holders of the Class I-A-3 Certificates may not transfer these components separately.

Underlying Certificates:

Payments  on the Class I  Certificates  will be made  solely  from  amounts  received  with  respect to the Group I
Underlying  Certificates and the corridor agreement with respect to the Class I-A-1  Certificates.  Payments on the
Class II  Certificates  will be made  solely  from  amounts  received  with  respect  to the  Group  II  Underlying
Certificates.

                                        TRANSFER OF UNDERLYING CERTIFICATES

     The diagram below  illustrates the sequence of transfers of the underlying  certificates  that are included in the trust.  Credit Suisse  Securities  (USA) LLC will, on the closing date,  sell the  Underlying  Certificates  to
Residential  Accredit Loans, Inc., as the depositor.  The depositor will then transfer the Underlying  Certificates to the  trustee,  on  behalf of the  trust  that is the  issuing  entity.  The  trustee  will  accordingly  own the
Underlying  Certificates for the benefit of the holders of the certificates.  See "Trust Agreement-The  Trustee" in this  prospectus  supplement.  For a  description  of the  affiliations  among  various  transaction  parties,  see
"Affiliations Among Transaction Parties" in this prospectus supplement.

The Trust

The depositor  will establish a trust with respect to the Series  2008-QR1  Certificates,  under a trust  agreement dated as of January 1, 2008 among the depositor, the certificate administrator and the trustee.

On the closing date,  the depositor  will deposit the  underlying  certificates  into the trust.  In addition,  the supplemental  interest  trust  trustee  will enter into a corridor  agreement  for the  benefit of the Class  I-A-1
Certificates.  Each  Class  I-A-1  Certificate  will  represent  a partial  ownership  interest  in the trust and a partial ownership interest in the supplemental interest trust.

The Underlying Certificates

The underlying  certificates  relating to the Class I Certificates  were issued by the RALI Series 2006-QS11 Trust.
The RALI Series  2006-QS11 Trust issued 19 classes of certificates  backed by two loan groups,  including  thirteen classes of senior  certificates  (which include the Class I-A-2 Certificates that constitute the related underlying certificates) and six classes of subordinate certificates.

The  underlying  certificates  relating  to the Class II  Certificates  were  issued by the RALI  Series  2006-QS12
Trust.  The RALI Series 2006-QS12 Trust issued 33 classes of certificates  backed by two loan groups,  including 27 classes  of senior  certificates  (which  include  the Class  II-A-15  Certificates  that  constitute  the  related underlying certificates) and six classes of subordinate certificates.

The RALI Series  2006-QS11  Trust and the RALI Series  2006-QS12  Trust are  referred to herein as the  "underlying trusts."

The Mortgage Pools

As of the reference  date, the mortgage pool  comprising the RALI Series  2006-QS11  Trust consisted of 2,521 fixed rate  mortgage  loans  with  terms to  maturity  of not more than 30 years with an  aggregate  scheduled  principal balance as of the reference date of approximately  $588,180,143,  after deducting  payments due during the month of the reference date.

As of the reference  date, the mortgage pool  comprising the RALI Series  2006-QS12  Trust consisted of 2,204 fixed rate  mortgage  loans  with  terms to  maturity  of not more than 30 years with an  aggregate  scheduled  principal balance as of the reference date of approximately  $424,164,277,  after deducting  payments due during the month of the reference date.

The properties securing the mortgage loans include  single-family  detached properties,  properties in planned unit developments, two-to-four family units, condominiums, townhouses, cooperative units and condotels.

Generally,  the mortgage loans were originated  using less stringent  underwriting  standards than the underwriting standards  applied by certain  other  first lien  mortgage  loan  purchase  programs,  such as those of Fannie Mae,
Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.

The mortgage pool  information  described  herein relates to the mortgage pools for the RALI Series 2006-QS11 Trust and the RALI Series 2006-QS12 Trust as of the reference date unless otherwise provided herein.

For additional  information  regarding the RALI Series  2006-QS11  mortgage pool see  "Description  of the Mortgage
Pool" in Annex A to this prospectus  supplement and for additional  information regarding the RALI Series 2006-QS12 mortgage pool see "Description of the Mortgage Pool" in Annex B to this prospectus supplement.

Distributions on the Certificates

General.  The master servicer  collects  monthly  payments of principal and interest on the mortgage  loans.  After deducting  any  reimbursable  expenses and advances and its  servicing fee for the  underlying  trusts,  the master servicer  will  forward all  collections  on the  mortgage  loans,  together  with any  advances  that it makes for delinquent  principal  and interest  payments,  to Deutsche  Bank Trust  Company  Americas,  as the trustee for the holders of the underlying  certificates.  The amount  available for  distribution  to the holders of the underlying certificates will include:

         •    collections of monthly payments on the mortgage loans,  including  prepayments and other  unscheduled collections plus
         •    advances for delinquent payments minus
         •    the fees and  expenses of the  subservicers  and the master  servicer,  including  reimbursement  for advances.

On 25th day of each  month,  or if the 25th day is not a  business  day,  the next  succeeding  business  day,  the trustee for the underlying  certificates  will  distribute the amount  remitted to it by the master servicer to the holders of the  underlying  certificates,  in the amounts and  priorities as set forth in the  underlying  offering documents.

See  "Description  of the  Certificates-Interest  Distributions"  and  "Description  of the  Certificates-Principal
Distributions on the Senior Certificates" in Annexes A and B to this prospectus supplement.

The trustee  will then  distribute  the amount  received  by it in respect of the  underlying  certificates  to the holders of the certificates as set forth in this prospectus supplement.

See  "Description  of  the  Certificates-Interest  Distributions  on the  Certificates,"  and  "Description  of the
Certificates-Principal Distributions on the Certificates" in this prospectus supplement.

Interest  distributions.  The amount of interest  accrued on each class of the  certificates  on each  distribution date will equal:

         •    the pass-through rate for that class of certificates multiplied by
         •    the  certificate  principal  balance or notional  amount of that class of  certificates as of the day immediately prior to the related distribution date multiplied by
         •    1/12th minus
         •    the share of some types of interest shortfalls allocated to that class.

See  "Description of the  Certificates-Interest  Distributions on the  Certificates" in this prospectus  supplement and "Description of the Certificates-Interest Distributions" in the underlying offering documents.

Allocations  of  principal.  Principal  distributions  on the  certificates  will be allocated as described in this prospectus supplement.

See "Description of the  Certificates-Principal  Distributions on the  Certificates" in this prospectus  supplement and "Description of the Certificates-Principal Distributions" in the underlying offering documents.

Distributions on Exchangeable Certificates

The  Class  II-A-1  Certificates  and  Class  II-A-2  Certificates  are  referred  to  herein  as the  exchangeable certificates  and the Class II-A-3  Certificates  are referred to herein as the exchanged  certificates.  Following the closing date, the holders of the exchangeable  certificates  will be entitled,  for a fee, to exchange all or a part of the exchangeable certificates for the exchanged certificates and vice versa.

The  exchangeable  certificates  outstanding  on each  distribution  date will be  entitled  to the  principal  and interest  distributions  for  each  class  of such  exchangeable  certificates  as  described  under  the  headings
"Description of the  Certificates-Interest  Distributions on the Certificates" and "-Principal Distributions on the
Certificates" in this prospectus supplement.  In addition,  such exchangeable  certificates will be allocated their
share   of   losses   and   interest   shortfalls   as   described   under   the   heading   "Description   of  the
Certificates-Allocation  of  Losses"  in this  prospectus  supplement.  On each  distribution  date when  exchanged certificates  are  outstanding,  those  exchanged  certificates  will  be  entitled  to a  share  of the  principal distributions,  if  any,  on the  classes  of  exchangeable  certificates,  plus  the  pass-through  rate  on  such exchangeable  certificates,  as described in this prospectus supplement.  In addition,  exchanged certificates will bear a proportionate share of losses and interest shortfalls allocable to the exchangeable certificates.

See  "Description  of the  Certificates-Exchangeable  Certificates-Procedures"  in and  Annex C to this  prospectus supplement  and  "Description  of the  Securities-Exchangeable  Securities"  in the  accompanying  prospectus for a description  of  exchangeable  certificates  and  exchange  procedures.  For a  more  detailed  description  of how
distributions   will  be  allocated  among  the  various  classes  of   certificates,   see   "Description  of  the
Certificates-Distributions  on Certain  Classes of  Exchangeable  Certificates",  "-Interest  Distributions  on the
Certificates" and "-Principal Distributions on the Certificates" in this prospectus supplement.

Credit Enhancement

Allocation of losses.  Losses on the mortgage loans are generally  allocated first to the subordinate  certificates issued by the underlying trusts.

If none of the  subordinate  certificates  issued by the  underlying  trusts  remain  outstanding,  losses  will be allocated to the underlying  certificates  (except as described below) in proportion to their respective  remaining certificate  principal  balance or accrued  certificate  interest as further  described  in the related  underlying offering  documents,  but only with  respect to losses in the related  loan group.  Such  losses  allocated  to the underlying  certificates  will be  allocated  to the  certificates  in  proportion  to their  respective  remaining certificate principal balances or accrued certificate interest.

In  addition,  all losses  otherwise  allocable  to the Class I-A-1  Certificates  will be  allocated to the I-A-3A
Component  and all losses  otherwise  allocable  to the Class I-A-4  Certificates  will be  allocated to the I-A-3B
Component,  in each case, as long as that component of the Class I-A-3  Certificates  remain  outstanding,  and all losses otherwise  allocable to the Class II-A-1  Certificates will be allocated to the Class II-A-2 Certificates as long as the Class II-A-2 Certificates remain outstanding.

Not all losses will be allocated solely to the subordinate  certificates  issued by the related  underlying  trust.
Losses due to natural  disasters such as floods and  earthquakes,  fraud by a mortgagor,  or some losses related to the bankruptcy of a mortgagor will be allocated to the subordinate  certificates  issued by the related  underlying trust only up to  specified  amounts.  Losses of these types in excess of the  specified  amounts and losses due to other  extraordinary  events  will be  allocated  proportionately  among all  outstanding  classes of  certificates related to that loan group  issued by the related  underlying  trust with the  exception  of the related  Class A-P
Certificates.  Losses of these types  allocated  to the  underlying  certificates  will be allocated to the related certificates in proportion to their respective remaining principal balances or accrued certificate interest.

See  "Description  of  the  Offered   Certificates-Allocation   of  Losses"  in  this  prospectus   supplement  and
"Description of the Certificates-Allocation of Losses; Subordination" in the underlying offering documents.

Priority of distributions on the underlying  certificates.  All or a disproportionately  large portion of principal prepayments  and other  unscheduled  payments of principal on the related  mortgage  loans will be allocated to the underlying  certificates  as described in the related  underlying  offering  documents.  This  provides  additional credit  enhancement for the underlying  certificates  by reserving a greater  portion of the principal  balances of the subordinate certificates issued by the related underlying trusts for absorption of losses.

Corridor Agreement

The  holders  of  the  Class  I-A-1  Certificates  may  benefit  from a  series  of  payments  from  Credit  Suisse
International,  the  corridor  provider,  pursuant  to  a  corridor  agreement  as  described  in  this  prospectus supplement.  Commencing on the  distribution  date in February 2008 up to and  including the  distribution  date in
January 2012,  this corridor  agreement is intended to partially  mitigate the interest rate risk that could result if  one-month  LIBOR  increases  to a rate  greater  than 4.60% per annum,  subject to a maximum  rate of 6.10% per annum, as described in this prospectus supplement.

See "The  Corridor  Provider" and  "Description  of the  Certificates-The  Corridor  Agreement" in this  prospectus supplement.

Compensation of Certificate Administrator and Trustee

The sponsor will pay the fees of the certificate  administrator and the trustee.  See "Trust  Agreement-Certificate
Administrator  and Trustee  Compensation."  The servicing fees and other  compensation  payable to the servicers of the  mortgage  loans  are  described  in the  underlying  offering  documents  under  "The  Pooling  and  Servicing
Agreement-Servicing and Other Compensation and Payment of Expenses."

Advances

For any month,  if the master  servicer  of the  underlying  mortgage  loans does not  receive  the full  scheduled payment on a mortgage  loan,  the master  servicer will advance funds to cover the amount of the scheduled  payment that was not made.  However,  the master  servicer may only advance funds if it  determines  that the advance would be recoverable from future payments or collections on that mortgage loan.

The certificate administrator will not be required to advance any funds.

See "Description of the Certificates-Advances" in the underlying offering documents.

Optional Termination

With respect to each underlying  trust, on any distribution  date on which the aggregate  stated principal  balance of the related mortgage loans,  after giving effect to distributions to be made on that distribution  date, is less than 10% of the aggregate  stated  principal  balance of the related mortgage loans as of the related cut-off date, the master servicer may, but will not be required to:

         •    purchase from the related  underlying trust all of the remaining  related mortgage loans,  causing an early retirement of such underlying certificates;
                                                        or

         •    purchase all of the related underlying certificates.

The optional  termination  price paid by the master  servicer will also include certain amounts owed by Residential
Funding Company,  LLC under the terms of the agreement pursuant to which Residential Funding Company,  LLC sold the related  mortgage  loans to the depositor of the underlying  trust,  that remain unpaid on the date of the optional termination.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive payments as described in this prospectus supplement.

Neither the trustee nor the certificate  administrator  has the right to terminate the trust prior to retirement of the underlying certificates.

See   "Trust   Agreement-Termination"   in  this   prospectus   supplement   and   "The   Pooling   and   Servicing
Agreement-Termination; Retirement of Certificates" in the related underlying offering documents.

Ratings

When issued,  the  certificates  will receive ratings that are not lower than those listed in the table on page S-6 of this  prospectus  supplement.  The  ratings on the  certificates  address  the  likelihood  that  holders of the certificates  will receive all  distributions on the related mortgage loans to which they are entitled.  A security rating is not a  recommendation  to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning  rating  agency.  The  ratings  also do not  address  the rate of  principal  prepayments  on the related mortgage loans. For example,  the rate of prepayments,  if different than originally  anticipated,  could adversely affect the yield realized by holders of the  certificates or cause holders of the Class I-A-2  Certificates to fail to fully  recover  their  initial  investments.  In  addition,  the ratings do not address  the  likelihood  of the receipt of any amounts in respect of prepayment  interest  shortfalls,  relief act shortfalls or payments  received from the corridor agreement.

See "Ratings" in this prospectus supplement.

Legal Investment

When  issued,  the Class I  Certificates  and Class II  Certificates  will be  "mortgage  related  securities"  for purposes  of SMMEA.  You  should  consult  your  legal  advisors  in  determining  whether  and to what  extent the certificates constitute legal investments for you.

See "Legal  Investment"  in this  prospectus  supplement  and "Legal  Investment  Matters"  in the  prospectus  for important information concerning possible restrictions on ownership of the certificates by regulated institutions.

ERISA Considerations

Subject to the  considerations  described in this  prospectus  supplement,  the Class I  Certificates  and Class II
Certificates  are expected to be considered  eligible for purchase by persons  investing assets of employee benefit plans or individual  retirement  accounts.  However,  the Class I-A-1 Certificates may not be acquired or held by a person  investing  assets of any such  plans or  individual  retirement  accounts  before  the  termination  of the supplemental  interest trust,  unless such  acquisition or holding is eligible for the exemptive  relief  available under one of the  investor-based  class  exemptions  or other  applicable  exemption  described in this  prospectus supplement  under "ERISA  Considerations."  Sales of the Class R Certificates to such plans or retirement  accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For  federal  income  tax  purposes,  the  depositor  will  elect to treat the  trust  (exclusive  of the  corridor
agreement)  as  two  real  estate  mortgage  investment  conduits.   The  certificates  (other  than  the  Class  R
Certificates)  will  represent  ownership  of regular  interests  in the related  real estate  mortgage  investment conduit  coupled,  in the case of the Class I-A-1  Certificates,  with an interest in payments to be made under the related  corridor  agreement  and,  other than such  interest in  payments  to be made under the  related  corridor agreement,  generally will be treated as representing  ownership of debt for federal income tax purposes.  You will be required to include in income all  interest  and  original  issue  discount,  if any,  on such  certificates  in accordance  with the accrual  method of  accounting  regardless of your usual  methods of  accounting.  For federal income  tax  purposes,  each  class of the Class R  Certificates  will  represent  ownership  of the sole  class of residual interests in the related real estate mortgage investment conduit.

For further  information  regarding  the federal  income tax  consequences  of investing in the  certificates,  see
"Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                                   RISK FACTORS

                  The certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of  certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks associated with that class.

                  The certificates  are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise necessary to evaluate the information  contained in this prospectus  supplement and the prospectus in the context of your financial situation and tolerance for risk.

                  You should  carefully  consider,  among other things,  the factors set forth under "Risk Factors"
in the related  underlying  offering  documents  included as Annex A and Annex B of this prospectus  supplement for the risks related to the mortgage loans and the related underlying certificates.

                  You should also  carefully  consider the following  risk factors in connection  with the purchase of the certificates:

Risk of Loss

Underwriting standards may         Generally, the mortgage loans included in the underlying trusts have been
affect risk of loss on the         originated using underwriting standards that are less stringent than the
mortgage loans.                    underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.  Applying less stringent underwriting standards creates additional risks that losses on the mortgage loans will be allocated to certificateholders.

                                   Examples include the following:

                                   •   mortgage loans secured by non-owner occupied properties may present a greater risk that the borrower will stop making monthly payments if the borrower's financial condition deteriorates; and

                                   •   mortgage loans with loan-to-value ratios greater than 80% (i.e., the amount of the loan at origination is more than 80% of the value of the mortgaged property) may increase the risk that the value of the mortgaged property will not be sufficient to satisfy the mortgage loan upon foreclosure.

                                   Some of the mortgage loans with loan-to-value ratios over 80% are insured by primary mortgage insurance to the extent described in the related underlying offering document.  However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.

                                   In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to 24 months old if there is a supporting broker's price opinion, automated valuation, drive-by appraisal or other certification of value.  If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                                   See "The Trusts-Underwriting Policies" and "Certain Legal Aspects of Mortgage
                                   Loans and Contracts" in the prospectus.

The return on your certificates    Losses on the mortgage loans included in the underlying trusts may occur due to
may be affected by losses on the   a wide variety of causes, including a decline in real estate values, and adverse
mortgage loans, which could        changes in the borrower's financial condition.  A decline in real estate values occur due to a variety of causes.  or economic conditions nationally or in the regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates    One  risk  of  investing  in   mortgage-backed   securities  is  created  by  any
may be particularly sensitive to   concentration  of the related  properties in one or more geographic  regions.  As
changes in real estate markets     described  in  Annex A and  Annex  B  hereto,  a  significant  percentage  of the
in specific regions.               mortgage loans  underlying the Class I Certificates and the Class II Certificates
                                   are secured by  properties  located in  California  and Florida.  If the regional economy or housing market  weakens in California,  Florida or in any other region having a significant  concentration of properties  underlying the mortgage loans, the  mortgage  loans  in that  region  may  experience  high  rates  of loss  and delinquency,  resulting  in losses to  certificateholders.  A  region's  economic condition  and  housing  market may also be  adversely  affected  by a variety of events, including natural disasters such as earthquakes,  tornadoes,  hurricanes, floods and  eruptions,  civil  disturbances  such as riots,  disruptions  such as ongoing power outages,  or terrorist  actions or acts of war. The economic impact of any of those  events may also be felt in areas  beyond the region  immediately affected by the disaster or disturbance.  The properties  underlying the mortgage loans may be  concentrated  in these regions.  This  concentration  may result in greater losses to  certificateholders  than those  generally  present for similar mortgage-backed securities without that concentration.

                                   A  number  of  wildfires,   which  recently  struck  various  parts  of  southern
                                   California,  may have  adversely  affected many mortgaged  properties  located in those  areas.  Residential  Funding  Company,  LLC  and  the  depositor  have  no obligation to repurchase  any mortgage loan secured by a mortgaged  property that becomes subject to any material  damage by waste,  fire,  earthquake,  windstorm, flood or other casualty  after the issuance date of the underlying  certificates.
                                   We do not know how many  mortgaged  properties  have been or may be  affected  by these wildfires.

                                   See "Description of the Mortgage Pool-Mortgage Pool Characteristics-The  Mortgage
                                   Pool" in the underlying offering documents.

The return on your certificates    The  only  credit  enhancement  for the  certificates  will be the  subordination
will be reduced if losses exceed   provided to the underlying  certificates from subordinate classes of certificates
the credit enhancement available   issued by the related  underlying  trusts (and with  respect to the Class  I-A-1,
to your certificates.              Class I-A-4 and Class  II-A-1  Certificates,  the  subordination  provided by the
                                   I-A-3A   Component,    I-A-3B   Component   and   Class   II-A-2    Certificates,
                                   respectively).  If the  aggregate  certificate  principal  balance of the related subordinated  classes of certificates  issued by the related  underlying trust is reduced  to  zero,  subsequent  losses  on the  related  mortgage  loans  will be allocated to the related  underlying  certificates.  All losses on the underlying certificates  will be allocated to the related  certificates on a pro rata basis, provided  that losses  otherwise  allocable to the Class  I-A-1,  Class I-A-4 and
                                   Class  II-A-1  Certificates  will first be  allocated  to the  I-A-3A  Component,
                                   I-A-3B Component and Class II-A-2 Certificates, respectively.

                                   You should also be aware that the credit  enhancement  provided for some types of losses may be limited.

                                   See  "Description  of the  Certificates-Allocation  of Losses" in this prospectus supplement.

The value of your certificates     If the performance of the mortgage loans included in the underlying trusts is
may be reduced if losses are       substantially worse than assumed by the rating agencies, the ratings of any
higher than expected.              class of the certificates may be lowered in the future.  This would probably reduce the value of those certificates.  None of the depositor, the master servicer or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates.

A transfer of master servicing     If the master servicer defaults in its obligations under the pooling and
in the event of a master           servicing agreements relating to the underlying trusts, the master servicing of
servicer default may increase      the mortgage loans may be transferred to the trustee or an alternate master
the risk of payment application    servicer, as described under "The Pooling and Servicing Agreement-Rights Upon
errors.                            Event of Default" in the underlying offering documents.  In the event of such a transfer of master servicing there may be an increased risk of errors in applying payments from borrowers or in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have    As described in Annex A and Annex B, some of the mortgage loans included in the
an initial interest only period,   underlying trusts require the related borrowers to make monthly payments of
which may increase the risk of     accrued interest, but not principal, for the first five years, ten years or
loss and delinquency on these      fifteen years following the date of origination.  During this period, the
mortgage loans.                    payment made by the related borrower will be less than it would be if the mortgage loan amortized.  In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period.  As a result, no principal payments will be made to the certificates from mortgage loans of this nature during their interest only period except in the case of a prepayment.

                                   After the initial interest only period, the scheduled monthly payment on these mortgage loans may increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance.  In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan can be relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                                   Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace.  The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the related mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

Reduced documentation programs     As described in Annex A and Annex B hereto,  certain  mortgage loans were made to
may increase your risk of loss.    borrowers  whose  income  is not  verified,  including  borrowers  who may not be required  to state  their  income.  With  respect  to these  mortgage  loans  the borrowers may not be required to provide any  information  regarding their income and there may be no verification  of their income or assets.  Such mortgage loans increase the risk that borrowers may not have sufficient  income or assets or may have overstated  their income and assets and, as a consequence,  may be unable to make their monthly  mortgage  loan  payments.  You should  consider the risk that mortgage loans originated under reduced documentation  programs may be subject to increased delinquencies and defaults.

Recent developments in the         Recently,  the residential mortgage market in the United States has experienced a
residential mortgage market may    variety of  difficulties  and  changed  economic  conditions  that may  adversely
adversely affect the return on     affect the yield on your  certificates.  Delinquencies and losses with respect to
your certificates.                 residential  mortgage loans  generally  have increased in recent months,  and may continue to  increase.  In  addition,  in recent  months  housing  prices in many
                                   states  have  declined  or  stopped  appreciating,   after  extended  periods  of
                                   significant  appreciation.  A  continued  decline or an  extended  flattening  of those values may result in additional  increases in  delinquencies  and losses on residential  mortgage loans generally,  particularly with respect to second homes and investor properties and with respect to any residential  mortgage loans whose aggregate loan amounts  (including any subordinate liens) are close to or greater than the related  property  values.  As a result of these and other factors,  the value of some mortgage-backed securities has been negatively impacted.

                                   A decline in housing prices may also leave borrowers with insufficient  equity in their homes to permit them to refinance;  in addition,  many mortgage  loans have prepayment  premiums  that  inhibit  refinancing.  Borrowers  who  intend to sell their homes may find that they cannot sell their  properties  for an amount equal to or greater than the unpaid  principal  balance of their loans.  These  events, alone or in combination, may contribute to higher delinquency rates.

                                   As a result  of these  and other  factors,  the  rating  agencies  have  recently downgraded  or put on downgrade  watch a  significant  number of  mortgage-backed securities (particularly  mortgage-backed securities backed by subprime and Alt-A
                                   mortgage  loans  originated  in  2005  and  2006),   including  the  certificates
                                   discussed  below  under  "Risk  of  Loss-The  ratings  of  the  certificates  are dependent on the ratings of the related underlying certificates."

                                   In addition,  various federal,  state and local regulatory authorities have taken or proposed  actions  that could  hinder the ability of the servicer to foreclose promptly on defaulted  mortgage loans.  Any such actions may adversely affect the performance of the loans and the yield on and value of the certificates.

                                   You should  consider  that the  general  market  conditions  discussed  above may affect the  performance of the mortgage loans and may adversely  affect the yield on, or market value of, your certificates.

The ratings of the certificates    The ratings of the  certificates by S&P and Fitch are dependent on the ratings of
are dependent on the ratings of    the  related  underlying  certificates  by  those  rating  agencies.  The  rating
the related underlying             agencies may reduce or withdraw  the ratings on the  underlying  certificates  at
certificates.                      any time they deem appropriate.  The rating agencies have recently  downgraded or put on  downgrade  watch  a  significant  number  of  mortgage-backed  securities
                                   (particularly  mortgage-backed  securities  backed by subprime and Alt-A mortgage loans  originated in 2005 and 2006),  including the Class M-2,  Class M-3,  Class
                                   B-1 and Class B-2 Certificates  issued by the RALI Series 2006-QS11 Trust and the
                                   Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2  Certificates  issued by the RALI Series 2006-QS12 Trust. In general,  the ratings address credit risk and do not address the likelihood of prepayments.

                                   The  ratings  on  the  underlying   certificates  will  depend  primarily  on  an
                                   assessment by the rating agencies of the related  underlying  mortgage loans. Any negative change in the rating of a class of underlying  certificates  will result in a negative change in the ratings of the related  certificates.  A reduction or withdrawal of the ratings  assigned to the  certificates  is likely to reduce the market  value of the  certificates  and may  affect  your  ability  to sell  your certificates.

Risks Relating to Primary
Mortgage Insurers

You may incur losses if a          As described in Annex A and Annex B, some of the mortgage  loans  included in the
primary mortgage insurer fails     underlying  trust  have an LTV  ratio at  origination  in  excess  of 80% and are
to make payments under a primary   insured by a primary  mortgage  insurance  policy.  All of the  primary  mortgage
mortgage insurance policy.         insurance  policies  were  issued by  Mortgage  Guaranty  Insurance  Corporation,
                                   General  Electric  Mortgage  Insurance  Corporation/Genworth  Mortgage  Insurance
                                   Company,  Genworth of N.C., Triad Guaranty,  Republic  Mortgage Ins. N.C., United
                                   Guaranty  Residential  Insurance Company,  PMI Mortgage  Insurance Company,  CUNA
                                   Mutual Group or Radian  Guaranty  Inc. If such a mortgage  loan were subject to a foreclosure and the value of the related  mortgaged  property were not sufficient to satisfy the  mortgage  loan,  payments  under the primary  mortgage  insurance policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage loan.

                                   If the  insurer is unable or refuses  to pay a claim,  the amount of such  losses would be allocated to holders of the Underlying Certificates as loss amounts.
Limited Obligations

Payments on the related            The  certificates  represent  interests only in the RALI Series  2008-QR1  Trust.
underlying certificates are the    The  certificates do not represent an ownership  interest in or obligation of the
sole source of payments on your    depositor,  the master servicer or any of their affiliates.  If proceeds from the
certificates.                      assets of the RALI Series  2008-QR1 Trust are not sufficient to make all payments provided for under the trust  agreement,  investors  will have no recourse to the depositor,  the  master  servicer,  the  certificate  administrator  or any other entity,  and will incur losses.  The Class I  Certificates  are payable only from payments  received  with respect to the Group I Underlying  Certificates  and the corridor  agreement with respect to the Class I-A-1 Certificates and the Class II
                                   Certificates  are payable only from  payments  received with respect to the Group
                                   II Underlying Certificates.

Liquidity Risks

You may have to hold your          A secondary  market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if        market  does  develop,  it may not  continue or it may be  illiquid.  Neither the
their marketability is limited.    underwriter  nor any other  person will have any  obligation  to make a secondary market  in your  certificates.  Illiquidity  means  you may not be able to find a buyer to buy your  certificates  readily  or at prices  that will  enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse  effect on the market value of your certificates.

                                   Any  class of  certificates  may  experience   illiquidity,   although  generally
                                   illiquidity  is  more  likely  for  classes  that  are  especially  sensitive  to prepayment,  credit or interest rate risk,  or that have been  structured to meet the investment requirements of limited categories of investors.

                                   In  addition,  you should  consider the impact that the factors  discussed  above under "Risk of Loss-Recent  developments in the  residential  mortgage market may adversely  affect the return on your  certificates"  may have on the liquidity of your certificates.
Bankruptcy Risks

Bankruptcy proceedings could       The transfer of the underlying  certificates  from Credit Suisse Securities (USA)
delay or reduce distributions on   LLC, or Credit Suisse,  to the depositor is intended by the parties to be and has
the certificates.                  been documented as a sale. However,  if Credit Suisse were to become bankrupt,  a trustee in bankruptcy could attempt to recharacterize  the sale of the underlying certificates  as a loan secured by the underlying  certificates or to consolidate the underlying  certificates  with the assets of Credit Suisse.  Any such attempt could  result  in a  delay  in or  reduction  of  collections  on the  underlying certificates available to make payments on the certificates.

                                   In  addition,  if the  certificate  administrator,  any  servicer  or the  master servicer of the  underlying  trusts  becomes  bankrupt,  a bankruptcy  trustee or receiver  may  have  the  power  to  prevent  the  appointment  of a  certificate administrator,  successor  servicer or successor master servicer,  as applicable.
                                   Any related  delays in  servicing  could  result in  increased  delinquencies  or losses on the related mortgage loans or certificates.

The bankruptcy of a borrower may   If a borrower becomes subject to a bankruptcy proceeding,  a bankruptcy court may
increase the risk of loss on a     require  modifications  of the  terms of a  mortgage  loan  without  a  permanent
mortgage loan.                     forgiveness  of the principal  amount of the mortgage  loan.  Modifications  have included  reducing  the  amount of each  monthly  payment,  changing  the rate of interest  and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction  may permit a debtor to cure a monetary default relating  to a  mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and  reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and  final judgment of foreclosure had been entered in state court.  In addition,  under the federal  bankruptcy  law,  all  actions  against a  borrower  and the  borrower's property are automatically stayed upon the filing of a bankruptcy petition.
Special Yield and
Prepayment
Considerations

The yield on your certificates     The yield to maturity on each class of  certificates  will depend on a variety of
will vary depending on the rate    factors, including:
of prepayments.

                                   •        the rate and  timing  of  principal  payments  on the  related  mortgage
                                            loans,   including   prepayments,   defaults   and   liquidations,   and
                                            repurchases due to breaches of representations or warranties;

                                   •        the  allocation  of principal  payments on the  underlying  certificates among the various classes of certificates;

                                   •        the pass-through rate for that class;

                                   •        the  rate  and  timing  of  realized  losses  and  interest   shortfalls
                                            allocated to the underlying certificates;

                                   •        the priority of payments on the underlying certificates;

                                   •        the purchase price of that class; and

                                   •        the timing of the  exercise of the optional  termination  of the related underlying trust by the master servicer.

                                   The rate of  prepayments  is one of the most  important and least  predictable of these  factors.  No assurances  are given that the mortgage  loans will prepay at any particular rate.

                                   In addition,  the master servicer may, in some cases,  purchase any mortgage loan that is at least three months  delinquent.  Such  repurchases  would increase the prepayment rates on the mortgage loans.

                                   In general,  if you purchase a certificate at a price higher than its outstanding certificate  principal  balance and principal  distributions  on your certificate occur faster than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you  purchase  a  certificate  at a price
                                   lower  than  its  outstanding   certificate   principal   balance  and  principal
                                   distributions  on that  class occur  more  slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the     Since  mortgagors,  in most cases,  can prepay their  mortgage loans at any time,
mortgage loans will vary           the rate and  timing of  principal  payments  on the  mortgage  loans are  highly
depending on future market         uncertain and are  dependent  upon a wide variety of factors,  including  general
conditions and other factors.      economic  conditions,  interest rates, the availability of alternative  financing
                                   and  homeowner  mobility.   Generally,   when  market  interest  rates  increase,
                                   borrowers are less likely to prepay their  mortgage  loans.  This could result in a slower  return of  principal  to you at a time when you might have been able to reinvest  your funds at a higher rate of interest than the  pass-through  rate on your  class of  certificates.  On the other  hand,  when  market  interest  rates decrease,  borrowers are generally  more likely to prepay their  mortgage  loans.
                                   The factors  described  in the previous  two  sentences  could result in a faster return of principal to you at a time when you might not be able to reinvest  your funds  at an  interest  rate as high as the  pass-through  rate on your  class of certificates.

                                   Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage  loans.  These  refinancing  programs  may  be  offered  by  the  master servicer,  any  subservicer  or their  affiliates,  and may  include  streamlined
                                   documentation   programs.   Streamlined   documentation   programs  involve  less
                                   verification  of  underwriting   information   than   traditional   documentation
                                   programs.   Approximately  0.9%  by  principal  balance  of  the  mortgage  loans underlying  the Group I Underlying  Certificates  and  approximately  0.9% of the mortgage loans underlying the Group II Underlying  Certificates,  in each case as of the reference date, were originated under streamlined documentation programs.

                                   As described in Annex A and Annex B, certain  mortgage  loans provide for payment of a prepayment  charge.  Prepayment charges may reduce the rate of prepayment on the  mortgage  loans until the end of the period  during  which these  prepayment charges apply.  Prepayment  charges received on the related mortgage loans may be
                                   waived  and  in  any  case  will  not  be  available  for   distribution  on  the
                                   certificates.

                                   See  "Description of the Mortgage  Pool-The  Program" in the underlying  offering documents and "Certain Yield and Prepayment  Considerations"  in this  prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

The mortgage loans with interest   As described in Annex A and Annex B,  certain of the mortgage  loans  included in
only payments may affect the       the underlying  trusts require the related  borrowers to make monthly payments of
yield on the certificates.         accrued  interest,  but not  principal,  for the first five  years,  ten years or fifteen  years  following  the  date of  origination.  After  the  interest  only period,  the  borrower's  monthly  payment  will be  recalculated  to cover  both interest  and  principal  so that the  mortgage  loan will be paid in full by its final payment date. As a result,  if the monthly payment  increases,  the related borrower  may not be able to pay the  increased  amount  and may  default  or may refinance the loan to avoid the higher payment.

                                   In addition,  because no scheduled  principal payments are required to be made on these mortgage loans for a period of time, the certificates  will receive smaller scheduled  principal  distributions  during  that  period  than they  would  have received if the related  borrowers  were  required  to make  monthly  payments of interest and principal from  origination of these  mortgage  loans.  Absent other considerations,  this  slower  rate of  principal  distributions  will  result in longer  weighted  average lives of the  certificates  than would otherwise be the case if none of the mortgage loans had interest only periods.

The return on your certificates    The  Servicemembers  Civil  Relief  Act, or the Relief  Act,  provides  relief to
could be reduced by shortfalls     borrowers who enter active  military  service and to borrowers in reserve  status
due to the Servicemembers Civil    who are  called to active  duty after the  origination  of their  mortgage  loan.
Relief Act.                        Current or future  military  operations  of the United  States may  increase  the number of borrowers who may be in active military  service,  including persons in reserve  status  who may be  called to  active  duty.  The  Relief  Act  provides generally  that a  borrower  who is  covered by the Relief Act may not be charged interest  on a mortgage  loan in excess of 6% per annum  during the period of the borrower's  active duty.  Any resulting  interest  shortfalls are not required to be  paid  by  the  borrower  at any  future  time.  The  master  servicer  of the underlying  trusts is not  required to advance  these  shortfalls  as  delinquent payments,  and the shortfalls  are not covered by any form of credit  enhancement on the certificates.

                                   The  Relief  Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan  during the  borrower's  period of active duty and, in some cases, during an additional  three month period  thereafter.  As a result,  there may be delays in payment and increased losses on the mortgage loans.

                                   We do not  know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                   See the  definition of Accrued  Certificate  Interest under  "Description  of the
                                   Certificates-Glossary  of Terms" and "Certain Legal Aspects of Mortgage Loans and
                                   Contracts-Servicemembers Civil Relief Act" in the underlying offering documents.

The yield on your certificates     The certificates of each class have  different yield considerations and different
will be affected by the specific   sensitivities to the rate and timing of principal distributions.
terms that apply to that class,
discussed below.                   See "Certain Yield and Prepayment Considerations" in this prospectus supplement.

The certificates are each          The certificates are each subject to various  priorities for payment of principal
subject to different payment       as described in this  prospectus  supplement.  Distributions  of principal on the
priorities.                        certificates  having an earlier priority of payment will be affected by the rates of principal  prepayment of the related  mortgage  loans early in the life of the mortgage  pool.  Those classes of  certificates  with a later priority of payment will be affected by the rates of  principal  prepayment  of the related  mortgage
                                   loans   experienced   both  before  and  after  the   commencement  of  principal
                                   distributions on such classes.

The yields on the Class I-A-1,     The pass-through rates on the Class I-A-1,  Class II-A-1,  Class II-A-2 and Class
Class I-A-2, Class II-A-1, Class   II-A-3  Certificates will vary with LIBOR,  subject to the limitations  described
II-A-2 and Class II-A-3            in  this  prospectus  supplement.  The  pass-through  rate  on  the  Class  I-A-2
Certificates may be affected by    Certificates  will  vary  inversely  with  LIBOR,   subject  to  the  limitations
changes in interest rates.         described in this prospectus  supplement.  Thus, the yields to investors in these certificates will be sensitive to fluctuations in the level of LIBOR.

 Class I-A-1, Class I-A-4 and      IN ADDITION TO THE CONSIDERATIONS SET FORTH BELOW,  INVESTORS IN THE CLASS I-A-1,
 Class II-A-1 Certificates         CLASS I-A-4 AND CLASS II-A-1  CERTIFICATES SHOULD BE AWARE THAT SUCH CERTIFICATES
                                   MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

                                   Investors in the Class I-A-4 Certificates  should be aware that such certificates have a later  priority of payment  with  respect to principal in relation to some of the other classes of  certificates.  Therefore,  an  investor's  yield on such certificates  will be particularly  sensitive to the rate and timing of principal prepayments. In addition,  certificates with a later priority of payments will be more  likely to be  affected  by  losses on the  mortgage  loans  underlying  the
                                   related   underlying   certificates  not  covered  by  the  credit   enhancement.
                                   Furthermore,  the Class I-A-4  Certificates may not be an appropriate  investment for any investor  requiring a distribution of a particular amount of principal or interest on a specific date or dates.

Class I-A-2 Certificates           Investors in the Class I-A-2 Certificates  should be aware that the yields on the
                                   Class I-A-2  Certificates  will be extremely  sensitive to the rate and timing of principal  payments  on the Group I  Underlying  Certificates,  and that rate may fluctuate  significantly  over time.  A faster than  expected  rate of  principal payments on the Group I Underlying  Certificates  will have an adverse  effect on the yields to  investors  in the Class  I-A-2  Certificates  and could  result in their failure to fully recover their initial investments.

Class I-A-3 Certificates and       Investors  in the  Class  I-A-3  Certificates  should  be aware  that all  losses
Class II-A-2 Certificates          otherwise  allocable to the Class I-A-1 Certificates and Class I-A-4 Certificates
                                   will  be  allocated   to  the  I-A-3A   Component   and  the  I-A-3B   Component,
                                   respectively,  as  described  in this  prospectus  supplement.  Investors  in the
                                   Class II-A-2  Certificates should be aware that all losses otherwise allocable to the Class II-A-1  Certificates will be allocated to the Class II-A-2 Certificates as described in this prospectus supplement.  Therefore,  the yield to maturity on the Class I-A-3  Certificates  will be extremely  sensitive  to losses  otherwise allocable to the Class I-A-1 Certificates and Class I-A-4  Certificates,  and the
                                   yield to maturity on the Class II-A-2  Certificates  will be extremely  sensitive to losses otherwise allocable to the Class II-A-1 Certificates.

  Class II-A-1, Class II-A-2 and   The Class II-A-1  Certificates  and Class II-A-2  Certificates are referred to in
  Class II-A-3 Certificates        this prospectus supplement as the exchangeable certificates.

                                   The Class II-A-3  Certificates  are referred to in this prospectus  supplement as the exchanged certificates.

                                   The Class II-A-1  Certificates and the Class II-A-2 Certificates may be exchanged for the Class II-A-3  Certificates.  Investors are  encouraged to also consider a number of factors  that will  limit a  certificateholder's  ability  to  exchange exchangeable certificates for exchanged certificates and vice versa:

                                   •        At the  time of the  proposed  exchange,  a  certificateholder  must own certificates  of the related  class or classes in the exact  proportions necessary to make the desired  exchange and must pay the exchange fee to the trustee.

                                   •        A certificateholder  that does not own the certificates may be unable to
                                            obtain   the   necessary   exchanged    certificates   or   exchangeable
                                            certificates.

                                   •        The  certificateholder  of any  class  of  certificates  required  for a desired  combination  may refuse to sell them at a reasonable  price (or any price) or may be unable to sell them.

                                   •        Certain  certificates  may have  been  purchased  or placed  into  other financial structures and thus be unavailable.

                                   •        Principal   distributions   and  reductions  in  certificate   principal
                                            balances will decrease the amounts available for exchange over time.

                                   •        Only  the  combinations  described  in this  prospectus  supplement  are permitted.

                                   •        The  record  dates  for  exchangeable  certificates  and  the  exchanged certificates that are the subject of the exchange must be the same.

Amounts available under the        Any amounts payable to the supplemental  interest trust by the corridor  provider
corridor agreement may be          under the corridor  agreement  will be available as described in this  prospectus
limited.                           supplement   to  pay   accrued   certificate   interest   on  the   Class   I-A-1
                                   Certificates.

                                   However,  no  amounts  will be  payable on a  distribution  date by the  corridor provider unless LIBOR (as determined  pursuant to the corridor agreement) exceeds
                                   4.60% per annum on the  determination  date for that  distribution  date,  and if
                                   LIBOR  exceeds  6.10% per annum on such date the corridor  provider  will not pay any excess over 6.10%.

                                   If LIBOR for any interest  accrual period  exceeds 4.60% per annum,  the corridor provider  will be  required  to make a  payment  that is  intended  to  partially mitigate  the risk to the  investors  in the Class  I-A-1  Certificates  that the pass-through  rate on  their  certificates  will be  lower  than  LIBOR  plus the related margin.  However,  the amount distributed on the Class I-A-1 Certificates from amounts  payable under the corridor  agreement is based on a notional amount equal to the  lesser of the  certificate  principal  balance  of the Class  I-A-1
                                   Certificates and an amount  determined based on an assumed rate of prepayments on the  mortgage  loans.  Accordingly,  if  prepayments  occur at a slower rate than assumed,  the amount payable to the holders of the Class I-A-1  Certificates will be less  than the  amount  of  interest  that  would  accrue  on the  certificate principal  balance of the Class  I-A-1  Certificates  at the excess of LIBOR over
                                   4.60% per annum.  In  addition,  no  additional  amounts  are  payable  under the corridor  agreement with respect to the Class I-A-1 Certificates if LIBOR exceeds
                                   6.10% per annum.  Any amount by which the amount  paid by the  corridor  provider is less than the difference  between LIBOR and 4.60% per annum on the certificate principal  balance of the Class I-A-1  Certificates  will not be payable from any source on that distribution date or any future distribution date.

                                   Amounts,  if any, paid under the corridor  agreement in excess of amounts payable on the Class  I-A-1  Certificates  on any  distribution  date will be released to
                                   Credit Suisse  Securities (USA) LLC and will not be available for payments to the holders of the Class I-A-1 Certificates.

                                   No  assurance  can be made that any amounts  will be received  under the corridor agreement,  or that any such  amounts  that are received  will be  sufficient  to cover shortfalls in amounts available to pay accrued certificate  interest on the
                                   Class  I-A-1  Certificates  as  described  in  this  prospectus  supplement.   In
                                   addition,  the  corridor  notional  balance  may be lower  than  the  certificate principal  balance of the Class I-A-1  Certificates  on a distribution  date. The ratings  of the  Class  I-A-1  Certificates  do not  address  the  likelihood  of payments under the corridor agreement.

                                   In  addition,  if the corridor  provider  defaults on its  obligations  under the corridor  agreement,  then there may be insufficient funds to cover such amounts, and the amount  available for  distribution  to the related  certificates  may be reduced.  To the  extent  that  distributions  on the  Class  I-A-1  Certificates depend in part on  payments to be received  by the  supplemental  interest  trust under the corridor  agreement,  the ability of the  supplemental  interest  trust trustee to make those  distributions on those certificates will be subject to the credit risk of the corridor provider.

                                   Investors  should  note  that  the  level  of LIBOR  as of  February  7,  2008 is approximately 3.165% per annum.

Amounts available to the           On each  distribution  date, the amount available for distribution to the holders
certificateholders may be          of the certificates from  distributions  received on the Underlying  Certificates
reduced by extraordinary           will  be  reduced  by  extraordinary  expenses  and  certain  indemnities  of the
expenses of the trustee.           trustee, up to an annual maximum amount of $100,000.  Such extraordinary expenses and  indemnities  will be  allocated  first,  to reduce the  aggregate  amount of interest  available to be distributed to holders of the  certificates and second, to reduce the  aggregate  amount of  principal  available  to be  distributed  to holders of the  certificates  on that  distribution  date. To the extent that the
                                   allocation   of  such  expenses   reduces  the  amount   available  for  interest
                                   distributions to the holders of the certificates,  interest shortfalls may result and will not be paid on any future  distribution  date.  In addition,  any amount by which principal  distributions  are reduced on any distribution  date will not be paid on any future distribution date.

The holders of the underlying      Pursuant  to  the   pooling  and   servicing   agreements   for  the   underlying
certificates will share voting     certificates,  the  holders of the  underlying  certificates  will share  certain
rights with the holders of the     voting  rights  with the  holders of the other  certificates  issued  pursuant to
other pass-through certificates    those  agreements.  As described in the pooling and servicing  agreements for the
issued by the underlying trusts.   underlying certificates, those voting rights include the ability to:

                                   •        amend,  in some respects,  the pooling and servicing  agreements for the underlying certificates;

                                   •        remove the trustee thereunder;

                                   •        waive some events of default of the servicer thereunder; and

                                   •        direct  the  trustee to take  actions  in  respect  of the  certificates issued by the underlying trusts.

                                   The  trustee as holder of the  underlying  certificates  will vote as directed by holders of the related certificates.

The recording of mortgages in      The mortgages or  assignments of mortgage for many of the mortgage loans included
the name of MERS may affect the    in the  underlying  trusts  have been or may be  recorded in the name of Mortgage
yield on the certificates.         Electronic  Registration  Systems,  Inc.,  or MERS,  solely  as  nominee  for the originator  and its  successors  and  assigns.  Subsequent  assignments  of those mortgages are registered  electronically  through the MERS® System.  However,  if
                                   MERS  discontinues  the  MERS®  System  and it  becomes  necessary  to  record an assignment  of the mortgage to the trustee,  then any related  expenses  shall be paid by the trust and will reduce the amount  available  to pay  principal of and interest  on the class or  classes of  certificates  with  certificate  principal balances greater than zero with the lowest payment priorities.

                                   The  recording of  mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers  and others in the mortgage  industry may have limited,  if any,  experience with lenders seeking to
                                   foreclose   mortgages,   assignments   of  which  are   registered   with   MERS.
                                   Accordingly,   delays  and  additional  costs  in  commencing,   prosecuting  and
                                   completing  foreclosure  proceedings  and  conducting  foreclosure  sales  of the mortgaged  properties  could result.  Those delays and additional  costs could in turn delay the  distribution of liquidation  proceeds to  certificateholders  and increase the amount of losses on the mortgage loans.

                                   For additional  information regarding MERS and the MERS® System, see "Description of the  Mortgage  Pool-Mortgage  Pool  Characteristics"  and  "Certain  Yield and
                                   Prepayment Considerations" in the underlying offering documents.

                                                  ISSUING ENTITY

         The depositor will establish a trust with respect to Series  2008-QR1,  on the closing date, under a trust agreement,  dated as of January 1,  2008, among the depositor,  the certificate  administrator and the trustee. The trust  agreement  is  governed  by the laws of the State of New York.  On the  closing  date,  the  depositor  will deposit  the  Underlying  Certificates  into  the  trust.  The  trust  will not have  any  additional  equity.  The certificates will be issued pursuant to the trust agreement.

         The trust  agreement  authorizes the trust to engage only in selling the  certificates in exchange for the
Underlying  Certificates,  entering into and  performing  its  obligations  under the trust  agreement,  activities necessary,  suitable or convenient to such actions and other  activities as may be required in connection  with the conservation of the trust fund and making distributions to certificateholders.

         The  Group I  Underlying  Certificates  were  issued  as  part of the  Residential  Accredit  Loans,  Inc.
Mortgage Asset-Backed Pass-Through Certificates,  Series 2006-QS11,  issued on August 30, 2006 pursuant to a series supplement  dated as of August 1, 2006 to the standard terms of pooling and servicing  agreement  dated as of March
1, 2006, among the depositor,  the master servicer and the trustee.  The Group I Underlying  Certificates  comprise approximately  71.11% of the Class I-A-2 Certificates  issued pursuant to such agreement.  The pass-through rate of the Group I Underlying Certificates is 6.00% per annum.

         The  Group II  Underlying  Certificates  were  issued  as part of the  Residential  Accredit  Loans,  Inc.
Mortgage  Asset-Backed  Pass-Through  Certificates,  Series  2006-QS12,  issued on September 28, 2006 pursuant to a series  supplement dated as of September 1, 2006 to the standard terms of pooling and servicing  agreement dated as of March 1, 2006, among the depositor,  the master servicer and the trustee.  The Group II Underlying  Certificates comprise  approximately  50.91%  of  the  Class  II-A-15  Certificates  issued  pursuant  to  such  agreement.  The pass-through  rate of the Group II  Underlying  Certificates  is an adjustable  rate based on LIBOR,  as more fully described in Annex B to this prospectus supplement.

         On the  closing  date,  Credit  Suisse  Securities  (USA) LLC will  convey  the  Underlying  Certificates, together with the right to receive all distributions  due thereon after the January 25, 2008 distribution  date, to the depositor.  The Underlying  Certificates  were  purchased by the  underwriter at prices that were  individually negotiated  at the time of  purchase.  As a result of  differing  views of market  participants  as to the  current value of any particular  residential  mortgage-backed  security,  or the current state of the residential  mortgage market  in  general,  there is no  current  single  ascertainable  market  price for the  Underlying  Certificates.
Individual market  participants'  views of any single market price for the Underlying  Certificates would likely be divergent.

         The  trust  agreement  provides  that  the  depositor  assigns  to the  trustee  for  the  benefit  of the certificateholders  without  recourse all the right,  title and interest of the depositor in and to the  Underlying
Certificates.  Furthermore,  the trust  agreement  states that,  although it is intended that the conveyance by the depositor to the trustee of the  Underlying  Certificates  be construed as a sale, the conveyance of the Underlying
Certificates  shall also be deemed to be a grant by the  depositor  to the  trustee of a security  interest  in the
Underlying Certificates and related collateral.

         For a description of the issuing  entity of each group of Underlying  Certificates,  see "Issuing  Entity"
in Annex A and Annex B to this prospectus supplement.

                                 THE SPONSOR AND THE UNDERLYING CERTIFICATE SELLER

         The  sponsor is Credit  Suisse  Securities  (USA) LLC, or Credit  Suisse  Securities,  a Delaware  limited liability  company.  The sponsor's  executive  offices are located at 11 Madison Avenue,  New York, New York 10010.
The sponsor is also the underlying  certificate  seller and  underwriter.  The sponsor is an indirect  wholly-owned subsidiary of Credit Suisse  Holdings  (USA),  Inc. The sponsor is a registered  broker-dealer  and, as such, is in the  business of  purchasing,  selling and  underwriting  securities,  including  mortgage-backed  securities.  The sponsor  underwrites,  sells and purchases  mortgage-backed  securities that have been issued by its affiliates and third  parties.  The sponsor was  originally  incorporated  in  Massachusetts.  On January  17,  2003,  the sponsor merged with Credit Suisse First Boston  Corporation  to become  Credit Suisse First Boston LLC, a Delaware  limited liability  company.  Effective  January  16,  2006  Credit  Suisse  First  Boston  LLC was  renamed  Credit  Suisse
Securities (USA) LLC.  Although Credit Suisse  Securities has extensive  experience in structuring  securitizations for its  affiliates  and for third  parties,  it  generally is its policy and practice not to act as the sponsor of securitizations.  However,  in the past two years Credit Suisse  Securities has previously acted as sponsor of four resecuritizations  of mortgage  pass-through  certificates.  No event of default or other early  amortization event has occurred in any of those  transactions.  As sponsor,  Credit Suisse  Securities was primarily  responsible  for structuring  this  transaction.  Its only obligation will be to sell the Underlying  Certificates to the depositor, make limited representations regarding the Underlying Certificates and cure breaches of those representations.

                                             THE SIGNIFICANT OBLIGORS

         In connection with the issuance of the Group I Underlying  Certificates,  RALI Series  2006-QS11  Trust, a
common law trust  created  under the laws of the State of New York,  was  formed  pursuant  to a series  supplement dated as of August 1, 2006 to the  standard  terms of pooling and  servicing  agreement  dated as of March 1, 2006, among the  depositor,  the master  servicer  and the  trustee.  In  connection  with the  issuance  of the Group II
Underlying  Certificates,  RALI Series  2006-QS12  Trust, a common law trust created under the laws of the State of
New York,  was formed  pursuant to a series  supplement  dated as of  September  1, 2006 to the  standard  terms of pooling and  servicing  agreement  dated as of March 1, 2006,  among the  depositor,  the master  servicer  and the trustee.  The fiscal year end of each underlying trust is December 31.

         Each  underlying  trust's  activities  are limited to the  transactions  and  activities  entered  into in connection with the  securitization  described in the related underlying  offering  document,  and except for those activities,  that  underlying  trust is not authorized  and has no power to borrow money or issue debt,  merge with another entity, reorganize,  liquidate or sell assets or engage in any business or activities.  Consequently,  each underlying trust is not permitted to hold any assets,  or incur any liabilities,  other than those described in the related  underlying  offering  document.  Because each underlying  trust is created pursuant to the related pooling and servicing  agreement,  that underlying trust and its permissible  activities can only be amended or modified by amending its pooling and servicing agreement.

         Because each  underlying  trust is a common law trust, it may not be eligible for relief under the federal bankruptcy  laws,  unless it can be  characterized  as a "business  trust" for  purposes of the federal  bankruptcy laws.  Bankruptcy  courts look at various  considerations  in making this  determination,  so it is not possible to predict with any certainty whether an underlying trust would be characterized as a "business trust."

         For a description of the sponsor of each underlying  securitization  transaction,  see "Sponsor and Master
Servicer"  in  Annex A and  Annex  B to this  prospectus  supplement.  For a  description  of the  trustee  of each underlying  trust,  see "Pooling and  Servicing  Agreement-The  Trustee" in Annex A and Annex B to this  prospectus supplement.  See "Pooling and Servicing  Agreement-The  Master Servicer and  Subservicers"  and "Description of the
Mortgage  Pool-Originators"  in Annex A and Annex B to this  prospectus  supplement for  information  regarding the servicers and originators of the mortgage loans underlying the Underlying Certificates.

                                             CERTIFICATE ADMINISTRATOR

         Residential  Funding  Company,  LLC,  a  Delaware  limited  liability  company,  will  be the  certificate administrator.  Residential  Funding  Company,  LLC's  principal  executive  offices  are  located at One  Meridian
Crossings,  Suite 100,  Minneapolis,  Minnesota 55423. Its telephone number is (952) 857-7000.  Residential Funding
Company,  LLC has been the certificate  administrator for five  resecuritization  transactions during the past five years.  No event of default or other  early  amortization  event has  occurred  in any of those  transactions.  The responsibilities  that Residential  Funding Company,  LLC has undertaken as master servicer  generally  include its responsibilities  as  certificate  administrator  under the  trust  agreement.  For a  description  of  Residential
Funding  Company,  LLC's  sponsor  and master  servicing  experience,  see  "Sponsor  and Master  Servicer"  in the underlying  offering  documents.  Residential  Funding Company,  LLC's material role and  responsibilities  in this
transaction,   as  certificate   administrator,   are  described  in  this  prospectus   supplement   under  "Trust
Agreement-Certificate Administrator".

                                                 THE DEPOSITOR

         Residential  Accredit Loans,  Inc., an affiliate of Residential  Funding  Company,  LLC, is the depositor.
For a description of the depositor, see "The Depositor" in the prospectus.

                                      AFFILIATIONS AMONG TRANSACTION PARTIES

         Credit Suisse  International,  the corridor  provider,  is an affiliate of Credit Suisse  Securities (USA)
LLC, the sponsor and underwriter.

         The diagram below  illustrates the various  relationships  among the transaction  parties  affiliated with the depositor.  See "Affiliations Among Transaction  Parties" in Annex A and Annex B to this prospectus  supplement
for  a  description  of  the  relationships  among  the  transaction  parties  in  the  underlying   securitization
transactions.

                                               THE CORRIDOR PROVIDER

         Credit  Suisse  International  will be the corridor  provider.  Credit  Suisse  International  ("CSi") was incorporated  in England and Wales under the Companies Act 1985 on May 9, 1990 with  registered no. 2500199 and was re-registered  as unlimited  under the name "Credit  Suisse  Financial  Products" on July 6, 1990.  Its  registered office and  principal  place of  business is at One Cabot  Square,  London E14 4QJ.  CSi is an English  bank and is regulated as a European Union credit  institution by The Financial  Services  Authority ("FSA") under the Financial
Services  and  Markets  Act 2000.  The FSA has issued a scope of  permission  notice  authorizing  CSi to carry out specified  regulated  investment  activities.  Effective as of March 27, 2000, Credit Suisse Financial Products was
renamed  "Credit Suisse First Boston  International"  and,  effective as of January 16, 2006,  was renamed  "Credit
Suisse International".  These changes were renamings only.

         CSi is an unlimited  liability company and, as such, its shareholders have a joint,  several and unlimited obligation to meet any  insufficiency in the assets of CSi in the event of its  liquidation.  CSi's ordinary voting shares are owned, as to 56%, by Credit Suisse,  as to 24%, by Credit Suisse  (International)  Holding AG and, as to
20%,  by Credit  Suisse  Group.  CSi  commenced  business  on July 16,  1990.  Its  principal  business is banking, including the trading of derivative  products linked to interest rates,  equities,  foreign  exchange,  commodities and credit.

         CSi has been  assigned a senior  unsecured  debt rating of "AA-  (positive  outlook)" by Standard & Poor's
Ratings  Services,  a division of The McGraw-Hill  Companies,  Inc., a senior debt rating of "Aa1 (stable outlook)"
by Moody's Investors Service Inc. and a long-term rating of "AA- (stable outlook)" by Fitch Ratings.

         Credit Suisse  International,  the corridor  provider,  is an affiliate of Credit Suisse  Securities (USA)
LLC, the sponsor and underwriter.

         The  information  in the four preceding  paragraphs has been provided by the corridor  provider for use in this  prospectus  supplement.  Except  for the  four  preceding  paragraphs,  the  corridor  provider  has not been involved in the  preparation  of, and does not accept  responsibility  for the  accuracy or  completeness  of, this prospectus supplement.

                                             DESCRIPTION OF THE MORTGAGE POOLS

         As described in the Underlying  Offering  Documents,  the mortgage loans were  transferred and assigned to the trustee of the underlying trusts on the related date of issuance of the Underlying Certificates.

         The mortgage pool of each of the RALI 2006-QS11  Underlying Trust and the RALI 2006-QS12  Underlying Trust
consists of groups of fixed rate  residential  mortgage  loans with original  terms to stated  maturity of up to 30 years.

         For  information  about the mortgage pools as of the reference date,  investors  should review the related
Underlying  Offering Documents,  which are attached as Annex A with respect to the RALI 2006-QS11  Underlying Trust and Annex B with respect to the RALI 2006-QS12 Underlying Trust.

Static Pool Information

         Current static pool data with respect to mortgage  loans  serviced by Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool  Data").  Information  presented  under (i) "RALI" as the issuer/shelf,  (ii) "QR" as the series,  and (iii) "2008-QR1" as the deal, will include  information  regarding prior  securitizations  of mortgage loans that are similar to the mortgage loans included in the underlying trusts, based on  underwriting  criteria  and credit  quality,  and that  information  is  referred  to in this  prospectus supplement  as Static  Pool  Data.  The  Static  Pool  Data is not  deemed  to be a part of the  prospectus  or the depositor's  registration  statement to the extent that the Static Pool Data relates to (a) any issuing entity that was established  before January 1, 2006 and (b)  information  relating to the assets of the RALI 2008-QR1 Trust for periods prior to January 1, 2006.

         With respect to the  certificates,  there are no  substantially  similar  prior  resecuritizations  by the sponsor that would provide material static pool information.

         As used in the Static Pool Data and in this  prospectus  supplement,  a loan is considered to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly  scheduled due date: "60 to
89 days" or "60 or more days"  delinquent  when a payment due on any  scheduled  due date remains  unpaid as of the close of business on the last business day immediately  prior to the second following  monthly  scheduled due date;
and so on. The  determination  as to whether a mortgage  loan falls into these  categories  is made as of the close of business on the last  business  day of each month.  Grace  periods and partial  prepayments  do not affect these determinations.

         From time to time, the master  servicer or a subservicer  will modify a mortgage loan,  recasting  monthly payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments  under the modified  terms for a trial period,  before the  modifications  become  final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's original  payment terms.  The trial period is designed  to  evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher monthly  payment  obligation.  The trial period  generally may extend to up to six months before a modification is finalized.  Once the  modifications  become final,  delinquencies  are reported based on the modified  terms.  Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer  has not  modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies  rating the  certificates  impose certain  limitations on the ability of the master servicer to modify loans.

         Charge offs are taken only when the master  servicer has  determined  that it has received all payments or cash  recoveries  which the master  servicer  reasonably and in good faith expects to be finally  recoverable  with respect to any mortgage loan.

         There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the Static Pool
Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust.

                                          DESCRIPTION OF THE CERTIFICATES

General

         The Series  2008-QR1  Mortgage  Asset-Backed  Pass-Through  Certificates  will include the following  nine classes:

         •        Class I-A-1 Certificates;

         •        Class  I-A-2  Certificates,   or  the  Inverse  Floater   Certificates,   or  the  Interest  Only
                  Certificates;

         •        Class I-A-3 Certificates, which will consist of the following two components:

                  I-A-3A Component; and

                  I-A-3B Component;

         •        Class  I-A-4  Certificates,  and  together  with the Class  I-A-1,  Class  I-A-2 and Class  I-A-3
                  Certificates, the Class I Certificates;

         •        Class II-A-1  Certificates,  and  together  with the Class  I-A-1  Certificates  and Class  I-A-4
                  Certificates, the Retail Certificates or the Super Senior Certificates;

         •        Class II-A-2  Certificates,  and together with the Class II-A-1  Certificates,  the  Exchangeable
                  Certificates, and together with the Class I-A-3 Certificates, the Senior Support Certificates;

         •        Class II-A-3  Certificates,  or the  Exchanged  Certificates,  and together with the Class II-A-1
                  Certificates  and the Class II-A-2  Certificates,  the Class II  Certificates,  and  collectively with the Class I-A-1, Class II-A-1 and Class II-A-2 Certificates, the Floater Certificates; and

         •        Class R-I  and R-II  Certificates,  which  together  are  sometimes  referred  to as the  Class R
                  Certificates or the Residual Certificates.

The Floater  Certificates  and the Inverse  Floater  Certificates  are sometimes  referred to  collectively  as the
Adjustable Rate  Certificates.  Distributions  of interest and principal on the Class I Certificates  will be based primarily on interest and principal  received  with respect to the RALI Series  2006-QS11  Underlying  Certificates
and the corridor  agreement with respect to the Class I-A-1  Certificates.  Distributions of interest and principal on the Class II Certificates  will be based  primarily on interest and principal  received with respect to the RALI
Series 2006-QS12  Underlying  Certificates.  There will be no cross  collateralization  between the groups of Class
I  Certificates  and Class II  Certificates.  All of the  certificates  are offered  hereby.  See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

                  The components related to the Class I-A-3 Certificates are not separately transferable.

                  The  certificates  will  evidence  the entire  beneficial  ownership  interest in the trust.  The trust will consist of:

         •        the Underlying Certificates;

         •        the cash  deposited in respect of the  Underlying  Certificates  in the  Certificate  Account and
         belonging to the trust;

         •        with respect to the Class I-A-1 Certificates, the corridor agreement;

         •        the $200 deposit made by the depositor  into the  Certificate  Account on the closing date to pay the principal of the Class R Certificates on the first distribution date; and

         •        all proceeds of any of the foregoing.

         The  certificates  will be available only in book-entry  form through  facilities of The Depository  Trust
Company,  or DTC, and are  collectively  referred to as the DTC  registered  certificates.  The Class I-A-1,  Class
I-A-4 and Class II-A-1  Certificates  will be issued in minimum  denominations of $1,000 and integral  multiples of
$1 in excess  thereof.  The Class  I-A-3,  Class  II-A-2 and Class  II-A-3  Certificates  will be issued in minimum denominations  of $100,000 and integral  multiples of $1 in excess thereof.  The Class I-A-2  Certificates  will be issued in minimum  denominations  representing an initial Notional Amount of $2,000,000,  and integral multiples of
$1 in excess  thereof.  The  Residual  Certificates  will be issued in  registered,  certificated  form in  minimum denominations  of a 20% percentage  interest,  except,  in the case of one Class R-I Certificate and one Class R-II
Certificate,   as  otherwise   described  in  this  prospectus   supplement  under  "Material  Federal  Income  Tax
Consequences."

         The DTC registered  certificates  will be represented by one or more  certificates  registered in the name of Cede & Co.,  as the  nominee of DTC.  No  beneficial  owner will be  entitled  to receive a  certificate  of any class in  fully  registered  form,  or a  definitive  certificate,  except as  described  in the  prospectus  under
"Description of the Certificates-Form of Certificates."

         For additional  information  regarding DTC and the DTC registered  certificates,  see  "Description of the
Certificates-Form of Certificates" in the prospectus.

Exchangeable Certificates

         All or a portion of the  Exchangeable  Certificates  may be exchanged for a proportionate  interest in the related  Exchanged  Certificates  as described in Annex C to this  prospectus  supplement.  All or a portion of the
Exchanged  Certificates may also be exchanged for the related  Exchangeable  Certificates in the same manner.  Each exchange may be effected only in proportions  that result in the aggregate  principal and interest  entitlements of the  certificates  being  received  being  equal  to the  aggregate  principal  and  interest  entitlements  of the certificates  surrendered.  Therefore,  the Percentage  Interest of each Exchangeable  Certificate must be the same and will represent the Percentage  Interest of each Exchanged  Certificate  that will be received upon exchange and vice versa.

         The classes of Exchangeable  Certificates and of Exchanged  Certificates that are outstanding at any given time,  and the  outstanding  Certificate  Principal  Balances  of  these  classes  will  depend  upon  any  related distributions of principal as well as any exchanges that occur.

         Procedures.  If  a  certificateholder  wishes  to  exchange  certificates  after  the  closing  date,  the certificateholder  must notify the trustee and the  certificate  administrator  in writing  (including by e-mail at
RFC.Exchangenotifications@db.com and  MSDocumentDistribution@gmacrfc.com),  and in accordance with the requirements set forth  herein,  no earlier  than the first  calendar  day of the month and no later than  three  business  days before the proposed  exchange  date.  The exchange  date can  generally be any business day other than the first or last  business day of the month,  subject to the  trustee's  approval and subject to the  preceding  sentence.  The notice  must be on the  certificateholder's  letterhead,  carry a  medallion  stamp  guarantee  and set  forth  the following  information:  the CUSIP number for each of the  certificates  to be  exchanged  and  certificates  to be received,  outstanding  principal  balance and the original  principal balance of the certificates to be exchanged, the  certificateholder's  DTC participant  number and the proposed  exchange date. After receiving the notice,  the trustee  will e-mail the  certificateholder  with wire  payment  instructions  relating to the  exchange  fee.  The trustee  will  utilize the Deposit and  Withdrawal  System at DTC to exchange the  certificates.  A notice  becomes irrevocable on the second  business day before the proposed  exchange date. In connection  with each exchange,  the certificateholder  must pay the trustee a fee equal to $10,000.  The trustee  will make the first  distribution  on an Exchanged  Certificate  or an  Exchangeable  Certificate  received in an exchange  transaction  in the following month to the  certificateholder  of record as of the close of  business  on the Record  Date for that  distribution date.  Neither the trustee nor the  depositor or any of their  affiliates  will have any  obligation  to ensure the availability  of the  applicable  certificates  for the  desired  combination  or  exchange  or to  accomplish  any combination or exchange other than those specified herein.

         Additional  Considerations.  The  characteristics  of the Exchangeable  Certificates will reflect,  in the aggregate,  generally  the  aggregate  characteristics  of the  related  Exchanged  Certificates  and  vice  versa.
Investors  are  encouraged to also  consider a number of factors that will limit a  certificateholder's  ability to exchange Exchanged Certificates for Exchangeable Certificates and vice versa:

                                    •       At the time of the  proposed  exchange,  a  certificateholder  must own certificates  of the related  class or classes in the  proportions  necessary to make the desired exchange and must pay the exchange fee.

                                    •       A  certificateholder  that does not own the  certificates may be unable to obtain the necessary Exchanged Certificates or Exchangeable Certificates.

                                    •       The   certificateholder   of   certificates   required  for  a  desired
                  combination  may  refuse to sell them at a  reasonable  price (or any  price) or may be unable to sell them.

                                    •       Certain  certificates  may have been  purchased  or placed  into  other financial structures and thus be unavailable.

                                    •       Principal   distributions  and  reductions  in  Certificate   Principal
                  Balances will decrease the amounts available for exchange over time.

                                    •       Only the  combinations  described  in this  prospectus  supplement  are permitted.

                                    •       The  Record  Dates  for  Exchangeable  Certificates  and the  Exchanged
                  Certificates that are the subject of the exchange must be the same.

Glossary of Terms

         The  following  terms  are  given  the  meanings  shown  below  to help  describe  the  cash  flows on the certificates:

         Accrued  Certificate  Interest-With  respect to any distribution  date, an amount equal to (a) in the case of each class of  certificates,  other than the Interest Only  Certificates,  interest  accrued  during the related
Interest Accrual Period on the Certificate  Principal  Balance of the certificates of that class  immediately prior to that distribution date at the related  Pass-Through Rate and (b) in the case of the Interest Only  Certificates, interest accrued during the related Interest  Accrual Period on the related  Notional Amount  immediately  prior to that distribution date at the  then-applicable  Pass-Through Rate on that class for that distribution date; in each case less interest  shortfalls,  if any,  allocated to the Underlying  Certificates in respect of that distribution date, including in each case:

         (i)      any Prepayment  Interest  Shortfall to the extent not covered by the master servicer as described
in  Annex  A  and  Annex  B  to  this  prospectus  supplement  under  "Description  of  the   Certificates-Interest
Distributions";

         (ii)     the interest  portions of Realized Losses,  including Excess Special Hazard Losses,  Excess Fraud
Losses,  Excess  Bankruptcy Losses and  Extraordinary  Losses not allocated  through  subordination as described in
Annex A and Annex B to this prospectus  supplement  under  "Description of the  Certificates-Allocation  of Losses;
Subordination";

         (iii)    the interest  portion of any  Advances  that were made with  respect to  delinquencies  that were ultimately  determined to be Excess  Special  Hazard  Losses,  Excess Fraud  Losses,  Excess  Bankruptcy  Losses or
Extraordinary  Losses,  not allocated through  subordination as described in Annex A and Annex B to this prospectus supplement under "Description of the Certificates-Allocation of Losses; Subordination;" and

         (iv)     any other  interest  shortfalls  not  covered by  subordination,  including  interest  shortfalls relating  to the  Servicemembers  Civil  Relief Act, or Relief Act,  or similar  legislation  or  regulations,  all allocated  as  described  in  Annex  A and  Annex  B to  this  prospectus  supplement  under  "Description  of  the
Certificates-Interest Distributions."

         Any reductions  allocated to the RALI Series  2006-QS11  Underlying  Certificates  will be allocated among the holders of all classes of Class I Certificates in proportion to the respective  amounts of Accrued  Certificate
Interest  that  would  have been  payable  on that  distribution  date  absent  these  reductions.  Any  reductions allocated to the RALI Series 2006-QS12  Underlying  Certificates will be allocated among the holders of all classes of Class II Certificates in proportion to the respective  amounts of Accrued  Certificate  Interest that would have been payable on that  distribution  date absent these  reductions.  Accrued  Certificate  Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Available   Distribution   Amount-With   respect  to  any  distribution   date  and  group  of  Underlying
Certificates,  an amount equal to the amount received on the related  Underlying  Certificates on that distribution date, as described under  "Description of the  Certificates" in Annex A and Annex B to this prospectus  supplement, less  extraordinary  expenses and certain  indemnities  of the trustee up to an annual  maximum amount of $100,000;
provided  that such  extraordinary  expenses  and  indemnities  will be  allocated  first,  to reduce the  Interest
Distribution Amount and second, to reduce the Principal Distribution Amount for such distribution date.

         Available Funds Cap-With respect to any distribution date on or before the distribution date in January
2012 and the Class I-A-1 Certificates, 6.00% per annum plus amounts, if any, paid pursuant to the corridor agreement, expressed as a per annum rate, and with respect to any distribution date after January 2012, 6.00% per annum.

         Certificate   Principal   Balance-With   respect  to  any  certificate,   other  than  the  Interest  Only
Certificates,  as of any date of  determination,  an amount equal to the initial  Certificate  Principal Balance of that certificate  reduced by the aggregate of (a) all amounts  allocable to principal  previously  distributed with respect to that  certificate and (b) any reductions in the Certificate  Principal  Balance of that  certificate due to  allocations  of Loss  Amounts  to such  class  of  certificates  in the  manner  described  in this  prospectus supplement.  The  Certificate  Principal  Balance of any  Exchangeable  Certificates  that have been  exchanged for
Exchanged  Certificates  is equal to zero. The Certificate  Principal  Balance of any Exchanged  Certificates  that have not been  issued or have been  exchanged  for  Exchangeable  Certificates  is equal to zero.  The  Certificate
Principal  Balance  for any  component  of the Class I-A-3  Certificates,  as of any date of  determination,  is an amount equal to the initial  Certificate  Principal Balance of that component,  reduced by the aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that  component and (b) any reductions in the  Certificate  Principal  Balance of that component  deemed to have occurred in connection  with  allocations of
Loss Amounts in the manner described in this prospectus supplement.

         Corridor  Agreement Notional  Balance-With  respect to any distribution date specified below and the Class
I-A-1  Certificates,  the  amount of the "Class  I-A-1  Notional  Balance"  specified  below for that  distribution date.

                                        Class I-A-1
Distribution Date                    Notional Balance ($)
___________________________________________________________
   February 2008                         75,000,000.00
   March 2008                            73,416,053.86
   April 2008                            71,832,107.71
   May 2008                              70,248,161.57
   June 2008                             68,664,215.42
   July 2008                             67,080,269.28
   August 2008                           65,496,323.13
   September 2008                        63,912,376.99
   October 2008                          62,328,430.85
   November 2008                         60,744,484.70
   December 2008                         59,160,538.56
   January 2009                          57,576,592.41
   February 2009                         55,992,646.27
   March 2009                            54,408,700.12
   April 2009                            52,824,753.98
   May 2009                              51,240,807.84
   June 2009                             49,656,861.69
   July 2009                             48,072,915.55
   August 2009                           46,488,969.40
   September 2009                        44,905,023.26
   October 2009                          43,321,077.12
   November 2009                         41,737,130.97
   December 2009                         40,153,184.83
   January 2010                          38,569,238.68
   February 2010                         36,985,292.54
   March 2010                            35,401,346.39
   April 2010                            33,817,400.25
   May 2010                              32,233,454.11
   June 2010                             30,649,507.96
   July 2010                             29,065,561.82
   August 2010                           27,481,615.67
   September 2010                        25,897,669.53
   October 2010                          24,313,723.38
   November 2010                         22,729,777.24
   December 2010                         21,145,831.10
   January 2011                          19,561,884.95
   February 2011                         17,977,938.81
   March 2011                            16,393,992.66
   April 2011                            14,810,046.52
   May 2011                              13,226,100.37
   June 2011                             11,642,154.23
   July 2011                             10,058,208.09
   August 2011                            8,474,261.94
   September 2011                         6,890,315.80
   October 2011                           5,399,239.92
   November 2011                          3,916,334.53
   December 2011                          2,441,557.81
   January 2012                             974,868.17

         Exchangeable Certificates-The Class II-A-1 Certificates and the Class II-A-2 Certificates.

         Exchanged Certificates-The Class II-A-3 Certificates.

         Interest  Accrual Period- For all classes of  certificates,  other than the Adjustable Rate  Certificates, the calendar month preceding the month in which the distribution  date occurs.  The Interest Accrual Period for the
Adjustable Rate  Certificates is the one-month  period  commencing on the 25th day of the month preceding the month in which the  distribution  date  occurs  and  ending on the 24th day of the month in which the  distribution  date occurs.  Notwithstanding  the foregoing,  the distributions of interest on any distribution date for all classes of certificates,  will reflect interest accrued on the related  Underlying  Certificates,  as it may be reduced by any
Prepayment  Interest  Shortfalls and other shortfalls in collections of interest to the extent described in Annex A and Annex B to this prospectus supplement, and payable on that distribution date.

         Interest Distribution  Amount-With respect to any distribution date and group of Underlying  Certificates, the aggregate amount of interest  distributed to such group of Underlying  Certificates on that distribution  date, less extraordinary expenses and indemnities reimbursable to the trustee.

         Loss  Amount-With  respect to the Class I Certificates  and Class II  Certificates  and each  distribution date, the excess of the Certificate  Principal  Balance of the Class I Certificates and Class II Certificates  over the certificate  principal  balance of the Group I Underlying  Certificates  and Group II Underlying  Certificates,
respectively, in each case after giving effect to distributions on or prior to that distribution date.

         Notional  Amount-With  respect to the Class I-A-2  Certificates and any date of  determination,  an amount equal to the Certificate  Principal  Balance of the Class I-A-1  Certificates  immediately  prior to that date. The initial Notional Amount is approximately $75,000,000.

         Pass-Through  Rate-The  pass-through  rate for each of the  certificates  is described in this  prospectus supplement under "Description of the Certificates-Interest Distributions."

         Percentage  Interest-With  respect to any certificate  (other than a Class R  Certificate),  the undivided percentage  ownership  interest in the related class  evidenced by such  certificate,  which  percentage  ownership interest shall be equal to the initial  Certificate  Principal  Balance thereof or initial  Notional Amount (in the case of any Interest Only Certificate)  thereof divided by the aggregate initial  Certificate  Principal Balance or the aggregate of the initial  Notional  Amounts,  as applicable,  of all the  certificates of the same class.  With respect to a Class R Certificate,  the interest in  distributions  to be made with respect to such class  evidenced thereby, expressed as a percentage, as stated on the face of each such certificate.

         Prepayment Interest  Shortfalls-Any  interest shortfall resulting from a prepayment of a mortgage loan and
allocated  to  the  Underlying   Certificates  as  described  under   "Description  of  the   Certificates-Interest
Distributions" in Annex A and Annex B to this prospectus supplement.

         Principal   Distribution   Amount-With   respect  to  any  distribution   date  and  group  of  Underlying
Certificates,  the  aggregate  amount of principal  distributed  to such group of Underlying  Certificates  on that distribution date, less extraordinary expenses and indemnities reimbursable to the trustee.

         Record  Date-With  respect  to any  certificates  other  than the  Adjustable  Rate  Certificates  and the distribution  date in  February  2008,  the  closing  date.  With  respect  to any  certificates,  other  than  the
Adjustable  Rate  Certificates  for so long as the Adjustable  Rate  Certificates  are in book-entry  form, and any other  distribution  date,  the close of business on the last business day of the preceding  calendar  month.  With respect to the Adjustable Rate  Certificates  and any distribution  date provided the Adjustable Rate  Certificates are in book-entry form, the close of business on the business day prior to that distribution date.

         Underlying  Certificates-With  respect to the Class I  Certificates,  a  certificate  that  represents  an
approximate  71.11%  interest  in  the  Residential  Accredit  Loans,  Inc.  Mortgage   Asset-Backed   Pass-Through
Certificates,  Series  2006-QS11,  Class  I-A-2.  With respect to the Class II  Certificates,  a  certificate  that represents  an  approximate  50.91%  interest  in  the  Residential  Accredit  Loans,  Inc.  Mortgage  Asset-Backed
Pass-Through Certificates, Series 2006-QS12, Class II-A-15.

Distributions on Certain Classes of Exchangeable Certificates

         The classes of  Exchangeable  Certificates  outstanding on any  distribution  date will be entitled to the principal and interest  distributions for such  certificates as further  described under the headings  "Description
of  the   Certificates-Interest   Distributions  on  the  Certificates"   and  "-Principal   Distributions  on  the
Certificates" in this prospectus supplement.  In addition, the classes of Exchangeable  Certificates outstanding on any  distribution  date will bear the share of Loss  Amounts and  interest  shortfalls  allocable  to such class of certificates  as  described  under the  heading  "Description  of the  Certificates-Allocation  of  Losses" in this prospectus  supplement.  The Exchanged  Certificates  outstanding on any distribution  date will be entitled to the aggregate  amount of principal  and  interest  distributions  that would be  allocable to the related  Exchangeable
Certificates  if such  Exchangeable  Certificates  were  outstanding  on such date.  In  addition,  such  Exchanged
Certificates  will be allocated the Loss Amounts and interest  shortfalls  that would be allocable to each class of
Exchangeable  Certificates  were each such class of  Exchangeable  Certificates  outstanding on such date, on a pro rata basis in accordance  with their  respective  Certificate  Principal  Balances in the case of Loss Amounts,  or
Accrued Certificate  Interest,  in the case of interest  shortfalls.  Principal  distributions that would have been distributable  to  Exchangeable  Certificates  if they had not been  exchanged will be distributed to the Exchanged
Certificates as described below under the heading  "-Principal  Distributions  on the Senior  Certificates"  in the
prospectus supplement.

Interest Distributions on the Certificates

         Holders of each class of  certificates,  other than the Class R Certificates,  will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution date, to the extent of the related Interest  Distribution  Amount for that  distribution  date. See "Description of the  Certificates-Interest  Distributions"  and "Pooling and Servicing  Agreement-Servicing  and Other Compensation
and  Payment  of  Expenses"  in Annex A and Annex B to this  prospectus  supplement.  Holders  of the  Class  I-A-1
Certificates  will also be  entitled to receive  payments,  if any,  made  pursuant to the  corridor  agreement  as described in this prospectus supplement.

         If on any  distribution  date the  Interest  Distribution  Amount  with  respect to a group of  Underlying
Certificates  is less than  Accrued  Certificate  Interest  on the  related  certificates,  the  shortfall  will be allocated  among the  holders of the  related  certificates  in  proportion  to the  respective  amounts of Accrued
Certificate Interest for that distribution date.

         These interest  shortfalls could occur, for example,  if the Underlying  Certificates  experience interest shortfalls due to  delinquencies  on the mortgage loans that were  exceptionally  high and were  concentrated  in a particular  month and Advances by the master servicer did not cover the shortfall.  These interest  shortfalls will be carried  forward and will be payable on future  distribution  dates.  However,  these amounts so carried forward will not bear interest.  Any interest  shortfalls  will not be offset by a reduction in the servicing  compensation of the  master  servicer  or  otherwise,  except to the  limited  extent  described  in Annex A and Annex B to this
prospectus   supplement   with   respect   to   Prepayment   Interest   Shortfalls.   See   "Description   of   the
Certificates-Interest  Distributions"  in  Annex  A  and  Annex  B to  this  Prospectus  Supplement.  Any  interest shortfalls  resulting  from the trustee's  reimbursement  of  extraordinary  expenses and  indemnities  will not be unpaid Accrued Certificate Interest and will not be carried forward.

         Any interest  shortfalls  resulting from the failure of the corridor provider to make payments pursuant to the corridor  agreement  will not be unpaid  Accrued  Certificate  Interest and will not be paid form any source on any distribution date.

         The Pass-Through Rates on all classes of certificates,  other than the Adjustable Rate  Certificates,  are fixed and are listed on page S-7 of this prospectus supplement.

         The Pass-Through Rates on the Adjustable Rate Certificates are calculated as follows:

         (1) The  Pass-Through  Rate on the Class I-A-1  Certificates  with respect to the initial Interest Accrual
Period is 4.54000% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to
LIBOR plus 1.40%,  with a maximum rate of 7.50%,  subject to the  Available  Funds Cap, and a minimum rate of 1.40%
per annum.

         (2) The  Pass-Through  Rate on the Class I-A-2  Certificates  with respect to the initial Interest Accrual
Period is 1.46000% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to
4.60% minus LIBOR, with a maximum rate of 4.60% per annum and a minimum rate of 0.00% per annum.

         (3) The Pass-Through  Rate on the Class II-A-1  Certificates  with respect to the initial Interest Accrual
Period is 3.87625% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to
LIBOR plus 0.50%, with a maximum rate of 7.00% per annum and a minimum rate of 0.50% per annum.

         (4) The Pass-Through  Rate on the Class II-A-2  Certificates  with respect to the initial Interest Accrual
Period is 3.87625% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to
LIBOR plus 0.50%, with a maximum rate of 7.00% per annum and a minimum rate of 0.50% per annum.

         (5) The Pass-Through  Rate on the Class II-A-3  Certificates  with respect to the initial Interest Accrual
Period is 3.87625% per annum, and as to any Interest Accrual Period  thereafter,  will be a per annum rate equal to
LIBOR plus 0.50%, with a maximum rate of 7.00% per annum and a minimum rate of 0.50% per annum.

         The  Pass-Through  Rates on the Adjustable Rate  Certificates  for the current and  immediately  preceding
Interest  Accrual Period are available at the trustee's  website,  which may be obtained by telephoning the trustee at (800) 735-7777.

         As described in this prospectus  supplement,  the Accrued Certificate  Interest allocable to each class of certificates  is based on the  Certificate  Principal  Balance  of that  class or,  in the case of the Class  I-A-2
Certificates, on the Notional Amount of that class.

Determination of LIBOR

         LIBOR for any Interest  Accrual  Period after the initial  Interest  Accrual  Period will be determined as described in the three succeeding paragraphs.

         On each  distribution  date,  LIBOR shall be  established  by the trustee and as to any  Interest  Accrual
Period for the Adjustable Rate  Certificates  other than the initial Interest Accrual Period,  LIBOR will equal the rate for United States dollar  deposits for one month which appears on the Reuters  Screen LIBOR01 page as of 11:00
A.M.,  London time, on the second LIBOR  business day prior to the first day of that Interest  Accrual  Period,  or the LIBOR rate  adjustment  date.  Reuters Screen LIBOR01 page means the display  designated as page LIBOR01 on the
Reuters Screen or any other page as may replace  LIBOR01 page on that service for the purpose of displaying  London interbank  offered  rates of major  banks.  If the rate  does not  appear  on that  page or any  other  page as may replace that page on that service,  or if the service is no longer  offered,  on any other  service for  displaying
LIBOR  or  comparable  rates  that  may  be  selected  by the  trustee  after  consultation  with  the  certificate administrator, the rate will be the reference bank rate as described below.

         The reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the  reference  banks,  which shall be three  major  banks that are engaged in  transactions  in the
London  interbank  market,  selected by the trustee after  consultation  with the  certificate  administrator.  The reference  bank rate will be  determined as of 11:00 A.M.,  London time, on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London  interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of the Adjustable Rate
Certificates  then  outstanding.  The trustee will request the  principal  London  office of each of the  reference banks to  provide  a  quotation  of its  rate.  If at least  two  quotations  are  provided,  the rate  will be the arithmetic  mean of the quotations.  If on that date fewer than two quotations are provided as requested,  the rate will be the  arithmetic  mean of the rates  quoted by one or more  major  banks in New York City,  selected  by the trustee after consultation with the certificate  administrator,  as of 11:00 A.M., New York City time, on that date for loans in U.S.  Dollars to leading  European banks for a period of one month in amounts  approximately  equal to the  aggregate  Certificate  Principal  Balance  of  the  Adjustable  Rate  Certificates  then  outstanding.  If no quotations  can be obtained,  the rate will be LIBOR for the prior  distribution  date, or in the case of the first
LIBOR rate adjustment date,  3.14% per annum with respect to the Adjustable Rate  Certificates;  provided  however, if, under the priorities  listed  previously in this  paragraph,  LIBOR for a  distribution  date would be based on
LIBOR for the previous  distribution date for the third  consecutive  distribution  date, the trustee shall,  after consultation  with the certificate  administrator,  select an alternative  comparable  index over which the trustee has no control,  used for  determining  one-month  Eurodollar  lending  rates that is  calculated  and published or otherwise  made available by an  independent  party.  LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking  institutions in the city of London,  England are required or authorized by law to be closed.

         The establishment of LIBOR by the trustee and the certificate  administrator's  subsequent  calculation of the  Pass-Through  Rates applicable to the Adjustable Rate  Certificates for the relevant  Interest Accrual Period, in the absence of manifest error, will be final and binding.

Principal Distributions on the Certificates

         The holders of the  certificates  will be entitled to receive on each  distribution  date, in the priority described  below and to the extent of the related  Principal  Distribution  Amount,  a  distribution  allocable  to principal as follows:

              (a) For the Class I  Certificates,  the  Principal  Distribution  Amount  for the Group I  Underlying
     Certificates shall be distributed concurrently as follows:

                      (i)   10.0004236959%  of such amount shall be distributed to the I-A-3A  Component  until the
              Certificate Principal Balance thereof has been reduced to zero; and

                      (ii)  89.9995763041%  of such  amount  shall  be  distributed  in the  following  manner  and priority:

                                        (A) first, to the Class I-A-1  Certificates,  until the Certificate Balance thereof has been reduced to zero; and

                                        (B) second, to the Class I-A-4  Certificates and the I-A-3B  Component,  on
                               a pro  rata  basis,  in  accordance  with  their  respective  Certificate  Principal
                               Balances,  until the  Certificate  Principal  Balances  thereof have been reduced to zero.

              (b) For the Class II  Certificates,  the  Principal  Distribution  Amount for the Group II Underlying
     Certificates  shall be distributed to the Class II-A-1  Certificates and Class II-A-2  Certificates,  on a pro
     rata  basis in  accordance  with  their  respective  Certificate  Principal  Balances,  until the  Certificate
     Principal  Balances thereof have been reduced to zero;  provided,  that for any distribution date on which the
     Class II-A-3  Certificates are  outstanding,  such  certificates  will be paid the amount that would otherwise have been  distributable  to the Class II-A-1  Certificates and Class II-A-2  Certificates  exchanged for such certificates had such certificates been outstanding on such distribution date.

              In addition,  on the  distribution  date in February 2008, the Class R-I  Certificates  and the Class
     R-II  Certificates  will each be paid $100 from funds deposited into the Certificate  Account by the depositor on the  closing  date to be  applied  in  reduction  of the  Certificate  Principal  Balance  of the Class R-I
     Certificates and the Class R-II Certificates.

Allocation of Losses

         Loss Amounts with respect to each group of  Underlying  Certificates  will be allocated  among the related classes of certificates,  pro rata, in accordance with their respective  Certificate Principal Balances;  provided, however,  that (a) such Loss Amounts otherwise  allocable to the Class I-A-1  Certificates will be allocated to the
I-A-3A  Component until the  Certificate  Principal  Balance of the I-A-3A  Component has been reduced to zero, (b)
such Loss Amounts  otherwise  allocable to the Class I-A-4  Certificates  will be allocated to the I-A-3B Component until the  Certificate  Principal  Balance  of the  I-A-3B  Component  has been  reduced  to zero and (c) such Loss
Amounts otherwise  allocable to the Class II-A-1  Certificates  will be allocated to the Class II-A-2  Certificates until the Certificate  Principal  Balance of the Class II-A-2  Certificates  has been reduced to zero. Loss Amounts allocable  to the Class I-A-3  Certificates  that are not  allocated  in  accordance  with clause (a) or (b) of the preceding  sentence will be allocated  between the I-A-3A Component and the I-A-3B Component on a pro rata basis in accordance with their respective  Certificate Principal Balances.  Loss Amounts will occur when Realized Losses are allocated to the related Underlying  Certificates.  The circumstances  under which Realized Losses are allocated to
the  Underlying  Certificates  are  described  under  "Description  of  the   Certificates-Allocation   of  Losses;
Subordination" in Annex A and Annex B to this prospectus supplement.

         The amount of interest  otherwise  payable to holders of the certificates  will be reduced by the interest portion of any Realized  Losses  allocated to the related  Underlying  Certificates as set forth in "Description of the  Certificates-Allocation  of  Losses;  Subordination"  in Annex A and  Annex B to this  prospectus  supplement.
Interest  shortfalls  will be  allocated  among  the  classes  of  certificates,  pro  rata,  based on the  Accrued
Certificate  Interest payable on each such class.  Interest  shortfalls due to the allocation of Realized Losses on the Underlying Certificates will not carry forward and will not be paid on any future distribution date.

Distributions on the Underlying Certificates

         As described  herein,  the amount of  distributions  on the  certificates  will be directly related to the actual  amount  of  principal  and  interest  distributed  on  the  related  Underlying  Certificates.  The  amount distributed on the Underlying  Certificates  will, in turn, be affected by a number of provisions  related thereto, including  Prepayment Interest  Shortfalls and provisions for reimbursing  Advances by the master servicer from any cash flow otherwise  distributable on the Underlying  Certificates.  See "Description of the Certificates" in Annex
A and Annex B to this prospectus supplement.

The Corridor Agreement

         Holders  of the Class  I-A-1  Certificates  may  benefit  from a series of  payments  from  Credit  Suisse
International  pursuant  to  the  corridor  agreement.  Commencing  in  February  2008  up  to  and  including  the distribution date in January 2012, the corridor agreement is intended to partially  mitigate,  on each distribution date, the interest rate risk that could result if LIBOR  increases to a rate greater than 4.60% per annum,  subject to a maximum rate of 6.10% per annum.

         On each  distribution  date commencing on the  distribution  date in February 2008 up to and including the distribution  date in January 2012, (A) payments from the corridor  provider  under the corridor  agreement will be made based on (a) the amount equal to the Corridor  Agreement  Notional Balance for that  distribution date and (b)
the positive  excess,  if any, of (i) the lesser of (x) LIBOR (as  determined  pursuant to the corridor  agreement)
and (y) 6.10% per annum,  over (ii)  4.60% per annum and (B)  payments  to the Class  I-A-1  Certificates  from the corridor  agreement  payment  will be based on (a) the  amount  equal to the lesser of (x) the  Corridor  Agreement
Notional  Balance  for  that  distribution  date and (y) the  Certificate  Principal  Balance  of the  Class  I-A-1
Certificates  on that  distribution  date and (b) the positive  excess,  if any, of (i) the lesser of (x) LIBOR (as determined pursuant to the corridor agreement) and (y) 6.10% per annum, over (ii) 4.60% per annum.

         With respect to any  distribution  date, the difference,  if any, between (A) amounts paid by the corridor provider  under the  corridor  agreement  and (B)  payments  to the holders of the Class  I-A-1  Certificates  from amounts paid by the corridor  provider under the corridor  agreement will be paid to Credit Suisse Securities (USA)
LLC and will not be available to the holders of the Class I-A-1  Certificates on any future  distribution  date. In certain limited  circumstances,  the calculation of LIBOR pursuant to the corridor  agreement may be different from the  calculation  of LIBOR  pursuant  to the trust  agreement.  For the  purpose of  determining  the amount of any payment to be made under the corridor agreement, LIBOR will be calculated as provided in the corridor agreement.

         The corridor  agreement will terminate  following the last distribution  date specified above,  unless the corridor  agreement is terminated  earlier upon the occurrence of a Corridor Agreement Event of Default, a Corridor
Agreement Termination Event or a Corridor Agreement Additional Termination Event, each as defined below.

         The  obligations  of the  corridor  provider to pay  specified  amounts due under the  corridor  agreement
(other  than  Corridor  Agreement  Termination  Payments  (as  defined  below))  generally  will be  subject to the following  conditions  precedent:  (1) no  Corridor  Agreement  Event of  Default  or event that with the giving of notice or lapse of time or both  would  become a Corridor  Agreement  Event of Default  will have  occurred  and be continuing  and (2) no "early  termination  date" (as  defined in the  corridor  agreement)  has  occurred  or been effectively designated.

         Events of default under the corridor  agreement  (each a "Corridor  Agreement  Event of Default")  include the following:

         •        failure to make a payment as required under the terms of the corridor agreement,

         •        certain insolvency or bankruptcy events, and

         •        certain mergers,  consolidations or asset transfers without an assumption of related  obligations under the corridor agreement,

         each as further described in the corridor agreement.

         Termination events under the corridor agreement (each a "Corridor  Agreement  Termination  Event") include the following:

         •        illegality  (which  generally  relates to changes in law causing it to become unlawful for either party to perform its obligations under the corridor agreement),

         •        tax event (which  generally  relates to the application of certain  withholding  taxes to amounts payable under the corridor agreement, as a result of a change in tax law or certain similar events), and

         •        tax event upon merger (which generally  relates to the application of certain  withholding  taxes to amounts payable under the corridor agreement as a result of a merger or similar transaction),

         each as further described in the corridor agreement.

         Additional  termination  events  under the  corridor  agreement  (each a  "Corridor  Agreement  Additional
Termination  Event"),  include the failure of the corridor  provider to comply with the Regulation AB provisions of the corridor agreement as further described in the corridor agreement.

         Upon the  occurrence of a Corridor  Agreement  Event of Default,  the non  defaulting  party will have the right to designate an early  termination  date (an "Early  Termination  Date").  Upon the  occurrence of a Corridor
Agreement  Termination Event or a Corridor  Agreement  Additional  Termination Event, an Early Termination Date may
be designated by one of the parties (as specified in the corridor  agreement) and will occur only upon notice.  The occurrence of an Early  Termination Date under the corridor  agreement will constitute a "Corridor  Agreement Early
Termination."

         Upon a Corridor  Agreement Early  Termination,  the corridor  provider may be liable to make a termination payment (the "Corridor Agreement Termination  Payment") to the supplemental interest trust trustee (regardless,  if applicable,  of which of the parties has caused the termination).  The Corridor Agreement  Termination Payment will be computed in accordance  with the  procedures  set forth in the corridor  agreement.  The  supplemental  interest trust trustee may use the Corridor  Agreement  Termination  Payment to purchase a replacement  corridor  agreement, although no assurances  are given as to the terms of such  replacement  agreement or that a  replacement  agreement will be available.

         The significance percentage of the corridor agreement is less than 10%.

Residual Interests

         Holders of the Class R  Certificates  will be entitled to receive any residual cash flow from the mortgage pool,  which is not expected to be  significant,  after all required  payments have been made to the  certificates.
The Class R  Certificates  will not be entitled to any payments unless the aggregate amount received by the issuing
entity  with  respect  to  the  Underlying   Certificates  exceeds  the  aggregate  amount  payable  to  the  other certificateholders,  which is highly  unlikely.  A holder of a Class R  Certificate  will not have a right to alter the structure of this  transaction.  The Class R  Certificates  may be retained by the depositor or  transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

                                    CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

         Investors  are  urged  to  carefully   review  the   description   under  "Certain  Yield  and  Prepayment
Considerations"  in Annex A and Annex B to this  prospectus  supplement  for a discussion of yield,  prepayment and loss factors that could affect the  Underlying  Certificates.  The yield to maturity on each class of  certificates will be primarily affected by the following factors:

•        the rate and timing of principal payments on the related mortgage loans, including  prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

•        the allocation of principal payments to the related Underlying Certificates;

•        the allocation of principal payments among the various classes of certificates;

•        the rate and timing of  realized  losses and  interest  shortfalls  allocated  to the  related  Underlying
         Certificates;

•        the Pass-Through Rate on the certificates, and fluctuations in LIBOR;

•        with respect to the Exchanged  Certificates,  the yield to maturity of the related classes of Exchangeable
         Certificates; and

•        the purchase price paid for the certificates.

         For additional  considerations relating to the yields on the certificates,  see "Yield Considerations" and
"Maturity and Prepayment Considerations" in the prospectus.

Prepayment Considerations

         The yields to maturity and the aggregate amount of  distributions on the certificates  will be affected by the rate of principal and interest  distributions on the related Underlying  Certificates which is in turn affected by the rate and timing of principal  payments on the related mortgage loans.  The yields may be adversely  affected by a higher or lower than  anticipated  rate of principal  payments on the mortgage loans in the related trust. The rate of principal  payments on the  mortgage  loans will in turn be affected by the  amortization  schedules of the mortgage  loans,  the rate and timing of mortgagor  prepayments on the mortgage  loans,  liquidations  of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of  prepayments,  liquidations  and  purchases of the mortgage  loans in the  related  trust may  significantly  affect the yield to an  investor,  even if the  average  rate of  principal payments  experienced  over  time  is  consistent  with  an  investor's  expectation.  In  addition,  the  rate  of prepayments  of the  mortgage  loans and the yields to  investors  on the related  certificates  may be affected by refinancing  programs,  which may include  general or targeted  solicitations,  as described  under  "Maturity  and
Prepayment  Considerations"  in the  prospectus.  Since the rate and timing of  principal  payments on the mortgage loans will depend on future events and on a variety of factors,  as described in this prospectus  supplement and in the  prospectus  under "Yield  Considerations"  and "Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal  payments on the certificates.  The yields to maturity and rate and timing of principal  payments on the  certificates  will only be affected by the rate and timing of payments on the mortgage loans in the related trust.

Allocation of Principal Payments

         The  certificates,  other than the Interest Only  Certificates,  are entitled to receive  distributions in accordance  with  various  priorities  for  payment  of  principal  as  described  in this  prospectus  supplement.
Distributions  of  principal  on classes  having an earlier  priority  of payment  will be affected by the rates of prepayment of the related  mortgage  loans early in the life of the mortgage pool.  The timing of  commencement  of principal  distributions  and the weighted average lives of the certificates  with a later priority of payment will be affected by the rates of prepayment of the mortgage  loans both before and after the  commencement  of principal distributions  on those classes.  Holders of any class of certificates  with a longer weighted  average life bear a greater risk of loss than holders of  certificates  with a shorter  weighted  average life because the  Residential
Accredit Loans, Inc. Mortgage Asset-Backed  Pass-Through  Certificates,  Series 2006-QS11,  Class M and Class B and
the Residential Accredit Loans, Inc. Mortgage Asset-Backed  Pass-Through  Certificates,  Series 2006-QS12,  Class M
and Class B, could be reduced to zero before the certificates are retired.

         Retail  Certificates:  IN  ADDITION  TO THE  CONSIDERATIONS  SET  FORTH  ABOVE,  INVESTORS  IN THE  RETAIL
CERTIFICATES  SHOULD BE AWARE THAT SUCH  CERTIFICATES  MAY NOT BE AN  APPROPRIATE  INVESTMENT  FOR ALL  PROSPECTIVE
INVESTORS.  The  Retail  Certificates  would  not  be an  appropriate  investment  for  any  investor  requiring  a distribution  of a  particular  amount  of  principal  or  interest  on a  specific  date or dates or an  otherwise predictable  stream  of cash  payments.  The  timing  of such  distributions  may have a  significant  effect on an investor's yield on such certificates if the certificate is purchased at a discount or a premium.

         Furthermore,  investors in the Class I-A-4  Certificates  should be aware that because those  certificates have a later priority of payment with respect to a substantial  portion of their principal  payments in relation to other  classes of  certificates,  the  effect on the market  value of the Class  I-A-4  Certificates  of changes in market  interest  rates or market  yields for similar  securities  will be greater than would be the effect of such changes on other  classes of  certificates  entitled to principal  distributions.  Furthermore,  this later payment priority  also makes the Class  I-A-4  Certificates  particularly  sensitive  to the rate and  timing of  principal prepayments on the mortgage loans  underlying the related  Underlying  Certificates.  If prepayments on the related mortgage loans occur at a higher rate than  anticipated,  the weighted average life of the Retail  Certificates may be shortened.  Conversely,  if  prepayments on the related  mortgage loans occur at a lower rate than  anticipated, the weighted average life of the Retail Certificates may be extended.

         Certificates with  Subordination  Features:  The yield to maturity of the Class I-A-3 Certificates will be extremely  sensitive to Loss Amounts with respect to the Group I Underlying  Certificates,  and the timing thereof, because the entire  amount of Loss Amounts that would be otherwise  allocable to the Class I-A-1  Certificates  and the Class I-A-4  Certificates  will be allocated to the I-A-3A  Component and the I-A-3B  Component,  respectively.
The yield to maturity of the Class II-A-2  Certificates  will be  extremely  sensitive to Loss Amounts with respect to the Group II Underlying  Certificates,  and the timing  thereof,  because the entire amount of Loss Amounts that
would  be  otherwise   allocable  to  the  Class  II-A-1  Certificates  will  be  allocated  to  the  Class  II-A-2
Certificates.  Furthermore,  because  principal  distributions  are  paid  to some  classes  of  certificates  in a certificate  group before other classes,  holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having an earlier priority for distribution of principal.

Realized Losses and Interest Shortfalls

         The yields to maturity and the aggregate  amount of  distributions  on the certificates may be affected by the timing of  mortgagor  defaults  resulting  in Realized  Losses on the  related  mortgage  loans.  The timing of
Realized  Losses  on  the  mortgage  loans  and  the  allocation  of  Realized  Losses  to the  certificates  could significantly  affect the yield to an investor in the  certificates.  In addition,  Realized  Losses on the related mortgage  loans may affect the market  value of the  certificates,  even if these  losses are not  allocated to the certificates.

         The amount of interest  otherwise  payable to holders of the certificates  will be reduced by any interest shortfalls to the extent  allocated to the related  Underlying  Certificates  as set forth in  "Description  of the
Certificates-Allocation  of Loss;  Subordination" in Annex A and Annex B to this prospectus supplement.  See "Yield
Considerations"  in the prospectus and  "Description  of the  Certificates-Interest  Distributions"  in Annex A and
Annex B to this  prospectus  supplement  for a discussion  of the effect of principal  prepayments  on the mortgage loans on the yield to  maturity of the  Underlying  Certificates  and  possible  shortfalls  in the  collection  of interest.

Pass-Through Rates

         The yields to maturity on the  certificates  will be affected  by their  Pass-Through  Rates.  Because the mortgage  rates on the mortgage loans and the  Pass-Through  Rates on the  certificates,  other than the Adjustable
Rate  Certificates,  are fixed,  these  rates  will not change in  response  to changes in market  interest  rates.
Accordingly,  if market interest rates or market yields for securities  similar to the  certificates  were to rise, the market value of the certificates may decline. See "-Adjustable Rate Certificate Yield Considerations" below.

Purchase Price

         In addition,  the yield to maturity on each class of the certificates  will depend on, among other things, the price paid by the holders of the  certificates.  The extent to which the yield to  maturity  of an  certificate is  sensitive  to  prepayments  will  depend,  in part,  upon the degree to which it is  purchased at a discount or premium.  In general,  if a class of  certificates  is purchased at a premium and principal  distributions  thereon occur at a rate faster than  assumed at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower  than  anticipated  at the time of  purchase.  Conversely,  if a  class of  certificates  is  purchased  at a discount and  principal  distributions  thereon  occur at a rate slower than  assumed at the time of purchase,  the investor's  actual  yield to  maturity  will be lower than  anticipated  at the time of  purchase.  For  additional considerations  relating  to the  yields  on  the  certificates,  see  "Yield  Considerations"  and  "Maturity  and
Prepayment Considerations" in the prospectus.

Assumed Final Distribution Date

         The assumed final  distribution  date with respect to the Class I Certificates is the distribution date in
August 2036,  which is the  distribution  date  immediately  following the latest  scheduled  maturity date for any mortgage loan  underlying the Group I Underlying  Certificates.  The assumed final  distribution  date with respect to the Class II Certificates  and the Class R Certificates  is the  distribution  date in September 2036,  which is the  distribution  date immediately  following the latest scheduled  maturity date for any mortgage loan underlying the Group II Underlying  Certificates.  No event of default,  change in the priorities for  distribution  among the various classes or other provisions under the trust agreement will arise or become  applicable  solely by reason of the  failure to retire the entire  Certificate  Principal  Balance of any  class of  certificates  on or before its assumed final distribution date.

Weighted Average Life

         Weighted  average life refers to the average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  to the  investor of each dollar  distributed  in reduction of principal of the security.  The weighted  average life of the certificates  will be influenced by, among other things,  the rate at which  principal of the related  mortgage  loans is paid,  which may be in the form of  scheduled  amortization, prepayments or liquidations.

         Prepayments  on mortgage  loans are  commonly  measured  relative to a prepayment  standard or model.  The model used in this  prospectus  supplement,  CPR,  represents a constant rate of prepayment  each month relative to the then outstanding  principal  balance of a pool of mortgage loans. A 10% CPR assumes a constant  prepayment rate of 10% per annum of the then  outstanding  principal  balance of the mortgage  loans.  CPR does not purport to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The  tables  below  captioned  "Percent  of  Initial  Certificate  Principal  Balance  Outstanding  at the
Following  Percentages  of CPR" have been  prepared  on the basis of the  assumptions  as listed in this  paragraph regarding the weighted average  characteristics  of the mortgage loans that are included in the trusts as described in Annex A and  Annex B to this  prospectus  supplement  and their  performance.  The table  assumes,  among  other things,  that:  (i) as of the  date of  issuance  of the  certificates,  the  mortgage  loans  have  the  following characteristics:

                                       ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                           RALI 2006-QS11 GROUP I LOANS

                             Discount        Non-Discount        Discount        Non-Discount      Non-Discount
                          Mortgage Loans    Mortgage Loans    Mortgage Loans    Mortgage Loans    Mortgage Loans
                           Non-Interest     Non-Interest           10 Yr             10 Yr            15 Yr
                               Only              Only          Interest Only     Interest Only    Interest Only
                         _________________________________________________________________________________________
Aggregate principal
   balance..............  $99,489,578.37   $229,600,842.02    $50,316,267.23    $182,529,361.19    $748,838.67
Weighted average
   mortgage rate........   6.5876519933%       7.2793%         6.5988547748%        7.3772%          7.5993%
Weighted average
   servicing fee rate...   0.2800000000%       0.3300%         0.2800000000%        0.3300%          0.3300%
Weighted average
   original term to
    maturity (months)...        360              359                360               360              360
Weighted average
   remaining term to
   maturity (months)....        338              339                341               342              341

                                           RALI 2006-QS11 GROUP II LOANS

                             Discount        Non-Discount      Non-Discount         Discount        Non-Discount
                          Mortgage Loans    Mortgage Loans   Mortgage Loans 5    Mortgage Loans    Mortgage Loans
                           Non-Interest     Non-Interest            Yr                10 Yr             10 Yr
                               Only              Only          Interest Only      Interest Only     Interest Only
                         ___________________________________________________________________________________________
Aggregate principal
   balance..............   $2,914,390.34    $7,174,410.39       $147,920.00       $3,761,905.82    $18,339,421.35
Weighted average
   mortgage rate........   6.5689402110%       7.2018%            8.1250%         6.3041484495%        7.3860%
Weighted average
   servicing fee rate...   0.2800000000%       0.3300%            0.3300%         0.2800000000%        0.3300%
Weighted average
   original term to
    maturity (months)...        356              357                360                360               360
Weighted average
   remaining term to
   maturity (months)....        334              337                341                337               342

                                           RALI 2006-QS12 GROUP I LOANS

                             Discount        Non-Discount        Discount        Non-Discount
                          Mortgage Loans    Mortgage Loans    Mortgage Loans    Mortgage Loans
                           Non-Interest     Non-Interest           10 Yr             10 Yr
                               Only              Only          Interest Only     Interest Only
                          _____________________________________________________________________
Aggregate principal
   balance..............   $4,499,356.86    $48,226,739.47     $4,038,906.22    $46,226,702.32
Weighted average
   mortgage rate........   6.7372134284%       7.4202%         6.8386309667%        7.3915%
Weighted average
   servicing fee rate...   0.3869247256%       0.3314%         0.4153715691%        0.3433%
Weighted average
   original term to
    maturity (months)...        360              358                360               360
Weighted average
   remaining term to
   maturity (months)....        342              338                342               342

                                           RALI 2006-QS12 GROUP II LOANS

                             Discount        Non-Discount     Non-Discount        Discount         Non-Discount         Discount        Non-Discount
                          Mortgage Loans    Mortgage Loans   Mortgage Loans    Mortgage Loans     Mortgage Loans     Mortgage Loans    Mortgage Loans
                           Non-Interest     Non-Interest          5 Yr              10 Yr              10 Yr             15 Yr             15 Yr
                               Only              Only         Interest Only     Interest Only      Interest Only     Interest Only     Interest Only
                         _____________________________________________________________________________________________________________________________
Aggregate principal
   balance..............  $34,232,025.86   $162,025,416.52     $78,626.17      $20,812,508.97     $106,215,807.20     $256,000.00       $223,950.00
Weighted average
   mortgage rate........   6.6016792844%       7.4309%           8.2500%        6.5945485147%         7.3481%        6.7500000000%        7.2500%
Weighted average
   servicing fee rate...   0.2897802663%       0.3331%           0.3300%        0.2941113849%         0.3309%        0.2800000000%        0.3300%
Weighted average
   original term to
    maturity (months)...        359              360               360               359                360               360               360
Weighted average
   remaining term to
   maturity (months)....        339              340               343               341                342               338               340

(ii) the  scheduled  monthly  payment for each mortgage loan has been based on its  outstanding  balance,  mortgage rate and remaining  term to maturity  (after  taking into account the interest  only period),  so that the mortgage loan will amortize in amounts  sufficient for its repayment over its remaining term to maturity  (after taking into account the interest only period);  (iii) each of the 5 year, 10 year and 15 year interest only mortgage  loans has an  original  interest  only  period of 60  months,  120  months  and 180  months,  respectively;  (iv) none of the unaffiliated  sellers,  Residential  Funding or the depositor will repurchase any mortgage loan, as described under
"The  Trusts-Representations  with  Respect  to  Mortgage  Collateral"  and  "The  Trusts-Repurchases  of  Mortgage
Collateral" in the prospectus,  and the master servicer does not exercise any option to purchase the mortgage loans and thereby cause a termination of the trusts;  (v) there are no  delinquencies  or Realized Losses on the mortgage loans, and principal  payments on the mortgage loans will be timely received together with prepayments,  if any, at the respective  constant  percentages of CPR set forth in the table; (vi) there is no Prepayment Interest Shortfall or any other interest  shortfall in any month;  (vii) payments on the certificates will be received on the 25th day of each month beginning in February 2008; (viii) payments on the mortgage loans earn no reinvestment  return;  (ix)
there are no additional  ongoing trust expenses payable out of the trust;  (x) the  certificates  will be purchased on  February  8, 2008 and (xi) all of the  Exchanged  Certificates  are issued on the  closing  date.  Clauses  (i)
through (xi) above are collectively referred to as the structuring assumptions.

         The actual  characteristics  and performance of the mortgage loans will differ from the  assumptions  used in constructing  the tables below,  which are  hypothetical in nature and are provided only to give a general sense of how the  principal  cash flows  might  behave  under  varying  prepayment  scenarios.  For  example,  it is very unlikely  that the  mortgage  loans  will  prepay  at a  constant  level of CPR until  maturity  or that all of the mortgage  loans will  prepay at the same level of CPR.  Moreover,  the  diverse  remaining  terms to  maturity  and mortgage rates of the mortgage loans could produce slower or faster principal  distributions  than indicated in the tables at the various  constant  percentages  of CPR  specified,  even if the weighted  average  remaining  term to stated maturity and weighted  average  mortgage rate of the mortgage loans are as assumed.  Any difference  between the assumptions  and the actual  characteristics  and  performance of the mortgage  loans, or actual  prepayment or loss  experience,  will affect the  percentages  of initial  Certificate  Principal  Balances  of the  certificates outstanding over time and the weighted average lives of the classes of certificates.

         In accordance with the foregoing  discussion and  assumptions,  the following tables indicate the weighted average life of each class of  certificates,  other than the Interest Only Certificates and Residual  Certificates,
and set forth the percentages of the initial  Certificate  Principal  Balance of each class of  certificates,  that would be outstanding after each of the distribution dates at the various percentages of CPR shown.

         Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                    Class I-A-1 Certificates
                                            _________________________________________
Distribution Date                            6%         8%      10%       15%     20%
_____________________________________________________________________________________
Initial Percentage....................      100%     100%     100%     100%     100%
January 2009..........................       75       75       75       75       75
January 2010..........................       49       49       49       49       49
January 2011..........................       24       24       24       24       24
January 2012..........................        0       0        0         0        0
January 2013..........................        0       0        0         0        0
January 2014..........................        0       0        0         0        0
January 2015..........................        0       0        0         0        0
January 2016..........................        0       0        0         0        0
January 2017..........................        0       0        0         0        0
January 2018..........................        0       0        0         0        0
January 2019..........................        0       0        0         0        0
January 2020..........................        0       0        0         0        0
January 2021..........................        0       0        0         0        0
January 2022..........................        0       0        0         0        0
January 2023..........................        0       0        0         0        0
January 2024..........................        0       0        0         0        0
January 2025..........................        0       0        0         0        0
January 2026..........................        0       0        0         0        0
January 2027..........................        0       0        0         0        0
January 2028..........................        0       0        0         0        0
January 2029..........................        0       0        0         0        0
January 2030..........................        0       0        0         0        0
January 2031..........................        0       0        0         0        0
January 2032..........................        0       0        0         0        0
January 2033..........................        0       0        0         0        0
January 2034..........................        0       0        0         0        0
January 2035..........................        0       0        0         0        0
January 2036..........................        0       0        0         0        0
Weighted Average Life (in years)**           2.0     2.0      2.0       2.0      2.0

 *   Indicates a number greater than 0% but less than 0.5%.
 **  The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
     This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

         Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                    Class I-A-3 Certificates
                                            __________________________________________
Distribution Date                            6%         8%      10%       15%     20%
______________________________________________________________________________________
Initial Percentage....................      100%     100%     100%     100%     100%
January 2009..........................       82       82       82       82       82
January 2010..........................       65       65       65       65       65
January 2011..........................       47       47       47       47       47
January 2012..........................       30       29       29       29       29
January 2013..........................        0       0        0         0        0
January 2014..........................        0       0        0         0        0
January 2015..........................        0       0        0         0        0
January 2016..........................        0       0        0         0        0
January 2017..........................        0       0        0         0        0
January 2018..........................        0       0        0         0        0
January 2019..........................        0       0        0         0        0
January 2020..........................        0       0        0         0        0
January 2021..........................        0       0        0         0        0
January 2022..........................        0       0        0         0        0
January 2023..........................        0       0        0         0        0
January 2024..........................        0       0        0         0        0
January 2025..........................        0       0        0         0        0
January 2026..........................        0       0        0         0        0
January 2027..........................        0       0        0         0        0
January 2028..........................        0       0        0         0        0
January 2029..........................        0       0        0         0        0
January 2030..........................        0       0        0         0        0
January 2031..........................        0       0        0         0        0
January 2032..........................        0       0        0         0        0
January 2033..........................        0       0        0         0        0
January 2034..........................        0       0        0         0        0
January 2035..........................        0       0        0         0        0
January 2036..........................        0       0        0         0        0
Weighted Average Life (in years)**           2.7     2.7      2.7       2.7      2.7

 *   Indicates a number greater than 0% but less than 0.5%.
 **  The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
     This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

         Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                    Class I-A-4 Certificates
                                            _________________________________________
Distribution Date                            6%         8%      10%       15%     20%
_____________________________________________________________________________________
Initial Percentage....................      100%     100%     100%     100%     100%
January 2009..........................       100     100      100       100      100
January 2010..........................       100     100      100       100      100
January 2011..........................       100     100      100       100      100
January 2012..........................       97       94       94       94       94
January 2013..........................        0       0        0         0        0
January 2014..........................        0       0        0         0        0
January 2015..........................        0       0        0         0        0
January 2016..........................        0       0        0         0        0
January 2017..........................        0       0        0         0        0
January 2018..........................        0       0        0         0        0
January 2019..........................        0       0        0         0        0
January 2020..........................        0       0        0         0        0
January 2021..........................        0       0        0         0        0
January 2022..........................        0       0        0         0        0
January 2023..........................        0       0        0         0        0
January 2024..........................        0       0        0         0        0
January 2025..........................        0       0        0         0        0
January 2026..........................        0       0        0         0        0
January 2027..........................        0       0        0         0        0
January 2028..........................        0       0        0         0        0
January 2029..........................        0       0        0         0        0
January 2030..........................        0       0        0         0        0
January 2031..........................        0       0        0         0        0
January 2032..........................        0       0        0         0        0
January 2033..........................        0       0        0         0        0
January 2034..........................        0       0        0         0        0
January 2035..........................        0       0        0         0        0
January 2036..........................        0       0        0         0        0
Weighted Average Life (in years)**           4.5     4.4      4.4       4.4      4.4

 *   Indicates a number greater than 0% but less than 0.5%.
 **  The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
     This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

         Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                              Class II-A-1, Class II-A-2 and Class
                                                       II-A-3 Certificates
                                            _________________________________________
Distribution Date                            6%         8%      10%       15%     20%
_____________________________________________________________________________________
Initial Percentage....................      100%     100%     100%     100%     100%
January 2009..........................       93       91       88       83       78
January 2010..........................       86       82       78       69       60
January 2011..........................       80       74       69       56       45
January 2012..........................       74       67       61       46       34
January 2013..........................       68       61       53       38       26
January 2014..........................       63       55       47       31       20
January 2015..........................       59       50       42       26       15
January 2016..........................       54       45       37       22       12
January 2017..........................       50       41       33       18        9
January 2018..........................       46       37       29       15        7
January 2019..........................       42       33       25       12        6
January 2020..........................       38       29       22       10        4
January 2021..........................       35       26       19        8        3
January 2022..........................       32       23       17        7        3
January 2023..........................       29       20       14        6        2
January 2024..........................       26       18       12        5        2
January 2025..........................       23       16       10        4        1
January 2026..........................       20       13       9         3        1
January 2027..........................       18       12       7         2        1
January 2028..........................       15       10       6         2        *
January 2029..........................       13       8        5         1        *
January 2030..........................       11       7        4         1        *
January 2031..........................        9       5        3         1        *
January 2032..........................        7       4        2         1        *
January 2033..........................        5       3        2         *        *
January 2034..........................        4       2        1         *        *
January 2035..........................        2       1        1         *        *
January 2036..........................        1       *        *         *        *
January 2037..........................        0       0        0         0        0
Weighted Average Life (in years)**          10.5     8.8      7.5       5.2      3.8

 *   Indicates a number greater than 0% but less than 0.5%.
 **  The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
     This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Adjustable Rate Certificate Yield Considerations

         The yields to investors on the  Adjustable  Rate  Certificates  will be sensitive to  fluctuations  in the level of LIBOR.  The  Pass-Through  Rates on the  Floater  Certificates  will vary with LIBOR and the  Pass-Through
Rates  on the  Inverse  Floater  Certificates  will  vary  inversely  with  LIBOR.  The  Pass-Through  Rates on the
Adjustable Rate  Certificates  are subject to maximum and minimum  Pass-Through  Rates,  and are therefore  limited despite  changes in LIBOR in some  circumstances.  Changes in the level of LIBOR may not correlate  with changes in prevailing  mortgage  interest rates or changes in other  indices.  It is possible that lower  prevailing  mortgage interest  rates,  which  might be  expected  to result in faster  prepayments,  could  occur  concurrently  with an increased level of LIBOR.  Investors in the Adjustable Rate  Certificates  should also fully consider the effect on the yields on those certificates of changes in the level of LIBOR.

         The yields to investors on the Inverse Floater  Certificates  will be extremely  sensitive to the rate and timing of principal  payments on the related Underlying  Certificates,  which will depend on the rate and timing of principal  payments on the related mortgage loans,  including  prepayments,  defaults and liquidations,  which rate may  fluctuate  significantly  over  time.  A faster  than  expected  rate of  principal  payments  on the  related
Underlying  Certificates  will have an  adverse  effect on the  yields to such  investors  and could  result in the failure of investors in the Inverse Floater Certificates to fully recover their initial investments.

         To  illustrate  the  significance  of  changes  in the level of LIBOR  and  prepayments  on the  yields to maturity on the Adjustable Rate  Certificates,  the following  tables  indicate the  approximate  pre-tax yields to maturity on a corporate bond equivalent  basis under the different  constant  percentages of CPR and varying levels of LIBOR  indicated.  Because the rate of  distribution  of  principal on the  certificates  will be related to the actual amortization,  including prepayments,  of the mortgage loans underlying the related Underlying Certificates, which will  include  mortgage  loans that have  remaining  terms to  maturity  shorter or longer  than  assumed and mortgage rates higher or lower than assumed,  the pre-tax yields to maturity on the  Adjustable  Rate  Certificates are likely to differ  from those  shown in the  following  tables,  even if all the  mortgage  loans  prepay at the constant  percentages  of CPR and the level of LIBOR is as specified,  and the weighted  average  remaining term to maturity and the weighted average mortgage rate of the mortgage loans are as assumed.  Any differences  between the assumptions and the actual  characteristics  and performance of the related  mortgage loans and of the certificates may result in yields  being  different  from those shown in the tables.  Discrepancies  between  assumed and actual characteristics and performance  underscore the hypothetical nature of the tables,  which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

         In addition,  it is highly  unlikely that the mortgage  loans will prepay at a constant  percentage of CPR until  maturity,  that all of the  mortgage  loans will  prepay at the same  rate,  or that the level of LIBOR will remain  constant.  The timing of changes in the rate of prepayments  may  significantly  affect the actual yield to maturity to an  investor,  even if the average rate of  principal  prepayments  is  consistent  with an  investor's expectation.  In general,  the earlier the payment of  principal  of the related  mortgage  loans,  the greater the effect  on an  investor's  yield to  maturity.  As a  result,  the  effect  on an  investor's  yield  of  principal prepayments  occurring  at a rate  higher or lower  than the rate  anticipated  by the  investor  during the period immediately  following the issuance of the  certificates  will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

         The tables  below are based on the  structuring  assumptions,  including  the  assumptions  regarding  the characteristics  and performance of the related  mortgage loans and the  certificates,  which may differ from their actual characteristics and performance, and assuming further that:

              •   on each LIBOR rate adjustment date, LIBOR will be at the level shown;

              •   the aggregate  purchase prices of the Class I-A-1,  Class I-A-2,  Class II-A-1,  Class II-A-2 and
                  Class II-A-3  Certificates are approximately  $72,122,958,  $2,289,542,  $14,168,148,  $1,147,402
                  and $15,249,691, respectively, in each case including accrued interest.

              •   no payments are made under the corridor agreement; and

              •   the initial  Pass-Through Rates on the Class I-A-1,  Class I-A-2, Class II-A-1,  Class II-A-2 and
                  Class II-A-3 Certificates are described on page S-8 of this prospectus supplement.

         There can be no assurance  that the mortgage loans will have the assumed  characteristics,  will prepay at any of the rates shown in the tables or at any other  particular  rate,  that the pre-tax yields to maturity on the
Adjustable  Rate  Certificates  will  correspond to any of the pre-tax yields to maturity shown in this  prospectus supplement,  that the level of LIBOR  will  correspond  to the  levels  shown in the  tables or that the  aggregate purchase  price of the  Adjustable  Rate  Certificates  will be as assumed.  In  addition  to any other  factors an investor may deem material,  each investor must make its own decision as to the appropriate  prepayment  assumption to be used and the appropriate  levels of LIBOR to be assumed in deciding  whether or not to purchase an Adjustable
Rate Certificate.

                                  Sensitivity of Pre-Tax Yield to Maturity of the
                                 Class I-A-1 Certificates to Prepayments and LIBOR

                                                 Percentage of CPR

       LIBOR                 6%                  8%                 10%                15%                 20%
      ___________________________________________________________________________________________________________
       2.50%                6.19%              6.19%               6.19%              6.19%               6.19%
       3.00%                6.70%              6.70%               6.70%              6.70%               6.70%
       3.50%                7.22%              7.22%               7.22%              7.22%               7.22%
       4.00%                7.73%              7.73%               7.73%              7.73%               7.73%
       4.60%                8.35%              8.36%               8.36%              8.36%               8.36%

                                  Sensitivity of Pre-Tax Yield to Maturity of the
                                 Class I-A-2 Certificates to Prepayments and LIBOR

                                                 Percentage of CPR

       LIBOR                 6%                  8%                 10%                15%                 20%
     ____________________________________________________________________________________________________________
       2.50%               26.85%              26.82%             26.82%              26.82%             26.82%
       3.00%                3.92%              3.88%               3.88%              3.88%               3.88%
       3.50%              (20.45)%            (20.51)%           (20.51)%            (20.51)%           (20.51)%
       4.00%              (48.96)%            (49.04)%           (49.04)%            (49.04)%           (49.04)%
       4.60%                  *                  *                   *                  *                   *
_____________
* These yields represent a loss of all of the assumed purchase price of the certificates.

                                  Sensitivity of Pre-Tax Yield to Maturity of the
                                Class II-A-1 Certificates to Prepayments and LIBOR

                                                 Percentage of CPR

       LIBOR                  6%                 8%                 10%                15%                 20%
     ____________________________________________________________________________________________________________
      2.87625%              3.92%               4.00%              4.10%              4.36%               4.67%
      3.12625%              4.18%               4.27%              4.36%              4.62%               4.93%
      3.37625%              4.44%               4.53%              4.62%              4.89%               5.19%
      3.62625%              4.70%               4.79%              4.89%              5.15%               5.45%
      3.87625%              4.97%               5.05%              5.15%              5.41%               5.72%

                                  Sensitivity of Pre-Tax Yield to Maturity of the
                                Class II-A-2 Certificates to Prepayments and LIBOR

                                                 Percentage of CPR

       LIBOR                  6%                 8%                 10%                15%                 20%
     ____________________________________________________________________________________________________________
      2.87625%              8.54%               9.49%             10.52%              13.41%             16.71%
      3.12625%              8.89%               9.85%             10.88%              13.78%             17.08%
      3.37625%              9.25%              10.21%             11.25%              14.15%             17.46%
      3.62625%              9.61%              10.57%             11.62%              14.52%             17.84%
      3.87625%              9.96%              10.94%             11.98%              14.90%             18.21%

                                  Sensitivity of Pre-Tax Yield to Maturity of the
                                Class II-A-3 Certificates to Prepayments and LIBOR

                                                 Percentage of CPR

       LIBOR                  6%                 8%                 10%                15%                 20%
     _____________________________________________________________________________________________________________
      2.87625%              4.33%               4.49%              4.66%              5.14%               5.69%
      3.12625%              4.60%               4.76%              4.93%              5.41%               5.96%
      3.37625%              4.87%               5.03%              5.20%              5.68%               6.23%
      3.62625%              5.14%               5.30%              5.47%              5.95%               6.51%
      3.87625%              5.41%               5.57%              5.74%              6.22%               6.78%

         Each pre-tax yield to maturity  listed in the preceding  tables was calculated by determining  the monthly discount  rate  which,  when  applied  to the  assumed  stream  of cash  flows  to be paid on the  Adjustable  Rate
Certificates,  would cause the  discounted  present value of the assumed  stream of cash flows to equal the assumed purchase price for those  certificates.  Accrued  interest is excluded in the assumed purchase price and is used in computing  the  corporate  bond  equivalent  yields  shown.  These  yields do not take into  account the  different interest  rates  at  which  investors  may be able to  reinvest  funds  received  by them as  distributions  on the
Adjustable  Rate  Certificates,  and thus do not  reflect  the  return on any  investment  in the  Adjustable  Rate
Certificates when any reinvestment rates other than the discount rates are considered.

         Notwithstanding  the assumed  prepayment  rates reflected in the preceding  tables,  it is highly unlikely that the mortgage  loans will be prepaid  according to one  particular  pattern.  For this reason,  and because the timing of cash flows is critical to  determining  yields,  the pre-tax  yields to maturity on the  Adjustable  Rate
Certificates  are likely to differ from those shown in the tables,  even if all of the mortgage loans prepay at the indicated constant percentages of CPR over any given time period or over the entire life of the certificates.

         There can be no assurance  that the mortgage  loans will prepay at any  particular  rate or that the yield on any class of Adjustable Rate  Certificates  will conform to the yields described in this prospectus  supplement.
Moreover,  the various  remaining  terms to maturity and mortgage  rates of the mortgage loans could produce slower or faster principal  distributions  than indicated in the preceding  tables at the various constant  percentages of
CPR, even if the weighted  average  remaining term to maturity and weighted  average  mortgage rate of the mortgage loans are as assumed.  Investors are urged to make their investment  decisions based on their  determinations as to anticipated  rates of  prepayment  under a variety of  scenarios.  Investors  in the Inverse  Floater  Certificates should  fully  consider the risk that a rapid rate of  prepayments  on the mortgage  loans  underlying  the related
Underlying Certificates could result in the failure of those investors to fully recover their investments.

         For additional  considerations relating to the yields on the certificates,  see "Yield Considerations" and
"Maturity and Prepayment Considerations" in the prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

         The Residual  Certificateholders'  after-tax  rate of return on their Residual  Certificates  will reflect their  pre-tax  rate  of  return,  reduced  by  the  taxes  required  to be  paid  with  respect  to  the  Residual
Certificates.  Holders  of  Residual  Certificates  may  have  tax  liabilities  with  respect  to  their  Residual
Certificates  during the early  years of the  trust's  term that  substantially  exceed any  distributions  payable thereon  during any such period.  In  addition,  holders of Residual  Certificates  may have tax  liabilities  with respect to their  Residual  Certificates  the present  value of which  substantially  exceeds the present  value of distributions  payable  thereon and of any tax  benefits  that may arise with  respect  thereto.  Accordingly,  the after-tax rate of return on the Residual  Certificates may be negative or may otherwise be significantly  adversely affected.  The timing and amount of taxable  income  attributable  to the  Residual  Certificates  will  depend on, among other  things,  the timing and amounts of  prepayments  and losses  experienced  with respect to the mortgage loans in the related loan group.

         The Residual  Certificateholders  are  encouraged  to consult their tax advisors as to the effect of taxes and the  receipt  of any  payments  made  to  those  holders  in  connection  with  the  purchase  of the  Residual
Certificates  on  after-tax  rates of return  on the  Residual  Certificates.  See  "Material  Federal  Income  Tax
Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

                                                  TRUST AGREEMENT

General

         The  certificates  will be  issued  under a trust  agreement,  dated as of  January  1,  2008,  among  the depositor,  the  certificate  administrator,  and Deutsche Bank Trust Company  Americas,  as trustee.  Reference is made to the prospectus  for important  information  in addition to that  described  herein  regarding the terms and conditions of the trust agreement and the certificates.  The trustee,  or any of its affiliates,  in its individual capacity or any other capacity,  may become the owner or pledgee of  certificates  with the same rights as it would have if it were not trustee.

         The  certificates  will be  transferable  and  exchangeable  at the corporate trust office of the trustee, which will serve as  certificate  registrar and paying agent.  The depositor  will provide a prospective  or actual certificateholder  without charge, on written request, a copy, without exhibits,  of the trust agreement.  Requests should be  addressed to the  President,  Residential  Accredit  Loans,  Inc.,  One  Meridian  Crossings,  Suite 100
Minneapolis,  Minnesota  55423. In addition to the  circumstances  described in the  prospectus,  the depositor may terminate  the  trustee for cause  under  specified  circumstances.  See "The Trust  Agreement-The  Trustee" in the
prospectus.

The Master Servicer and Certificate Administrator

         For a general  description  of Residential  Funding  Company,  LLC and its  activities,  see  "Certificate
Administrator " in this prospectus supplement.

         As certificate  administrator under the trust agreement,  Residential Funding Company, LLC shall calculate the  amounts to be  distributed  to holders  of the  certificates  pursuant  to the trust  agreement.  It will also prepare and forward to the trustee for distribution to certificateholders  the certificateholder  reports described below under "Reports to Certificateholders."

Certificate Administrator and Trustee Compensation

         The sponsor will pay the  certificate  administrator  a one-time fee on the closing date for acting as the certificate  administrator  so long as the  certificates  are  outstanding.  In addition,  the sponsor will pay the fees and  expenses of the trustee  pursuant to a letter  agreement  with the  trustee.  If the sponsor does not pay the fees of the certificate  administrator or the trustee,  neither the certificate  administrator  nor the trustee may seek  reimbursement from the trust.  Extraordinary  expenses of the trustee,  including certain  indemnities to the trustee,  up to an annual  maximum of $100,000  will be paid by the trust,  and any  extraordinary  expenses in excess of $100,000 annually will be paid by the sponsor.

         The servicing  fees and other  compensation  payable to the servicers of the mortgage  loans are described in  the  Underlying  Offering  Documents  under  "The  Pooling  and  Servicing  Agreement  -  Servicing  and  Other
Compensation and Payment of Expenses."

Reports to Certificateholders

         On  each   distribution   date,  a   distribution   date   statement   will  be  made  available  to  each
certificateholder  setting forth certain  information  with respect to the  composition  of the payment being made, the  Certificate  Principal  Balance or Notional  Amount of an  individual  certificate  following  the payment and certain other  information  relating to the  certificates  and the Underlying  Certificates.  The trustee will make the  distribution  date statement and, at its option,  any additional  files  containing the same information in an alternative  format,  available each month to  certificateholders  and other parties to the trust agreement via the trustee's  internet  website,  at  www.tss.db.com/invr.  For purposes of any electronic  version of this prospectus supplement,  the preceding uniform resource  locator,  or URL, is an inactive textual reference only. The depositor has  taken  steps to ensure  that this URL  reference  was  inactive  at the time the  electronic  version  of this prospectus  supplement  was  created.  In addition,  for so long as the issuing  entity is required to file reports with the Commission  under the Securities  Exchange Act of 1934, the issuing  entity's  annual report on Form 10-K, distribution  reports on Form  10-D,  current  reports on Form 8-K and  amendments  to those  reports  will be made available on such website as soon as reasonably  practicable  after such materials are  electronically  filed with, or furnished to, the Commission.

         In addition,  the trustee  promptly will furnish or otherwise  make  available to the depositor  and, upon request,  to the  certificateholders,  copies of any  notices,  statements,  reports or other  written  information received by the trustee in its capacity as the holder of the Underlying Certificates.

Voting Rights

         There  are  actions  specified  in the  prospectus  that  may  be  taken  by  holders  of  the  Underlying
Certificates  evidencing a specified  percentage of all  undivided  interests in the related trust and may be taken by holders of the Underlying  Certificates  entitled in the aggregate to that percentage of the voting rights.  98%
of all voting  rights held by the Group I Underlying  Certificates  pursuant to the related  pooling and  servicing agreement  will be  allocated  among  the  holders  of the  Class I  Certificates,  other  than the  Interest  Only
Certificates and Residual  Certificates,  in proportion to their then outstanding  Certificate  Principal Balances,
1.0% of all such voting rights will be allocated  among the holders of the Class I-A-2  Certificates,  and 0.5% and
0.5% of all such voting  rights will be allocated  among the holders of the Class R-I  Certificates  and Class R-II
Certificates,   respectively,   in  proportion  to  the  percentage   interests   evidenced  by  their   respective
certificates.  100% of all voting  rights  held by the Group II  Underlying  Certificates  pursuant  to the related pooling and servicing  agreement will be allocated  among the holders of the Class II Certificates in proportion to their  then  outstanding  Certificate  Principal  Balances.  Voting  rights of  Exchangeable  Certificates  will be allocated to the Exchanged Certificates exchanged for such Exchangeable Certificates.

Termination

         Under each pooling and servicing  agreement  related to the Underlying  Certificates,  the master servicer will have the option on any  distribution  date on which the  aggregate  Stated  Principal  Balance of the  related mortgage loans after giving effect to  distributions to be made on that  distribution  date is less than 10% of the
Stated  Principal  Balance of the related  mortgage  loans as of the related  cut-off date,  either to purchase all remaining  mortgage loans and other assets in the related trust,  thereby effecting early retirement of the related
Underlying  Certificates or to purchase, in whole but not in part, the related Underlying  Certificates.  Any early retirement  of a group of  Underlying  Certificates  will  also  result  in the  early  retirement  of the  related certificates.

         Any such  purchase  of mortgage  loans and other  assets of an  underlying  trust shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage  loan or the fair market  value of the related  underlying  mortgaged  properties  with respect to defaulted  mortgage loans as to which title to such mortgaged  properties has been acquired if such fair market value is less than such unpaid principal  balance,  net of any  unreimbursed  Advance  attributable to principal,  as of the date of repurchase  plus (b) accrued  interest thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the  repurchase  price is  distributed.  In either case,  the optional  termination  price paid by the master  servicer  will also include certain amounts owed by Residential  Funding Company,  LLC as seller of the related mortgage loans, under the terms of the  agreement  pursuant  to which  Residential  Funding  Company,  LLC sold the related  mortgage  loans to the depositor, that remain unpaid on the date of such optional termination.

         Distributions on the  certificates  relating to an optional  termination will be paid,  first, in the case of an optional  termination of the RALI Series 2006-QS11  Trust, to the Class I Certificates,  or in the case of an optional  termination of the RALI Series 2006-QS12 Trust, to the Class II Certificates,  in each case, in the order of their payment  priority and in each case until the  Certificate  Principal  Balance  thereof has been reduced to zero and,  second,  with respect to the optional  termination of the RALI Series 2006-QS11 Trust or the RALI Series
2006-QS12  Trust,  to the Class R  Certificates.  The proceeds of any such  distribution  may not be  sufficient to distribute  the full  amount  to each  class of  certificates  if the  purchase  price  of the  related  Underlying
Certificates  is based in part on the fair market value of the  underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage  loan.  Any such purchase of the
Underlying  Certificates  will be made at a price equal to 100% of their  Certificate  Principal  Balance  plus the
Accrued Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at the then-applicable
Pass-Through  Rate and any  previously  unpaid  Accrued  Certificate  Interest.  After  the  aggregate  certificate principal  balance of the Underlying  Certificates  has been reduced to zero, the certificate  administrator  shall terminate the trust in accordance with the terms of the trust agreement.

         Neither  the trustee  nor the  certificate  administrator  has the right to  terminate  the trust prior to retirement of the Underlying Certificates.

         Upon  presentation  and surrender of the certificates in connection with the termination of the trust or a purchase of certificates  under the  circumstances  described in the two preceding  paragraphs,  the holders of the certificates  will be entitled to receive an amount equal to the Certificate  Principal  Balance of that class plus
Accrued Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at the then-applicable
Pass-Through  Rate, plus any previously unpaid Accrued  Certificate  Interest and Prepayment  Interest  Shortfalls,
or, with  respect to the Interest  Only  Certificates,  interest for the  immediately  preceding  Interest  Accrual
Period  on  their  Notional  Amount  plus  any  previously  unpaid  Accrued  Certificate   Interest.  In  addition,
distributions  to the  holders  of the  most  subordinate  class of  certificates  outstanding  with a  Certificate
Principal Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

The Trustee

         Deutsche  Bank  Trust  Company  Americas,  or  DBTCA,  is  the  trustee.   DBTCA  is  a  New York  banking
corporation.  DBTCA has acted as trustee on numerous residential  mortgage-backed  securities  transactions.  While the  structure of the  transactions  referred to in the  preceding  sentence  may differ among these  transactions,
DBTCA is  experienced in  administering  transactions  of this kind.  DBTCA has no pending legal  proceedings  that would  materially  affect  its  ability  to  perform  its  duties  as  trustee  on  behalf  of the  holders  of the certificates.

         DBTCA and its affiliates have provided  trustee and custodial  services on  mortgaged-backed  transactions since  1991 and have  acted  as  trustee  on over  2,000  mortgage-backed  transactions.  In  2005,  DBTCA  and its affiliates have acted as trustee in over 350 combined new asset-backed and mortgage-backed  transactions  involving the aggregate issuance of over 300 billion dollars in securities.

         DBTCA is providing the foregoing  information at the issuing entity's and depositor's  request in order to assist the issuing entity and depositor with the  preparation  of their  disclosure  documents to be filed with the
SEC pursuant to  Regulation  AB.  Otherwise,  DBTCA has not  participated  in the  preparation  of such  disclosure documents and assumes no responsibility for their contents.

         Subject to certain  qualifications  specified in the trust  agreement,  the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

         The trustee's  duties and  responsibilities  under the trust agreement  include  collecting funds from the master  servicer to  distribute  to  certificateholders  at the  direction  of the  certificate  administrator  and providing  certificateholders  and applicable rating agencies with monthly  distribution  statements and notices of the occurrence of a default under the trust agreement.

         The sponsor will pay to the trustee  reasonable  compensation  for its services and  reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance with any of the provisions of the trust agreement,  except any such expense as may arise from the trustee's  negligence or bad faith.  The sponsor has also agreed to  indemnify  the trustee  for any losses and  expenses in excess of  $100,000  annually  incurred  without negligence or willful  misconduct on the trustee's  part arising out of the acceptance  and  administration  of the trust.  Extraordinary  expenses and certain  indemnities of the trustee up to an annual maximum of $100,000 will be paid by the trust.

         The  trustee  may  resign at any time,  in which  event  the  depositor  will be  obligated  to  appoint a successor  trustee.  The depositor may also remove the trustee if the trustee  ceases to be eligible to continue as
trustee  under  the  trust  agreement  or  if  the  trustee  becomes  insolvent.   Upon  becoming  aware  of  those
circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the  aggregate  voting  rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor  trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the sponsor.

                                                 LEGAL PROCEEDINGS

         There are no material  pending  legal or other  proceedings  involving the mortgage  loans or  Residential
Funding Company,  LLC, as certificate  administrator,  Residential  Accredit Loans, Inc. as depositor,  RALI Series
2008-QR1 Trust as the issuing entity,  GMACM, as subservicer,  Credit Suisse  Securities (USA) LLC, as sponsor,  or any other parties  described in Item 1117 of Regulation AB that,  individually  or in the  aggregate,  would have a material adverse impact on investors in these certificates.

         Residential  Funding Company,  LLC and GMACM are currently  parties to various legal  proceedings  arising from time to time in the ordinary  course of their  businesses,  some of which purport to be  class actions.  Based on information  currently  available,  it is the opinion of  Residential  Funding  Company,  LLC and GMACM that the eventual  outcome of any currently  pending legal  proceeding,  individually  or in the aggregate,  will not have a material  adverse  effect on their ability to perform their  obligations  in relation to the mortgage loans and the certificates.  No  assurance,  however,  can be given  that  the  final  outcome  of these  legal  proceedings,  if unfavorable,  either  individually  or in the  aggregate,  would not have a material  adverse impact on Residential
Funding  Company,  LLC or GMACM.  Any such  unfavorable  outcome could adversely  affect the ability of Residential
Funding  Company,  LLC or GMACM to  perform  its  servicing  duties  with  respect  to the  mortgage  loans and the certificates  and  potentially  lead to the  replacement  of  Residential  Funding  Company,  LLC or  GMACM  with a successor servicer.

         Among the legal  proceedings  to which  Residential  Funding is a party is a class action lawsuit that was filed against a lender (Mortgage Capital  Resources  Corporation),  Residential  Funding and other parties in state court  in  Kansas  City,  Missouri.  Plaintiffs  asserted  violations  of the  Missouri  Second  Mortgage  Loan Act
("SMLA"),  Mo.R.S. Section 408.233, based on the lender's charging or contracting for payment of allegedly unlawful closing  costs and fees.  The  relief  sought  included  a refund of all  allegedly  illegal  fees,  the  refund of interest  paid,  and the discounted  present value of interest to be paid in the future on active  mortgage  loans.
The plaintiffs also  sought prejudgment interest and punitive damages.

         Residential  Funding is an assignee of some of the mortgage loans in question.  The  plaintiffs  contended that  Residential  Funding is strictly  liable for the lender's  alleged SMLA  violations  pursuant to the assignee provisions  of the Home  Ownership and Equity  Protection  Act of 1994  ("HOEPA"),  15 U.S.C.  Section  1641(d)(1).
Residential Funding  terminated its relationship with  the lender  in early May 2000.

         In connection with that proceeding,  on January 4, 2008, a verdict was returned that  Residential  Funding pay $4.33 million in actual  damages and $92 million in punitive  damages.  Residential  Funding  intends to appeal and vigorously  contest the punitive damage award.  However,  even if the punitive damage award is not reduced upon appeal,  Residential  Funding's  management  believes that any liability with respect to this proceeding  would not have a material adverse effect on investors in the certificates.

         Credit Suisse  Securities  (USA) LLC is currently a party to various legal  proceedings  arising from time to  time in the  ordinary  course  of its  businesses,  some  of  which  purport  to be  class  actions.  Based  on information  currently  available,  it is the  opinion  of Credit  Suisse  Securities  (USA) LLC that the  eventual outcome of any currently  pending legal  proceeding,  individually  or in the  aggregate,  will not have a material adverse effect on its ability to perform its obligations in relation to the  certificates.  No assurance,  however, can be given that the final outcome of these legal  proceedings,  if  unfavorable,  either  individually  or in the aggregate,  would not have a material  adverse impact on Credit Suisse  Securities  (USA) LLC. Any such unfavorable outcome  could  adversely  affect the  ability of Credit  Suisse  Securities  (USA) LLC to perform  its duties with respect to the certificates.

         See "Legal Proceedings" in Annex A and Annex B to this prospectus supplement.

                                     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the  certificates,  Orrick,  Herrington & Sutcliffe  LLP,  counsel to the  depositor, will render an opinion to the effect that,  assuming  compliance  with all provisions of the trust  agreement,  for federal income tax purposes, the trust,  exclusive of the corridor agreement,  will qualify as two REMICs under the
Internal Revenue Code, which shall be referred to in this prospectus supplement as REMIC I and REMIC II.

         For federal income tax purposes:

                                    •       the  Class  R-I   Certificates   will  constitute  the  sole  class  of
                           "residual interests" in REMIC I;

                                    •       the  Class  R-II   Certificates  will  constitute  the  sole  class  of
                           "residual interests" in REMIC II; and

                                    •       each  class of  certificates  (other  than the  Residual  Certificates)
                           will  represent  ownership of "regular  interests" in REMIC II, which will  generally be treated as debt  instruments  of REMIC II and, in  addition,  with  respect to the Class
                           I-A-1 Certificates an interest in the corridor agreement.

         See "Material Federal Income Tax Consequences-REMICs" in the prospectus.

         For  federal  income  tax  purposes,  the  Class  I-A-2  Certificates  will,  and  all  other  classes  of certificates  (other than the  Residual  Certificates)  may, be treated as having been issued with  original  issue discount.  The  prepayment  assumption  that will be used in  determining  the rate of  accrual of  original  issue discount,  market  discount and premium,  if any, for federal  income tax purposes will be based on the  assumption that  subsequent  to the date of any  determination  the mortgage  loans will prepay at a rate equal to 10% CPR. No representation  is made that the  mortgage  loans will prepay at those rates or at any other  rate.  See  "Material
Federal Income Tax  Consequences-General"  and  "-REMICs-Taxation of Owners of REMIC Regular  Certificates-Original
Issue Discount" in the prospectus.

         The holders of the  certificates  will be required to include in income interest on their  certificates in accordance  with the accrual  method of  accounting,  which may result in the  inclusion of such interest in income prior to the  receipt  of the  related  cash,  especially  in  light  of the  limitation  on  interest  paid on the certificates to interest received on the Underlying Certificates.

         If the method for computing  original  issue discount  described in the  prospectus  results in a negative amount for any period with  respect to a  certificateholder,  the amount of original  issue  discount  allocable to that period would be zero and the  certificateholder  will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

         In some  circumstances  the OID regulations  permit the holder of a debt instrument to recognize  original issue  discount  under a method that  differs  from that used by the issuing  entity.  Accordingly,  it is possible that the holder of an  certificate  may be able to select a method for  recognizing  original  issue  discount that differs  from that used by the master  servicer in  preparing  reports to the  certificateholders  and the Internal
Revenue Service, or IRS.

         Certain  classes of  certificates  may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of one of those  classes of  certificates  will be treated as holding a  certificate with  amortizable  bond  premium  will  depend on the  certificateholder's  purchase  price  and the  distributions remaining to be made on the  certificate  at the time of its  acquisition  by the  certificateholder.  The use of a zero  prepayment  assumption may be required in calculating the  amortization of premium.  Holders of those classes of  certificates  are encouraged to consult their tax advisors  regarding the  possibility of making an election to amortize such premium.  See "Material  Federal Income Tax  Consequences-REMICs-Taxation  of Owners of REMIC Regular
Certificates" and "-Premium" in the prospectus.

         The IRS has  issued  the OID  Regulations  under  sections  1271  to  1275 of the  Internal  Revenue  Code generally  addressing the treatment of debt instruments  issued with original issue discount.  Purchasers should be aware that Section  1272(a)(6) of the Internal Revenue Code and the OID Regulations do not adequately  address some issues  relevant to, or  applicable  to,  prepayable  securities  bearing an  adjustable  rate of interest.  In the absence of other authority,  the master servicer intends to be guided by certain  principles of the OID Regulations applicable to adjustable  rate debt  instruments in determining  whether  certificates  should be treated as issued with original issue discount and in adapting the provisions of Section  1272(a)(6) of the Internal  Revenue Code to
such  certificates for the purpose of preparing  reports  furnished to  certificateholders  and the IRS. Because of the  uncertainties  concerning  the  application  of  Section  1272(a)(6)  of the  Internal  Revenue  Code  to such certificates and because the rules relating to debt  instruments  having an adjustable rate of interest are limited in their  application  in ways that could preclude their  application to such  certificates  even in the absence of
Section  1272(a)(6) of the Internal  Revenue  Code,  the IRS could assert that  certificates  should be governed by some other method not yet set forth in  regulations  or should be treated as having been issued with original issue discount.  Prospective  purchasers  are advised to consult their tax advisors  concerning the tax treatment of such certificates.

         The IRS proposed  regulations on August 24, 2004  concerning the accrual of interest income by the holders of REMIC  regular  interests.  The  proposed  regulations  would  create a special  rule for  accruing OID on REMIC regular  interests  providing for a delay  between  record and payment  dates,  such that the period over which OID accrues  coincides  with the period over which the holder's right to interest  payment  accrues under the governing contract  provisions  rather than over the period  between  distribution  dates.  If the proposed  regulations  are adopted in the same form as proposed,  taxpayers  would be required to accrue  interest  from the issue date to the first  record  date,  but would not be  required  to accrue  interest  after the last  record  date.  The  proposed regulations  are limited to REMIC regular  interests  with delayed  payment for periods of fewer than 32 days.  The proposed  regulations  are  proposed  to apply to any  REMIC  regular  interest  issued  after  the date the  final regulations are published in the Federal  Register.  The proposed  regulations  provide  automatic  consent for the holder of a REMIC regular  interest to change its method of  accounting  for OID under the final  regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular  interests  issued before the date the final regulations are published in the Federal Register.

         The IRS issued a notice of proposed  rulemaking  on the timing of income and  deductions  attributable  to interest-only  regular  interests in a REMIC on August 24, 2004.  In this  notice,  the IRS and Treasury  requested comments on whether to adopt  special  rules for taxing  regular  interests in a REMIC that are entitled  only to a specified  portion  of the  interest  in  respect of one or more  mortgage  loans held by the REMIC,  or REMIC IOs, high-yield REMIC regular interests,  and apparent negative-yield  instruments.  The IRS and Treasury also requested comments on  different  methods  for taxing the  foregoing  instruments,  including  the  possible  recognition  of negative  amounts of OID, the  formulation of special  guidelines for the  application of Code Section 166 to REMIC
IOs and similar  instruments,  and the adoption of a new  alternative  method  applicable  to REMIC IOs and similar instruments.  It is  uncertain  whether the IRS actually  will  propose any  regulations  as a  consequence  of the solicitation of comments and when any resulting new rules would be effective.

         The offered  certificates  will be treated as assets described in Section  7701(a)(19)(C)  of the Internal
Revenue Code and "real estate  assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code  generally in the same  proportion  that the assets of the REMIC  underlying  the  certificates  would be so  treated.  In  addition, interest on the offered  certificates  or, in the case of the  Residual  Certificates,  income  allocated  thereto, exclusive of any interest payable to the Class I-A-1  Certificates in respect of amounts  received  pursuant to the corridor  agreement,  will be treated as "interest on  obligations  secured by  mortgages on real  property"  under
Section  856(c)(3)(B)  of the Internal  Revenue  Code  generally  to the extent that the offered  certificates  are treated as "real estate assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code.  Moreover,  the offered certificates,  other than the Residual Certificates and, in the case of the Class I-A-1 Certificates,  exclusive of the portion  thereof  representing  the right to receive  payments from amounts  received  pursuant to the corridor agreement,  will be "qualified  mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if
transferred  to another  REMIC on its  startup day in  exchange  for a regular or residual  interest in that REMIC.
However,  prospective investors should note that,  notwithstanding that treatment,  any repurchase of a certificate pursuant to the right of the master  servicer to  repurchase  the offered  certificates  may  adversely  affect any
REMIC  that  holds the  offered  certificates  if the  repurchase  is made  under  circumstances  giving  rise to a
prohibited   transaction   tax   under  the   Internal   Revenue   Code.   See   "Material   Federal   Income   Tax
Consequences-REMICs- Characterization of Investments in REMIC Certificates" in the prospectus.

         For further  information  regarding federal income tax consequences of investing in the certificates,  see
"Material Federal Income Tax Consequences-REMICs" in the prospectus.

         Pursuant to the trust  agreement,  (i) the  trustee,  upon  receipt of the  requisite  tax  identification number from the appropriate  taxing  authority,  shall execute,  if required,  and deliver a United States Internal
Revenue Service Form W-9 for the trust or successor  applicable form or other  appropriate  United States tax forms as may be reasonably  required,  to the corridor provider upon execution of the corridor  agreement or on or before the first payment date under the corridor  agreement and  thereafter  prior to the  expiration or  obsolescence  of such form,  (ii) each holder of a Class I-A-1  Certificate,  as required by the trust  agreement,  shall provide to the  trustee a  certification  reasonably  acceptable  to the  trustee to enable the trust to make  payments on the
Class I-A-1  Certificates  without U.S.  federal backup  withholding  and (iii) as authorized by the holders of the
Class I-A-1  Certificates,  the trustee will deliver such  certification or a similar  certification  from Deutsche
Bank  Securities  Inc. to the corridor  provider,  if requested.  If the above  obligations  are  satisfied,  under current law, no U.S.  federal  backup  withholding  taxes will be required to be deducted or withheld from payments by the  corridor  provider  to the  trust.  If any  holder  of a Class  I-A-1  Certificate  fails  to  provide  the certification  required by clause (ii) above,  amounts otherwise payable by the corridor provider under the related corridor agreement may be reduced on account of taxes withheld by the corridor provider and/or the trustee.

Special Tax Considerations Applicable to the Class I-A-1 Certificates

         Each holder of a Class I-A-1 Certificate is deemed to own an undivided  beneficial  ownership  interest in two assets,  a REMIC  regular  interest  and an interest in payments to be made under the corridor  agreement.  The treatment of amounts received by the holder of a Class I-A-1  Certificate under such  certificateholder's  right to receive payments under the corridor  agreement will depend on the portion,  if any, of such holder's purchase price allocable  thereto.  Under the REMIC  regulations,  each  holder of a Class I-A-1  Certificate  must  allocate  its purchase  price for that  certificate  between  its  undivided  interest  in the  REMIC  regular  interest  and its undivided  interest in the right to receive  payments under the corridor  agreement in accordance with the relative fair market values of each property  right.  The master  servicer  intends to treat payments made to the holders of the Class I-A-1  Certificates  with respect to the payments  under the corridor  agreement as  includible in income based on the tax  regulations  relating to notional  principal  contracts.  The OID  regulations  provide  that the trust's  allocation of the issue price is binding on all holders unless the holder explicitly  discloses on its tax return that its  allocation  is different  from the trust's  allocation.  Under the REMIC  regulations,  the master servicer  is  required  to account  for the REMIC  regular  interest  and the right to receive  payments  under the corridor  agreement as discrete  property  rights.  Holders of the Class I-A-1  Certificates are advised to consult their own tax  advisors  regarding  the  allocation  of issue  price,  timing,  character  and source of income and deductions  resulting from the ownership of their  certificates.  Treasury  regulations have been promulgated under
Section  1275  of the  Internal  Revenue  Code  generally  providing  for the  integration  of a  "qualifying  debt instrument"  with a hedge if the combined cash flows of the  components  are  substantially  equivalent to the cash flows on a variable rate debt instrument.  However,  such  regulations  specifically  disallow  integration of debt instruments  subject to Section  1272(a)(6)  of the Internal  Revenue Code.  Therefore,  holders of the Class I-A-1
Certificates  will be unable to use the  integration  method  provided for under such  regulations  with respect to such  certificates.  If the master  servicer's  treatment of payments  under the corridor  agreement is  respected, ownership  of the right to the  payments  under the  corridor  agreement  will  nevertheless  entitle  the owner to amortize the  separate  price paid for the right to the payments  under the corridor  agreement  under the notional principal contract regulations.

         To the extent that the right to receive the  payments  under a corridor  agreement is  characterized  as a
"notional  principal  contract" for federal income tax purposes,  upon the sale of a Class I-A-1  Certificate,  the amount of the sale  proceeds  allocated  to the selling  certificateholder's  right to receive  payments  under the corridor agreement would be considered a "termination  payment" under the notional  principal contract  regulations allocable to the related  certificate.  A holder of a Class I-A-1  Certificate  would have gain or loss from such a termination of the right to receive  payments in respect of the payments under the corridor  agreement equal to (i)
any  termination  payment it  received  or is deemed to have  received  minus (ii) the  unamortized  portion of any amount paid,  or deemed paid,  by the  certificateholder  upon entering into or acquiring its interest in the right to receive payments under the corridor agreement.

         Gain or loss realized upon the  termination of the right to receive  payments  under a corridor  agreement will  generally  be  treated  as  capital  gain or loss.  Moreover,  in the case of a bank or  thrift  institution,
Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

Special Tax Considerations Applicable to Exchangeable and Exchanged Certificates

         For a discussion of special tax considerations applicable to Exchangeable and Exchanged Certificates, see "Material Federal Income Tax Consequences-Taxation of Classes of Exchangeable Certificates" in the prospectus.

Special Tax Considerations Applicable to Residual Certificates

                  The IRS has issued REMIC  regulations  under the  provisions  of the  Internal  Revenue Code that significantly  affect holders of Residual  Certificates.  The REMIC regulations impose restrictions on the transfer or  acquisition of some residual  interests,  including the Residual  Certificates.  The trust  agreement  includes other provisions regarding the transfer of Residual Certificates, including:

                                    •       the requirement that any transferee of a Residual  Certificate  provide an affidavit representing that the transferee:

                                    •       is not a disqualified organization;

                                    •       is not acquiring the Residual  Certificate  on behalf of a disqualified organization; and

                                    •       will  maintain  that  status and will obtain a similar  affidavit  from any person to whom the transferee shall subsequently transfer a Residual Certificate;

                                    •       a  provision  that  any  transfer  of  a  Residual   Certificate  to  a
                           disqualified organization shall be null and void; and

                                    •       a grant to the  master  servicer  of the right,  without  notice to the holder  or any  prior  holder,  to  sell  to a  purchaser  of its  choice  any  Residual
                           Certificate  that shall become owned by a  disqualified  organization  despite the first two provisions above.

         In addition,  under the trust  agreement,  the Residual  Certificates may not be transferred to non-United
States persons.

         The REMIC  regulations  also provide that a transfer to a United States person of  "noneconomic"  residual interests  will be  disregarded  for all  federal  income  tax  purposes,  and that  the  purported  transferor  of
"noneconomic"  residual  interests  will  continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC regulations,  the Residual  Certificates may constitute  noneconomic residual interests during some or all of their terms for purposes of the REMIC  regulations  and,  accordingly,  unless no significant purpose of a transfer is to impede the  assessment  or collection  of tax,  transfers of the Residual  Certificates may be  disregarded  and  purported  transferors  may remain liable for any taxes due relating to the income on the
Residual  Certificates.  All transfers of the Residual  Certificates  will be  restricted  in  accordance  with the terms of the  trust  agreement  that  are  intended  to  reduce  the  possibility  of any  transfer  of a  Residual
Certificate  being  disregarded  to the extent  that the  Residual  Certificates  constitute  noneconomic  residual
interests.   See  "Material  Federal  Income  Tax  Consequences   -REMICs-Taxation  of  Owners  of  REMIC  Residual
Certificates-Noneconomic REMIC Residual Certificates" in the prospectus.

         The IRS has  issued  final  REMIC  regulations  that add to the  conditions  necessary  to  assure  that a transfer of a non-economic  residual interest would be respected.  The additional  conditions require that in order to qualify as a safe harbor  transfer of a residual the transferee  represent that it will not cause the income "to be  attributable to a foreign  permanent  establishment  or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present  value  basis than the  present  value of the net tax  detriment  attributable  to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers  will be to taxable domestic  corporations  in  transactions  that qualify for the same "safe harbor"  provision.  Eligibility  for the safe harbor requires,  among other things,  that the facts and circumstances known to the transferor at the time of transfer  not indicate to a reasonable  person that the taxes with  respect to the  residual  interest  will not be paid,  with an  unreasonably  low cost  for the  transfer  specifically  mentioned  as  negating  eligibility.  The regulations  generally apply to transfers of residual  interests  occurring on or after February 4, 2000,  although certain of their  provisions apply only to transfers of residual  interests  occurring on or after August 19, 2002.
See   "Material    Federal   Income   Tax   Consequences    -REMICs-Taxation    of   Owners   of   REMIC   Residual
Certificates-Noneconomic REMIC Residual Certificates" in the prospectus.

         A Residual  Certificateholder  may be required to report an amount of taxable  income with  respect to the earlier  accrual  periods  of the  term  of the  related  REMIC  that  significantly  exceeds  the  amount  of cash distributions  received  by such  Residual  Certificateholder  from the  REMICs  with  respect  to  those  periods.
Furthermore,  the  tax  on  that  income  may  exceed  the  cash  distributions  with  respect  to  those  periods.
Consequently,  the Residual  Certificateholders  should have other  sources of funds  sufficient to pay any federal income  taxes  due in the  earlier  years of each  REMIC's  term as a result  of their  ownership  of the  Residual
Certificates.  In  addition,  the  required  inclusion  of this amount of taxable  income  during  REMICs'  earlier accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual periods or until the  ultimate  sale or  disposition  of a Residual  Certificate,  or possibly  later under the "wash sale" rules of
Section 1091 of the Internal  Revenue Code may cause the Residual  Certificateholders'  after-tax rate of return to be zero or negative  even if the Residual  Certificateholders'  pre-tax  rate of return is positive.  That is, on a present value basis, the Residual  Certificateholders'  resulting tax liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

         The rules for accrual of OID with respect to certain  classes of  certificates  are subject to significant complexity and uncertainty.  Because OID on the  certificates  will be deducted by the related REMIC in determining its taxable  income,  any changes  required by the IRS in the  application of those rules to the  certificates  may significantly  affect the timing of OID  deductions  to the related  REMIC and  therefore the amount of the related
REMIC's taxable income allocable to holders of the Residual Certificates.

         An individual,  trust or estate that holds,  whether directly or indirectly  through certain  pass-through entities,  a Residual  Certificate,  particularly a Class R-I Certificate,  may have  significant  additional gross income  with  respect  to, but may be limited on the  deductibility  of,  servicing  and  trustee's  fees and other administrative  expenses properly allocable to the related REMIC in computing the  certificateholder's  regular tax
liability   and  will  not  be  able  to  deduct   those  fees  or  expenses  to  any  extent  in   computing   the
certificateholder's  alternative  minimum tax  liability.  Those  expenses will be allocated for federal income tax information  reporting  purposes  entirely to the Class R-I  Certificates  and not to the Class R-II  Certificates.
However,  it is possible  that the IRS may require all or some  portion of those fees and  expenses to be allocable to the Class R-II Certificates.  See "Material Federal Income Tax  Consequences-REMICs-Taxation  of Owners of REMIC
Residual Certificates-Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

         The IRS has issued proposed  regulations that, if adopted as final  regulations,  would cause the question of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the  transferee  and  transferor  rather than an item to be determined  as a partnership  item in the audit of the REMIC's return.

         Residential  Funding will be designated as the "tax matters  person" with respect to each REMIC as defined in the REMIC  Provisions,  as defined in the prospectus,  and in connection  therewith will be required to hold not less than 0.01% of each class of the Residual Certificates.

         Purchasers of the Residual  Certificates  are strongly  encouraged to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further  information  regarding  the federal  income tax  consequences  of  investing  in the Residual
Certificates,  see "Certain Yield and Prepayment  Considerations-Additional  Yield Considerations Applicable Solely
to  the   Residual   Certificates"   in   this   prospectus   supplement   and   "Material   Federal   Income   Tax
Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates" in the prospectus.

Tax Return Disclosure and Investor List Requirements

         Recent Treasury  pronouncements  directed at abusive tax shelter  activity appear to apply to transactions not conventionally  regarded as tax shelters.  Regulations  require taxpayers to report certain  disclosures on IRS form 8886 if they  participate  in a  "reportable  transaction."  Organizers  and  sellers of the  transaction  are required to maintain  records  including  investor lists  containing  identifying  information and to furnish those records  to the IRS upon  demand.  A  transaction  may be a  "reportable  transaction"  based  upon any of  several indicia one or more of which may be present  with  respect to your  investment  in the  certificates.  Congress has enacted  provisions that impose  significant  penalties for failure to comply with these  disclosure  requirements.
Investors  in Residual  Certificates  are  encouraged  to consult  their own tax advisers  concerning  any possible disclosure  obligation  with  respect  to  their  investment,  and  should  be  aware  that the  issuer  and  other participants in the transaction  intend to comply with such disclosure and investor list  maintenance  requirements as they determine apply to them with respect to this transaction.

         Notwithstanding  any other express or implied agreement to the contrary,  the depositor,  the issuer,  the underwriter  and each recipient of this prospectus  supplement and the prospectus  agree that each of them and each of their employees,  representatives,  and other agents may disclose, immediately upon commencement of discussions, to any and all persons,  without  limitation of any kind,  the tax  treatment and tax structure of the  transaction and all  materials  of any  kind,  including  opinions  or other tax  analyses,  that are  provided  to any of them relating to the tax treatment and tax structure.

Penalty Protection

         If penalties were asserted  against  purchasers of the  certificates  in respect of their treatment of the certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions stated,  herein and in the  prospectus  may not meet the  conditions  necessary  for  purchasers'  reliance  on that  summary and those opinions to exculpate them from the asserted penalties.

         For further  information  regarding federal income tax consequences of investing in the certificates,  see
"Material Federal Income Tax Consequences-REMICs" in the prospectus.

                                              METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of an underwriting agreement,  dated February 7,  2008, Credit
Suisse  Securities  (USA) LLC will serve as  underwriter  for the  certificates  and has agreed to purchase and the depositor has agreed to sell the  certificates.  It is expected that delivery of the  certificates,  other than the
Residual  Certificates,  will be made only in book-entry form through the Same Day Funds Settlement  System of DTC, and that delivery of the Residual  Certificates  will be made at the offices of Credit Suisse Securities (USA) LLC, on or about February 8, 2008 against payment therefor in immediately available funds.

         In  connection  with the  certificates,  the  underwriter  has agreed,  in  accordance  with the terms and conditions of the  underwriting  agreement,  to purchase all of the  certificates if any of those  certificates are purchased thereby.

         The  underwriting  agreement  provides  that  the  obligation  of the  underwriter  to pay for and  accept delivery  of its  certificates  is subject  to,  among  other  things,  the  receipt of legal  opinions  and to the conditions,  among  others,  that no stop  order  suspending  the  effectiveness  of the  depositor's  registration statement  shall be in effect,  and that no  proceedings  for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution of the  certificates by the underwriter may be effected from time to time in one or more negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  The  underwriter may effect these  transactions  by selling the  certificates to or through  dealers,  and those dealers may receive compensation in the form of  underwriting  discounts,  concessions or commissions  from the underwriter for whom it acts as agent.  In connection  with the sale of the  certificates,  the  underwriter may be deemed to have received compensation  from the depositor in the form of  underwriting  compensation.  The  underwriter and any dealers that participate  with  the  underwriter  in the  distribution  of the  certificates  are  also  underwriter  under  the
Securities  Act of 1933.  Any  profit on the  resale of the  certificates  positioned  by an  underwriter  would be underwriter  compensation  in the form of  underwriting  discounts and  commissions  under the  Securities  Act, as amended.

         The  underwriting  agreement  provides that the depositor will indemnify the  underwriter,  and that under limited  circumstances the underwriter will indemnify the depositor,  against some liabilities under the Securities
Act, or contribute to payments required to be made in respect thereof.

         There  is  currently  no  secondary  market  for  the  certificates.  The  underwriter  intends  to make a secondary  market in the  certificates  but is not  obligated to do so. There can be no assurance  that a secondary market for the  certificates  will develop or, if it does develop,  that it will continue.  The  certificates  will not be listed on any securities exchange.

         The distribution of the certificates also constitutes a distribution of the Underlying  Certificates,  the underwriters of which are the issuing entity, the depositor and Credit Suisse Securities (USA) LLC.

         The primary source of information  available to investors  concerning the certificates will be the monthly statements discussed in the prospectus under "Description of the  Certificates-Reports  to Certificateholders"  and
in  this  prospectus  supplement  under  "Trust  Agreement-Reports  to  Certificateholders,"   which  will  include
information  as to the  outstanding  principal  balance or  notional  amount of the  certificates.  There can be no assurance that any additional  information  regarding the certificates  will be available through any other source.
In addition,  the depositor is not aware of any source through which price  information about the certificates will be  available  on an  ongoing  basis.  The  limited  nature of this  information  regarding  the  certificates  may adversely  affect the  liquidity  of the  certificates,  even if a secondary  market for the  certificates  becomes available.

                                                  USE OF PROCEEDS

         The net proceeds  from the sale of the  certificates  to the  underwriter  will consist of the  Underlying
Certificates.  The depositor will deposit the Underlying Certificates into the trust.

                                                  LEGAL OPINIONS

         Certain  legal  matters  relating to the  certificates  will be passed upon for the  depositor  by Orrick,
Herrington & Sutcliffe  LLP, New York, New York and for the  underwriter by Thacher  Proffitt & Wood llp, New York,
New York.

                                                      RATINGS

         It is a condition  of the  issuance of the  certificates  that they be rated as  indicated  on page S-7 of this prospectus supplement.

         Ratings  assigned by Standard & Poor's Rating  Services,  a division of The McGraw Hill  Companies,  Inc., also referred to in this prospectus supplement as Standard & Poor's or S&P, on mortgage  pass-through  certificates address  the  likelihood  of the receipt by  certificateholders  of payments  required  under the trust  agreement.
Standard & Poor's ratings take into  consideration  the credit  quality of the mortgage pool,  structural and legal aspects  associated  with the  certificates,  and the extent to which the payment  stream in the  mortgage  pool is adequate to make  payments  required  under the  certificates.  Standard & Poor's rating on the  certificates  does not, however,  constitute a statement regarding  frequency of prepayments on the mortgages.  See "Certain Yield and
Prepayment Considerations" in this prospectus supplement.

         The  ratings  assigned by Fitch to  mortgage  pass-through  certificates  address  the  likelihood  of the receipt by  certificateholders  of all  distributions  to which they are entitled under the transaction  structure.
Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage loans and the structure of the transaction  as  described  in  the  operative  documents.  Fitch's  ratings  do  not  address  the  effect  on the certificates'  yield  attributable  to prepayments or recoveries on the underlying  mortgage  loans.  Further,  the rating  on  the  Interest  Only  Certificates  does  not  address  whether  investors  therein  will  recoup  their investments.  The ratings on the Residual  Certificates  only  addresses  the return of its  Certificate  Principal
Balance and interest on the Residual Certificates at the related Pass-Through Rate.

         The  ratings  assigned  by  Standard & Poor's and Fitch do not  address  the  likelihood  that  Prepayment
Interest  Shortfalls  or Relief Act  Shortfalls  will be  allocated to the  certificates,  or the  likelihood  that payments due under the corridor agreement will be paid to holders of the certificates.

         The depositor has not  requested a rating on the  certificates  by any rating agency other than Standard &
Poor's  and  Fitch.  However,  there can be no  assurance  as to  whether  any other  rating  agency  will rate the certificates,  or,  if it does,  what  rating  would be  assigned  by any  other  rating  agency.  A rating  on the certificates  by another  rating  agency,  if  assigned  at all,  may be lower  than the  ratings  assigned  to the certificates by Standard & Poor's and Fitch.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating  should  be  evaluated independently  of any other  security  rating.  The ratings of the Interest  Only  Certificates  do not address the possibility  that the holders of those  certificates  may fail to fully recover their initial  investments.  In the event that the ratings  initially  assigned to the certificates are subsequently  lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the certificates.

         The fees paid by the depositor to the rating  agencies at closing  include a fee for ongoing  surveillance by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                 LEGAL INVESTMENT

         The Class I Certificates  and Class II Certificates  will  constitute  "mortgage  related  securities" for purposes  of SMMEA so long as they are rated in at least the second  highest  rating  category by one of the rating agencies,  and, as such, are legal  investments for some entities to the extent provided in SMMEA.  SMMEA provides, however,  that states could  override its provisions on legal  investment  and restrict or condition  investment in mortgage related  securities by taking  statutory  action on or prior to October 3,  1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA.

         One or more classes of the  certificates  may be viewed as "complex  securities"  under TB 73a and TB 13a, which apply to thrift institutions regulated by the OTS.

         The  depositor  makes  no  representations  as  to  the  proper   characterization  of  any  class of  the
certificates for legal investment or other purposes,  or as to the ability of particular  investors to purchase any class of the  certificates  under  applicable  legal investment  restrictions.  These  uncertainties  may adversely affect the liquidity of any class of  certificates.  Accordingly,  all institutions whose investment activities are subject  to legal  investment  laws and  regulations,  regulatory  capital  requirements  or review  by  regulatory authorities  should consult with their legal  advisors in  determining  whether and to what extent any class of the certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the prospectus.

                                               ERISA CONSIDERATIONS

         Any fiduciary  that proposes to cause an employee  benefit plan or other  retirement  arrangement  that is subject to Title I of ERISA  and/or to Section  4975 of the Code (an  "ERISA  plan") to acquire  any of the Class I
Certificates  or Class II  Certificates  should  consult with its counsel  about the potential  consequences  under
ERISA  and/or  the  Code  of the  ERISA  plan's  acquisition  and  ownership  of  those  certificates.  See  "ERISA
Considerations"  in the  prospectus.  Section  406 of ERISA  and  Section  4975 of the Code  prohibit  "parties  in interest" (as defined in Section 3(14) of ERISA) and  "disqualified  persons" (as defined in Section  4975(e)(2) of the Code)  (collectively,  "Parties  in  Interest")  with  respect  to an ERISA  plan  from  engaging  in  specific transactions  involving that ERISA plan and its assets unless a statutory,  regulatory or administrative  exemption applies to the  transaction.  Section 4975 of the Code imposes  various  excise  taxes on  prohibited  transactions involving  ERISA plans and other  arrangements  (including,  but not limited to,  individual  retirement  accounts)
described  under that Section.  ERISA  authorizes  the imposition of civil  penalties for  prohibited  transactions involving ERISA plans not subject to the requirements of Section 4975 of the Code.

         Some employee  benefit  plans,  including  governmental  plans and some church  plans,  are not subject to
ERISA's  requirements.  Accordingly,  assets of those plans may be invested in the Class I Certificates or Class II
Certificates  without  regard  to the ERISA  considerations  described  in this  prospectus  supplement  and in the prospectus,  subject to the provisions of other  applicable  federal,  state and local law.  However,  any of these plans that are qualified and exempt from taxation  under  Sections  401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

         Except as noted above,  investments by ERISA plans (excluding plans or other retirement  arrangements that are subject  only to Section 4975 of the Code) are subject to ERISA's  general  fiduciary  requirements,  including the requirement of investment  prudence and  diversification  and the requirement that an ERISA plan's  investments be made in accordance  with the documents  governing the ERISA plan. A fiduciary  that decides to invest the assets of an ERISA plan in the Class I Certificates or Class II Certificates  should  consider,  among other factors,  the extreme sensitivity of the investment to the rate of principal  payments,  including  prepayments,  on the mortgage loans.

         The U.S. Department of Labor ("DOL") has granted to RFC an individual  administrative  exemption (the "RFC
Exemption")  from some of the  prohibited  transaction  rules of ERISA and the  related  excise tax  provisions  of
Section  4975 of the Code for the  initial  purchase,  the  holding  and the  subsequent  resale by ERISA  plans of securities,  including certificates,  issued by asset backed entities, including trusts, that consist of particular receivables,  loans  and  other  obligations  that  meet the  conditions  and  requirements  of the RFC  Exemption.
Assuming that the general  conditions of the RFC Exemption are met, the RFC Exemption  applies to certificates that qualify for the RFC  Exemption  and that  represent  interests  in a trust  consisting  of mortgage  loans like the mortgage  loans in the trust.  For a general  description of the RFC  Exemption,  and the  conditions  that must be satisfied for the RFC Exemption to apply, see "ERISA Considerations" in the prospectus.

         If the  Class  I-A-1  Certificates  are rated at least  "BBB-"  or  "Baa3"  by at least one of S&P,  Fitch
Ratings,  Moody's, DBRS Limited or DBRS, Inc. ("Exemption Eligible  Certificates") at the time of acquisition,  the purchase  and holding of those  certificates  by persons  investing  ERISA plan  assets may be eligible  for relief under the RFC Exemption,  considering  those  certificates  without the rights to receive  payments with respect to the  corridor  agreement.  Any  person  purchasing  an  Exemption  Eligible  Certificate  and the right to  receive payments  with respect to the corridor  agreement  will have  acquired,  for purposes of ERISA,  (i) the  Exemption
Eligible  Certificate without the right to receive related payments from the supplemental  interest trust, and (ii)
the right to receive those payments from the  supplemental  interest trust.  The RFC Exemption may not apply to the acquisition,  holding or resale of the right to receive  payments with respect to the corridor  agreement  from the supplemental  interest trust.  Accordingly,  the acquisition of the right to receive payments from the supplemental interest  trust  by  an  ERISA  plan  could  result  in  a  prohibited  transaction  unless  another  statutory  or administrative  exemption to ERISA's  prohibited  transaction  rules is  applicable.  Section  408(b)(17)  of ERISA provides a statutory  exemption for certain  prohibited  transactions  between an ERISA plan and a person or entity that is a Party in  Interest  to such  ERISA plan  (other  than a Party in  Interest  that is a  fiduciary,  or its affiliate,  that has or exercises  discretionary  authority or control or renders investment advice with respect to the assets of the ERISA plan  involved  in the  transaction)  solely by reason of  providing  services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate  consideration.  Further,  one or more alternative  exemptions issued by the DOL  ("Investor-Based  Exemptions") may be available with respect to the initial  purchase,  holding  and resale of the right to receive  payments  from the  supplemental  interest  trust, including, but not limited to:

         •        Prohibited  Transaction  Class Exemption  ("PTCE") 84-14,  regarding  transactions  negotiated by independent "qualified professional asset managers";

         •        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

         •        PTCE 91-38, regarding investments by bank collective investment funds;

         •        PTCE 95-60, regarding investments by insurance company general accounts; or

         •        PTCE 96-23, regarding transactions negotiated by certain "in house asset managers."

         Exemptive  relief may not be available  under any of Section  408(b)(17) of ERISA or those  Investor Based
Exemptions for all transactions for which exemptive relief is provided by the RFC Exemption.

         Each beneficial  owner of an Exemption  Eligible  Certificate or any interest  therein that is acquired by an ERISA plan as of any date prior to the  termination of the  supplemental  interest trust shall be deemed to have represented,  by  virtue  of its  acquisition  or  holding  of that  certificate  or  interest  therein,  that  its acquisition of the Exemption  Eligible  Certificate and the right to receive (and its receipt of) payments from the supplemental  interest  trust are eligible for the exemptive  relief  available  under at least one  Investor-Based
Exemption or other applicable exemption.

         An  ERISA  plan  fiduciary  should  also  consider  its  general  fiduciary  obligations  under  ERISA  in determining  whether to purchase any Class I Certificates  or Class II  Certificates  on behalf of an ERISA plan in reliance upon the RFC Exemption and any Investor Based Exemption or other exemption.

         The rating of a security  may change.  If a class of  certificates  is no longer  rated at least "BBB-" or
"Baa3" by at least one of S&P, Fitch Ratings,  Moody's, DBRS Limited or DBRS, Inc., such certificate will no longer be eligible for relief under the RFC Exemption  (although an ERISA plan that had purchased the certificate  when it satisfied  the rating  condition  would not be  required  by the RFC  Exemption  to  dispose of it).  Consequently, transfers of any Class I Certificates or Class II Certificates rated below investment grade  (collectively,  "ERISA
Restricted  Certificates")  will not be registered by the trustee unless the trustee or the  supplemental  interest trust trustee receives the following:

         •        a representation from the transferee of the ERISA Restricted  Certificates,  acceptable to and in form and substance  satisfactory to the trustee,  to the effect that that transferee is neither an ERISA plan nor a person acting on behalf of, or using the assets of, any such ERISA plan or arrangement to effect the transfer;

         •        if the  purchaser  is an  insurance  company,  a  representation,  acceptable  to and in form and substance  satisfactory  to the trustee,  that the  purchaser is an insurance  company  which is  purchasing  ERISA
Restricted  Certificates  with funds contained in an "insurance  company general  account," as that term is defined in Section  V(e) of PTCE  95-60,  and that the  purchase  and  holding  of the ERISA  Restricted  Certificates  are eligible for exemptive relief under PTCE 95-60; or

         •        an opinion of counsel  satisfactory  to the trustee,  which opinion of counsel will not be at the expense of the trustee,  that the purchase or holding of the ERISA  Restricted  Certificates  by an ERISA plan, any person acting on behalf of a ERISA plan or using an ERISA plan's  assets,  is  permissible  under  applicable  law, will not result in any  non-exempt  prohibited  transactions  under Section 406 of ERISA and/or Section 4975 of the
Code and will not subject the Depositor,  the trustee, the Servicer,  or any subservicer or back up servicer to any obligation in addition to those undertaken in the Trust Agreement.

         In the event that the  representation  is violated,  or any attempt to transfer to an ERISA plan or person acting on behalf of an ERISA plan or using an ERISA  plan's  assets is  attempted  without  the  representation  or opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

         The RFC Exemption  imposes  certain  specific  conditions  for exemption  from the  application of Section
406(a),  406(b)  and  407(a)  of ERISA  and the  taxes  imposed  by  Section  4975(a)  and (b) of the  Code.  These conditions  reflect  certain  limitations  on the  exemptive  relief  provided  for (i) the  sale  or  transfer  of certificates  in the initial  issuance of  certificates  between the depositor or an underwriter  and an ERISA plan when a fiduciary  of the ERISA plan is a mortgagor  with  respect to 5% or less of the fair market value of a trust or an affiliate of such a person,  (ii) the direct or indirect  acquisition or disposition of  certificates  in the secondary  market by an ERISA plan, and (iii) the holding of certificates by an ERISA plan.  These  conditions also reflect  certain  limitations  on the  exemptive  relief  provided  for  transactions  under  the  trust  agreement associated with the issued  certificates and the defeasance and substitution of mortgage  obligations in commercial mortgage  backed  transactions.  See "ERISA  Considerations"  in the  prospectus.  The  depositor  expects that the foregoing  specific  conditions (if  applicable)  should be satisfied  with respect to the Class I Certificates  or
Class II  Certificates,  so that the RFC  Exemption  should  provide  an  exemption  from  the  application  of the prohibited  transaction  provisions  of  Sections  406(a)  and (b) of ERISA  and  Section  4975(c)  of the Code for
transactions  in connection with the servicing,  management and operation of the mortgage pools,  provided that the general conditions of the RFC Exemption are satisfied.

         Prospective  ERISA plan investors should consult with their legal advisors  concerning the impact of ERISA and Section 4975 of the Code,  the  applicability  of the RFC  Exemption  and other  exemptions  and the  potential consequences  in their specific  circumstances,  prior to making an investment in the Class I Certificates or Class
II  Certificates.  Moreover,  each ERISA plan  fiduciary  should  determine  whether  under the  general  fiduciary standards of  investment  prudence and  diversification,  an  investment  in the Class I  Certificates  or Class II
Certificates  is appropriate  for the ERISA plan,  taking into account the overall  investment  policy of the ERISA plan and the composition of the ERISA plan's investment portfolio.

         If  Exchangeable   Certificates  or  Exchanged  Certificates  are  exchanged  for  the  related  Exchanged
Certificates or Exchangeable  Certificates,  as applicable,  each class of certificates received in the exchange is expected  to be  eligible  for the  exemptive  relief  under the RFC  Exemption  to the  extent  that such class of certificates  received in the exchange satisfies the ratings requirement of the RFC Exemption.  The purchase,  sale or holding of any  Exchangeable  Certificates  or  Exchanged  Certificates  received  in an  exchange  that are not eligible for exemptive  relief under the RFC Exemption  may give rise to prohibited  transactions  if an ERISA plan and a "party in  interest"  as  defined in Section  3(14) of ERISA or  "disqualified  person" as defined in Section
4975(e)(2)  of the Code with  respect  to such ERISA  plan are  involved  in the  transaction.  Purchasers  of such ineligible  Exchangeable  Certificates or Exchanged  Certificates  must deliver an opinion of counsel (as described below with respect to the Residual  Certificates)  or be deemed to have  represented  that such purchaser is not an
ERISA plan nor a person using assets of any ERISA plan to effect such purchase.

         Because  the  exemptive  relief  afforded by the RFC  exemption  or any  similar  exemption  that might be available will not likely apply to the purchase,  sale or holding of the Residual Certificates,  transfers of those certificates  to any ERISA plan investor will not be registered by the trustee unless the  transferee  provides the depositor,  the trustee and the master servicer with an opinion of counsel  satisfactory  to those entities,  which opinion will not be at the expense of those  entities,  that the purchase of those  certificates by or on behalf of the ERISA plan investor:

                  •         is permissible under applicable law;

                  •        will not  constitute  or result in a non-exempt  prohibited  transaction  under ERISA or
         Section 4975 of the Internal Revenue Code; and

                  •        will not subject the  depositor,  the trustee or the master  servicer to any  obligation in addition to those undertaken in the pooling and servicing agreement.

         The sale of any of the Class I Certificates  or Class II  Certificates to an ERISA plan is in no respect a representation  by the depositor or an underwriter  that such an investment  meets all relevant legal  requirements relating to  investments  by ERISA plans  generally or any  particular  ERISA plan,  or that such an  investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                                ANNEX A

                                       PROSPECTUS SUPPLEMENT FOR
RESIDENTIAL ACCREDIT LOANS, INC. MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-QS11

           Prospectus supplement dated February 7, 2008 (to prospectus dated April 9, 2007)

                                             $101,958,257
                                      RALI Series 2006-QS11 Trust

                                            Issuing Entity

                                   Residential Accredit Loans, Inc.

                                               Depositor

                                   Residential Funding Company, LLC

                                      Master Servicer and Sponsor

                   Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS11

The trust holds a pool of one- to  four-family  residential  first lien mortgage loans divided into two loan groups.

     •   The trust  issued  the  Class  I-A-2  Certificates  that are  offered  under  this  prospectus supplement  on August 30, 2006,  as more fully  described in the table on pages S-7 and S-8 of this prospectus supplement.

Credit  enhancement  for these  certificates  will be provided by  additional  classes of  subordinated certificates which are not offered hereby.

Distributions  on the  offered  certificates  are on the 25th of each  month  or,  if the 25th is not a business day, on the next business day.
_______________________________________________________________________________________________________

You should consider carefully the risk factors beginning on page S-17 in this prospectus supplement.
_______________________________________________________________________________________________________

Neither the Securities  and Exchange  Commission  nor any state  securities  commission has approved or disapproved  of  the  offered  certificates  or  determined  that  this  prospectus  supplement  or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The  Attorney  General  of the  State of New York has not  passed  on or  endorsed  the  merits of this offering.  Any representation to the contrary is unlawful.

The  certificates  represent  interests only in the trust, as the issuing entity,  and do not represent interests in or  obligations  of  Residential  Accredit  Loans,  Inc.,  as the  depositor,  Residential
Funding Company, LLC, as the sponsor, or any of their affiliates.

The  offered  certificates,  which  comprise  approximately  71.11%  of  the  outstanding  Class  I-A-2
Certificates,  are being offered hereby and only in connection with a resecuritization  offering by the
Residential  Accredit  Loans,  Inc.  Series  2008-QR1  Trust.  Credit Suisse  Securities  (USA) LLC, as
underwriter, will purchase the RALI Series 2008-QR1 certificates from the depositor.

                                             Credit Suisse

                                              Underwriter

                         Important notice about information presented in this
                               prospectus supplement and the prospectus

     We provide  information  to you about the offered  certificates  in two  separate  documents  that provide progressively more detail:

     •   the accompanying prospectus,  which provides general information,  some of which may not apply to your series of certificates; and

     •   this   prospectus   supplement,   which  describes  the  specific  terms  of  your  series  of certificates.

     The depositor's  principal offices are located at One Meridian Crossings,  Suite 100, Minneapolis,
Minnesota 55423 and its telephone number is (952) 857 7000.

                                        European Economic Area

     In  relation  to each  Member  State of the  European  Economic  Area  which has  implemented  the
Prospectus  Directive  (each, a Relevant  Member State),  each  Underwriter  has represented and agreed that with effect from and including the date on which the  Prospectus  Directive is implemented in that
Relevant  Member State (the  Relevant  Implementation  Date) it has not made and will not make an offer of  certificates  to the public in that Relevant  Member State prior to the publication of a prospectus in relation to the  certificates  which has been approved by the  competent  authority in that Relevant
Member  State or,  where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that Relevant Member State,  all in accordance  with the Prospectus  Directive, except that it may, with effect from and including the Relevant  Implementation  Date, make an offer of certificates to the public in that Relevant Member State at any time:

(i)      to legal entities  which are  authorised or regulated to operate in the financial  markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii)     to any legal entity which has two or more of (1) an average of at least 250  employees  during the last  financial  year;  (2) a total  balance  sheet of more  than  €43,000,000  and (3) an annual net  turnover of more than  €50,000,000,  as shown in its last  annual or  consolidated accounts; or

(iii)    in  any  other  circumstances  which  do not  require  the  publication  by  the  Issuer  of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this  provision,  the expression an "offer of  certificates  to the public" in relation to any  certificates in any Relevant Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an  investor  to decide to  purchase or  subscribe  the  certificates,  as the same may be varied in that Member State by any measure  implementing the Prospectus  Directive in that Member State and  the  expression  Prospectus  Directive  means  Directive  2003/71/EC  and  includes  any  relevant implementing measure in each Relevant Member State.

                                            United Kingdom

Each Underwriter has represented and agreed that:

(i)      it has only  communicated or caused to be communicated  and will only  communicate or cause to be  communicated  an invitation or  inducement  to engage in investment  activity  (within the meaning of  Section 21 of the FSMA)  received  by it in  connection  with the issue or sale of the  certificates  in  circumstances  in which Section 21(1) of the FSMA does not apply to the
         Issuer; and

(ii)     it has complied  and will comply with all  applicable  provisions  of the FSMA with respect to anything  done by it in  relation to the  certificates  in, from or  otherwise  involving  the
         United Kingdom.

     Primary Mortgage Insurance and Standard

     Principal Distributions on the Senior
        Certificates...............................S-60
     Principal Distributions on the Class M

     Servicing and Other Compensation and Payment

ANNEX I - MORTGAGE LOAN
      STATISTICAL
      INFORMATION...................................I-1

                                                SUMMARY

     The following summary provides a brief description of material aspects of this offering,  and does not contain all of the  information  that you should consider in making your  investment  decision.  To understand  all of the terms of the  offered  certificates,  you  should  read  carefully  this  entire document and the prospectus.

Issuing entity.............................     RALI Series 2006-QS11 Trust.

Title of securities........................     Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS11.

Depositor..................................     Residential   Accredit  Loans,  Inc.,  an  affiliate  of  Residential
                                                Funding Company, LLC or Residential Funding.

Master servicer and sponsor................     Residential Funding Company, LLC.

Subservicers...............................     GMAC  Mortgage,  LLC, an affiliate of  Residential  Funding  Company,
                                                LLC,  subservices  approximately 74.1%, 100.0% and 75.5% by principal amount  of the  group I loans,  the  group  II  loans  and all of the mortgage loans, respectively as of the reference date.

Trustee....................................     Deutsche Bank Trust Company Americas.

Originators................................     Approximately  35.1%,  33.1%  and  35.0% by  principal  amount of the group I loans,  the  group II loans  and all of the  mortgage  loans,
                                                respectively,   as  of  the  reference   date,   were  originated  by
                                                Homecomings Financial,  LLC, a wholly-owned subsidiary of Residential
                                                Funding  Company,   LLC.   Approximately   3.4%,  6.5%  and  3.6%  by
                                                principal amount of the group I loans,  group II loans and all of the
                                                mortgage  loans,  respectively,   as  of  the  reference  date,  were
                                                originated by GMAC Mortgage,  LLC.  Approximately  11.0% and 10.4% by
                                                principal  amount of the group I loans and all of the mortgage loans, respectively,  as of the reference  date, were originated by Wachovia
                                                Mortgage  Corporation.  Approximately  22.0% by  principal  amount of the group II loans,  as of the  reference  date,  were  originated by
                                                MortgageIT, Inc.

Mortgage pool..............................     2,521 fixed rate mortgage loans with an aggregate  principal  balance of  approximately  $588,180,143 as of the reference date,  secured by
                                                first  liens  on  one-  to  four-family   residential  properties  or
                                                interests in shares  issued by a  cooperative  apartment  corporation and the related proprietary lease.

Reference date.............................     January 1, 2008.

Cut-off date...............................     August 1, 2006.

Closing date...............................     On or about February 8, 2008.

Issuance date..............................     August 30, 2006.

Distribution dates.........................     The 25th of each month or, if the 25th is not a business  day, on the next business day.

Assumed final distribution date............     August  25,  2036.  The  actual  final  distribution  date  could  be
                                                substantially    earlier.   See   "Certain   Yield   and   Prepayment
                                                Considerations" in this prospectus supplement.
Form of the offered certificates...........     Book-entry.

                                                See  "Description  of the  Certificates—General"  in this  prospectus supplement.

Minimum denominations of the offered            Class I-A-2 Certificates: $25,000.
certificates...............................

Legal investment...........................     The Class I-A-2  Certificates will be "mortgage  related  securities"
                                                for purposes of the  Secondary  Mortgage  Market  Enhancement  Act of
                                                1984,  as  amended,  or SMMEA,  so long as they are rated in at least the second highest rating category by one of the rating agencies.

                                                See  "Legal  Investment"  in this  prospectus  supplement  and "Legal
                                                Investment Matters" in the prospectus.

ERISA Considerations.......................     Subject  to  the   considerations   described   in  this   prospectus
                                                supplement,   the  Class  I-A-2   Certificates  are  expected  to  be
                                                considered  eligible  for  purchase  by persons  investing  assets of employee benefit plans or individual retirement accounts.

                                                See "ERISA  Considerations"  in this  prospectus  supplement  and the prospectus.

                                                Offered Certificates
_____________________________________________________________________________________________________________________
                          Principal
                     Balance After Giving
                           Effect to
                     Distributions on the                   February 6, 2008
                       January 25, 2008     Pass-Through     (Fitch/Moody's/
     Class             Distribution Date        Rate            S&P)(1)                   Designation
_____________________________________________________________________________________________________________________
Class A Senior Certificates:
_____________________________________________________________________________________________________________________
       I-A-2            $   143,383,000         6.00%         AAA/Aaa/AAA               Senior/Fixed Rate
_____________________________________________________________________________________________________________________
   Total offered        $   101,958,257(2)
   certificates:
_____________________________________________________________________________________________________________________
                                            Non-Offered Certificates (3)
_____________________________________________________________________________________________________________________
Class A Senior Certificates:
_____________________________________________________________________________________________________________________
       I-A-1            $   231,053,843         6.50%         AAA/Aaa/AAA      Senior/Accretion Directed/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-3            $    26,971,000         6.50%         AAA/Aaa/AAA         Senior/Super Senior/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-4            $    67,838,000         6.50%         AAA/Aaa/AAA     Senior/Super Senior/Lockout/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-5            $             0         6.50%         AAA/Aaa/AAA           Senior/Accrual/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-6            $     3,556,000         6.50%         AAA/Aa1/AAA      Senior/Senior Support/Lockout/Fixed
                                                                                               Rate
_____________________________________________________________________________________________________________________
       I-A-7            $             0         6.50%         AAA/Aaa/AAA        Senior/Interest Only/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-8            $    42,284,000         6.00%         AAA/Aaa/AAA               Senior/Fixed Rate
_____________________________________________________________________________________________________________________
       II-A-1           $    29,639,051         6.50%         AAA/Aaa/AAA               Senior/Fixed Rate
_____________________________________________________________________________________________________________________
        A-P             $     4,716,368         0.00%         AAA/Aaa/AAA             Senior/Principal Only
_____________________________________________________________________________________________________________________
        A-V             $             0     Variable Rate     AAA/Aaa/AAA       Senior/Interest Only/Variable Rate
_____________________________________________________________________________________________________________________
   Total Class A        $   549,441,262
Senior Certificates
_____________________________________________________________________________________________________________________
Class R Senior Certificates:
_____________________________________________________________________________________________________________________
        R-I             $            0          6.50%         AAA/Aaa/AAA           Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
        R-II            $            0          6.50%         AAA/Aaa/AAA           Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
    Total senior        $  549,441,262
   certificates:
_____________________________________________________________________________________________________________________
Class M Certificates:
_____________________________________________________________________________________________________________________
        M-1             $    24,853,578         6.50%           AA/NA/NA               Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
        M-2             $     7,047,757         6.50%         Rating Watch             Mezzanine/Fixed Rate
                                                              Negative(4)
                                                             BBB+(5) /NA/NA
_____________________________________________________________________________________________________________________
        M-3             $     5,564,029         6.50%         Rating Watch             Mezzanine/Fixed Rate
                                                              Negative(4)
                                                              B(6)/NA/NA
_____________________________________________________________________________________________________________________
   Total Class M        $    37,465,365
   Certificates:
_____________________________________________________________________________________________________________________
Class B Certificates:
_____________________________________________________________________________________________________________________
        B-1             $     3,338,437         6.50%       C DR4(7)/NA/NA            Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
        B-2             $     2,971,921         6.50%       C DR5(7)/NA/NA            Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
        B-3             $     1,805,949         6.50%           NA/NA/NA              Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
   Total Class B        $     8,116,307
   Certificates:
_____________________________________________________________________________________________________________________
 Total offered and      $   595,022,935(8)
    non-offered
   certificates:
_____________________________________________________________________________________________________________________

(1) See "Ratings" in this prospectus supplement.
(2) The information presented for the total offered certificates differs from the Class I-A-2
Certificates because the total offered certificates comprise a 71.11% portion of the outstanding principal balance of the Class I-A-2 Certificates.
(3) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.
(4) The rating Watch Negative status indicates that there is a reasonable probability of a potential downgrade.
(5) On the issuance date, the Class M-2 Certificates were rated A by Fitch.
(6) On the issuance date, the Class M-3 Certificates were rated BBB by Fitch.
(7) On the issuance date, the Class B-1 Certificates were rated BB by Fitch, and the Class B-2
Certificates were rated B by Fitch.  Fitch's Distressed Recovery (DR) ratings within its various ratings categories are issued on a scale of "DR1" (highest) to "DR6" (lowest) to denote Fitch's estimate of the range of recovery prospects given a currently distressed or defaulted structure finance security. A Fitch "DR4" rating indicates average recovery prospects in the event of default, and a Fitch "DR5" rating indicates below average recovery prospects in the event of default.
(8) The aggregate principal balance of the mortgage loans does not equal the aggregate certificate principal balance of the certificates because (i) the aggregate principal balance of the mortgage loans is provided as of January 1, 2008, after giving effect to scheduled principal payments due in
January 2008, while the aggregate certificate principal balance of the certificates is presented after giving effect to the January 25, 2008 distribution date, which is reduced by scheduled principal payments due in January 2008 received or advanced by the master servicer as well as principal prepayments received through January 15, 2008 and (ii) mortgage loans that have been the subject of foreclosure proceedings where title to the mortgage property has been obtained on behalf of the trust, or REO Mortgage Loans, are treated as having a principal balance of zero. Nonetheless, any related liquidation proceeds on the REO Mortgage Loans will be distributed to certificateholders in accordance with the pooling and servicing agreement.

Other Information:
The aggregate  certificate  principal balance of the offered and non-offered  certificates  shown above may not equal the sum of the certificate  principal  balances of those certificates as listed above due to  rounding.  Only  the  offered  certificates  are  offered  for  sale  pursuant  to this  prospectus
supplement  and  the  related  prospectus.   The  non-offered  senior  certificates  and  the  Class  M
Certificates  have  previously  been offered for sale pursuant to a prospectus  supplement  and related prospectus.  The Class B  Certificates  have been sold by the  depositor in a  transaction  exempt from registration under the Securities Act of 1933.

                                      TRANSFER OF MORTGAGE LOANS

     The diagram below  illustrates  the sequence of transfers of the mortgage  loans that are included in the mortgage pool.  Various  mortgage loan sellers sold the mortgage  loans to  Residential  Funding
Company,  LLC, as sponsor, on or prior to the issuance date.  Residential Funding Company, LLC sold the mortgage  loans to  Residential  Accredit  Loans,  Inc., as the  depositor,  on the issuance  date. The depositor  then  transferred  the  mortgage  loans to the  trustee,  on behalf of the trust that is the issuing  entity.  The trustee  accordingly  owns the  mortgage  loans for the benefit of the holders of the  certificates.  See "Pooling and Servicing  Agreement—The  Trustee" in this  prospectus  supplement and in the prospectus.  For a description of the affiliations among various  transaction  parties,  see
"Affiliations Among Transaction Parties" in this prospectus supplement.

Mortgage Loan Sellers
sale of mortgage loans
Residential Funding Company, LLC
(Sponsor and Master Servicer)
sale of mortgage loans
Residential Accredit Loans, Inc.
(Depositor)
sale of mortgage loans
Deutsche Bank Trust Company Americas
(Trustee)
(owner of mortgage loans on behalf of issuing entity
for the benefit of holders of certificates)

The Trust

The depositor has established a trust with respect to the Series 2006-QS11 Certificates under a series supplement, dated as of August 1, 2006, to the standard terms of pooling and servicing agreement, dated as of March 1, 2006, among the depositor, the master servicer and the trustee. On the issuance date, the depositor deposited the pool of mortgage loans described in this prospectus supplement into the trust which was divided into two groups that have the characteristics described in this prospectus supplement. Each certificate represents a partial ownership interest in the trust.

The Mortgage Pool

The mortgage loans deposited into the trust have the following characteristics as of the reference date, after deducting payments due during the month of the reference date:

The mortgage loans deposited into the trust are divided into two loan groups.  The mortgage loans consist of fixed rate mortgage loans with terms to maturity of not more than 30 years.

The group I loans have the following characteristics as of the reference date, after deducting payments due during the month of the reference date:

LOAN GROUP I

                      Range        Weighted Average
                _______________________________________
Principal           $19,600 to         $230,033*
balance             $1,505,000
Mortgage rate    5.750% to 8.875%       7.1218%
Remaining
stated term to
maturity
(months)            221 to 343            342
*Indicates average principal balance

The following tables describe certain characteristics of the group I loans included in the trust as of the reference date:

                                 Number                     Percent
                                    of                        of
                                 Group I     Principal      Group I
  Loan Purpose                     Loans      Balance        Loans
  __________________________________________________________________
  Purchase......................    1,411    $303,632,946    54.61%
  Rate/Term Refinance...........      390      87,085,983    15.66
  Equity Refinance..............      616     165,271,165    29.73
    Total.......................    2,417    $555,990,095   100.00%

                                 Number                   Percent
                                    of                       of
                                 Group I     Principal    Group I
  Loan Documentation               Loans      Balance      Loans
  _________________________________________________________________
  Full/Alternate Documentation..     802     $155,194,196   27.91%
  Reduced Documentation.........   1,072      270,176,850   48.59
  No Stated Income..............     250       61,004,716   10.97
  No Income/No Asset
  Verification..................     293       69,614,333   12.52
    Total.......................   2,417      $555,990,095 100.00%

                               Number                  Percent
                                  of                      of
                               Group I    Principal    Group I
Occupancy                        Loans      Balance      Loans
__________________________________________________________________
Primary Residence......           1,698    $423,430,415  76.16%
Second/Vacation........             102      22,599,442   4.06
Non Owner-occupied.....             617     109,960,237  19.78
Total..................           2,417    $555,990,095 100.00%

The group II loans have the following characteristics as of the reference date, after deducting payments due during the month of the reference date:

LOAN GROUP II

                      Range        Weighted Average
                  ____________________________________
Principal           $64,095 to         $309,520*
balance             $1,500,000

Mortgage rate    5.750% to 8.750%       7.1491%

Remaining
stated term to
maturity
(months)            213 to 343            341

*Indicates average principal balance

The following tables describe certain characteristics of the group II loans included in the trust as of the reference date:

                         Number
                           of                   Percent
                         Group                     of
                           II      Principal    Group
  Loan Purpose            Loans     Balance     II Loans
__________________________________________________________
  Purchase.............       55  $15,077,168     46.84%
  Rate/Term Refinance..       13    3,738,795     11.61
  Equity Refinance.....       36   13,374,085     41.55
    Total..............       104 $32,190,048    100.00%

                       Number                 Percent
                         of                     of
                       Group                  Group
                       II        Principal    II
Loan Documentation      Loans     Balance      Loans
_______________________________________________________
Full/Alternate
Documentation........      32   $6,654,927      20.67%
Reduced Documentation      55   19,446,689      60.41
No Stated Income.....       8    4,252,793      13.21
No Income/No Asset
Verification.........       9    1,835,639      5.70
  Total..............     104  $32,190,048    100.00%

                         Number               Percent
                            of                   of
                        Group     Principal   Group
Occupancy               II Loans   Balance    II Loans
__________________________________________________________
Primary Residence...         83  $25,817,078     80.20%
Second/Vacation.....          2    2,499,950      7.77
Non Owner-occupied..         19    3,873,020     12.03
Total...............        104  $32,190,048    100.00%

ALL MORTGAGE LOANS

                     Range        Weighted Average
                  __________________________________
Principal          $19,600 to        $233,312*
balance            $1,505,000

Mortgage rate      5.750% to          7.1233%
                     8.875%
Remaining
stated term to
maturity
(months)           213 to 343           342

*Indicates average principal balance

The following tables describe certain characteristics of the mortgage loans included in the trust as of the reference date:

                          Number               Percent
                          of                        of
                          Mortgage  Principal    Mortgage
  Loan Purpose             Loans     Balance      Loans
 __________________________________________________________
  Purchase..............     1,466  $318,710,114   54.19%
  Rate/Term Refinance...       403    90,824,778   15.44
  Equity Refinance......       652   178,645,250   30.37
    Total...............     2,521  $588,180,143  100.00%

                            Number              Percent
                            of                     of
                            Mortgage Principal  Mortgage
  Loan Documentation         Loans    Balance    Loans
  ________________________________________________________
  Full/Alternate
  Documentation...........      834  $161,849,122   27.52%
  Reduced Documentation...    1,127   289,623,539   49.24
  No Stated Income........      258    65,257,510   11.09
  No Income/No Asset
  Verification............      302    71,449,972   12.15
    Total.................    2,521  $588,180,143  100.00%

                         Number
                         of                    Percent of
                         Mortgage   Principal  Mortgage
Occupancy                  Loans     Balance    Loans
____________________________________________________________
Primary Residence...      1,781     $449,247,494  76.38%
Second/Vacation.....        104       25,099,392   4.27
Non Owner-occupied..        636      113,833,257  19.35
Total...............      2,521     $588,180,143 100.00%

The properties securing the mortgage loans include single-family detached properties, properties in planned unit developments, two-to-four family units, condominiums, cooperatives and townhouses.

Generally, the mortgage loans were originated using less stringent underwriting standards than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage
Securities I, Inc.

The securities described on the table on pages S-7 and S-8 are the only securities backed by this mortgage pool that will be issued.

For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

Servicing

Residential  Funding  Company,  LLC will master  service the mortgage  loans,  as more fully  described under "Pooling and Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be at least 0.28% per annum and not more than 0.33% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.3167% per annum as of the reference date.  The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a minimum rate of 0.03% and not more than
0.08% per annum, depending on the type of mortgage loan and (b) subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a minimum rate of 0.25% per annum, and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

Repurchases or Substitutions of Mortgage Loans

If Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, Residential Funding Company,
LLC will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation.

Likewise, as described under "Description of the Certificates—Review of Mortgage Loan or Contract
Documents" in the prospectus, if Residential Funding Company, LLC cannot cure certain documentary defects with respect to a mortgage loan, Residential Funding Company, LLC will be required to repurchase the related mortgage loan.

In addition, Residential Funding Company, LLC may substitute a new mortgage loan for a deleted mortgage loan that is removed from the trust within two years after the issuance date if it delivers an opinion of counsel with respect to certain tax matters. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate,
LTV ratio and remaining term to maturity, as described more fully under "The Trusts - Limited Right of Substitution" in the prospectus. See also "The Trusts—Repurchases of Mortgage Collateral" in the prospectus.

Distributions on the Certificates

Amount available for monthly distribution.

On each monthly distribution date, the trustee will make distributions to investors. Except as provided in this prospectus supplement, the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class
I-A-5, Class I-A-6, Class I-A-7, Class I-A-8 and Class R-I Certificates will receive payments primarily from the group I loans, and the Class II-A-1 Certificates and Class R-II Certificates will receive payments primarily from the group II loans.  The Class A-P, Class A-V and Class M
Certificates represent rights to receive payments from all of the mortgage loans. The amount available for distribution will include:

     o   collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections plus

     o   advances for delinquent payments that are deemed recoverable by the master servicer minus

     o   the fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

The aggregate amount of monthly distributions will be determined separately with respect to the two loan groups.

Priority of distributions. Distributions on the senior certificates and Class M Certificates will be made from available amounts from the related loan group or loan groups, as applicable, for that class of certificates as described in this prospectus supplement as follows:

                                       Priority of Distributions

     Interest distributions. The amount of interest accrued on each class of interest-bearing certificates on each distribution date will equal:

     o   the pass-through rate for that class of certificates multiplied by

     o   the certificate principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

     o   1/12th minus

     o   the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls and  the interest portion of realized losses not allocated through subordination and the interest portion of any advances made with respect to delinquencies that were ultimately determined to be hazard losses, fraud losses or bankruptcy losses in excess of specified amounts or extraordinary losses, as described more fully in the definition of "Accrued Certificate Interest" in "Description of the Certificates—Glossary of
         Terms" in this prospectus supplement.

See "Description of the Certificates—Interest Distributions" in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group or loan groups will be allocated among the various classes of certificates as described in this prospectus supplement. Until the distribution date in
September 2011, all principal prepayments on the mortgage loans from a loan group will generally be distributed among the related senior certificates, other than the Class I-A-7 Certificates and Class
A-V Certificates, unless those senior certificates entitled to principal distributions, other than the Class A-P Certificates, are no longer outstanding.  In addition, until the distribution date in
September 2011, the Class I-A-4 Certificates and Class I-A-6 Certificates are not expected to receive any principal payments on the group I loans, and on or after the distribution date in September 2011 but before the distribution date in September 2015, the Class I-A-4 Certificates and Class I-A-6
Certificates will receive less than a pro rata share of principal payments on the group I loans, unless the other senior certificates entitled to principal distributions from the group I loans, or
the Class M Certificates and Class B Certificates, are no longer outstanding.   Not all outstanding
senior certificates will receive principal on each distribution date. The Class A-P Certificates receive only a portion of the principal received from each mortgage loan that has a net mortgage rate of less than 6.50%.  The Class I-A-7 Certificates and Class A-V Certificates are not entitled to receive any principal distributions.

In addition, the Class I-A-1 Certificates may receive as principal the interest accrued on the Class
I-A-5 Certificates.

See "Description of the Certificates—Principal Distributions on the Senior Certificates" and
"—Principal Distributions on the Class M Certificates" in this prospectus supplement.

Credit Enhancement

Allocation of losses.  Except for the three exceptions described below, the Class M Certificates and
Class B Certificates will act as credit enhancement for the Class I-A Certificates and Class II-A
Certificates.  Losses on the mortgage loans will be allocated in full to the first class of certificates listed below with a certificate principal balance greater than zero:

     o   Class B-3

     o   Class B-2

     o   Class B-1

     o   Class M-3

     o   Class M-2

     o   Class M-1

When this occurs, the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Class M Certificates and Class B Certificates has been reduced to zero, losses on the mortgage loans will be allocated proportionately among the senior certificates in accordance with their respective remaining certificate principal balances or accrued interest, subject to the exceptions described below, but only with respect to losses in the related loan group.

In addition, most losses otherwise allocable to the Class I-A-3 Certificates and Class I-A-4
Certificates will be allocated to the Class I-A-6 Certificates as long as the Class I-A-6
Certificates remain outstanding, subject to the limitations described in this prospectus supplement.

Not all losses will be allocated in the priority described above.  Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, or some losses related to the bankruptcy of a mortgagor will be allocated as described above only up to specified amounts.  Losses of these types in excess of the specified amounts and losses due to other extraordinary events will be allocated proportionately among all outstanding classes of certificates related to that loan group, except as described below for the Class A-P Certificate.  Therefore, the Class M Certificates and Class B
Certificates do not act as credit enhancement for the senior certificates for these types of losses.

Special loss allocation for Class A-P Certificates. Whenever losses are allocated to the senior certificates, the Class A-P Certificates will share in the loss only if the mortgage loan had a net mortgage rate less than 6.50% per annum.  In that case, the Class A-P Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See "Description of the Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

Priority of distributions. All principal prepayments and other unscheduled payments of principal on the mortgage loans in a loan group will be allocated to the related senior certificates as described in this prospectus supplement during the first five years after the issuance date, subject to the exceptions described in this prospectus supplement. This provides additional credit enhancement for the senior certificates by reserving a greater portion of the certificate principal balances of the
Class M Certificates and Class B Certificates for absorption of losses, thereby decreasing the likelihood of losses being allocated to the senior certificates.

Advances

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates—Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the related determination date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

     o   purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or

     o   purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding certificate principal balance of those certificates in full with accrued interest as described in this prospectus supplement.  However, any optional purchase of the remaining mortgage loans in a loan group may result in a shortfall to the holders of the most subordinate classes of related certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans in that loan group.  In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing Agreement—Termination" in this prospectus supplement and "The Pooling and
Servicing Agreement—Termination; Retirement of Certificates" in the prospectus.

Ratings

The offered certificates have received the ratings which are listed in the table on page S-8 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yields realized by holders of the offered certificates or cause holders of the Class I-A-7 Certificates and Class A-V Certificates to
fail to fully recover their initial investments.

See "Ratings" in this prospectus supplement.

Legal Investment

The Class I-A-2 Certificates will be "mortgage related securities" for purposes of SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

Subject to the considerations described in "ERISA Considerations" in this prospectus supplement, the
Class I-A-2 Certificates are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor has elected to treat the trust as two real estate mortgage investment conduits. The offered certificates represent ownership of regular interests in the related real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes.  You will be required to include in income all interest and original issue discount on the offered certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                             Risk Factors

     The offered  certificates  are not suitable  investments  for all investors.  In  particular,  you should not purchase the offered  certificates unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

     The offered  certificates  are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the  expertise  necessary to evaluate the  information  contained in this prospectus  supplement and the prospectus in the context of your financial  situation and tolerance for risk.

     You should  carefully  consider the following risk factors in connection  with the purchase of the offered certificates:

Risk of Loss

Underwriting standards may affect    Generally,  the mortgage loans have been originated using underwriting standards risk of loss on the mortgage loans.  that are less  stringent  than the  underwriting  standards  applied  by certain other first lien mortgage loan purchase  programs,  such as those of Fannie Mae,
                                     Freddie  Mac  or  the  depositor's   affiliate,   Residential  Funding  Mortgage
                                     Securities  I, Inc.  Applying  less  stringent  underwriting  standards  creates additional  risks  that  losses  on the  mortgage  loans  will be  allocated  to certificateholders.

                                     Examples include the following:

                                     o        mortgage  loans  secured  by  non-owner  occupied   properties,   which
                                              constitute  approximately  19.8%, 12.0% and 19.4% of the group I loans, the  group II loans  and all of the  mortgage  loans  respectively,  by principal  balance as of the reference date, may present a greater risk that the borrower will stop making  monthly  payments if the borrower's financial condition deteriorates; and

                                     o        mortgage loans with  loan-to-value  ratios greater than 80% (i.e.,  the amount of the loan at  origination is more than 80% of the value of the mortgaged  property),  which  constitute  approximately  6.1%, 0.4% and
                                              5.7% of the group I loans,  the group II loans and all of the  mortgage loans respectively,  by principal balance as of the reference date, may increase the risk that the value of the mortgaged  property will not be sufficient to satisfy the mortgage loan upon foreclosure.

                                     Some of the  mortgage  loans with  loan-to-value  ratios over 80% are insured by
                                     primary  mortgage   insurance  to  the  extent  described  in  this  prospectus.
                                     However,  if the insurer is unable to pay a claim,  the amount of loss  incurred on those loans may be increased.

                                     In addition,  in determining  loan-to-value  ratios for certain  mortgage loans, the value of the related  mortgaged  property may be based on an appraisal  that is up to 24  months  old  if  there  is a  supporting  broker's  price  opinion, automated  valuation,  drive-by  appraisal or other  certification  of value. If such an appraisal does not reflect  current market values and such market values have  declined,  the  likelihood  that  proceeds  from a sale  of the  mortgaged property may be insufficient to repay the mortgage loan is increased.

                                     See "The  Trusts—Underwriting  Policies" and "Certain  Legal Aspects of Mortgage
                                     Loans and Contracts" in the prospectus.

The return on your certificates      Losses  on the  mortgage  loans  may  occur  due to a wide  variety  of  causes,
may be affected by losses on the     including  a  decline  in  real  estate  values,  and  adverse  changes  in  the
mortgage loans, which could occur    borrower's  financial  condition.  A decline in real  estate  values or economic
due to a variety of causes.          conditions  nationally  or in the regions  where the  mortgaged  properties  are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates      One  risk  of  investing  in  mortgage-backed   securities  is  created  by  any
may be particularly sensitive to     concentration  of the  related  properties  in one or more  geographic  regions.
changes in real estate markets in    Approximately  17.0%,  49.5% and 18.8% of the reference date principal  balances
specific regions.                    of the  group I  loans,  the  group  II  loans  and all of the  mortgage  loans, respectively,  are located in California.  In addition,  approximately 15.2% and
                                     14.8% of the reference date  principal  balances of the group I loans and all of the  mortgage  loans,  respectively,  are  located in Florida.  If the  regional economy or housing  market  weakens in  California  or Florida,  or in any other region having a significant  concentration of properties underlying the mortgage loans,  the mortgage loans in that region may experience  high rates of loss and delinquency,  resulting  in losses to  certificateholders.  A region's  economic condition  and  housing  market may also be  adversely  affected by a variety of events, including natural disasters such as earthquakes,  hurricanes, tornadoes, floods and eruptions,  civil  disturbances  such as riots,  disruptions  such as ongoing  power  outages,  or  terrorist  actions  or acts of war.  The  economic impact  of any of  those  events  may also be felt in areas  beyond  the  region immediately affected by the disaster or disturbance.  The properties  underlying the mortgage  loans may be  concentrated  in these regions.  This  concentration may result in greater losses to certificateholders  than those generally present for similar mortgage-backed securities without that concentration.

                                     A  number  of  wildfires,  which  recently  struck  various  parts  of  Southern
                                     California,  may have adversely  affected many mortgaged  properties  located in those  areas.  Residential  Funding  Company,  LLC will  have no  obligation  to repurchase  any  mortgage  loan  secured by a mortgaged  property  that  becomes subject to any material damage by waste, fire, earthquake,  windstorm,  flood or other  casualty  after  the  closing  date.  We do not know  how many  mortgaged properties have been or may be affected by these wildfires.

                                     See "Description of the Mortgage  Pool—Mortgage  Pool  Characteristics"  in this prospectus supplement.

The return on your certificates      The  only  credit   enhancement  for  the  senior   certificates   will  be  the
will be reduced if losses exceed     subordination  provided by the Class M Certificates and the Class B Certificates
the credit enhancement available     (and with respect to the Class I-A-3 Certificates and Class I-A-4  Certificates,
to your certificates.                the  additional  subordination  provided by the Class I-A-6  Certificates).  The only credit  enhancement for the Class M Certificates  will be the subordination provided by the Class B  Certificates  and by any class of Class M  Certificates with a lower  payment  priority.  You  should  also be  aware  that  the  credit enhancement provided for some types of losses is limited.

                                     See     "Summary—Credit     Enhancement"     and     "Description     of     the
                                     Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

The value of your certificates may   If the performance of the mortgage loans is substantially  worse than assumed by
be reduced if losses are higher      the  rating  agencies,  the  ratings  of any  class of the  certificates  may be
than expected.                       lowered  in  the  future.   This  would  probably  reduce  the  value  of  those
                                     certificates.  None of the  depositor,  the master  servicer or any other entity will have any  obligation to supplement any credit  enhancement,  or to take any other action to maintain any rating of the certificates.

A transfer of master servicing in    If the  master  servicer  defaults  in its  obligations  under the  pooling  and
the event of a master servicer       servicing  agreement,  the  master  servicing  of  the  mortgage  loans  may  be
default may increase the risk of     transferred to the trustee or an alternate master  servicer,  as described under
payment application errors.          "The  Pooling  and  Servicing  Agreement—Rights  Upon Event of  Default"  in the
                                     prospectus.  In the event of such a transfer  of master  servicing  there may be an  increased  risk  of  errors  in  applying  payments  from  borrowers  or  in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have an   As of the  reference  date,  approximately  41.3%  and 0.1% of the group I loans
initial interest only period,        require the related borrowers to make monthly payments of accrued interest,  but
which may increase the risk of       not  principal,  for the  first  ten  years  and  fifteen  years,  respectively,
loss and delinquency on these        following the date of origination;  approximately 0.5% and 68.2% of the group II
mortgage loans.                      loans  require  the  related  borrowers  to make  monthly  payments  of  accrued
                                     interest,  but  not  principal,   for  the  first  five  years  and  ten  years,
                                     respectively,  following the date of origination;  and approximately 0.1%, 42.8%
                                     and 0.1% of all of the  mortgage  loans  require the related  borrowers  to make monthly  payments of accrued  interest,  but not  principal,  for the first five years,  ten  years  and  fifteen  years,  respectively,  following  the  date of origination.  During this period,  the payment made by the related borrower will be less  than it would be if the  mortgage  loan  amortized.  In  addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled monthly  payments during this period.  As a result,  no principal  payments will be made to the  certificates  from  mortgage  loans of this nature  during their interest only period except in the case of a prepayment.

                                     After the initial interest only period,  the scheduled  monthly payment on these mortgage loans may increase,  which may result in increased delinquencies by the related  borrowers,  particularly  if  interest  rates  have  increased  and the borrower is unable to  refinance.  In  addition,  losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing  during the early years of these  mortgage  loans.  Although the amount of  principal  included in
                                     each  scheduled  monthly  payment  for  a  traditional   mortgage  loan  can  be
                                     relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                                     Mortgage  loans with an initial  interest only period are  relatively new in the
                                     mortgage   marketplace.   The   performance  of  these  mortgage  loans  may  be
                                     significantly  different than mortgage loans that fully amortize. In particular, there  may be a higher  expectation  by these  borrowers  of  refinancing  their mortgage  loans with a new  mortgage  loan,  in  particular  one with an initial interest  only  period,  which may result in higher or lower  prepayment  speeds than would  otherwise be the case.  In addition,  the failure to build equity in the  related  mortgaged  property  by  the  related  mortgagor  may  affect  the delinquency and prepayment experience of these mortgage loans.

Reduced documentation programs may   Approximately  72.1%,  79.3% and 72.5% of the group I loans,  the group II loans
increase your risk of loss.          and all of the mortgage  loans,  respectively,  by principal  balances as of the reference  date were made to borrowers  whose income is not verified,  including borrowers who may not be required to state their  income.  With respect to these mortgage  loans the  borrowers  may not be required  to provide any  information regarding  their  income  and there may be no  verification  of their  income or assets.  Such  mortgage  loans  increase  the risk that  borrowers  may not have sufficient  income or assets or may have overstated their income and assets and, as a  consequence,  may be unable to make their monthly  mortgage loan payments.
                                     You should  consider  the risk that  mortgage  loans  originated  under  reduced documentation programs may be subject to increased delinquencies and defaults.

Recent developments in the           Recently,  the residential  mortgage market in the United States has experienced
residential mortgage market may      a variety of  difficulties  and changed  economic  conditions that may adversely
adversely affect the return on       affect the yield on your  certificates.  Delinquencies  and losses with  respect
your certificates.                   to  residential  mortgage loans  generally have increased in recent months,  and may continue to increase.  In addition,  in recent months housing prices in many states  have  declined  or  stopped  appreciating,  after  extended  periods  of significant  appreciation.  A  continued  decline or an extended  flattening  of those values may result in additional  increases in delinquencies  and losses on residential mortgage loans generally,  particularly with respect to second homes and investor  properties  and with  respect to any  residential  mortgage  loans whose aggregate loan amounts  (including any subordinate  liens) are close to or greater  than the  related  property  values.  As a result  of these  and  other factors,  the  value of some  mortgage-backed  securities  has  been  negatively impacted.

                                     A decline in housing prices may also leave  borrowers with  insufficient  equity in their homes to permit them to refinance;  in addition,  many  mortgage  loans have  prepayment  premiums  that inhibit  refinancing.  Borrowers  who intend to sell their homes may find that they cannot sell their  properties  for an amount equal to or greater  than the unpaid  principal  balance of their  loans.  These events, alone or in combination, may contribute to higher delinquency rates.

                                     As a result  of these and other  factors,  the  rating  agencies  have  recently downgraded  or put on downgrade  watch a significant  number of  mortgage-backed securities  (particularly  mortgage-backed  securities  backed by  subprime  and
                                     Alt-A  mortgage  loans  originated  in 2005 and 2006),  including  the Class M-2
                                     Certificates,  Class  M-3  Certificates,  Class B-1  Certificates  and Class B-2
                                     Certificates.

                                     In addition,  various federal, state and local regulatory authorities have taken or proposed  actions  that could hinder the ability of the servicer to foreclose promptly on defaulted  mortgage  loans.  Any such actions may  adversely  affect the performance of the loans and the yield on and value of the certificates.

                                     You should  consider  that the general  market  conditions  discussed  above may affect the performance of the mortgage loans and may adversely  affect the yield on, or market value of, your certificates.
Risks Relating to Primary Mortgage
Insurers

You may incur losses if a primary    Approximately  6.1%,  0.4% and 5.7% of the  aggregate  principal  balance of the
mortgage insurer fails to make       group I loans,  the group II loans and all of the mortgage loans,  respectively,
payments under a primary mortgage    as of the reference  date have an LTV ratio at  origination in excess of 80% and
insurance policy.                    are  insured  by a  primary  mortgage  insurance  policy.  All  of  the  primary
                                     mortgage   insurance   policies  were  issued  by  Mortgage  Guaranty  Insurance
                                     Corporation,  General Electric Mortgage Insurance  Corporation/Genworth Mortgage
                                     Insurance  Company,  Republic  Mortgage Ins. N.C.,  United Guaranty  Residential
                                     Insurance Company,  PMI Mortgage Insurance Company,  CUNA Mutual Group or Radian
                                     Guaranty  Inc. If such a mortgage  loan were  subject to a  foreclosure  and the value of the  related  mortgaged  property  were not  sufficient  to satisfy the mortgage loan,  payments under the primary  mortgage  insurance  policy would be required  to avoid any  losses,  or to reduce  the  losses  on,  such a mortgage loan.  If the  insurer is unable or  refuses to pay a claim,  the amount of such losses would be allocated to holders of certificates as realized losses.

Limited Obligations

Payments on the mortgage loans are   The  certificates  represent  interests only in the RALI Series 2006-QS11 Trust.
the primary source of payments on    The certificates do not represent an ownership  interest in or obligation of the
your certificates.                   depositor,  the master  servicer or any of their  affiliates.  If proceeds  from the assets of the RALI Series  2006-QS11  Trust are not  sufficient  to make all payments provided for under the pooling and servicing agreement,  investors will have no recourse to the depositor,  the master servicer or any other entity, and will incur losses.

Liquidity Risks

You may have to hold your            A secondary market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if their    market does  develop,  it may not  continue or it may be  illiquid.  Neither the
marketability is limited.            underwriter  nor any other person will have any  obligation  to make a secondary market  in your  certificates.  Illiquidity  means you may not be able to find a buyer to buy your  securities  readily  or at  prices  that will  enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                                     The offered certificates may experience illiquidity.

                                     In addition,  you should  consider the impact that the factors  discussed  above under "Risk of  Loss—Recent  developments  in the mortgage  market may adversely affect  the  return  on your  certificates"  may have on the  liquidity  of your certificates.

Bankruptcy Risks

Bankruptcy proceedings could delay   The transfer of the mortgage loans from  Residential  Funding  Company,  LLC, or
or reduce distributions on the       Residential  Funding,  to the depositor is intended by the parties to be and has
certificates.                        been  documented  as a sale.  However,  if  Residential  Funding  were to become bankrupt,  a trustee in bankruptcy could attempt to  recharacterize  the sale of the mortgage  loans as a loan secured by the  mortgage  loans or to  consolidate the  mortgage  loans with the assets of  Residential  Funding.  Any such attempt could  result in a delay in or reduction of  collections  on the mortgage  loans available to make payments on the certificates.

                                     In  addition,  if any  servicer  or the  master  servicer  becomes  bankrupt,  a bankruptcy  trustee or receiver may have the power to prevent the appointment of a successor  servicer or successor master servicer,  as applicable.  Any related delays in servicing  could result in  increased  delinquencies  or losses on the mortgage loans.

The bankruptcy of a borrower may     If a borrower  becomes subject to a bankruptcy  proceeding,  a bankruptcy  court
increase the risk of loss on a       may require  modifications  of the terms of a mortgage  loan without a permanent
mortgage loan.                       forgiveness  of the principal  amount of the mortgage loan.  Modifications  have included  reducing  the amount of each  monthly  payment,  changing  the rate of interest and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction may permit a debtor to cure a monetary default relating  to a mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and final judgment of  foreclosure  had been  entered in state court.  In addition,  under the federal  bankruptcy  law, all actions  against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

Special Yield and Prepayment
Considerations

The yield on your certificates       The yield to maturity on the  offered  certificates  will depend on a variety of
will vary depending on the rate of   factors, including:
prepayments.
                                     •        the rate and  timing of  principal  payments  on the  mortgage  loans, including prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

                                     •        the  allocation of principal  payments on the mortgage loans among the various classes of certificates;

                                     •        the pass-through rate for that class;

                                     •        interest shortfalls due to mortgagor prepayments; and

                                     •        the purchase price of that class.

                                     The rate of prepayments  is one of the most  important and least  predictable of these  factors.  No assurances  are given that the mortgage loans will prepay at any particular rate.

                                     In addition,  the master servicer may, in some cases, purchase any mortgage loan or contract that is at least three months  delinquent.  Such  repurchases  would increase the prepayment rates on the mortgage loans.

                                     In  general,  if  you  purchase  a  certificate  at  a  price  higher  than  its outstanding  certificate  principal balance and principal  distributions on your certificate  occur faster than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you purchase a certificate at a  price  lower  than  its  outstanding  certificate  principal  balance  and principal  distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the       Since  mortgagors,  in most cases,  can prepay their mortgage loans at any time,
mortgage loans will vary depending   the rate and timing of principal  distributions on the offered  certificates are
on future market conditions and      highly  uncertain  and are dependent  upon a wide variety of factors,  including
other factors.                       general  economic  conditions,  interest rates,  the availability of alternative
                                     financing  and  homeowner  mobility.   Generally,  when  market  interest  rates
                                     increase,  borrowers are less likely to prepay their mortgage loans.  This could result in a slower  return  of  principal  to you at a time when you might  have been  able to  reinvest  your  funds  at a  higher  rate of  interest  than  the pass-through  rate on your  class  of  certificates.  On the  other  hand,  when market  interest rates  decrease,  borrowers are generally more likely to prepay their mortgage  loans.  This could result in a faster return of principal to you at a time when you might not be able to reinvest  your funds at an interest rate as high as the pass-through rate on your class of certificates.

                                     Refinancing  programs,   which  may  involve  soliciting  all  or  some  of  the
                                     mortgagors  to  refinance  their  mortgage  loans,  may  increase  the  rate  of prepayments on the mortgage  loans.  These  refinancing  programs may be offered by the master  servicer,  any subservicer or their  affiliates,  and may include streamlined  documentation programs.  Streamlined documentation programs involve less  verification of underwriting  information than  traditional  documentation programs.  Approximately  1.0% and 0.9% of the reference date principal balances of the  group  I  loans  and  all  of the  mortgage  loans,  respectively,  were originated under streamlined documentation programs.

                                     See  "Description  of the Mortgage  Pool—The  Program"  and  "Certain  Yield and
                                     Prepayment  Considerations"  in this  prospectus  supplement  and  "Maturity and
                                     Prepayment Considerations" in the prospectus.

The mortgage loans with interest     As of the  reference  date,  approximately  41.3%  and 0.1% of the group I loans
only payments may affect the yield   require the related borrowers to make monthly payments of accrued interest,  but
on the offered certificates.         not  principal,  for the  first  ten  years  and  fifteen  years,  respectively, following the date of origination;  approximately 0.5% and 68.2% of the group II loans  require  the  related  borrowers  to make  monthly  payments  of  accrued
                                     interest,  but  not  principal,   for  the  first  five  years  and  ten  years,
                                     respectively,  following the date of origination;  and approximately 0.1%, 42.8%
                                     and 0.1% of all of the  mortgage  loans  require the related  borrowers  to make monthly  payments of accrued  interest,  but not  principal,  for the first five years,  ten  years  and  fifteen  years,  respectively,  following  the  date of origination.  After the interest only period,  the  borrower's  monthly  payment will be  recalculated  to cover both interest and principal so that the mortgage loan  will be  paid in full by its  final  payment  date.  As a  result,  if the monthly  payment  increases,  the  related  borrower  may not be able to pay the increased  amount and may default or may  refinance the loan to avoid the higher payment.

                                     In addition,  because no scheduled principal payments are required to be made on these  mortgage  loans  for a period  of time,  the  offered  certificates  will receive smaller scheduled principal  distributions  during that period than they would have  received  if the related  borrowers  were  required to make  monthly payments of interest and principal from  origination  of these  mortgage  loans.
                                     Absent other  considerations,  this slower rate of principal  distributions will result in longer weighted average lives of the offered  certificates  than would otherwise be the case if none of the mortgage loans had interest only periods.

The return on your certificates      The  Servicemembers  Civil  Relief Act, or the Relief  Act,  provides  relief to
could be reduced by shortfalls due   borrowers who enter active  military  service and to borrowers in reserve status
to the Servicemembers Civil Relief   who are called to active  duty after the  origination  of their  mortgage  loan.
Act.                                 Current or future  military  operations  of the United  States may  increase the number of borrowers who may be in active military service,  including persons in reserve  status  who may be called to  active  duty.  The  Relief  Act  provides generally  that a  borrower  who is covered by the Relief Act may not be charged interest on a mortgage  loan in excess of 6% per annum  during the period of the borrower's  active duty. Any resulting  interest  shortfalls are not required to be  paid  by the  borrower  at any  future  time.  The  master  servicer  is not required to advance these shortfalls as delinquent payments,  and the shortfalls are  not  covered  by any  form  of  credit  enhancement  on  the  certificates.
                                     Interest  shortfalls on the mortgage loans due to the  application of the Relief
                                     Act or similar  legislation  or  regulations  will be applied to reduce  accrued interest on each class of the certificates on a pro rata basis.

                                     The  Relief Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan during the  borrower's  period of active duty and, in some cases, during an additional three month period  thereafter.  As a result,  there may be delays in payment and increased  losses on the mortgage loans.  Those delays and increased  losses will be borne  primarily by the class of  certificates  with a certificate  principal  balance  greater  than  zero  with  the  lowest  payment priority.

                                     We do not know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                     See the definition of Accrued  Certificate  Interest under  "Description  of the
                                     Certificates—Glossary  of  Terms" in this  prospectus  supplement  and  "Certain
                                     Legal Aspects of Mortgage Loans and  Contracts—Servicemembers  Civil Relief Act"
                                     in the prospectus.

The yield on your certificates       The  certificates  of  each  class  have  different  yield   considerations  and
will be affected by the specific     different sensitivities to the rate and timing of principal  distributions.  The
terms that apply to that class,      following  is a  general  discussion  of  yield  considerations  and  prepayment
discussed below.                     sensitivities of some classes of certificates.

                                     See "Yield and Prepayment Considerations" in this prospectus supplement.

Senior Certificates                  The Class I-A-1,  Class  I-A-2,  Class I-A-3,  Class I-A-4,  Class I-A-5,  Class
                                     I-A-6,  Class  I-A-7,  Class  I-A-8,  or the  Class  I-A  Certificates,  and the
                                     Class R-I  Certificates will receive payments  primarily from the group I loans, and the Class  II-A-1  Certificates  and Class R-II  Certificates  will  receive payments primarily from the group II loans.

                                     The  Class  I-A  Certificates,  other  than the Class  I-A-7  Certificates,  are subject  to  various  priorities  for  payment of  principal.  Distributions  of principal  on the Class I-A  Certificates  entitled to  principal  distributions with an earlier  priority of payment will be affected by the rates of prepayment of the group I loans early in the life of the mortgage  pool.  Those  classes of
                                     Class  I-A  Certificates  entitled  to  principal  distributions  with  a  later priority of payment will be affected by the rates of  prepayment  of the group I
                                     loans   experienced   both  before  and  after  the  commencement  of  principal distributions  on those  classes,  and will be more  likely  to be  affected  by losses on the mortgage loans not covered by the credit  enhancement  since these classes will be outstanding for a longer period of time.

                                     See  "Description  of the  Certificates—Principal  Distributions  on the  Senior
                                     Certificates" in this prospectus supplement.

Class I-A-4 Certificates and Class   It  is  not  expected  that  the  Class  I-A-4   Certificates  and  Class  I-A-6
I-A-6 Certificates                   Certificates  will receive any distributions of principal until the distribution date in September  2011.  On or after the  distribution  date in September  2011
                                     but  before  the   distribution   date  in  September   2015,  the  Class  I-A-4
                                     Certificates  and Class I-A-6  Certificates  may receive a portion of  principal payments  that is  smaller  than a pro rata  share of such  principal  payments.
                                     Accordingly,  the Class I-A-4 Certificates and Class I-A-6 Certificates are more likely to  experience  losses  than if they  were to  receive  distributions  of principal prior to the distribution date in September 2011.

Class I-A-5 Certificates             Because  the  Class  I-A-5   Certificates   are  not  entitled  to  receive  any
                                     distributions of interest for some period of time, the Class I-A-5  Certificates will likely  experience  significant  price and yield  volatility.  Investors in the  Class  I-A-5  Certificates  should  consider  whether  this  volatility  is suitable to their investment needs.

Class I-A-6 Certificates             Investors in the Class I-A-6 Certificates  should be aware that losses and other shortfalls  on  the  mortgage  loans  otherwise  allocable  to the  Class  I-A-3
                                     Certificates and Class I-A-4  Certificates  will be allocated to the Class I-A-6
                                     Certificates,   subject  to  the   limitations   described  in  this  prospectus
                                     supplement.  Therefore,  the yield to maturity  on the Class I-A-6  Certificates will be  extremely  sensitive to losses  otherwise  allocable to the Class I-A-3
                                     Certificates and Class I-A-4 Certificates.

Class I-A-7 Certificates             Investors  in the Class  I-A-7  Certificates  should be aware  that the yield on such  Certificates  will be  extremely  sensitive  to the  rate  and  timing  of
                                     principal   payments  on  the  group  I  loans,  and  that  rate  may  fluctuate significantly  over time. A faster than expected  rate of principal  payments on the group I loans may have an adverse  effect on the yield to  investors  in the
                                     Class I-A-7  Certificates  and could  result in their  failure to fully  recover their initial investments.

Class A-P Certificates               The Class A-P  Certificates  will  receive a portion of the  principal  payments only on the  mortgage  loans that have net  mortgage  rates  lower  than  6.50%.
                                     Therefore,  the yield on the Class A-P Certificates will be extremely  sensitive to the rate and timing of  principal  prepayments  and  defaults on the mortgage loans that have net mortgage rates lower than 6.50%.

                                     Mortgage  loans with lower  mortgage  rates are less  likely to be prepaid  than mortgage loans with higher  mortgage  rates.  If prepayments of principal on the mortgage  loans that have net  mortgage  rates  lower than 6.50% occur at a rate slower than an investor  assumed at the time of purchase,  the investor's  yield on the Class A-P Certificates will be adversely affected.

Class A-V Certificates               The Class A-V Certificates  will receive a portion of the interest payments only from the  mortgage  loans  that  have net  mortgage  rates  higher  than  6.50%.
                                     Therefore,  the yield on the Class A-V Certificates will be extremely  sensitive to the rate and timing of  principal  prepayments  and  defaults on the mortgage loans that have net mortgage rates higher than 6.50%.

                                     Mortgage  loans with higher  mortgage  rates are more likely to be prepaid  than mortgage  loans with lower mortgage  rates.  If the mortgage loans that have net mortgage  rates  higher than 6.50% are prepaid at a rate faster than an investor assumed  at the time of  purchase,  the  yield to  investors  in the  Class  A-V
                                     Certificates   will  be   adversely   affected.   Investors  in  the  Class  A-V
                                     Certificates  should fully consider the risk that a rapid rate of prepayments on the mortgage  loans that have net mortgage  rates higher than 6.50% could result in the failure of such investors to fully recover their investments.

Class M Certificates                 The  yield to  investors  in each  class  of the  Class M  Certificates  will be sensitive  to the rate and  timing  of losses on the  mortgage  loans,  if those losses are not covered by a more  subordinate  class of Class M Certificates  or the Class B Certificates.

                                     It is not expected that the Class M Certificates  will receive any distributions of principal  prepayments  until the distribution  date in September 2011. On or after  that  date,  all  or a  disproportionately  large  portion  of  principal prepayments  on the mortgage  loans may be allocated to the senior  certificates as described in this  prospectus  supplement,  and none or a  disproportionately small portion of principal  prepayments on the mortgage loans may be paid to the holders of the Class M Certificates and Class B Certificates.  As a result,  the weighted  average  lives of the Class M  Certificates  may be longer  than would otherwise be the case.

                                     See "Summary--Credit  Enhancement--Allocation of Losses" and "Description of the
                                     Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

The recording of mortgages in the    The  mortgages or  assignments  of mortgage for many of the mortgage  loans have
name of MERS may affect the yield    been  or may be  recorded  in  the  name  of  Mortgage  Electronic  Registration
on the certificates.                 Systems,  Inc., or MERS, solely as nominee for the originator and its successors
                                     and  assigns.   Subsequent   assignments  of  those   mortgages  are  registered
                                     electronically  through the MERS®  System.  However,  if MERS  discontinues  the
                                     MERS® System and it becomes  necessary to record an  assignment  of the mortgage to the trustee,  then any related  expenses  shall be paid by the trust and will reduce the amount  available  to pay  principal  of and interest on the class or classes of certificates  with certificate  principal  balances greater than zero with the lowest payment priorities.

                                     The  recording of mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers and others in the mortgage industry may have limited,  if any,  experience with lenders seeking to
                                     foreclose   mortgages,   assignments   of  which  are   registered   with  MERS.
                                     Accordingly,  delays  and  additional  costs  in  commencing,   prosecuting  and
                                     completing  foreclosure  proceedings  and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the distribution of liquidation  proceeds to  certificateholders  and increase the amount of losses on the mortgage loans.

                                     For  additional   information   regarding   MERS  and  the  MERS®  System,   see
                                     "Description of the Mortgage  Pool—Mortgage Pool  Characteristics"  and "Certain
                                     Yield  and  Prepayment   Considerations"  in  this  prospectus   supplement  and
                                     "Description   of  the   Certificates—Assignment   of  Mortgage  Loans"  in  the
                                     prospectus.

                                            Issuing Entity

     The depositor  established a trust with respect to Series  2006-QS11 on the issuance date, under a series  supplement,  dated as of August  1,  2006,  to the  standard  terms of  pooling  and  servicing agreement,  dated as of March 1, 2006,  among the depositor,  the master servicer and the trustee.  The pooling and  servicing  agreement  is governed  by the laws of the State of New York.  On the  issuance date,  the  depositor  deposited  into  the  trust  a pool of  mortgage  loans  that  in the  aggregate constitutes  a mortgage  pool,  secured by first liens on one- to  four-family  residential  properties with  terms to  maturity  of not more than 30 years.  The trust  does not have any  additional  equity.
The pooling and servicing  agreement  authorizes  the trust to engage only in selling the  certificates in exchange for the mortgage  loans,  entering into and  performing its  obligations  under the pooling and  servicing  agreement,  activities  necessary,  suitable or  convenient  to such  actions and other activities  as may be  required  in  connection  with the  conservation  of the trust  fund and  making distributions  to  certificateholders.  The  mortgage  pool was  divided  into the  following  two loan groups:  loan group I and loan group II.

     The pooling and servicing  agreement  provides  that the depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right, title and interest of the depositor in and to the mortgage loans.  Furthermore,  the pooling and servicing  agreement states that, although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

     Some  capitalized  terms used in this  prospectus  supplement  have the meanings given below under
"Description of the Certificates—Glossary of Terms" or in the prospectus under "Glossary."

                                      Sponsor and Master Servicer

     Residential Funding Company,  LLC, a Delaware limited liability company, buys residential mortgage loans under several loan  purchase  programs from  mortgage  loan  originators  or sellers  nationwide, including  affiliates,  that meet its  seller/servicer  eligibility  requirements and services mortgage loans  for  its  own  account  and  for  others.  See  "The  Trusts—Mortgage  Collateral  Sellers"  and
"—Qualifications of Sellers" in the prospectus for a general description of applicable  seller/servicer eligibility  requirements.  Residential Funding Company,  LLC's principal executive offices are located at One Meridian  Crossings,  Suite 100,  Minneapolis,  Minnesota  55423.  Its telephone number is (952)
857-7000.  Residential  Funding Company,  LLC conducts  operations from its headquarters in Minneapolis and from  offices  located  primarily  in  California,  Texas,  Maryland,  Pennsylvania  and New  York.
Residential Funding Company, LLC finances its operations primarily through its securitization program.

     Residential  Funding  Company,  LLC converted from a Delaware  corporation  to a Delaware  limited liability  company  on  October  6,  2006.  Residential  Funding  Company,  LLC was  formerly  known as
Residential  Funding  Corporation.  Residential  Funding  Company,  LLC was  founded  in 1982 and began operations in 1986, acquiring,  servicing and securitizing  residential jumbo mortgage loans secured by first  liens on one- to  four-family  residential  properties.  GMAC  LLC,  formerly  known as  General
Motors  Acceptance  Corporation,   purchased  Residential  Funding  Company,  LLC  in  1990.  In  1995,
Residential  Funding  Company,  LLC expanded its business to include "Alt-A" first lien mortgage loans, such as some of the  mortgage  loans  described  in this  prospectus  supplement.  Residential  Funding
Company,  LLC also began to acquire and service  "subprime",  closed-end and revolving loans secured by second liens in 1995.

     On November 21, 2007,  Moody's Investors Service,  Inc., or Moody's,  reduced the servicer quality rating ("SQ") of Residential  Funding as a master  servicer of residential  mortgage loans to SQ1- from
SQ1 and placed these ratings on review for possible  further  downgrade.  The downgrade was prompted by
Moody's  rating  action on the senior  unsecured  debt  rating of the parent  corporation,  Residential
Capital,  LLC,  which was  downgraded on November 1, 2007, to Ba3 from Ba1. Based on the rating action,
Moody's  lowered its servicing  stability  assessment  for the master  servicing  operations to average from above average.

     Moody's SQ rating for  master  servicers  represents  its view of a master  servicer's  ability to report  servicer  activity to trustees or  investors  and oversee  the  performance  and  reporting  of underlying  servicers.  The  SQ  rating  scale  takes  into  account  servicing  stability  which  is a combination of the company's  operational  stability,  financial stability,  and the ability to respond to changing market conditions. The rating scale ranges from SQ1 (strong) to SQ5 (weak).

     The  following   tables  set  forth  the   aggregate   principal   balance  of  publicly   offered
securitizations  of mortgage loans  sponsored by  Residential  Funding  Company,  LLC for the past five years and for the nine months ended  September  30, 2007,  calculated as of year end or quarter end, as applicable.  Residential  Funding Company,  LLC sponsored  approximately $31.6 billion and $2.8 billion in initial aggregate  principal balance of mortgage-backed  securities in the 2002 calendar year backed by first  lien  mortgage  loans and junior  lien  mortgage  loans,  respectively.  Residential  Funding
Company,  LLC sponsored  approximately  $61.8 billion and $3.0 billion in initial  aggregate  principal balance of  mortgage-backed  securities in the 2006  calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  The  percentages  shown under  "Percentage  Change from
Prior Year"  represent the ratio of (a) the  difference  between the current and prior year volume over
(b) the prior year volume.

                                       Sponsor Securitization Experience

First Lien Mortgage Loans
                                                                                                                                            Nine
Volume  by                                                                                                                              Months Ended
Principal Balance                              2002              2003               2004               2005               2006            9/30/07
_____________________________________________________________________________________________________________________________________________________________

Prime Mortgages(1)                         $16,177,753,813     $ 18,964,072,062  $ 11,953,278,792  $ 24,149,038,614   $40,241,885,054    $22,403,276,926
Non Prime Mortgages(2)                     $15,475,700,554     $ 27,931,235,627  $ 24,408,531,445  $ 27,928,496,334   $21,581,547,796    $ 5,446,134,747
Total                                      $31,653,454,367     $ 46,895,307,689  $ 36,361,810,237  $ 52,077,534,948   $61,823,432,850    $27,849,411,673

Prime Mortgages(1)                            51.11%              40.44%             32.87%             46.37%             65.09%            80.44%
Non Prime Mortgages(2)                        48.89%              59.56%             67.13%             53.63%             34.91%            19.56%
Total                                        100.00%             100.00%            100.00%            100.00%            100.00%           100.00%

Percentage Change  from Prior Year(3)
Prime Mortgages(1)                            (1.28)%             17.22%            (36.97)%           102.03%             66.64%            -
Non Prime Mortgages(2)                       104.52%              80.48%            (12.61)%            14.42%            (22.73)%           -
Total                                         32.14%              48.15%            (22.46)%            43.22%             18.71%            -

Junior Lien Mortgage Loans
                                                                                                                             Nine
                                                                                                                         Months Ended
   Volume  by Principal Balance           2002             2003            2004             2005             2006           9/30/07
   ____________________________________________________________________________________________________________________________________

   Prime Mortgages(1)                $2,875,005,049   $3,207,008,585   $2,085,015,925  $2,409,506,573  $3,012,549,922   $2,933,100,838
   Non Prime Mortgages(2)            -                -                -               -               -                -
   Total                             $2,875,005,049   $3,207,008,585   $2,085,015,925  $2,409,506,573  $3,012,549,922   $2,933,100,838

   Prime Mortgages(1)                100.00%          100.00%          100.00%         100.00%         100.00%          100.00%
   Non Prime Mortgages(2)            -                -                -               -               -                -
   Total                             100.00%          100.00%          100.00%         100.00%         100.00%          100.00%

   Percentage Change from Prior
   Year(3)
   Prime Mortgages(1)                17.90%           11.55%           (34.99)%        15.56%          25.03%           -
   Non Prime Mortgages(2)            -                -                -               -               -                -
   Total                             17.90%           11.55%           (34.99)%        15.56%          25.03%           -

(1)  Product  originated under the Jumbo,  Alt-A, High Loan to Value First Lien programs and Closed End Home
     Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage  Loans—Non-  Prime Mortgages  because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                        Nine
                                                                                                                       Months
                                                                                                                       Ended
Volume by Number of Loans                    2002           2003           2004           2005           2006         9/30/07
____________________________________________________________________________________________________________________________________
Prime Mortgages(1)                          68,077         86,166         55,773         91,631        141,188        66,717
Non Prime Mortgages(2)                     136,789        200,446        170,696        173,796        132,069        30,514
Total                                      204,866        286,612        226,469        265,427        273,257        97,231

Prime Mortgages(1)                          33.23%         30.06%         24.63%         34.52%         51.67%         68.62%
Non Prime Mortgages(2)                      66.77%         69.94%         75.37%         65.48%         48.33%         31.38%
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%        100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         17.87%         26.57%         (35.27)%       64.29%         54.08%          -
Non Prime Mortgages(2)                     91.47%         46.54%         (14.84)%        1.82%        (24.01)%         -
Total                                      58.56%         39.90%         (20.98)%       17.20%          2.95%          -

Junior Lien Mortgage Loans
                                                                                                                      Nine
                                                                                                                      Months
        Volume by Number of Loans            2002           2003           2004           2005           2006      Ended 9/30/07
____________________________________________________________________________________________________________________________________
Prime Mortgages(1)                         73,188         84,962         51,614         53,071         60,951        54,120
Non Prime Mortgages(2)                          -              -              -              -              -             -
Total                                      73,188         84,962         51,614         53,071         60,951        54,120

Prime Mortgages(1)                         100.00%        100.00%        100.00%        100.00%        100.00%       100.00%
Non Prime Mortgages(2)                          -              -              -              -              -             -
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%       100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         16.26%         16.09%         (39.25)%       2.82%          14.85%        -
Non Prime Mortgages(2)                         -              -              -              -              -         -
Total                                      16.26%         16.09%         (39.25)%       2.82%          14.85%        -

(1)  Product  originated under the Jumbo,  Alt-A, High Loan to Value First Lien programs and Closed End Home
     Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage  Loans—Non-  Prime Mortgages  because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

          The following tables set forth the outstanding  principal balance,  calculated as of year end or quarter end, as applicable,  of mortgage loans master serviced by Residential  Funding Company,  LLC for the past five  years and for the nine  months  ended  September  30,  2007,  and the number of such loans  for  the  same  periods.  Residential  Funding  Company,  LLC  was  the  master  servicer  of  a residential  mortgage loan  portfolio of  approximately  $68.1 billion and $4.1 billion in  outstanding principal  balance as of the end of the 2002  calendar  year  backed by first lien  mortgage  loans and junior lien mortgage loans,  respectively.  Residential  Funding  Company,  LLC was the master servicer of a  residential  mortgage  loan  portfolio  of  approximately  $140.1  billion  and $8.5  billion  in outstanding  principal as of the end of the 2006 calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  The percentages shown under  "Percentage  Change from Prior
Year"  represent  the ratio of (a) the  difference  between  the current and prior year volume over (b)
the prior year volume.

                                 Master Servicer Servicing Experience
First Lien Mortgage Loans
                                                                                                                                                      Nine
Volume by                                                                                                                                         Months Ended
Principal Balance                           2002                 2003                2004                  2005                  2006               9/30/07
___________________________________________________________________________________________________________________________________________________________________
Prime Mortgages(1)                    $  43,282,264,857   $33,749,084,171       $  32,453,682,854   $  47,935,800,813     $  83,052,457,702    $99,075,920,638
Non Prime Mortgages(2)                $  24,910,565,613   $39,334,697,127       $  50,509,138,736   $  53,938,083,312     $  57,013,557,376    $53,052,082,172
Total                                 $  68,192,830,470   $73,083,781,298       $  82,962,821,590   $ 101,873,884,125     $ 140,066,015,078   $152,128,002,810

Prime Mortgages(1)                        63.47%               46.18%              39.12%               47.05%                59.30%                65.13%
Non Prime Mortgages(2)                    36.53%               53.82%              60.88%               52.95%                40.70%                34.87%
Total                                    100.00%              100.00%             100.00%              100.00%               100.00%               100.00%

Percentage   Change   from  Prior
Year(3)
Prime Mortgages(1)                       (15.75)%             (22.03)%              (3.84)%              47.71%                73.26%                 -
Non Prime Mortgages(2)                    51.62%               57.90%               28.41%                6.79%                 5.70%                 -
Total                                      0.57%                7.17%               13.52%               22.79%                37.49%                 -

Junior Lien Mortgage Loans
                                                                                                                                                      Nine
Volume by                                                                                                                                         Months Ended
Principal Balance                           2002                 2003                2004                  2005                  2006               9/30/07
__________________________________________________________________________________________________________________________________________________________________
Prime Mortgages(1)                    $  4,102,615,571     $  4,365,319,862    $  5,135,640,057     $  5,476,133,777      $  8,536,345,778     $7,327,610,630
Non Prime Mortgages(2)                               -                    -                   -                    -                     -                  -
Total                                 $  4,102,615,571     $  4,365,319,862    $  5,135,640,057     $  5,476,133,777      $  8,536,345,778     $7,327,610,630

Prime Mortgages(1)                    100.00%              100.00%             100.00%              100.00%               100.00%              100.00%
Non Prime Mortgages(2)                -                    -                   -                    -                     -                    -
Total                                 100.00%              100.00%             100.00%              100.00%               100.00%              100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)                    16.79%               6.40%               17.65%               6.63%                 55.88%               -
Non Prime Mortgages(2)                -                    -                   -                    -                     -                    -
Total                                 16.79%               6.40%               17.65%               6.63%                 55.88%               -

(1)  Product  originated under the Jumbo,  Alt-A, High Loan to Value First Lien programs and Closed End Home
     Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included  under First Lien Mortgage  Loans—Non-Prime  Mortgages  because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                          Nine
                                                                                                                       Months Ended
Volume  by Number of Loans       2002              2003              2004              2005              2006            9/30/07
_________________________________________________________________________________________________________________________________________
Prime Mortgages(1)              202,938          168,654           156,745           201,903           312,825           354,313
Non Prime Mortgages(2)          242,625          341,863           414,639           411,550           405,577           356,890
Total                           445,563          510,517           571,384           613,453           718,402           711,203

Prime Mortgages(1)               45.55%           33.04%            27.43%            32.91%            43.54%            49.82%
Non Prime Mortgages(2)           54.45%           66.96%            72.57%            67.09%            56.46%            50.18%
Total                           100.00%          100.00%           100.00%           100.00%           100.00%           100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)              (14.71)%          (16.89)%           (7.06)%           28.81%            54.94%            -
Non Prime Mortgages(2)           44.37%            40.90%            21.29%            (0.74)%           (1.45)%           -
Total                             9.74%            14.58%            11.92%             7.36%            17.11%            -

Junior Lien Mortgage Loans
                                                                                                                            Nine
                                                                                                                        Months Ended
Volume by Number of Loans        2002              2003              2004              2005               2006            9/30/07
__________________________________________________________________________________________________________________________________________
Prime Mortgages(1)             118,773            127,833          147,647           143,713            199,652            164,753
Non Prime Mortgages(2)               -                  -                -                 -                  -                  -
Total                          118,773            127,833          147,647           143,713            199,652            164,753

Prime Mortgages(1)             100.00%            100.00%          100.00%           100.00%            100.00%            100.00%
Non Prime Mortgages(2)              -                  -                -                 -                  -                  -
Total                          100.00%            100.00%          100.00%           100.00%            100.00%            100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)             14.16%             7.63%            15.50%            (2.66)%            38.92%                 -
Non Prime Mortgages(2)             -                  -                -                 -                  -                  -
Total                          14.16%             7.63%            15.50%            (2.66)%            38.92%                 -

(1)  Product  originated under the Jumbo,  Alt-A, High Loan to Value First Lien programs and Closed End Home
     Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included  under First Lien Mortgage  Loans—Non-Prime  Mortgages  because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     Residential  Funding  Company,  LLC's overall  procedures for originating  and acquiring  mortgage loans  are  described  under  "Description  of  the  Mortgage  Pool—The  Program"  in  this  prospectus
supplement.   Residential   Funding  Company,   LLC's  material  role  and   responsibilities  in  this
transaction,   including   as  master   servicer,   are   described  in  the   prospectus   under  "The
Trusts—Qualifications  of Sellers"  and "The  Trusts—Repurchases  of Mortgage  Collateral"  and in this
prospectus   supplement   under   "Pooling   and   Servicing    Agreement—The   Master   Servicer   and
Subservicer—Master Servicer."

     Residential  Funding  Company,  LLC's  wholly-owned  subsidiary,  Homecomings  Financial,  LLC, or
Homecomings,  originated and sold to Residential  Funding Company,  LLC approximately  35.1%, 33.1% and
35.0% of the  group I  loans,  the  group II loans  and all of the  mortgage  loans,  respectively,  by principal  balance as of the  reference  date,  included  in the  mortgage  pool.  GMAC  Mortgage,  LLC originated  and sold to Residential  Funding  Company,  LLC  approximately  3.4%,  6.5% and 3.6% of the group I loans, group II loans and all of the mortgage loans,  respectively,  by principal balance as of the reference  date,  included in the mortgage  pool. See  "Affiliations  Among  Transaction  Parties,"
"Description  of the  Mortgage  Pool—Originators"  and  "Pooling  and  Servicing  Agreement—The  Master
Servicer and Subservicers" in this prospectus supplement.

                                 Affiliations Among Transaction Parties

     The diagram below illustrates the various relationships among the affiliated transaction parties.

                                   Description of the Mortgage Pool

General

     The  mortgage  pool  consisted  of  3,132  mortgage  loans  with an  aggregate  principal  balance outstanding as of the cut-off date,  after deducting  payments of principal due during the month of the cut-off date, of  approximately  $751,505,705.  The mortgage pool consists of 2,521 mortgage loans with an aggregate  principal  balance  outstanding as of the reference  date,  after  deducting  payments of principal due during the month of the reference date, of approximately $588,180,143.

     The  mortgage  loans are  secured by first  liens on fee simple  interests  in one-to  four-family residential real properties and, in the case of  approximately  0.1% of the mortgage loans, an interest in shares  issued by a  cooperative  apartment  corporation  and the  related  proprietary  lease.  The property  securing the  mortgage  loan is referred to as the  mortgaged  property.  The  mortgage  pool consists of  conventional,  fixed-rate,  first lien  mortgage  loans with terms to maturity of not more than 30 years from the date of  origination.  The mortgage  pool is divided into two groups of mortgage loans,  referred  to as group I loans  and  group II  loans.  All  percentages  of the  mortgage  loans described in this prospectus  supplement are  approximate  percentages by aggregate  principal  balance determined  as of the reference  date,  after  deducting  payments of principal due during the month of the reference date, unless otherwise indicated.

     The mortgage  loans were  selected for inclusion in the mortgage  pool from among  mortgage  loans purchased in  connection  with the Expanded  Criteria  Program  described  below based on the Sponsor's assessment of investor preferences and rating agency criteria.

     The depositor and  Residential  Funding have made certain limited  representations  and warranties regarding  the  mortgage  loans as of August 30,  2006,  which is the  initial  date of issuance of the certificates.  The depositor and  Residential  Funding are required to repurchase or substitute for any mortgage  loan as to  which a  breach  of its  representations  and  warranties  with  respect  to that mortgage  loan  occurs,  if  such  breach  materially  and  adversely  affects  the  interests  of  the certificateholders  in any of those  mortgage  loans.  Residential  Funding has not and will not assign to the  depositor,  and  consequently  the depositor has not and will not assign to the trustee for the benefit of the  certificateholders,  any of the  representations  and warranties made by the sellers or the right to require the related  seller to repurchase  any such mortgage loan in the event of a breach of any of its  representations  and warranties.  Accordingly,  the only  representations and warranties regarding  the  mortgage  loans that have been made for the benefit of the  certificateholders  are the limited  representations  and  warranties  made by  Residential  Funding  and the  depositor.  See "The
Trusts—Representations with Respect to Mortgage Collateral" in the prospectus.

     A limited  amount of losses on mortgage  loans as to which there was fraud in the  origination  of those mortgage  loans will be covered by the  subordination  provided by the Class M  Certificates  and
Class  B  Certificates  as  described  in  this  prospectus   supplement  under   "Description  of  the
Certificates—Allocation of Losses; Subordination."

Mortgage Pool Characteristics

     The original  mortgages for many of the mortgage  loans have been, or in the future may be, at the sole  discretion  of the master  servicer,  recorded  in the name of Mortgage  Electronic  Registration
Systems,  Inc., or MERS,  solely as nominee for the  originator  and its  successors  and assigns,  and subsequent  assignments of those  mortgages have been, or in the future may be, at the sole  discretion of the master servicer,  registered  electronically  through the MERS® System. In some other cases, the original  mortgage was recorded in the name of the  originator of the mortgage loan,  record  ownership was later  assigned  to MERS,  solely as nominee for the owner of the  mortgage  loan,  and  subsequent assignments  of the  mortgage  were,  or in the  future  may be, at the sole  discretion  of the master servicer,  registered  electronically  through the MERS® System. For each of these mortgage loans, MERS serves as  mortgagee  of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan. As of the reference  date approximately  94.9%,  93.4% and 94.8% of the group I loans, the group II loans and all of the mortgage loans,  respectively,  were  recorded in the name of MERS.  For  additional  information  regarding the recording of mortgages in the name of MERS see "Certain  Yield and  Prepayment  Considerations—General"
in this prospectus  supplement and  "Description of the  Certificates—Assignment  of Mortgage Loans" in
the prospectus.

     None of the mortgage loans were subject to the Home  Ownership and Equity  Protection Act of 1994.
None of the mortgage loans are loans that,  under  applicable  state or local law in effect at the time of  origination  of the loan,  are referred to as (1) "high cost" or  "covered"  loans or (2) any other similar  designation  if the law  imposes  greater  restrictions  or  additional  legal  liability  for residential  mortgage  loans with high interest  rates,  points and/or fees. See "Certain Legal Aspects of the Mortgage Loans—The Mortgage Loans—Homeownership Act and Similar State Laws" in the prospectus.

         o    As of the reference date,  approximately   3.7%,  7.4% and 3.9% of the group I loans, the
              group II loans and all of the mortgage  loans are  currently 30 to 59 days  delinquent in payment of principal and interest.

         o    As of the reference date,  approximately  1.4%,  4.1% and 1.5% of the group I loans,  the group II loans and all of the mortgage  loans are  currently 60 to 89 days  delinquent in payment of principal and interest.

         o    As of the reference date,  approximately  4.6%,  6.6% and 4.7% of the group I loans,  the group II loans and all of the mortgage loans are currently 90 or more days  delinquent in payment of principal and interest.

         o    As of the reference  date,  approximately   10.2%,  16.3% and 10.5% of the group I loans,
              the group II loans and all of the mortgage loans have been  delinquent by a maximum of 30 to 59 days in payment of principal and interest in the past 24 months.

         o    As of the reference date,  approximately  2.7%,  6.9% and 2.9% of the group I loans,  the group II loans and all of the mortgage  loans have been  delinquent by a maximum of 60 to
              89 days in payment of principal and interest in the past 24 months.

         o    As of the reference date,  approximately  5.3%,  7.9% and 5.5% of the group I loans,  the group II loans and all of the mortgage  loans have been  delinquent by 90 days or more in payment of principal and interest in the past 24 months.

         o    As of the reference date, the cumulative  amount of realized losses on the mortgage loans since  the  cut-off  date was  equal to  approximately  0.1% of the  aggregate  principal balance of the mortgage loans as of the cut-off date.

         o    As of the reference date, none of the mortgage loans are Buy-Down Mortgage Loans.

         o    As of the reference  date,  no mortgage  loan provides for deferred  interest or negative amortization.

         o    As of the  reference  date,  none of the mortgage  loans have been made to  international borrowers.

         o    As of the reference date,  approximately  0.7%, 1.0% and 0.7% of the aggregate  principal balance  of the  group I  loans,  the  group  II  loans  and all of the  mortgage  loans, respectively, are balloon loans.

     In the case of approximately  2.4%, 3.2% and 2.4% of the aggregate  principal balance of the group
I loans,  the group II loans and all of the mortgage loans,  respectively,  in lieu of an appraisal,  a valuation of the  mortgaged  property was obtained  using one of several  automated  valuation  models.
See "—Automated Valuation Models" below.

     For a  description  of the  methodology  used to  categorize  mortgage  loans as  delinquent,  see
"--Static Pool Information" below.

     With respect to  approximately  41.3% and 0.1% of the aggregate  principal  balance of the group I loans,  the related  mortgage  note  provides  for an interest  only period for the first ten years and fifteen years,  respectively,  following the date of origination.  With respect to  approximately  0.5%
and 68.2% of the  aggregate  principal  balance  of the  group II  loans,  the  related  mortgage  note provides for an interest  only period for the first five years and ten years,  respectively,  following the  date of  origination.  With  respect  to  approximately  0.1%,  42.8%  and  0.1% of the  aggregate principal  balance of all of the mortgage  loans,  the related  mortgage  note provides for an interest only period for the first five years,  ten years and fifteen  years,  respectively,  following the date of  origination.  Under the terms of these loans,  borrowers are required to pay only accrued  interest each month,  with no  corresponding  principal  payments,  until the end of the  interest  only period.
Once the interest  only period ends,  monthly  payments of principal  are required to amortize the loan over its remaining term, in addition to accrued interest.

     None of the  group I loans,  approximately  83.7% of the  group  II  loans  and 4.6% by  aggregate principal  balance of all of the mortgage loans provide for payment of a prepayment  charge for partial prepayments  and  prepayments  in  full.  However  with  respect  to some of the  mortgage  loans,  the prepayment  charge  may be  waived  in the case of a  prepayment  occurring  upon the sale of  property securing a mortgage  loan. The prepayment  charge  applies to  prepayments  made generally  within five years  following  the  origination  of such  mortgage  loan.  The  amount of the  prepayment  charge is generally  equal to six months'  advance  interest on the amount of the prepayment  that, when added to
all  other  amounts  prepaid  during  the  twelve-month  period  immediately   preceding  the  date  of
prepayment,  exceeds  twenty  percent  (20%) of the original  principal  amount of the  mortgage  loan.
Prepayment  charges  received on the  mortgage  loans will not be  available  for  distribution  on the certificates.  See "Certain  Yield and Prepayment  Considerations"  in this  prospectus  supplement and
"Certain  Legal  Aspects of the  Mortgage  Loans and  Contracts—Default  Interest  and  Limitations  on
Prepayments" in the prospectus.

     Group I Loans.  The group I loans  consist of 2,417  fixed-rate  mortgage  loans with an aggregate principal  balance  as of the  reference  date of  approximately  $555,990,095.  The  group I loans had individual  principal  balances at origination of at least $42,700 but not more than $1,505,000 with an average  principal  balance at origination of approximately  $233,938.  The group I loans have terms to maturity from the date of origination  or  modification  of not more than 30 years.  All of the group I loans were purchased by the depositor  through its affiliate,  Residential  Funding,  from unaffiliated sellers  as  described  in this  prospectus  supplement  and in the  prospectus,  except in the case of approximately  35.1% and 3.4% of the group I loans,  which were purchased by the depositor  through its affiliate,  Residential Funding,  from Homecomings and GMAC Mortgage LLC,  respectively.  Approximately
11.0%  of the  group I loans  were  purchased  by the  depositor  through  its  affiliate,  Residential
Funding,  from  Wachovia  Mortgage  Corporation.  Except as described  in the  preceding  sentence,  no unaffiliated  seller sold more than  approximately  9.0% of the group I loans to  Residential  Funding.
Approximately  74.1% of the group I loans are being subserviced by GMAC Mortgage,  LLC, an affiliate of
Residential Funding Company, LLC.

     None of the group I loans were  originated  prior to July 18,  2005 or will have a  maturity  date later  than  August  1,  2036.  No group I loan  had a  remaining  term to  stated  maturity  as of the reference  date of less than 221 months.  The weighted  average  remaining  term to stated  maturity of the  group I loans  as of the  reference  date was  approximately  342  months.  The  weighted  average original term to stated  maturity of the group I loans as of the reference date was  approximately  360 months.  As used in this  prospectus  supplement the remaining term to stated maturity means, as of any date of  determination  and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments remaining after the reference date.

     Group II Loans.  The group II loans  consist of 104  fixed-rate  mortgage  loans with an aggregate principal  balance  as of the  reference  date of  approximately  $32,190,048.  The  group II loans had individual  principal  balances at origination of at least $65,000 but not more than $1,500,000 with an average  principal balance at origination of approximately  $311,542.  The group II loans have terms to maturity from the date of origination or  modification  of not more than 30 years.  All of the group II loans were purchased by the depositor  through its affiliate,  Residential  Funding,  from unaffiliated sellers  as  described  in this  prospectus  supplement  and in the  prospectus,  except in the case of approximately  33.1% and 6.5% of the group II loans,  which were purchased by the depositor through its affiliate,  Residential Funding, from Homecomings and GMAC Mortgage,  LLC, respectively.  Approximately
22.0% of the  group II loans  were  purchased  by the  depositor  through  its  affiliate,  Residential
Funding,  from MortgageIT,  Inc. Except as described in the preceding sentence,  no unaffiliated seller sold more than  approximately  6.2% of the group II loans to Residential  Funding.  All of the group II loans are being subserviced by GMAC Mortgage, LLC, an affiliate of Residential Funding Company, LLC.

     None of the group II loans  were  originated  prior to  September  9, 2005 or will have a maturity date later than  August 1, 2036.  No group II loan had a  remaining  term to stated  maturity as of the reference  date of less than 213 months.  The weighted  average  remaining  term to stated  maturity of the  group II loans as of the  reference  date was  approximately  341  months.  The  weighted  average original term to stated maturity of the group II loans as of the reference date was  approximately  359 months.

     All  Mortgage  Loans.  The  mortgage  loans  consist of 2,521  fixed-rate  mortgage  loans with an aggregate  principal  balance as of the  reference  date of  approximately  $588,180,143.  The mortgage loans  had  individual  principal  balances  at  origination  of at least  $42,700  but not  more  than
$1,505,000 with an average  principal  balance at origination of approximately  $237,140.  The mortgage loans have terms to stated  maturity from the date of origination or  modification  of not more than 30 years.  All of the mortgage  loans were purchased by the depositor  through its affiliate,  Residential
Funding,  from unaffiliated  sellers as described in this prospectus  supplement and in the prospectus, except in the case of approximately  35.0% and 3.6% of the mortgage loans,  which were purchased by the depositor  through its  affiliate,  Residential  Funding,  from  Homecomings  and GMAC  Mortgage,  LLC, respectively.  Approximately  10.4%  of all of the  mortgage  loans  were  purchased  by the  depositor through its affiliate,  Residential Funding,  from Wachovia Mortgage  Corporation.  Except as described in the preceding  sentence,  no unaffiliated  seller sold more than  approximately 8.5% of the mortgage loans to  Residential  Funding.  Approximately  75.5% of the mortgage  loans are being  subserviced  by
GMAC Mortgage, LLC, an affiliate of Residential Funding Company, LLC.

     None of the mortgage  loans were  originated  prior to July 18, 2005 or will have a maturity  date later  than  August 1,  2036.  No  mortgage  loan had a  remaining  term to stated  maturity  as of the reference  date of less than 213 months.  The weighted  average  remaining  term to stated  maturity of the  mortgage  loans as of the  reference  date was  approximately  342 months.  The  weighted  average original term to stated maturity of the mortgage loans as of the reference date was  approximately  360 months.

     Set forth in Annex I is a description of certain additional  characteristics of the mortgage loans expressed as a percentage of the outstanding  aggregate  principal balance of the mortgage loans having those  characteristics  relative to the outstanding  aggregate principal balance of all mortgage loans.
Unless  otherwise  specified,  all  principal  balances of the mortgage  loans are as of the  reference date,  after  deducting  payments of  principal  due during the month of the  reference  date,  and are rounded to the nearest dollar.

Sharia Mortgage Loans

     Approximately 0.8%  and 0.8% by  aggregate  principal  balance of the group I loans and all of the mortgage  loans,  respectively,  as of the reference  date,  referred to as the Sharia  Mortgage Loans, have been  structured to comply with Islamic  religious law,  which  prohibits the charging of interest on loans.  Generally,  ownership of the mortgaged  property  securing a Sharia  Mortgage Loan is vested in  two  co-owners,  the  borrower,  referred  to as  the  "consumer",  and  an  indirect  wholly-owned subsidiary of the  originator,  referred to as the  "co-owner,"  pursuant to a Co-Ownership  Agreement.
Both the consumer and co-owner  possess  certain  rights,  which  indicate their  respective  rights of ownership,  under the  Co-Ownership  Agreement,  including the "indicia of ownership".  Certain indicia of  ownership,  such as the sole right to occupy the  property and the  obligation  to pay taxes on the property,  belong to the consumer,  and other  indicia of ownership,  such as the right of re-entry for purposes of  inspection  of the property and the ability to cure any defects  regarding  the  property, belong to the  co-owner.  The consumer is obligated to make monthly  payments to the co-owner  pursuant to an Obligation to Pay. Each monthly  payment is comprised of a "profit  payment" and an  "acquisition payment".  The profit payment is made in  consideration  of the consumer's  exclusive  right to use and enjoy the  mortgaged  property.  The sum of the  acquisition  payments  required  to be made  under the
Obligation  to Pay will  equal the  portion  of the  purchase  price or  refinance  amount  paid by the co-owner at the time of  origination.  A lien on the mortgaged  property to secure the  obligations  of the consumer under the Obligation to Pay and the  Co-Ownership  Agreement is established  pursuant to a
Mortgage  or  Security  Instrument,  which  is filed in the real  property  records  of the  applicable recording  office.  The  originator's  security  interest  in both the  co-owner's  and the  consumer's interest in the  mortgaged  property,  along with the rights under the  Co-Ownership  Agreement and the
Obligation  to  Pay,  will  be  assigned  to the  trust  as the  originator's  assignee.  Title  to the mortgaged  property  is  retained by the  consumer  and the  co-owner  or the  consumer  alone.  Upon a default by the consumer under the Obligation to Pay or the  Co-Ownership  Agreement,  the trust, as the originator's  assignee,  will have the power to sell the  property  and use the proceeds of the sale to satisfy  the  full  amount  owed by the  consumer  under  the  Obligation  to Pay and the  Co-Ownership
Agreement.

     For all purposes under this prospectus  supplement,  the profit factor on any Sharia Mortgage Loan will be deemed to be the mortgage  rate on that  mortgage  loan,  any amounts  received with respect to the profit  payment  for any  Sharia  Mortgage  Loan will be deemed to be  interest  collected  on that mortgage loan, any amounts  received with respect to the  acquisition  payment for any Sharia  Mortgage
Loan will be deemed to be principal  collected on that mortgage  loan,  references  in this  prospectus supplement  to a note or mortgage  note will be deemed to be  references  to the  Obligation to Pay for any Sharia Mortgage Loan and references in this  prospectus  supplement to a mortgage will be deemed to be references to a Mortgage or Security Instrument, as applicable, for any Sharia Mortgage Loan.

Balloon Loans
     Approximately 0.7%,  1.0% and 0.7% by aggregate  principal balance of the group I loans, the group
II loans and all of the  mortgage  loans,  respectively,  as of the  reference  date,  provide for  the payment of principal  generally based on a 40-year  amortization  schedule,  although the mortgage loan will  generally  have a  scheduled  maturity  date of  approximately  30 years from the due date of the first monthly payment,  leaving a substantial  portion of the original principal amount due and payable on the  scheduled  maturity  date of the mortgage  loan.  These  mortgage  loans are  sometimes  called balloon  loans,  and the  payments  due at maturity  are called  balloon  amounts.  The  existence of a balloon amount  generally  will require the related  mortgagor to refinance the balloon loan or to sell the  mortgaged  property on or prior to the  scheduled  maturity  date.  The ability of a mortgagor  to accomplish  either of these  goals will be  affected  by a number of  factors,  including  the level of available  mortgage rates at the time of sale or  refinancing,  the  mortgagor's  equity in the related mortgaged  property,  the  financial  condition  of the  mortgagor,  tax  laws and  prevailing  general
economic  conditions.   None of the  depositor,  the master  servicer  or the trustee is  obligated  to refinance any balloon loan.

Static Pool Information

     Current  static  pool data with  respect to mortgage  loans  serviced  by  Residential  Funding is
available  on  the  internet  at  www.gmacrfcstaticpool.com   (the  "Static  Pool  Data").  Information
presented under (i) "RALI" as the issuer/shelf,  (ii) "QS" as the series,  and (iii) "2006-QS11" as the deal, will include  information  regarding prior  securitizations of mortgage loans that are similar to the mortgage loans included in this mortgage pool,  based on underwriting  criteria and credit quality, as well as  historical  information  regarding  the  mortgage  loans in this  mortgage  pool,  and that information is referred to in this prospectus supplement as Static Pool Data.

     The Static Pool Data is not deemed to be a part of the prospectus or the depositor's  registration statement  to the  extent  that the  Static  Pool  Data  relates  to (a) any  issuing  entity  that was established  before January 1, 2006 and (b) information  relating to assets of the RALI 2006-QS11 Trust for periods prior to January 1, 2006.

     As used in the Static Pool Data and in this prospectus supplement,  a loan is considered to be "30 to 59 days" or "30 or more  days"  delinquent  when a payment  due on any  scheduled  due date  remains unpaid as of the close of business on the last  business day  immediately  prior to the next  following monthly  scheduled due date; "60 to 89 days" or "60 or more days"  delinquent when a payment due on any scheduled  due date remains  unpaid as of the close of business on the last  business  day  immediately prior to the second following  monthly  scheduled due date; and so on. The  determination as to whether a mortgage  loan falls into these  categories  is made as of the close of business on the last business day of each month.  Grace periods and partial payments do not affect these determinations.

     From time to time, the master  servicer or a subservicer  will modify a mortgage  loan,  recasting monthly  payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally such  borrowers make payments  under the modified  terms for a trial period,  before the  modifications become final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's original  payment  terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the mortgaged  property and, in some cases, a borrower's  capacity to pay a higher  monthly  payment obligation.  The trial  period  generally  may  extend to up to six  months  before a  modification  is finalized.  Once the  modifications  become  final  delinquencies  are  reported  based on the modified terms.  Generally if a borrower  fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer has not modified a material  number of mortgage
loans  in  any  pool.  Furthermore,   the  rating  agencies  rating  the  certificates  impose  certain limitations on the ability of the master servicer to modify loans.

     Charge-offs  are taken only when the master  servicer  has  determined  that it has  received  all payments  or cash  recoveries  which the master  servicer  reasonably  and in good faith  expects to be finally recoverable with respect to any mortgage loan.

     There can be no assurance that the delinquency and foreclosure  experience set forth in the Static
Pool Data will be  representative  of the results that may be experienced  with respect to the mortgage loans included in the trust.

Primary Mortgage Insurance and Standard Hazard Insurance

     Each mortgage loan is required to be covered by a standard hazard insurance  policy.  In addition, to the  best of the  depositor's  knowledge,  subject  to the  exceptions  described  in the  following sentence,  each  mortgage loan with an LTV ratio at  origination  in excess of 80% will be insured by a primary mortgage  insurance policy,  which is referred to as a primary  insurance  policy,  covering at least 35% of the balance of the mortgage loan at  origination  if the LTV ratio is between  100.00% and
95.01%,  at least 30% of the balance of the mortgage  loan at  origination  if the LTV ratio is between
95.00% and 90.01%,  at least 25% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage loan at  origination if the LTV  ratio  is  between  85.00%  and  80.01%.  None of the  mortgage  loans  with an LTV  ratio  at origination  in excess of 80% will be insured by a primary  mortgage  insurance  policy  covering  less than the amounts  described  in the  preceding  sentence,  and none of the  mortgage  loans with an LTV ratio at origination in excess of 80% will be uninsured.

     All of the primary  insurance  policies were issued by Mortgage  Guaranty  Insurance  Corporation,
General  Electric  Mortgage  Insurance   Corporation/Genworth   Mortgage  Insurance  Company,  Republic
Mortgage Ins. N.C., United Guaranty  Residential  Insurance  Company,  PMI Mortgage  Insurance Company,
CUNA Mutual Group or Radian Guaranty Inc., which  collectively are the primary  insurers.  Each primary insurer  has a claims  paying  ability  currently  acceptable  to the  rating  agencies  that have been requested to rate the  certificates;  however,  no  assurance  as to the actual  ability of any primary insurer  to pay  claims can be given by the  depositor,  the  issuing  entity or the  underwriter.  See
"Insurance Policies on Mortgage Loans or Contracts" in the prospectus.

The Program

     General.  Residential  Funding,  under its Expanded  Criteria Program,  or the program,  purchases mortgage  loans that may not qualify for other first  mortgage  purchase  programs such as those run by
Fannie  Mae or Freddie  Mac or by  Residential  Funding in  connection  with  securities  issued by the depositor's  affiliate,  Residential  Funding  Mortgage  Securities I, Inc.  However,  a portion of the mortgage  loans  under the  program  may also  qualify  for the  Fannie Mae or  Freddie  Mac  programs.
Examples of mortgage  loans that may not qualify for such programs  include  mortgage  loans secured by non-owner  occupied  properties,  mortgage  loans made to borrowers  whose income is not required to be provided or verified,  mortgage  loans with high LTV ratios or mortgage  loans made to borrowers  whose ratios of debt service on the mortgage  loan to income and total debt service on  borrowings  to income are higher than for those other  programs.  Borrowers  may be  international  borrowers.  The  mortgage loans also  include  mortgage  loans  secured by  parcels of land that are  smaller or larger  than the average for these types of loans,  mortgage loans with higher LTV ratios than in those other  programs, and  mortgage  loans with LTV ratios  over 80% that do not  require  primary  mortgage  insurance.  See
"—Program  Underwriting  Standards"  below.  The inclusion of those mortgage loans may present  certain risks  that are not  present in those  other  programs.  The  program is  administered  by  Residential
Funding on behalf of the depositor.

     Qualifications  of Program  Sellers.  Each Expanded  Criteria  Program Seller has been selected by
Residential  Funding on the basis of criteria  described in  Residential  Funding's  Expanded  Criteria
Seller Guide, or the Seller Guide.  See "The Trusts—Qualifications of Sellers" in the prospectus.

     Program  Underwriting  Standards.  In  accordance  with the Seller  Guide,  the Expanded  Criteria
Program  Seller is  required  to review an  application  designed  to  provide to the  original  lender pertinent credit  information  concerning the mortgagor.  As part of the description of the mortgagor's financial condition,  each mortgagor is required to furnish  information,  which may have been supplied solely in the  application,  regarding its assets,  liabilities,  income  (except as described  below), credit history and employment  history,  and to furnish an  authorization  to apply for a credit report which  summarizes  the  borrower's  credit  history with local  merchants and lenders and any record of bankruptcy.  The  mortgagor  may also be required to authorize  verifications  of deposits at financial institutions  where the mortgagor  had demand or savings  accounts.  In the case of non-owner  occupied properties,  income derived from the mortgaged  property may be considered for  underwriting  purposes.
For mortgaged  property  consisting of a vacation or second home,  generally no income derived from the property is considered for underwriting purposes.

     Based  on the  data  provided  in the  application  and  certain  verifications,  if  required,  a determination  is made by the original  lender that the mortgagor's  monthly income,  if required to be stated,  will be  sufficient to enable the  mortgagor to meet its monthly  obligations  on the mortgage loan and other expenses  related to the property,  including  property taxes,  utility costs,  standard hazard  insurance  and other  fixed  obligations.  Generally,  scheduled  payments  on a mortgage  loan during the first year of its term plus taxes and insurance and all  scheduled  payments on  obligations that extend  beyond ten months,  including  those  mentioned  above and other fixed  obligations,  must equal no more than specified  percentages of the prospective  mortgagor's gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the mortgage loans have been  originated  under "reduced  documentation"  or "no stated
income"  programs,  which  require  less  documentation  and  verification  than do  traditional  "full documentation"  programs.  Generally,  under a "reduced  documentation"  program,  no verification of a mortgagor's  stated  income is  undertaken  by the  originator.  Under a "no  stated  income"  program, certain  borrowers with  acceptable  payment  histories will not be required to provide any information regarding  income and no other  investigation  regarding  the  borrower's  income  will be  undertaken.
Under a "no income/no asset" program,  no verification of a mortgagor's  income or assets is undertaken by the  originator.  The  underwriting  for those mortgage loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The adequacy of the  mortgaged  property as security for  repayment of the related  mortgage  loan generally is determined by an appraisal in accordance  with appraisal  procedure  guidelines  described in the Seller Guide.  Appraisers  may be staff  appraisers  employed by the  originator.  The appraisal procedure  guidelines  generally require the appraiser or an agent on its behalf to personally  inspect the property and to verify  whether the property is in good  condition and that  construction,  if new, has been  substantially  completed.  The  appraiser  is required to consider a market data  analysis of recent  sales of  comparable  properties  and,  when deemed  applicable,  an  analysis  based on income generated  from the property,  or replacement  cost analysis based on the current cost of  constructing or  purchasing  a similar  property.  In  certain  instances,  the LTV ratio is based on the  appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

     Prior to assigning the mortgage  loans to the  depositor,  Residential  Funding will have reviewed the underwriting  information  provided by the mortgage  collateral sellers for the mortgage loans and, in those cases,  determined that the mortgage loans were generally  originated in accordance with or in a manner  generally  consistent with the  underwriting  standards  described in the Seller Guide.  With regard to a material  portion of these  mortgage  loans,  this review of  underwriting  information  by
Residential  Funding  was  performed  using  an  automated   underwriting   system.  Any  determination
described above using an automated  underwriting  system will only be based on the information  entered into the system and the  information the system is programmed to review.  See "The  Trusts—Underwriting
Policies—Automated Underwriting" in the prospectus.

     Because of the program  criteria and  underwriting  standards  described above, the mortgage loans may  experience  greater rates of  delinquency,  foreclosure  and loss than mortgage  loans required to satisfy more stringent underwriting standards.

     Billing and Payment  Procedures.  The majority of the mortgage loans require  monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace  period.  The  applicable servicer  sends  monthly  invoices to  borrowers.  In some cases,  borrowers  are provided  with coupon books annually,  and no invoices are sent  separately.  Borrowers may elect for monthly  payments to be deducted  automatically from deposit accounts and may make payments by various means,  including online transfers,  phone payment and Western Union quick check,  although an additional fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly  payment amount every other week, in order to accelerate the amortization of their loans.

Underwriting Standards

     All of  the  mortgage  loans  in  the  mortgage  pool  were  originated  in  accordance  with  the underwriting  criteria  of  Residential  Funding  described  under "—The  Program"  in this  prospectus supplement.  Residential  Funding will review each mortgage loan for compliance  with its  underwriting
standards   prior  to  purchase  as  described   under  "The   Trusts—Underwriting   Policies—Automated
Underwriting" in the prospectus.

     The  applicable   underwriting  standards  include  a  set  of  specific  criteria  by  which  the underwriting  evaluation is made.  However,  the  application  of the  underwriting  standards does not imply that each  specific  criterion  was  satisfied  individually.  Rather,  a  mortgage  loan will be considered to be originated in accordance  with the  underwriting  standards  described above if, based on an overall  qualitative  evaluation,  the loan is in substantial  compliance  with the  underwriting standards.  For example,  a mortgage loan may be considered to comply with the  underwriting  standards described above,  even if one or more specific  criteria  included in the  underwriting  standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

Automated Valuation Models

     In  some  cases,  for  mortgage  loans  underwritten   through  Residential   Funding's  automated
underwriting  system,  in lieu of an appraisal,  a valuation of the mortgaged  property was obtained by using one of  several  automated  valuation  models.  There are  multiple  automated  valuation  models included in Residential  Funding's  automated  underwriting  system.  Based upon,  among other factors, the geographic area,  price range and other  attributes of a qualifying  mortgage loan, a mortgage loan is  directed to the  appropriate  automated  valuation  model for that  particular  mortgage  loan.  An
automated  valuation  model  evaluates,   among  other  things,  various  types  of  publicly-available information  such as recent  sales prices of similar  homes  within the same price  range.  Residential
Funding uses automated  valuation  models in lieu of full appraisals for qualifying first lien mortgage loans  underwritten  through  its  automated  underwriting  system  which meet  specified  underwriting criteria and receive an acceptable valuation.

Originators

     Homecomings is a Delaware limited  liability  company and  wholly-owned  subsidiary of Residential
Funding  Company,  LLC.  Homecomings  originated  approximately  35.1%,  33.1% and  35.0% by  principal amount  of the  group I loans,  the group II loans and all of the  mortgage  loans,  respectively.  See also "Pooling and Servicing  Agreement—The  Master  Servicer and  Subservicers—GMAC  Mortgage,  LLC" in
this prospectus supplement.

     Wachovia Mortgage Corporation,  a North Carolina corporation,  originated  approximately 11.0% and
10.4% by principal amount of the group I loans and all of the mortgage loans, respectively.

     MortgageIT,  Inc., a New York corporation,  originated  approximately 22.0% by principal amount of the group II loans.

     GMAC Mortgage,  LLC, a Delaware limited liability company and an affiliate of Residential  Funding
Company,  LLC,  originated  approximately 3.4%, 6.5% and 3.6% by principal amount of the group I loans, group II loans and all of the mortgage loans, respectively.

     The  mortgage  loans were  originated  in  accordance  with  Residential  Funding  Company,  LLC's
underwriting   standards   described  above.   See  "Description  of  the  Mortgage   Pool—Underwriting
Standards" above.

Additional Information

     The  description in this prospectus  supplement of the mortgage pool and the mortgaged  properties is based upon the mortgage  pool as  constituted  at the close of business on the  reference  date,  as adjusted for the  scheduled  principal  payments due during the month of the reference  date.  Prior to the closing date,  Residential Funding Company,  LLC may repurchase or substitute for any mortgage loan as to which a breach of its  representations  and warranties with respect to that mortgage loan occurs, if such breach  materially  and  adversely  affects the interests of the  certificateholders  in any of
those  mortgage  loans.   The  information  in  this  prospectus   supplement  will  be   substantially
representative  of the  characteristics  of the mortgage pool as it will be  constituted on the closing date,  although  the range of  mortgage  rates and  maturities  and some other  characteristics  of the mortgage loans in the mortgage pool may vary.

     A current report on Form 8-K is available to purchasers of the offered  certificates and was filed by the issuing entity,  in its own name,  together with the pooling and servicing  agreement,  with the
Securities and Exchange Commission on September 14, 2006.

                                    Description of the Certificates

General

     The Series 2006-QS11 Mortgage Asset-Backed  Pass-Through Certificates include 13 classes of Senior
Certificates.

     The Group I Senior Certificates include the following nine classes:

     o   Class I-A-1 Certificates, or the Accretion Directed Certificates;

     o   Class I-A-2 Certificates;

     o   Class I-A-3 Certificates;

     o   Class I-A-4  Certificates,  and together with the Class I-A-3  Certificates,  the Super Senior
         Certificates;

     o   Class I-A-5 Certificates, or the Accrual Certificates;

     o   Class I-A-6  Certificates,  or the Senior  Support  Certificates,  and together with the Class
         I-A-4 Certificates, the Lockout Certificates;

     o   Class I-A-7 Certificates;

     o   Class I-A-8 Certificates; and

     o   Class R-I Certificates.

     The Group II Senior Certificates include the following two classes:

     o   Class II-A-1 Certificates; and

     o   Class R-II Certificates.

     The Senior Certificates also include the following two classes:

     o   Class A-P Certificates, or the Principal Only Certificates; and

     o   Class A-V  Certificates,  or the Variable  Strip  Certificates,  and  together  with the Class
         I-A-7 Certificates, the Interest Only Certificates.

     In addition,  the Series 2006-QS11 Mortgage  Asset-Backed  Pass-Through  Certificates  include the following six classes of subordinated certificates.

     o  Class M-1 Certificates;

     o  Class M-2 Certificates;

     o  Class  M-3  Certificates,  and  together  with the  Class  M-1  Certificates  and the Class M-2
        Certificates, the Class M Certificates;

     o  Class B-1 Certificates;

     o  Class B-2 Certificates; and

     o  Class  B-3  Certificates,  and  together  with the  Class  B-1  Certificates  and the Class B-2
        Certificates, the Class B Certificates.

     Distributions  of  interest  and  principal  on the Group I Senior  Certificates  and the Group II
Senior  Certificates  are based  primarily on interest and principal  received or advanced with respect to the group I loans and the group II loans,  respectively.  Distributions  of  principal  and interest on the Class A-P,  Class A-V,  Class M and Class B  Certificates  are based on interest  and  principal received or advanced with respect to all of the mortgage loans.  Only the Class I-A-2  Certificates are offered  hereby.  See "Glossary" in the  prospectus for the meanings of capitalized  terms and acronyms not otherwise defined in this prospectus supplement:

     The  certificates  evidence  the entire  beneficial  ownership  interest  in the trust.  The trust consists of:

     o   the mortgage loans;

     o   the cash deposited in respect of the mortgage loans in the Custodial Account and in the
         Certificate Account and belonging to the trust;

     o   property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

     o   any applicable primary insurance policies and standard hazard insurance policies; and

     o   all proceeds of any of the foregoing.

     After  giving  effect to  distributions  on the  January 25, 2008  distribution  date,  the Senior
Certificates  evidenced in the aggregate a beneficial  ownership  interest of  approximately  92.34% in the trust.  After giving effect to distributions on the January 25, 2008  distribution  date, the Class
M Certificates and Class B Certificates  evidenced in the aggregate a beneficial  ownership interest of approximately  7.66% in the trust.  As of the cut-off date,  the Senior  Certificates  evidenced in the aggregate an initial  beneficial  ownership  interest of  approximately  93.75% in the trust. As of the cut-off date, the Class M Certificates  and Class B Certificates  evidenced in the aggregate an initial beneficial ownership interest of approximately 6.25% in the trust.

     The Senior Certificates,  other than the Residual  Certificates,  and the Class M Certificates are
available only in book-entry form through  facilities of The Depository Trust Company,  or DTC, and are collectively referred to as the DTC registered  certificates.  The DTC registered  certificates,  other than the Interest Only Certificates,  were issued in minimum  denominations of $25,000,  or $250,000 in the case of the Class M-2  Certificates  and Class M-3  Certificates,  and integral  multiples of $1 in excess thereof.  The Interest Only  Certificates were issued in minimum  denominations  representing an initial  notional amount of $2,000,000,  and integral  multiples of $1 in excess thereof.  The Residual
Certificates  were  issued  in  registered,  certificated  form  in  minimum  denominations  of  a  20%
percentage  interest,  except,  in the  case of one  Class  R-I  and one  Class  R-II  Certificate,  as
otherwise described in this prospectus supplement under "Material Federal Income Tax Consequences."

     The DTC registered  certificates  are  represented by one or more  certificates  registered in the name of Cede & Co.,  as the  nominee  of DTC.  No  beneficial  owner  will be  entitled  to  receive  a certificate of any class in fully  registered  form, or a definitive  certificate,  except as described in the prospectus under "Description of the Certificates—Form of Certificates."

     For additional information regarding DTC and the DTC registered certificates,  see "Description of the Certificates—Form of Certificates" in the prospectus.

Glossary of Terms

     The  following  terms are given the  meanings  shown below to help  describe the cash flows on the certificates:

     Accretion  Termination  Date—  The  earlier  to occur of (i) the  distribution  date on which  the
Certificate  Principal  Balance of the Class I-A-1  Certificates  has been reduced to zero and (ii) the occurrence of the Credit Support Depletion Date.

     Accrual  Distribution  Amount—On each distribution date preceding the Accretion  Termination Date, an amount  equal to the amount of Accrued  Certificate  Interest  on the Class I-A-5  Certificates  for
that date which will be added to the  Certificate  Principal  Balance of the Class  I-A-5  Certificates
and distributed in the manner described in this prospectus  supplement under "—Principal  Distributions on the Senior  Certificates"  to the holders of the Class I-A-1  Certificates as principal in reduction of the  Certificate  Principal  Balance  of the Class  I-A-1  Certificates.  Any  distributions  of the
Accrual  Distribution  Amount to the Class I-A-1  Certificates  will reduce the  Certificate  Principal
Balance of the Class I-A-1  Certificates  by that amount.  The amount that is added to the  Certificate
Principal  Balance of the Class I-A-5  Certificates  will accrue interest at a rate of 6.50% per annum.
On each  distribution date on or after the Accretion  Termination Date, the entire Accrued  Certificate
Interest  on the Class  I-A-5  Certificates  for that date will be payable to the  holders of the Class
I-A-5  Certificates,  as interest to the extent not required to be paid to the Class I-A-1 Certificates in order to fully reduce the Certificate  Principal Balance of the Class I-A-1  Certificates to zero on the Accretion  Termination  Date;  provided,  however,  that if the Accretion  Termination  Date is the
Credit Support  Depletion  Date, the entire Accrual  Distribution  Amount for that date will be payable as interest to the holders of the Class I-A-5 Certificates.

     Accrued Certificate  Interest—With respect to any distribution date, an amount equal to (a) in the case of each  class of Senior  Certificates  and Class M  Certificates,  other than the  Interest  Only
Certificates  and Principal Only  Certificates,  interest  accrued during the related  Interest Accrual
Period on the Certificate  Principal  Balance of the  certificates of that class  immediately  prior to that  distribution  date at the  related  pass-through  rate and (b) in the case of the  Interest  Only
Certificates,  interest  accrued during the related  Interest  Accrual  Period on the related  Notional
Amount  immediately prior to that distribution  date at the  then-applicable  pass-through rate on that class for that  distribution  date; in each case less interest  shortfalls,  if any,  allocated thereto for that distribution date to the extent not covered,  with respect to the Senior Certificates,  by the subordination  provided by the Class B Certificates  and Class M Certificates  and, with respect to the
Class  M  Certificates,  to the  extent  not  covered  by the  subordination  provided  by the  Class B
Certificates  and any  class or  classes  of Class M  Certificates  having  a lower  payment  priority, including in each case:

              (i)     any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the
     Certificates—Interest Distributions";

              (ii)    the interest portions of Realized Losses, including Excess Special Hazard
     Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, not allocated through subordination;

              (iii)   the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud
     Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

              (iv)    any other interest shortfalls not covered by the subordination provided by the
     Class M Certificates or Class B Certificates, including interest shortfalls relating to the
     Servicemembers Civil Relief Act, or Relief Act, or similar legislation or regulations, all allocated as described below.

     The Class I-A Percentage of these  reductions  with respect to the group I loans will be allocated among the  holders  of the  Group I Senior  Certificates,  in  proportion  to the  amounts  of  Accrued
Certificate  Interest  that would have been  payable  to those  certificates  from the group I loans on that  distribution  date absent such  reductions.  The Class II-A  Percentage of these  reductions with respect  to the  group  II  loans  will  be  allocated  among  the  holders  of  the  Group  II  Senior
Certificates,  in  proportion  to the  amounts of  Accrued  Certificate  Interest  that would have been payable  to  those  certificates  from  the  group  II loans  on that  distribution  date  absent  such reductions.  The  remainder  of these  reductions  will be  allocated  among the holders of the Class M
Certificates  and  the  Class B  Certificates  in  proportion  to the  respective  amounts  of  Accrued
Certificate  Interest that would have been payable on that  distribution  date absent these reductions.
In the case of each class of Class M Certificates,  Accrued Certificate  Interest on that class will be further  reduced by the  allocation  of the  interest  portion of certain  losses  thereto,  if any, as described below under  "—Allocation of Losses;  Subordination."  Accrued  Certificate  Interest on each class of related  Senior  Certificates  will be distributed  on a pro rata basis.  Accrued  Certificate
Interest on each class of  certificates  is  calculated  on the basis of a 360-day year  consisting  of twelve 30-day months.

     Advance—As  to any mortgage  loan and any  distribution  date,  an amount  equal to the  scheduled payment of  principal  and  interest on the  mortgage  loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

     Aggregate  Available  Distribution  Amount—With  respect to a  distribution  date,  the sum of the
Available Distribution Amounts for both loan groups for such distribution date.

     Aggregate Class A-P Principal Distribution  Amount—With respect to a distribution date, the sum of the Class A-P Principal Distribution Amounts for both loan groups for such distribution date.

     Aggregate Senior Interest Distribution  Amount—With respect to a distribution date, the sum of the
Senior Interest Distribution Amounts for both loan groups for such distribution date.

     Aggregate Senior Principal  Distribution  Amount—With  respect to a distribution  date, the sum of the Senior Principal Distribution Amounts for both loan groups for such distribution date.

     Available  Distribution  Amount—With  respect to any  distribution  date and each loan  group,  an amount equal to the aggregate of:

              o   the aggregate amount of scheduled payments on the mortgage loans in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

              o   all unscheduled payments on the mortgage loans in the related loan group including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent
                  Recoveries and proceeds from repurchases of and substitutions for the mortgage loans in the related loan group occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

              o   all Advances made for that distribution date for the related loan group in each case net of amounts reimbursable therefrom to the master servicer and any subservicer; and

              o   any additional amounts to be included in the Available Distribution Amount with respect to such loan group pursuant to the first paragraph of clause (c) under
                  "—Principal Distributions on the Senior Certificates".

     In addition to the  foregoing  amounts,  with respect to  unscheduled  collections,  not including mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related
Available  Distribution Amount for the distribution date in the month of receipt,  but is not obligated to do so. As described in this prospectus  supplement  under  "—Principal  Distributions  on the Senior
Certificates,"  any amount  with  respect to which such  election is so made shall be treated as having been  received on the last day of the  preceding  calendar  month for the purposes of  calculating  the amount of  principal  and  interest  distributions  to any class of  certificates.  With respect to any distribution date, the determination date is the second business day prior to that distribution date.

     Capitalization  Reimbursement  Amount—With  respect to any distribution date and a loan group, the amount of Advances or Servicing  Advances that were added to the outstanding  principal  balance of the mortgage  loans in the related loan group during the  preceding  calendar  month and  reimbursed to the master servicer or subservicer on or prior to such distribution  date, plus the related  Capitalization
Reimbursement  Shortfall Amount remaining  unreimbursed from any prior distribution date and reimbursed to the master  servicer or subservicer on or prior to such  distribution  date. The master  servicer or subservicer  will be entitled to be reimbursed  for these  amounts only from the principal  collections on the mortgage loans in the related loan group.

     Capitalization  Reimbursement  Shortfall  Amount—With  respect to any distribution date and a loan group,  the amount,  if any, by which the amount of Advances or Servicing  Advances  that were added to the principal  balance of the mortgage  loans in the related loan group during the  preceding  calendar month  exceeds  the  amount of  principal  payments  on the  mortgage  loans  included  in the  related
Available Distribution Amount for that distribution date.

     Certificate Group—With respect to loan group I, the Group I Senior Certificates,  and with respect to loan group II, the Group II Senior Certificates.

     Certificate  Principal  Balance—With  respect to any Senior Certificates and Class M Certificates, other than the Interest  Only  Certificates,  as of any date of  determination,  an amount equal to the sum of (x) the initial  Certificate  Principal  Balance of that  certificate and (y) in the case of the
Accrual  Certificates,  an amount equal to the Accrued  Certificate  Interest added to the  Certificate
Principal  Balance of the Accrual  Certificates on each  distribution date on or prior to the Accretion
Termination  Date,  reduced by the  aggregate  of (a) all amounts  allocable  to  principal  previously distributed  with respect to that  certificate  and (b) any  reductions  in the  Certificate  Principal
Balance of that  certificate  deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus  supplement,  provided that, after the Certificate Principal
Balances of the Class B Certificates  have been reduced to zero, the Certificate  Principal  Balance of any  certificate  of the class of Class M  Certificates  with the  highest  payment  priority  to which
Realized  Losses,  other than Excess  Bankruptcy  Losses,  Excess Fraud Losses,  Excess  Special Hazard
Losses and  Extraordinary  Losses,  have been allocated  shall be increased by the percentage  interest evidenced thereby multiplied by the amount of any Subsequent Recoveries not previously  allocated,  but not by more than the  amount  of  Realized  Losses  previously  allocated  to  reduce  the  Certificate
Principal  Balance of that certificate,  and the Certificate  Principal Balance of the class of related certificates  with a Certificate  Principal  Balance greater than zero with the lowest payment priority shall be further reduced by an amount equal to the percentage  interest  evidenced  thereby  multiplied by the  excess,  if any,  of (i) the  then-aggregate  Certificate  Principal  Balance of all classes of related  certificates then outstanding over (ii) the then-aggregate  Stated Principal Balance of all of the mortgage loans.

     Class A-P  Collection  Shortfall—With  respect to each  distribution  date and a loan  group,  the extent to which (1) the amount  included  under clause (iii) of the  definition  of Class A-P Principal
Distribution  Amount for that  distribution  date and loan group is less than (2) the amount  described
in  (a)  under  clause  (iii)  of  such  definition  of  Class  A-P  Principal   Distribution   Amount.
Notwithstanding  any other provision of this prospectus  supplement,  any distribution  relating to any
Class A-P Collection  Shortfall,  to the extent not covered by any amounts  otherwise  distributable to the Class B-3  Certificates  shall result in a reduction of the amount of  principal  distributions  on that distribution  date on (i) first, the Class B-1 Certificates and Class B-2  Certificates,  and (ii)
second, the Class M Certificates, in each case in reverse order of their payment priority.

     Class A-P Principal  Distribution  Amount—With  respect to any distribution date and loan group, a distribution  allocable to  principal  made to holders of the Class A-P  Certificates  from the related
Available  Distribution  Amount remaining after the related Senior Interest  Distribution  Amount other than the Accrual Distribution Amount is distributed, equal to the aggregate of:

              (i) the related  Discount  Fraction of the  principal  portion of the  scheduled  monthly payment on each  Discount  Mortgage  Loan in the related loan group due during the related Due
         Period,  whether or not  received  on or prior to the  related  determination  date,  less the
         Discount  Fraction of the  principal  portion of any related  Debt  Service  Reductions  which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

              (ii)the  related  Discount   Fraction  of  the  principal   portion  of  all  unscheduled
         collections  on each  Discount  Mortgage  Loan in the related  loan group  other than  amounts received in connection  with a Final  Disposition  of a Discount  Mortgage Loan in the related loan group described in clause (iii) below,  including mortgagor  prepayments,  repurchases of
         Discount  Mortgage Loans or, in the case of a substitution,  amounts  representing a principal adjustment,  as  required  by the  pooling  and  servicing  agreement,  Liquidation  Proceeds,
         Subsequent  Recoveries  and  Insurance  Proceeds,  to the  extent  applied  as  recoveries  of principal,  received  during  the  preceding  calendar  month  or,  in the  case of  mortgagor prepayments in full, during the related Prepayment Period;

              (iii)        in connection with the Final  Disposition of a Discount Mortgage Loan in the
         related  loan group that did not result in any Excess  Special  Hazard  Losses,  Excess  Fraud
         Losses,  Excess  Bankruptcy  Losses or Extraordinary  Losses, an amount equal to the lesser of
         (a) the  applicable  Discount  Fraction  of the  Stated  Principal  Balance  of that  Discount
         Mortgage Loan  immediately  prior to that  distribution  date and (b) the aggregate  amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

              (iv)any amounts  allocable to principal  for any previous  distribution  date  calculated pursuant to clauses (i) through (iii) above that remain undistributed; and

              (v) an amount equal to the aggregate of the related Class A-P  Collection  Shortfalls for all  distribution  dates on or prior to such  distribution  date,  less any amounts paid under this clause on a prior  distribution  date, until paid in full;  provided,  that distributions under this clause (v) shall only be made to the extent of  Eligible  Funds for such loan group on any distribution date; minus

              (vi)the related  Discount  Fraction of the  portion of the  Capitalization  Reimbursement
         Amount  for the  related  loan  group for such  distribution  date,  if any,  related  to each
         Discount Mortgage Loan in the related loan group.

Notwithstanding  the foregoing,  on or after the Credit Support Depletion Date, the Class A-P Principal
Distribution  Amount  with  respect to any  distribution  date and loan  group will equal the  Discount
Fraction of the  principal  portion of  scheduled  payments  and  unscheduled  collections  received or advanced in respect of Discount  Mortgage  Loans in the related  loan group minus the related  Discount
Fraction  of the  portion of the  related  Capitalization  Reimbursement  Amount for such  distribution date, if any, related to each Discount Mortgage Loan in the related loan group.

     Class I-A Certificates—The  Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class
I-A-6, Class I-A-7 and Class I-A-8 Certificates.

     Class I-A Percentage—With  respect to any distribution date, the percentage equal to the aggregate
Certificate  Principal  Balance  of  the  Group  I  Senior  Certificates   immediately  prior  to  that
distribution  date divided by the aggregate  Stated  Principal  Balance of all of the mortgage loans in loan  group I,  other  than the  Discount  Fraction  of the  Discount  Mortgage  Loans in loan group I, immediately  prior to that  distribution  date.  The Class I-A  Percentage  was equal to  approximately
92.25% after giving effect to  distributions on the January 25, 2008  distribution  date and will in no event exceed 100%.

     Class II-A Certificates—The Class II-A-1 Certificates.

     Class  II-A  Percentage—With  respect  to any  distribution  date,  the  percentage  equal  to the aggregate Certificate  Principal Balance of the Group II Senior Certificates  immediately prior to that distribution  date divided by the aggregate  Stated  Principal  Balance of all of the mortgage loans in loan group II,  other than the  Discount  Fraction  of the  Discount  Mortgage  Loans in loan group II, immediately  prior to that  distribution  date. The Class II-A  Percentage  was equal to  approximately
92.71% after giving effect to  distributions on the January 25, 2008  distribution  date and will in no event exceed 100%.

     Credit Support  Depletion  Date—The  first  distribution  date on which the aggregate  Certificate
Principal Balance of the Class M Certificates and Class B Certificates has been reduced to zero.

     Discount  Fraction—With  respect to each  Discount  Mortgage  Loan,  a  fraction,  expressed  as a percentage,  the  numerator of which is 6.50% minus the Net Mortgage  Rate for such  Discount  Mortgage
Loan and the  denominator of which is 6.50%.  The Class A-P  Certificates  will be entitled to payments based on the Discount Fraction of the Discount Mortgage Loans.

     Discount Mortgage Loan—Any mortgage loan with a Net Mortgage Rate less than 6.50% per annum.

     Due Date—With  respect to any distribution date and any mortgage loan, the date during the related
Due Period on which scheduled payments are due.

     Due Period—With  respect to any  distribution  date, the calendar month in which the  distribution date occurs.

     Eligible  Funds—With respect to any distribution date and loan group, such loan group's portion of an amount that is allocated  among the loan groups pro rata,  based on the  aggregate  unpaid Class A-P
Shortfalls  for each loan group,  which  amount is equal to the excess of (i) the  Aggregate  Available
Distribution  Amount  over (ii) the sum of the  Aggregate  Senior  Interest  Distribution  Amount,  the
Aggregate  Senior  Principal  Distribution  Amount  (determined  without  regard to clause  (iv) of the definition of "Senior Principal  Distribution  Amount"), the Aggregate Class A-P Principal Distribution
Amount  (determined   without  regard  to  clause  (v)  of  the  definition  of  "Class  A-P  Principal
Distribution  Amount") and the aggregate amount of Accrued  Certificate  Interest on the Class M, Class
B-1 and Class B-2 Certificates.

     Excess Bankruptcy Losses—Bankruptcy Losses in excess of the Bankruptcy Amount.

     Excess Fraud Losses—Fraud Losses in excess of the Fraud Loss Amount.

     Excess Special Hazard Losses—Special Hazard Losses in excess of the Special Hazard Amount.

     Excess  Subordinate  Principal  Amount—With  respect to distribution date on which the Certificate
Principal  Balance of the most subordinate  class or classes of certificates  then outstanding is to be reduced to zero and on which Realized  Losses are to be allocated to that class or those  classes,  the amount,  if any, by which (i) the amount of principal  that would  otherwise be  distributable  on that class or those classes of certificates on that  distribution  date is greater than (ii) the excess,  if any, of the aggregate  Certificate  Principal  Balance of that class or those  classes of  certificates immediately  prior to that  distribution  date  over the  aggregate  amount  of  Realized  Losses to be allocated to that class or those classes of certificates on that  distribution  date, as reduced by any amount  calculated  pursuant  to clause  (v) of the  definition  of "Class A-P  Principal  Distribution
Amount." The Excess  Subordinate  Principal  Amount will be allocated  between the loan groups on a pro rata basis in accordance  with the amount of Realized  Losses on the mortgage  loans in each loan group allocated to the certificates on that distribution date.

     Final  Disposition—With  respect to a defaulted  mortgage  loan, a Final  Disposition is deemed to have  occurred  upon a  determination  by the  master  servicer  that  it has  received  all  Insurance
Proceeds,  Liquidation  Proceeds  and other  payments  or cash  recoveries  which the  master  servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

     Interest Accrual  Period—With  respect to each distribution date, the calendar month preceding the month in which the distribution date occurs.

     Lockout  Percentage—For  any  distribution  date  occurring  prior  to the  distribution  date  in
September  2011,  0%. For any  distribution  date  occurring  after the first five years  following the issuance date, a percentage determined as follows:

              o   for any distribution date during the sixth year after the issuance date, 30%;

              o   for any distribution date during the seventh year after the issuance date, 40%;

              o   for any distribution date during the eighth year after the issuance date, 60%;

              o   for any distribution date during the ninth year after the issuance date, 80%; and

              o   for any distribution date thereafter, 100%.

     Net Mortgage  Rate—As to a mortgage  loan, the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

     Non-Discount  Mortgage  Loan—With  respect to each loan group,  the mortgage  loans other than the
Discount Mortgage Loans in such loan group.

     Notional  Amount—  As of any  date of  determination,  the  Notional  Amount  of the  Class  I-A-7
Certificates is equal to 1/13 multiplied by the aggregate  Certificate  Principal  Balance of the Class
I-A-2  Certificates and Class I-A-8  Certificates  immediately  prior to that date. The Notional Amount of the Class I-A-7  Certificates was approximately  $14,282,076 after giving effect to distributions on the January 25, 2008  distribution  date. As of any date of  determination,  the Notional Amount of the
Class A-V Certificates is equal to the aggregate  Stated Principal  Balance of the mortgage loans prior to that date. The Notional Amount of the Class A-V Certificates was  approximately  $595,022,935  after giving  effect to  distributions  on the January 25, 2008  distribution  date.  Reference to a Notional
Amount is solely for convenience in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

     Record Date—With  respect to any certificates and any distribution  date, the close of business on the last business day of the preceding calendar month.

     Senior Accelerated Distribution  Percentage—For any loan group and any distribution date occurring prior  to  the  distribution  date  in  September  2011,  100%.  The  Senior  Accelerated  Distribution
Percentage  for any  distribution  date and any  loan  group  occurring  after  the  first  five  years following the issuance date will be as follows:

              o   for any distribution  date during the sixth year after the issuance date, the related
                  Senior  Percentage  for that  distribution  date plus 70% of the related  Subordinate
                  Percentage for that distribution date;

              o   for any  distribution  date  during the seventh  year after the  issuance  date,  the related  Senior  Percentage  for  that  distribution  date  plus  60% of the  related
                  Subordinate Percentage for that distribution date;

              o   for any  distribution  date  during the  eighth  year after the  issuance  date,  the related  Senior  Percentage  for  that  distribution  date  plus  40% of the  related
                  Subordinate Percentage for that distribution date;

              o   for any distribution  date during the ninth year after the issuance date, the related
                  Senior  Percentage  for that  distribution  date plus 20% of the related  Subordinate
                  Percentage for that distribution date; and

              o   for any  distribution  date  thereafter,  the  related  Senior  Percentage  for  that distribution date.

     If on any distribution  date the weighted average of the Senior  Percentages for both loan groups, weighted on the basis of the Stated  Principal  Balances  of the  mortgage  loans in the  related  loan group excluding the Discount  Fraction of the Discount  Mortgage Loans exceeds the weighted  average of the initial Senior Percentages,  calculated on that basis, each of the Senior Accelerated  Distribution
Percentages for that distribution date will once again equal 100%.

     Any scheduled  reduction to each Senior Accelerated  Distribution  Percentage shall not be made as of any distribution date unless either:

         (a)(i)(X)  the  outstanding   principal   balance  of  mortgage  loans  in  both  loan  groups
delinquent 60 days or more,  including  mortgage loans in foreclosure  and REO,  averaged over the last six months, as a percentage of the aggregate  outstanding  Certificate Principal Balance of the Class M
Certificates  and Class B Certificates,  is less than 50% or (Y) the outstanding  principal  balance of mortgage  loans  in  both  loan  groups  delinquent  60 days  or  more,  including  mortgage  loans  in foreclosure and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding principal balance of all mortgage loans averaged over the last six months, does not exceed 2%, and

         (ii)     Realized  Losses  on the  mortgage  loans  in  both  loan  groups  to date  for  that distribution  date, if occurring during the sixth,  seventh,  eighth,  ninth or tenth year, or any year thereafter,  after the issuance  date,  are less than 30%, 35%, 40%, 45% or 50%,  respectively,  of the sum  of  the  initial  Certificate  Principal  Balances  of  the  Class  M  Certificates  and  Class  B
Certificates; or

         (b)(i) the  outstanding  principal  balance of mortgage  loans in both loan groups  delinquent
60 days or more,  including  mortgage loans in foreclosure and REO,  averaged over the last six months, as a percentage of the aggregate  outstanding  principal  balance of all mortgage  loans  averaged over the last six months, does not exceed 4%, and

         (ii)     Realized  Losses  on the  mortgage  loans  in  both  loan  groups  to date  for  that distribution  date, if occurring  during the sixth,  seventh,  eighth,  ninth or tenth year or any year thereafter,  after the issuance  date,  are less than 10%, 15%, 20%, 25% or 30%,  respectively,  of the sum  of  the  initial  Certificate  Principal  Balances  of  the  Class  M  Certificates  and  Class  B
Certificates.

     Notwithstanding the foregoing,  upon reduction of the Certificate Principal Balances of the Senior
Certificates  related to a loan  group,  other than the Class A-P  Certificates,  to zero,  the related
Senior Accelerated Distribution Percentage will equal 0%.

     Senior  Interest  Distribution  Amount—With  respect to any  distribution  date and loan group the amount of  Accrued  Certificate  Interest  to be  distributed  to the  holders  of the  related  Senior
Certificates for that distribution date,  including,  with respect to the Certificate Group relating to loan group I, the Accrual Distribution Amount.

     Senior Percentage—The Class I-A Percentage or the Class II-A Percentage, as applicable.

     Senior Principal  Distribution  Amount—With  respect to any distribution date and a loan group the lesser of (a) the balance of the related  Available  Distribution  Amount  remaining  after the related
Senior Interest  Distribution  Amount and related Class A-P Principal  Distribution  Amount (determined without regard to clause (v) of the definition of "Class A-P Principal  Distribution  Amount"), in each case, for the related loan group have been distributed and (b) the sum of:

              (i) the  product  of (A)  the  then-applicable  related  Senior  Percentage  and  (B) the aggregate of the following amounts:

              (1)   the principal  portion of all scheduled  monthly  payments on the mortgage loans in the related loan group other than the related  Discount  Fraction of the principal  portion of those  payments  with respect to each Discount  Mortgage  Loan in the related loan group,  due during  the  related  Due  Period,  whether  or  not  received  on or  prior  to  the  related determination  date,  less the principal  portion of Debt Service  Reductions,  other than the related  Discount  Fraction  of the  principal  portion of the Debt  Service  Reductions  with respect to each such  Discount  Mortgage Loan in the related loan group,  which  together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

              (2)   the principal  portion of all proceeds of the  repurchase of a mortgage loan in the related  loan  group or,  in the case of a  substitution,  amounts  representing  a  principal adjustment,  other  than the  related  Discount  Fraction  of the  principal  portion of those proceeds  with respect to each Discount  Mortgage Loan in the related loan group,  as required by the pooling and servicing agreement during the preceding calendar month; and

              (3)   the principal portion of all other unscheduled  collections,  including  Subsequent
         Recoveries,  received  with respect to the related loan group  during the  preceding  calendar month,  other  than  full and  partial  mortgagor  prepayments  and any  amounts  received  in connection  with a Final  Disposition  of a mortgage loan  described in clause (ii) below,  to the extent  applied as recoveries of principal,  other than the related  Discount  Fraction of the  principal  portion  of those  unscheduled  collections,  with  respect  to each  Discount
         Mortgage Loan in the related loan group;

              (ii)in  connection  with the Final  Disposition  of a mortgage  loan in the related  loan group (x) that  occurred in the  preceding  calendar  month and (y) that did not result in any
         Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses or Extraordinary
         Losses, an amount equal to the lesser of:

              (1)   the  then-applicable  related Senior  Percentage of the Stated Principal Balance of
         the mortgage loan, other than the related Discount  Fraction of the Stated Principal  Balance, with respect to a Discount Mortgage Loan; and

              (2)   the  then-applicable  related  Senior  Accelerated  Distribution  Percentage of the
         related unscheduled  collections,  including Insurance Proceeds and Liquidation  Proceeds,  to the extent  applied as  recoveries  of  principal,  in each case other than the portion of the collections,  with respect to a Discount  Mortgage Loan in the related loan group  included in clause (iii) of the definition of Class A-P Principal Distribution Amount;

              (iii)        the then-applicable  related Senior Accelerated  Distribution  Percentage of the aggregate of all partial  mortgagor  prepayments made during the preceding  calendar month and mortgagor  prepayments in full made during the related Prepayment Period,  with respect to the related  loan group other than the related  Discount  Fraction of  mortgagor  prepayments, with respect to each Discount Mortgage Loan in the related loan group;

              (iv)any Excess  Subordinate  Principal  Amount  allocated to the related  loan group,  as described in the definition of Excess  Subordinate  Principal  Amount,  for that  distribution date;

              (v) any  additional  amounts  from the other  loan  group to be  included  in the  Senior
         Principal  Distribution  Amount  with  respect  to  such  loan  group  pursuant  to the  first paragraph of clause (c) under "—Principal Distributions on the Senior Certificates"; and

              (vi)any amounts  allocable to principal  for any previous  distribution  date  calculated pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those amounts are not  attributable  to Realized Losses which were allocated to the Class M
         Certificates or the Class B Certificates; minus

              (vii)        the related Capitalization  Reimbursement Amount for such distribution date, other  than the  related  Discount  Fraction  of any  portion of that  amount  related to each
         Discount  Mortgage Loan in the related loan group  multiplied by a fraction,  the numerator of which is the related  Senior  Principal  Distribution  Amount,  without  giving effect to this clause (vii),  and the denominator of which is the sum of the principal  distribution  amounts for all  classes of  certificates,  other than the Class A-P  Certificates,  payable  from the
         Available  Distribution  Amount  for the  related  loan  group  without  giving  effect to any reductions for the related Capitalization Reimbursement Amount.

     Subordinate  Percentage—With  respect  to  any  loan  group  as of any  date  of  determination  a percentage equal to 100% minus the related Senior Percentage as of that date.

     Subsequent  Recoveries—Subsequent  recoveries,  net of  reimbursable  expenses,  with  respect  to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Interest Distributions

     Holders of each class of Senior  Certificates  other than the Principal Only  Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date,  to the extent of the related  Available  Distribution  Amount, other than the  Accrual  Distribution  Amount,  for that  distribution  date,  commencing  on the first
distribution  date  in  the  case  of  all  classes  of  Senior   Certificates   entitled  to  interest
distributions,  other than the Accrual  Certificates,  and commencing on the Accretion Termination Date in the case of the Accrual Certificates.

     Holders of each class of Class M Certificates  will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date,  to
the  extent  of  the  related  Available   Distribution   Amounts  for  that  distribution  date  after
distributions of interest and principal to the Senior  Certificates,  reimbursements  for some Advances to the  master  servicer  and  distributions  of  interest  and  principal  to any  class  of  Class  M
Certificates having a higher payment priority.

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment  Interest Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor  only  to the  date of  prepayment,  and  because  no  interest  is  distributed  on prepayments  in part,  as these  prepayments  in part are applied to reduce the  outstanding  principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

     However,  with respect to any distribution date, any Prepayment Interest Shortfalls resulting from prepayments  in full or  prepayments  in  part  made on a  mortgage  loan in a loan  group  during  the preceding  calendar  month  that  are  being  distributed  to the  related  certificateholders  on that distribution  date will be offset by the  master  servicer,  but only to the  extent  those  Prepayment
Interest  Shortfalls  do not exceed an amount equal to the lesser of (a)  one-twelfth  of 0.125% of the aggregate  Stated  Principal  Balance of the  mortgage  loans in the  related  loan  group  immediately preceding  that  distribution  date and (b) the sum of the master  servicing  fee payable to the master servicer for its master servicing  activities and  reinvestment  income received by the master servicer on amounts  payable with respect to the mortgage loans in the related loan group and that  distribution date. No assurance can be given that the master  servicing  compensation  available to cover Prepayment
Interest  Shortfalls will be sufficient  therefor.  Any Prepayment  Interest  Shortfalls  which are not covered  by the  master  servicer  on any  distribution  date  will  not be  reimbursed  on any  future distribution  date. See "Pooling and Servicing  Agreement—Servicing  and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     If on any  distribution  date the  Available  Distribution  Amount with respect to a loan group is less than the Accrued  Certificate  Interest on the Senior  Certificates  payable from that loan group, the shortfall will be allocated  among the holders of the related Senior  Certificates in proportion to the  respective  amounts  of  Accrued  Certificate  Interest  payable  from  that  loan  group for that distribution  date.  In  addition,  the  amount of any such  interest  shortfalls  that are  covered by subordination,  specifically,  interest  shortfalls  not  described  in clauses (i) through (iv) in the definition of Accrued Certificate  Interest,  will be unpaid Accrued  Certificate  Interest and will be distributable  to holders of the  certificates of those classes entitled to those amounts on subsequent distribution  dates,  in each case to the extent of  available  funds for the related  loan group after interest distributions as described in this prospectus supplement.

     These interest  shortfalls could occur,  for example,  if delinquencies on the mortgage loans in a loan group were  exceptionally  high and were  concentrated  in a particular  month and Advances by the master  servicer did not cover the  shortfall.  Any amounts so carried  forward will not bear interest.
Any interest  shortfalls will not be offset by a reduction in the servicing  compensation of the master servicer or otherwise,  except to the limited extent described in the second  preceding  paragraph with respect to Prepayment Interest Shortfalls.

     Prior  to the  distribution  date  on  which  the  Accretion  Termination  Date  occurs,  interest shortfalls  allocated  to the  Accrual  Certificates  will  reduce  the  amount  that is  added  to the
Certificate  Principal  Balance of those  certificates  in respect of Accrued  Certificate  Interest on that  distribution  date,  and will result in a  corresponding  reduction of the amount  available  for distributions  relating  to  principal  on the  Accretion  Directed  Certificates  and will  cause  the
Certificate  Principal  Balances of those certificates to be reduced to zero later than would otherwise be the  case.  See  "Certain  Yield  and  Prepayment  Considerations"  in this  prospectus  supplement.
Because any interest  shortfalls  allocated to the Accrual  Certificates prior to the distribution date on which the Accretion  Termination  Date occurs will result in the  Certificate  Principal  Balance of those  certificates being less than it would otherwise be, the amount of Accrued  Certificate  Interest that will  accrue on those  certificates  in the  future  and the  amount  that will be  available  for distributions relating to principal on the Accretion Directed Certificates will be reduced.

     The  pass-through  rates on all  classes  of  certificates,  other  than the  Variable  Strip  and
Principal Only Certificates, are fixed and are listed on page S-7 of this prospectus supplement.

     The pass-through rate on the Variable Strip  Certificates on each distribution date will equal the weighted average,  based on the Stated Principal  Balance of the mortgage loans  immediately  preceding that  distribution  date, of the pool strip rates on each of the mortgage  loans in the mortgage  pool.
The pool strip rate on any mortgage  loan is equal to its Net Mortgage  Rate minus 6.50%,  but not less than 0.00%.  As of the  reference  date,  the pool strip rates on the  mortgage  loans  ranged  between
0.000% and 2.045% per annum.  The pass-through  rate on the Class A-V Certificates  with respect to the
Interest Accrual Period related to the January 25, 2008  distribution  date was  approximately  0.3661%
per annum.

     As described in this prospectus  supplement,  the Accrued  Certificate  Interest allocable to each class of  certificates,  other  than  the  Principal  Only  Certificates,  which  are not  entitled  to distributions  of  interest,  is based on the  Certificate  Principal  Balance of that class or, in the case of any class of the Interest Only Certificates, on the Notional Amount of that class.

Principal Distributions on the Senior Certificates

     The holders of the Senior Certificates,  other than the Interest Only Certificates,  which are not entitled to distributions of principal,  will be entitled to receive on each distribution  date, in the priority  described  in this  prospectus  supplement  and to the extent of the  portion of the  related
Available  Distribution  Amount  remaining  after  the  distribution  of the  related  Senior  Interest
Distribution  Amount,  a distribution  allocable to principal equal to in the case of (i) the Class I-A
Certificates and Class R-I  Certificates,  the Senior Principal  Distribution  Amount for loan group I,
(ii) the Class  II-A  Certificates  and Class R-II  Certificates,  the  Senior  Principal  Distribution
Amount for loan group II,  and (iii) the Class A-P  Certificates,  the  Aggregate  Class A-P  Principal
Distribution Amount.

     After the  distribution  of the related Senior  Interest  Distribution  Amount,  distributions  of principal on the Senior Certificates on each distribution date will be made as follows:

         (a)      Prior to the occurrence of the Credit Support Depletion Date:

                 (i)      the Aggregate  Class A-P Principal  Distribution  Amount shall be distributed to the  Class  A-P  Certificates,  until  the  Certificate  Principal  Balance  of the  Class  A-P
     Certificates has been reduced to zero;

                 (ii)     an amount equal to the Accrual Distribution Amount shall be distributed to the Class I-A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                 (iii)    the  Senior  Principal   Distribution  Amount  for  loan  group  I  shall  be
     distributed in the following manner and priority:

                      (A)  first,  to the  Class R-I  Certificates,  until  the  Certificate  Principal
              Balance thereof has been reduced to zero; and

                      (B)  second,  the balance of the Senior  Principal  Distribution  Amount for loan group I remaining after the distributions,  if any, described in clause (a)(iii)(A) above shall be distributed in the following manner and priority:

                                   (a)      first,  to the Class  I-A-4  Certificates  and Class  I-A-6
                      Certificates,   on  a  pro  rata  basis  in  accordance  with  their   respective
                      Certificate   Principal  Balances,   until  the  Certificate  Principal  Balances
                      thereof have been reduced to zero,  in an amount equal to the Lockout  Percentage of the Class  I-A-4  Certificates  and Class I-A-6  Certificates'  pro rata share
                      (based on the aggregate  Certificate  Principal  Balance thereof  relative to the aggregate Stated  Principal  Balance of the mortgage loans in loan group I, other than the Discount  Fractions of the Discount  Mortgage  Loans in loan group I) of the aggregate of the  collections  described in clauses (i),  (ii),  (iii),  (iv)
                      and (v) (net of  amounts  set  forth in  clause  (vi)) of the  definition  of the
                      Senior  Principal  Distribution  Amount for loan group I, without  application of the Senior  Percentage  or the Senior  Accelerated  Distribution  Percentage  for
                      loan group I; provided,  however,  that if the aggregate of the amounts set forth in clauses  (i),  (ii),  (iii),  (iv) and (v) (net of amounts set forth in clause
                      (vi)) of the definition of Senior  Principal  Distribution  Amount for loan group
                      I is more than the balance of the  Available  Distribution  Amount for loan group
                      I  remaining  after the  Senior  Interest  Distribution  Amount and the Class A-P
                      Principal  Distribution  Amount  for  loan  group I have  been  distributed,  the amount  paid  to the  Class  I-A-4  Certificates  and  Class  I-A-6  Certificates
                      pursuant to this  clause  (a)(iii)(B)(a)  shall be reduced by an amount  equal to the  Class  I-A-4  Certificates  and Class  I-A-6  Certificates'  pro rata  share
                      (based  on  the  aggregate  Certificate  Principal  Balance  of the  Class  I-A-4
                      Certificates and Class I-A-6 Certificates  relative to the aggregate  Certificate
                      Principal Balance of the Group I Senior Certificates) of such difference;

                                   (b)      second,  an amount up to $1,000 for each  distribution date after  giving  effect  to the  application  of the  Accrual  Distribution  Amount sequentially to the Class I-A-1  Certificates  and Class I-A-5  Certificates,  in
                      that order,  in each case until the  Certificate  Principal  Balance  thereof has been reduced to zero;

                                   (c)      third,   on  each   distribution   date  on  or  after  the
                      distribution  date in September 2007, an amount up to $2,475,000  sequentially to the Class I-A-2  Certificates  and Class I-A-8  Certificates,  in that order,  in each case until the  Certificate  Principal  Balance  thereof has been reduced to zero;

                                   (d)      fourth,  an amount up to $3,880,000  for each  distribution date  after  giving  effect to the  application  of amounts  described  in clause
                      (a)(iii)(B)(b)   above  (but  without   regard  to  the  amount  of  the  Accrual
                      Distribution  Amount),  to the Class I-A-1  Certificates,  until the  Certificate
                      Principal Balance thereof has been reduced to zero;

                                   (e)      fifth,   to  the  Class  I-A-5   Certificates,   until  the
                      Certificate Principal Balance thereof has been reduced to zero;

                                   (f)      sixth,   to  the  Class  I-A-1   Certificates,   until  the
                      Certificate Principal Balance thereof has been reduced to zero;

                                   (g)      seventh,  to the Class I-A-2  Certificates  and Class I-A-8
                      Certificates  sequentially,  in that  order,  in each case until the  Certificate
                      Principal Balance thereof has been reduced to zero;

                                   (h)      eighth,  to  the  Class  I-A-3   Certificates,   until  the
                      Certificate Principal Balance thereof has been reduced to zero; and

                                   (i)      ninth,  to the Class  I-A-4  Certificates  and Class  I-A-6
                      Certificates,   on  a  pro  rata  basis  in  accordance  with  their   respective
                      Certificate   Principal  Balances,   until  the  Certificate  Principal  Balances
                      thereof have been reduced to zero; and

                 (iv)     the  Senior  Principal  Distribution  Amount  for  loan  group  II  shall  be distributed as follows:

                      (A)   first,  to the Class R-II  Certificates,  until the  Certificate  Principal
              Balance thereof has been reduced to zero; and

                      (B) second,  to the Class II-A-1  Certificates,  until the Certificate  Principal
              Balance thereof has been reduced to zero.

         (b)      On any  distribution  date prior to the  occurrence of the Credit  Support  Depletion
Date that occurs  after the  reduction of the  aggregate  Certificate  Principal  Balance of the Senior
Certificates  of any  Certificate  Group to zero,  the  outstanding  Senior  Certificates  of the other
Certificate  Group will be entitled to receive 100% of the mortgagor  prepayments on the mortgage loans in the loan group  related to the Senior  Certificates  that have been  reduced to zero.  Such  amounts shall be treated as part of the related  Available  Distribution  Amount and distributed as part of the related  Senior  Principal  Distribution  Amount in accordance  with the priorities set forth in clause
(a)(iii) or (a)(iv) above, as applicable,  in reduction of the Certificate  Principal Balances thereof.
Notwithstanding  the  foregoing,  remaining  Senior  Certificates  will  not  be  entitled  to  receive mortgagor  prepayments  on the mortgage  loans in the other loan group if the following two  conditions are satisfied:  (1) the weighted  average of the Subordinate  Percentages for both loan groups for such distribution  date,  weighted on the basis of the Stated  Principal  Balances of the mortgage  loans in the  related  loan  group,  is at least two times  the  weighted  average  of the  initial  Subordinate
Percentages for both loan groups,  calculated on that basis and (2) the outstanding  principal  balance of the  mortgage  loans in both  loan  groups  delinquent  60 days or more  averaged  over the last six months,  as a percentage  of the aggregate  outstanding  Certificate  Principal  Balance of the Class M
Certificates and Class B Certificates, is less than 50%.

         On any  distribution  date prior to the Credit  Support  Depletion Date on which the aggregate
Certificate  Principal Balance of the Senior  Certificates of any Certificate Group is greater than the aggregate  Stated  Principal  Balance of the  mortgage  loans in the related  loan group,  in each case after giving effect to  distributions to be made on such  distribution  date, (1) 100% of the mortgagor prepayments  allocable to the Class M Certificates and Class B Certificates  from the mortgage loans in the  other  loan  group  will  be  distributed  to  such  undercollateralized  Senior  Certificates  in accordance  with the  priorities  set forth in clause  (a)(iii) or (a)(iv)  above,  as  applicable,  in reduction of the Certificate  Principal  Balances thereof,  until the aggregate  Certificate  Principal
Balance of such  certificates  equals the aggregate Stated  Principal  Balance of the mortgage loans in the related  loan group and (2) an amount  equal to one  month's  interest at a rate of 6.50% per annum on the  amount of such  difference  will be  distributed,  pro rata,  from the  Available  Distribution
Amount  for the  other  loan  group  otherwise  allocable  to the  Class  M  Certificates  and  Class B
Certificates,  based on such  amounts  otherwise  allocable  to the  Class M  Certificates  and Class B
Certificates,  as  follows:  first  to pay  any  unpaid  interest  on such  undercollateralized  Senior
Certificates and then to pay principal on those certificates in the manner described in (1) above.

         (c)      On or after the  occurrence of the Credit  Support  Depletion  Date,  all  priorities relating to  distributions  as described in clauses (a) and (b) above  relating to principal  among the
Senior  Certificates  will be  disregarded.  Instead,  an  amount  equal  to the  Aggregate  Class  A-P
Principal  Distribution  Amount  will be  distributed  to the  Class  A-P  Certificates,  and  then the applicable Senior Principal  Distribution  Amount will be distributed to the related outstanding Senior
Certificates,  other than the Class A-P  Certificates,  pro rata in  accordance  with their  respective outstanding Certificate Principal Balances.

         (d)      After reduction of the  Certificate  Principal  Balances of the Senior  Certificates,
other than the Class A-P  Certificates,  to zero but prior to the Credit  Support  Depletion  Date, the
Senior  Certificates,  other  than  the  Class  A-P  Certificates,  will  be  entitled  to  no  further distributions  of principal and the related  Available  Distribution  Amount will be paid solely to the holders of the Class A-P, Variable Strip,  Class M and Class B Certificates,  in each case as described in this prospectus supplement.

Principal Distributions on the Class M Certificates

     Holders  of  each  class  of the  Class  M  Certificates  will  be  entitled  to  receive  on each distribution  date, to the extent of the portion of the Available  Distribution  Amount for the related loan group remaining after:

              o   the sum of the Senior Interest Distribution Amount, Class A-P Principal  Distribution
                  Amount and Senior Principal  Distribution  Amount, in each case, for such loan group, is distributed;

              o   reimbursement   is  made  to  the  master   servicer  for  some  Advances   remaining
                  unreimbursed  following  the final  liquidation  of the related  mortgage loan to the extent described below under "Advances";

              o   the aggregate  amount of Accrued  Certificate  Interest and principal  required to be distributed to any class of Class M Certificates  having a higher payment priority is distributed; and

              o   the aggregate amount of Accrued  Certificate  Interest  required to be distributed to that  class of Class M  Certificates  on that  distribution  date is  distributed,  a distribution allocable to principal in the sum of the following:

              (i) the  product of (A) that class' pro rata share,  based on the  aggregate  Certificate
         Balance of all classes of Class M Certificates  and Class B Certificates  then outstanding and
         (B) the  aggregate  of the  following  amounts,  to the  extent  not  included  in the  Senior
         Principal Distribution Amount for the related loan group:

                  (1)      the  principal  portion of all  scheduled  monthly  payments on the mortgage loans in the related loan group,  other than the related  Discount  Fraction of the  principal portion of those  payments  with  respect  to a Discount  Mortgage  Loan in the  related  loan group,  due during the related Due Period,  whether or not received on or prior to the related determination  date,  less the principal  portion of Debt Service  Reductions,  other than the related  Discount  Fraction  of the  principal  portion of the Debt  Service  Reductions  with respect to each Discount  Mortgage Loan in the related loan group,  which  together with other
         Bankruptcy Losses are in excess of the Bankruptcy Amount;

                  (2)      the principal  portion of all proceeds of the  repurchase of a mortgage loan in the  related  loan  group  or,  in the  case  of a  substitution,  amounts  representing  a principal  adjustment,  other than the related Discount  Fraction of the principal  portion of the proceeds with respect to a Discount  Mortgage Loan in the related loan group,  as required by the pooling and servicing agreement during the preceding calendar month; and

                  (3)      the  principal  portion  of all  other  unscheduled  collections,  including
         Subsequent  Recoveries,  received  with respect to the related loan group during the preceding calendar month,  other than full and partial  mortgagor  prepayments and any amounts  received in connection  with a Final  Disposition of a mortgage loan described in clause (ii) below, to the extent  applied as recoveries of principal,  other than the related  Discount  Fraction of the principal amount of those  unscheduled  collections,  with respect to a Discount  Mortgage
         Loan in the related loan group;

              (ii)that class' pro rata share, based on the Certificate  Principal Balance of each class of Class M Certificates  and Class B Certificates  then  outstanding,  of all amounts received in connection with the Final  Disposition of a mortgage loan in the related loan group,  other than the related Discount  Fraction of those amounts with respect to a Discount  Mortgage Loan in the related loan group,  (x) that  occurred  during the  preceding  calendar  month and (y)
         that did not  result  in any  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
         Bankruptcy  Losses or Extraordinary  Losses,  to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

              (iii)        with  respect to mortgage  loans in the related  loan group,  the portion of
         mortgagor   prepayments  in  full  made  by  the  respective  mortgagors  during  the  related
         Prepayment  Period and the portion of partial  mortgagor  prepayments  made by the  respective mortgagors  during the preceding  calendar  month,  other than the Discount  Fraction of those mortgagor  prepayments with respect to a Discount Mortgage Loan in that loan group,  allocable to that class of Class M Certificates as described in the third succeeding paragraph;

              (iv)if that class is the most  senior  class of  related  certificates  then  outstanding with a  Certificate  Principal  Balance  greater  than  zero,  an amount  equal to the  Excess
         Subordinate  Principal  Amount  allocated  to the related  loan  group,  as  described  in the definition of Excess Subordinate Principal Amount, if any; and

              (v) any amounts  allocable to principal  for any previous  distribution  date  calculated pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those amounts are not  attributable  to Realized  Losses which were  allocated to any class of Class M Certificates with a lower payment priority or the Class B Certificates; minus

              (vi)the  Capitalization  Reimbursement  Amounts  for the  related  loan  group  for  such distribution  date,  other than the  related  Discount  Fraction of any portion of that amount related to each Discount  Mortgage  Loan in the related loan group,  multiplied by a fraction, the  numerator  of which  is the  principal  distribution  amount  for  such  class of Class M
         Certificates,  without giving effect to this clause (vi), and the  denominator of which is the sum of the  principal  distribution  amounts  for all classes of  certificates  other than the
         Class A-P Certificates,  payable from the Available  Distribution  Amount for the related loan group without giving effect to any reductions for the Capitalization Reimbursement Amount.

     References in this prospectus  supplement to "payment  priority" of the Class M Certificates refer to a payment  priority  among  those  classes  of  certificates  as  follows:  first,  to the Class M-1
Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

     As to each class of Class M  Certificates,  on any  distribution  date,  any  Accrued  Certificate
Interest  thereon  remaining  unpaid from any previous  distribution  date will be distributable to the extent of available funds.  Notwithstanding  the foregoing,  if the Certificate  Principal  Balances of the Class B  Certificates  have been reduced to zero,  on any  distribution  date,  with respect to the class of Class M  Certificates  outstanding  on that  distribution  date with a  Certificate  Principal
Balance  greater than zero with the lowest  payment  priority,  Accrued  Certificate  Interest  thereon remaining unpaid from any previous  distribution date will not be distributable,  except in the limited circumstances provided in the pooling and servicing agreement.

     All  mortgagor  prepayments  not  otherwise  distributable  to the  Senior  Certificates  will  be allocated  on a pro rata  basis  among  the  class of Class M  Certificates  with the  highest  payment priority then outstanding with a Certificate  Principal  Balance greater than zero and each other class of Class M Certificates  and Class B Certificates  for which certain loss levels  established  for that class in the pooling and  servicing  agreement  have not been  exceeded.  The related loss level on any distribution  date  would  be  satisfied  as to any  Class  M-2,  Class  M-3 or  Class B  Certificates,
respectively,  only if the sum of the current  percentage  interests in the mortgage pool  evidenced by that class and each class,  if any,  subordinate  thereto were at least equal to the sum of the initial percentage  interests in the mortgage pool evidenced by that class and each class, if any,  subordinate thereto.

     As  stated  above  under  "—Principal  Distributions  on the  Senior  Certificates,"  each  Senior
Accelerated  Distribution  Percentage will be 100% during the first five years after the issuance date, unless the  Certificate  Principal  Balances of the related Senior  Certificates,  other than the Class
A-P  Certificates,  are reduced to zero before the end of that five-year  period,  and will  thereafter equal 100%  whenever the related  Senior  Percentage  exceeds the initial  related  Senior  Percentage.
Furthermore,  as  described  in  this  prospectus  supplement,  each  Senior  Accelerated  Distribution
Percentage  will exceed the related Senior  Percentage  during the sixth through ninth years  following the issuance date, and scheduled reductions to each Senior Accelerated  Distribution  Percentage may be postponed  due to the loss and  delinquency  experience  of the  mortgage  loans  in the  related  loan group.  Accordingly,  the Class M Certificates  will not be entitled to any mortgagor  prepayments  for at least the first five years after the issuance date,  unless the  Certificate  Principal  Balances of the related  Senior  Certificates  (other than the Class A-P  Certificates)  have been  reduced to zero before  the end of such  period  and the  mortgagor  prepayments  from the  related  loan group are not payable to the  holders of the Senior  Certificates  relating to the other loan group as  described  in the first paragraph of clause (b) under  "—Principal  Distributions on the Senior  Certificates"  above and  may  receive  no  mortgagor  prepayments  or  a  disproportionately  small  portion  of  mortgagor prepayments  during certain periods after this five year period.  See "—Principal  Distributions on the
Senior Certificates" in this prospectus supplement.

Allocation of Losses; Subordination

     The  subordination  provided to the Senior  Certificates  by the Class B Certificates  and Class M
Certificates  and the  subordination  provided  to each  class of Class M  Certificates  by the Class B
Certificates  and by any class of Class M Certificates  subordinate  thereto will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses,  Fraud Losses,  Bankruptcy Losses and Special
Hazard Losses.  Any Realized  Losses which are not Excess  Special Hazard Losses,  Excess Fraud Losses,
Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

              o   first, to the Class B Certificates;

              o   second, to the Class M-3 Certificates;

              o   third, to the Class M-2 Certificates; and

              o   fourth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of  certificates  has been reduced to zero;  and  thereafter,  if any  Realized  Loss is on a  Discount  Mortgage  Loan,  to the Class A-P
Certificates  in an amount  equal to the  related  Discount  Fraction of the  principal  portion of the
Realized Loss until the Certificate  Principal  Balance of the Class A-P  Certificates has been reduced to zero, and the remainder of the Realized  Losses on Discount  Mortgage Loans and the entire amount of
Realized  Losses on Non-Discount  Mortgage Loans,  will be allocated on a pro rata basis to the (i) the
Group I Senior  Certificates  and, in the case of the interest portion of such Realized Loss,  Variable
Strip Certificates,  in case of such Realized Losses on group I loans;  provided,  however,  that up to
$1,012,000 of such losses otherwise  allocable to the Class I-A-3  Certificates and up to $2,544,000 of
such  losses  otherwise  allocable  to the Class I-A-4  Certificates  will be  allocated  to the Senior
Support  Certificates  until the Certificate  Principal Balance of the Senior Support  Certificates has
been reduced to zero; and (ii) Group II Senior  Certificates  and, in the case of the interest  portion of such Realized  Losses,  Variable  Strip  Certificates,  in case of such Realized  Losses on group II loans.  Investors in the Senior  Certificates should be aware that because the Class M Certificates and
Class B Certificates  represent  interests in both loan groups,  the Certificate  Principal  Balance of the  Class M  Certificates  and  Class B  Certificates  could  be  reduced  to  zero as a  result  of a disproportionate  amount of  Realized  Losses on the  mortgage  loans in the  non-related  loan  group.
Therefore,  although  Realized  Losses on the mortgage loans in one loan group may only be allocated to the related Senior  Certificates,  the allocation to the Class M Certificates  and Class B Certificates
of  Realized  Losses on the  mortgage  loans in the other  loan group  will  reduce  the  subordination provided to the Senior  Certificates by the Class M Certificates  and Class B Certificates and increase the likelihood that Realized Losses may be allocated to any class of Senior Certificates.

     Any allocation of a Realized Loss, other than a Debt Service  Reduction,  to a certificate will be made by reducing:

              o   its  Certificate  Principal  Balance,  in the case of the  principal  portion  of the
                  Realized  Loss, in each case until the  Certificate  Principal  Balance of that class has been  reduced to zero,  provided  that no reduction  shall  reduce the  aggregate
                  Certificate  Principal  Balance  of  the  certificates  below  the  aggregate  Stated
                  Principal Balance of the mortgage loans; and

              o   the Accrued Certificate Interest thereon, in the case of the interest portion of the
                  Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition,  any allocation of a Realized Loss to a Class M Certificate  may also be made by operation of the payment priority to the Senior  Certificates  described under  "—Principal  Distributions on the
Senior Certificates" and any class of Class M Certificates with a higher payment priority.

     As used in this prospectus supplement,  subordination refers to the provisions discussed above for the  sequential  allocation of Realized  Losses among the various  classes,  as well as all  provisions effecting  those  allocations  including the priorities for  distribution  of cash flows in the amounts described in this prospectus supplement.

     In instances in which a mortgage loan is in default or if default is reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders,  the master servicer  or  subservicer  may  permit  servicing  modifications  of  the  mortgage  loan  rather  than proceeding  with  foreclosure,  as  described  under  "Description  of the  Certificates—Servicing  and
Administration  of  Mortgage  Collateral"  in the  prospectus.  However the master  servicer's  and the subservicer's  ability  to  perform  servicing  modifications  will be  subject  to  some  limitations, including  but  not  limited  to  the  following.  Advances  and  other  amounts  may be  added  to the outstanding  principal  balance of a mortgage  loan only once during the life of a mortgage  loan.  Any amounts  added to the  principal  balance of the mortgage  loan,  or  capitalized  amounts added to the mortgage  loan,  will be required to be fully  amortized  over the remaining term of the mortgage loan.
All  capitalizations  are to be implemented in accordance with Residential  Funding's program guide and may be  implemented  only by  subservicers  that have been  approved  by the master  servicer  for that purpose.  The final  maturity  of any  mortgage  loan shall not be extended  beyond the  assumed  final distribution  date. No servicing  modification  with respect to a mortgage loan will have the effect of reducing the mortgage rate below  one-half of the mortgage  rate as in effect on the cut-off date,  but not less than the  servicing  fee  rate.  Further,  the  aggregate  current  principal  balance  of all mortgage  loans  subject  to  modifications  can be no more than  five  percent  (5%) of the  aggregate principal  balance of the mortgage  loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.

     Any  Advances  made on any  mortgage  loan  will be  reduced  to  reflect  any  related  servicing modifications  previously  made.  The mortgage  rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing  modification,  so that the  calculation of Accrued  Certificate
Interest payable on the offered certificates will not be affected by the servicing modification.

     Allocations  of the  principal  portion  of Debt  Service  Reductions  to each  class  of  Class M
Certificates  and Class B Certificates  will result from the priority of distributions of the Available
Distribution  Amounts as described in this prospectus  supplement,  which  distributions  shall be made first to the Senior  Certificates,  second to the Class M  Certificates  in the order of their  payment priority and third to the Class B  Certificates.  An allocation  of the interest  portion of a Realized
Loss as well as the  principal  portion  of Debt  Service  Reductions  will  not  reduce  the  level of subordination,  as that term is  defined  in this  prospectus  supplement,  until an amount in  respect
thereof   has  been   actually   disbursed   to  the   Senior   Certificateholders   or  the   Class  M
Certificateholders, as applicable.

     The holders of the offered  certificates  will not be entitled  to any  additional  payments  with respect to  Realized  Losses  from  amounts  otherwise  distributable  on any  classes of  certificates subordinate  thereto,  except in limited  circumstances in respect of any Excess Subordinate  Principal
Amount,  or in the case of Class A-P Collection  Shortfalls,  to the extent of related  Eligible Funds.
Accordingly,  the  subordination  provided  to the  Senior  Certificates,  other  than  the  Class  A-P
Certificates,  by the Class M  Certificates  and Class B Certificates  with respect to Realized  Losses allocated  on any  distribution  date will be effected  primarily  by  increasing  the  related  Senior
Percentage,  or the portion of the  related  pro rata share of future  distributions  of  principal  to which the Class M  Certificates  are entitled of the  remaining  mortgage  loans.  Because the Discount
Fraction  of each  Discount  Mortgage  Loan will not  change  over time,  the  protection  from  losses provided  to the Class  A-P  Certificates  by the Class M  Certificates  and  Class B  Certificates  is
limited  to the prior  right of the Class A-P  Certificates  to  receive  distributions  in  respect of principal as described in this prospectus  supplement.  Furthermore,  principal  losses on the mortgage loans that are not covered by  subordination  will be allocated to the Class A-P  Certificates  only to the extent  they  occur on a Discount  Mortgage  Loan and only to the  extent of the  related  Discount
Fraction of those  losses.  The  allocation  of  principal  losses on the Discount  Mortgage  Loans may result in those  losses  being  allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the  Certificate  Principal  Balance of the Class
A-P  Certificates.  Thus, the Senior  Certificates,  other than the Class A-P  Certificates,  will bear the entire  amount of losses on mortgage  loans in the related loan group that are not allocated to the
Class M  Certificates  and Class B  Certificates,  other  than the  amount  allocable  to the Class A-P
Certificates,  which  losses  will be  allocated  among the (i) Class  I-A  Certificates  and Class R-I
Certificates  in the  case  of a  Realized  Loss on a  mortgage  loan  in  group  I,  (ii)  Class  II-A
Certificates  and Class R-II  Certificates,  in the case of a Realized  Loss on a mortgage loan in loan group II, and (iii)  Variable  Strip  Certificates,  in the case of the interest  portion of a Realized
Loss  on a  mortgage  loan  in  either  loan  group,  on a pro  rata  basis  with  the  related  Senior
Certificates, as described in this prospectus supplement.

     Because  the  Class  A-P  Certificates  are  entitled  to  receive  in  connection  with the Final
Disposition  of a Discount  Mortgage  Loan,  on any  distribution  date,  an amount equal to all unpaid
Class A-P Collection  Shortfalls to the extent of Eligible Funds on that distribution date,  shortfalls in  distributions  of  principal  on  any  class  of  Class  M  Certificates  could  occur  under  some circumstances,  even if that class is not the most subordinate  class of certificates  then outstanding with a Certificate Principal Balance greater than zero.

     Any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy  Losses,  Extraordinary
Losses or other  losses of a type not  covered by  subordination  on  Discount  Mortgage  Loans will be allocated to the Class A-P  Certificates in an amount equal to their related  Discount  Fraction of the principal  portion of such losses.  The Class I-A Percentage or Class II-A  Percentage,  as applicable, of the remainder of the principal  portion of such losses on Discount  Mortgage Loans and the Class I-A
Percentage or Class II-A Percentage,  as applicable,  of the entire amount of the principal  portion of such losses on  Non-Discount  Mortgage Loans will be allocated to (i) in the case of a Realized Loss on a group I loan, the Class I-A  Certificates and Class R-I  Certificates,  on a pro rata basis; and (ii)
in the case of a  Realized  Loss on a group  II loan,  the  Class  II-A  Certificates  and  Class  R-II
Certificates,  on a pro rata basis.  The remainder of the principal  portion of such losses on Discount
Mortgage  Loans and  Non-Discount  Mortgage  Loans will be  allocated to the Class M  Certificates  and
Class B  Certificates  on a pro rata basis.  The  interest  portion of such losses will be allocated to all of the certificates on a pro rata basis based on the Accrued  Certificate  Interest thereon payable from the related loan group in respect of the related distribution date.

     An allocation  of a Realized Loss on a "pro rata basis" among two or more classes of  certificates means an  allocation  to each of those  classes of  certificates  on the basis of its then  outstanding
Certificate  Principal  Balance prior to giving effect to distributions to be made on that distribution date in the  case of an  allocation  of the  principal  portion  of a  Realized  Loss,  or based on the
Accrued  Certificate  Interest  thereon  payable  from the  related  loan  group,  in  respect  of that distribution  date in the case of an allocation of the interest  portion of a Realized  Loss;  provided that in determining the Certificate  Principal  Balance of the Accrual  Certificates for the purpose of allocating any portion of a Realized Loss to those certificates,  the Certificate  Principal Balance of those certificates shall be deemed to be the lesser of:

     o   the original Certificate Principal Balance of those certificates; and

     o   the  Certificate   Principal  Balance  of  those   certificates  prior  to  giving  effect  to
         distributions to be made on that distribution date.

     In order to maximize the likelihood of distribution  in full of the Senior  Interest  Distribution
Amount,  Class A-P Principal  Distribution  Amount and Senior Principal  Distribution  Amount,  in each case for each loan group on each distribution date,  holders of the related Senior  Certificates have a right to  distributions  of the related  Available  Distribution  Amount that is prior to the rights of the holders of the Class M Certificates  and Class B Certificates,  to the extent  necessary to satisfy the Senior Interest  Distribution Amount, Class A-P Principal  Distribution Amount and Senior Principal
Distribution  Amount,  in each case,  with  respect to the each loan group.  Similarly,  holders of the
Class M Certificates have a right to distributions of the Available  Distribution  Amounts prior to the rights of holders of the Class B Certificates  and holders of any class of Class M Certificates  with a lower payment priority.

     The application of the related Senior  Accelerated  Distribution  Percentage,  when it exceeds the related  Senior  Percentage,  to  determine  the  related  Senior  Principal  Distribution  Amount will accelerate the amortization of the Senior Certificates,  other than the Class A-P Certificates,  in the aggregate  relative  to  the  actual  amortization  of  the  related  mortgage  loans.  The  Class  A-P
Certificates  will not receive more than the Discount  Fraction of any unscheduled  payment relating to a Discount  Mortgage  Loan. To the extent that the Senior  Certificates  in the  aggregate,  other than the Class A-P  Certificates,  are amortized  faster than the mortgage  loans in their  respective  loan groups,  in the absence of offsetting  Realized Losses  allocated to the Class M Certificates and Class
B  Certificates,  the  percentage  interest  evidenced by the Senior  Certificates  in the related loan group will be decreased,  with a  corresponding  increase in the interest in the trust evidenced by the
Class M  Certificates  and Class B  Certificates,  thereby  increasing,  relative  to their  respective
Certificate  Principal  Balances,  the  subordination  afforded the Senior  Certificates by the Class M
Certificates  and Class B Certificates  collectively.  In addition,  if losses on the mortgage loans in a loan group  exceed  the  amounts  described  in the  definition  of Senior  Accelerated  Distribution
Percentage or the  conditions  described in clause (c) under  "—Principal  Distributions  on the Senior
Certificates"  occur, a greater  percentage of full and partial mortgagor  prepayments may be allocated to the  Senior  Certificates  in the  aggregate,  other  than the Class A-P  Certificates,  than  would otherwise be the case,  thereby  accelerating the amortization of the Senior  Certificates  relative to the Class M Certificates and Class B Certificates.

     The priority of payments,  including  principal  prepayments,  among the Class M Certificates,  as described in this  prospectus  supplement,  also has the effect during some periods,  in the absence of losses,  of decreasing the percentage  interest  evidenced by any class of Class M Certificates  with a higher payment  priority,  thereby  increasing,  relative to its  Certificate  Principal  Balance,  the subordination  afforded to that class of the Class M Certificates  by the Class B Certificates  and any
class of Class M Certificates with a lower payment priority.

     As of any date of determination  following the cut-off date, the Special Hazard Amount shall equal
$7,515,057  less the sum of any amounts  allocated  through  subordination  relating to Special  Hazard
Losses.  In  addition,  the  Special  Hazard  Amount  will be further  reduced  from time to time to an amount,  if lower,  that is not less  than 1% of the  outstanding  principal  balance  of the  mortgage loans.  The Special  Hazard Amount was equal to  $6,351,610.  after giving effect to  distributions  on the January 25, 2008 distribution date.

     The Fraud  Loss  Amount was equal to  $12,670,284  after  giving  effect to  distributions  on the
January 25, 2008  distribution  date.  The Fraud Loss Amount shall be reduced over the first five years after the issuance date in  accordance  with the terms of the pooling and  servicing  agreement.  After the first five years after the issuance date, the Fraud Loss Amount will be zero.

     The Bankruptcy  Amount was equal to $249,276 after giving effect to  distributions  on the January
25, 2008  distribution  date. As of any date of  determination,  the  Bankruptcy  Amount will equal the excess,  if any, of (1) the lesser of (a) the  Bankruptcy  Amount as of the business day next preceding the most recent  anniversary  of the cut-off date and (b) an amount  calculated  under the terms of the pooling and  servicing  agreement,  which  amount as  calculated  will  provide for a reduction  in the
Bankruptcy  Amount,  over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class M
Certificates or Class B Certificates through subordination since that anniversary.

     Notwithstanding the foregoing,  the provisions relating to subordination will not be applicable in connection  with a Bankruptcy  Loss so long as the master  servicer has notified the trustee in writing that:

              o   the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

              o   either:

                  o   the  related  mortgage  loan  is not in  default  with  regard  to  payments  due thereunder; or

                  o   delinquent  payments of principal  and interest  under the related  mortgage loan and any  premiums on any  applicable  standard  hazard  insurance  policy and any related  escrow  payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

     The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Subordination."

Advances

     Prior to each  distribution  date,  the master  servicer is required to make  Advances of payments which were due on the  mortgage  loans on the Due Date in the  related  Due Period and not  received on the business day next preceding the related determination date.

     These  Advances are required to be made only to the extent they are deemed by the master  servicer to be recoverable from related late collections,  Insurance Proceeds,  Liquidation  Proceeds or amounts otherwise  payable to the holders of the Class B Certificates or Class M  Certificates.  Recoverability
is determined in the context of existing outstanding  arrearages,  the current  loan-to-value ratio and an  assessment  of the fair  market  value of the  related  mortgaged  property.  The purpose of making these Advances is to maintain a regular cash flow to the  certificateholders,  rather than to guarantee or insure against  losses.  The master  servicer will not be required to make any Advances with respect to  reductions  in the  amount of the  monthly  payments  on the  mortgage  loans  due to Debt  Service
Reductions or the  application  of the Relief Act or similar  legislation or  regulations.  Any failure by the master  servicer to make an Advance as required  under the pooling and servicing  agreement will constitute an event of default  thereunder,  in which case the trustee,  as successor  master servicer, will be  obligated  to make any  Advance,  in  accordance  with the terms of the pooling and  servicing agreement.

     All Advances will be  reimbursable  to the master  servicer on a first  priority basis from either
(a) late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any Advance that remains  unreimbursed in whole or in part  following  the final  liquidation  of the  related  mortgage  loan,  from any  amounts  otherwise distributable on any of the Class B Certificates or Class M Certificates;  provided,  however, that any
Advances that were made with respect to  delinquencies  which  ultimately  were determined to be Excess
Special  Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary  Losses are
reimbursable  to the master servicer out of any funds in the Custodial  Account prior to  distributions on any of the  certificates  and the amount of those  losses will be  allocated  as  described  in this prospectus supplement.

     The effect of these  provisions on any class of the Class M Certificates  is that, with respect to any Advance which remains  unreimbursed  following the final  liquidation of the related mortgage loan, the entire  amount of the  reimbursement  for that  Advance  will be borne  first by the holders of the
Class B  Certificates  or any class of Class M  Certificates  having a lower  payment  priority  to the extent that the  reimbursement  is covered by amounts  otherwise  distributable  to those classes,  and then by the holders of that class of Class M  Certificates,  except as provided above, to the extent of the amounts  otherwise  distributable to them. In addition,  if the Certificate  Principal  Balances of the Class M Certificates  and Class B Certificates  have been reduced to zero, any Advances  previously made which are deemed by the master  servicer  to be  nonrecoverable  from  related  late  collections,
Insurance  Proceeds and Liquidation  Proceeds may be reimbursed to the master servicer out of any funds in the  Custodial  Account in respect of the related  loan group prior to  distributions  on the Senior
Certificates.

     The pooling and servicing  agreement  provides that the master  servicer may enter into a facility with any person which provides that such person,  or the advancing  person,  may directly or indirectly fund Advances  and/or  Servicing  Advances,  although no such facility will reduce or otherwise  affect the master  servicer's  obligation to fund these Advances and/or Servicing  Advances.  No facility will require the consent of the  certificateholders  or the trustee.  Any Advances and/or Servicing Advances made by an advancing  person would be  reimbursed  to the  advancing  person under the same  provisions pursuant to which  reimbursement  would be made to the master servicer if those advances were funded by the  master  servicer,  but on a  priority  basis in favor of the  advancing  person as  opposed to the master  servicer or any  successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

                              Certain Yield and Prepayment Considerations

General

     The yield to  maturity on each class of offered  certificates  will be  primarily  affected by the following factors:

     o   the rate and timing of  principal  payments on the  mortgage  loans in the related loan group, including  prepayments,  defaults  and  liquidations,  and  repurchases  due  to  breaches  of representations or warranties;

     o   the allocation of principal payments among the various classes of certificates;

     o   realized losses and interest shortfalls on the mortgage loans in the related loan group;

     o   the pass-through rate on the offered certificates; and

     o   the purchase price paid for the offered certificates.

     For  additional  considerations  relating  to the yields on the offered  certificates,  see "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Prepayment Considerations

     The yields to maturity and the aggregate amount of  distributions on the Class I-A-2  Certificates will be affected by the rate and timing of principal  payments on the  mortgage  loans in loan group I.
The yields may be adversely  affected by a higher or lower than anticipated rate of principal  payments on the  mortgage  loans in loan group I. The rate of principal  payments on the mortgage  loans will in turn be  affected  by the  amortization  schedules  of the  mortgage  loans,  the  rate and  timing  of mortgagor  prepayments  on the mortgage loans by the  mortgagors,  liquidations  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

     The timing of changes in the rate of  prepayments,  liquidations  and  purchases  of the  mortgage loans in the  related  loan  group  may  significantly  affect  the yield to an  investor,  even if the
average  rate  of  principal   payments   experienced  over  time  is  consistent  with  an  investor's expectation.  In addition,  the rate of  prepayments  of the mortgage loans and the yields to investors on the related  certificates  may be affected by  refinancing  programs,  which may include  general or
targeted   solicitations,   as  described  under  "Maturity  and  Prepayment   Considerations"  in  the
prospectus.  Since the rate and timing of  principal  payments  on the  mortgage  loans will  depend on future  events and on a variety of factors,  as  described  in this  prospectus  supplement  and in the prospectus  under "Yield  Considerations"  and "Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the  timing of  principal  payments  on the  offered  certificates.  The yields to maturity and rate and timing of principal  payments on the Senior  Certificates  will only be affected by the rate and timing of payments on the  mortgage  loans in the related  loan group,  except under the limited circumstances described in this prospectus supplement.

     The group I loans may be prepaid by the  mortgagors at any time without  payment of any prepayment fee or  penalty.  Approximately  83.7%  of the  group  II loans  and  approximately  4.6% of all of the mortgage  loans,  respectively,  by  aggregate  principal  balance  provide for payment of a prepayment charge,  which may have a substantial  effect on the rate of prepayment of those  mortgage  loans.  See
"Description of the Mortgage Pool—Mortgage Pool Characteristics" in this prospectus supplement.

     Some state laws  restrict the  imposition  of  prepayment  charges  even when the  mortgage  loans expressly  provide for the  collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage  loans that  provide for the payment of these  charges
In any case,  these amounts will not be available for  distribution  on the offered  certificates.  See
"Certain  Legal  Aspects  of  Mortgage  Loans  and   Contracts—Default   Interest  and  Limitations  on
Prepayments"  in the prospectus.

     Prepayments,  liquidations  and purchases of the mortgage  loans will result in  distributions  to holders of the related  certificates,  other than the Interest Only Certificates,  of principal amounts which  would  otherwise  be  distributed  over the  remaining  terms  of the  mortgage  loans.  Factors affecting  prepayment,  including  defaults and  liquidations,  of mortgage  loans  include  changes in mortgagors'  housing  needs,  job  transfers,  unemployment,  mortgagors'  net equity in the  mortgaged properties,  changes  in the  value  of the  mortgaged  properties,  mortgage  market  interest  rates, solicitations and servicing  decisions.  In addition,  if prevailing  mortgage rates fell significantly below the mortgage  rates on the  mortgage  loans,  the rate of  prepayments,  including  refinancings, would be expected to increase.  Conversely,  if prevailing  mortgage rates rose significantly above the mortgage rates on the mortgage  loans,  the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of  defaults  on the  mortgage  loans will also  affect the rate and timing of  principal payments on the  mortgage  loans.  In general,  defaults on mortgage  loans are  expected to occur with greater  frequency  in their  early  years.  As a  result  of the  program  criteria  and  underwriting standards  applicable to the mortgage  loans,  the mortgage loans may experience  rates of delinquency, foreclosure,  bankruptcy  and loss that are  higher  than  those  experienced  by  mortgage  loans that satisfy the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase  programs,  or by Residential  Funding for the purpose of acquiring mortgage loans to collateralize  securities issued by  Residential  Funding  Mortgage  Securities  I, Inc.  For  example,  the rate of default on mortgage loans that are  secured by  non-owner  occupied  properties,  mortgage  loans made to  borrowers  whose income is not  required  to be  provided  or  verified,  mortgage  loans  made to  borrowers  with high debt-to-income  ratios,  and mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans.  See  "Description  of the Mortgage  Pool—The  Program" in this prospectus  supplement.
Furthermore,  the rate and timing of prepayments,  defaults and liquidations on the mortgage loans will be  affected  by the  general  economic  condition  of the region of the  country in which the  related mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and prepayments are less likely in regions  where a weak or  deteriorating  economy  exists,  as may be evidenced by, among other  factors,  increasing  unemployment  or falling  property  values.  See "Maturity and  Prepayment
Considerations" in the prospectus.

     Most of the mortgage  loans contain  due-on-sale  clauses.  The terms of the pooling and servicing agreement  generally  require the master  servicer or any  subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the  underlying  mortgaged  property and to the extent  permitted by  applicable  law,  except that any enforcement  action that would  impair or threaten to impair any recovery  under any related  insurance policy will not be required or permitted.

Allocation of Principal Payments

     The yields to  maturity  on the  certificates  will be affected  by the  allocation  of  principal payments  among  the  certificates.  As  described  under  "Description  of the  Certificates—Principal
Distributions on the Senior  Certificates"  and "—Principal  Distributions on the Class M Certificates"
in this prospectus  supplement,  during specified periods all or a disproportionately  large percentage of principal  prepayments on the mortgage loans will be allocated among the Senior Certificates,  other than the  Interest  Only  Certificates  and Class A-P  Certificates,  and during  specified  periods no principal  prepayments or, relative to the related pro rata share, a  disproportionately  small portion of  principal  prepayments  on the  mortgage  loans  will be  distributed  to  each  class  of  Class M
Certificates.  In addition to the foregoing,  if on any distribution  date, the loss level  established for the  Class  M-2  Certificates  or  Class  M-3  Certificates  is  exceeded  and a class  of  Class M
Certificates  having a  higher  payment  priority  is then  outstanding  with a  Certificate  Principal
Balance greater than zero, the Class M-2  Certificates or Class M-3  Certificates,  as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

Mortgage Loans with Interest Only Periods

     Approximately  0.5% and 0.1% of the group II loans and all of the  mortgage  loans,  respectively,
have  an  interest  only  period  for  the  first  five  years   following  the  date  of  origination,
approximately  41.3%,  68.2% and 42.8% of the group I loans, the group II loans and all of the mortgage loans,  respectively,  have an  interest  only  period  for the first ten years  following  the date of origination,  and  approximately  0.1% and 0.1% of the  group I loans  and all of the  mortgage  loans, respectively,  have an  interest  only  period  for the  first  fifteen  years  following  the  date of origination.  During  these  periods,  the payment  made by the related  borrower  will be less than it would be if the mortgage  loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly payments during this period.  As a result, no principal payments  will be made to the related  certificates  from these  mortgage  loans during their  interest only period except in the case of a prepayment.

     After the initial  interest only period,  the scheduled  monthly  payment on these  mortgage loans will increase,  which may result in increased  delinquencies by the related borrowers,  particularly if interest  rates have  increased  and the borrower is unable to  refinance.  In addition,  losses may be greater  on these  mortgage  loans as a result of the  mortgage  loan not  amortizing  during the early years of these mortgage  loans.  Although the amount of principal  included in each  scheduled  monthly payment  for a  traditional  mortgage  loan is  relatively  small  during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

     Mortgage  loans  with  an  initial  interest  only  period  are  relatively  new in  the  mortgage marketplace.  The  performance  of these mortgage  loans may be  significantly  different than mortgage loans that fully  amortize.  In particular,  there may be a higher  expectation  by these  borrowers of refinancing  their mortgage loans with a new mortgage loan, in particular one with an initial  interest only  period,  which may result in higher  prepayment  speeds  than  would  otherwise  be the case.  In addition,  the failure to build equity in the related  mortgaged  property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

     Sequentially Paying Certificates:  The Group I Senior Certificates,  other than the Principal Only
Certificates and Interest Only Certificates,  are entitled to receive  distributions in accordance with
various   priorities   for  payment  of  principal  as   described  in  this   prospectus   supplement.
Distributions  of  principal on classes  having an earlier  priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans  early in the life of the  mortgage  pool.  The timing of commencement of principal  distributions  and the weighted  average lives of certificates  with a later priority of payment will be affected by the rates of prepayment  of the mortgage  loans both before and after the  commencement of principal  distributions  on those classes.  Holders of any class of Group I
Senior  Certificates  with a longer  weighted  average life bear a greater risk of loss than holders of
Group I Senior  Certificates  with a shorter  weighted  average life because the Certificate  Principal
Balances  of the Class M  Certificates  and Class B  Certificates  could be reduced to zero  before the
Senior Certificates are retired.

     Accretion  Directed  Certificates  and  Accrual  Certificates:   On  or  prior  to  the  Accretion
Termination Date, the Accretion Directed  Certificates will receive as monthly principal  distributions the  Accrual  Distribution  Amount.  Prior  to the  Accretion  Termination  Date,  interest  shortfalls allocated  to the  Accrual  Certificates  will  reduce the amount  added to the  Certificate  Principal
Balance  of the  Accrual  Certificates  and will  result in a  corresponding  reduction  of the  amount
available  for   distributions   relating  to  principal  on  the  Accretion   Directed   Certificates.
Furthermore,  because these interest  shortfalls  will result in the Certificate  Principal  Balance of the  Accrual  Certificates  being less than it would  otherwise  be, the amount of  interest  that will accrue in the future on the  Accrual  Certificates  and be  available  for  distributions  relating  to principal on the Accretion  Directed  Certificates will be reduced.  Accordingly,  the weighted average lives of the Accretion Directed Certificates would be extended.

     In addition,  investors in the Accrual Certificates and the Accretion Directed Certificates should be aware that the Accretion  Termination Date may be later, or earlier,  than otherwise  assumed.  As a result, the Accretion Termination Date could be different from that assumed at the time of purchase.

     Because the Accrual  Certificates are not entitled to receive any  distributions of interest until the occurrence of the Accretion  Termination Date, those  certificates  will likely experience  greater price and yield volatility than would mortgage  pass-through  certificates  that are otherwise  similar but which are entitled to current  distributions  of interest.  Investors  should consider whether this volatility is suitable to their investment needs.

     Lockout  Certificates:  Investors  in the Lockout  Certificates  should be aware that,  unless the
Credit Support  Depletion Date has occurred,  the Lockout  Certificates are not expected to receive any distributions  of principal prior to the  distribution  date occurring in September 2011, and until the distribution  date  occurring in  September  2015 will receive a  disproportionately  small  portion of principal  payments,  unless the  Certificate  Principal  Balances of the Group I Senior  Certificates,
other  than the  Lockout  Certificates,  and the Class A-P  Certificates  have  been  reduced  to zero.
Consequently,  the  weighted  average  lives of the  Lockout  Certificates  will be longer  than  would otherwise  be the case.  The  effect on the  market  value of the  Lockout  Certificates  of changes in market  interest rates or market yields for similar  securities  will be greater than for other classes of Senior Certificates entitled to earlier principal distributions.

     Certificates with Subordination  Features:  After the Certificate  Principal Balances of the Class
B  Certificates  have been reduced to zero,  the yield to maturity on the class of Class M Certificates with a  Certificate  Principal  Balance  greater  than zero with the lowest  payment  priority  will be extremely  sensitive to losses on the mortgage  loans and the timing of those losses because the entire amount  of  losses  that are  covered  by  subordination  will be  allocated  to that  class of Class M
Certificates.  See "—Class M-2  Certificate  and Class M-3  Certificate  Yield  Considerations"  below.
After the Credit  Support  Depletion  Date,  the yield to maturity of the Senior  Support  Certificates will be  extremely  sensitive  to losses on the group I loans,  and the timing  thereof,  because up to
$1,012,000  of those losses that would  otherwise be allocable to the Class I-A-3  Certificates  and up to $2,544,000 of those losses that would otherwise  allocable to the Class I-A-4  Certificates  will be allocated to the Senior Support  Certificates.  Furthermore,  because principal  distributions are paid to some  classes of Senior  Certificates  and Class M  Certificates  before other  classes,  holders of classes  having a later  priority  of payment  bear a greater  risk of losses  than  holders of classes having an earlier priority for distribution of principal.

Realized Losses and Interest Shortfalls

     The yields to maturity and the aggregate amount of distributions on the offered  certificates will be affected by the timing of mortgagor  defaults  resulting in Realized Losses.  The timing of Realized
Losses on the mortgage loans and the allocation of Realized  Losses to the offered  certificates  could significantly  affect the yield to an investor  in the  offered  certificates.  In  addition,  Realized
Losses on the  mortgage  loans may affect the market value of the offered  certificates,  even if these losses are not allocated to the offered certificates.

     After the Certificate  Principal  Balances of the Class B Certificates  have been reduced to zero, the yield to  maturity  on the  class of Class M  Certificates  with a  Certificate  Principal  Balance greater  than zero with the  lowest  payment  priority  will be  extremely  sensitive  to losses on the mortgage  loans and the timing of those losses  because the entire amount of losses that are covered by subordination  will be allocated  to that class of Class M  Certificates.  See "—Class M-2  Certificate
and Class M-3 Certificate Yield Considerations"  below.  Furthermore,  because principal  distributions are paid to some  classes  of  Senior  Certificates  and Class M  Certificates  before  other  classes, holders of classes  having a later  priority of payment  bear a greater  risk of losses than holders of classes having earlier priority for distribution of principal.

     Investors in the Senior  Certificates  should be aware that because the Class M  Certificates  and
Class B Certificates  represent  interests in both loan groups,  the Certificate  Principal Balances of the  Class M  Certificates  and  Class B  Certificates  could  be  reduced  to  zero as a  result  of a disproportionate  amount of Realized  Losses on the mortgage loans in the other loan group.  Therefore, although  Realized  Losses on the mortgage loans in one loan group may only be allocated to the related
Senior  Certificates,  the allocation to the Class M Certificates  and Class B Certificates of Realized
Losses on the  mortgage  loans in the other loan group  will  increase  the  likelihood  that  Realized
Losses may be allocated to those Senior Certificates.

     As described  under  "Description of the  Certificates—Allocation  of Losses;  Subordination"  and
"—Advances,"  amounts  otherwise  distributable  to  holders  of one or  more  classes  of the  Class M
Certificates  may be made  available to protect the holders of the Senior  Certificates  and holders of any Class M Certificates  with a higher payment  priority against  interruptions  in distributions  due to some  mortgagor  delinquencies,  to the extent not  covered by  Advances.  These  delinquencies  may affect  the  yields  to  investors  on  those  classes  of the  Class  M  Certificates,  and,  even  if subsequently  cured,  may affect the timing of the  receipt of  distributions  by the  holders of those classes of Class M Certificates.  Furthermore,  the Class A-P Certificates  will share in the principal portion  of  Realized  Losses on the  mortgage  loans only to the extent  that they are  incurred  with respect to Discount  Mortgage  Loans and only to the extent of the related  Discount  Fraction of those losses.  Thus,  after the Class B Certificates  and the Class M Certificates are retired or in the case of Excess  Special Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses and  Extraordinary
Losses, the related Senior  Certificates,  other than the Class A-P Certificates,  may be affected to a greater extent by losses on  Non-Discount  Mortgage Loans than losses on Discount  Mortgage  Loans.  In addition,  a higher  than  expected  rate of  delinquencies  or  losses  will also  affect  the rate of principal  payments  on one or more  classes of the Class M  Certificates  if it delays  the  scheduled reduction of the related  Senior  Accelerated  Distribution  Percentage  or affects the  allocation  of prepayments among the Class M Certificates and the Class B Certificates.

     The amount of interest  otherwise  payable to holders of the offered  certificates will be reduced by any interest  shortfalls  with respect to the related loan group or groups to the extent not covered by subordination or the master servicer,  including  Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates,  the interest  portions of Realized Losses  allocated solely to that class of  certificates.  These  shortfalls will not be offset by a reduction in the servicing fees payable to the master  servicer or otherwise,  except as described in this  prospectus  supplement with
respect  to  Prepayment  Interest  Shortfalls.   See  "Yield  Considerations"  in  the  prospectus  and
"Description  of  the  Certificates—Interest   Distributions"  in  this  prospectus  supplement  for  a
discussion of the effect of principal  prepayments  on the mortgage  loans on the yields to maturity of the offered certificates and possible shortfalls in the collection of interest.

     The yields to  investors  in the offered  certificates  will be affected  by  Prepayment  Interest
Shortfalls  allocable  thereto on any distribution  date to the extent that those shortfalls exceed the amount offset by the master  servicer.  See  "Description of the  Certificates—Interest  Distributions"
in this prospectus supplement.

     The  recording  of  mortgages  in the name of MERS is a  relatively  new  practice in the mortgage lending  industry.  While the  depositor  expects that the master  servicer or  applicable  subservicer will be able to commence  foreclosure  proceedings  on the  mortgaged  properties,  when  necessary and appropriate,  public  recording  officers  and  others  in the  mortgage  industry,  however,  may have limited,  if any,  experience  with lenders  seeking to foreclose  mortgages,  assignments of which are registered  with  MERS.  Accordingly,  delays  and  additional  costs in  commencing,  prosecuting  and completing  foreclosure  proceedings,  defending  litigation  commenced by third parties and conducting foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the  distribution  of  liquidation  proceeds to the  certificateholders  and increase the amount of Realized  Losses on the mortgage loans.  In addition,  if, as a result of MERS  discontinuing or becoming  unable to continue  operations in connection with the MERS® System,  it becomes  necessary to remove any mortgage  loan from  registration  on the MERS® System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related expenses shall be reimbursable by the trust to the master  servicer,  which will reduce the amount  available  to pay  principal of and interest on the class or classes of certificates  with  Certificate  Principal  Balances greater than zero with the lowest  payment  priorities.  For  additional  information  regarding the recording of mortgages in the name of MERS see "Description of the Mortgage  Pool—Mortgage Pool  Characteristics"  in this prospectus supplement and "Description of the Certificates—Assignment of Mortgage Loans" in the prospectus.

Pass-Through Rates

     The yield to  maturity on the Class  II-A-2  Certificates  will be  affected  by its  pass-through
rate.   Because  the  mortgage  rates  on  the  mortgage  loans  and  the  pass-through  rates  on  the certificates,  are  fixed,  these  rates  will not change in  response  to  changes in market  interest rates.  Accordingly,  if  market  interest  rates  or  market  yields  for  securities  similar  to the certificates were to rise, the market value of the certificates may decline.

Purchase Price

     In addition,  the yield to maturity on each class of the certificates  will depend on, among other things,  the price paid by the holders of the  certificates.  The extent to which the yield to maturity of a  certificate  is sensitive to  prepayments  will depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of  certificates is purchased at a premium and principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the investor's  actual  yield  to  maturity  will be  lower  than  anticipated  at the  time  of  purchase.
Conversely,  if a class of certificates is purchased at a discount and principal  distributions thereon occur at a rate slower than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than  anticipated  at the time of purchase.  For  additional  considerations  relating to the yields on the  offered  certificates,  see "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations" in the prospectus.

Assumed Final Distribution Date

     The  assumed  final  distribution  date  is  August  25,  2036,  which  is the  distribution  date immediately  following the latest  scheduled  maturity date for any mortgage loan. No event of default, change in the priorities  for  distribution  among the various  classes or other  provisions  under the pooling and  servicing  agreement  will arise or become  applicable  solely by reason of the failure to retire the entire  Certificate  Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

     Weighted  average  life  refers to the  average  amount of time that will  elapse from the date of issuance of a security to the date of  distribution  to the  investor  of each  dollar  distributed  in reduction of principal of the  security.  The weighted  average life of the offered  certificates  from the  closing  date will be  influenced  by,  among other  things,  the rate at which  principal  of the mortgage loans in the related loan group is paid,  which may be in the form of scheduled  amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly  measured  relative to a prepayment  standard or model.
The model used in this  prospectus  supplement,  CPR,  represents a constant  rate of  prepayment  each month  relative  to the then  outstanding  principal  balance of a pool of  mortgage  loans.  A 10% CPR assumes a constant  prepayment rate of 10% per annum of the then outstanding  principal  balance of the mortgage  loans.  CPR does not purport to be a historical  description  of  prepayment  experience or a prediction  of the  anticipated  rate of  prepayment  of any  pool of  mortgage  loans,  including  the mortgage loans in this mortgage pool.

     The table below captioned "Percent of Certificate  Principal Balance  Outstanding at the Following
Percentages  of CPR" has been  prepared  on the basis of the  assumptions  as listed in this  paragraph regarding the weighted  average  characteristics  of the mortgage  loans that are included in the trust as  described  in Annex I in this  prospectus  supplement  and their  performance.  The table  assumes, among  other  things,  that:  (i) as of the  reference  date,  the  mortgage  loans have the  following characteristics:

                                 Assumed Mortgage Loan Characteristics

                                             Group I Loans

                             Discount        Non-Discount        Discount        Non-Discount      Non-Discount
                          Mortgage Loans    Mortgage Loans    Mortgage Loans    Mortgage Loans    Mortgage Loans
                           Non-Interest      Non-Interest         10-Yr             10-Yr              15-Yr
                               Only              Only         Interest Only     Interest Only      Interest Only
                          ________________________________________________________________________________________
Aggregate principal
    balance............   $99,489,578.37   $229,600,842.02    $50,316,267.23   $182,529,361.19      $748,838.67
Weighted average
    mortgage rate......   6.5876519933%        7.2793%        6.5988547748%        7.3772%            7.5993%
Weighted average
    servicing fee rate.   0.2800000000%        0.3300%        0.2800000000%        0.3300%            0.3300%
Weighted average
    original term to
    maturity (months)..        360               359               360               360                360
Weighted average
    remaining term to
    maturity (months)..        338               339               341               342                341

                                            Group II Loans

                           Discount         Non-Discount     Non-Discount        Discount        Non-Discount
                        Mortgage Loans     Mortgage Loans   Mortgage Loans    Mortgage Loans    Mortgage Loans
                         Non-Interest       Non-Interest         5-Yr             10-Yr              10-Yr
                             Only               Only         Interest Only    Interest Only      Interest Only
                        _________________________________________________________________________________________
Aggregate principal
    balance..........    $2,914,390.34     $7,174,410.39      $147,920.00     $3,761,905.82     $18,339,421.35
Weighted average
    mortgage rate....    6.5689402110%        7.2018%           8.1250%       6.3041484495%         7.3860%
Weighted average
    servicing fee
    rate.............    0.2800000000%        0.3300%           0.3300%       0.2800000000%         0.3300%
Weighted average
    original term to
    maturity (months)         356               357               360              360                360
Weighted average
    remaining term
    to maturity
    (months).........         334               337               341              337                342

(ii) the scheduled  monthly payment for each mortgage loan has been based on its  outstanding  balance, mortgage rate and remaining term to maturity  (after taking into account the interest only period),  so that the mortgage loan will amortize in amounts  sufficient  for its repayment  over its remaining term to maturity  (after taking into account the interest only  period);  (iii) each of the 5-year,  10-year and 15-year  interest  only  mortgage  loans has an  original  interest  only period of 60 months,  120 months and 180 months, respectively;  (iv) none of the unaffiliated sellers, Residential Funding or the depositor  will  repurchase  any mortgage  loan, as described  under "The  Trusts—Representations  with
Respect  to  Mortgage  Collateral"  and  "The   Trusts—Repurchases   of  Mortgage  Collateral"  in  the
prospectus,  and the master  servicer  does not exercise any option to purchase the mortgage  loans and thereby cause a termination  of the trust;  (v) there are no  delinquencies  or Realized  Losses on the mortgage  loans,  and  principal  payments  on the  mortgage  loans in each loan  group  will be timely received together with  prepayments,  if any, at the respective  constant  percentages of CPR set forth in the table;  (vi) there is no Prepayment  Interest  Shortfall or any other interest  shortfall in any month;  (vii) payments on the certificates  will be received on the 25th day of each month,  commencing in February 2008;  (viii)  payments on the mortgage loans earn no reinvestment  return;  (ix) there are no  additional  ongoing  trust  expenses  payable out of the trust;  and (x) the  certificates  will be purchased  on February 8, 2008.  Clauses  (i)  through  (x) above are  collectively  referred to as the structuring assumptions.

     The actual  characteristics and performance of the mortgage loans will differ from the assumptions used in  constructing  the table below,  which is hypothetical in nature and is provided only to give a general sense of how the  principal  cash flows might behave under varying  prepayment  scenarios.  For example,  it is very  unlikely  that the  mortgage  loans will prepay at a constant  level of CPR until maturity  or that all of the  mortgage  loans  will  prepay  at the same  level of CPR.  Moreover,  the diverse  remaining  terms to maturity and mortgage  rates of the mortgage loans could produce slower or faster  principal  distributions  than indicated in the tables at the various  constant  percentages of
CPR specified,  even if the weighted  average  remaining term to stated  maturity and weighted  average mortgage rate of the mortgage loans are as assumed.  Any  difference  between the  assumptions  and the actual  characteristics  and performance of the related  mortgage  loans, or actual  prepayment or loss experience  of the  related  mortgage  loans,  will affect the  percentages  of  Certificate  Principal
Balance outstanding over time and the weighted average lives of the classes of certificates.

     In accordance  with the foregoing  discussion and  assumptions,  the following table indicates the weighted  average  life  of the  offered  certificates  from  the  closing  date  and  sets  forth  the percentages of the  Certificate  Principal  Balance of the offered  certificates as of the closing date that would be outstanding after each of the distribution dates at the prepayment assumption shown.

            Percent of Certificate Principal Balance Outstanding at the Following Percentages of CPR

                                                                               Class I-A-2
                                                      __________________________________________________________
       Distribution Date                                6%          8%          10%         15%         20%
       _________________________________________________________________________________________________________
       February 8, 2008.............................   100%        100%        100%         100%        100%
       January 25, 2009.............................   79          79          79           79          79
       January 25, 2010.............................   59          59          59           59          59
       January 25, 2011.............................   38          38          38           38          38
       January 25, 2012.............................   18          17          17           17          17
       January 25, 2013.............................   0           0           0            0           0
       January 25, 2014.............................   0           0           0            0           0
       January 25, 2015.............................   0           0           0            0           0
       January 25, 2016.............................   0           0           0            0           0
       January 25, 2017.............................   0           0           0            0           0
       January 25, 2018.............................   0           0           0            0           0
       January 25, 2019.............................   0           0           0            0           0
       January 25, 2020.............................   0           0           0            0           0
       January 25, 2021.............................   0           0           0            0           0
       January 25, 2022.............................   0           0           0            0           0
       January 25, 2023.............................   0           0           0            0           0
       January 25, 2024.............................   0           0           0            0           0
       January 25, 2025.............................   0           0           0            0           0
       January 25, 2026.............................   0           0           0            0           0
       January 25, 2027.............................   0           0           0            0           0
       January 25, 2028.............................   0           0           0            0           0
       January 25, 2029.............................   0           0           0            0           0
       January 25, 2030.............................   0           0           0            0           0
       January 25, 2031.............................   0           0           0            0           0
       January 25, 2032.............................   0           0           0            0           0
       January 25, 2033.............................   0           0           0            0           0
       January 25, 2034.............................   0           0           0            0           0
       January 25, 2035.............................   0           0           0            0           0
       January 25, 2036.............................   0           0           0            0           0
       Weighted Average Life (in years)**             2.4         2.4         2.4          2.4         2.4
       Weighted Average Life to Call (in years)***

         *       Indicates a number that is greater than zero but less than 0.5%.
         **      The weighted average life of the Class I-A-2 Certificates is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from
                 February 8, 2008 to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.
         ***     The weighted average life is calculated as explained above except that the optional termination is exercised on the first possible distribution date.

         This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

                                    Pooling and Servicing Agreement

General

     The  certificates  were  issued  under a series  supplement,  dated as of August 1,  2006,  to the standard terms of pooling and servicing  agreement,  dated as of March 1, 2006, together referred to as the pooling and  servicing  agreement,  among the  depositor,  the master  servicer,  and Deutsche Bank
Trust Company Americas,  as trustee.  Reference is made to the prospectus for important  information in addition to that  described  herein  regarding  the terms and  conditions  of the pooling and servicing agreement and the offered  certificates.  The trustee,  or any of its affiliates,  in its individual or any other capacity,  may become the owner or pledgee of  certificates  with the same rights as it would have if it were not trustee.

     The offered  certificates  are  transferable and exchangeable at the corporate trust office of the trustee,  which  serves as  certificate  registrar  and paying  agent.  The  depositor  will  provide a prospective or actual  certificateholder  without charge, on written request, a copy, without exhibits, of the pooling and servicing  agreement.  Requests  should be addressed to the  President,  Residential
Accredit Loans, Inc., One Meridian Crossings, Suite 100, Minneapolis, Minnesota 55423.

     In addition to the  circumstances  described in the  prospectus,  the  depositor may terminate the trustee  for  cause  under  specified  circumstances.  See "The  Pooling  and  Servicing  Agreement—The
Trustee" in the prospectus.

Custodial Arrangements

     The trustee has been  directed to appoint  Wells Fargo Bank,  N.A.,  to serve as  custodian of the mortgage  loans.  The  custodian  is not an  affiliate  of the  depositor,  the master  servicer or the sponsor.  No servicer will have custodial  responsibility for the mortgage notes.  Residential  Funding was  required  to  deliver  only the  mortgage  notes to the  custodian.  The  mortgage  notes (and any contents of a mortgage loan file  delivered to the  custodian)  will be maintained in vaults located at the custodian's  premises in Minnesota.  Only the custodian has access to these vaults.  A shelving and filing system  segregates the files  relating to the mortgage  loans from other assets  serviced by the sponsor.

     Wells Fargo Bank is acting as  custodian  of the  mortgage  loan files  pursuant to the  custodial agreement.  In that capacity,  Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other  contents of the mortgage  files on behalf of the trustee and the  certificateholders.  Wells
Fargo Bank  maintains  each  mortgage loan file in a separate file folder marked with a unique bar code to assure  loan-level  file  integrity and to assist in inventory  management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage  document  custody business for more than 25 years.  Wells  Fargo  Bank  maintains  document  custody  facilities  in  Minneapolis,
Minnesota and in two regional  offices located in Irvine,  California,  and Salt Lake City, Utah. As of
December 31, 2007,  Wells Fargo Bank maintains  mortgage custody vaults in each of those locations with an aggregate capacity of over ten million files.

The Master Servicer and Subservicers

     Master  Servicer.  The master  servicer,  an affiliate of the depositor,  will be responsible  for master servicing the mortgage loans.  Master servicing responsibilities include:

     o   receiving funds from subservicers,
     o   reconciling servicing activity with respect to the mortgage loans,
     o   calculating remittance amounts to certificateholders,
     o   sending remittances to the trustee for distributions to certificateholders,
     o   investor and tax reporting,
     o   coordinating loan repurchases,
     o   oversight of all servicing activity, including subservicers,
     o   following up with  subservicers  with  respect to mortgage  loans that are  delinquent  or for which servicing decisions may need to be made,
     o   approval of loss mitigation strategies,
     o   management  and  liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure,
     o   providing  certain  notices  and  other  responsibilities  as  detailed  in  the  pooling  and servicing agreement.

     The master servicer may, from time to time, outsource certain of its servicing functions,  such as foreclosure  management,  although any such  outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the pooling and servicing agreement.

     For a general  description  of the master  servicer  and its  activities,  see "Sponsor and Master
Servicer"  in this  prospectus  supplement.  See "The  Pooling  and  Servicing  Agreement — Rights Upon
Event  of  Default"  in  the  prospectus  and "—  Certain  Other  Matters  Regarding  Servicing"  for a
discussion  of material  removal,  replacement,  resignation  and transfer  provisions  relating to the master servicer.

     Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

     o   communicating with borrowers;
     o   sending monthly remittance statements to borrowers;
     o   collecting payments from borrowers;
     o   recommending  a loss  mitigation  strategy  for  borrowers  who have  defaulted on their loans
         (i.e. repayment plan, modification, foreclosure, etc.);
     o   accurate  and timely  accounting,  reporting  and  remittance  of the  principal  and interest portions of monthly  installment  payments  to the master  servicer,  together  with any other sums paid by borrowers that are required to be remitted;
     o   accurate  and  timely  accounting  and  administration  of escrow  and  impound  accounts,  if applicable;
     o   accurate and timely reporting of negative amortization amounts, if any;
     o   paying escrows for borrowers, if applicable;
     o   calculating and reporting payoffs and liquidations;
     o   maintaining an individual file for each loan; and
     o   maintaining  primary mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

     GMAC Mortgage,  LLC. GMAC Mortgage,  LLC ("GMACM")  subservices  approximately  74.1%,  100.0% and
75.5% by  principal  amount of the group I loans,  the  group II loans and all of the  mortgage  loans, respectively.  GMACM is a Delaware  limited  liability  company and a  wholly-owned  subsidiary of GMAC
Residential  Holding  Company,  LLC,  which is a wholly owned  subsidiary of Residential  Capital,  LLC
("ResCap").  ResCap is a Delaware  limited  liability  company and a  wholly-owned  subsidiary  of GMAC
Mortgage  Group,  LLC,  which is a  wholly-owned  subsidiary  of GMAC LLC.  On August 24,  2007,  Fitch
Ratings  reduced GMACM's  residential  primary  subservicer  rating and  residential  primary  servicer rating for Alt-A product from RPS1 to RPS1- and placed the servicer ratings on Rating Watch Negative.

     ResCap,   which  owns  indirectly  all  of  the  equity  of  both   Homecomings   Financial,   LLC
("Homecomings")  and GMACM,  has  restructured  the operations of Homecomings and GMACM. As a result of such restructuring,  on September 24, 2007, Homecomings  transferred its servicing platform and certain employees  responsible for the servicing  function to its affiliate  GMACM.  Subsequently,  on December
12,  2007,  Fitch  withdrew its  residential  servicer  ratings for both GMACM,  indicated  above,  and
Homecomings and assigned a residential  primary  subservicer  rating and residential  primary  servicer rating for Alt-A  product of RPS2+ to ResCap.  This  rating  takes  into  consideration  the  servicing capabilities of GMACM and reflects the financial rating of ResCap.

     Subsequent to the transfer of the servicing  platform and employees from  Homecomings to GMACM, in addition to the mortgage  loans owned by the issuing  entity which were  previously  serviced by GMACM,
GMACM will  subservice the mortgage loans owned by the issuing  entity which were  previously  serviced by  Homecomings,  and  Homecomings  will no longer  subservice any of the mortgage  loans.  In addition
GMACM will be servicing all of the GMACM and Homecomings  servicing  portfolios,  which will consist of the aggregate of the amounts set forth below under the headings "GMAC Mortgage,  LLC Primary  Servicing
Portfolio" and "Primary Servicing Portfolio."

     GMACM began acquiring,  originating and servicing  residential  mortgage loans in 1985 through its
acquisition  of  Colonial   Mortgage  Service  Company,   which  was  formed  in  1926,  and  the  loan
administration,  servicing operations and portfolio of Norwest Mortgage,  which entered the residential mortgage loan business in 1906.  These businesses formed the original basis of what is now GMACM.

     GMACM  maintains  its executive and principal  offices at 1100 Virginia  Drive,  Fort  Washington,
Pennsylvania 19034. Its telephone number is (215) 734-5000.

     In addition,  GMACM purchases  mortgage loans originated by GMAC Bank, which is wholly-owned by IB
Finance  Holding  Company,  LLC, a  subsidiary  of ResCap and GMAC LLC,  and which is an  affiliate  of
GMACM.  Formerly known as GMAC Automotive  Bank,  GMAC Bank, a Utah  industrial  bank, was organized in
2001. As of November 22, 2006,  GMAC Bank became the successor to  substantially  all of the assets and liabilities of GMAC Bank, a federal savings bank.

     GMACM generally  retains the servicing  rights with respect to loans it sells or securitizes,  and also  occasionally  purchases  mortgage  servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

     As of the nine months  ended  September  30, 2007,  GMACM acted as primary  servicer and owned the corresponding  servicing  rights on  approximately  2,2912,593 of residential  mortgage loans having an aggregate unpaid principal balance of approximately  $290 billion,  and GMACM acted as subservicer (and did not own the  corresponding  servicing  rights) on  approximately  290,232 loans having an aggregate unpaid principal balance of over $60.4 billion.

     The  following  tables set forth the dollar amount of mortgage  loans  serviced by GMACM C for the periods  indicated,  and the  number of such loans for the same  period.  GMACM was the  servicer  of a residential mortgage loan portfolio of approximately $150.4 billion,  $12.5 billion,  $21.2 billion and
$6.7 billion during the year ended December 31, 2002 backed by prime conforming  mortgage loans,  prime
non-conforming   mortgage   loans,   government   mortgage  loans  and   second-lien   mortgage  loans,
respectively.  GMACM was the  servicer  of a  residential  mortgage  loan  portfolio  of  approximately
$217.0 billion,  $31.3 billion,  $19.0 billion and $23.2 billion during the nine months ended September
30, 2007 backed by prime conforming  mortgage loans, prime  non-conforming  mortgage loans,  government mortgage loans and second-lien  mortgage loans,  respectively.  The percentages shown under "Percentage
Change from Prior Year"  represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                            GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                            ($ IN MILLIONS)

                                                                                                                                             Nine
                                                                                                                                         Months Ended
                                                                           Year Ended December 31,                                      September 30,
                                         _____________________________________________________________________________________________________________
                                               2002              2003              2004               2005               2006                2007
                                         _____________________________________________________________________________________________________________
Prime conforming mortgage loans
      No. of Loans.....................    1,418,843         1,308,284           1,323,249         1,392,870          1,455,919           1,508,054
      Dollar Amount of Loans...........     $150,421          $153,601            $165,521          $186,364           $203,894            $217,021
      Percentage Change                                                                                                  9.41%
            from Prior Year............         N/A              2.11%             7.76%              12.59%                                  6.44%
Prime non-conforming mortgage loans
      No. of Loans.....................       36,225            34,041              53,119            69,488             67,462              65,169
      Dollar Amount of Loans...........      $12,543           $13,937             $23,604           $32,385            $32,220             $31,254
      Percentage Change
            from Prior Year............          N/A            11.12%              69.36%            37.20%             (0.51)%            (3.00)%
Government mortgage loans
      No. of Loans.....................      230,085           191,023             191,844           181,679            181,563             178,333
      Dollar Amount of Loans...........      $21,174           $17,594             $18,328           $18,098            $18,843             $18,973
      Percentage Change
            from Prior Year............         N/A            (16.91)%            4.17%             (1.25)%             4.12%                0.69%
Second-lien mortgage loans
      No. of Loans.....................      261,416           282,128             350,334           392,261            514,085             540,037
      Dollar Amount of Loans...........       $6,666            $7,023             $10,374           $13,034            $20,998             $23,199
      Percentage Change
            from Prior Year............         N/A              5.36%             47.71%             25.64%             61.10%              10.48%
Total mortgage loans serviced
      No. of Loans.....................    1,946,569         1,815,476           1,918,546         2,036,298          2,219,029           2,291,593
      Dollar Amount of Loans...........     $190,804          $192,155            $217,827          $249,881           $275,955             290,447
      Percentage Change
            from Prior Year............         N/A              0.71%             13.36%             14.72%             10.43%               5.25%

                        HOMECOMINGS FINANCIAL, LLC PRIMARY SERVICING PORTFOLIO

     The  following  table sets forth the aggregate  principal  balance of mortgage  loans  serviced by
Homecomings  for the  past  five  years  and  for  the  nine  months  ended  September  30,  2007.  The percentages shown under "Percentage  Change from Prior Year" represent the ratio of (a) the  difference between the current and prior year volume over (b) the prior year volume.

First Lien Mortgage Loans
                                                                                                                                                 Nine Months Ended
                                                                           Year Ended December 31,                                                 September 30,
                                 _____________________________________________________________________________________________________________________________________
           Volume by
       Principal Balance                 2002                  2003                 2004                  2005                  2006                    2007
______________________________________________________________________________________________________________________________________________________________________
Prime Mortgages(1)                    $27,343,774,000       $29,954,139,212      $31,943,811,060       $44,570,851,126        $67,401,832,594         $71,858,074,506
Non-Prime Mortgages(2)                $27,384,763,000       $39,586,900,679      $44,918,413,591       $52,102,835,214        $49,470,359,806         $40,347,477,674
 Total                                $54,728,537,000       $69,541,039,891      $76,862,224,651       $96,673,686,340       $116,872,192,400        $112,205,552,180

Prime Mortgages(1)                             49.96%                43.07%               41.56%                46.10%                 57.67%                  64.04%
Non-Prime Mortgages(2)                         50.04%                56.93%               58.44%                53.90%                 42.33%                  35.96%
Total                                         100.00%               100.00%              100.00%               100.00%                100.00%                 100.00%

 Percentage Change from Prior
            Year(3)
Prime Mortgages(1)                              7.09%                 9.55%                6.64%                39.53%                 51.22%
Non-Prime Mortgages(2)                         60.71%                44.56%               13.47%                15.99%                (5.05)%
Total                                          28.55%                27.07%               10.53%                25.78%                 20.89%

Junior Lien Mortgage Loans
                                                                                                            Nine Months
                                                                                                               Ended
                                                     Year Ended December 31,                               September 30,
                          _________________________________________________________________________________________________
       Volume by               2002             2003             2004           2005           2006            2007
   Principal Balance
___________________________________________________________________________________________________________________________
Prime Mortgages(1)        $7,627,424,000    $7,402,626,296  $7,569,300,685  $7,442,264,087 $11,418,858,741 $10,519,372,299
Non-Prime Mortgages(2)                 -                 -               -              -              -                 -
Total                     $7,627,424,000    $7,402,626,296  $7,569,300,685  $7,442,264,087 $11,418,858,741 $10,519,372,299

Prime Mortgages(1)               100.00%           100.00%         100.00%         100.00%         100.00%         100.00%
Non-Prime Mortgages(2)                 -                 -               -               -               -               -
 Total                           100.00%           100.00%         100.00%         100.00%         100.00%         100.00%

 Percentage Change from
     Prior Year(3)
_______________________
Prime Mortgages(1)               (4.94)%           (2.95)%           2.25%         (1.68)%          53.43%
Non-Prime Mortgages(2)                 -                 -               -               -               -
Total                            (4.94)%           (2.95)%           2.25%         (1.68)%          53.43%

(1)  Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity
     Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans

                                                                                                           Nine Months
                                                                                                              Ended
                                                      Year Ended December 31,                             September 30,
                           _____________________________________________________________________________________________
        Volume by                  2002             2003             2004           2005          2006           2007
     Number of Loans
________________________________________________________________________________________________________________________
Prime Mortgages(1)                125,209           143,645         150,297       187,773        252,493        260,205
Non-Prime Mortgages(2)            257,077           341,190         373,473       394,776        361,125        298,742
                           _____________________________________________________________________________________________
Total                             382,286           484,835         523,770       582,549        613,618        558,947
                           _____________________________________________________________________________________________
Prime Mortgages(1)                 32.75%            29.63%          28.70%        32.23%         41.15%         46.55%
Non-Prime Mortgages(2)             67.25%            70.37%          71.30%        67.77%         58.85%         53.45%
                           ____________________________________________________________________________________________
Total                             100.00%           100.00%         100.00%       100.00%        100.00%        100.00%
                           ____________________________________________________________________________________________
 Percentage Change from
      Prior Year(3)
Prime Mortgages(1)                (6.30)%            14.72%           4.63%        24.93%         34.47%
Non-Prime Mortgages(2)             52.85%            32.72%           9.46%         5.70%        (8.52)%
                           ____________________________________________________________________________________________
Total                              26.66%            26.83%           8.03%        11.22%          5.33%
                           ____________________________________________________________________________________________

Junior Lien Mortgage Loans
                                                                                                           Nine Months
                                                                                                              Ended
                                                     Year Ended December 31,                              September 30,
                          ______________________________________________________________________________________________
       Volume by                  2002             2003             2004           2005          2006            2007
    Number of Loans
________________________________________________________________________________________________________________________
Prime Mortgages(1)               217,031           211,585         210,778       199,600        266,900         243,314
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
                          ______________________________________________________________________________________________
Total                            217,031           211,585         210,778       199,600        266,900         243,314
                          ______________________________________________________________________________________________
Prime Mortgages(1)               100.00%           100.00%         100.00%       100.00%        100.00%         100.00%
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
                          ______________________________________________________________________________________________
Total                            100.00%           100.00%         100.00%       100.00%        100.00%         100.00%
                          ______________________________________________________________________________________________
Percentage Change from
     Prior Year(3)
Prime Mortgages(1)               (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%
Non-Prime Mortgages(2)                 -                 -               -             -              -
                          ______________________________________________________________________________________________
Total                            (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%
                          ______________________________________________________________________________________________

(1)  Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity
     Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     Billing and Payment  Procedures.  As servicer,  GMACM collects and remits  mortgage loan payments, responds to borrower inquiries,  accounts for principal and interest,  holds custodial and escrow funds for payment of property  taxes and  insurance  premiums,  counsels or otherwise  works with  delinquent borrowers,  supervises  foreclosures  and property  dispositions  and generally  administers the loans.
GMACM sends  monthly  invoices or annual  coupon  books to borrowers  to prompt the  collection  of the outstanding  payments.  Borrowers  may elect for monthly  payments to be  deducted  automatically  from bank accounts on the same day every month or may take advantage of on demand  electronic  payments made over the  internet  or via phone.  GMACM may,  from time to time,  outsource  certain of its  servicing functions,  such as contacting delinquent  borrowers,  property tax administration and hazard insurance administration,  although any such  outsourcing  will not relieve GMACM of any of its  responsibilities or liabilities as a servicer.

Servicing and Other Compensation and Payment of Expenses

     The  servicing  fees for each  mortgage  loan are  payable  out of the  interest  payments on that mortgage  loan.  The  servicing  fees  relating to each  mortgage loan will be at least 0.28% per annum and not more than 0.33% per annum of the  outstanding  principal  balance of that mortgage loan, with a weighted average  servicing fee of  approximately  0.3165% per annum, in the case of the group I loans, approximately  0.3196%  per annum,  in the case of the group II loans,  and  approximately  0.3167% per annum,  in the case of all mortgage  loans,  in each case as of the reference  date. The servicing fees consist  of (a)  servicing  fees  payable  to the master  servicer  in respect of its master  servicing activities and (b) subservicing and other related  compensation  payable to the subservicer,  including any payment due to prepayment  charges on the related mortgage loans and such  compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

     The primary  compensation  to be paid to the master servicer for its master  servicing  activities will be its  servicing  fee equal to at least  0.03% per annum and not more than 0.08% per annum of the outstanding  principal balance of each mortgage loan, with a weighted average of approximately  0.0665%
per  annum,  in the case of the group I loans,  approximately  0.0696%  per  annum,  in the case of the group II loans,  and  approximately  0.0667% per annum, in the case of all mortgage loans, in each case as of the  reference  date.  As described in the  prospectus,  a  subservicer  is entitled to servicing compensation  in a minimum  amount  equal to 0.25% per annum of the  outstanding  principal  balance of each  mortgage  loan  serviced by it. The master  servicer is obligated  to pay some  ongoing  expenses associated with the trust and incurred by the master  servicer in connection with its  responsibilities under  the  pooling  and  servicing  agreement.  The  master  servicing  fee rate may be  changed  if a successor  master  servicer is appointed,  but it will not exceed the rate currently paid to the master servicer.  See "The Pooling and  Servicing  Agreement—Servicing  Compensation  and Payment of Expenses"
in the prospectus for  information  regarding  other possible  compensation  to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

     The  following  table sets forth the fees and  expenses  that are  payable  out of payments on the mortgage loans, prior to payments of interest and principal to the certificateholders:

_______________________________________________________________________________________________________________________________
               Description                                   Amount                               Receiving Party
_______________________________________________________________________________________________________________________________
Master Servicer Fee                         at a minimum  rate of 0.03% and not more           Master Servicer
                                            than  0.08% per  annum of the  principal
                                            balance   of   each    mortgage    loan,
                                            depending on the type of mortgage loan
_______________________________________________________________________________________________________________________________
Subservicer Fee                             at a minimum  rate of 0.25% per annum of           Subservicers
                                            the  principal  balance of each mortgage
                                            loan serviced by a subservicer
_______________________________________________________________________________________________________________________________

     In addition,  the master  servicer or any applicable  subservicer may recover from payments on the mortgage  loans or  withdraw  from the  Custodial  Account  the amount of any  Advances  and  Servicing
Advances  previously  made,  interest  and  investment  income,  foreclosure  profits,  indemnification payments  payable under the pooling and servicing  agreement,  and certain  other  servicing  expenses, including foreclosure expenses.

Reports to Certificateholders

     On  each  distribution  date,  a  distribution  date  statement  will be  made  available  to each certificateholder  setting forth certain  information  with respect to the  composition  of the payment being  made,  the  Certificate  Principal  Balance  or  Notional  Amount of an  individual  certificate following  the payment and certain  other  information  relating to the  certificates  and the mortgage loans.  The trustee  will make the  distribution  date  statement  and, at its option,  any  additional
files   containing  the  same   information  in  an  alternative   format,   available  each  month  to
certificateholders  and  other  parties  to the  pooling  and  servicing  agreement  via the  trustee's internet website,  at  www.tss.db.com/invr.  For purposes of any electronic  version of this prospectus supplement,  the preceding  uniform resource  locator,  or URL, is an inactive textual  reference only.
The  depositor  has  taken  steps to  ensure  that  this URL  reference  was  inactive  at the time the electronic  version  of  this  prospectus  supplement  was  created.  This  URL can be  accessed  in an internet  browser at  "https:// " followed  by the URL.  The  issuing  entity is no longer  required to file reports with  respect to the  Certificates  under the  Securities  Exchange Act of 1934,  although information  with  respect  to the Class  I-A-2  Certificates  and the  related  mortgage  pool will be included in the RALI Series  2008-QR1  Trust's reports  required to be filed with the Commission  under
the  Securities  Exchange  Act  of  1934.  See  also  "Pooling  and  Servicing   Agreement Reports   to
Certificateholders" in the prospectus for a more detailed description of certificateholder reports.

Voting Rights

     There are  actions  specified  in the  prospectus  that may be taken by  holders  of  certificates evidencing a specified  percentage of all undivided  interests in the trust and may be taken by holders of  certificates  entitled in the  aggregate  to that  percentage  of the voting  rights.  97.0% of all voting  rights will be allocated  among all holders of the  certificates,  other than the Interest Only
Certificates and Residual Certificates,  in proportion to their then outstanding  Certificate Principal
Balances,  1.0%  of all  voting  rights  will  be  allocated  among  the  holders  of the  Class  I-A-7
Certificates,  1.0% of all  voting  rights  will be  allocated  among  the  holders  of the  Class  A-V
Certificates  and 0.5% and 0.5% of all voting  rights will be allocated  among the holders of the Class
R-I Certificates and Class R-II Certificates,  respectively,  in proportion to the percentage interests evidenced  by their  respective  certificates.  Furthermore,  the trustee for the RALI Series  2008-QR1
Trust will  exercise,  for the  benefit of the holders of the Class I  Certificates  of the RALI Series
2008-QR1  Trust,  approximately  71.11%  of the  voting  rights of the Class  I-A-2  Certificates.  The pooling and  servicing  agreement  may be amended  without  the consent of the holders of the  Residual
Certificates in specified circumstances.

Termination

     The circumstances  under which the obligations created by the pooling and servicing agreement will terminate  relating  to the  offered  certificates  are  described  under "The  Pooling  and  Servicing
Agreement—Termination;  Retirement of  Certificates"  in the prospectus.  The master servicer will have the option,  on any distribution  date on which the aggregate Stated Principal  Balance of the mortgage loans is less than 10% of the  aggregate  principal  balance of the  mortgage  loans as of the  cut-off date,  either to purchase all remaining  mortgage loans and other assets of the trust related  thereto, thereby  effecting early  retirement of the offered  certificates  or to purchase,  in whole but not in part,  the  certificates.  Any such  purchase of mortgage  loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each mortgage loan or the fair  market  value of the  related  underlying  mortgaged  properties  with  respect to  defaulted mortgage  loans as to which title to such  mortgaged  properties  has been acquired if such fair market value is less than such unpaid  principal  balance,  net of any  unreimbursed  Advance  attributable to principal,  as of the date of  repurchase  plus (b) accrued  interest  thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the repurchase  price is  distributed.  The optional  termination  price paid by the master  servicer  will also  include  certain  amounts owed by
Residential  Funding as seller of the  mortgage  loans,  under the terms of the  agreement  pursuant to which Residential  Funding sold the mortgage loans to the depositor,  that remain unpaid on the date of the optional termination.

     Distributions on the  certificates  relating to any optional  termination will be paid,  first, to the Senior  Certificates,  second,  to the Class M Certificates in the order of their payment  priority and, third, to the Class B Certificates.  The proceeds of any such  distribution  may not be sufficient to distribute the full amount to each class of related  certificates  if the purchase price is based in part on the fair market value of the  underlying  mortgaged  property and the fair market value is less than  100% of the  unpaid  principal  balance  of the  related  mortgage  loan.  Any such  purchase  of certificates  will be made at a price  equal  to 100% of  their  Certificate  Principal  Balance  plus, except  with  respect  to the Class  A-P  Certificates,  the sum of the  Accrued  Certificate  Interest
thereon,  or with respect to the related Interest Only  Certificates,  on their Notional  Amounts,  for the immediately  preceding  Interest Accrual Period at the  then-applicable  pass-through  rate and any previously  unpaid Accrued  Certificate  Interest.  Promptly  after the purchase of such  certificates, the  master  servicer  shall  terminate  the  trust in  accordance  with the terms of the  pooling  and servicing agreement.

     Upon presentation and surrender of the offered  certificates in connection with the termination of the  trust or a  purchase  of  certificates  under the  circumstances  described  in the two  preceding paragraphs,  the holders of the  offered  certificates  will be entitled to receive an amount  equal to the  Certificate  Principal  Balance of that class plus Accrued  Certificate  Interest  thereon for the immediately  preceding  Interest  Accrual  Period at the  then-applicable  pass-through  rate, or, with respect to the Interest Only  Certificates,  interest for the immediately  preceding  Interest  Accrual
Period on their Notional Amounts,  plus any previously unpaid Accrued  Certificate  Interest.  However, any Prepayment  Interest  Shortfalls  previously  allocated to the certificates will not be reimbursed.
In  addition,  distributions  to the  holders  of the  most  subordinate  class  of  certificates  then outstanding  with a Certificate  Principal  Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

The Trustee

     Deutsche  Bank Trust  Company  Americas,  or DBTCA,  is the  trustee.  DBTCA is a New York banking
corporation.   DBTCA  has  acted  as  trustee  on  numerous  residential   mortgage-backed   securities
transactions.  While the  structure  of the  transactions  referred to in the  preceding  sentence  may differ among these  transactions,  DBTCA is experienced  in  administering  transactions  of this kind.
DBTCA has no pending legal  proceedings that would materially  affect its ability to perform its duties as  trustee on behalf of the holders of the certificates.

     DBTCA is now an affiliate of  MortgageIT,  Inc. since the purchase of MortgageIT  Holdings,  Inc.,
MortgageIT, Inc.'s former parent company, by an affiliate of DB Structured Products, Inc.

     DBTCA and its  affiliates  have  provided  trustee  and  custodial  services  on  mortgaged-backed transactions  since  1991 and has acted as  trustee  on over  2,000  mortgage-backed  transactions.  In
2005,  Deutsche  Bank and its  affiliates  acted as trustee in over 350 combined new  asset-backed  and mortgage-backed  transactions  involving  the  aggregate  issuance  of  over  300  billion  dollars  in securities.

     DBTCA is providing the foregoing  information at the issuing  entity's and depositor's  request in order to assist the issuing entity and depositor with the  preparation  of their  disclosure  documents to be filed with the SEC  pursuant to  Regulation  AB.  Otherwise,  DBTCA has not  participated  in the preparation of such disclosure documents and assumes no responsibility for their contents.

     Unless an event of  default  has  occurred  and is  continuing  under the  pooling  and  servicing agreement,  the trustee will perform only such duties as are  specifically set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and servicing agreement,  the  trustee is  required  to  exercise  such of the rights and powers  vested in it by the pooling  and  servicing  agreement,  such as either  acting as the  master  servicer  or  appointing  a successor  master  servicer,  and use the same degree of care and skill in their  exercise as a prudent investor  would  exercise  or use  under  the  circumstances  in the  conduct  of such  investor's  own affairs.  Subject to certain  qualifications  specified  in the pooling and  servicing  agreement,  the trustee  will be liable for its own  negligent  action,  its own  negligent  failure to act and its own willful misconduct for actions.

     The  trustee's  duties and  responsibilities  under the pooling and  servicing  agreement  include collecting funds from the master servicer to distribute to  certificateholders  at the direction of the
master   servicer,   providing   certificateholders   and  applicable   rating  agencies  with  monthly
distribution  statements  and notices of the  occurrence  of a default  under the pooling and servicing agreement,  removing  the master  servicer  as a result of any such  default,  appointing  a  successor master servicer, and effecting any optional termination of the trust.

     The  master  servicer  will  pay to the  trustee  reasonable  compensation  for its  services  and reimburse the trustee for all reasonable  expenses  incurred or made by the trustee in accordance  with any of the  provisions  of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also agreed to  indemnify  the trustee  for any  losses  and  expenses  incurred  without  negligence  or  willful  misconduct  on the trustee's part arising out of the acceptance and administration of the trust.

     The trustee may resign at any time,  in which event the  depositor  will be obligated to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee  ceases to be eligible to continue as trustee  under the pooling and  servicing  agreement or if the trustee  becomes  insolvent.
Upon becoming  aware of those  circumstances,  the  depositor  will be obligated to appoint a successor trustee.  The  trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment  of a successor  trustee will not become  effective  until  acceptance  of the appointment by the successor trustee.

     Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                           Legal Proceedings

     There  are no  material  pending  legal or  other  proceedings  involving  the  mortgage  loans or
Residential Funding Company,  LLC, as sponsor and master servicer,  Residential Accredit Loans, Inc. as depositor,  RALI  Series  2006 QS11  Trust as the  issuing  entity,  GMACM,  as  subservicer,  or other parties  described in Item 1117 of Regulation AB that,  individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

     Residential  Funding and GMACM are  currently  parties to various legal  proceedings  arising from time to time in the ordinary  course of their  businesses,  some of which purport to be class  actions.
Based on information  currently available,  it is the opinion of Residential Funding and GMACM that the eventual  outcome of any currently  pending legal  proceeding,  individually or in the aggregate,  will not have a material  adverse  effect on their ability to perform their  obligations  in relation to the mortgage  loans.  No  assurance,  however,  can  be  given  that  the  final  outcome  of  these  legal proceedings,  if  unfavorable,  either  individually  or in the  aggregate,  would not have a  material adverse impact on Residential  Funding or GMACM.  Any such  unfavorable  outcome could adversely affect the ability of Residential  Funding Company,  LLC or GMACM to perform its servicing duties with respect to the mortgage loans and potentially  lead to the  replacement of Residential  Funding or GMACM with a successor servicer.

     Among the legal  proceedings  to which  Residential  Funding is a party is a class action  lawsuit that was filed against a lender  (Mortgage  Capital  Resources  Corporation),  Residential  Funding and
other parties in state court in Kansas City,  Missouri.  Plaintiffs asserted violations of the Missouri
Second  Mortgage  Loan Act  ("SMLA"),  Mo.R.S.  Section  408.233,  based on the  lender's  charging  or contracting  for payment of allegedly  unlawful  closing costs and fees.  The relief sought  included a refund of all allegedly  illegal fees, the refund of interest  paid,  and the discounted  present value of interest to be paid in the future on active mortgage loans.  The plaintiffs also sought  prejudgment interest and punitive damages.

     Residential  Funding is an assignee of some of the  mortgage  loans in  question.  The  plaintiffs contended  that  Residential  Funding is  strictly  liable for the  lender's  alleged  SMLA  violations pursuant  to the  assignee  provisions  of  the  Home  Ownership  and  Equity  Protection  Act of  1994
("HOEPA"),  15 U.S.C.  Section  1641(d)(1).  Residential  Funding  terminated its relationship with the lender in early May 2000.

     In connection with that  proceeding,  on January 4, 2008, a verdict was returned that  Residential
Funding  pay $4.33  million in actual  damages  and $92  million in  punitive  damages.  RFC intends to appeal and vigorously  contest the punitive  damage award.  However,  even if the punitive damage award is not reduced upon appeal,  Residential  Funding's management believes that any liability with respect to this proceeding would not have a material adverse effect on investors in the offered certificates.

                               Material Federal Income Tax Consequences

     Upon the  issuance  of the  certificates,  Orrick,  Herrington  &  Sutcliffe  LLP,  counsel to the depositor,  rendered an opinion to the effect that,  assuming  compliance  with all  provisions  of the pooling  and  servicing  agreement,  for federal  income tax  purposes,  the trust will  qualify as two
REMICs under the Internal  Revenue Code,  which shall be referred to in this  prospectus  supplement as
REMIC I and REMIC II.

     For federal income tax purposes:

              o   the Class R-I Certificates represent ownership of the sole class of "residual interests" in REMIC I;

              o   the Class I-A-2 Certificates represent ownership of "regular interests" in REMIC II and are generally treated as debt instruments of REMIC II; and

              o   the Class R-II Certificates represent ownership of the sole class of "residual interests" in REMIC II.

     See "Material Federal Income Tax Consequences—REMICs" in the prospectus.

     For federal income tax purposes,  the Class I-A-2  Certificates  may have been treated,  as having been issued with original issue  discount.  The prepayment  assumption  that is used in determining the rate of accrual of original issue  discount,  market  discount and premium,  if any, for federal income tax purposes is described in the pooling and servicing  agreement.  No  representation is made that the mortgage  loans  will  prepay at that rate or at any other  rate.  See  "Material  Federal  Income  Tax
Consequences—General"  and  "—REMICs—Taxation  of Owners of REMIC Regular  Certificates—Original  Issue
Discount" in the prospectus.

     The holders of the offered  certificates  will be required to include in income  interest on their certificates in accordance with the accrual method of accounting.

     The Internal  Revenue  Service,  or IRS, has issued  original  issue  discount  regulations  under sections  1271 to 1275 of the  Internal  Revenue Code that  address the  treatment of debt  instruments issued with original  issue  discount.  The OID  regulations  suggest that original issue discount with
respect  to  securities   similar  to  the  Variable  Strip   Certificates   that  represent   multiple
uncertificated REMIC regular interests,  in which ownership interests are issued  simultaneously to the same buyer,  should be computed on an aggregate  method.  In the absence of further  guidance  from the
IRS, original issue discount with respect to the  uncertificated  REMIC regular  interests  represented by the  Variable  Strip  Certificates  will be  reported  to the IRS and the  certificateholders  on an aggregate method based on a single overall constant yield and the prepayment  assumption  stated above, treating all  uncertificated  REMIC regular  interests as a single debt  instrument as described in the
OID regulations.

     If the method for computing  original  issue  discount  described in the  prospectus  results in a negative  amount for any period  with  respect to a  certificateholder,  the amount of  original  issue discount allocable to that period would be zero and the  certificateholder  will be permitted to offset that negative  amount only against  future  original  issue  discount,  if any,  attributable  to those certificates.

     In some  circumstances  the OID  regulations  permit the holder of a debt  instrument to recognize original issue discount  under a method that differs from that used by the issuer.  Accordingly,  it is possible  that the holder of an  offered  certificate  may be able to select a method  for  recognizing original  issue  discount  that differs from that used by the master  servicer in preparing  reports to the certificateholders and the IRS.

     The offered  certificates  may be treated for federal income tax purposes as having been purchased at a  premium.  Whether  the  holder  of this  class of  certificates  will be  treated  as  holding  a certificate  with amortizable  bond premium will depend on the  certificateholder's  purchase price and the  distributions  remaining  to be made on the  certificate  at the  time of its  acquisition  by the certificateholder.  The  use  of a zero  prepayment  assumption  may be  required  in  calculating  the amortization  of premium.  Holders of those  classes of  certificates  are  encouraged to consult their tax advisors  regarding the  possibility  of making an election to amortize  such premium,  if any. See
"Material Federal Income Tax  Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates" and
"—Premium" in the prospectus.

     The IRS proposed  regulations on August 24, 2004  concerning the accrual of interest income by the holders of REMIC regular interests.  The proposed  regulations would create a special rule for accruing
OID on REMIC regular  interests  providing for a delay between record and payment dates,  such that the period  over which OID accrues  coincides  with the period  over which the  holder's  right to interest payment  accrues  under  the  governing  contract  provisions  rather  than  over  the  period  between distribution  dates. If the proposed  regulations  are adopted in the same form as proposed,  taxpayers would be required to accrue  interest  from the issue date to the first record  date,  but would not be required to accrue  interest after the last record date. The proposed  regulations are limited to REMIC regular  interests  with delayed  payment for periods of fewer than 32 days.  The proposed  regulations are proposed to apply to any REMIC regular  interest  issued after the date the final  regulations  are published in the Federal Register.  The proposed  regulations  provide automatic consent for the holder of a REMIC  regular  interest to change its method of accounting  for OID under the final  regulations.
The  change is  proposed  to be made on a cut-off  basis  and,  thus,  does not  affect  REMIC  regular interests issued before the date the final regulations are published in the Federal Register.

     The  IRS  issued  a  notice  of  proposed  rulemaking  on the  timing  of  income  and  deductions attributable  to  interest-only  regular  interests in a REMIC on August 24, 2004. In this notice,  the
IRS and Treasury  requested  comments on whether to adopt special rules for taxing regular interests in a REMIC  that are  entitled  only to a  specified  portion  of the  interest  in respect of one or more mortgage  loans held by the REMIC,  or REMIC IOs,  high-yield  REMIC  regular  interests,  and apparent negative-yield  instruments.  The IRS and Treasury  also  requested  comments on different  methods for taxing the foregoing  instruments,  including the possible  recognition of negative amounts of OID, the formulation  of special  guidelines  for the  application  of Code Section 166 to REMIC IOs and similar instruments,  and the  adoption  of a new  alternative  method  applicable  to  REMIC  IOs and  similar instruments.  It is uncertain  whether the IRS actually will propose any  regulations  as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     The  offered  certificates  are  treated  as assets  described  in Section  7701(a)(19)(C)  of the
Internal  Revenue Code and "real estate  assets" under  Section  856(c)(4)(A)  of the Internal  Revenue
Code generally in the same proportion that the assets of the REMIC  underlying the  certificates  would be so  treated.  In  addition,  interest  on the  offered  certificates  is  treated  as  "interest  on obligations  secured by mortgages on real property" under Section  856(c)(3)(B) of the Internal Revenue
Code  generally to the extent that the offered  certificates  are treated as "real estate assets" under
Section  856(c)(4)(A)  of the  Internal  Revenue  Code.  Moreover,  the  offered  certificates  will be
"qualified  mortgages"  within the  meaning of  Section  860G(a)(3)  of the  Internal  Revenue  Code if
transferred  to another  REMIC on its  startup day in  exchange  for a regular or residual  interest in that REMIC.  However,  prospective  investors  should note that,  notwithstanding  that treatment,  any repurchase of a  certificate  pursuant to the right of the master  servicer to  repurchase  the offered certificates  may adversely  affect any REMIC that holds the offered  certificates if the repurchase is made under  circumstances  giving  rise to a  prohibited  transaction  tax under the  Internal  Revenue
Code. See "Pooling and Servicing  Agreement—Termination"  in this  prospectus  supplement and "Material
Federal Income Tax  Consequences—REMICs—  Characterization of Investments in REMIC Certificates" in the
prospectus.

     If penalties  were asserted  against  purchasers of the offered  certificates  in respect of their treatment of the offered  certificates for tax purposes,  the summary of tax considerations  contained, and the  opinions  stated,  herein and in the  prospectus  may not meet the  conditions  necessary  for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

     For further  information  regarding  federal income tax  consequences  of investing in the offered certificates, see "Material Federal Income Tax Consequences—REMICs" in the prospectus.

                                        Method of Distribution

     Approximately  71.11% of the Class I-A-2  Certificates are being offered only in connection with a resecuritization  offering by the Residential  Accredit Loans,  Inc. Series 2008-QR1 Trust. The offered portion  of the Class  I-A-2  Certificates  will be  transferred  to the  trustee  for the RALI  Series
2008-QR1 Certificates and will be deposited into the RALI Series 2008-QR1 Trust by the depositor.

                                        Additional Information

     The primary source of information  available to investors concerning the offered certificates will be the monthly statements  discussed in the prospectus under  "Description of the  Certificates—Reports
to   Certificateholders"   and  in  this   prospectus   supplement   under   "Pooling   and   Servicing
Agreement—Reports  to  Certificateholders,"  which  will  include  information  as to  the  outstanding principal  balance or notional amount of the offered  certificates.  There can be no assurance that any additional  information  regarding  the  offered  certificates  will be  available  through  any  other source.  In addition,  the depositor is not aware of any source through which price  information  about the  offered  certificates  will  be  available  on an  ongoing  basis.  The  limited  nature  of  this information  regarding  the offered  certificates  may  adversely  affect the  liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                            Use of Proceeds

     The depositor will transfer the offered  certificates  to the trustee of the RALI Series  2008-QR1
Trust in exchange for a portion of the RALI Series  2008-QR1  Certificates,  which the  depositor  will sell to the  underwriter  of the  RALI  Series  2008-QR1  issuance  in  consideration  for the  offered certificates.

                                            Legal Opinions

     Certain  legal  matters  relating to the  certificates  have been passed upon for the depositor by
Orrick,  Herrington & Sutcliffe LLP, New York, New York and for the  underwriter by Thacher  Proffitt &
Wood llp, New York, New York.

                                                Ratings

     The Class I-A-2  Certificates  were rated "AAA" by Fitch  Ratings,  or Fitch,  "AAA" by Standard &
Poor's Ratings  Services,  a division of The  McGraw-Hill  Companies,  Inc., or Standard & Poor's,  and
"Aaa" by Moody's Investors Service, Inc., or Moody's as of February 6, 2008.

     The ratings assigned by Fitch to mortgage pass-through  certificates address the likelihood of the receipt by  certificateholders  of all  distributions  to which they are entitled under the transaction structure.  Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage  loans and the structure of the  transaction as described in the operative  documents.  Fitch's ratings do not address  the effect on the  certificates'  yield  attributable  to  prepayments  or  recoveries  on the underlying mortgage loans.

     The  ratings  assigned  by Standard & Poor's to  mortgage  pass-through  certificates  address the likelihood of the receipt by  certificateholders  of payments  required under the pooling and servicing agreement.  Standard  & Poor's  ratings  take into  consideration  the credit  quality of the  mortgage pool,  structural  and legal  aspects  associated  with the  certificates,  and the extent to which the payment  stream in the mortgage  pool is adequate to make  payments  required  under the  certificates.
Standard & Poor's  rating on the  certificates  does not,  however,  constitute  a statement  regarding frequency of prepayments on the mortgages.  See "Certain Yield and Prepayment Considerations" herein.

     The ratings assigned by Moody's to the offered  certificates address the likelihood of the receipt by the holders of the offered  certificates of all  distributions  to which they are entitled under the pooling and  servicing  agreement.  Moody's  ratings  reflect  its  analysis  of the  riskiness  of the mortgage  loans and the  structure  of the  transaction  as  described  in the  pooling  and  servicing agreement.  Moody's  ratings do not  address  the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the mortgage loans.

     The depositor has not  requested a rating on the offered  certificates  by any rating agency other than Fitch, Standard & Poor's and Moody's.  However,  there can be no assurance as to whether any other rating  agency will rate the offered  certificates,  or, if it does,  what rating  would be assigned by any other rating agency.  A rating on the  certificates  by another rating agency,  if assigned at all, may be lower than the  ratings  assigned to the offered  certificates  by Fitch,  Standard & Poor's and
Moody's.

     A security  rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be  evaluated  independently  of any other  security  rating.  In the event that the ratings  initially assigned to the offered  certificates are subsequently  lowered for any reason,  no person or entity is obligated  to  provide  any  additional  support or credit  enhancement  with  respect  to the  offered certificates.

     The fees paid by the  depositor  to the  rating  agencies  at closing  included a fee for  ongoing surveillance by the rating  agencies for so long as any  certificates  are  outstanding.  However,  the rating  agencies are under no  obligation  to the  depositor to continue to monitor or provide a rating on the certificates.

                                           Legal Investment

     The Class I-A-2 Certificates will constitute  "mortgage related securities" for purposes of SMMEA, so long as they are  rated  in at  least  the  second  highest  rating  category  by one of the  rating agencies,  and, as such,  are legal  investments  for some  entities  to the extent  provided in SMMEA.
SMMEA  provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment  in mortgage  related  securities  by taking  statutory  action on or prior to
October 3, 1991.  Some states have enacted  legislation  which  overrides the preemption  provisions of
SMMEA.

     The  depositor  makes no  representations  as to the proper  characterization  of any class of the offered  certificates  for legal  investment  or other  purposes,  or as to the  ability of  particular investors  to  purchase  any  class of the  offered  certificates  under  applicable  legal  investment restrictions.  These  uncertainties  may  adversely  affect  the  liquidity  of any  class  of  offered
certificates.   Accordingly,  all  institutions  whose  investment  activities  are  subject  to  legal investment laws and regulations,  regulatory capital  requirements or review by regulatory  authorities should  consult with their legal  advisors in  determining  whether and to what extent any class of the offered  certificates  constitutes  a legal  investment or is subject to  investment,  capital or other restrictions.

     See "Legal Investment Matters" in the prospectus.

                                         ERISA Considerations

     A fiduciary of any ERISA plan,  any  insurance  company,  whether  through its general or separate accounts,  or any other person  investing  ERISA plan assets of any ERISA plan, as defined under "ERISA
Considerations—ERISA  Plan Asset  Regulations"  in the  prospectus,  should  carefully  review with its legal  advisors  whether  the  purchase  or  holding  of  offered  certificates  could  give  rise to a transaction  prohibited  or not  otherwise  permissible  under  ERISA or Section  4975 of the  Internal
Revenue Code.  The purchase or holding of the offered  certificates,  by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive  relief under the RFC  exemption,  as described under  "ERISA  Considerations—Prohibited  Transaction  Exemption"  in  the  prospectus  provided  those certificates are rated at least "BBB-" (or its equivalent) by Standard & Poor's,  Fitch,  Moody's, DBRS
Limited  or  DBRS,  Inc.  at the  time of  purchase.  The RFC  exemption  contains  a  number  of other conditions  which must be met for the RFC exemption to apply,  including the requirement that any ERISA plan must be an  "accredited  investor" as defined in Rule  501(a)(1) of Regulation D of the Securities and Exchange  Commission under the Securities Act. The depositor  expects that the specific  conditions of the RFC  exemption  should be  satisfied  with respect to the offered  certificates  so that the RFC exemption  should provide an exemption from the  application of the prohibited  transaction  provisions of  Sections  406(a)  and  (b)  of  ERISA  and  Section  4975(c)  of the  Internal  Revenue  Code,  for
transactions  in connection  with the  servicing,  management  and operation of the mortgage  pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

     As  discussed in greater  detail above under  "Description  of the Mortgage  Pool—Sharia  Mortgage
Loans",  the trust will  include  certain  residential  financing  transactions,  referred to as Sharia
Mortgage  Loans,  that are  structured so as to be  permissible  under Islamic law utilizing  declining
balance  co-ownership  structures.   The  DOL  has  not  specifically  considered  the  eligibility  or treatment of Sharia  Mortgage  Loans under the RFC exemption,  including  whether they would be treated in the same manner as other single family  residential  mortgages.  However,  since the remedies in the event of default  and  certain  other  provisions  of the Sharia  Mortgage  Loans held by the trust are similar to the remedial and other  provisions in the  residential  mortgage loans  contemplated  by the
DOL at the time the RFC exemption was granted,  the depositor  believes that the Sharia  Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

     Any fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the offered certificates  on behalf of or with ERISA plan assets of any ERISA plan should  consult with its counsel with respect to: (i) whether the  specific and general  conditions  and the other  requirements  in the
RFC exemption would be satisfied,  or whether any other prohibited  transaction  exemption would apply, and (ii) the potential  applicability of the general fiduciary  responsibility  provisions of ERISA and the  prohibited  transaction  provisions of ERISA and Section 4975 of the Internal  Revenue Code to the
proposed investment.  See "ERISA Considerations" in the prospectus.

     The sale of any of the offered  certificates to an ERISA plan is in no respect a representation by the  depositor  or the  underwriter  that such an  investment  meets all  relevant  legal  requirements relating to  investments  by ERISA  plans  generally  or any  particular  ERISA  plan,  or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                                     ANNEX I
                                       MORTGAGE LOAN STATISTICAL INFORMATION

                                                   Loan Group I*

                                  Credit Score Distribution of the Group I Loans

                                                                                                         Weighted
                                         Number of                      Percent of       Average         Average
                                          Group I       Principal         Group I       Principal     Loan-to-Value
Credit Score Range                         Loans         Balance          Loans          Balance          Ratio
_____________________________________________________________________________________________________________________
499 or less..........................        44           $9,213,593        1.66%         $209,400          76.49%
500 – 519............................        21            4,667,185        0.84           222,247          76.71
520 – 539............................        26            6,354,768        1.14           244,414          75.57
540 – 559............................        38            9,027,750        1.62           237,572          80.26
560 – 579............................        38            7,954,995        1.43           209,342          77.28
580 – 599............................        70           15,176,777        2.73           216,811          76.46
600 – 619............................        79           18,580,982        3.34           235,202          73.82
620 – 639............................       126           27,968,067        5.03           221,969          75.86
640 – 659............................       189           42,857,273        7.71           226,758          76.38
660 – 679............................       230           54,899,797        9.87           238,695          75.53
680 – 699............................       294           63,662,634       11.45           216,540          75.11
700 – 719............................       278           61,982,808       11.15           222,960          75.01
720 – 739............................       241           56,363,940       10.14           233,875          75.35
740 – 759............................       241           58,970,629       10.61           244,691          73.97
760 – 779............................       207           47,441,464        8.53           229,186          73.25
780 – 799............................       192           47,085,659        8.47           245,238          71.81
                                           ___________________________________________________________________________
800 or greater.......................       103           23,781,774        4.28           230,891          69.82
Total, Averaged or Weighed Average...     2,417         $555,990,095      100.00%         $230,033          74.66%
                                          ______________________________________

     As of the  reference  date,  the  minimum  and  maximum  credit  scores of the group I loans were 407 and 824, respectively,  and the  weighted  average  credit  score of the group I loans was  approximately  698.  The  credit scores for most of the  mortgagors as reflected in the table above have been updated since the date of  origination of the group I loans.

     * Unless otherwise specified,  the information  appearing under the column headings:  Number of Group I Loans,
Principal  Balance,  Percent of Group I Loans and Average  Principal  Balance is as of the  reference  date,  after deducting  payments of principal due during the month of the reference  date, and the  information  appearing under the column heading:  Weighted  Average  Loan-to-Value  Ratio is based on the original  loan-to-value  ratios of the group I loans,  as weighted by the  principal  balances of the group I loans as of the reference  date.  The credit scores for most of the  mortgagors as reflected in this Annex I have been updated since the date of  origination of the group I loans.

                                       Occupancy Types of the Group I Loans

                                     Number of                      Percent of   Average       Weighted    Weighted Average
                                      Group I         Principal       Group I    Principal     Average       Loan-to-Value
Occupancy Type                         Loans           Balance         Loans      Balance    Credit Score        Ratio
____________________________________________________________________________________________________________________________
Primary Residence............           1,698        $423,430,415         76.16%    $249,370      692           75.44%
Second/Vacation..............             102          22,599,442          4.06      221,563      728           71.99
Non-Owner Occupied...........             617         109,960,237         19.78      178,218      713           72.25
                                     _______________________________________________________________________________________
Total, Average or Weighted Average      2,417        $555,990,095        100.00%    $230,033      698           74.66%
                                     __________________________________________

                                         Loan Purpose of the Group I Loans

                                                                                                                    Weighted
                                        Number of                       Percent of    Average       Weighted        Average
                                         Group I        Principal        Group I      Principal     Average      Loan-to-Value
Loan Purpose                              Loans          Balance           Loans       Balance    Credit Score       Ratio
______________________________________________________________________________________________________________________________
Purchase...........................         1,411      $303,632,946        54.61%        $215,190       705          77.95%
Rate/Term Refinance................           390        87,085,983        15.66          223,297       676          72.29
Equity Refinance...................           616       165,271,165        29.73          268,297       698          69.89
                                       _______________________________________________________________________________________
Total, Average or
Weighted Average...................         2,417      $555,990,095       100.00%        $230,033       698          74.66%
                                       __________________________________________

                                   Mortgaged Property Types of the Group I Loans

                                                                                                                       Weighted
                                              Number of                    Percent of     Average      Weighted        Average
                                              Group I       Principal       Group I      Principal     Average      Loan-to-Value
Property Type                                   Loans        Balance         Loans        Balance    Credit Score       Ratio
_________________________________________________________________________________________________________________________________
Single-Family Detached....................      1,440      $325,728,433      58.59%       $226,200         694           74.34%
Planned Unit Developments (detached)......        517       122,551,245      22.04         237,043         704           76.16
Two-to-Four Family Units..................        200        49,825,965       8.96         249,130         708           72.69
Condo Low-Rise (less than 5 stories)......        179        37,090,874       6.67         207,212         705           74.60
Planned Unit Developments (attached)......         46        10,923,676       1.96         237,471         694           77.56
Townhouse.................................         17         4,211,723       0.76         247,748         679           72.81
Condo High-Rise (9 stories or more).......         11         3,932,966       0.71         357,542         691           75.35
Condo Mid-Rise (5 to 8 stories)...........          6         1,299,057       0.23         216,510         657           69.72
Cooperative Units.........................          1           426,155       0.08         426,155         724           80.00
                                           ______________________________________________________________________________________
Total, Average or Weighted Average........      2,417      $555,990,095     100.00%       $230,033         698           74.66%
                                           _______________________________________

                                   Geographic Distribution of the Group I Loans
                                                                                             Weighted
                                Number of                        Percent of     Average       Average     Weighted Average
                                 Group I         Principal        Group I      Principal      Credit       Loan-to-Value
State                             Loans           Balance          Loans        Balance        Score           Ratio
_________________________________________________________________________________________________________________________________
Alaska...................            5            $1,448,774        0.26%       $289,755         697            79.45%
Alabama..................           24             2,924,273        0.53         121,845         701            81.00
Arkansas.................            7             1,190,603        0.21         170,086         711            72.77
Arizona..................           67            16,768,595        3.02         250,278         707            74.79
California...............          267            94,360,255       16.97         353,409         718            69.18
Colorado.................           87            17,519,524        3.15         201,374         693            78.38
Connecticut..............           33             8,961,351        1.61         271,556         691            75.77
District of Columbia.....           11             4,066,769        0.73         369,706         707            70.22
Delaware.................            5             1,372,887        0.25         274,577         686            77.23
Florida..................          360            84,483,039       15.20         234,675         687            74.34
Georgia..................           85            17,017,329        3.06         200,204         699            78.09
Hawaii...................           20             9,722,460        1.75         486,123         715            70.19
Iowa.....................            5               901,217        0.16         180,243         635            80.69
Idaho....................           25             4,530,426        0.81         181,217         713            76.60
Illinois.................           65            12,345,741        2.22         189,934         673            78.35
Indiana..................           31             4,002,380        0.72         129,109         664            81.81
Kansas...................           14             1,679,205        0.30         119,943         663            79.75
Kentucky.................            8             1,227,427        0.22         153,428         711            75.57
Louisiana................           18             3,279,275        0.59         182,182         671            77.46
Massachusetts............           36            10,577,847        1.90         293,829         714            68.40
Maryland.................           54            15,564,518        2.80         288,232         707            75.32
Maine....................            9             1,854,773        0.33         206,086         693            73.86
Michigan.................           64             9,973,721        1.79         155,839         710            79.21
Minnesota................           46             8,834,731        1.59         192,059         680            75.34
Missouri.................           26             3,568,723        0.64         137,259         691            80.46
Mississippi..............            5               576,752        0.10         115,350         685            81.88
Montana..................            2               247,526        0.04         123,763         657            84.41
North Carolina...........           52             9,694,662        1.74         186,436         700            75.07
North Dakota.............            1               145,499        0.03         145,499         643            80.00
Nebraska.................            5               982,561        0.18         196,512         691            76.95
New Hampshire............            5               949,727        0.17         189,945         696            68.61
New Jersey...............           79            24,273,395        4.37         307,258         690            74.38
New Mexico...............           21             3,476,724        0.63         165,558         721            76.10
Nevada...................           21             6,261,802        1.13         298,181         754            72.02
New York.................           72            26,240,723        4.72         364,454         689            72.75
Ohio.....................           27             3,595,691        0.65         133,174         718            79.00
Oklahoma.................           16             1,669,975        0.30         104,373         684            81.35
Oregon...................           68            14,876,014        2.68         218,765         706            77.39
Pennsylvania.............           55             9,196,950        1.65         167,217         715            79.88
Rhode Island.............           11             2,625,646        0.47         238,695         626            74.69
South Carolina...........           43             9,850,651        1.77         229,085         688            69.90
Tennessee................           31             4,498,731        0.81         145,120         691            77.93
Texas....................          275            39,421,515        7.09         143,351         697            79.28
Utah.....................           43             9,106,830        1.64         211,787         691            74.13
Virginia.................           98            25,649,343        4.61         261,728         687            77.09
Vermont..................            4               938,539        0.17         234,635         698            63.74
Washington...............           81            18,053,398        3.25         222,881         698            77.67
Wisconsin................           21             4,048,665        0.73         192,794         595            76.03
West Virginia............            5               861,111        0.15         172,222         710            80.44
Wyoming..................            4               571,820        0.10         142,955         648            86.24
                              ________________________________________________________________________________________
Total, Average or Weighted
Average..................        2,417          $555,990,095      100.00%       $230,033         698            74.66%
                              ___________________________________________

     As of the  reference  date,  no more than 0.7% of the  group I loans  were  secured  by  mortgaged  properties located  in any one zip code  area in  California  and no more  than  0.4% of the  group I loans  were  secured  by mortgaged properties located in any one zip code area outside California.

                                     Documentation Types of the Group I Loans

                                                                                                              Weighted
                               Number of                       Percent of      Average       Weighted         Average
                               Group I         Principal         Group I      Principal      Average       Loan-to-Value
Documentation Type               Loans          Balance           Loans        Balance     Credit Score        Ratio
________________________________________________________________________________________________________________________
Full/Alternate Documentation.      802        $155,194,196        27.91%       $193,509         699             78.85%
Reduced Documentation........    1,072         270,176,850        48.59         252,031         696             74.48
No Stated Income.............      250          61,004,716        10.97         244,019         695             72.88
No Income/No Asset
Verification.................      293          69,614,333        12.52         237,592         709             67.61
                                 ______________________________________________________________________________________
Total, Average or
Weighted Average.............    2,417        $555,990,095       100.00%       $230,033         698             74.66%
                                 _______________________________________

     As of the  reference  date,  no more than 19.4% of such  reduced,  no stated  income,  and no income/no  asset verification loan documentation group I loans were secured by mortgaged properties located in California.

     As of the  reference  date,  approximately  1.0%  of  the  group  I  loans  were  underwritten  pursuant  to a streamlined  refinancing  documentation  program,  which permits  mortgage loans to be refinanced with only limited verification or updating of  underwriting  information  obtained at the time that the refinanced  mortgage loan was underwritten.  See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                        Mortgage Rates of the Group I Loans

                               Number of                    Percent of      Average        Weighted     Weighted Average
                                Group I        Principal      Group I        Principal        Average       Loan-to-Value
Mortgage Rates (%)               Loans          Balance        Loans         Balance      Credit Score         Ratio
_________________________________________________________________________________________________________________________
5.750 - 5.874.............           3          $1,786,844      0.32%       $595,615            749            61.31%
5.875 - 5.999.............           5             872,963      0.16         174,593            759            62.49
6.000 - 6.124.............           6           2,495,193      0.45         415,865            738            76.82
6.125 - 6.249.............          10           2,306,033      0.41         230,603            778            72.76
6.250 - 6.374.............          22           4,880,381      0.88         221,835            727            68.00
6.375 - 6.499.............          63          14,605,029      2.63         231,826            712            70.83
6.500 - 6.624.............         110          27,267,516      4.90         247,887            726            71.42
6.625 - 6.749.............         104          25,787,786      4.64         247,959            720            67.90
6.750 - 6.874.............         259          69,818,762     12.56         269,571            723            71.07
6.875 - 6.999.............         346          87,938,587     15.82         254,158            711            72.04
7.000 - 7.124.............         194          48,657,059      8.75         250,810            703            74.89
7.125 - 7.249.............         156          35,826,726      6.44         229,658            691            76.96
7.250 - 7.374.............         207          48,617,852      8.74         234,869            688            76.97
7.375 - 7.499.............         188          40,327,043      7.25         214,506            684            77.93
7.500 - 7.624.............         188          40,087,735      7.21         213,233            686            76.55
7.625 - 7.749.............         149          32,180,457      5.79         215,976            669            78.29
7.750 - 7.874.............         143          26,788,284      4.82         187,331            659            78.29
7.875 - 7.999.............         107          20,244,484      3.64         189,201            673            79.10
8.000 - 8.124.............          42           7,254,748      1.30         172,732            653            79.92
8.125 - 8.249.............          40           7,089,299      1.28         177,232            663            80.90
8.250 - 8.374.............          35           5,812,767      1.05         166,079            674            78.94
8.375 - 8.499.............          36           4,864,567      0.87         135,127            649            82.62
8.500 - 8.624.............           1             281,750      0.05         281,750            722            95.00
8.750 - 8.874.............           1              86,083      0.02          86,083            688            65.00
8.875 - 8.999.............           2             112,148      0.02          56,074            668            75.99
                                _______________________________________________________________________________________
Total, Average or
Weighted Average..........       2,417        $555,990,095    100.00%       $230,033            698            74.66%
                                ____________________________________

     As of the reference date, the weighted  average mortgage rate of the group I loans was  approximately  7.1218%
per annum.

                                 Net Mortgage Rates of the Discount Group I Loans

                                  Number of                       Percent of     Average      Weighted      Weighted Average
                                   Group I         Principal        Group I     Principal      Average       Loan-to-Value
Net Mortgage Rate (%)               Loans           Balance          Loans       Balance    Credit Score         Ratio
____________________________________________________________________________________________________________________________
5.470......................              3          $1,786,844       0.32%       $595,615        749             61.31%
5.595......................              5             872,963       0.16         174,593        759             62.49
5.720......................              6           2,495,193       0.45         415,865        738             76.82
5.845......................             10           2,306,033       0.41         230,603        778             72.76
5.970......................             22           4,880,381       0.88         221,835        727             68.00
6.095......................             63          14,605,029       2.63         231,826        712             70.83
6.220......................            109          27,111,766       4.88         248,732        726             71.37
6.320......................              1             155,750       0.03         155,750        641             80.00
6.345......................            103          25,676,476       4.62         249,286        720             67.80
6.420......................              1             111,310       0.02         111,310        660             90.00
6.470......................            259          69,818,762      12.56         269,571        723             71.07
                                  ___________________________________________________________________________________________
Total, Average or Weighted
Average....................            582        $149,820,506      26.95%       $257,424        724             70.42%
                                  ________________________________________

     As of the reference  date, the weighted  average of the Discount  Fractions of the Discount  Mortgage Loans in
loan group I was approximately 2.905165840%.

                                 Original Principal Balances of the Group I Loans

                                                                                                            Weighted
                                Number of                       Percent of    Average      Weighted         Average
Original Mortgage                Group I          Principal      Group I      Principal      Average      Loan-to-Value
Loan Balance                       Loans           Balance         Loans       Balance    Credit Score        Ratio
__________________________________________________________________________________________________________________________
100,000 or less............         250         $19,871,046        3.57%       $79,484        701             76.30%
100,001 to 200,000.........       1,083         158,119,134       28.44        146,001        693             76.55
200,001 to 300,000.........         518         126,628,074       22.78        244,456        694             75.19
300,001 to 400,000.........         290          99,690,772       17.93        343,761        698             75.19
400,001 to 500,000.........         129          56,162,174       10.10        435,366        707             72.42
500,001 to 600,000.........          67          36,158,471        6.50        539,679        707             74.33
600,001 to 700,000.........          40          24,692,102        4.44        617,303        704             69.76
700,001 to 800,000.........          12           8,857,997        1.59        738,166        721             67.39
800,001 to 900,000.........          11           9,170,505        1.65        833,682        712             70.05
900,001 to 1,000,000.......          15          14,035,779        2.52        935,719        693             72.37
1,200,001 to 1,300,000.....           1           1,099,042        0.20      1,099,042        754             65.00
1,500,001 to 1,600,000.....           1           1,505,000        0.27      1,505,000        608             48.00
                                __________________________________________________________________________________________
Total, Average or
Weighted Average..........        2,417        $555,990,095      100.00%      $230,033        698             74.66%
                                ________________________________________

                                Original Loan-to-Value Ratios of the Group I Loans

                             Number of                      Percent of      Average           Weighted
Original                      Group I        Principal       Group I       Principal          Average
Loan-to-Value Ratio (%)        Loans          Balance         Loans         Balance         Credit Score
_________________________________________________________________________________________________________________________
00.01 - 50.00..........          120         $26,818,109        4.82%       $223,484             719
50.01 - 55.00..........           47          14,722,275        2.65         313,240             707
55.01 - 60.00..........           96          29,685,625        5.34         309,225             724
60.01 - 65.00..........          112          30,464,512        5.48         272,005             688
65.01 - 70.00..........          136          38,057,108        6.84         279,832             721
70.01 - 75.00..........          209          52,736,809        9.49         252,329             702
75.01 - 80.00..........        1,500         329,826,422       59.32         219,884             693
80.01 - 85.00..........           18           3,321,454        0.60         184,525             639
85.01 - 90.00..........          104          18,067,722        3.25         173,728             675
90.01 - 95.00..........           52           9,136,893        1.64         175,709             694
95.01 - 100.00.........           23           3,153,168        0.57         137,094             715
                             ____________________________________________________________________________________________
Total, Average or
Weighted Average.......        2,417        $555,990,095      100.00%       $230,033             698
                             _______________________________________

     The weighted average original  loan-to-value  ratio of the group I loans,  based on the principal  balances of the group I loans as of the reference date, was approximately 74.66%.

                                      Amortization Types of the Group I Loans

                            Number of                      Percent of        Average                       Weighted Average
                             Group I       Principal        Group I         Principal    Weighted Average   Loan-to-Value
Amortization Type             Loans         Balance          Loans           Balance       Credit Score         Ratio
___________________________________________________________________________________________________________________________
Fully Amortizing.......      1,489        $325,441,550       58.53%          $218,564           698            74.38%
Interest Only Period -
   10 Years...............     926         229,799,706       41.33            248,164           699            75.07
Interest Only Period -
   15 Years...............   ______________________________________________________________________________________________
                                 2             748,839        0.13            374,419           720            71.79
Total, Average or
   Weighted Average....      2,417        $555,990,095      100.00%          $230,033           698            74.66%
                             _____________________________________

                                   Property Valuation Types of the Group I Loans

                              Number of                       Percent of      Average        Weighted   Weighted Average
                               Group I         Principal       Group I       Principal        Average     Loan-to-Value
Property Valuation Type         Loans           Balance         Loans         Balance      Credit Score       Ratio
________________________________________________________________________________________________________________________
Automated Valuation Model           74         $13,180,378        2.37%        $178,113        662            75.02%
Appraisal................        2,343         542,809,717       97.63          231,673        699            74.66
                             ___________________________________________________________________________________________
Total, Average or
   Weighted Average......        2,417        $555,990,095      100.00%        $230,033        698            74.66%
                             _________________________________________

                                                  Loan Group II*

                                  Credit Score Distribution of the Group II Loans

                                         Number of                         Percent of       Average      Weighted Average
                                          Group II        Principal         Group II       Principal      Loan-to-Value
Credit Score Range                         Loans           Balance           Loans          Balance           Ratio
_________________________________________________________________________________________________________________________
499 or less..............................    4            $2,011,866            6.25%       $502,966          75.05%
500 – 519............................        4             1,050,194            3.26         262,548          80.00
540 – 559............................        3               723,450            2.25         241,150          80.00
560 – 579............................        1               371,500            1.15         371,500          76.00
580 – 599............................        6             2,504,739            7.78         417,456          79.27
600 – 619............................        3               857,976            2.67         285,992          80.00
620 – 639............................        7             1,971,690            6.13         281,670          76.25
640 – 659............................        5               945,621            2.94         189,124          76.53
660 – 679............................       13             4,766,412           14.81         366,647          73.78
680 – 699............................       12             4,224,843           13.12         352,070          71.12
700 – 719............................       11             2,894,185            8.99         263,108          71.16
720 – 739............................        6             1,570,215            4.88         261,703          77.77
740 – 759............................        9             2,085,615            6.48         231,735          76.89
760 – 779............................        8             1,852,166            5.75         231,521          76.19
780 – 799............................        9             3,647,673           11.33         405,297          65.07
800 or greater............................   3               711,904            2.21         237,301          60.32
                                           ______________________________________________________________________________
Total, Average or Weighted Average.        104           $32,190,048          100.00%       $309,520          73.72%
                                           ______________________________________________

     As of the  reference  date,  the  minimum and  maximum  credit  scores of the group II loans were 469 and 809, respectively,  and the  weighted  average  credit  score of the group II loans was  approximately  676.  The credit scores for most of the  mortgagors as reflected in the table above have been updated since the date of  origination of the group II loans.

      * Unless  otherwise  specified,  the  information  appearing  under the column  headings:  Number of Group II
Loans,  Principal  Balance,  Percent of Group II Loans and Average  Principal  Balance is as of the reference date, after deducting  payments of principal due during the month of the reference  date, and the  information  appearing under the column heading:  Weighted Average  Loan-to-Value Ratio is based on the original  loan-to-value  ratios of the group II loans,  as weighted by the  principal  balances of the group II loans as of the  reference  date.  The credit  scores  for most of the  mortgagors  as  reflected  in this  Annex I have  been  updated  since the date of origination of the group II loans.

                                       Occupancy Types of the Group II Loans

                                   Number of                        Percent of     Average       Weighted     Weighted Average
                                   Group II         Principal        Group II     Principal      Average        Loan-to-Value
Occupancy Type                       Loans           Balance          Loans        Balance     Credit Score         Ratio
______________________________________________________________________________________________________________________________
Primary Residence............          83          $25,817,078         80.20%       $311,049        663             75.50%
Second/Vacation..............           2            2,499,950          7.77       1,249,975        747             56.00
Non-Owner Occupied...........          19            3,873,020         12.03         203,843        720             73.30
                                   ___________________________________________________________________________________________
Total, Average or Weighted Average    104          $32,190,048        100.00%       $309,520        676             73.72%
                                   _________________________________________

                                        Loan Purpose of the Group II Loans

                                                                                                                        Weighted
                                         Number of                       Percent of      Average       Weighted         Average
                                          Group II       Principal        Group II      Principal       Average      Loan-to-Value
Loan Purpose                               Loans          Balance           Loans        Balance     Credit Score        Ratio
__________________________________________________________________________________________________________________________________
Purchase..........................              55       $15,077,168          46.84%     $274,130          667           79.16%
Rate/Term Refinance...............              13         3,738,795          11.61       287,600          609           77.32
Equity Refinance..................              36        13,374,085          41.55       371,502          705           66.58
                                         _________________________________________________________________________________________
Total, Average or
Weighted Average..................            104        $32,190,048       100.00%       $309,520          676           73.72%
                                         _________________________________________

                                  Mortgaged Property Types of the Group II Loans

                                               Number of                      Percent of     Average      Weighted     Weighted Average
                                               Group II       Principal        Group II     Principal      Average       Loan-to-Value
Property Type                                    Loans         Balance          Loans        Balance    Credit Score         Ratio
_______________________________________________________________________________________________________________________________________
Single-Family Detached.....................         68        $21,444,540        66.62%      $315,361         672           72.14%
Planned Unit Developments (detached).......         18          4,545,495        14.12        252,527         669           78.56
Condo Low-Rise (less than 5 stories).......          6          2,712,367         8.43        452,061         702           76.46
Two-To-Four Family Units...................          7          2,071,873         6.44        295,982         700           75.59
Planned Unit Developments (attached).......          4          1,312,166         4.08        328,042         673           78.33
Townhouse..................................          1            103,607         0.32        103,607         712           20.00
                                              _________________________________________________________________________________________
Total. Average or                                 104        $32,190,048       100.00%      $309,520          676           73.72%
                                              _______________________________________
Weighted Average...........................

                                   Geographic Distribution of the Group II Loans

                                Number of                         Percent of     Average       Weighted     Weighted Average
                                 Group II        Principal         Group II     Principal      Average       Loan-to-Value
State                             Loans           Balance           Loans        Balance     Credit Score        Ratio
______________________________________________________________________________________________________________________________
Arizona....................          1              $265,850         0.83%       $265,850         659             80.00%
California.................         40            15,942,104        49.52         398,553         662             71.80
Colorado...................          2               392,250         1.22         196,125         702             78.90
Florida....................         10             2,601,260         8.08         260,126         691             75.50
Georgia....................          1               426,676         1.33         426,676         718             80.00
Illinois...................          2               303,410         0.94         151,705         643             77.12
Massachusetts..............          3             1,077,896         3.35         359,299         742             80.00
Maryland...................          1               564,230         1.75         564,230         636             80.00
Michigan...................          1               110,052         0.34         110,052         678             80.00
Minnesota..................          3               795,882         2.47         265,294         630             80.00
Missouri...................          6               936,647         2.91         156,108         751             79.37
North Carolina.............          1               115,856         0.36         115,856         768             80.00
New York...................          2             2,091,855         6.50       1,045,927         761             55.62
Ohio.......................          2               168,613         0.52          84,307         664             80.00
Oregon.....................          5             1,140,558         3.54         228,112         669             78.40
Pennsylvania...............          1               459,918         1.43         459,918         599             76.00
Tennessee..................          2               534,902         1.66         267,451         524             78.29
Texas......................         10             1,997,147         6.20         199,715         661             80.59
Utah.......................          1               307,995         0.96         307,995         663             80.00
Virginia...................          3               897,669         2.79         299,223         701             80.00
Washington.................          4               695,336         2.16         173,834         683             80.00
Wisconsin..................          3               363,942         1.13         121,314         776             70.49
                           ____________________________________________________________________________________________
Total, Average or Weighted
Average....................        104           $32,190,048       100.00%       $309,520         676             73.72%
                           _______________________________________________

     As of the  reference  date,  no more than 4.7% of the group II loans  were  secured  by  mortgaged  properties located  in any one zip code  area in New  York,  and no more  than  3.2% of the  group II loans  were  secured  by mortgaged properties located in any one zip code area outside New York.

                                     Documentation Types of the Group II Loans

                               Number of                         Percent of      Average       Weighted     Weighted Average
                               Group II         Principal         Group II      Principal      Average        Loan-to-Value
Documentation Type               Loans           Balance            Loans        Balance     Credit Score         Ratio
____________________________________________________________________________________________________________________________
Full/Alternate Documentation        32         $6,654,927           20.67%       $207,966         708            78.13%
Reduced Documentation.....          55         19,446,689           60.41         353,576         670            73.56
No Stated Income..........           8          4,252,793           13.21         531,599         629            70.55
No Income/No Asset
Verification..............           9          1,835,639            5.70         203,960         726            66.78
                              ______________________________________________________________________________________________
Total, Average or
Weighted Average..........         104         $32,190,048         100.00%       $309,520         676            73.72%
                              ____________________________________________

     As of the  reference  date,  no more than 58.1% of such  reduced,  no stated  income,  and no income/no  asset verification loan documentation group II loans were secured by mortgaged properties located in California.

     As of the reference date, none of the group II loans were underwritten  pursuant to a streamlined  refinancing documentation  program,  which permits  mortgage loans to be refinanced with only limited  verification or updating of  underwriting  information  obtained at the time that the refinanced  mortgage loan was  underwritten.  See "The
Trusts—Underwriting Policies—General Standards" in the prospectus.

                                       Mortgage Rates of the Group II Loans

                               Number of                      Percent of      Average        Weighted     Weighted Average
                               Group II        Principal       Group II      Principal        Average       Loan-to-Value
Mortgage Rates (%)               Loans          Balance          Loans        Balance      Credit Score         Ratio
__________________________________________________________________________________________________________________________
5.750 - 5.874...........           2            $1,607,587       4.99%        $803,794           788           47.14%
6.250 - 6.374...........           2               503,199       1.56          251,599           798           69.47
6.500 - 6.624...........           2               556,836       1.73          278,418           737           80.00
6.625 - 6.749...........           6             1,652,278       5.13          275,380           685           74.17
6.750 - 6.874...........           6             2,356,396       7.32          392,733           724           75.65
6.875 - 6.999...........          12             4,681,328      14.54          390,111           644           67.17
7.000 - 7.124...........          14             3,929,272      12.21          280,662           682           76.54
7.125 - 7.249...........           7             2,970,223       9.23          424,318           677           73.42
7.250 - 7.374...........          14             4,094,897      12.72          292,493           616           78.24
7.375 - 7.499...........           7             1,515,766       4.71          216,538           594           78.82
7.500 - 7.624...........           7             2,228,001       6.92          318,286           724           77.21
7.625 - 7.749...........           3               664,264       2.06          221,421           686           80.00
7.750 - 7.874...........           9             2,032,647       6.31          225,850           642           76.95
7.875 - 7.999...........           4               976,509       3.03          244,127           662           80.00
8.000 - 8.124...........           3               643,343       2.00          214,448           754           80.00
8.125 - 8.249...........           1               147,920       0.46          147,920           771           80.00
8.250 - 8.374...........           4               629,631       1.96          157,408           666           79.06
8.750 - 8.874...........           1               999,950       3.11          999,950           676           71.00
                         ________________________________________________________________________________________________
Total, Average or
Weighted Average.........        104           $32,190,048     100.00%        $309,520           676           73.72%
                         _____________________________________________

     As of the reference date, the weighted average mortgage rate of the group II loans was  approximately  7.1491%
per annum.

                                 Net Mortgage Rates of the Discount Group II Loans

                                   Number of                       Percent of      Average        Weighted     Weighted Average
                                    Group II        Principal       Group II      Principal        Average       Loan-to-Value
Net Mortgage Rate (%)                Loans           Balance          Loans        Balance      Credit Score         Ratio
_______________________________________________________________________________________________________________________________
5.470.......................             2          $1,607,587        4.99%        $803,794           788             47.14%
5.970.......................             2             503,199        1.56          251,599           798             69.47
6.220.......................             2             556,836        1.73          278,418           737             80.00
6.345.......................             6           1,652,278        5.13          275,380           685             74.17
6.470.......................             6           2,356,396        7.32          392,733           724             75.65
                               ________________________________________________________________________________________________
Total, Average or Weighted
Average.....................            18          $6,676,296       20.74%        $370,905           736             68.31%
                               ____________________________________________

     As of the reference  date, the weighted  average of the Discount  Fractions of the Discount  Mortgage Loans in
loan group II was approximately 5.542500419%.

                                 Original Principal Balances of the Group II Loans

                                Number of                       Percent of     Average       Weighted     Weighted Average
Original Mortgage               Group II         Principal      Group II      Principal       Average       Loan-to-Value
Loan Balance                      Loans           Balance         Loans        Balance     Credit Score         Ratio
_________________________________________________________________________________________________________________________________
100,000 or less.............          8            $674,070        2.09%        $84,259         699             62.26%
100,001 to 200,000..........         29           4,207,339       13.07         145,081         703             77.52
200,001 to 300,000..........         20           4,938,799       15.34         246,940         689             74.24
300,001 to 400,000..........         15           5,054,640       15.70         336,976         664             72.97
400,001 to 500,000..........         20           8,795,247       27.32         439,762         640             77.22
500,001 to 600,000..........          5           2,715,590        8.44         543,118         697             80.00
600,001 to 700,000..........          4           2,521,177        7.83         630,294         648             69.11
700,001 to 800,000..........          1             783,236        2.43         783,236         695             75.00
900,001 to 1,000,000........          1             999,950        3.11         999,950         676             71.00
1,400,001 to 1,500,000......          1           1,500,000        4.66       1,500,000         795             46.00
                             ___________________________________________________________________________________________________
Total, Average or
Weighted Average............        104         $32,190,048      100.00%       $309,520         676             73.72%
                             ___________________________________________

                                Original Loan-to-Value Ratios of the Group II Loans

                             Number of                        Percent of       Average           Weighted
Original                      Group II        Principal        Group II       Principal          Average
Loan-to-Value Ratio (%)        Loans           Balance           Loans         Balance         Credit Score
_______________________________________________________________________________________________________________________________
00.01 - 50.00..........            5          $1,987,702          6.17%        $397,540             775
50.01 - 55.00..........            2             681,223          2.12          340,612             742
55.01 - 60.00..........            2             528,922          1.64          264,461             731
60.01 - 65.00..........           10           3,654,486         11.35          365,449             655
65.01 - 70.00..........            4           1,229,787          3.82          307,447             710
70.01 - 75.00..........            9           3,639,454         11.31          404,384             698
75.01 - 80.00..........           71          20,351,069         63.22          286,635             660
85.01 - 90.00..........            1             117,404          0.36          117,404             747
                           ___________________________________________________________________________________________________
Total, Average or
Weighted Average........         104         $32,190,048        100.00%        $309,520             676
                           ____________________________________________

     The weighted average original  loan-to-value  ratio of the group II loans,  based on the principal balances of the group II loans as of the reference date, was approximately 73.72%.

                                     Amortization Types of the Group II Loans

                            Number of                                            Average         Weighted
                            Group II         Principal         Percent of       Principal        Average       Weighted Average
Amortization Type             Loans           Balance        Group II Loans      Balance       Credit Score  Loan-to-Value Ratio
________________________________________________________________________________________________________________________________
Fully Amortizing.......        36          $10,088,801           31.34%         $280,244            670             72.06%
Interest Only Period -
   5 Years...............                      147,920            0.46           147,920            771             80.00

Interest Only Period -
   10 Years...............
                               67           21,953,327           68.20           327,662            678             74.44
                           _____________________________________________________________________________________________________
Total, Average or
 Weighted Average......        104         $32,190,048          100.00%         $309,520            676             73.72%
                           ____________________________________________

                                  Property Valuation Types of the Group II Loans

                                                                                                           Weighted
                              Number of                      Percent of      Average       Weighted        Average
                              Group II       Principal        Group II      Principal      Average      Loan-to-Value
Property Valuation Type         Loans         Balance          Loans         Balance     Credit Score       Ratio
____________________________________________________________________________________________________________________________
Automated Valuation Model...           3      $1,038,243         3.23%        $346,081         713           80.00%
Appraisal...................         101      31,151,805        96.77          308,434         675           73.51
                                ____________________________________________________________________________________________
Total, Average or Weighted
 Average....................         104     $32,190,048       100.00%        $309,520         676           73.72%
                                _____________________________________

                                                All Mortgage Loans*

                                  Credit Score Distribution of the Mortgage Loans

                               Number of                          Percent of         Average      Weighted Average
                               Mortgage        Principal           Mortgage         Principal       Loan-to-Value
Credit Score Range               Loans          Balance             Loans            Balance            Ratio
__________________________________________________________________________________________________________________
499 or less................         48         $11,225,459           1.91%            $233,864         76.24%
500 – 519..................         25           5,717,379           0.97              228,695         77.32
520 – 539..................         26           6,354,768           1.08              244,414         75.57
540 – 559..................         41           9,751,200           1.66              237,834         80.24
560 – 579..................         39           8,326,495           1.42              213,500         77.22
580 – 599..................         76          17,681,516           3.01              232,652         76.85
600 – 619..................         82          19,438,958           3.30              237,060         74.09
620 – 639..................        133          29,939,757           5.09              225,111         75.88
640 – 659..................        194          43,802,894           7.45              225,788         76.38
660 – 679..................        243          59,666,208          10.14              245,540         75.39
680 – 699..................        306          67,887,478          11.54              221,855         74.86
700 – 719..................        289          64,876,993          11.03              224,488         74.84
720 – 739..................        247          57,934,155           9.85              234,551         75.41
740 – 759..................        250          61,056,244          10.38              244,225         74.07
760 – 779..................        215          49,293,630           8.38              229,273         73.36
780 – 799..................        201          50,733,332           8.63              252,405         71.33
800 or greater.............        106          24,493,678           4.16              231,072         69.54
                                 __________________________________________________________________________________
Total Average or Weighted
Average....................      2,521        $588,180,143         100.00%            $233,312         74.61%
                                 ________________________________________

     As of the reference date, the minimum and maximum credit scores of the mortgage loans were 407 and 824, respectively, and the weighted average Credit Score of the mortgage loans was approximately 697.  The credit scores for most of the mortgagors as reflected in the table above have been updated since the date of origination of the mortgage loans.

     * Unless  otherwise  specified,  the  information  appearing  under the column  headings:  Number of  Mortgage
Loans,  Principal  Balance,  Percent of Mortgage Loans and Average  Principal  Balance is as of the reference date, after deducting  payments of principal due during the month of the reference  date, and the  information  appearing under the column heading:  Weighted Average  Loan-to-Value Ratio is based on the original  loan-to-value  ratios of the Mortgage  Loans,  as weighted by the principal  balances of the Mortgage  loans as of the reference  date.  The credit  scores  for most of the  mortgagors  as  reflected  in this  Annex I have  been  updated  since the date of origination of the Mortgage Loans.

                                       Occupancy Types of the Mortgage Loans

                                                                                                Weighted
                               Number of                                          Average        Average    Weighted Average
                               Mortgage        Principal        Percent of       Principal       Credit       Loan-to-Value
Occupancy Type                   Loans          Balance       Mortgage Loans      Balance         Score           Ratio
____________________________________________________________________________________________________________________________
Primary Residence.........       1,781        $449,247,494       76.38%            $252,245         691          75.44%
Second/Vacation...........         104          25,099,392        4.27              241,340         730          70.40
Non-Owner Occupied........         636         113,833,257       19.35              178,983         714          72.28
                               _____________________________________________________________________________________________
Total, Average or Weighted
Average...................       2,521        $588,180,143      100.00%            $233,312         697          74.61%
                               _______________________________________

                                        Loan Purpose of the Mortgage Loans

                                                                                                                   Weighted
                                Number of                                         Average         Weighted         Average
                                Mortgage        Principal        Percent of      Principal        Average       Loan-to-Value
Loan Purpose                      Loans          Balance       Mortgage Loans     Balance       Credit Score        Ratio
_____________________________________________________________________________________________________________________________
Purchase..................        1,466        $318,710,114        54.19%           $217,401         703            78.00%
Rate/Term Refinance.......          403          90,824,778        15.44             225,372         673            72.50
Equity Refinance..........          652         178,645,250        30.37             273,996         698            69.64
                             ________________________________________________________________________________________________
Total, Average or
Weighted Average..........        2,521        $588,180,143       100.00%           $233,312         697            74.61%
                             ___________________________________________

                                  Mortgaged Property Types of the Mortgage Loans

                                             Number of                       Percent of        Average        Weighted    Weighted Average
                                             Mortgage        Principal        Mortgage        Principal       Average       Loan-to-Value
Property Type                                  Loans          Balance           Loans          Balance      Credit Score        Ratio
___________________________________________________________________________________________________________________________________________
Single-Family Detached..................       1,508       $347,172,973        59.02%          $230,221          693            74.21%
Planned Unit Developments (detached)             535        127,096,740        21.61            237,564          703            76.24
Two-to-Four Family Units................         207         51,897,838         8.82            250,714          708            72.80
Condo Low-Rise (less than 5 stories)....         185         39,803,242         6.77            215,153          704            74.72
Planned Unit Developments (attached)....          50         12,235,842         2.08            244,717          692            77.64
Townhouse...............................          18          4,315,330         0.73            239,741          680            71.54
Condo High-Rise (9 stories or more).....          11          3,932,966         0.67            357,542          691            75.35
Condo Mid-Rise (5 to 8 stories).........           6          1,299,057         0.22            216,510          657            69.72
Cooperative Units.......................           1            426,155         0.07            426,155          724            80.00
                                             ______________________________________________________________________________________________
Total, Average or
Weighted Average........................       2,521       $588,180,143       100.00%          $233,312          697            74.61%
                                             _______________________________________

                                   Geographic Distribution of the Mortgage Loans

                                                                                                               Weighted
                           Number of                         Percent of        Average        Weighted         Average
                            Mortgage        Principal         Mortgage        Principal        Average      Loan-to-Value
State                        Loans           Balance           Loans           Balance      Credit Score        Ratio
_________________________________________________________________________________________________________________________
Alaska................            5         $1,448,774           0.25%          $289,755          697            79.45%
Alabama...............           24          2,924,273           0.50            121,845          701            81.00
Arkansas..............            7          1,190,603           0.20            170,086          711            72.77
Arizona...............           68         17,034,445           2.90            250,507          706            74.87
California............          307        110,302,359          18.75            359,291          710            69.56
Colorado..............           89         17,911,774           3.05            201,256          693            78.39
Connecticut...........           33          8,961,351           1.52            271,556          691            75.77
District of Columbia..           11          4,066,769           0.69            369,706          707            70.22
Delaware..............            5          1,372,887           0.23            274,577          686            77.23
Florida...............          370         87,084,299          14.81            235,363          687            74.37
Georgia...............           86         17,444,005           2.97            202,837          699            78.14
Hawaii................           20          9,722,460           1.65            486,123          715            70.19
Iowa..................            5            901,217           0.15            180,243          635            80.69
Idaho.................           25          4,530,426           0.77            181,217          713            76.60
Illinois..............           67         12,649,150           2.15            188,793          672            78.33
Indiana...............           31          4,002,380           0.68            129,109          664            81.81
Kansas................           14          1,679,205           0.29            119,943          663            79.75
Kentucky..............            8          1,227,427           0.21            153,428          711            75.57
Louisiana.............           18          3,279,275           0.56            182,182          671            77.46
Massachusetts.........           39         11,655,742           1.98            298,865          716            69.47
Maryland..............           55         16,128,748           2.74            293,250          705            75.49
Maine.................            9          1,854,773           0.32            206,086          693            73.86
Michigan..............           65         10,083,774           1.71            155,135          710            79.22
Minnesota.............           49          9,630,612           1.64            196,543          676            75.72
Missouri..............           32          4,505,370           0.77            140,793          703            80.23
Mississippi...........            5            576,752           0.10            115,350          685            81.88
Montana...............            2            247,526           0.04            123,763          657            84.41
North Carolina........           53          9,810,518           1.67            185,104          701            75.13
North Dakota..........            1            145,499           0.02            145,499          643            80.00
Nebraska..............            5            982,561           0.17            196,512          691            76.95
New Hampshire.........            5            949,727           0.16            189,945          696            68.61
New Jersey............           79         24,273,395           4.13            307,258          690            74.38
New Mexico............           21          3,476,724           0.59            165,558          721            76.10
Nevada................           21          6,261,802           1.06            298,181          754            72.02
New York..............           74         28,332,578           4.82            382,873          694            71.49
Ohio..................           29          3,764,304           0.64            129,804          716            79.05
Oklahoma..............           16          1,669,975           0.28            104,373          684            81.35
Oregon................           73         16,016,572           2.72            219,405          703            77.46
Pennsylvania..........           56          9,656,869           1.64            172,444          709            79.70
Rhode Island..........           11          2,625,646           0.45            238,695          626            74.69
South Carolina........           43          9,850,651           1.67            229,085          688            69.90
Tennessee.............           33          5,033,633           0.86            152,534          674            77.96
Texas.................          285         41,418,662           7.04            145,329          695            79.35
Utah..................           44          9,414,826           1.60            213,973          690            74.32
Virginia..............          101         26,547,012           4.51            262,842          688            77.19
Vermont...............            4            938,539           0.16            234,635          698            63.74
Washington............           85         18,748,734           3.19            220,573          698            77.76
Wisconsin.............           24          4,412,608           0.75            183,859          610            75.57
West Virginia.........            5            861,111           0.15            172,222          710            80.44
Wyoming...............            4            571,820           0.10            142,955          648            86.24
                            __________________________________________________________________________________________
Total, Average or
Weighted Average......        2,521       $588,180,143         100.00%          $233,312          697            74.61%
                            __________________________________________

     As of the above reference  date, no more than 0.6% of the mortgage loans were secured by mortgaged  properties located  in any one zip code area in  California  and no more than  0.4% of the  mortgage  loans  were  secured  by mortgaged properties located in any one zip code area outside California.

                                    Documentation Types of the Mortgage Loans

                                        Number of                       Percent of       Average        Weighted     Weighted Average
                                        Mortgage        Principal        Mortgage       Principal        Average       Loan-to-Value
Documentation Type                        Loans          Balance          Loans          Balance      Credit Score         Ratio
_____________________________________________________________________________________________________________________________________
Full/Alternate Documentation.........       834        $161,849,122       27.52%        $194,064           699            78.82%
Reduced Documentation................     1,127         289,623,539       49.24          256,986           694             74.42
No Stated Income.....................       258          65,257,510       11.09          252,936           691             72.73
No Income/No Asset Verification......       302          71,449,972       12.15          236,589           709             67.59
                                         ____________________________________________________________________________________________
Total, Average or
Weighted Average.....................     2,521        $588,180,143      100.00%        $233,312           697            74.61%
                                         _______________________________________

     As of the above reference date, no more than 21.7% of such reduced,  no stated income,  and no income/no asset verification loan documentation mortgage loans were secured by mortgaged properties located in California.

     As of the above  reference  date,  approximately  0.9% of the mortgage loans were  underwritten  pursuant to a streamlined  refinancing  documentation  program,  which permits  mortgage loans to be refinanced with only limited verification or updating of  underwriting  information  obtained at the time that the refinanced  mortgage loan was underwritten.  See "The Trusts—Underwriting Policies—General Standards" in the prospectus.

                                       Mortgage Rates of the Mortgage Loans

                                                                                                 Weighted
                               Number of                                          Average         Average    Weighted Average
                               Mortgage        Principal        Percent of       Principal        Credit       Loan-to-Value
Mortgage Rates (%)               Loans          Balance       Mortgage Loans      Balance          Score           Ratio
_______________________________________________________________________________________________________________________________
5.750 - 5.874.............         5           $3,394,432          0.58%           $678,886          767           54.60%
5.875 - 5.999.............         5              872,963           0.15            174,593          759            62.49
6.000 - 6.124.............         6            2,495,193           0.42            415,865          738            76.82
6.125 - 6.249.............        10            2,306,033           0.39            230,603          778            72.76
6.250 - 6.374.............        24            5,383,580           0.92            224,316          734            68.14
6.375 - 6.499.............        63           14,605,029           2.48            231,826          712            70.83
6.500 - 6.624.............        112          27,824,352           4.73            248,432          726            71.59
6.625 - 6.749.............        110          27,440,065           4.67            249,455          718            68.28
6.750 - 6.874.............        265          72,175,158          12.27            272,359          723            71.22
6.875 - 6.999.............        358          92,619,915          15.75            258,715          707            71.79
7.000 - 7.124.............        208          52,586,332           8.94            252,819          701            75.01
7.125 - 7.249.............        163          38,796,948           6.60            238,018          690            76.69
7.250 - 7.374.............        221          52,712,749           8.96            238,519          683            77.07
7.375 - 7.499.............        195          41,842,809           7.11            214,579          681            77.96
7.500 - 7.624.............        195          42,315,736           7.19            217,004          688            76.58
7.625 - 7.749.............        152          32,844,721           5.58            216,084          669            78.32
7.750 - 7.874.............        152          28,820,931           4.90            189,611          658            78.19
7.875 - 7.999.............        111          21,220,994           3.61            191,180          673            79.14
8.000 - 8.124.............        45            7,898,090           1.34            175,513          661            79.92
8.125 - 8.249.............        41            7,237,219           1.23            176,518          665            80.88
8.250 - 8.374.............        39            6,442,398           1.10            165,190          674            78.96
8.375 - 8.499.............        36            4,864,567           0.83            135,127          649            82.62
8.500 - 8.624.............         1              281,750           0.05            281,750          722            95.00
8.750 - 8.874.............         2            1,086,033           0.18            543,016          677            70.52
8.875 - 8.999.............         2              112,148           0.02             56,074          668            75.99
                            __________________________________________________________________________________________________
Total, Average or Weighed
Average...................       2,521       $588,180,143        100.00%          $233,312          697           74.61%
                            ___________________________________________

     As of the reference date, the weighted average mortgage rate of the mortgage loans was approximately 7.1233%
per annum.

                                 Net Mortgage Rates of the Discount Mortgage Loans

                               Number of                                          Average        Weighted    Weighted Average
                               Mortgage        Principal        Percent of       Principal       Average       Loan-to-Value
Net Mortgage Rates (%)           Loans          Balance       Mortgage Loans      Balance      Credit Score        Ratio
_____________________________________________________________________________________________________________________________
5.470.....................         5          $3,394,432          0.58%          $678,886          767            54.60%
5.595.....................         5             872,963          0.15            174,593          759             62.49
5.720.....................         6           2,495,193          0.42            415,865          738             76.82
5.845.....................        10           2,306,033          0.39            230,603          778             72.76
5.970.....................        24           5,383,580          0.92            224,316          734             68.14
6.095.....................        63          14,605,029          2.48            231,826          712             70.83
6.220.....................        111         27,668,601          4.70            249,267          726             71.55
6.320.....................         1             155,750          0.03            155,750          641             80.00
6.345.....................        109         27,328,754          4.65            250,723          718             68.19
6.420.....................         1             111,310          0.02            111,310          660             90.00
6.470.....................        265         72,175,158         12.27            272,359          723             71.22
                               ______________________________________________________________________________________________
Total, Average or Weighed
Average...................        600       $156,496,802         26.61%          $260,828          724            70.33%
                               ________________________________________

     As of the reference date, the weighted average of the Discount Fractions of the Discount Mortgage Loans  was
approximately 3.017676936%.

                          Original Mortgage Loan Principal Balances of the Mortgage Loans

                                                                                                 Weighted
                               Number of                                          Average         Average    Weighted Average
Original Mortgage Loan         Mortgage        Principal        Percent of       Principal        Credit       Loan-to-Value
Balance ($)                      Loans          Balance       Mortgage Loans      Balance          Score           Ratio
_____________________________________________________________________________________________________________________________
100,000 or less..........           258       $20,545,116          3.49%            $79,632          701           75.84%
100,001 to 200,000.......         1,112       162,326,474         27.60             145,977          694           76.57
200,001 to 300,000.......           538       131,566,873         22.37             244,548          694           75.16
300,001 to 400,000.......           305       104,745,412         17.81             343,428          697           75.08
400,001 to 500,000.......           149        64,957,421         11.04             435,956          698           73.07
500,001 to 600,000.......            72        38,874,060          6.61             539,918          706           74.72
600,001 to 700,000.......            44        27,213,279          4.63             618,484          698           69.70
700,001 to 800,000.......            13         9,641,233          1.64             741,633          719           68.01
800,001 to 900,000.......            11         9,170,505          1.56             833,682          712           70.05
900,001 to 1,000,000.....            16        15,035,729          2.56             939,733          692           72.28
1,200,001 to 1,300,000...             1         1,099,042          0.19           1,099,042          754           65.00
1,400,001 to 1,500,000...             1         1,500,000          0.26           1,500,000          795           46.00
1,500,001 to 1,600,000...             1         1,505,000          0.26           1,505,000          608           48.00
Total, Average or Weighted
Average..................         2,521      $588,180,143        100.00%           $233,312          697           74.61%

                                Original Loan-to-Value Ratios of the Mortgage Loans

                              Number of                              Percent of           Average          Weighted
Original Loan-to-Value         Mortgage          Principal            Mortgage           Principal         Average
Ratio (%)                       Loans             Balance              Loans              Balance        Credit Score
__________________________________________________________________________________________________________________________
00.01 - 50.00..........            125          $28,805,811             4.90%             $230,446            723
50.01 - 55.00..........             49           15,403,498             2.62               314,357            708
55.01 - 60.00..........             98           30,214,547             5.14               308,312            724
60.01 - 65.00..........            122           34,118,997             5.80               279,664            685
65.01 - 70.00..........            140           39,286,895             6.68               280,621            720
70.01 - 75.00..........            218           56,376,263             9.58               258,607            702
75.01 - 80.00..........          1,571          350,177,492            59.54               222,901            691
80.01 - 85.00..........             18            3,321,454             0.56               184,525            639
85.01 - 90.00..........            105           18,185,126             3.09               173,192            676
90.01 - 95.00..........             52            9,136,893             1.55               175,709            694
95.01 - 100.00.........             23            3,153,168             0.54               137,094            715
                             ____________________________________________________________________________________________
Total, Average or Weighted
Average..................        2,521         $588,180,143           100.00%             $233,312            697
                             _______________________________________________

     The weighted average original loan-to-value ratio of the mortgage loans, based on the principal balances of the mortgage loans as of the reference date, was approximately 74.61%.

                                     Amortization Types of the Mortgage Loans

                            Number of                                          Average
                            Mortgage        Principal        Percent of       Principal    Weighted Average  Weighted Average
Amortization Type             Loans          Balance       Mortgage Loans      Balance        Credit Score   Loan-to-Value Ratio
________________________________________________________________________________________________________________________________
Fully Amortizing.......        1,525       $335,530,351         57.05%         $220,020            697              74.31%
Interest Only Period -
   5 Years...............          1            147,920          0.03           147,920            771              80.00
Interest Only Period -
   10 Years...............       993        251,753,033         42.80           253,528            697              75.01
Interest Only Period -
   15 Years...............         2            748,839          0.13           374,419            720              71.79
Total, Average or Weighted
Average................        2,521       $588,180,143        100.00%         $233,312            697              74.61%

                                  Property Valuation Types of the Mortgage Loans

                                              Number of                      Percent of      Average       Weighted    Weighted Average
                                              Mortgage       Principal        Mortgage      Principal      Average       Loan-to-Value
Property Valuation Type                        Loans         Balance          Loans         Balance     Credit Score        Ratio
_______________________________________________________________________________________________________________________________________

Automated Valuation Model...                    77          $14,218,621        2.42%        $184,657        666            75.38%
Appraisal...................                 2,444          573,961,522       97.58          234,845        698            74.59
                                           ____________________________________________________________________________________________
Total, Average or Weighted
Average....................                  2,521         $588,180,143      100.00%        $233,312        697            74.61%
                                           ________________________________________

                                   Residential Accredit Loans, Inc.

                                             $101,958,257

                            Mortgage Asset-Backed Pass-Through Certificates

                                           Series 2006-QS11

                                         Prospectus Supplement

                                             Credit Suisse

                                              Underwriter

You should rely only on the  information  contained or  incorporated  by  reference in this  prospectus supplement  and  the  prospectus.  We  have  not  authorized  anyone  to  provide  you  with  different information.

We are not offering the  certificates offered hereby in any state where the offer is not permitted.

Dealers  will  be  required  to  deliver  a  prospectus   supplement  and  prospectus  when  acting  as
underwriters  of the  certificates  offered  hereby and with  respect  to their  unsold  allotments  or
subscriptions.   In  addition,   all  dealers  selling  the  offered   certificates,   whether  or  not
participating in this offering,  may be required to deliver a prospectus  supplement and prospectus for ninety days following the date of this prospectus  supplement.  Such delivery obligation  generally may be satisfied  through the filing of the prospectus  supplement  and prospectus  with the Securities and
Exchange Commission.

                                                 ANNEX B

                                        PROSPECTUS SUPPLEMENT FOR
RESIDENTIAL ACCREDIT LOANS, INC. MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-QS12

                 Prospectus supplement dated February 7, 2008 (to prospectus dated April 9, 2007)

                                                    $16,372,873
                                            RALI Series 2006-QS12 Trust

                                                  Issuing Entity
                                         Residential Accredit Loans, Inc.
                                                     Depositor
                                         Residential Funding Company, LLC
                                            Master Servicer and Sponsor
                         Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS12

The trust holds a pool of one- to four-family residential first lien mortgage loans divided into two loan groups.

     o   •The trust issued the Class  II-A-15  Certificates  that are offered under this  prospectus  supplement on
         September  28,  2006,  as more  fully  described  in the  table  on pages  S-7 and S-8 of this  prospectus supplement.

Credit enhancement for the certificates will be provided by additional  classes of subordinated  certificates which are not offered hereby.

Distributions  on the offered  certificates are on the 25th of each month or, if the 25th is not a business day, on the next business day.

___________________________________________________________________________________________________________________
You should consider carefully the risk factors beginning on page S-19 in this prospectus supplement.
___________________________________________________________________________________________________________________

Neither the Securities and Exchange  Commission nor any state securities  commission has approved or disapproved of the  offered  certificates  or  determined  that this  prospectus  supplement  or the  prospectus  is  accurate  or complete.  Any representation to the contrary is a criminal offense.

The  Attorney  General of the State of New York has not passed on or  endorsed  the  merits of this  offering.  Any representation to the contrary is unlawful.

The certificates  represent  interests only in the trust, as the issuing entity, and do not represent  interests in or obligations of Residential  Accredit Loans,  Inc., as the depositor,  Residential  Funding Company,  LLC, as the sponsor, or any of their affiliates.

The offered certificates,  which comprise  approximately 50.91% of the outstanding Class II-A-15 Certificates,  are being offered hereby and only in connection with a  resecuritization  offering by the  Residential  Accredit Loans,
Inc. Series  2008-QR1  Trust.  Credit Suisse  Securities  (USA) LLC, as underwriter,  will purchase the RALI Series
2008-QR1 certificates from the depositor.

                                                    Credit Suisse

                                                    Underwriter

                               Important notice about information presented in this
                                     prospectus supplement and the prospectus

     We  provide  information  to you about  the  offered  certificates  in two  separate  documents  that  provide progressively more detail:

     o   the  accompanying  prospectus,  which provides  general  information,  some of which may not apply to your series of certificates; and

     o   this prospectus supplement, which describes the specific terms of your series of certificates.

     The depositor's  principal offices are located at One Meridian Crossings,  Suite 100,  Minneapolis,  Minnesota
55423 and its telephone number is (952) 857 7000.

                                              European Economic Area

     In  relation  to each  Member  State of the  European  Economic  Area  which has  implemented  the  Prospectus
Directive  (each, a Relevant Member State),  each  Underwriter has represented and agreed that with effect from and including the date on which the Prospectus  Directive is  implemented  in that Relevant  Member State (the Relevant
Implementation  Date) it has not made and will not make an offer of  certificates  to the  public in that  Relevant
Member State prior to the  publication of a prospectus in relation to the  certificates  which has been approved by the competent  authority in that Relevant Member State or, where  appropriate,  approved in another Relevant Member
State  and  notified  to the  competent  authority  in that  Relevant  Member  State,  all in  accordance  with the
Prospectus  Directive,  except that it may, with effect from and including the Relevant  Implementation  Date, make an offer of certificates to the public in that Relevant Member State at any time:

(i)      to legal  entities  which are  authorised or regulated to operate in the  financial  markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii)     to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last financial  year;  (2) a total  balance  sheet of more than  €43,000,000  and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)    in any other  circumstances  which do not require the  publication by the Issuer of a prospectus  pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this  provision,  the expression an "offer of  certificates  to the public" in relation to any  certificates in any Relevant Member State means the  communication  in any form and by any means of sufficient information on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase  or  subscribe  the  certificates,  as the  same  may be  varied  in  that  Member  State  by any  measure implementing  the  Prospectus  Directive  in that  Member  State  and the  expression  Prospectus  Directive  means
Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                  United Kingdom

Each Underwriter has represented and agreed that:

(i)      it has  only  communicated  or  caused  to be  communicated  and  will  only  communicate  or  cause to be communicated an invitation or inducement to engage in investment  activity  (within the meaning of Section
         21 of  the  FSMA)  received  by  it  in  connection  with  the  issue  or  sale  of  the  certificates  in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(ii)     it has complied and will comply with all  applicable  provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

     Primary Mortgage Insurance and Standard Hazard

     Principal Distributions on the Senior
      Certificates...................................66
     Principal Distributions on the Class M

     Servicing and Other Compensation and Payment

ANNEX I – MORTGAGE LOAN
      STATISTICAL
      INFORMATION...................................I-1
ANNEX II -  GLOBAL CLEARANCE, SETTLEMENT AND TAX
      DOCUMENTATION PROCEDURES.....................II-1

                                                      SUMMARY

     The  following  summary  provides a brief  description  of  material  aspects of this  offering,  and does not contain all of the information  that you should consider in making your investment  decision.  To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuing entity..........................        RALI Series 2006-QS12 Trust.

Title of securities.....................        Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS12.

Depositor...............................        Residential   Accredit  Loans,  Inc.,  an  affiliate  of  Residential
                                                Funding Company, LLC, or Residential Funding.

Master servicer and sponsor.............        Residential Funding Company, LLC.

Subservicers............................        GMAC  Mortgage,  LLC, an affiliate of  Residential  Funding  Company,
                                                LLC,  subservices  approximately  72.2%, 70.8% and 71.1% by principal amount  of the  group I loans,  the  group  II  loans  and all of the mortgage  loans,  respectively,  as of the reference  date.  SunTrust
                                                Mortgage,  Inc.  subservices  approximately 14.5%, 13.4% and 13.7% by principal  amount of the group I loans, the group II loans and all of the mortgage loans, respectively, as of the reference date.

Trustee.................................        Deutsche Bank Trust Company Americas.

Yield Maintenance Agreement Provider....        Credit Suisee International.

Originators.............................        Approximately  22.1%,  31.2%  and  29.0% by  principal  amount of the group I loans,  the  group II loans  and all of the  mortgage  loans,
                                                respectively,   as  of  the  reference   date,   were  originated  by
                                                Homecomings  Financial LLC, a wholly-owned  subsidiary of Residential
                                                Funding  Company,   LLC.   Approximately   4.3%,  3.7%  and  3.8%  by
                                                principal  amount of the group I loans, the group II loans and all of the mortgage  loans,  respectively,  as of the reference  date,  were originated by GMAC  Mortgage,  LLC.  Approximately  12.0%,  11.1% and
                                                11.3% by  principal  amount of the group I loans,  the group II loans and all of the  mortgage  loans,  respectively,  as of the  reference
                                                date,   were   originated   by   Wachovia    Mortgage    Corporation.
                                                Approximately  14.5%,  13.4%  and  13.7% by  principal  amount of the group I  loans,  the group II  loans and all of the  mortgage  loans, respectively,  as of the reference  date, were originated by SunTrust
                                                Mortgage, Inc.

Mortgage pool...........................        2,204 fixed rate mortgage loans with an aggregate  principal  balance of  approximately  $424,164,277 as of the reference date,  secured by
                                                first  liens  on  one-  to  four-family   residential  properties  or
                                                interests in shares  issued by a  cooperative  apartment  corporation and the related proprietary lease.

Reference date..........................        January 1, 2008.

Cut-off date...............................     September 1, 2006.

Closing date...............................     On or about February 8, 2008.

Issuance date..............................     September 28, 2006.

Distribution dates.........................     The 25th of each month or, if the 25th is not a business  day, on the next business day.

Assumed final distribution date............     September  25,  2036.  The actual  final  distribution  date could be
                                                substantially    earlier.   See   "Certain   Yield   and   Prepayment
                                                Considerations" in this prospectus supplement.

Form of the offered certificates...........     Book-entry.

                                                See  "Description  of the  Certificates—General"  in this  prospectus supplement.

Minimum    denominations    of   the
offered certificates.......................     Class II-A-15 Certificates:  $25,000.

Legal investment...........................     The Class II-A-15  Certificates will be "mortgage related securities"
                                                for purposes of the  Secondary  Mortgage  Market  Enhancement  Act of
                                                1984,  as  amended,  or SMMEA,  so long as they are rated in at least the second highest rating category by one of the rating agencies.

                                                See  "Legal  Investment"  in this  prospectus  supplement  and "Legal
                                                Investment Matters" in the prospectus.
ERISA Considerations.......................     Subject  to  the   considerations   described   in  this   prospectus
                                                supplement,  the  Class  II-A-15  Certificates  are  expected  to  be considered  eligible  for  purchase  by persons  investing  assets of employee benefit plans or individual retirement accounts.

                                                See "ERISA  Considerations"  in this  prospectus  supplement  and the prospectus.

                                                Offered Certificates
_____________________________________________________________________________________________________________________
                              Principal
                        Balance After Giving
                              Effect to                           Rating as of
                         Distributions on the                   February 6, 2008
                           January 25, 2008    Pass-Through      (Fitch/Moody's/
     Class                 Distribution Date      Rate               S&P)(1)                Designation
_____________________________________________________________________________________________________________________

Class A Senior Certificates:
_____________________________________________________________________________________________________________________
      II-A-15                $  32,157,781   Adjustable       AAA/Aaa/AAA         Senior/Floater/Adjustable Rate
                                                Rate
_____________________________________________________________________________________________________________________
   Total offered             $16,372,873(2)
   certificates:
_____________________________________________________________________________________________________________________
                                           Non-Offered Certificates(3)
_____________________________________________________________________________________________________________________
Class A Senior Certificates:
_____________________________________________________________________________________________________________________
       I-A-1                 $  65,350,754     6.50%          AAA/Aaa/AAA                Senior/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-2                 $   1,000,000     6.50%          AAA/Aaa/AAA            Senior/Retail/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-3                 $           0     0.50%          AAA/Aaa/AAA         Senior/Interest Only/Fixed Rate
_____________________________________________________________________________________________________________________
       I-A-4                 $  26,677,000     6.00%          AAA/Aaa/AAA            Senior/Lockout/Fixed Rate
_____________________________________________________________________________________________________________________
       II-A-1                $  12,187,904   Adjustable       AAA/Aaa/AAA         Senior/Floater/Adjustable Rate
                                                Rate
_____________________________________________________________________________________________________________________
       II-A-2                $           0   Adjustable       AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                Rate                                  Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       II-A-3                $  32,406,579     6.00%          AAA/Aaa/AAA                Senior/Fixed Rate
_____________________________________________________________________________________________________________________
       II-A-4                $  62,800,000     6.00%          AAA/Aaa/AAA            Senior/Lockout/Fixed Rate
_____________________________________________________________________________________________________________________
       II-A-5                $  19,226,419   Adjustable       AAA/Aaa/AAA         Senior/Floater/Adjustable Rate
                                                Rate
_____________________________________________________________________________________________________________________
       II-A-6                $           0   Adjustable       AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                Rate                                  Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       II-A-7                $  32,505,141   Adjustable       AAA/Aaa/AAA                  Senior/Super
                                                Rate                              Senior/Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       II-A-8                $           0   Adjustable       AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                Rate                                  Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
       II-A-9                $   6,367,666   Adjustable       AAA/Aaa/AAA         Senior/Floater/Adjustable Rate
                                                Rate
_____________________________________________________________________________________________________________________
       II-A-10               $   3,600,000     6.00%          AAA/Aaa/AAA       Senior/Senior Support/Lockout/Fixed
                                                                                               Rate
_____________________________________________________________________________________________________________________
      II-A-11                $  34,123,773     5.00%          AAA/Aaa/AAA                Senior/Fixed Rate
_____________________________________________________________________________________________________________________
      II-A-12                $  19,082,014   Adjustable       AAA/Aaa/AAA         Senior/Floater/Adjustable Rate
                                                Rate
_____________________________________________________________________________________________________________________
      II-A-13                $           0   Adjustable       AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                Rate                                  Floater/Adjustable Rate
_____________________________________________________________________________________________________________________
      II-A-14                $   1,620,458   Adjustable       AAA/Aaa/AAA        Senior/Inverse Floater/Adjustable
                                                Rate                                           Rate
_____________________________________________________________________________________________________________________
      II-A-16                $           0   Adjustable       AAA/Aaa/AAA          Senior/Interest Only/Inverse
                                                Rate                                  Floater/Adjustable Rate

(1) See "Ratings" in this prospectus supplement.
(2) The information presented for the total offered certificates differs from the Class II-A-15 Certificates because the total offered certificates comprise a 50.91% portion of the outstanding pricnipal balance of the Class II-A-15
Certificates.
(3) The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.
_____________________________________________________________________________________________________________________
      II-A-17                $           0     0.50%          AAA/Aaa/AAA         Senior/Interest Only/Fixed Rate
_____________________________________________________________________________________________________________________
      II-A-18                $  37,808,823     5.75%          AAA/Aaa/AAA                Senior/Fixed Rate
_____________________________________________________________________________________________________________________
      II-A-19                $           0     6.50%          AAA/Aaa/AAA         Senior/Interest Only/Fixed Rate
_____________________________________________________________________________________________________________________
        A-P                  $   1,782,109     0.00%          AAA/Aaa/AAA              Senior/Principal Only
_____________________________________________________________________________________________________________________
        A-V                  $           0 Variable Rate     AAA/Aaa/AAA      Senior/Interest Only/Variable Rate
_____________________________________________________________________________________________________________________
Total Class A                $ 388,696,426
Senior Certificates:
_____________________________________________________________________________________________________________________
Class R Senior
Certificates:
_____________________________________________________________________________________________________________________
        R-I                  $           0     6.50%          AAA/Aaa/AAA           Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
        R-II                 $           0     6.50%          AAA/Aaa/AAA           Senior/Residual/Fixed Rate
_____________________________________________________________________________________________________________________
    Total senior             $ 388,696,426
   certificates:
_____________________________________________________________________________________________________________________
Class M
Certificates:
_____________________________________________________________________________________________________________________
        M-1                  $  21,907,316     6.50%         A+(4)/NA/NA             Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
        M-2                  $   5,610,085     6.50%         BB+(5)/NA/NA            Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
        M-3                  $   4,274,364     6.50%       CC DR3(6)/NA/NA           Mezzanine/Fixed Rate
_____________________________________________________________________________________________________________________
Total Class M                $  31,791,766
Certificates:
_____________________________________________________________________________________________________________________
Class B
Certificates:
_____________________________________________________________________________________________________________________
        B-1                  $   2,671,539     6.50%        C DR5(6)/NA/NA          Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
        B-2                  $   2,137,231     6.50%        C DR5(6)/NA/NA          Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
        B-3                  $   1,539,075     6.50%            NA/NA/NA              Subordinate/Fixed Rate
_____________________________________________________________________________________________________________________
   Total Class B             $   6,347,846
   Certificates:
_____________________________________________________________________________________________________________________
Total offered and            $ 426,836,039(7)
non-offered
certificates:
_____________________________________________________________________________________________________________________

(1) See "Ratings" in this prospectus supplement.
(2) The  information  presented for the total offered  certificates  differs from the Class II-A-15  Certificates because the total  offered  certificates  comprise a 50.91%  portion of the  outstanding  principal  balance of the
Class II-A-15 Certificates.
(3) The information  presented for non-offered  certificates is provided solely to assist your  understanding  of the offered certificates.
(4) On the issuance date, the Class M-1 Certificates were rated AA by Fitch
(5) On the issuance date, the Class M-2 Certificates were rated A by Fitch.
(6) On the issuance date, the Class M-3  Certificates  were a BBB rated a BBB by Fitch,  the Class B-1 Certificates were rated BB by Fitch,  and the Class B-2 Certificates  were rated B by Fitch.  Fitch's  Distressed  Recovery (DR)
ratings  within its  various  ratings  categories  are issued on a scale of "DR1"  (highest)  to "DR6"  (lowest) to denote Fitch's  estimate of the range of recovery  prospects  given a currently  distressed or defaulted  structure finance  security.  A Fitch "DR3" rating  indicates  good recovery  prospects in the event of default,  and a Fitch
"DR5" rating indicates below average recovery prospects in the event of default.
(7) The  aggregate  principal  balance of the mortgage  loans does not equal the  aggregate  certificate  principal balance of the  certificates  because (i) the aggregate  principal  balance of the mortgage loans is provided as of
January 1, 2008,  after giving  effect to scheduled  principal  payments due in January  2008,  while the aggregate certificate  principal  balance of the  certificates  is  presented  after  giving  effect to the  January 25, 2008 distribution  date,  which is reduced by scheduled  principal  payments due in January 2008 received or advanced by the master  servicer as well as principal  prepayments  received  through  January 15, 2008 and (ii) mortgage loans that have been the subject of  foreclosure  proceedings  where title to the mortgage  property has been obtained on behalf of the trust, or REO Mortgage Loans,  are treated as having a principal  balance of zero.  Nonetheless,  any related  liquidation  proceeds on the REO Mortgage Loans will be distributed  to  certificateholders  in accordance with the pooling and servicing agreement.

Other Information:
The aggregate certificate  principal balance of the offered and non-offered  certificates shown above may not equal the sum of the  certificate  principal  balances of those  certificates  as listed above due to rounding.  Only the offered  certificates are offered for sale pursuant to this prospectus  supplement and the related prospectus.  The non-offered  senior  certificates and the Class M Certificates  have previously been offered for sale pursuant to a prospectus  supplement  and related  prospectus.  The Class B  Certificates  have been sold by the  depositor  in a transaction exempt from registration under the Securities Act of 1933.

Class II-A-15 Certificates:

_____________________________________________________________________________________________________________________
Adjustable Rates:        Pass-Through Rate             Formula                  Maximum              Minimum
                           on the January
                              25, 2008
                            Distribution
                                Date
_____________________________________________________________________________________________________________________
Class II-A-15               5.36500013 %            LIBOR + 0.50%                7.00%                0.50%
_____________________________________________________________________________________________________________________

                                            TRANSFER OF MORTGAGE LOANS

     The diagram  below  illustrates  the  sequence of  transfers  of the  mortgage  loans that are included in the mortgage  pool.  Various  mortgage loan sellers sold the mortgage  loans to Residential  Funding  Company,  LLC, as sponsor,  on or  prior  to the  issuance  date.  Residential  Funding  Company,  LLC  sold  the  mortgage  loans to
Residential  Accredit  Loans,  Inc., as the depositor,  on the issuance date.  The depositor then  transferred  the mortgage loans to the trustee,  on behalf of the trust that is the issuing  entity.  The trustee  accordingly  owns the mortgage  loans for the benefit of the holders of the  certificates.  See "Pooling and Servicing  Agreement—The
Trustee"  in this  prospectus  supplement  and in the  prospectus.  For a  description  of the  affiliations  among various transaction parties, see "Affiliations Among Transaction Parties" in this prospectus supplement.

The Trust

The depositor has established a trust with respect to the Series 2006-QS12 Certificates under a series supplement, dated as of September 1, 2006, to the standard terms of pooling and servicing agreement, dated as of
March 1, 2006, among the depositor, the master servicer and the trustee. On the issuance date, the depositor deposited the pool of mortgage loans described in this prospectus supplement into the trust which was divided into two groups that have the characteristics described in this prospectus supplement. Each certificate represents a partial ownership interest in the trust.  The trust also includes a yield maintenance agreement provided by Credit Suisse International for each of the Class II-A-1, Class II-A-5 and Class II-A-7 Certificates.

The Mortgage Pool

The mortgage loans deposited into the trust have the following characteristics as of the reference date, after deducting payments due during the month of the reference date:

The mortgage loans deposited into the trust are divided into two loan groups.  The mortgage loans consist of fixed rate mortgage loans with terms to maturity of not more than 30 years.

The group I loans have the following characteristics as of the reference date, after deducting payments due during the month of the reference date:

LOAN GROUP I

                      Range        Weighted Average
_______________________________________________________
Principal           $84,604 to         $247,211*
balance             $1,763,000
Mortgage rate    6.500% to 8.750%       7.3479%
Remaining
stated term to
maturity
(months)            223 to 344            342

*Indicates average principal balance

The following tables describe certain characteristics of the group I loans included in the trust as of the reference date:

                             Number
                               of                Percent of
                             Group    Principal   Group I
  Loan Purpose               I Loans   Balance    Loans
  _________________________________________________________
  Purchase.................    219    $48,215,163   47.57%
  Rate/Term Refinance......     62                  14.08
                                       14,271,134
  Equity Refinance.........    129     38,870,093   38.35
     Total..................    410    $101,356,39  100.00%

                             Number
                               of                Percent of
                             Group    Principal   Group I
  Loan Documentation         I Loans   Balance    Loans
  _________________________________________________________
  Full/Alternate
  Documentation............    104     $19,800,195   19.54%
  Reduced Documentation....    186      51,588,446   50.90
  No Stated Income.........     56      16,883,132   16.66
  No Income/No Asset
  Verification.............     64      13,084,618   12.91
    Total..................    410    $101,356,39  100.00%

                          Number               Percent
                             of                   of
                          Group I  Principal   Group I
Occupancy Type             Loans     Balance    Loans
_________________________________________________________
Primary Residence...        256    $67,596,175   66.69%
Second/Vacation.....         15      5,486,568    5.41
Non-Owner Occupied..        139     28,273,649   27.90
Total...............        410   $101,356,391 100.00%

The group II loans have the following characteristics as of the reference date, after deducting payments due during the month of the reference date:

LOAN GROUP II

                      Range        Weighted Average
_____________________________________________________
Principal           $5,737 to          $179,938*
balance              $764,841

Mortgage rate     5.625% to 9.000%       7.2576%

Remaining
stated term to
maturity            217 to 344            343
(months
*Indicates average principal balance

The following tables describe certain characteristics of the group II loans included in the trust as of the reference date:

                         Number
                           of                   Percent
                         Group                    of
                           II      Principal     Group
  Loan Purpose            Loans     Balance     II Loans
  ______________________________________________________
  Purchase.............  1,033    $168,904,516   52.32%
  Rate/Term Refinance..    266      46,784,867   14.49
  Equity Refinance.....    495     107,118,504   33.18
    Total..............  1,794    $322,807,886  100.00%

                        Number                 Percent
                         of                      of
                        Group                  Group
                         II      Principal      II
Loan Documentation      Loans     Balance      Loans
________________________________________________________
Full/Alternate
Documentation........    588     $82,664,497      25.61%
Reduced Documentation    706     143,955,783      44.59
No Stated Income.....    215      46,180,424      14.31
No Income/No Asset                                    9
Verification.........    285      50,007,183       15.4
  Total..............  1,794    $322,807,886     100.00%

                         Number               Percent
                           of                    of
                         Group     Principal   Group
Occupancy Type          II Loans   Balance    II Loans
_______________________________________________________
Primary Residence...     1,127   $227,654,606   70.52%
Second/Vacation.....        44      8,138,304    2.52
Non-Owner Occupied..       623     87,014,976   26.96
Total...............     1,794   $322,807,886  100.00%

ALL MORTGAGE LOANS

                     Range        Weighted Average
____________________________________________________
Principal          $5,737 to         $192,452*
balance            $1,763,000

Mortgage rate      5.625% to          7.2792%
                     9.000%
Remaining
stated term to
maturity
(months)           217 to 344           342

*Indicates average principal balance
The following tables describe certain characteristics of the mortgage loans included in the trust as of the reference date:

                          Number               Percent
                          of                      of
                          Mortgage  Principal  Mortgage
  Loan Purpose             Loans     Balance    Loans
  ________________________________________________________
  Purchase..............   1,252  $217,119,679   51.19%
  Rate/Term Refinance...     328    61,056,001   14.39
  Equity Refinance......     624   145,988,597   34.42
    Total...............   2,204  $424,164,277  100.00%

                            Number              Percent
                            of                     of
                            Mortgage Principal  Mortgage
  Loan Documentation         Loans    Balance    Loans
  __________________________________________________________
  Full/Alternate
  Documentation...........    692   $102,464,692  24.16%
  Reduced Documentation...    892    195,544,229  46.10
  No Stated Income........    271     63,063,556  14.87
  No Income/No Asset
  Verification............    349     63,091,800   4.87
    Total.................  2,204   $424,164,277 100.00%

                         Number
                         of                     Percent of
                         Mortgage   Principal   Mortgage
Occupancy Type             Loans     Balance      Loans
____________________________________________________________
Primary Residence...       1,383   $295,250,780   69.61%
Second/Vacation.....          59     13,624,872    3.21
Non-Owner Occupied..         762    115,288,625   27.18
Total...............       2,204   $424,164,277  100.00%

The properties securing the mortgage loans include single-family detached properties, properties in planned unit developments, two-to-four family units, condotels, condominiums, cooperatives and townhouses.

Generally, the mortgage loans were originated using less stringent underwriting standards than the underwriting standards applied by certain other first lien mortgage loan purchase programs, such as those of Fannie Mae,
Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.

The securities described on the table on pages S-7 and S-8 are the only securities backed by this mortgage pool that will be issued.

For additional information regarding the mortgage pool see "Description of the Mortgage Pool" in this prospectus supplement.

Servicing

Residential  Funding  Company,  LLC will master service the mortgage  loans, as more fully described under "Pooling and Servicing Agreement" herein.

The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage loan prior to payments to certificateholders. The servicing fees relating to each mortgage loan will be at least 0.28% per annum and not more than 1.36% per annum of the outstanding principal balance of that mortgage loan, with a weighted average servicing fee of approximately 0.3291% per annum as of the reference date.  The servicing fees consist of (a) servicing fees payable to the master servicer, which are payable with respect to each mortgage loan at a minimum rate of 0.03% and not more than 0.08% per annum, depending on the type of mortgage loan and (b)
subservicing fees payable to the subservicer, which are payable with respect to each mortgage loan at a minimum rate of 0.25% per annum, and other related compensation payable to the subservicer, including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer and lender-paid mortgage insurance premiums with respect to approximately 0.7% of the mortgage loans by principal balance as of the reference date, which are paid by the related subservicer to the insurers.

Repurchases or Substitutions of Mortgage Loans

If Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to a mortgage loan within 90 days after notice from the trustee or servicer, and the breach materially and adversely affects the interests of the certificateholders in the mortgage loan, Residential Funding Company, LLC will be obligated to purchase the mortgage loan at a price equal to its principal balance as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount payable in respect of servicing compensation.

Likewise, as described under "Description of the Certificates—Review of Mortgage Loan or Contract Documents" in
the prospectus, if Residential Funding Company, LLC cannot cure certain documentary defects with respect to a mortgage loan, Residential Funding Company, LLC will be required to repurchase the related mortgage loan.

In addition, Residential Funding Company, LLC may substitute a new mortgage loan for a deleted mortgage loan that is removed from the trust within two years after the issuance date if it delivers an opinion of counsel with respect to certain tax matters. Any substitute mortgage loan will be required to satisfy certain conditions regarding its outstanding principal balance, mortgage rate, LTV ratio and remaining term to maturity, as described more fully under "The Trusts – Limited Right of Substitution" in the prospectus. See also "The
Trusts—Repurchases of Mortgage Collateral" in the prospectus.

Distributions on the Certificates

Amount available for monthly distribution.

On each monthly distribution date, the trustee will make distributions to investors. Except as provided in this prospectus supplement, the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4 and Class R-I Certificates will receive payments primarily from the group I loans, and the Class II-A-1, Class II-A-2, Class II-A-3, Class
II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9,  Class II-A-10, Class II-A-11,
Class II-A-12, Class II-A-13, Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18, Class
II-A-19 and Class R-II Certificates will receive payments primarily from the group II loans.  The Class A-P,
Class A-V and Class M Certificates represent rights to receive payments from all of the mortgage loans. The amount available for distribution will include:

     o   collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections plus

     o   advances for delinquent payments that are deemed recoverable by the master servicer minus

     o   the fees and expenses of the subservicers and the master servicer, including reimbursement for advances.

The aggregate amount of monthly distributions will be determined separately with respect to the two loan groups.

Priority of distributions. Distributions on the senior certificates and Class M Certificates will be made from available amounts from the related loan group or loan groups, as applicable, for that class of certificates as described in this prospectus supplement as follows:

     Interest distributions. The amount of interest accrued on each class of interest-bearing certificates on each distribution date will equal:

     o   the pass-through rate for that class of certificates multiplied by

     o   the certificate principal balance or notional amount of that class of certificates as of the day immediately prior to the related distribution date multiplied by

     o   1/12th, or in the case of the Class II-A-9 and Class II-A-12 Certificates, the actual number of days in the interest accrual period divided by 360, minus

     o   the share of some types of interest shortfalls allocated to that class, such as prepayment interest shortfalls and  the interest portion of realized losses not allocated through subordination and the interest portion of any advances made with respect to delinquencies that were ultimately determined to be hazard losses, fraud losses or bankruptcy losses in excess of specified amounts or extraordinary losses, as described more fully in the definition of "Accrued Certificate Interest" in "Description of
         the Certificates—Glossary of Terms" in this prospectus supplement.

See "Description of the Certificates—Interest Distributions" in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group or loan groups will be allocated among the various classes of certificates as described in this prospectus supplement. Until the distribution date in October 2011, all principal prepayments on the mortgage loans from a loan group will generally be distributed among the related senior certificates, other than the Class I-A-3, Class II-A-2, Class II-A-6, Class II-A-8, Class II-A-13, Class
II-A-16, Class II-A-17, Class II-A-19 and Class A-V Certificates, together, the Interest Only Certificates, unless those senior certificates entitled to principal distributions, other than the Class A-P Certificates, are no longer outstanding.  In addition, until the distribution date in October 2011, the Class I-A-4, Class II-A-4 and Class II-A-10 Certificates are not expected to receive any principal payments on the mortgage loans, and on or after the distribution date in October 2011 but before the distribution date in October 2015, the Class I-A-4,
Class II-A-4 and Class II-A-10 Certificates will receive less than a pro rata share of principal payments on the related mortgage loans, unless the other senior certificates entitled to principal distributions, other than the
Class A-P Certificates, from the related mortgage loans, or the Class M Certificates and Class B Certificates, are no longer outstanding.  Not all outstanding senior certificates will receive principal on each distribution date.  The Class A-P Certificates receive only a portion of the principal received from each mortgage loan that has a net mortgage rate of less than 6.50%.  The Interest Only Certificates, including the Class A-V
Certificates, are not entitled to receive any principal distributions.

See "Description of the Certificates—Principal Distributions on the Senior Certificates" and "—Principal
Distributions on the Class M Certificates" in this prospectus supplement.

Credit Enhancement

Allocation of losses.  Except for the three exceptions described below, the Class M Certificates and Class B
Certificates will act as credit enhancement for the Class I-A Certificates and Class II-A Certificates.  Losses
on the mortgage loans will be allocated in full to the first class of certificates listed below with a certificate principal balance greater than zero:

     o   Class B-3

     o   Class B-2

     o   Class B-1

     o   Class M-3

     o   Class M-2

     o   Class M-1

When this occurs, the certificate principal balance of the class to which the loss is allocated is reduced, without a corresponding payment of principal.

If the aggregate certificate principal balance of the Class M Certificates and Class B Certificates has been reduced to zero, losses on the mortgage loans will be allocated proportionately among the senior certificates in accordance with their respective remaining certificate principal balances or accrued interest, subject to the exceptions described below, but only with respect to losses in the related loan group.

In addition, most losses otherwise allocable to the Class II-A-7 Certificates will be allocated to the Class
II-A-10 Certificates as long as the Class II-A-10 Certificates remain outstanding, subject to the limitations described in this prospectus supplement.

Not all losses will be allocated in the priority described above.  Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, or some losses related to the bankruptcy of a mortgagor will be allocated as described above only up to specified amounts.  Losses of these types in excess of the specified amounts and losses due to other extraordinary events will be allocated proportionately among all outstanding classes of certificates related to that loan group, except as described below for the Class A-P Certificate.  Therefore, the
Class M Certificates and Class B Certificates do not act as credit enhancement for the senior certificates for these types of losses.

Special loss allocation for Class A-P Certificates. Whenever losses are allocated to the senior certificates, the
Class A-P Certificates will share in the loss only if the mortgage loan had a net mortgage rate less than 6.50%
per annum.  In that case, the Class A-P Certificates will bear a share of the loss equal to their percentage interest in the principal of that mortgage loan.

See "Description of the Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

Priority of distributions.  All principal prepayments and other unscheduled payments of principal on the mortgage loans in a loan group will be allocated to the related senior certificates as described in this prospectus supplement during the first five years after the issuance date, subject to the exceptions described in this prospectus supplement.  This provides additional credit enhancement for the senior certificates by reserving a greater portion of the certificate principal balances of the Class M Certificates and Class B Certificates for
absorption of losses, thereby decreasing the likelihood of losses being allocated to the senior certificates.

Yield Maintenance Agreements

The holders of the Class II-A-1, Class II-A-5 and Class II-A-7 Certificates may benefit from a series of interest rate cap payments from Credit Suisse International pursuant to  yield maintenance agreements.  The yield maintenance agreement for the Class II-A-1 Certificates is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR, subject to a maximum LIBOR rate of  8.80% per
annum, and 5.55% per annum.   The yield maintenance agreement for the Class II-A-5 Certificates is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR, subject
to a maximum LIBOR rate of 9.25% per annum, and 6.00% per annum.   The yield maintenance agreement for the Class
II-A-7 Certificates is intended to partially mitigate the interest rate risk that could result from the difference between one-month LIBOR, subject to a maximum LIBOR rate of 11.35% per annum, and 5.85% per annum.  Payments, if any, due on the yield maintenance agreements will commence on the distribution date in October 2006.  The yield maintenance agreements relating to the Class II-A-1 and Class II-A-7 Certificates will terminate after the distribution date in January 2009.  The yield maintenance agreement relating to the Class II-A-5 Certificates will terminate after the distribution date in April 2018.

Advances

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the master servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates—Advances" in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the related determination date is less than 10% of their aggregate stated principal balance as of the cut-off date, the master servicer may, but will not be required to:

     o   purchase from the trust all of the remaining mortgage loans, causing an early retirement of the certificates; or

     o   purchase all of the certificates.

Under either type of optional purchase, holders of the outstanding certificates are entitled to receive the outstanding certificate principal balance of those certificates in full with accrued interest as described in this prospectus supplement.  However, any optional purchase of the remaining mortgage loans in a loan group may result in a shortfall to the holders of the most subordinate classes of related certificates outstanding, if the trust then holds properties acquired from foreclosing upon defaulted loans in that loan group.  In either case, there will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and Servicing Agreement—Termination" in this prospectus supplement and "The Pooling and Servicing
Agreement—Termination; Retirement of Certificates" in the prospectus.

Ratings

The offered certificates have received the ratings which are listed in the table on pages S-7 and S-8 of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yields realized by holders of the offered certificates or cause holders of the Class I-A-3, Class
II-A-2,  Class II-A-6, Class II-A-8, Class II-A-13, Class II-A-16, Class II-A-17, Class II-A-19 and Class A-V
Certificates to fail to fully recover their initial investments.

See "Ratings" in this prospectus supplement.

Legal Investment

The Class II-A-15 Certificates  will be "mortgage related securities" for purposes of SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA Considerations

Subject to the considerations described in "ERISA Considerations" in this prospectus supplement, the Class
II-A-15 are expected to be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status

For federal income tax purposes, the depositor has elected to treat the trust, exclusive of the yield maintenance agreements, as two real estate mortgage investment conduits. The offered certificates represent ownership of regular interests in the related real estate mortgage investment conduit and generally will be treated as representing ownership of debt for federal income tax purposes.  You will be required to include in income all interest and original issue discount, if any, on the offered certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                                   Risk Factors

     The offered  certificates  are not suitable  investments  for all  investors.  In  particular,  you should not purchase  the offered  certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market risks associated with that class.

     The  offered  certificates  are complex  securities.  You should  possess,  either  alone or together  with an investment  advisor,  the expertise necessary to evaluate the information  contained in this prospectus  supplement and the prospectus in the context of your financial situation and tolerance for risk.

     You should  carefully  consider  the  following  risk factors in  connection  with the purchase of the offered certificates:

Risk of Loss

Underwriting standards may affect    Generally,  the mortgage loans have been originated using underwriting standards risk of loss on the mortgage loans.  that are less  stringent  than the  underwriting  standards  applied  by certain other first lien mortgage loan purchase  programs,  such as those of Fannie Mae,
                                     Freddie  Mac  or  the  depositor's   affiliate,   Residential  Funding  Mortgage
                                     Securities I, Inc.   Applying  less  stringent  underwriting  standards  creates additional  risks  that  losses  on the  mortgage  loans  will be  allocated  to certificateholders.

                                     Examples include the following:

                                     o        mortgage  loans  secured  by  non-owner  occupied   properties,   which
                                              constitute  approximately  27.9%, 27.0% and 27.2% of the group I loans, the  group II loans  and all of the  mortgage  loans  respectively,  by principal  balance,  as of the  reference  date,  may present a greater risk  that the  borrower  will  stop  making  monthly  payments  if the borrower's financial condition deteriorates; and

                                     o        mortgage loans with  loan-to-value  ratios greater than 80% (i.e.,  the amount of the loan at  origination is more than 80% of the value of the mortgaged  property),  which  constitute  approximately  6.8%, 6.7% and
                                              6.7% of the group I loans,  the group II loans and all of the  mortgage loans  respectively,  by principal  balance,  as of the reference date, may increase  the risk that the value of the  mortgaged  property  will not be sufficient to satisfy the mortgage loan upon foreclosure.

                                     Some of the  mortgage  loans with  loan-to-value  ratios over 80% are insured by
                                     primary  mortgage   insurance  to  the  extent  described  in  this  prospectus.
                                     However,  if the insurer is unable to pay a claim,  the amount of loss  incurred on those loans may be increased.

                                     In addition,  in determining  loan-to-value  ratios for certain  mortgage loans, the value of the related  mortgaged  property may be based on an appraisal  that is up to 24  months  old  if  there  is a  supporting  broker's  price  opinion, automated  valuation,  drive-by  appraisal or other  certification  of value. If such an appraisal does not reflect  current market values and such market values have  declined,  the  likelihood  that  proceeds  from a sale  of the  mortgaged property may be insufficient to repay the mortgage loan is increased.

                                     See "The  Trusts—Underwriting  Policies" and "Certain  Legal Aspects of Mortgage
                                     Loans and Contracts" in the prospectus.

The return on your certificates      Losses  on the  mortgage  loans  may  occur  due to a wide  variety  of  causes,
may be affected by losses on the     including  a  decline  in  real  estate  values,  and  adverse  changes  in  the
mortgage loans, which could occur    borrower's  financial  condition.  A decline in real  estate  values or economic
due to a variety of causes.          conditions  nationally  or in the regions  where the  mortgaged  properties  are concentrated may increase the risk of losses on the mortgage loans.

The return on your certificates      One  risk  of  investing  in  mortgage-backed   securities  is  created  by  any
may be particularly sensitive to     concentration  of the  related  properties  in one or more  geographic  regions.
changes in real estate markets in    Approximately  14.4%,  17.8% and 16.9% of the reference date principal  balances
specific regions.                    of the  group I  loans,  the  group  II  loans  and all of the  mortgage  loans, respectively,  are located in  California.  In  addition,  approximately  16.5%,
                                     10.8% and 12.2% of the reference date  principal  balances of the group I loans, group II loans and all of the  mortgage  loans,  respectively,  are  located  in
                                     Florida.  If the regional  economy or housing  market  weakens in  California or
                                     Florida,  or  in  any  other  region  having  a  significant   concentration  of
                                     properties  underlying the mortgage loans, the mortgage loans in that region may
                                     experience  high  rates  of  loss  and  delinquency,   resulting  in  losses  to
                                     certificateholders.  A region's  economic  condition and housing market may also be adversely  affected by a variety of events,  including natural disasters such as earthquakes,  hurricanes, tornadoes, floods and eruptions, civil disturbances such as riots,  disruptions such as ongoing power outages,  or terrorist actions or acts of war. The  economic  impact of any of those events may also be felt in areas beyond the region  immediately  affected by the  disaster or  disturbance.
                                     The  properties  underlying  the  mortgage  loans may be  concentrated  in these regions.  This concentration may result in greater losses  to certificateholders than  those  generally  present for  similar  mortgage-backed securities without that concentration.

                                     A  number  of  wildfires,  which  recently  struck  various  parts  of  Southern
                                     California,  may have  adversely  affected any mortgaged  properties  located in those  areas.  Residential  Funding  Company,  LLC will  have no  obligation  to repurchase  any  mortgage  loan  secured by a mortgaged  property  that  becomes subject to any material damage by waste, fire, earthquake,  windstorm,  flood or other  casualty  after  the  closing  date.  We do not know  how many  mortgaged properties have been or may be affected by these wildfires.

                                     See "Description of the Mortgage  Pool—Mortgage  Pool  Characteristics"  in this prospectus supplement.

The return on your certificates      The  only  credit   enhancement  for  the  senior   certificates   will  be  the
will be reduced if losses exceed     subordination  provided by the Class M Certificates and the Class B Certificates
the credit enhancement available     (and  with   respect  to  the  Class   II-A-7   Certificates,   the   additional
to your certificates.                subordination  provided  by the Class  II-A-10  Certificates).  The only  credit enhancement for the Class M Certificates will be the  subordination  provided by the Class B Certificates  and by any class of Class M Certificates  with a lower payment  priority.  You  should  also  be  aware  that  the  credit  enhancement provided for some types of losses is limited.

                                     See     "Summary—Credit     Enhancement"     and     "Description     of     the
                                     Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

The value of your certificates may   If the performance of the mortgage loans is substantially  worse than assumed by
be reduced if losses are higher      the  rating  agencies,  the  ratings  of any  class of the  certificates  may be
than expected.                       lowered  in  the  future.   This  would  probably  reduce  the  value  of  those
                                     certificates.  None of the  depositor,  the master  servicer or any other entity will have any  obligation to supplement any credit  enhancement,  or to take any other action to maintain any rating of the certificates.

A transfer of master servicing in    If the  master  servicer  defaults  in its  obligations  under the  pooling  and
the event of a master servicer       servicing  agreement,  the  master  servicing  of  the  mortgage  loans  may  be
default may increase the risk of     transferred to the trustee or an alternate master  servicer,  as described under
payment application errors.          "The  Pooling  and  Servicing  Agreement—Rights  Upon Event of  Default"  in the
                                     prospectus.  In the event of such a transfer  of master  servicing  there may be an  increased  risk  of  errors  in  applying  payments  from  borrowers  or  in transmitting information and funds to the successor master servicer.

Some of the mortgage loans have an   As of the reference date,  approximately  48.1% of the group I loans require the
initial interest only period,        related  borrowers  to  make  monthly  payments  of  accrued  interest,  but not
which may increase the risk of       principal,   for  the  first  ten  years  following  the  date  of  origination;
loss and delinquency on these        approximately  0.1%,  39.1% and 0.1% of the group II loans  require  the related
mortgage loans.                      borrowers to make monthly payments of accrued interest,  but not principal,  for the first five years, ten years and fifteen years,  respectively,  following the date of origination and  approximately  0.1%, 41.3% and 0.1% of all the mortgage loans  require  the  related  borrowers  to make  monthly  payments  of  accrued interest,  but not  principal,  for the first five years,  ten years and fifteen years,  respectively,  following  the date of  origination.  During this period, the payment  made by the related  borrower  will be less than it would be if the mortgage  loan  amortized.  In addition,  the mortgage  loan balance will not be reduced by the  principal  portion of  scheduled  monthly  payments  during this period.  As a result,  no principal  payments  will be made to the  certificates from mortgage  loans of this nature during their  interest only period except in the case of a prepayment.

                                     After the initial interest only period,  the scheduled  monthly payment on these mortgage loans may increase,  which may result in increased delinquencies by the related  borrowers,  particularly  if  interest  rates  have  increased  and the borrower is unable to  refinance.  In  addition,  losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing  during the early years of these  mortgage  loans.  Although the amount of  principal  included in
                                     each  scheduled  monthly  payment  for  a  traditional   mortgage  loan  can  be
                                     relatively  small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.

                                     Mortgage  loans with an initial  interest only period are  relatively new in the
                                     mortgage   marketplace.   The   performance  of  these  mortgage  loans  may  be
                                     significantly  different than mortgage loans that fully amortize. In particular, there  may be a higher  expectation  by these  borrowers  of  refinancing  their mortgage  loans with a new  mortgage  loan,  in  particular  one with an initial interest  only  period,  which may result in higher or lower  prepayment  speeds than would  otherwise be the case.  In addition,  the failure to build equity in the  related  mortgaged  property  by  the  related  mortgagor  may  affect  the delinquency and prepayment experience of these mortgage loans.

Reduced documentation  programs may  Approximately  80.5%,  74.4% and 75.8% of the group I loans,  the group II loans
increase your risk of loss.          and all of the mortgage  loans,  respectively,  by principal  balances as of the reference  date were made to borrowers  whose income is not verified,  including borrowers who may not be required to state their  income.  With respect to these mortgage  loans the  borrowers  may not be required  to provide any  information regarding  their  income  and there may be no  verification  of their  income or assets.  Such  mortgage  loans  increase  the risk that  borrowers  may not have sufficient  income or assets or may have overstated their income and assets and, as a  consequence,  may be unable to make their monthly  mortgage loan payments.
                                     You should  consider  the risk that  mortgage  loans  originated  under  reduced documentation programs may be subject to increased delinquencies and defaults.

Recent developments in the           Recently,  the residential  mortgage market in the United States has experienced
residential mortgage market may      a variety of  difficulties  and changed  economic  conditions that may adversely
adversely affect the return on       affect the yield on your  certificates.  Delinquencies  and losses with  respect
your certificates.                   to  residential  mortgage loans  generally have increased in recent months,  and may continue to increase.  In addition,  in recent months housing prices in many states  have  declined  or  stopped  appreciating,  after  extended  periods  of significant  appreciation.  A  continued  decline or an extended  flattening  of those values may result in additional  increases in delinquencies  and losses on residential mortgage loans generally,  particularly with respect to second homes and investor  properties  and with  respect to any  residential  mortgage  loans whose aggregate loan amounts  (including any subordinate  liens) are close to or greater  than the  related  property  values.  As a result  of these  and  other factors,  the  value of some  mortgage-backed  securities  has  been  negatively impacted.

                                     A decline in housing prices may also leave  borrowers with  insufficient  equity in their homes to permit them to refinance;  in addition,  many  mortgage  loans have  prepayment  premiums  that inhibit  refinancing.  Borrowers  who intend to sell their homes may find that they cannot sell their  properties  for an amount equal to or greater  than the unpaid  principal  balance of their  loans.  These events, alone or in combination, may contribute to higher delinquency rates.

                                     As a result  of these and other  factors,  the  rating  agencies  have  recently downgraded  or put on downgrade  watch a significant  number of  mortgage-backed securities  (particularly  mortgage-backed  securities  backed by  subprime  and
                                     Alt-A  mortgage  loans  originated  in 2005 and 2006),  including  the Class M-1
                                     Certificates,   Class  M-2  Certificates,  Class  M-3  Certificates,  Class  B-1
                                     Certificates and Class B-2 Certificates.

                                     In addition,  various federal, state and local regulatory authorities have taken or proposed  actions  that could hinder the ability of the servicer to foreclose promptly on defaulted  mortgage  loans.  Any such actions may  adversely  affect the performance of the loans and the yield on and value of the certificates.

                                     You should  consider  that the general  market  conditions  discussed  above may affect the performance of the mortgage loans and may adversely  affect the yield on, or market value of, your certificates.
Risks Relating to Primary Mortgage
Insurers

You may incur losses if a primary    Approximately  6.4%,  6.6% and 6.6% of the  aggregate  principal  balance of the
mortgage insurer fails to make       group I loans,  the group II loans and all of the mortgage loans,  respectively,
payments under a primary mortgage    as of the reference  date have an LTV ratio at  origination in excess of 80% and
insurance policy.                    are  insured  by a  primary  mortgage  insurance  policy.  All  of  the  primary
                                     mortgage   insurance   policies  were  issued  by  Mortgage  Guaranty  Insurance
                                     Corporation,  General Electric Mortgage Insurance  Corporation/Genworth Mortgage
                                     Insurance  Company,  Genworth of N.C.,  Triad Guaranty,  Republic  Mortgage Ins.
                                     N.C., United Guaranty  Residential  Insurance  Company,  PMI Mortgage  Insurance
                                     Company,  CUNA Mutual  Group or Radian  Guaranty  Inc.  If such a mortgage  loan were subject to a foreclosure  and the value of the related  mortgaged  property were not  sufficient to satisfy the mortgage  loan,  payments  under the primary mortgage  insurance  policy would be required to avoid any losses,  or to reduce the losses on, such a mortgage loan.

                                     If the  insurer is unable or refuses to pay a claim,  the amount of such  losses would be allocated to holders of certificates as realized losses.
Limited Obligations

Payments on the mortgage loans are   The  certificates  represent  interests only in the RALI Series 2006-QS12 Trust.
the primary source of payments on    The certificates do not represent an ownership  interest in or obligation of the
your certificates.                   depositor,  the master  servicer or any of their  affiliates.  If proceeds  from the assets of the RALI Series  2006-QS12  Trust are not  sufficient  to make all payments provided for under the pooling and servicing agreement,  investors will have no recourse to the depositor,  the master servicer or any other entity, and will incur losses.
Liquidity Risks

You may have to hold your            A secondary market for your  certificates  may not develop.  Even if a secondary
certificates to maturity if their    market does  develop,  it may not  continue or it may be  illiquid.  Neither the
marketability is limited.            underwriter  nor any other person will have any  obligation  to make a secondary market  in your  certificates.  Illiquidity  means you may not be able to find a buyer to buy your  securities  readily  or at  prices  that will  enable  you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.

                                     The offered certificates may experience illiquidity.

                                     In addition,  you should  consider the impact that the factors  discussed  above under "Risk of  Loss—Recent  developments  in the mortgage  market may adversely affect  the  return  on your  certificates"  may have on the  liquidity  of your certificates.
Bankruptcy Risks

Bankruptcy proceedings could delay   The transfer of the mortgage loans from  Residential  Funding  Company,  LLC, or
or reduce distributions on the       Residential  Funding,  to the depositor is intended by the parties to be and has
certificates.                        been  documented  as a sale.  However,  if  Residential  Funding  were to become bankrupt,  a trustee in bankruptcy could attempt to  recharacterize  the sale of the mortgage  loans as a loan secured by the  mortgage  loans or to  consolidate the  mortgage  loans with the assets of  Residential  Funding.  Any such attempt could  result in a delay in or reduction of  collections  on the mortgage  loans available to make payments on the certificates.

                                     In  addition,  if any  servicer  or the  master  servicer  becomes  bankrupt,  a bankruptcy  trustee or receiver may have the power to prevent the appointment of a successor  servicer or successor master servicer,  as applicable.  Any related delays in servicing  could result in  increased  delinquencies  or losses on the mortgage loans.

The bankruptcy of a borrower may     If a borrower  becomes subject to a bankruptcy  proceeding,  a bankruptcy  court
increase the risk of loss on a       may require  modifications  of the terms of a mortgage  loan without a permanent
mortgage loan.                       forgiveness  of the principal  amount of the mortgage loan.  Modifications  have included  reducing  the amount of each  monthly  payment,  changing  the rate of interest and  altering  the  repayment  schedule.  In  addition,  a court having federal  bankruptcy  jurisdiction may permit a debtor to cure a monetary default relating  to a mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and reinstating  the original  mortgage loan payment schedule,  even  though  the  lender  accelerated  the  mortgage  loan and final judgment of  foreclosure  had been  entered in state court.  In addition,  under the federal  bankruptcy  law, all actions  against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.
Special Yield and Prepayment
Considerations

The yield on your certificates       The yield to maturity on the  offered  certificates  will depend on a variety of
will vary depending on the rate of   factors, including:
prepayments.
                                     •         the rate and  timing of  principal  payments  on the  mortgage  loans, including prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

                                     •         the  allocation of principal  payments on the mortgage loans among the various classes of certificates;

                                     •        the pass-through rate for that class;

                                     •        interest shortfalls due to mortgagor prepayments; and

                                     •        the purchase price of that class.

                                     The rate of prepayments  is one of the most  important and least  predictable of these  factors.  No assurances  are given that the mortgage loans will prepay at any particular rate.

                                     In addition,  the master servicer may, in some cases, purchase any mortgage loan or contract that is at least three months  delinquent.  Such  repurchases  would increase the prepayment rates on the mortgage loans.

                                     In  general,  if  you  purchase  a  certificate  at  a  price  higher  than  its outstanding  certificate  principal balance and principal  distributions on your certificate  occur faster than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you purchase a certificate at a  price  lower  than  its  outstanding  certificate  principal  balance  and principal  distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

The rate of prepayments on the       Since  mortgagors,  in most cases,  can prepay their mortgage loans at any time,
mortgage loans will vary depending   the rate and timing of principal  distributions on the offered  certificates are
on future market conditions and      highly  uncertain  and are dependent  upon a wide variety of factors,  including
other factors.                       general  economic  conditions,  interest rates,  the availability of alternative
                                     financing  and  homeowner  mobility.   Generally,  when  market  interest  rates
                                     increase,  borrowers are less likely to prepay their mortgage loans.  This could result in a slower  return  of  principal  to you at a time when you might  have been  able to  reinvest  your  funds  at a  higher  rate of  interest  than  the pass-through  rate on your  class  of  certificates.  On the  other  hand,  when market  interest rates  decrease,  borrowers are generally more likely to prepay their mortgage  loans.  This could result in a faster return of principal to you at a time when you might not be able to reinvest  your funds at an interest rate as high as the pass-through rate on your class of certificates.

                                     Refinancing  programs,   which  may  involve  soliciting  all  or  some  of  the
                                     mortgagors  to  refinance  their  mortgage  loans,  may  increase  the  rate  of prepayments on the mortgage  loans.  These  refinancing  programs may be offered by the master  servicer,  any subservicer or their  affiliates,  and may include streamlined  documentation programs.  Streamlined documentation programs involve less  verification of underwriting  information than  traditional  documentation programs.  Approximately  0.4%,  1.0% and 0.9% of the reference  date  principal balances  of the  group I loans,  the  group II  loans  and all of the  mortgage loans, respectively, were originated under streamlined documentation programs.

                                     See  "Description  of the Mortgage  Pool—The  Program"  and  "Certain  Yield and
                                     Prepayment  Considerations"  in this  prospectus  supplement  and  "Maturity and
                                     Prepayment Considerations" in the prospectus.

The mortgage loans with interest     As of the reference date,  approximately  48.1% of the group I loans require the
only payments may affect the yield   related  borrowers  to  make  monthly  payments  of  accrued  interest,  but not
on the offered certificates.         principal,   for  the  first  ten  years  following  the  date  of  origination;
                                     approximately  0.1%,  39.1% and 0.1% of the group II loans  require  the related borrowers to make monthly payments of accrued interest,  but not principal,  for the first five years, ten years and fifteen years,  respectively,  following the date of  origination;  and  approximately  0.1%,  41.3%  and  0.1% of all of the mortgage  loans  require  the  related  borrowers  to make  monthly  payments of accrued  interest,  but not principal,  for the first five years,  ten years and fifteen  years,  respectively,  following  the date of  origination.  After  the interest only period,  the borrower's  monthly  payment will be  recalculated to cover both  interest and  principal  so that the  mortgage  loan will be paid in full by its final payment date. As a result,  if the monthly payment  increases, the  related  borrower  may  not be able to pay  the  increased  amount  and may default or may refinance the loan to avoid the higher payment.

                                     In addition,  because no scheduled principal payments are required to be made on these  mortgage  loans  for a period  of time,  the  offered  certificates  will receive smaller scheduled principal  distributions  during that period than they would have  received  if the related  borrowers  were  required to make  monthly payments of interest and principal from  origination  of these  mortgage  loans.
                                     Absent other  considerations,  this slower rate of principal  distributions will result in longer weighted average lives of the offered  certificates  than would otherwise be the case if none of the mortgage loans had interest only periods.

The return on your certificates      The  Servicemembers  Civil  Relief Act, or the Relief  Act,  provides  relief to
could be reduced by shortfalls due   borrowers who enter active  military  service and to borrowers in reserve status
to the Servicemembers Civil Relief   who are called to active  duty after the  origination  of their  mortgage  loan.
Act.                                 Current or future  military  operations  of the United  States may  increase the number of borrowers who may be in active military service,  including persons in reserve  status  who may be called to  active  duty.  The  Relief  Act  provides generally  that a  borrower  who is covered by the Relief Act may not be charged interest on a mortgage  loan in excess of 6% per annum  during the period of the borrower's  active duty. Any resulting  interest  shortfalls are not required to be  paid  by the  borrower  at any  future  time.  The  master  servicer  is not required to advance these shortfalls as delinquent payments,  and the shortfalls are  not  covered  by any  form  of  credit  enhancement  on  the  certificates.
                                     Interest  shortfalls on the mortgage loans due to the  application of the Relief
                                     Act or similar  legislation  or  regulations  will be applied to reduce  accrued interest on each class of the certificates on a pro rata basis.

                                     The  Relief Act also  limits  the  ability of the  servicer  to  foreclose  on a mortgage  loan during the  borrower's  period of active duty and, in some cases, during an additional three month period  thereafter.  As a result,  there may be delays in payment and increased  losses on the mortgage loans.  Those delays and increased  losses will be borne  primarily by the class of  certificates  with a certificate  principal  balance  greater  than  zero  with  the  lowest  payment priority.

                                     We do not know how many  mortgage  loans  have  been or may be  affected  by the application of the Relief Act or similar legislation or regulations.

                                     See the definition of Accrued  Certificate  Interest under  "Description  of the
                                     Certificates—Glossary  of  Terms" in this  prospectus  supplement  and  "Certain
                                     Legal Aspects of Mortgage Loans and  Contracts—Servicemembers  Civil Relief Act"
                                     in the prospectus.

The yield on your certificates       The  certificates  of  each  class  have  different  yield   considerations  and
will be affected by the specific     different sensitivities to the rate and timing of principal  distributions.  The
terms that apply to that class,      following  is a  general  discussion  of  yield  considerations  and  prepayment
discussed below.                     sensitivities of some classes of certificates.

                                     See "Yield and Prepayment Considerations" in this prospectus supplement.

Senior Certificates                  The Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4  Certificates,  or the
                                     Class I-A  Certificates,  and the Class R-I  Certificates  will receive payments primarily  from the group I loans,  and the Class II-A-1,  Class  II-A-2,  Class
                                     II-A-3,  Class II-A-4,  Class II-A-5,  Class II-A-6, Class II-A-7, Class II-A-8,
                                     Class II-A-9, Class II-A-10,  Class II-A-11, Class II-A-12, Class II-A-13, Class
                                     II-A-14,  Class II-A-15,  Class II-A-16,  Class II-A-17, Class II-A-18 and Class
                                     II-A-19   Certificates,   or  the  Class  II-A  Certificates,   and  Class  R-II
                                     Certificates will receive payments primarily from the group II loans.

                                     The Class I-A Certificates and Class II-A Certificates,  other than the Interest
                                     Only  Certificates,  are subject to various priorities for payment of principal.
                                     Distributions  of  principal  on the  Class  I-A  Certificates  and  Class  II-A
                                     Certificates  entitled to principal  distributions  with an earlier  priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans in the related loan group early in the life of the  mortgage  pool.  Those  classes of Class I-A  Certificates  and Class II-A  Certificates  entitled to  principal distributions  with a later priority of payment will be affected by the rates of prepayment  of the  mortgage  loans in the related loan group  experienced  both before and after the  commencement of principal  distributions on those classes, and will be more  likely to be  affected  by losses  on the  mortgage  loans not covered by the credit  enhancement since these classes will be outstanding for a longer period of time.

                                     See  "Description  of the  Certificates—Principal  Distributions  on the  Senior
                                     Certificates" in this prospectus supplement.

Class I-A-2 Certificates             INVESTORS   IN  THE  CLASS  I-A-2   CERTIFICATES   SHOULD  BE  AWARE  THAT  SUCH
                                     CERTIFICATES   MAY  NOT  BE  AN  APPROPRIATE   INVESTMENT  FOR  ALL  PROSPECTIVE
                                     INVESTORS,  ESPECIALLY FOR AN INVESTOR  REQUIRING A DISTRIBUTION OF A PARTICULAR
                                     AMOUNT OF PRINCIPAL OR INTEREST ON A SPECIFIC DATE OR DATES.

Class I-A-4, Class II-A-4 and        It is not  expected  that the Class I-A-4,  Class  II-A-4 and the Class  II-A-10
Class II-A-10 Certificates           Certificates  will receive any distributions of principal until the distribution date in October  2011.  On or after the  distribution  date in October  2011 but before the distribution date in October 2015, the Class I-A-4,  Class II-A-4 and
                                     Class II-A-10  Certificates may receive a portion of principal  payments that is smaller  than a pro rata  share of such  principal  payments.  Accordingly,  the
                                     Class I-A-4,  Class  II-A-4 and Class  II-A-10  Certificates  are more likely to experience losses than if they were to receive  distributions of principal prior to the distribution date in October 2011.

Class II-A-10 Certificates           Investors in the Class II-A-10  Certificates should be aware that most losses on the mortgage loans otherwise  allocable to the Class II-A-7 Certificates will be allocated to the Class II-A-10  Certificates.  Therefore,  the yield to maturity on the  Class  II-A-10  Certificates  will  be  extremely  sensitive  to  losses otherwise allocable to the Class II-A-7 Certificates.

  Class II-A-1, Class II-A-2, Class   The pass-through rate on the Class II-A-1,  Class II-A-5,  Class II-A-7,  Class
  II-A-5, Class II-A-6, Class         II-A-9,  Class  II-A-12 and Class  II-A-15  Certificates  will vary with LIBOR,
  II-A-7, Class II-A-8,   Class       subject  to the  limitations  described  in  this  prospectus  supplement.  The
  II-A-9, Class II-A-12, Class        pass-through  rate on the Class  II-A-2,  Class  II-A-6,  Class  II-A-8,  Class
  II-A-13, Class II-A-14, Class       II-A-13,  Class II-A-14 and Class II-A-16 Certificates will vary inversely with
  II-A-15 and Class II-A-16           LIBOR,  subject to the  limitations  described in this  prospectus  supplement.
  Certificates                        Therefore,  the yields to investors on the Class II-A-1,  Class  II-A-5,  Class
                                      II-A-7,  Class II-A-9,  Class II-A-12 and Class  II-A-15  Certificates  will be sensitive to  fluctuations in the level of LIBOR,  and the Class II-A-2,  Class
                                      II-A-6,  Class  II-A-8,  Class  II-A-13,   Class  II-A-14,  and  Class  II-A-16
                                      Certificates will be extremely sensitive to fluctuations in the level of LIBOR.

  Class II-A-1, Class II-A-5 and     If LIBOR for any interest  accrual  period  exceeds  5.55% per annum,  the yield
  Class II-A-7 Certificates          maintenance  agreement  provider  will be  required  to make a  payment  that is intended to  partially  mitigate  the risk to the  investors in the Class II-A-1
                                     Certificates  that the  pass-through  rate on their  certificates  will be lower than LIBOR plus the related  margin.  If LIBOR for any interest  accrual  period exceeds  6.00% per  annum,  the yield  maintenance  agreement  provider  will be required to make a payment  that is intended to  partially  mitigate the risk to the investors in the Class II-A-5  Certificates  that the  pass-through  rate on their  certificates  will be lower than LIBOR plus the related margin.  If LIBOR for any interest accrual period exceeds 5.85% per annum,  the yield  maintenance agreement  provider  will be  required  to make a payment  that is  intended  to partially  mitigate the risk to the  investors in the Class II-A-7  Certificates that the pass-through  rate on their  certificates will be lower than LIBOR plus the  related  margin.  However,  the amount  payable to the holders of the Class
                                     II-A-1,  Class  II-A-5  and Class  II-A-7  Certificates  is based on a  notional amount equal to the lesser of the related  certificate  principal balance of the
                                     Class II-A-1, Class II-A-5 and Class II-A-7 Certificates,  as applicable, and an amount  determined  based on an  assumed  rate of  prepayments  on the  mortgage loans.  Accordingly,  if  prepayments  occur at a slower rate than assumed,  the amount payable to the holders of the Class II-A-1,  Class II-A5 and Class II-A-7
                                     Certificates  will be less than the amount of interest  that would accrue on the related  certificate  principal  balance of those  certificates at the excess of
                                     LIBOR over (i) with respect to the Class II-A-1  Certificates,  5.55% per annum,
                                     (ii) with  respect  to the  Class II-A-5  Certificates,  6.00%  per  annum,  and
                                     (iii) with  respect  to the  Class II-A-7  Certificates,  5.85%  per  annum.  In addition,  no  additional  amounts  are  payable  under  the  yield  maintenance agreement  with respect to (i) the  Class II-A-1  Certificates  if LIBOR exceeds
                                     8.80% per annum, (ii) the  Class II-A-5  Certificates if LIBOR exceeds 9.25% per annum, or (iii) the Class II-A-7 Certificates if LIBOR exceeds 11.35% per annum.

                                     Amounts  payable by the yield  maintenance  agreement  provider will be based on the amount  determined  by the assumed rate of  prepayments.  Amounts paid under the yield maintenance  agreement  relating to the Class II-A-1  Certificates and
                                     Class  II-A-5  Certificates  in excess of amounts  payable  on the Class  II-A-1
                                     Certificates  or Class  II-A-5  Certificates  on any  distribution  date will be released to Credit  Suisse  Securities  (USA) LLC and will not be available  for payments  to the  holders  of the  Class  II-A-1  Certificates  or Class  II-A-5
                                     Certificates.  Amounts paid under the yield  maintenance  agreement  relating to the Class II-A-7  Certificates  in excess of amounts payable on the Class II-A-7
                                     Certificates on any distribution  date will be deposited in a yield  maintenance reserve  fund.  Any  amount by which the  amount  paid by the yield  maintenance agreement  provider is less than the  difference  between LIBOR plus the related margin  and 6.50% per annum on the  certificate  principal  balance of the Class
                                     II-A-7  Certificates on any future date may be paid on that distribution date to the holders of the Class II-A-7  Certificates from funds on deposit in the yield
                                     maintenance    reserve   fund   as   described   under   "Description   of   the
                                     Certificates—The Yield Maintenance Agreement" in this prospectus supplement.

                                     The yield  maintenance  agreement  with  respect  to the Class  II-A-1 and Class
                                     II-A-7  Certificates  will terminate after the distribution date in January 2009
                                     and  the  yield   maintenance   agreement  with  respect  to  the  Class  II-A-5
                                     Certificates  will terminate after the  distribution  date in April 2018.  After the  distribution  date in  January  2009,  the  pass-through  rate on the Class
                                     II-A-1  Certificates will be subject to a maximum rate of 6.25% per annum. After the distribution  date in April 2018, the pass-through  rate on the Class II-A-5
                                     Certificates  will be  subject to a maximum  rate of 6.25% per annum.  After the distribution  date in January 2009,  the  pass-through  rate on the Class II-A-7
                                     Certificates will be subject to a maximum rate of 6.50% per annum.

                                     See "Description of the  Certificates—The  Yield Maintenance  Agreement" in this prospectus supplement.

  Class I-A-3, Class II-A-2, Class   Investors in the Class I-A-3, Class II-A-2,  Class II-A-6,  Class II-A-8,  Class
  II-A-6, Class II-A-8, Class        II-A-13,  Class II-A-16,  Class II-A-17 and Class II-A-19 Certificates should be
  II-A-13, Class II-A-16, Class      aware that the yield on such  Certificates  will be  extremely  sensitive to the
  II-A-17 and Class II-A-19          rate and timing of principal  payments on the mortgage loans in the related loan
  Certificates                       group,  and that rate may  fluctuate  significantly  over  time.  A faster  than expected  rate of  principal  payments  on the group I loans may have an adverse effect on the yield to investors in the Class I-A-3  Certificates,  and a faster than  expected  rate of  principal  payments  on the  group II loans may have an adverse  effect on the yield to investors  in the Class  II-A-2,  Class  II-A-6,
                                     Class II-A-8,  Class  II-A-13,  Class  II-A-16,  Class II-A-17 and Class II-A-19
                                     Certificates,  and could result in their  failure to fully recover their initial investments.

Class A-P Certificates               The Class A-P  Certificates  will  receive a portion of the  principal  payments only on the  mortgage  loans that have net  mortgage  rates  lower  than  6.50%.
                                     Therefore,  the yield on the Class A-P Certificates will be extremely  sensitive to the rate and timing of  principal  prepayments  and  defaults on the mortgage loans that have net mortgage rates lower than 6.50%.

                                     Mortgage  loans with lower  mortgage  rates are less  likely to be prepaid  than mortgage loans with higher  mortgage  rates.  If prepayments of principal on the mortgage  loans that have net  mortgage  rates  lower than 6.50% occur at a rate slower than an investor  assumed at the time of purchase,  the investor's  yield on the Class A-P Certificates will be adversely affected.

Class A-V Certificates               The Class A-V Certificates  will receive a portion of the interest payments only from the  mortgage  loans  that  have net  mortgage  rates  higher  than  6.50%.
                                     Therefore,  the yield on the Class A-V Certificates will be extremely  sensitive to the rate and timing of  principal  prepayments  and  defaults on the mortgage loans that have net mortgage rates higher than 6.50%.

                                     Mortgage  loans with higher  mortgage  rates are more likely to be prepaid  than mortgage  loans with lower mortgage  rates.  If the mortgage loans that have net mortgage  rates  higher than 6.50% are prepaid at a rate faster than an investor assumed  at the time of  purchase,  the  yield to  investors  in the  Class  A-V
                                     Certificates   will  be   adversely   affected.   Investors  in  the  Class  A-V
                                     Certificates  should fully consider the risk that a rapid rate of prepayments on the mortgage  loans that have net mortgage  rates higher than 6.50% could result in the failure of such investors to fully recover their investments.

Class M Certificates                 The  yield to  investors  in each  class  of the  Class M  Certificates  will be sensitive  to the rate and  timing  of losses on the  mortgage  loans,  if those losses are not covered by a more  subordinate  class of Class M Certificates  or the Class B Certificates.

                                     It is not expected that the Class M Certificates  will receive any distributions of principal  prepayments  until the  distribution  date in October  2011. On or after  that  date,  all  or a  disproportionately  large  portion  of  principal prepayments  on the mortgage  loans may be allocated to the senior  certificates as described in this  prospectus  supplement,  and none or a  disproportionately small portion of principal  prepayments on the mortgage loans may be paid to the holders of the Class M Certificates and Class B Certificates.  As a result,  the weighted  average  lives of the Class M  Certificates  may be longer  than would otherwise be the case.

                                     See "Summary––Credit  Enhancement––Allocation of Losses" and "Description of the
                                     Certificates—Allocation of Losses; Subordination" in this prospectus supplement.

The recording of mortgages in the    The  mortgages or  assignments  of mortgage for many of the mortgage  loans have
name of MERS may affect the yield    been  or may be  recorded  in  the  name  of  Mortgage  Electronic  Registration
on the certificates.                 Systems,  Inc., or MERS, solely as nominee for the originator and its successors
                                     and  assigns.   Subsequent   assignments  of  those   mortgages  are  registered
                                     electronically  through the MERS®  System.  However,  if MERS  discontinues  the
                                     MERS® System and it becomes  necessary to record an  assignment  of the mortgage to the trustee,  then any related  expenses  shall be paid by the trust and will reduce the amount  available  to pay  principal  of and interest on the class or classes of certificates  with certificate  principal  balances greater than zero with the lowest payment priorities.

                                     The  recording of mortgages in the name of MERS is a relatively  new practice in the  mortgage  lending  industry.  Public  recording  officers and others in the mortgage industry may have limited,  if any,  experience with lenders seeking to
                                     foreclose   mortgages,   assignments   of  which  are   registered   with  MERS.
                                     Accordingly,  delays  and  additional  costs  in  commencing,   prosecuting  and
                                     completing  foreclosure  proceedings  and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the distribution of liquidation  proceeds to  certificateholders  and increase the amount of losses on the mortgage loans.

                                     For  additional   information   regarding   MERS  and  the  MERS®  System,   see
                                     "Description of the Mortgage  Pool—Mortgage Pool  Characteristics"  and "Certain
                                     Yield  and  Prepayment   Considerations"  in  this  prospectus   supplement  and
                                     "Description   of  the   Certificates—Assignment   of  Mortgage  Loans"  in  the
                                     prospectus.

                                                  Issuing Entity

     The  depositor  established  a trust with respect to Series  2006-QS12 on the  issuance  date,  under a series supplement,  dated as of September 1, 2006, to the standard terms of pooling and servicing  agreement,  dated as of
March 1, 2006,  among the depositor,  the master servicer and the trustee.  The pooling and servicing  agreement is governed by the laws of the State of New York.  On the issuance  date,  the  depositor  deposited  into the trust a pool of  mortgage  loans that in the  aggregate  constitutes  a mortgage  pool,  secured by first  liens on one- to four-family  residential  properties with terms to maturity of not more than 30 years.  The trust does not have any additional  equity.  The  pooling  and  servicing  agreement  authorizes  the trust to engage  only in selling  the certificates  in exchange for the mortgage loans,  entering into and performing its  obligations  under the pooling and servicing agreement,  activities necessary,  suitable or convenient to such actions and other activities as may
be   required   in   connection   with  the   conservation   of  the  trust  fund  and  making   distributions   to
certificateholders.  The  mortgage  pool was divided  into the  following  two loan  groups:  loan group I and loan group II.

     The pooling and servicing  agreement  provides  that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right, title and interest of the depositor in and to the mortgage loans.  Furthermore,  the pooling and servicing  agreement states that, although it is intended that the conveyance by the  depositor to the trustee of the  mortgage  loans be construed  as a sale,  the  conveyance  of the mortgage loans shall also be deemed to be a grant by the  depositor  to the trustee of a security  interest in the  mortgage loans and related collateral.

     Some  capitalized  terms used in this prospectus  supplement have the meanings given below under  "Description of the Certificates—Glossary of Terms" or in the prospectus under "Glossary."

                                            Sponsor and Master Servicer

     Residential  Funding  Company,  LLC, a Delaware limited  liability  company,  buys residential  mortgage loans under several loan purchase programs from mortgage loan originators or sellers  nationwide,  including  affiliates, that meet its  seller/servicer  eligibility  requirements  and services  mortgage loans for its own account and for others.  See "The  Trusts—Mortgage  Collateral  Sellers" and  "—Qualifications  of Sellers" in the prospectus for a general description of applicable  seller/servicer  eligibility  requirements.  Residential Funding Company,  LLC's principal executive offices are located at One Meridian  Crossings,  Suite 100,  Minneapolis,  Minnesota 55423. Its
telephone  number is (952) 857-7000.  Residential  Funding Company,  LLC conducts  operations from its headquarters in Minneapolis  and from offices  located  primarily in California,  Texas,  Maryland,  Pennsylvania  and New York.
Residential Funding Company, LLC finances its operations primarily through its securitization program.

     Residential  Funding  Company,  LLC converted  from a Delaware  corporation  to a Delaware  limited  liability company  on  October  6,  2006.  Residential  Funding  Company,  LLC was  formerly  known  as  Residential  Funding
Corporation.  Residential  Funding  Company,  LLC was  founded  in 1982 and began  operations  in 1986,  acquiring, servicing  and  securitizing  residential  jumbo  mortgage  loans  secured  by first  liens on one- to  four-family residential properties.  GMAC LLC, formerly known as General Motors Acceptance  Corporation,  purchased Residential
Funding Company,  LLC in 1990. In 1995,  Residential Funding Company,  LLC expanded its business to include "Alt-A"
first  lien  mortgage  loans,  such  as  some of the  mortgage  loans  described  in  this  prospectus  supplement.
Residential  Funding  Company,  LLC also began to acquire and service  "subprime",  closed-end and revolving  loans secured by second liens in 1995.

     On November 21, 2007,  Moody's  Investors  Service,  Inc.,  or Moody's,  reduced the servicer  quality  rating
("SQ") of Residential Funding as a master servicer of residential  mortgage loans to SQ1- from SQ1 and placed these ratings on review for possible  further  downgrade.  The  downgrade  was prompted by Moody's  rating  action on the senior  unsecured  debt  rating of the parent  corporation,  Residential  Capital,  LLC,  which was  downgraded  on
November  1,  2007,  to Ba3 from  Ba1.  Based  on the  rating  action,  Moody's  lowered  its  servicing  stability assessment for the master servicing operations to average from above average.

     Moody's SQ rating for master servicers  represents its view of a master servicer's  ability to report servicer activity to trustees or investors  and oversee the  performance  and  reporting  of  underlying  servicers.  The SQ rating  scale  takes  into  account  servicing  stability  which  is a  combination  of the  company's  operational stability,  financial stability, and the ability to respond to changing market conditions.  The rating scale ranges from SQ1 (strong) to SQ5 (weak).

     The  following  tables set forth the  aggregate  principal  balance of  publicly  offered  securitizations  of mortgage  loans  sponsored  by  Residential  Funding  Company,  LLC for the past five years and for the nine months ended September 30, 2007,  calculated as of year end or quarter end, as applicable.  Residential  Funding  Company,
LLC  sponsored   approximately   $31.6  billion  and  $2.8  billion  in  initial  aggregate  principal  balance  of mortgage-backed  securities in the 2002 calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  Residential Funding Company,  LLC sponsored  approximately $61.8 billion and $3.0 billion in initial aggregate  principal balance of  mortgage-backed  securities in the 2006 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The percentages shown under "Percentage  Change from
Prior  Year"  represent  the ratio of (a) the  difference  between  the  current and prior year volume over (b) the prior year volume.

                                             Sponsor Securitization Experience

 First Lien Mortgage Loans
                                                                                                                          Nine
Volume  by                                                                                                            Months Ended
Principal Balance                         2002            2003            2004            2005           2006            9/30/07
_____________________________________________________________________________________________________________________________________
Prime Mortgages(1)                  $16,177,753,813 $18,964,072,062 $11,953,278,792 $24,149,038,614  $40,241,885,054 $22,403,276,926
Non Prime Mortgages(2)              $15,475,700,554 $27,931,235,627 $24,408,531,445 $27,928,496,334  $21,581,547,796 $ 5,446,134,747
Total                               $31,653,454,367 $46,895,307,689 $36,361,810,237 $52,077,534,948  $61,823,432,850 $27,849,411,673

Prime Mortgages(1)                  51.11%          40.44%          32.87%          46.37%           65.09%          80.44%
Non Prime Mortgages(2)              48.89%          59.56%          67.13%          53.63%           34.91%          19.56%
Total                               100.00%         100.00%         100.00%         100.00%          100.00%         100.00%

Percentage Change  from Prior
Year(3)
Prime Mortgages(1)                  (1.28)%         17.22%          (36.97)%        102.03%          66.64%          -
Non Prime Mortgages(2)              104.52%         80.48%          (12.61)%        14.42%           (22.73)%        -
Total                               32.14%          48.15%          (22.46)%        43.22%           18.71%          -

Junior Lien Mortgage Loans
                                                                                                                            Nine
                                                                                                                         Months Ended
   Volume  by Principal Balance             2002            2003            2004           2005           2006             9/30/07
_______________________________________________________________________________________________________________________________________
   Prime Mortgages(1)                 $2,875,005,049  $3,207,008,585  $2,085,015,925  $2,409,506,573 $3,012,549,922   $2,933,100,838
   Non Prime Mortgages(2)             -               -               -               -              -                -
   Total                              $2,875,005,049  $3,207,008,585  $2,085,015,925  $2,409,506,573 $3,012,549,922   $2,933,100,838

   Prime Mortgages(1)                 100.00%         100.00%         100.00%         100.00%        100.00%          100.00%
   Non Prime Mortgages(2)             -               -               -               -              -                -
   Total                              100.00%         100.00%         100.00%         100.00%        100.00%          100.00%

   Percentage Change from Prior
   Year(3)
   Prime Mortgages(1)                 17.90%          11.55%          (34.99)%        15.56%         25.03%           -
   Non Prime Mortgages(2)             -               -               -               -              -                -
   Total                              17.90%          11.55%          (34.99)%        15.56%         25.03%           -

(1)     Product  originated  under the Jumbo,  Alt-A,  High Loan to Value First Lien  programs and Closed End Home
Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)     Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are  included  under First Lien  Mortgage  Loans—Non-  Prime  Mortgages  because  these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                       Nine
                                                                                                                      Months
                                                                                                                      Ended
Volume by Number of Loans                   2002           2003           2004           2005           2006         9/30/07
____________________________________________________________________________________________________________________________________
Prime Mortgages(1)                         68,077         86,166         55,773         91,631         141,188        66,717
Non Prime Mortgages(2)                     136,789        200,446        170,696        173,796        132,069        30,514
Total                                      204,866        286,612        226,469        265,427        273,257        97,231

Prime Mortgages(1)                         33.23%         30.06%         24.63%         34.52%         51.67%         68.62%
Non Prime Mortgages(2)                     66.77%         69.94%         75.37%         65.48%         48.33%         31.38%
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%        100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         17.87%         26.57%         (35.27)%       64.29%         54.08%         -
Non Prime Mortgages(2)                     91.47%         46.54%         (14.84)%       1.82%          (24.01)%       -
Total                                      58.56%         39.90%         (20.98)%       17.20%         2.95%          -

Junior Lien Mortgage Loans
                                                                                                                         Nine
                                                                                                                         Months
        Volume by Number of Loans              2002           2003           2004           2005           2006      Ended 9/30/07
____________________________________________________________________________________________________________________________________
Prime Mortgages(1)                         73,188         84,962         51,614         53,071         60,951        54,120
Non Prime Mortgages(2)                     -              -              -              -              -             -
 Total                                      73,188         84,962         51,614         53,071         60,951        54,120

Prime Mortgages(1)                         100.00%        100.00%        100.00%        100.00%        100.00%       100.00%
Non Prime Mortgages(2)                     -              -              -              -              -             -
Total                                      100.00%        100.00%        100.00%        100.00%        100.00%       100.00%

Percentage Change from Prior Year(3)
Prime Mortgages(1)                         16.26%         16.09%         (39.25)%       2.82%          14.85%        -
Non Prime Mortgages(2)                     -              -              -              -              -             -
Total                                      16.26%         16.09%         (39.25)%       2.82%          14.85%        -

(1)     Product  originated  under the Jumbo,  Alt-A,  High Loan to Value First Lien  programs and Closed End Home
Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)     Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are  included  under First Lien  Mortgage  Loans—Non-  Prime  Mortgages  because  these types of loans are securitized together in the same mortgage pools.
(3)     Represents year to year growth or decline as a percentage of the prior year's volume.

          The following tables set forth the outstanding  principal  balance,  calculated as of year end or quarter end, as applicable,  of mortgage loans master serviced by Residential Funding Company,  LLC for the past five years and for the nine months ended  September 30, 2007,  and the number of such loans for the same periods.  Residential
Funding  Company,  LLC was the master  servicer of a residential  mortgage loan  portfolio of  approximately  $68.1 billion and $4.1 billion in outstanding  principal  balance as of the end of the 2002 calendar year backed by first lien  mortgage  loans and junior lien  mortgage  loans,  respectively.  Residential  Funding  Company,  LLC was the master  servicer of a  residential  mortgage loan  portfolio of  approximately  $140.1  billion and $8.5 billion in outstanding  principal as of the end of the 2006 calendar year backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                       Master Servicer Servicing Experience
First Lien Mortgage Loans
                                                                                                                                Nine
Volume by                                                                                                                    Months Ended
Principal Balance                     2002             2003              2004              2005               2006             9/30/07
___________________________________________________________________________________________________________________________________________
Prime Mortgages(1)              $43,282,264,857   $33,749,084,171  $32,453,682,854   $ 47,935,800,813   $ 83,052,457,702    $ 99,075,920,638
Non Prime Mortgages(2)          $24,910,565,613   $39,334,697,127  $50,509,138,736   $ 53,938,083,312   $ 57,013,557,376    $ 53,052,082,172
Total                           $68,192,830,470   $73,083,781,298  $82,962,821,590   $101,873,884,125   $140,066,015,078    $152,128,002,810

Prime Mortgages(1)              63.47%            46.18%           39.12%            47.05%             59.30%              65.13%
Non Prime Mortgages(2)          36.53%            53.82%           60.88%            52.95%             40.70%              34.87%
Total                           100.00%           100.00%          100.00%           100.00%            100.00%             100.00%

Percentage  Change from Prior
Year(3)
Prime Mortgages(1)              (15.75)%          (22.03)%         (3.84)%           47.71%             73.26%              -
Non Prime Mortgages(2)          51.62%            57.90%           28.41%            6.79%              5.70%               -
Total                           0.57%             7.17%            13.52%            22.79%             37.49%              -

Junior Lien Mortgage Loans
                                                                                                                                Nine
Volume by                                                                                                                    Months Ended
Principal Balance                     2002             2003              2004              2005               2006             9/30/07
___________________________________________________________________________________________________________________________________________
Prime Mortgages(1)              $4,102,615,571    $4,365,319,862   $5,135,640,057    $5,476,133,777     $8,536,345,778     $7,327,610,630
Non Prime Mortgages(2)          -                 -                -                 -                  -                  -
Total                           $4,102,615,571    $4,365,319,862   $5,135,640,057    $5,476,133,777     $8,536,345,778     $7,327,610,630

Prime Mortgages(1)              100.00%           100.00%          100.00%           100.00%            100.00%            100.00%
Non Prime Mortgages(2)          -                 -                -                 -                  -                  -
Total                           100.00%           100.00%          100.00%           100.00%            100.00%            100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)              16.79%            6.40%            17.65%            6.63%              55.88%             -
Total                           16.79%            6.40%            17.65%            6.63%              55.88%             -

(1)      Product originated under the Jumbo,  Alt-A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)      Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior  liens  are  included  under  First  Lien  Mortgage  Loans—Non-Prime  Mortgages  because  these  types of loans  are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                                          Nine
                                                                                                                       Months Ended
Volume  by Number of Loans       2002              2003              2004              2005              2006            9/30/07
_________________________________________________________________________________________________________________________________________
Prime Mortgages(1)              202,938          168,654           156,745           201,903           312,825           354,313
Non Prime Mortgages(2)          242,625          341,863           414,639           411,550           405,577           356,890
Total                           445,563          510,517           571,384           613,453           718,402           711,203

Prime Mortgages(1)              45.55%           33.04%            27.43%            32.91%            43.54%            49.82%
Non Prime Mortgages(2)          54.45%           66.96%            72.57%            67.09%            56.46%            50.18%
Total                           100.00%          100.00%           100.00%           100.00%           100.00%           100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)              (14.71)%         (16.89)%          (7.06)%           28.81%            54.94%            -
Non Prime Mortgages(2)          44.37%           40.90%            21.29%            (0.74)%           (1.45)%           -
Total                           9.74%            14.58%            11.92%            7.36%             17.11%            -

Junior Lien Mortgage Loans
                                                                                                                            Nine
                                                                                                                        Months Ended
Volume by Number of Loans        2002              2003              2004              2005               2006            9/30/07
_________________________________________________________________________________________________________________________________________
Prime Mortgages(1)             118,773            127,833          147,647           143,713            199,652            164,753
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -
Total                          118,773            127,833          147,647           143,713            199,652            164,753

Prime Mortgages(1)             100.00%            100.00%          100.00%           100.00%            100.00%            100.00%
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -
Total                          100.00%            100.00%          100.00%           100.00%            100.00%            100.00%

Percentage Change  from
Prior Year(3)
Prime Mortgages(1)             14.16%             7.63%            15.50%            (2.66)%            38.92%             -
Non Prime Mortgages(2)         -                  -                -                 -                  -                  -
Total                          14.16%             7.63%            15.50%            (2.66)%            38.92%             -

(1)      Product  originated under the Jumbo,  Alt-A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity  Revolving Credit Line Loan Junior Lien programs.
(2)      Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included under First Lien Mortgage  Loans—Non-Prime  Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)      Represents year to year growth or decline as a percentage of the prior year's volume.

     Residential  Funding  Company,  LLC's overall  procedures  for  originating  and acquiring  mortgage loans are described  under  "Description  of the  Mortgage  Pool—The  Program"  in this  prospectus  supplement.  Residential
Funding Company,  LLC's material role and responsibilities in this transaction,  including as master servicer,  are described in the prospectus under "The  Trusts—Qualifications  of Sellers" and "The  Trusts—Repurchases of Mortgage
Collateral"  and in this  prospectus  supplement  under "Pooling and Servicing  Agreement—The  Master  Servicer and
Subservicer—Master Servicer."

     Residential  Funding Company,  LLC's  wholly-owned  subsidiary,  Homecomings  Financial,  LLC, or Homecomings, originated  and sold to  Residential  Funding  Company,  LLC  approximately  22.1%,  31.2% and 29.0% of the group I loans,  the group II loans and all of the mortgage loans,  respectively,  by principal  balance as of the reference date,  included in the mortgage pool. GMAC Mortgage,  LLC originated and sold to Residential  Funding Company,  LLC approximately  4.3%,  3.7%  and  3.8% of the  group  I  loans,  group  II  loans  and  all of the  mortgage  loans, respectively,  by principal  balance as of the reference  date,  included in the mortgage pool.  See  "Affiliations
Among  Transaction   Parties,"   "Description  of  the  Mortgage   Pool—Originators"  and  "Pooling  and  Servicing
Agreement—The Master Servicer and Subservicers" in this prospectus supplement.

                                       Affiliations Among Transaction Parties

     The diagram below illustrates the various relationships among the affiliated transaction parties.

                                         Description of the Mortgage Pool

General

     The mortgage pool  consisted of 2,685  mortgage loans with an aggregate  principal  balance  outstanding as of the  cut-off  date,  after  deducting  payments  of  principal  due  during  the  month  of the  cut-off  date,  of approximately  $541,291,677.  The  mortgage  pool  consists of 2,204  mortgage  loans with an  aggregate  principal balance  outstanding as of the reference date,  after  deducting  payments of principal due during the month of the reference date, of approximately $424,164,277.

     The mortgage loans are secured by first liens on fee simple interests in one-to  four-family  residential real properties  and, in the case of  approximately  0.1% of the  mortgage  loans,  an  interest  in shares  issued by a cooperative  apartment  corporation and the related  proprietary  lease. The property securing the mortgage loan is referred to as the  mortgaged  property.  The  mortgage  pool  consists  of  conventional,  fixed-rate,  first lien mortgage  loans with terms to maturity of not more than 30 years from the date of  origination.  The mortgage  pool is divided into two groups of mortgage loans,  referred to as group I loans and group II loans.  All percentages of the mortgage loans  described in this  prospectus  supplement are  approximate  percentages by aggregate  principal balance  determined as of the reference  date,  after  deducting  payments of principal due during the month of the reference date, unless otherwise indicated.

     The mortgage  loans were selected for inclusion in the mortgage pool from among  mortgage  loans  purchased in connection  with the Expanded  Criteria  Program  described  below based on the  Sponsor's  assessment  of investor preferences and rating agency criteria.

     The depositor and Residential Funding have made certain limited  representations and warranties  regarding the mortgage  loans  as of  September  28,  2006,  which is the  initial  date of  issuance  of the  certificates.  The depositor and  Residential  Funding are required to  repurchase  or substitute  for any mortgage loan as to which a breach of its  representations  and warranties with respect to that mortgage loan occurs, if such breach materially and  adversely  affects  the  interests  of the  certificateholders  in any of those  mortgage  loans.  Residential
Funding has not and will not assign to the depositor,  and  consequently  the depositor has not and will not assign to the trustee for the benefit of the  certificateholders,  any of the  representations  and warranties made by the sellers or the right to require the related  seller to  repurchase  any such mortgage loan in the event of a breach of any of its representations and warranties.  Accordingly,  the only  representations and warranties regarding the mortgage loans that have been made for the benefit of the  certificateholders  are the limited  representations and warranties  made by  Residential  Funding  and the  depositor.  See "The  Trusts—Representations  with  Respect  to
Mortgage Collateral" in the prospectus.

     A limited  amount  of  losses on  mortgage  loans as to which  there  was  fraud in the  origination  of those mortgage loans will be covered by the  subordination  provided by the Class M Certificates and Class B Certificates
as  described  in  this  prospectus  supplement  under  "Description  of  the  Certificates—Allocation  of  Losses;
Subordination."

Mortgage Pool Characteristics

     The  original  mortgages  for many of the  mortgage  loans  have  been,  or in the  future may be, at the sole discretion of the master  servicer,  recorded in the name of Mortgage  Electronic  Registration  Systems,  Inc., or
MERS,  solely as nominee for the originator and its  successors  and assigns,  and subsequent  assignments of those mortgages  have  been,  or in the  future  may be,  at the  sole  discretion  of the  master  servicer,  registered electronically  through the MERS® System.  In some other cases,  the original  mortgage was recorded in the name of the originator of the mortgage loan,  record ownership was later assigned to MERS,  solely as nominee for the owner of the  mortgage  loan,  and  subsequent  assignments  of the mortgage  were,  or in the future may be, at the sole discretion  of the  master  servicer,  registered  electronically  through  the  MERS®  System.  For  each of these mortgage  loans,  MERS  serves as  mortgagee  of record on the  mortgage  solely as a nominee in an  administrative capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan. As of the reference  date approximately  94.2%,  96.1%  and 95.6% of the group I loans,  the  group II loans and all of the  mortgage  loans, respectively,  were recorded in the name of MERS. For additional  information  regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment  Considerations—General"  in this  prospectus  supplement and
"Description of the Certificates—Assignment of Mortgage Loans" in the prospectus.

     None of the mortgage  loans were subject to the Home  Ownership  and Equity  Protection  Act of 1994.  None of
the mortgage  loans are loans that,  under  applicable  state or local law in effect at the time of  origination of the loan,  are referred to as (1) "high cost" or "covered"  loans or (2) any other similar  designation  if the law imposes  greater  restrictions  or additional  legal  liability for  residential  mortgage loans with high interest rates,  points and/or fees. See "Certain Legal Aspects of the Mortgage Loans—The Mortgage  Loans—Homeownership  Act
and Similar State Laws" in the prospectus.

         o    As of the reference  date,  approximately   4.1%,  3.9%  and 4.0% of the group I loans,  the group II
              loans and all of the mortgage  loans are  currently 30 to 59 days  delinquent in payment of principal and interest.

         o    As of the  reference  date,  approximately  2.2%,  2.3% and 2.3% of the  group I loans,  the group II loans and all of the mortgage  loans are  currently 60 to 89 days  delinquent in payment of principal and interest.

         o    As of the  reference  date,  approximately  7.6%,  6.1% and 6.5% of the  group I loans,  the group II loans  and all of the  mortgage  loans  are  currently  90 or more  days  delinquent  in  payment  of principal and interest.

         o    As of the reference  date,  approximately   11.6%,  9.4% and 9.9% of the group I loans,  the group II
              loans and all of the  mortgage  loans have been  delinquent  by a maximum of 30 to 59 days in payment of principal and interest in the past 24 months.

         o    As of the  reference  date,  approximately  2.4%,  3.3% and 3.1% of the  group I loans,  the group II loans and all of the  mortgage  loans have been  delinquent  by a maximum of 60 to 89 days in payment of principal and interest in the past 24 months.

         o    As of the  reference  date,  approximately  7.7%,  7.0% and 7.2% of the  group I loans,  the group II loans and all of the mortgage  loans have been  delinquent by 90 days or more in payment of principal and interest in the past 24 months.

         o    As of the reference  date, the cumulative  amount of realized  losses on the mortgage loans since the cut-off  date was equal to  approximately  0.1% of the  aggregate  principal  balance of the mortgage loans as of the cut-off date.

         o    As of the reference date, none of the mortgage loans are Buy-Down Mortgage Loans.

         o    As of the reference date, no mortgage loan provides for deferred interest or negative amortization.

         o    As of the reference date, none of the mortgage loans have been made to international borrowers.

         o    As of the reference date,  approximately  1.0%, 0.3% and 0.4% of the aggregate  principal  balance of the group I loans,  the group II loans  and all of the  mortgage  loans,  respectively,  are  balloon loans.

     In the case of  approximately  0.6%,  2.1% and 1.7% of the aggregate  principal  balance of the group I loans, the group II loans and all of the  mortgage  loans,  respectively,  in lieu of an  appraisal,  a  valuation  of the mortgaged  property was  obtained  using one of several  automated  valuation  models.  See  "—Automated  Valuation
Models" below.

     For a description of the  methodology  used to categorize  mortgage  loans as  delinquent,  see "––Static Pool
Information" below.

     With respect to  approximately  48.1% of the  aggregate  principal  balance of the group I loans,  the related mortgage  note  provides for an interest  only period for the first ten years  following  the date of  origination.
With respect to approximately  0.1%, 39.1% and 0.1% of the aggregate  principal  balance of the group II loans, the related  mortgage note provides for an interest only period for the first five years,  ten years and fifteen years, respectively,  following  the date of  origination.  With  respect  to  approximately  0.1%,  41.3% and 0.1% of the aggregate  principal  balance of all of the mortgage loans, the related mortgage note provides for an interest only period for the first five years,  ten years and fifteen  years,  respectively,  following the date of  origination.
Under  the  terms of these  loans,  borrowers  are  required  to pay only  accrued  interest  each  month,  with no corresponding  principal  payments,  until the end of the interest only period. Once the interest only period ends, monthly  payments of principal  are required to amortize the loan over its  remaining  term, in addition to accrued interest.

     Approximately  4.5%,  3.3% and 3.6% of the  aggregate  principal  balance  of the group I loans,  the group II loans and all of the  mortgage  loans,  respectively  provide  for  payment  of a  prepayment  charge  for  partial prepayments and  prepayments in full.  However with respect to some of the mortgage  loans,  the prepayment  charge may be waived in the case of a  prepayment  occurring  upon the sale of  property  securing  a mortgage  loan.  The prepayment  charge applies to prepayments  made within up to five years  following the origination of such mortgage loan.  The amount of the  prepayment  charge is generally  equal to six months'  advance  interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month  period immediately  preceding the date of  prepayment,  exceeds  twenty  percent  (20%) of the original  principal  amount of the mortgage  loan.
Prepayment  charges  received on the mortgage  loans will not be available for  distribution  on the  certificates.
See "Certain Yield and Prepayment  Considerations" in this prospectus  supplement and "Certain Legal Aspects of the
Mortgage Loans and Contracts—Default Interest and Limitations on Prepayments" in the prospectus.

     Group I Loans.  The group I loans  consist  of 410  fixed-rate  mortgage  loans  with an  aggregate  principal balance  as of the  reference  date of  approximately  $101,356,391.  The  group I loans had  individual  principal balances at  origination  of at least $85,000 but not more than  $1,763,000  with an average  principal  balance at origination  of  approximately  $250,324.  The group I loans have terms to maturity from the date of origination or modification  of not more than 30 years.  All of the group I loans were  purchased  by the  depositor  through  its affiliate,  Residential Funding,  from unaffiliated  sellers as described in this prospectus  supplement and in the prospectus,  except in the case of approximately  22.1% and 4.3% of the group I loans,  which were purchased by the depositor  through its affiliate,  Residential  Funding,  from  Homecomings and GMAC Mortgage,  LLC,  respectively.
Approximately  14.5% and  12.0% of the  group I loans  were  purchased  by the  depositor  through  its  affiliate,
Residential Funding,  from SunTrust Mortgage,  Inc. and Wachovia Mortgage  Corporation.  Except as described in the preceding  sentence,  no unaffiliated  seller sold more than approximately 7.5% of the group I loans to Residential
Funding.  Approximately  72.2% of the group I loans are being  subserviced by GMAC  Mortgage,  LLC, an affiliate of
Residential  Funding Company,  LLC and  approximately  14.5% of the group I loans are being subserviced by SunTrust
Mortgage, Inc.

     None of the group I loans were  originated  prior to February 24, 2006 or will have a maturity date later than
September 1, 2036. No group I loan had a remaining  term to stated  maturity as of the reference  date of less than
223 months.  The weighted  average  remaining term to stated maturity of the group I loans as of the reference date was  approximately  342 months.  The weighted  average  original term to stated maturity of the group I loans as of the reference  date was  approximately  359 months.  As used in this  prospectus  supplement  the remaining term to stated  maturity  means,  as of any date of  determination  and with  respect to any mortgage  loan,  the number of months equaling the number of scheduled monthly payments remaining after the reference date.

     Group II Loans.  The group II loans consist of 1,794  fixed-rate  mortgage  loans with an aggregate  principal balance  as of the  reference  date of  approximately  $322,807,886.  The group II loans had  individual  principal balances  at  origination  of at least  $23,075 but not more than  $780,000  with an average  principal  balance at origination of  approximately  $182,235.  The group II loans have terms to maturity from the date of origination or modification  of not more than 30 years.  All of the group II loans were  purchased  by the  depositor  through its affiliate,  Residential Funding,  from unaffiliated  sellers as described in this prospectus  supplement and in the prospectus,  except in the case of approximately  31.2% and 3.7% of the group II loans, which were purchased by the depositor  through its affiliate,  Residential  Funding,  from  Homecomings and GMAC Mortgage,  LLC,  respectively.
Approximately  13.4% and  11.1% of the group II loans  were  purchased  by the  depositor  through  its  affiliate,
Residential Funding,  from SunTrust Mortgage,  Inc. and Wachovia Mortgage  Corporation.  Except as described in the preceding  sentence,  no unaffiliated seller sold more than approximately 6.1% of the group II loans to Residential
Funding.  Approximately  13.4% of the  group II  loans  are  being  subserviced  by  SunTrust  Mortgage,  Inc.  and approximately  70.8%  of the  group  II loans  are  being  subserviced  by GMAC  Mortgage,  LLC,  an  affiliate  of
Residential Funding Company, LLC.

     None of the group II loans were  originated  prior to January 19, 1996 or will have a maturity date later than
September  1, 2036.  No group II loan had a  remaining  term to stated  maturity as of the  reference  date of less than  217  months.  The  weighted  average  remaining  term to  stated  maturity  of the  group  II loans as of the reference date was  approximately  343 months.  The weighted  average original term to stated maturity of the group
II loans as of the reference date was approximately 360 months.

     All  Mortgage  Loans.  The  mortgage  loans  consist of 2,204  fixed-rate  mortgage  loans  with an  aggregate principal  balance as of the  reference  date of  approximately  $424,164,277.  The mortgage  loans had  individual principal  balances at  origination  of at least  $23,075 but not more than  $1,763,000  with an average  principal balance at origination of  approximately  $194,901.  The mortgage loans have terms to stated maturity from the date of  origination  or  modification  of not more than 30 years.  All of the  mortgage  loans  were  purchased  by the depositor through its affiliate,  Residential  Funding,  from unaffiliated  sellers as described in this prospectus supplement and in the prospectus,  except in the case of approximately  29.0% and 3.8% of the mortgage loans, which were purchased by the depositor  through its affiliate,  Residential  Funding,  from Homecomings and GMAC Mortgage,
LLC,  respectively.  Approximately  13.7% and 11.3% of all of the mortgage  loans were  purchased by the  depositor through its  affiliate,  Residential  Funding,  from SunTrust  Mortgage,  Inc. and Wachovia  Mortgage  Corporation.
Except as described in the preceding  sentence,  no unaffiliated  seller sold more than  approximately  6.4% of the mortgage  loans to Residential  Funding.  Approximately  71.1% of the mortgage loans are being  subserviced by GMAC
Mortgage,  LLC, an affiliate of Residential Funding Company,  LLC and approximately 13.7% of the mortgage loans are being subserviced by SunTrust Mortgage, Inc.

     None of the mortgage loans were  originated  prior to January 19, 1996 or will have a maturity date later than
September  1, 2036.  No mortgage  loan had a remaining  term to stated  maturity as of the  reference  date of less than  217  months.  The  weighted  average  remaining  term to  stated  maturity  of the  mortgage  loans as of the reference  date was  approximately  342  months.  The  weighted  average  original  term to stated  maturity of the mortgage loans as of the reference date was approximately 360 months.

     Set forth in Annex I is a description of certain  additional  characteristics  of the mortgage loans expressed as a percentage of the outstanding  aggregate principal balance of the mortgage loans having those  characteristics relative to the outstanding  aggregate  principal balance of all mortgage loans.  Unless otherwise  specified,  all principal  balances of the mortgage loans are as of the reference date,  after deducting  payments of principal due during the month of the reference date, and are rounded to the nearest dollar.

Sharia Mortgage Loans

     Approximately 0.7%,  0.2% and 0.3% by aggregate  principal  balance of  the group I loans,  the group II loans and all of the mortgage loans,  respectively,  as of the reference date,  referred to as the Sharia Mortgage Loans, have been  structured  to comply with Islamic  religious  law,  which  prohibits the charging of interest on loans.
Generally,  ownership of the mortgaged  property  securing a Sharia  Mortgage Loan is vested in two co-owners,  the borrower,  referred to as the "consumer",  and an indirect wholly-owned  subsidiary of the originator,  referred to as the "co-owner,"  pursuant to a Co-Ownership  Agreement.  Both the consumer and co-owner  possess certain rights, which indicate their respective rights of ownership,  under the Co-Ownership  Agreement,  including the "indicia of ownership".  Certain  indicia of  ownership,  such as the sole right to occupy the property and the  obligation  to pay taxes on the property,  belong to the consumer,  and other indicia of ownership,  such as the right of re-entry for purposes of  inspection of the property and the ability to cure any defects  regarding the property,  belong to the  co-owner.  The consumer is obligated to make monthly  payments to the co-owner  pursuant to an  Obligation  to
Pay. Each monthly  payment is comprised of a "profit  payment" and an  "acquisition  payment".  The profit  payment is made in  consideration  of the consumer's  exclusive right to use and enjoy the mortgaged  property.  The sum of the  acquisition  payments  required to be made under the  Obligation to Pay will equal the portion of the purchase price or refinance  amount paid by the co-owner at the time of  origination.  A lien on the  mortgaged  property to secure the  obligations of the consumer under the Obligation to Pay and the  Co-Ownership  Agreement is established pursuant  to a Mortgage or  Security  Instrument,  which is filed in the real  property  records of the  applicable recording  office.  The originator's  security  interest in both the co-owner's and the consumer's  interest in the mortgaged  property,  along with the rights under the  Co-Ownership  Agreement  and the  Obligation to Pay, will be assigned to the trust as the  originator's  assignee.  Title to the mortgaged  property is retained by the consumer and the  co-owner  or the  consumer  alone.  Upon a default  by the  consumer  under the  Obligation  to Pay or the
Co-Ownership  Agreement,  the trust, as the originator's assignee, will have the power to sell the property and use the  proceeds  of the sale to satisfy  the full amount owed by the  consumer  under the  Obligation  to Pay and the
Co-Ownership Agreement.

     For all purposes  under this  prospectus  supplement,  the profit  factor on any Sharia  Mortgage Loan will be deemed to be the mortgage rate on that mortgage loan,  any amounts  received with respect to the profit payment for any Sharia Mortgage Loan will be deemed to be interest  collected on that mortgage loan, any amounts  received with respect to the acquisition  payment for any Sharia  Mortgage Loan will be deemed to be principal  collected on that mortgage  loan,  references  in this  prospectus  supplement  to a note or  mortgage  note  will  be  deemed  to be references to the Obligation to Pay for any Sharia  Mortgage Loan and references in this  prospectus  supplement to a mortgage will be deemed to be  references to a Mortgage or Security  Instrument,  as  applicable,  for any Sharia
Mortgage Loan.

Balloon Loans
     Approximately 1.0%,  0.3% and 0.4% by aggregate  principal  balance of  the group I loans,  the group II loans and all of the  mortgage  loans,  respectively,  as of the  reference  date,  provide for  the payment of principal generally  based on a 40-year  amortization  schedule,  although the mortgage  loan will have a scheduled  maturity date of  approximately 30 years from the due date of the first monthly  payment,  leaving a substantial  portion of the original  principal amount due and payable on the scheduled  maturity date of the mortgage loan. These mortgage loans are  sometimes  called  balloon  loans,  and the  payments due at maturity are called  balloon  amounts.  The existence of a balloon  amount  generally  will require the related  mortgagor to refinance  the balloon loan or to sell the mortgaged  property on or prior to the scheduled  maturity date.  The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors,  including the level of available  mortgage rates at the  time of sale or  refinancing,  the  mortgagor's  equity  in the  related  mortgaged  property,  the  financial
condition of the mortgagor,  tax laws and  prevailing  general  economic  conditions.   None of the depositor,  the
master servicer or the trustee is obligated to refinance any balloon loan.

Static Pool Information

     Current static pool data with respect to mortgage  loans  serviced by Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the  "Static Pool Data").  Information  presented  under (i) "RALI" as the issuer/shelf,  (ii) "QS" as the series,  and (iii)  "2006-QS12"  as the deal,  will include  information  regarding prior  securitizations  of mortgage  loans that are similar to the mortgage  loans  included in this mortgage pool, based on underwriting  criteria and credit quality, as well as historical  information regarding the mortgage loans in this mortgage pool, and that information is referred to in this prospectus supplement as Static Pool Data.

     The Static Pool Data is not deemed to be a part of the prospectus or the  depositor's  registration  statement to the extent that the Static Pool Data relates to (a) any issuing  entity that was  established  before January 1,
2006 and (b) information relating to assets of the RALI 2006-QS12 Trust for periods prior to January 1, 2006.

     As used in the  Static  Pool Data and in this  prospectus  supplement,  a loan is  considered  to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly  scheduled due date; "60 to
89 days" or "60 or more days"  delinquent  when a payment due on any  scheduled  due date remains  unpaid as of the close of business on the last business day immediately  prior to the second following  monthly  scheduled due date;
and so on. The  determination  as to whether a mortgage  loan falls into these  categories  is made as of the close of business  on the last  business  day of each month.  Grace  periods  and  partial  payments do not affect  these determinations.

     From time to time,  the master  servicer or a  subservicer  will  modify a mortgage  loan,  recasting  monthly payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments  under the modified  terms for a trial period,  before the  modifications  become  final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's original  payment terms.  The trial period is designed  to  evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher monthly  payment  obligation.  The trial period  generally may extend to up to six months before a modification  is finalized.  Once the  modifications  become final  delinquencies  are reported based on the modified  terms.  Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer  has not  modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies  rating the  certificates  impose certain  limitations on the ability of the master servicer to modify loans.

     Charge-offs  are taken only when the master  servicer has determined that it has received all payments or cash recoveries  which the master servicer  reasonably and in good faith expects to be finally  recoverable with respect to any mortgage loan.

     There can be no assurance that the delinquency  and  foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be experienced  with respect to the mortgage loans included in the trust.

Primary Mortgage Insurance and Standard Hazard Insurance

     Each  mortgage  loan is required to be covered by a standard  hazard  insurance  policy.  In addition,  to the best of the depositor's  knowledge,  subject to the exceptions  described in the following sentence,  each mortgage loan with an LTV ratio at  origination  in excess of 80% will be insured by a primary  mortgage  insurance  policy, which is referred to as a primary  insurance  policy,  covering at least 35% of the balance of the mortgage loan at origination  if the LTV ratio is between  100.00% and 95.01%,  at least 30% of the balance of the mortgage  loan at origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the  mortgage  loan at origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage  loan at origination  if the LTV ratio is between  85.00% and 80.01%.  Two of the mortgage  loans,  representing  0.1% of the  mortgage  loans  with an LTV  ratio at  origination  in excess of 80% will be  insured  by a primary  mortgage insurance  policy  covering  less than the amounts  described in the preceding  sentence,  and five of the mortgage loans,  representing  0.2% of the  mortgage  loans  with an LTV  ratio  at  origination  in  excess  of 80% will be uninsured.

     All of the primary  insurance  policies  were  issued by  Mortgage  Guaranty  Insurance  Corporation,  General
Electric Mortgage Insurance  Corporation/Genworth  Mortgage  Insurance  Company,  Genworth of N.C., Triad Guaranty,
Republic Mortgage Ins. N.C., United Guaranty Residential  Insurance Company,  PMI Mortgage Insurance Company,  CUNA
Mutual Group or Radian  Guaranty Inc.,  which  collectively  are the primary  insurers.  Each primary insurer has a claims  paying  ability  currently  acceptable  to the  rating  agencies  that  have  been  requested  to rate  the certificates;  however,  no assurance as to the actual ability of any primary insurer to pay claims can be given by the depositor,  the issuing entity or the underwriter.  See "Insurance  Policies on Mortgage Loans or Contracts" in
the prospectus.

The Program

     General.  Residential Funding,  under its Expanded Criteria Program, or the program,  purchases mortgage loans that may not qualify for other first mortgage  purchase  programs such as those run by Fannie Mae or Freddie Mac or by Residential  Funding in connection with  securities  issued by the depositor's  affiliate,  Residential  Funding
Mortgage  Securities I, Inc.  However,  a portion of the mortgage  loans under the program may also qualify for the
Fannie Mae or Freddie  Mac  programs.  Examples of mortgage  loans that may not qualify for such  programs  include mortgage  loans secured by non-owner  occupied  properties,  mortgage  loans made to borrowers  whose income is not required to be provided  or  verified,  mortgage  loans with high LTV ratios or  mortgage  loans made to  borrowers whose  ratios of debt service on the mortgage  loan to income and total debt  service on  borrowings  to income are higher than for those other programs.  Borrowers may be  international  borrowers.  The mortgage loans also include mortgage  loans  secured by parcels of land that are  smaller or larger  than the average for these types of loans, mortgage  loans with higher LTV ratios than in those other  programs,  and mortgage  loans with LTV ratios over 80%
that do not require primary  mortgage  insurance.  See "—Program  Underwriting  Standards"  below. The inclusion of those  mortgage  loans may  present  certain  risks that are not present in those  other  programs.  The program is administered by Residential Funding on behalf of the depositor.

     Qualifications  of Program  Sellers.  Each Expanded  Criteria  Program Seller has been selected by Residential
Funding on the basis of criteria  described in Residential  Funding's Expanded Criteria Seller Guide, or the Seller
Guide.  See "The Trusts—Qualifications of Sellers" in the prospectus.

     Program  Underwriting  Standards.  In accordance with the Seller Guide,  the Expanded  Criteria Program Seller
is required to review an  application  designed to provide to the  original  lender  pertinent  credit  information concerning the mortgagor.  As part of the description of the  mortgagor's  financial  condition,  each mortgagor is required to furnish  information,  which may have been supplied  solely in the  application,  regarding its assets, liabilities,  income  (except as  described  below),  credit  history  and  employment  history,  and to furnish an authorization  to apply for a credit report which  summarizes  the borrower's  credit history with local  merchants and  lenders and any record of  bankruptcy.  The  mortgagor  may also be required  to  authorize  verifications  of deposits at financial  institutions  where the mortgagor had demand or savings  accounts.  In the case of non-owner occupied properties,  income derived from the mortgaged property may be considered for underwriting  purposes.  For mortgaged  property  consisting  of a vacation or second  home,  generally  no income  derived from the property is considered for underwriting purposes.

     Based on the data provided in the  application and certain  verifications,  if required,  a  determination  is made by the original lender that the mortgagor's  monthly income,  if required to be stated,  will be sufficient to enable the  mortgagor  to meet its monthly  obligations  on the  mortgage  loan and other  expenses  related to the property,  including  property  taxes,  utility  costs,  standard  hazard  insurance  and other fixed  obligations.
Generally,  scheduled  payments on a mortgage  loan during the first year of its term plus taxes and  insurance and all scheduled  payments on obligations  that extend beyond ten months,  including  those  mentioned above and other fixed  obligations,  must equal no more than specified  percentages of the  prospective  mortgagor's  gross income.
The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     Certain of the  mortgage  loans have been  originated  under  "reduced  documentation"  or "no stated  income"
programs,  which require less  documentation and verification than do traditional  "full  documentation"  programs.
Generally,  under a "reduced  documentation"  program, no verification of a mortgagor's stated income is undertaken by the originator.  Under a "no stated income" program,  certain  borrowers with acceptable  payment histories will not be required to provide any information  regarding  income and no other  investigation  regarding the borrower's income will be  undertaken.  Under a "no income/no  asset"  program,  no  verification  of a mortgagor's  income or assets is undertaken  by the  originator.  The  underwriting  for those  mortgage  loans may be based  primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The adequacy of the  mortgaged  property as security for repayment of the related  mortgage loan  generally is determined  by an appraisal in  accordance  with  appraisal  procedure  guidelines  described in the Seller  Guide.
Appraisers  may be staff  appraisers  employed by the  originator.  The appraisal  procedure  guidelines  generally require the  appraiser  or an agent on its behalf to  personally  inspect the  property  and to verify  whether the property is in good condition and that  construction,  if new, has been substantially  completed.  The appraiser is required to consider a market data analysis of recent sales of comparable  properties and, when deemed  applicable, an analysis  based on income  generated from the property,  or replacement  cost analysis based on the current cost of constructing or purchasing a similar  property.  In certain  instances,  the LTV ratio is based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

     Prior to  assigning  the  mortgage  loans  to the  depositor,  Residential  Funding  will  have  reviewed  the underwriting  information  provided by the mortgage  collateral sellers for the mortgage loans and, in those cases, determined  that the  mortgage  loans  were  generally  originated  in  accordance  with or in a  manner  generally consistent with the  underwriting  standards  described in the Seller Guide.  With regard to a material  portion of these  mortgage  loans,  this review of  underwriting  information by  Residential  Funding was performed  using an automated  underwriting  system.  Any  determination  described above using an automated  underwriting  system will only be based on the  information  entered  into the  system  and the  information  the  system  is  programmed  to review.  See "The Trusts—Underwriting Policies—Automated Underwriting" in the prospectus.

     Because  of the  program  criteria  and  underwriting  standards  described  above,  the  mortgage  loans  may experience  greater  rates of  delinquency,  foreclosure  and loss than  mortgage  loans  required to satisfy  more stringent underwriting standards.

     Billing and Payment  Procedures.  The majority of the mortgage  loans require  monthly  payments to be made no later than either the 1st or 15th day of each month,  with a grace period.  The  applicable  servicer sends monthly invoices to  borrowers.  In some cases,  borrowers  are provided  with coupon books  annually,  and no invoices are sent separately.  Borrowers may elect for monthly payments to be deducted  automatically  from deposit accounts and may make  payments by various  means,  including  online  transfers,  phone  payment and Western Union quick check, although an additional  fee may be charged for these payment  methods.  Borrowers may also elect to pay one half of each monthly payment amount every other week, in order to accelerate the amortization of their loans.

Underwriting Standards

     All of the mortgage loans in the mortgage pool were  originated in accordance with the  underwriting  criteria of Residential  Funding  described under "—The Program" in this  prospectus  supplement.  Residential  Funding will review each mortgage loan for  compliance  with its  underwriting  standards  prior to purchase as described  under
"The Trusts—Underwriting Policies—Automated Underwriting" in the prospectus.

     The  applicable  underwriting  standards  include  a set  of  specific  criteria  by  which  the  underwriting evaluation is made.  However,  the  application  of the  underwriting  standards  does not imply that each specific criterion was  satisfied  individually.  Rather,  a mortgage loan will be considered to be originated in accordance with the underwriting  standards  described above if, based on an overall  qualitative  evaluation,  the loan is in substantial  compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with  the  underwriting  standards  described  above,  even  if one  or  more  specific  criteria  included  in the underwriting  standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.

Automated Valuation Models

     In some cases, for mortgage loans underwritten  through Residential  Funding's automated  underwriting system, in lieu of an  appraisal,  a valuation of the  mortgaged  property  was obtained by using one of several  automated valuation  models.  There are multiple  automated  valuation  models  included in Residential  Funding's  automated underwriting  system.  Based upon, among other factors,  the geographic area, price range and other attributes of a qualifying  mortgage  loan,  a mortgage  loan is directed to the  appropriate  automated  valuation  model for that particular  mortgage  loan.  An  automated  valuation  model  evaluates,  among  other  things,  various  types  of publicly-available  information  such as  recent  sales  prices of  similar  homes  within  the same  price  range.
Residential  Funding uses automated  valuation models in lieu of full appraisals for qualifying first lien mortgage loans  underwritten  through its  automated  underwriting  system which meet  specified  underwriting  criteria and receive an acceptable valuation.

Originators

     Homecomings  is a Delaware  limited  liability  company and  wholly-owned  subsidiary of  Residential  Funding
Company,  LLC.  Homecomings  originated  approximately  22.1%,  31.2% and 29.0% by principal  amount of the group I loans,  the  group  II  loans  and all of the  mortgage  loans,  respectively.  See  also  "Pooling  and  Servicing
Agreement—The Master Servicer and Subservicers—GMAC Mortgage, LLC" in this prospectus supplement.

     SunTrust  Mortgage,  Inc.,  a  Virginia  corporation,  originated  approximately  14.5%,  13.4%  and  13.7% by principal amount of the group I loans, group II loans and all of the mortgage loans, respectively.

     Wachovia Mortgage Corporation,  a North Carolina corporation,  originated approximately 12.0%, 11.1% and 11.3%
by principal amount of the group I loans, group II loans and all of the mortgage loans, respectively.

     GMAC Mortgage,  LLC, a Delaware  limited  liability  company and an affiliate of Residential  Funding Company,
LLC,  originated  approximately  4.3%, 3.7% and 3.8% by principal  amount of the group I loans,  group II loans and all of the mortgage loans, respectively.

     The mortgage  loans were  originated  in accordance  with  Residential  Funding  Company,  LLC's  underwriting standards described above.  See "Description of the Mortgage Pool—Underwriting Standards" above.

Additional Information

     The  description  in this  prospectus  supplement of the mortgage  pool and the mortgaged  properties is based upon the  mortgage  pool as  constituted  at the close of  business on the  reference  date,  as  adjusted  for the scheduled  principal  payments due during the month of the reference date.  Prior to the closing date,  Residential
Funding  Company,  LLC  may  repurchase  or  substitute  for  any  mortgage  loan  as to  which  a  breach  of  its representations  and warranties with respect to that mortgage loan occurs,  if such breach materially and adversely affects  the  interests  of the  certificateholders  in any of  those  mortgage  loans.  The  information  in  this prospectus  supplement will be substantially  representative of the characteristics of the mortgage pool as it will be  constituted  on the  closing  date,  although  the  range of  mortgage  rates  and  maturities  and some  other characteristics of the mortgage loans in the mortgage pool may vary.

     A current  report on Form 8-K is  available to  purchasers  of the offered  certificates  and was filed by the issuing  entity,  in its own name,  together  with the pooling and servicing  agreement,  with the  Securities  and
Exchange Commission on October 13, 2006.

                                          Description of the Certificates

General

     The  Series  2006-QS12  Mortgage  Asset-Backed   Pass-Through   Certificates  include  27  classes  of  Senior
Certificates.

     The Group I Senior Certificates include the following five classes:

     o   Class I-A-1 Certificates;

     o   Class I-A-2 Certificates, or the Retail Certificates;

     o   Class I-A-3 Certificates;

     o   Class I-A-4 Certificates, or the Group I Lockout Certificates; and

     o   Class R-I Certificates.

     The Group II Senior Certificates include the following twenty classes:

     o   Class II-A-1 Certificates;

     o   Class II-A-2 Certificates;

     o    Class II-A-3 Certificates;

     o   Class II-A-4 Certificates;

     o   Class II-A-5 Certificates;

     o   Class II-A-6 Certificates;

     o   Class II-A-7 Certificates, or the Super Senior Certificates;

     o   Class II-A-8 Certificates;

     o   Class II-A-9 Certificates;

     o   Class  II-A-10  Certificates,  or  the  Senior  Support  Certificates,  together  with  the  Class  II-A-4
         Certificates,  the Group II Lockout  Certificates,  and  together  with the Class I-A-4  Certificates  and
         Class II-A-4 Certificates, the Lockout Certificates;

     o   Class II-A-11 Certificates;

     o   Class II-A-12 Certificates;

     o   Class II-A-13 Certificates;

     o   Class II-A-14 Certificates

     o   Class II-A-15 Certificates, and together with the Class II-A-1,  Class II-A-5,  Class II-A-7, Class II-A-9
         and Class II-A-12  Certificates, the Floater Certificates;

     o   Class  II-A-16   Certificates,   and  together   with  the   Class II-A-2,   Class II-A-6,   Class II-A-8,
         Class II-A-13  and Class II-A-14  Certificates,  the Inverse Floater  Certificates,  and together with the
         Floater Certificates, the Adjustable Rate Certificates;

     o   Class II-A-17 Certificates;

     o   Class II-A-18 Certificates;

     o   Class II-A-19 Certificates; and

     o   Class R-II Certificates.

     The Senior Certificates also include the following two classes:

     o   Class A-P Certificates, or the Principal Only Certificates; and

     o   Class A-V  Certificates,  or the Variable  Strip  Certificates,  and together with the Class I-A-3,  Class
         II-A-2,  Class II-A-6,  Class II-A-8,  Class II-A-13,   Class II-A-16,   Class II-A-17  and  Class II-A-19
         Certificates, the Interest Only Certificates.

     In addition,  the Series 2006-QS12 Mortgage Asset-Backed  Pass-Through  Certificates include the following six classes of subordinated certificates.

     o  Class M-1 Certificates;

     o  Class M-2 Certificates;

     o  Class M-3 Certificates,  and together with the Class M-1 Certificates and the Class M-2  Certificates,  the
        Class M Certificates;

     o  Class B-1 Certificates;

     o  Class B-2 Certificates; and

     o  Class B-3 Certificates,  and together with the Class B-1 Certificates and the Class B-2  Certificates,  the
        Class B Certificates.

     Distributions  of  interest  and  principal  on the  Group I  Senior  Certificates  and the  Group  II  Senior
Certificates  are based primarily on interest and principal  received or advanced with respect to the group I loans and the group II loans,  respectively.  Distributions  of principal and interest on the Class A-P, Class A-V, Class
M Certificates  and Class B Certificates  are based on interest and principal  received or advanced with respect to all of the  mortgage  loans.  Only the Class  II-A-15  Certificates  are  offered  hereby.  See  "Glossary"  in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement:

     The certificates evidence the entire beneficial ownership interest in the trust.  The trust consists of:

     o   the mortgage loans;

     o   the cash deposited in respect of the mortgage loans in the Custodial Account and in the Certificate
         Account and belonging to the trust;

     o   property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

     o   any applicable primary insurance policies and standard hazard insurance policies;

     o   with respect to the Class II-A-1, Class II-A-5 and Class II-A-7 Certificates, the related yield maintenance agreement; and

     o   all proceeds of any of the foregoing.

     After giving  effect to  distributions  on the January 25, 2008  distribution  date,  the Senior  Certificates evidenced in the  aggregate a beneficial  ownership  interest of  approximately  91.06% in the trust.  After giving effect  to  distributions  on the  January  25,  2008  distribution  date,  the  Class M  Certificates  and Class B
Certificates  evidenced in the aggregate a beneficial  ownership  interest of approximately  8.94% in the trust. As of the cut-off date, the Senior  Certificates  evidenced in the aggregate an initial beneficial  ownership interest of  approximately  92.75% in the trust.  As of the cut-off date, the Class M Certificates  and Class B Certificates evidenced an initial beneficial ownership interest of approximately 7.25% in the trust.

     The Senior  Certificates,  other than the Residual  Certificates,  and the Class M Certificates  are available only in book-entry form through facilities of The Depository Trust Company,  or DTC, and are collectively  referred to as the DTC registered  certificates.  The DTC registered  certificates,  other than the Class I-A-2 and Interest
Only  Certificates,  were  issued in minimum  denominations  of  $25,000,  or $250,000 in the case of the Class M-2
Certificates  and  Class  M-3  Certificates,  and  integral  multiples  of $1 in excess  thereof.  The Class  I-A-2
Certificates were issued in minimum  denominations of $1,000, and integral  multiples of $1 in excess thereof.  The
Interest  Only  Certificates  were  issued in minimum  denominations  representing  an initial  notional  amount of
$2,000,000,  and integral multiples of $1 in excess thereof.  The Residual  Certificates were issued in registered, certificated form in minimum  denominations of a 20% percentage interest,  except, in the case of one Class R-I and one Class R-II  Certificate,  as otherwise  described in this prospectus  supplement under "Material Federal Income
Tax Consequences."

     The DTC registered  certificates are represented by one or more certificates  registered in the name of Cede &
Co., as the nominee of DTC. No  beneficial  owner will be entitled to receive a  certificate  of any class in fully registered  form, or a definitive  certificate,  except as described in the prospectus  under  "Description  of the
Certificates—Form of Certificates."

     For  additional  information  regarding  DTC and the DTC  registered  certificates,  see  "Description  of the
Certificates—Form of Certificates" in the prospectus.

Glossary of Terms

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     Accrued  Certificate  Interest—With  respect to any  distribution  date, an amount equal to (a) in the case of each  class of Senior  Certificates  and Class M  Certificates,  other  than the  Interest  Only  Certificates  and
Principal Only  Certificates,  interest  accrued  during the related  Interest  Accrual  Period on the  Certificate
Principal  Balance of the certificates of that class  immediately  prior to that  distribution  date at the related pass-through  rate and (b) in the case of the  Interest  Only  Certificates,  interest  accrued  during the related
Interest  Accrual  Period  on the  related  Notional  Amount  immediately  prior to that  distribution  date at the then-applicable  pass-through  rate  on  that  class  for  that  distribution  date;  in each  case  less  interest shortfalls,  if any,  allocated thereto for that  distribution date to the extent not covered,  with respect to the
Senior Certificates,  by the subordination  provided by the Class B Certificates and Class M Certificates and, with respect to the Class M  Certificates,  to the  extent not  covered  by the  subordination  provided  by the Class B
Certificates and any class or classes of Class M Certificates  having a lower payment  priority,  including in each case:

              (i)     any Prepayment Interest Shortfall to the extent not covered by the master servicer as described in this prospectus supplement under "Description of the Certificates—Interest Distributions";

              (ii)    the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess
     Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, not allocated through subordination;

              (iii)   the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or
     Extraordinary Losses; and

              (iv)    any other interest shortfalls not covered by the subordination provided by the Class M
     Certificates or Class B Certificates, including interest shortfalls relating to the Servicemembers Civil
     Relief Act, or Relief Act, or similar legislation or regulations, all allocated as described below.

     The Class I-A  Percentage of these  reductions  with respect to the group I loans will be allocated  among the holders of the Group I Senior  Certificates,  in  proportion  to the amounts of Accrued  Certificate  Interest that would  have been  payable  to those  certificates  from the group I loans on that  distribution  date  absent  such reductions.  The Class II-A  Percentage  of these  reductions  with respect to the group II loans will be allocated among the  holders of the Group II Senior  Certificates,  in  proportion  to the  amounts  of  Accrued  Certificate
Interest  that would have been  payable to those  certificates  from the group II loans on that  distribution  date absent such  reductions.  The  remainder of these  reductions  will be  allocated  among the holders of the Class M
Certificates and the Class B Certificates in proportion to the respective amounts of Accrued  Certificate  Interest that would have been  payable on that  distribution  date  absent  these  reductions.  In the case of each class of
Class M Certificates,  Accrued Certificate  Interest on that class will be further reduced by the allocation of the
interest  portion  of  certain  losses  thereto,   if  any,  as  described  below  under  "—Allocation  of  Losses;
Subordination."  Accrued  Certificate  Interest on each class of related Senior Certificates will be distributed on a pro rata basis.  Accrued  Certificate  Interest on each class of  certificates,  other than the  Class II-A-9 and
Class II-A-12  Certificates,  is  calculated on the basis of a 360-day year  consisting  of twelve  30-day  months.
Accrued  Certificate  Interest on the Class II-A-9 and  Class II-A-12  Certificates  is  calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

     Advance—As  to any  mortgage  loan and any  distribution  date,  an amount equal to the  scheduled  payment of principal  and  interest on the  mortgage  loan due during the related Due Period  which was not received as of the close of business on the business day preceding the related determination date.

     Aggregate  Available  Distribution  Amount—With  respect  to a  distribution  date,  the sum of the  Available
Distribution Amounts for both loan groups for such distribution date.

     Aggregate Class A-P Principal  Distribution  Amount—With  respect to a distribution date, the sum of the Class
A-P Principal Distribution Amounts for both loan groups for such distribution date.

     Aggregate  Senior  Interest  Distribution  Amount—With  respect to a distribution  date, the sum of the Senior
Interest Distribution Amounts for both loan groups for such distribution date.

     Aggregate  Senior Principal  Distribution  Amount—With  respect to a distribution  date, the sum of the Senior
Principal Distribution Amounts for both loan groups for such distribution date.

     Available  Distribution  Amount—With  respect to any distribution date and each loan group, an amount equal to the aggregate of:

              o   the aggregate amount of scheduled payments on the mortgage loans in the related loan group due during the related Due Period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees;

              o   all unscheduled payments on the mortgage loans in the related loan group including mortgagor prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the mortgage loans in the related loan group occurring during the preceding calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period;

              o   all Advances made for that distribution date for the related loan group in each case net of amounts reimbursable therefrom to the master servicer and any subservicer; and

              o   any additional amounts to be included in the Available Distribution Amount with respect to such loan group pursuant to the first paragraph of clause (c) under "—Principal Distributions on the
                  Senior Certificates".

     In addition to the  foregoing  amounts,  with respect to  unscheduled  collections,  not  including  mortgagor prepayments,  the  master  servicer  may  elect  to  treat  such  amounts  as  included  in the  related  Available
Distribution  Amount  for the  distribution  date in the  month  of  receipt,  but is not  obligated  to do so.  As described in this prospectus  supplement under "—Principal  Distributions on the Senior  Certificates,"  any amount with  respect to which such  election  is so made shall be treated as having  been  received on the last day of the preceding  calendar month for the purposes of  calculating  the amount of principal and interest  distributions  to any class of certificates.  With respect to any distribution  date, the  determination  date is the second business day prior to that distribution date.

     Available Funds Cap—With respect to any distribution  date on or before the distribution  date in January 2009 and the  Class II-A-1  Certificates,  6.25% per annum plus  amounts,  if any,  paid  pursuant to the related  yield maintenance  agreement,  expressed as a per annum rate,  and with respect to any  distribution  date after  January
2009,  6.25% per annum.  With respect to any  distribution  date on or before the  distribution  date in April 2018 and the Class  II-A-5  Certificates,  6.25% per annum plus  amounts,  if any,  paid  pursuant to the related  yield maintenance  agreement,  expressed as a per annum rate, and with respect to any distribution date after April 2018,
6.25% per annum.  With  respect to any  distribution  date on or before the  distribution  date in January 2009 and the  Class II-A-7  Certificates,  6.50%  per annum  plus  amounts,  if any,  paid  pursuant  to the  related  yield maintenance  agreement,  expressed as a per annum rate,  and with respect to any  distribution  date after  January
2009, 6.50% per annum.

     Capitalization  Reimbursement  Amount—With  respect to any  distribution  date and a loan group, the amount of
Advances or Servicing  Advances that were added to the outstanding  principal  balance of the mortgage loans in the related loan group during the preceding  calendar month and reimbursed to the master  servicer or subservicer on or prior  to such  distribution  date,  plus the  related  Capitalization  Reimbursement  Shortfall  Amount  remaining unreimbursed  from any prior  distribution date and reimbursed to the master servicer or subservicer on or prior to such  distribution  date. The master  servicer or  subservicer  will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in the related loan group.

     Capitalization  Reimbursement  Shortfall  Amount—With  respect to any distribution  date and a loan group, the amount,  if any, by which the amount of Advances or Servicing  Advances that were added to the principal balance of the mortgage  loans in the related loan group during the preceding  calendar  month exceeds the amount of principal payments on the mortgage loans included in the related Available Distribution Amount for that distribution date.

     Certificate  Group—With  respect to loan group I, the Group I Senior  Certificates,  and with  respect to loan group II, the Group II Senior Certificates.

     Certificate  Principal  Balance—With  respect to any Senior Certificates and Class M Certificates,  other than the  Interest  Only  Certificates,  as of any date of  determination,  an amount  equal to the initial  Certificate
Principal  Balance  of that  certificate,  reduced by the  aggregate  of (a) all  amounts  allocable  to  principal previously  distributed  with respect to that  certificate  and (b) any reductions or increases in the  Certificate
Principal  Balance of that  certificate  deemed to have occurred in connection with  allocations of Realized Losses in the manner described in this prospectus  supplement,  provided that, after the Certificate Principal Balances of the Class B Certificates  have been reduced to zero, the  Certificate  Principal  Balance of any certificate of the class of Class M  Certificates  with the highest  payment  priority  to which  Realized  Losses,  other than Excess
Bankruptcy  Losses,  Excess  Fraud  Losses,  Excess  Special  Hazard  Losses and  Extraordinary  Losses,  have been allocated  shall be  increased  by the  percentage  interest  evidenced  thereby  multiplied  by the  amount of any
Subsequent  Recoveries  not previously  allocated,  but not by more than the amount of Realized  Losses  previously allocated to reduce the Certificate  Principal Balance of that certificate,  and the Certificate  Principal Balance of the class of  related  certificates  with a  Certificate  Principal  Balance  greater  than zero with the lowest payment  priority  shall be  further  reduced  by an amount  equal to the  percentage  interest  evidenced  thereby multiplied  by the  excess,  if any,  of (i) the  then-aggregate  Certificate  Principal  Balance of all classes of related  certificates  then  outstanding  over  (ii) the  then-aggregate  Stated  Principal  Balance  of all of the mortgage loans.

     Class A-P Collection  Shortfall—With  respect to each  distribution date and a loan group, the extent to which
(1) the amount  included under clause (iii) of the definition of Class A-P Principal  Distribution  Amount for that distribution  date and  loan  group is less  than  (2) the  amount  described  in (a)  under  clause  (iii) of such definition of Class A-P Principal  Distribution  Amount.  Notwithstanding  any other  provision of this  prospectus supplement,  any  distribution  relating to any Class A-P  Collection  Shortfall,  to the extent not covered by any amounts  otherwise  distributable  to the Class B-3  Certificates  shall  result in a  reduction  of the  amount of principal  distributions  on that  distribution  date on (i)  first,  the  Class  B-1  Certificates  and  Class B-2
Certificates, and (ii) second, the Class M Certificates, in each case in reverse order of their payment priority.

     Class A-P Principal  Distribution  Amount—With respect to any distribution date and loan group, a distribution allocable  to  principal  made to holders of the Class A-P  Certificates  from the related  Available  Distribution
Amount remaining after the related Senior Interest  Distribution Amount other than the Accrual  Distribution Amount is distributed, equal to the aggregate of:

              (i) the related Discount  Fraction of the principal  portion of the scheduled monthly payment on each
         Discount  Mortgage  Loan in the  related  loan group due during the  related  Due  Period,  whether or not received  on or prior to the related  determination  date,  less the  Discount  Fraction of the  principal portion of any related Debt Service  Reductions which together with other Bankruptcy  Losses are in excess of the Bankruptcy Amount;

              (ii)the related  Discount  Fraction of the principal  portion of all unscheduled  collections on each
         Discount  Mortgage Loan in the related loan group other than amounts  received in connection  with a Final
         Disposition  of a Discount  Mortgage  Loan in the related  loan group  described  in clause  (iii)  below,
         including  mortgagor  prepayments,   repurchases  of  Discount  Mortgage  Loans  or,  in  the  case  of  a substitution,  amounts  representing  a principal  adjustment,  as  required by the pooling and  servicing agreement,  Liquidation  Proceeds,  Subsequent Recoveries and Insurance Proceeds, to the extent applied as recoveries  of  principal,  received  during the  preceding  calendar  month or, in the case of  mortgagor prepayments in full, during the related Prepayment Period;

              (iii)        in  connection  with the Final  Disposition  of a Discount  Mortgage Loan in the related loan  group  that did not  result in any  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess
         Bankruptcy Losses or Extraordinary  Losses,  an amount equal to the lesser of (a) the applicable  Discount
         Fraction  of the Stated  Principal  Balance  of that  Discount  Mortgage  Loan  immediately  prior to that distribution  date and (b) the  aggregate  amount of  collections  on that  Discount  Mortgage Loan to the extent applied as recoveries of principal;

              (iv)any amounts  allocable to principal for any previous  distribution  date  calculated  pursuant to clauses (i) through (iii) above that remain undistributed; and

              (v) an  amount  equal to the  aggregate  of the  related  Class  A-P  Collection  Shortfalls  for all distribution  dates on or prior to such  distribution  date,  less any amounts paid under this clause on a prior distribution  date, until paid in full;  provided,  that  distributions  under this clause (v) shall only be made to the extent of Eligible Funds for such loan group on any distribution date; minus

              (vi)the related Discount Fraction of the portion of the Capitalization  Reimbursement  Amount for the related loan group for such  distribution  date,  if any,  related to each  Discount  Mortgage Loan in the related loan group.

Notwithstanding  the  foregoing,  on  or  after  the  Credit  Support  Depletion  Date,  the  Class  A-P  Principal
Distribution  Amount with respect to any distribution  date and loan group will equal the Discount  Fraction of the principal  portion of scheduled  payments and unscheduled  collections  received or advanced in respect of Discount
Mortgage  Loans in the  related  loan group  minus the  related  Discount  Fraction  of the  portion of the related
Capitalization  Reimbursement  Amount for such distribution date, if any, related to each Discount Mortgage Loan in the related loan group.

     Class I-A Certificates— The Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Certificates.

     Class  I-A  Percentage—  With  respect  to any  distribution  date,  the  percentage  equal  to the  aggregate
Certificate  Principal  Balance of the Group I Senior  Certificates  immediately  prior to that  distribution  date divided by the  aggregate  Stated  Principal  Balance of all of the mortgage  loans in loan group I, other than the
Discount  Fraction of the Discount  Mortgage Loans in loan group I, immediately  prior to that  distribution  date.
The Class I-A  Percentage was equal to  approximately  90.46% after giving effect to  distributions  on the January
25, 2008 distribution date and will in no event exceed 100%.

     Class II-A  Certificates—The  Class II-A-1,  Class II-A-2,  Class II-A-3,  Class II-A-4,  Class II-A-5,  Class
II-A-6,  Class II-A-7,  Class II-A-8, Class II-A-9,  Class II-A-10,  Class II-A-11,  Class II-A-12,  Class II-A-13,
Class II-A-14, Class II-A-15, Class II-A-16, Class II-A-17, Class II-A-18 and Class II-A-19 Certificates.

     Class  II-A  Percentage—  With  respect  to any  distribution  date,  the  percentage  equal to the  aggregate
Certificate  Principal  Balance of the Group II Senior  Certificates  immediately  prior to that  distribution date divided by the aggregate  Stated  Principal  Balance of all of the mortgage  loans in loan group II, other than the
Discount  Fraction of the Discount Mortgage Loans in loan group II,  immediately  prior to that distribution  date.
The Class II-A Percentage was equal to  approximately  91.21% after giving effect to  distributions  on the January
25, 2008 distribution date and will in no event exceed 100%.

     Credit  Support  Depletion  Date—The  first  distribution  date on which the aggregate  Certificate  Principal
Balance of the Class M Certificates and Class B Certificates has been reduced to zero.

     Discount  Fraction—With  respect to each Discount  Mortgage Loan, a fraction,  expressed as a percentage,  the numerator of which is 6.50% minus the Net Mortgage Rate for such  Discount  Mortgage  Loan and the  denominator  of which is 6.50%.  The Class A-P  Certificates  will be entitled to payments  based on the  Discount  Fraction of the
Discount Mortgage Loans.

     Discount Mortgage Loan—Any mortgage loan with a Net Mortgage Rate less than 6.50% per annum.

     Due Date—With  respect to any distribution  date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

     Due Period—With respect to any distribution date, the calendar month in which the distribution date occurs.

     Eligible  Funds—With  respect to any distribution  date and loan group, such loan group's portion of an amount that is allocated  among the loan groups pro rata,  based on the  aggregate  unpaid Class A-P  Shortfalls  for each loan group, which amount is equal to the excess of (i) the Aggregate  Available  Distribution  Amount over (ii) the sum of the Aggregate  Senior Interest  Distribution  Amount,  the Aggregate Senior  Principal  Distribution  Amount
(determined  without  regard to clause (iv) of the  definition  of "Senior  Principal  Distribution  Amount"),  the
Aggregate Class A-P Principal  Distribution  Amount  (determined  without regard to clause (v) of the definition of
"Class A-P Principal  Distribution  Amount") and the aggregate amount of Accrued Certificate  Interest on the Class
M, Class B-1 and Class B-2 Certificates.

     Excess Bankruptcy Losses—Bankruptcy Losses in excess of the Bankruptcy Amount.

     Excess Fraud Losses—Fraud Losses in excess of the Fraud Loss Amount.

     Excess Special Hazard Losses—Special Hazard Losses in excess of the Special Hazard Amount.

     Excess  Subordinate  Principal  Amount—With  respect to distribution  date on which the Certificate  Principal
Balance of the most subordinate  class or classes of certificates  then outstanding is to be reduced to zero and on which  Realized  Losses are to be allocated to that class or those  classes,  the amount,  if any, by which (i) the amount of principal that would  otherwise be  distributable  on that class or those classes of certificates on that distribution  date is greater  than (ii) the excess,  if any, of the  aggregate  Certificate  Principal  Balance of that class or those classes of certificates  immediately  prior to that distribution date over the aggregate amount of Realized  Losses to be allocated to that class or those classes of certificates  on that  distribution  date, as reduced by any amount  calculated  pursuant to clause (v) of the  definition of "Class A-P  Principal  Distribution
Amount." The Excess  Subordinate  Principal  Amount will be  allocated  between the loan groups on a pro rata basis in  accordance  with the  amount of  Realized  Losses on the  mortgage  loans in each loan group  allocated  to the certificates on that distribution date.

     Final  Disposition—With  respect to a defaulted  mortgage loan, a Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds,  Liquidation  Proceeds and other  payments or cash  recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

     Interest Accrual  Period—With  respect to each distribution date, for all classes of certificates,  other than the Adjustable Rate  Certificates,  the calendar month preceding the month in which the  distribution  date occurs.
The Interest  Accrual Period for the Adjustable  Rate  Certificates,  other than the Class II-A-9 and Class II-A-12
Certificates,  is the one-month  period  commencing  on the 25th day of the month  preceding the month in which the distribution  date  occurs  and  ending on the 24th day of the month in which the  distribution  date  occurs.  The
Interest Accrual Period for the Class II-A-9 Certificates and Class II-A-12  Certificates,  other than with respect to the  distribution  date  occurring  in October  2006,  is the period  commencing  on the  immediately  preceding distribution  date and  ending  on the day  immediately  preceding  the  distribution  date.  With  respect  to the distribution  date in October  2006,  the  Interest  Accrual  Period for the Class  II-A-9  Certificates  and Class
II-A-12  Certificates is the period commencing on the closing date and ending on the day immediately  preceding the distribution  date  in  October  2006.  Notwithstanding  the  foregoing,  the  distributions  of  interest  on  any distribution  date for all classes of certificates  will reflect interest  accrued,  and receipts for that interest accrued,  on the  mortgage  loans  during the  related  Due Period,  as may be reduced by any  Prepayment  Interest
Shortfall and other shortfalls in collections of interest to the extent described in this prospectus supplement.

     Lockout  Percentage—For  any distribution  date occurring prior to the distribution  date in October 2011, 0%.
For any  distribution  date  occurring  after the first  five years  following  the  issuance  date,  a  percentage determined as follows:

              o   for any distribution date during the sixth year after the issuance date, 30%;

              o   for any distribution date during the seventh year after the issuance date, 40%;

              o   for any distribution date during the eighth year after the issuance date, 60%;

              o   for any distribution date during the ninth year after the issuance date, 80%; and

              o   for any distribution date thereafter, 100%.

     Net  Mortgage  Rate—As to a mortgage  loan,  the  mortgage  rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

     Non-Discount  Mortgage  Loan—With  respect to each loan group,  the  mortgage  loans  other than the  Discount
Mortgage Loans in such loan group.

     Notional  Amount— As of any date of  determination,  the Notional  Amount of the Class I-A-3  Certificates  is
equal to the Certificate  Principal  Balance of the Class I-A-4  Certificates  immediately  prior to that date. The
Notional  Amount  of  the  Class  I-A-3   Certificates  was  approximately   $26,677,000  after  giving  effect  to
distributions on the January 25, 2008 distribution  date. As of any date of  determination,  the Notional Amount of the Class II-A-2 Certificates is equal to the aggregate  Certificate  Principal Balance of the Class II-A-1,  Class
II-A-5 and Class  II-A-7  Certificates  immediately  prior to that date.  The  Notional  Amount of the Class II-A-2
Certificates  was  approximately  $63,919,465  after  giving  effect  to  distributions  on the  January  25,  2008 distribution  date.  As of any date of  determination,  the  Notional  Amount of the Class II-A-6  Certificates  is
equal to the Certificate  Principal  Balance of the Class II-A-5  Certificates  immediately prior to that date. The
Notional  Amount  of  the  Class  II-A-6  Certificates  was  approximately   $19,226,419  after  giving  effect  to
distributions on the January 25, 2008 distribution  date. As of any date of  determination,  the Notional Amount of the Class II-A-8  Certificates  is equal to the  Certificate  Principal  Balance of the Class  II-A-7  Certificates
immediately  prior  to  that  date.  The  Notional  Amount  of the  Class  II-A-8  Certificates  was  approximately
$32,505,141  after giving  effect to  distributions  on the January 25, 2008  distribution  date. As of any date of determination,  the  Notional  Amount of the  Class  II-A-13  Certificates  is equal to the  Certificate  Principal
Balance  of the Class  II-A-12  Certificates  immediately  prior to that  date.  The  Notional  Amount of the Class
II-A-13  Certificates was  approximately  $19,082,014  after giving effect to distributions on the January 25, 2008 distribution  date.  As of any date of  determination,  the Notional  Amount of the Class II-A-16  Certificates  is
equal to the Certificate  Principal Balance of the Class II-A-15  Certificates  immediately prior to that date. The
Notional  Amount  of  the  Class  II-A-16  Certificates  was  approximately  $32,157,781  after  giving  effect  to distributions on the January 25, 2008 distribution  date. As of any date of  determination,  the Notional Amount of the Class II-A-17  Certificates  is equal to the product of (x) a fraction,  the numerator of which is 0.377133187, and the  denominator  of which is 0.50,  and (y) the aggregate  Certificate  Principal  Balance of the Class II-A-4
Certificates  and the Class  II-A-10  Certificates  immediately  prior to that  date.  The  Notional  Amount of the
Class II-A-17  Certificates was  approximately  $50,083,287 after giving effect to distributions on the January 25,
2008  distribution  date. As of any date of  determination,  the Notional Amount of the Class II-A-19  Certificates
is equal to the sum of (a) the certificate  principal balance of the Class II-A-12  Certificates  immediately prior to that date,  multiplied by a fraction,  the numerator of which is  1.714231208  and the  denominator  of which is
6.50, (b) the  certificate  principal  balance of the Class II-A-15  Certificates  immediately  prior to that date, multiplied  by a  fraction,  the  numerator  of  which is 0.50 and the  denominator  of which is 6.50,  and (c) the certificate  principal balance of the Class II-A-18  Certificates  immediately prior to that date,  multiplied by a fraction,  the numerator of which is 0.761414887  and the  denominator of which is 6.50. The Notional Amount of the
Class II-A-19  Certificates was  approximately  $11,935,088 after giving effect to distributions on the January 25,
2008  distribution  date. As of any date of  determination,  the Notional  Amount of the Class A-V  Certificates is
equal to the aggregate  Stated  Principal  Balance of the mortgage loans prior to that date. The Notional Amount of the Class A-V Certificates was approximately  $426,836,039  after giving effect to distributions on the January 25,
2008  distribution  date.  Reference to a Notional  Amount is solely for convenience in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

     Record Date—With respect to any  certificates,  other than the Adjustable Rate Certificates for so long as the
Adjustable Rate  Certificates are in book-entry form, and any distribution  date, the close of business on the last business  day of the  preceding  calendar  month.  With  respect  to  the  Adjustable  Rate  Certificates  and  any distribution  date,  provided the Adjustable Rate Certificates are in book-entry form, the close of business on the business day prior to that distribution date

     Senior  Accelerated  Distribution  Percentage—For  any loan group and any distribution date occurring prior to the distribution date in October 2011, 100%. The Senior  Accelerated  Distribution  Percentage for any distribution date and any loan group occurring after the first five years following the issuance date will be as follows:

              o   for any  distribution  date during the sixth year after the  issuance  date,  the related  Senior
                  Percentage for that  distribution  date plus 70% of the related  Subordinate  Percentage for that distribution date;

              o   for any  distribution  date during the seventh year after the issuance  date,  the related Senior
                  Percentage for that  distribution  date plus 60% of the related  Subordinate  Percentage for that distribution date;

              o   for any  distribution  date during the eighth year after the issuance  date,  the related  Senior
                  Percentage for that  distribution  date plus 40% of the related  Subordinate  Percentage for that distribution date;

              o   for any  distribution  date during the ninth year after the  issuance  date,  the related  Senior
                  Percentage for that  distribution  date plus 20% of the related  Subordinate  Percentage for that distribution date; and

              o   for any distribution date thereafter, the related Senior Percentage for that distribution date.

     If on any distribution date the weighted average of the Senior  Percentages for both loan groups,  weighted on the basis of the Stated  Principal  Balances of the mortgage loans in the related loan group excluding the Discount
Fraction  of the  Discount  Mortgage  Loans  exceeds  the  weighted  average  of the  initial  Senior  Percentages, calculated on that basis, each of the Senior Accelerated  Distribution  Percentages for that distribution date will once again equal 100%.

     Any  scheduled  reduction  to each  Senior  Accelerated  Distribution  Percentage  shall not be made as of any distribution date unless either:

         (a)(i)(X) the outstanding  principal  balance of mortgage loans in both loan groups  delinquent 60 days or more,  including  mortgage loans in foreclosure and REO,  averaged over the last six months, as a percentage of the aggregate outstanding  Certificate Principal Balance of the Class M Certificates and Class B Certificates,  is less than 50% or (Y) the  outstanding  principal  balance of mortgage  loans in both loan groups  delinquent  60 days or more,  including  mortgage loans in foreclosure and REO,  averaged over the last six months, as a percentage of the aggregate  outstanding  principal balance of all mortgage loans averaged over the last six months,  does not exceed
2%, and

         (ii)     Realized  Losses on the mortgage  loans in both loan groups to date for that  distribution  date, if occurring during the sixth,  seventh,  eighth,  ninth or tenth year, or any year thereafter,  after the issuance date,  are less than 30%,  35%,  40%, 45% or 50%,  respectively,  of the sum of the initial  Certificate  Principal
Balances of the Class M Certificates and Class B Certificates; or

         (b)(i) the  outstanding  principal  balance of mortgage  loans in both loan groups  delinquent  60 days or more,  including  mortgage loans in foreclosure and REO,  averaged over the last six months, as a percentage of the aggregate  outstanding  principal balance of all mortgage loans averaged over the last six months,  does not exceed
4%, and

         (ii)     Realized  Losses on the mortgage  loans in both loan groups to date for that  distribution  date, if occurring during the sixth,  seventh,  eighth,  ninth or tenth year or any year  thereafter,  after the issuance date,  are less than 10%,  15%,  20%, 25% or 30%,  respectively,  of the sum of the initial  Certificate  Principal
Balances of the Class M Certificates and Class B Certificates.

     Notwithstanding  the  foregoing,   upon  reduction  of  the  Certificate  Principal  Balances  of  the  Senior
Certificates  related  to a loan  group,  other  than the Class  A-P  Certificates,  to zero,  the  related  Senior
Accelerated Distribution Percentage will equal 0%.

     Senior  Interest  Distribution  Amount—With  respect  to any  distribution  date and loan  group the amount of
Accrued  Certificate  Interest  to be  distributed  to the  holders of the  related  Senior  Certificates  for that distribution date.

     Senior Percentage—The Class I-A Percentage or the Class II-A Percentage, as applicable.

     Senior Principal  Distribution  Amount—With  respect to any  distribution  date and a loan group the lesser of
(a) the  balance  of the  related  Available  Distribution  Amount  remaining  after the  related  Senior  Interest
Distribution  Amount and related Class A-P Principal  Distribution  Amount (determined without regard to clause (v)
of the  definition of "Class A-P Principal  Distribution  Amount"),  in each case,  for the related loan group have been distributed and (b) the sum of:

              (i) the product of (A) the  then-applicable  related  Senior  Percentage and (B) the aggregate of the following amounts:

              (1)   the principal  portion of all scheduled  monthly  payments on the mortgage loans in the related loan group other than the  related  Discount  Fraction of the  principal  portion of those  payments  with respect to each  Discount  Mortgage  Loan in the related  loan  group,  due during the related Due Period, whether or not  received on or prior to the related  determination  date,  less the  principal  portion of
         Debt Service  Reductions,  other than the related Discount  Fraction of the principal  portion of the Debt
         Service  Reductions  with respect to each such  Discount  Mortgage  Loan in the related loan group,  which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

              (2)   the  principal  portion of all  proceeds of the  repurchase  of a mortgage  loan in the related loan group or, in the case of a  substitution,  amounts  representing a principal  adjustment,  other than the related  Discount  Fraction of the principal  portion of those  proceeds with respect to each Discount
         Mortgage  Loan in the related loan group,  as required by the pooling and servicing  agreement  during the preceding calendar month; and

              (3)   the principal portion of all other unscheduled  collections,  including Subsequent  Recoveries, received with respect to the related loan group during the preceding  calendar month,  other than full and partial  mortgagor  prepayments  and any amounts  received in  connection  with a Final  Disposition  of a mortgage loan  described in clause (ii) below,  to the extent  applied as  recoveries of principal,  other than the related  Discount  Fraction  of the  principal  portion of those  unscheduled  collections,  with respect to each Discount Mortgage Loan in the related loan group;

              (ii)in connection  with the Final  Disposition  of a mortgage loan in the related loan group (x) that occurred  in the  preceding  calendar  month and (y) that did not  result  in any  Excess  Special  Hazard
         Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or Extraordinary  Losses, an amount equal to the lesser of:

              (1)   the  then-applicable  related Senior Percentage of the Stated Principal Balance of the mortgage loan,  other than the  related  Discount  Fraction  of the Stated  Principal  Balance,  with  respect to a
         Discount Mortgage Loan; and

              (2)   the  then-applicable  related  Senior  Accelerated   Distribution  Percentage  of  the  related
         unscheduled  collections,  including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries  of  principal,  in each case other  than the  portion of the  collections,  with  respect to a
         Discount  Mortgage Loan in the related loan group  included in clause (iii) of the definition of Class A-P
         Principal Distribution Amount;

              (iii)        the  then-applicable   related  Senior  Accelerated   Distribution   Percentage  of  the
         aggregate of all partial  mortgagor  prepayments  made during the preceding  calendar  month and mortgagor prepayments  in full made during the related  Prepayment  Period,  with  respect to the related loan group other than the  related  Discount  Fraction  of  mortgagor  prepayments,  with  respect  to each  Discount
         Mortgage Loan in the related loan group;

              (iv)any Excess  Subordinate  Principal  Amount  allocated to the related loan group,  as described in the definition of Excess Subordinate Principal Amount, for that distribution date;

              (v) any  additional  amounts  from the  other  loan  group to be  included  in the  Senior  Principal
         Distribution  Amount with respect to such loan group  pursuant to the first  paragraph of clause (c) under
         "—Principal Distributions on the Senior Certificates"; and

              (vi)any amounts  allocable to principal for any previous  distribution  date  calculated  pursuant to clauses (i) through  (iii) above that  remain  undistributed  to the extent that any of those  amounts are not  attributable  to Realized  Losses  which were  allocated to the Class M  Certificates  or the Class B
         Certificates; minus

              (vii)        the related  Capitalization  Reimbursement Amount for such distribution date, other than the related  Discount  Fraction of any portion of that amount  related to each  Discount  Mortgage Loan in the related loan group  multiplied by a fraction,  the numerator of which is the related Senior  Principal
         Distribution  Amount,  without giving effect to this clause (vii), and the denominator of which is the sum of the  principal  distribution  amounts  for all  classes  of  certificates,  other  than the  Class  A-P
         Certificates,  payable from the Available  Distribution  Amount for the related loan group without  giving effect to any reductions for the related Capitalization Reimbursement Amount.

     Subordinate  Percentage—With  respect to any loan group as of any date of  determination a percentage equal to
100% minus the related Senior Percentage as of that date.

     Subsequent  Recoveries—Subsequent  recoveries,  net of reimbursable  expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Interest Distributions

     Holders of each class of Senior  Certificates  other than the Principal Only  Certificates will be entitled to receive  interest  distributions  in an amount  equal to the  Accrued  Certificate  Interest  on that class on each distribution  date,  to the  extent of the  related  Available  Distribution  Amount  for that  distribution  date, commencing on the first  distribution date in the case of all classes of Senior  Certificates  entitled to interest distributions.  Holders of the  Class II-A-1,  Class II-A-5 and Class II-A-7  Certificates will also be entitled to receive payments, if any, made pursuant to the related yield maintenance agreement.

     Holders  of each class of Class M  Certificates  will be  entitled  to receive  interest  distributions  in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date,  to the extent of the related Available  Distribution  Amounts for that  distribution date after  distributions of interest and principal to the Senior  Certificates,  reimbursements for some Advances to the master servicer and distributions of interest and principal to any class of Class M Certificates having a higher payment priority.

     The Principal Only Certificates are not entitled to distributions of interest.

     Prepayment  Interest  Shortfalls  will result  because  interest on prepayments in full is paid by the related mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the  outstanding  principal  balance of the related  mortgage loans as of the Due Date in the month of prepayment.

     However,   with  respect  to  any  distribution  date,  any  Prepayment  Interest  Shortfalls  resulting  from prepayments in full or  prepayments  in part made on a mortgage loan in a loan group during the preceding  calendar month that are being  distributed to the related  certificateholders  on that  distribution  date will be offset by the master servicer,  but only to the extent those Prepayment  Interest Shortfalls do not exceed an amount equal to the lesser of (a)  one-twelfth  of 0.125% of the aggregate  Stated  Principal  Balance of the mortgage loans in the related  loan group  immediately  preceding  that  distribution  date and (b) the sum of the master  servicing  fee payable to the master servicer for its master servicing  activities and reinvestment  income received by the master servicer on amounts  payable  with respect to the  mortgage  loans in the related loan group and that  distribution date. No assurance  can be given that the master  servicing  compensation  available to cover  Prepayment  Interest
Shortfalls will be sufficient  therefor.  Any Prepayment  Interest  Shortfalls  which are not covered by the master servicer on any  distribution  date will not be  reimbursed  on any future  distribution  date.  See  "Pooling  and
Servicing Agreement—Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If on any distribution  date the Available  Distribution  Amount with respect to a loan group is less than the
Accrued  Certificate  Interest on the Senior  Certificates  payable  from that loan group,  the  shortfall  will be allocated among the holders of the related Senior  Certificates in proportion to the respective  amounts of Accrued
Certificate  Interest  payable from that loan group for that  distribution  date.  In  addition,  the amount of any such interest  shortfalls that are covered by  subordination,  specifically,  interest  shortfalls not described in clauses (i) through (iv) in the definition of Accrued  Certificate  Interest,  will be unpaid  Accrued  Certificate
Interest and will be  distributable  to holders of the  certificates of those classes  entitled to those amounts on subsequent  distribution  dates,  in each case to the extent of  available  funds for the related  loan group after interest  distributions as described in this prospectus  supplement.  However,  any interest  shortfalls  resulting from the failure of the yield  maintenance  agreement  provider to make payments  pursuant to the yield maintenance agreement  will  not be  unpaid  Accrued  Certificate  Interest  and  will  not be  paid  from  any  source  on any distribution date.

     These interest  shortfalls  could occur,  for example,  if delinquencies on the mortgage loans in a loan group were  exceptionally  high and were  concentrated in a particular  month and Advances by the master servicer did not cover the shortfall.  Any amounts so carried  forward will not bear interest.  Any interest  shortfalls will not be offset by a reduction in the servicing  compensation  of the master  servicer or  otherwise,  except to the limited extent described in the second preceding paragraph with respect to Prepayment Interest Shortfalls.

     The  pass-through  rates on all classes of certificates,  other than the Adjustable  Rate,  Variable Strip and
Principal Only Certificates, are fixed and are listed on pages S-7 and S-8 of this prospectus supplement.

     The pass-through rates on the Adjustable Rate Certificates are calculated as follows:

              (1)   The  pass-through  rate on the Class II-A-1  Certificates  with respect to the Interest Accrual
         Period  related to the  January  25,  2008  distribution  date was  5.56499997%  per annum,  and as to any
         Interest  Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.70%,  with a maximum rate of the Available Funds Cap and a minimum rate of 0.70% per annum.

              (2)   The  pass-through  rate on the Class II-A-2  Certificates  with respect to the Interest Accrual
         Period  related to the  January  25,  2008  distribution  date was  0.68500005%  per annum,  and as to any
         Interest Accrual Period  thereafter,  will be a per annum rate equal to 5.55% minus LIBOR,  with a maximum rate of 5.55% per annum and a minimum rate of 0.00% per annum.

              (3)   The  pass-through  rate on the Class II-A-5  Certificates  with respect to the Interest Accrual
         Period  related to the  January  25,  2008  distribution  date was  5.11499991%  per annum,  and as to any
         Interest  Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.25%,  with a maximum rate of the Available Funds Cap and a minimum rate of 0.25% per annum.

              (4)   The  pass-through  rate on the Class II-A-6  Certificates  with respect to the Interest Accrual
         Period  related to the  January  25,  2008  distribution  date was  0.44999997%  per annum,  and as to any
         Interest Accrual Period  thereafter,  will be a per annum rate equal to 6.00% minus LIBOR,  with a maximum rate of 0.45% per annum and a minimum rate of 0.00% per annum.

              (5)   T The pass-through  rate on the Class II-A-7  Certificates with respect to the Interest Accrual
         Period  related to the  January  25,  2008  distribution  date was  5.51500012%  per annum,  and as to any
         Interest  Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.65%,  with a maximum rate of the Available Funds Cap and a minimum rate of 0.65% per annum.

              (6)   The  pass-through  rate on the Class II-A-8  Certificates  with respect to the Interest Accrual
         Period  related to the  January  25,  2008  distribution  date was  0.30000003%  per annum,  and as to any
         Interest Accrual Period  thereafter,  will be a per annum rate equal to 5.85% minus LIBOR,  with a maximum rate of 0.30% per annum and a minimum rate of 0.00% per annum.

              (7)   The  pass-through  rate on the Class II-A-9  Certificates  with respect to the Interest Accrual
         Period  related to the  January  25,  2008  distribution  date was  5.24500060%  per annum,  and as to any
         Interest  Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.38%,  with a maximum rate  equal  to the  product  of (x)  8.00%  and (y) a  fraction,  the  numerator  of  which is 30 and the denominator of which is the actual number of days in the related  Interest  Accrual Period,  and a minimum rate of 0.38% per annum.

              (8)   The pass-through  rate on the Class II-A-12  Certificates  with respect to the Interest Accrual
         Period  related to the  January  25,  2008  distribution  date was  5.06499988%  per annum,  and as to any
         Interest  Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.20%,  with a maximum rate  equal  to the  product  of (x)  7.50%  and (y) a  fraction,  the  numerator  of  which is 30 and the denominator of which is the actual number of days in the related  Interest  Accrual Period,  and a minimum rate of 0.20% per annum.

              (9)   The pass-through  rate on the Class II-A-13  Certificates  with respect to the Interest Accrual
         Period  related to the  January  25,  2008  distribution  date was  2.43500027%  per annum,  and as to any
         Interest  Accrual Period  thereafter,  will be a per annum rate equal to 7.50% minus an amount,  expressed as a percentage,  equal to (x) LIBOR plus 0.20%,  multiplied by (y) a fraction,  the numerator of which is the actual  number of days in the related  Interest  Accrual  Period and the  denominator  of which is 30, subject to a maximum rate of 7.30% per annum and a minimum rate of 0.00% per annum.

              (10)  The pass-through  rate on the Class II-A-14  Certificates  with respect to the Interest Accrual
         Period  related to the  January 25,  2008  distribution  date was  10.82590231%  per annum,  and as to any
         Interest  Accrual  Period  thereafter,  will be a per annum rate  equal to (x) 8.00%  minus (i) LIBOR plus
         0.38%  multiplied  by (ii) a fraction,  the numerator of which is the actual number of days in the related
         Interest  Accrual Period and the denominator of which is 30, times (y)  3.9295470787,  with a maximum rate of 31.43637663% per annum and a minimum rate of 0.00% per annum.

              (11)  The pass-through  rate on the Class II-A-15  Certificates  with respect to the Interest Accrual
         Period  related to the  January  25,  2008  distribution  date was  5.36500013%  per annum,  and as to any
         Interest  Accrual Period  thereafter,  will be a per annum rate equal to LIBOR plus 0.50%,  with a maximum rate of 7.00% per annum and a minimum rate of 0.50% per annum.

              (12)  The pass-through  rate on the Class II-A-16  Certificates  with respect to the Interest Accrual
         Period  related to the  January  25,  2008  distribution  date was  1.63499991%  per annum,  and as to any
         Interest Accrual Period  thereafter,  will be a per annum rate equal to 6.50% minus LIBOR,  with a maximum rate of 6.50% per annum and a minimum rate of 0.00% per annum.

     The pass-through  rate on the Variable Strip  Certificates on each  distribution  date will equal the weighted average,  based on the Stated  Principal  Balance of the mortgage loans  immediately  preceding  that  distribution date,  of the pool strip  rates on each of the  mortgage  loans in the  mortgage  pool.  The pool strip rate on any mortgage loan is equal to its Net Mortgage  Rate minus 6.50%,  but not less than 0.00%.  As of the reference  date, the pool strip rates on the mortgage  loans ranged between 0.000% and 2.045% per annum.  The  pass-through  rate on the  Class A-V  Certificates  with  respect  to the  Interest  Accrual  Period  related  to the  January  25,  2008 distribution date was approximately 0.48398419% per annum.

     As  described in this  prospectus  supplement,  the Accrued  Certificate  Interest  allocable to each class of certificates,  other than the Principal Only Certificates,  which are not entitled to distributions of interest, is based on the  Certificate  Principal  Balance  of that  class  or, in the case of any  class of the  Interest  Only
Certificates, on the Notional Amount of that class.

Determination of LIBOR

     LIBOR for any Interest Accrual Period will be determined as described in the three succeeding paragraphs.

     On each  distribution  date,  LIBOR shall be established by the trustee and as to any Interest  Accrual Period for the Adjustable  Rate  Certificates,  LIBOR will equal the rate for United States dollar  deposits for one month which appears on the Reuters  Screen  LIBOR01 page as of 11:00 A.M.,  London time, on the second LIBOR business day prior to the first day of that  Interest  Accrual  Period,  or the  LIBOR  rate  adjustment  date.  Reuters  Screen
LIBOR01 page means the display  designated  as page LIBOR01 on the Reuters  Screen or any other page as may replace
LIBOR01 page on that service for the purpose of displaying  London  interbank  offered rates of major banks. If the rate does not appear on that page or any other page as may  replace  that page on that  service,  or if the service is no longer  offered,  any other  service for  displaying  LIBOR or  comparable  rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

     The reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in  transactions  in the London interbank  market,  selected by the trustee after  consultation  with the master servicer.  The reference bank rate will be  determined  as of  11:00  A.M.,  London  time,  on the day that is one  LIBOR  business  day  prior to the immediately  preceding  distribution  date to prime banks in the London  interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of the Adjustable Rate Certificates
then  outstanding.  The trustee will request the principal  London office of each of the reference banks to provide a quotation of its rate. If at least two  quotations  are  provided,  the rate will be the  arithmetic  mean of the quotations.  If on that date fewer than two quotations  are provided as requested,  the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City,  selected by the trustee  after  consultation with the master  servicer,  as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading
European  banks for a period of one month in amounts  approximately  equal to the aggregate  Certificate  Principal
Balance of the Adjustable Rate Certificates then  outstanding.  If no quotations can be obtained,  the rate will be
LIBOR for the prior  distribution  date;  provided  however,  if, under the  priorities  listed  previously in this paragraph,  LIBOR for a distribution date would be based on LIBOR for the previous  distribution date for the third consecutive  distribution  date,  the  trustee  shall,  after  consultation  with the  master  servicer,  select an alternative  comparable  index over which the trustee has no control,  used for  determining  one-month  Eurodollar lending  rates that is  calculated  and  published  or otherwise  made  available by an  independent  party.  LIBOR business day means any day other than (i) a  Saturday or a Sunday or (ii) a day on which  banking  institutions  in the city of London, England are required or authorized by law to be closed.

     The  establishment  of  LIBOR  by  the  trustee  and  the  master  servicer's  subsequent  calculation  of the pass-through  rates  applicable to the Adjustable Rate  Certificates for the relevant  Interest Accrual Period,  in the absence of manifest error, will be final and binding.

Principal Distributions on the Senior Certificates

     The holders of the Senior Certificates,  other than the Interest Only Certificates,  which are not entitled to distributions of principal,  will be entitled to receive on each  distribution  date, in the priority  described in this  prospectus  supplement  and to the  extent  of the  portion  of the  related  Available  Distribution  Amount remaining after the distribution of the related Senior Interest  Distribution  Amount, a distribution  allocable to principal equal to in the case of (i) the Class I-A Certificates and Class R-I  Certificates,  the Senior Principal
Distribution  Amount for loan group I, (ii) the Class II-A  Certificates  and Class R-II  Certificates,  the Senior
Principal  Distribution  Amount for loan group II, and (iii) the Class A-P  Certificates,  the Aggregate  Class A-P
Principal Distribution Amount.

     After the distribution of the related Senior Interest  Distribution Amount,  distributions of principal on the
Senior Certificates on each distribution date will be made as follows:

         (a)      Prior to the occurrence of the Credit Support Depletion Date:

                 (i)      the Aggregate Class A-P Principal  Distribution  Amount shall be distributed to the Class
     A-P  Certificates,  until the Certificate  Principal Balance of the Class A-P Certificates has been reduced to zero;

                 (ii)     the Senior  Principal  Distribution  Amount for loan group I shall be  distributed in the following manner and priority:

                      (A)  first, to the Class R-I  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero; and

                      (B)  second,  the  balance  of the  Senior  Principal  Distribution  Amount  for loan group I
              remaining  after  the  distributions,   if  any,  described  in  clause  (a)(ii)(A)  above  shall  be distributed in the following manner and priority:

                                   (a)      first,  to  the  Class  I-A-4   Certificates,   until  the  Certificate
                      Principal  Balance  thereof  has been  reduced  to zero,  in an amount  equal to the  Lockout
                      Percentage  of the  Class  I-A-4  Certificates'  pro rata  share  (based  on the  Certificate
                      Principal  Balance  thereof  relative  to  the  aggregate  Stated  Principal  Balance  of the mortgage  loans in loan group I, other than the Discount  Fractions of the Discount  Mortgage
                      Loans in loan group I) of the aggregate of the  collections  described in clauses (i),  (ii),
                      (iii),  (iv) and (v) (net of  amounts  set forth in  clause  (vi)) of the  definition  of the
                      Senior  Principal  Distribution  Amount for loan group I, without  application  of the Senior
                      Percentage or the Senior  Accelerated  Distribution  Percentage  for loan group I;  provided, however,  that if the aggregate of the amounts set forth in clauses (i),  (ii),  (iii),  (iv)
                      and (v) (net of  amounts  set forth in clause  (vi)) of the  definition  of Senior  Principal
                      Distribution  Amount for loan group I is more than the balance of the Available  Distribution
                      Amount  for loan group I  remaining  after the Senior  Interest  Distribution  Amount and the
                      Class A-P Principal  Distribution  Amount for loan group I have been distributed,  the amount paid to the Class I-A-4 Certificates  pursuant to this clause  (a)(ii)(B)(a) shall be reduced by an  amount  equal  to  the  Class  I-A-4  Certificates'  pro  rata  share  (based  on  the
                      Certificate  Principal  Balance of the Class I-A-4  Certificates  relative  to the  aggregate
                      Certificate Principal Balance of the Group I Senior Certificates) of such difference;

                                   (b)      second, to the Class I-A-1  Certificates and Class I-A-2  Certificates,
                      sequentially,  in that order,  in each case until the Certificate  Principal  Balance thereof has been reduced to zero; and

                                   (c)      third,   to  the  Class I-A-4   Certificates,   until  the  Certificate
                      Principal Balance thereof has been reduced to zero; and

                 (iii)    the Senior  Principal  Distribution  Amount for loan group II shall be distributed in the following manner and priority:

                      (A)  first, to the Class R-II Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero; and

                      (B)  second,  the  balance  of the  Senior  Principal  Distribution  Amount for loan group II remaining  after  the  distributions,  if  any,  described  in  clause  (a)(iii)(A)  above  shall  be distributed concurrently as follows:

                                   (a)      approximately  10.9422428054%  of such amount shall be  distributed  to the Class II-A-15  Certificates,  until the  Certificate  Principal  Balance thereof has been reduced to zero;

                                   (b)      approximately  89.0577571946%  of such amount shall be  distributed  in the following manner and priority:

                                            (1)     first,  concurrently,  to the  Class  II-A-4  Certificates  and
                                   Class II-A-10  Certificates,  until the Certificate  Principal  Balances thereof have been reduced to zero,  in an amount equal to the Lockout  Percentage of the
                                   Class  II-A-4 and Class  II-A- 10  Certificates'  pro rata  share  (based on the aggregate  Certificate  Principal  Balance  thereof  relative  to the  aggregate
                                   Stated  Principal  Balance of the  mortgage  loans in loan group II,  other than the Discount  Fractions of the Discount  Mortgage Loans in loan group II) of the aggregate of the  collections  described in clauses (i), (ii),  (iii),  (iv) and
                                   (v) (net of amounts set forth in clause  (vi)) of the  definition  of the Senior
                                   Principal  Distribution  Amount for loan group II,  without  application  of the
                                   Senior  Percentage or the Senior  Accelerated  Distribution  Percentage for loan group II; provided,  however,  that if the aggregate of the amounts set forth in clauses  (i),  (ii),  (iii),  (iv) and (v) (net of  amounts  set forth in clause
                                   (vi)) of the definition of Senior Principal  Distribution  Amount for loan group
                                   II is more  than the  balance  of the  Available  Distribution  Amount  for loan group II remaining after the Senior Interest  Distribution  Amount and the Class
                                   A-P Principal  Distribution Amount for loan group II have been distributed,  the amount paid to the Class  II-A-4  Certificates  and  Class II-A-10  Certificates
                                   pursuant to this clause  (a)(iii)(B)(b)(1)  shall be reduced by an amount  equal to the  Class  II-A-4  Certificates  and  Class II-A-10  Certificates'  pro rata share  (based  on the  aggregate  Certificate  Principal  Balance  of the  Class
                                   II-A-4  Certificates and  Class II-A-10  Certificates  relative to the aggregate
                                   Certificate  Principal  Balance  of the  Group II Senior  Certificates)  of such difference;

                                            (2)     second,  an amount  equal to the  lesser of  (x) 99.99%  of the
                                   balance  of  the  Senior  Principal   Distribution  Amount  for  loan  group  II
                                   remaining after  distributions,  if any,  described in clause  (a)(iii)(B)(b)(1)
                                   above, and (y) $1,807,482, shall be distributed as follows:

                                                     (i) approximately 26.2569009454% of such amount shall be
                                           distributed to the Class II-A-3 Certificates, until the Certificate
                                           Principal Balance thereof has been reduced to zero; and

                                                     (ii)  approximately 73.7430990546% of such amount shall be distributed in the following manner and priority:

                                                               a.  an amount equal to the lesser of (x) 99.99% of
                                                     the amount described in clause (a)(iii)(B)(b)(2)(ii) above, and (y) $760,255 to the Class II-A-18 Certificates, until
                                                     the Certificate Principal Balance thereof has been reduced to zero;

                                                               b. to the Class II-A-11 Certificates and Class
                                                     II-A-12 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the
                                                     Certificate Principal Balances thereof have been reduced to zero; and

                                                               c. to the Class II-A-18 Certificates until the
                                                     Certificate Principal Balance thereof has been reduced to
                                                     zero;

                                            (3)     third,  to the Class  II-A-1,  Class  II-A-5  and Class  II-A-7
                                   Certificates,   on  a  pro  rata  basis  in  accordance  with  their  respective
                                   Certificate  Principal  Balances,   until  the  Certificate  Principal  Balances
                                   thereof have been reduced to zero; and

                                            (4)     fourth, concurrently as follows:

                                                     (i) approximately 26.256900949454% of such amount shall be distributed to the Class II-A-3 Certificates, until
                                                              the Certificate Principal Balance thereof has been
                                                              reduced to zero; and

                                                     (ii) approximately 73.7430990546% of such amount shall be
                                                              distributed as follows:

                                                               a. to the Class II-A-18 Certificates, an amount
                                                     equal to the lesser of (x) 99.99% of the amount described in clause (a)(iii)(B)(b)(4)(ii) above, and (y) the excess of
                                                     (i) $760,255 over (ii) the amount paid in clause
                                                     (a)(iii)(B)(b)(2)(ii)a. above to the Class II-A-18
                                                     Certificates, until the Certificate Principal Balance
                                                     thereof has been reduced to zero;

                                                               b. to the Class II-A-11 Certificates and the Class
                                                     II-A-12 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, until the
                                                     Certificate Principal Balances thereof have been reduced to zero; and

                                                               c. to the Class II-A-18 Certificates, until the
                                                     Certificate Principal Balance thereof has been reduced to
                                                     zero;

                                           (5)       fifth, to the Class II-A-9 Certificates and Class II-A-14
                                     Certificates, on a pro rata basis in accordance with their respective
                                     Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduce to zero; and

                                           (6)       sixth, to the Class II-A-4 Certificates and Class II-A-10
                                     Certificates, on a pro rate basis in accordance with their respective
                                     Certificates Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero.

         (b)      On any  distribution  date prior to the  occurrence  of the Credit  Support  Depletion  Date that occurs  after the  reduction of the  aggregate  Certificate  Principal  Balance of the Senior  Certificates  of any
Certificate Group to zero, the outstanding  Senior  Certificates of the other Certificate Group will be entitled to receive  100% of the  mortgagor  prepayments  on the  mortgage  loans  in the  loan  group  related  to the  Senior
Certificates  that have been  reduced to zero.  Such  amounts  shall be treated  as part of the  related  Available
Distribution  Amount and  distributed as part of the related  Senior  Principal  Distribution  Amount in accordance with the priorities set forth in clause (a)(ii) or (a)(iii) above,  as applicable,  in reduction of the Certificate
Principal Balances thereof.  Notwithstanding  the foregoing,  remaining Senior Certificates will not be entitled to receive  mortgagor  prepayments  on the mortgage  loans in the other loan group if the following two conditions are satisfied:  (1) the weighted  average of the  Subordinate  Percentages  for both loan groups for such  distribution date,  weighted on the basis of the Stated  Principal  Balances of the mortgage loans in the related loan group, is at least two times the weighted  average of the initial  Subordinate  Percentages for both loan groups,  calculated on that basis and (2) the  outstanding  principal  balance of the mortgage loans in both loan groups  delinquent 60 days or more  averaged  over the  last  six  months,  as a  percentage  of the  aggregate  outstanding  Certificate
Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

         On any  distribution  date prior to the Credit Support  Depletion Date on which the aggregate  Certificate
Principal  Balance  of the Senior  Certificates  of any  Certificate  Group is greater  than the  aggregate  Stated
Principal  Balance  of the  mortgage  loans in the  related  loan  group,  in each  case  after  giving  effect  to distributions to be made on such distribution  date, (1) 100% of the mortgagor  prepayments  allocable to the Class
M  Certificates  and Class B  Certificates  from the mortgage  loans in the other loan group will be distributed to such  undercollateralized  Senior  Certificates  in accordance  with the  priorities set forth in clause (a)(ii) or
(a)(iii) above, as applicable,  in reduction of the Certificate  Principal  Balances  thereof,  until the aggregate
Certificate  Principal Balance of such  certificates  equals the aggregate Stated Principal Balance of the mortgage loans in the related  loan group and (2) an amount  equal to one  month's  interest at a rate of 6.50% per annum on the amount of such difference will be distributed,  pro rata, from the Available  Distribution Amount for the other loan  group  otherwise  allocable  to the Class M  Certificates  and Class B  Certificates,  based on such  amounts otherwise  allocable to the Class M  Certificates  and Class B  Certificates,  as follows:  first to pay any unpaid interest on such  undercollateralized  Senior  Certificates and then to pay principal on those  certificates in the manner described in (1) above.

         (c)      On or after the occurrence of the Credit  Support  Depletion  Date,  all  priorities  relating to distributions  as described in clauses (a) and (b) above relating to principal among the Senior  Certificates  will be  disregarded.  Instead,  an amount  equal to the  Aggregate  Class A-P  Principal  Distribution  Amount  will be distributed to the Class A-P  Certificates,  and then the applicable Senior Principal  Distribution  Amount will be distributed to the related  outstanding  Senior  Certificates,  other than the Class A-P Certificates,  pro rata in accordance with their respective outstanding Certificate Principal Balances.

         (d)      After  reduction of the Certificate  Principal  Balances of the Senior  Certificates,  other than the Class A-P  Certificates,  to zero but prior to the Credit  Support  Depletion  Date,  the Senior  Certificates,
other than the Class A-P  Certificates,  will be entitled to no further  distributions of principal and the related
Available  Distribution  Amount will be paid solely to the holders of the Class A-P,  Variable  Strip,  Class M and
Class B Certificates, in each case as described in this prospectus supplement.

Principal Distributions on the Class M Certificates

     Holders of each class of the Class M Certificates  will be entitled to receive on each  distribution  date, to the extent of the portion of the Available Distribution Amount for the related loan group remaining after:

              o   the sum of the Senior Interest  Distribution Amount, Class A-P Principal  Distribution Amount and
                  Senior Principal Distribution Amount, in each case,  for such loan group, is distributed;

              o   reimbursement is made to the master servicer for some Advances remaining  unreimbursed  following the  final  liquidation  of the  related  mortgage  loan  to the  extent  described  below  under
                  "Advances";

              o   the aggregate  amount of Accrued  Certificate  Interest and principal  required to be distributed to any class of Class M Certificates having a higher payment priority is distributed; and

              o   the aggregate  amount of Accrued  Certificate  Interest  required to be distributed to that class of Class M Certificates on that  distribution  date is distributed,  a distribution  allocable to principal in the sum of the following:

              (i) the product of (A) that  class' pro rata share,  based on the  aggregate  Certificate  Balance of all classes of Class M Certificates  and Class B Certificates  then  outstanding  and (B) the aggregate of the following  amounts,  to the extent not included in the Senior  Principal  Distribution  Amount for the
         related loan group:

                  (1)      the principal  portion of all scheduled  monthly  payments on the mortgage  loans in the related loan group,  other than the related Discount  Fraction of the principal  portion of those payments with respect to a Discount  Mortgage  Loan in the related  loan group,  due during the related Due Period, whether or not  received on or prior to the related  determination  date,  less the  principal  portion of
         Debt Service  Reductions,  other than the related Discount  Fraction of the principal  portion of the Debt
         Service  Reductions with respect to each Discount Mortgage Loan in the related loan group,  which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

                  (2)      the  principal  portion of all  proceeds  of the  repurchase  of a mortgage  loan in the related loan group or, in the case of a substitution,  amounts representing a principal adjustment,  other than the related  Discount  Fraction of the  principal  portion of the proceeds with respect to a Discount
         Mortgage  Loan in the related loan group,  as required by the pooling and servicing  agreement  during the preceding calendar month; and

                  (3)      the  principal  portion  of all  other  unscheduled  collections,  including  Subsequent
         Recoveries,  received with respect to the related loan group during the preceding  calendar  month,  other than  full  and  partial  mortgagor  prepayments  and any  amounts  received  in  connection  with a Final
         Disposition  of a mortgage  loan  described in clause (ii) below,  to the extent  applied as recoveries of principal,  other  than the  related  Discount  Fraction  of the  principal  amount  of those  unscheduled collections, with respect to a Discount Mortgage Loan in the related loan group;

              (ii)that class' pro rata share,  based on the Certificate  Principal Balance of each class of Class M
         Certificates  and Class B Certificates  then  outstanding,  of all amounts received in connection with the
         Final  Disposition of a mortgage loan in the related loan group,  other than the related Discount Fraction of those  amounts with respect to a Discount  Mortgage  Loan in the related loan group,  (x) that occurred during the  preceding  calendar  month and (y) that did not result in any Excess  Special  Hazard  Losses,
         Excess  Fraud  Losses,  Excess  Bankruptcy  Losses or  Extraordinary  Losses,  to the  extent  applied  as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

              (iii)        with  respect to mortgage  loans in the related  loan  group,  the portion of  mortgagor prepayments  in full made by the  respective  mortgagors  during  the  related  Prepayment  Period and the portion of partial mortgagor  prepayments made by the respective  mortgagors during the preceding calendar month,  other  than the  Discount  Fraction  of those  mortgagor  prepayments  with  respect to a Discount
         Mortgage  Loan in that loan group,  allocable  to that class of Class M  Certificates  as described in the third succeeding paragraph;

              (iv)if that  class  is the  most  senior  class  of  related  certificates  then  outstanding  with a
         Certificate  Principal  Balance  greater than zero,  an amount equal to the Excess  Subordinate  Principal
         Amount  allocated  to the  related  loan group,  as  described  in the  definition  of Excess  Subordinate
         Principal Amount, if any; and

              (v) any amounts  allocable to principal for any previous  distribution  date  calculated  pursuant to clauses (i) through  (iii) above that  remain  undistributed  to the extent that any of those  amounts are not  attributable  to Realized  Losses which were  allocated to any class of Class M  Certificates  with a lower payment priority or the Class B Certificates; minus

              (vi)the Capitalization  Reimbursement  Amounts for the related loan group for such distribution date, other than the related Discount  Fraction of any portion of that amount related to each Discount  Mortgage
         Loan in the related  loan  group,  multiplied  by a  fraction,  the  numerator  of which is the  principal distribution  amount for such class of Class M  Certificates,  without  giving effect to this clause (vi), and the  denominator  of  which  is the sum of the  principal  distribution  amounts  for all  classes  of certificates  other than the Class A-P Certificates,  payable from the Available  Distribution  Amount for the related loan group  without  giving  effect to any  reductions  for the  Capitalization  Reimbursement
         Amount.

     References  in this  prospectus  supplement  to  "payment  priority"  of the Class M  Certificates  refer to a payment priority among those classes of certificates as follows:  first, to the Class M-1 Certificates;  second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

     As to each class of Class M Certificates,  on any distribution date, any Accrued Certificate  Interest thereon remaining  unpaid from any previous  distribution  date will be  distributable  to the extent of  available  funds.
Notwithstanding  the  foregoing,  if the  Certificate  Principal  Balances  of the Class B  Certificates  have been reduced to zero, on any  distribution  date, with respect to the class of Class M Certificates  outstanding on that distribution  date with a  Certificate  Principal  Balance  greater  than zero with the  lowest  payment  priority,
Accrued  Certificate  Interest  thereon  remaining  unpaid  from  any  previous   distribution  date  will  not  be
distributable, except in the limited circumstances provided in the pooling and servicing agreement.

     All mortgagor  prepayments not otherwise  distributable to the Senior  Certificates will be allocated on a pro rata basis among the class of Class M  Certificates  with the highest  payment  priority  then  outstanding  with a
Certificate  Principal  Balance  greater  than  zero and each  other  class of  Class M  Certificates  and  Class B
Certificates for which certain loss levels  established for that class in the pooling and servicing  agreement have not been exceeded.  The related loss level on any  distribution  date would be satisfied as to any Class M-2, Class
M-3 or Class B  Certificates,  respectively,  only if the sum of the current  percentage  interests in the mortgage pool  evidenced  by that class and each class,  if any,  subordinate  thereto were at least equal to the sum of the initial  percentage  interests in the mortgage  pool  evidenced by that class and each class,  if any,  subordinate thereto.

     As stated  above  under  "—Principal  Distributions  on the  Senior  Certificates,"  each  Senior  Accelerated
Distribution  Percentage  will be 100% during the first five years after the issuance date,  unless the Certificate
Principal Balances of the related Senior Certificates,  other than the Class A-P Certificates,  are reduced to zero before the end of that five-year  period,  and will  thereafter  equal 100% whenever the related Senior  Percentage exceeds the initial  related Senior  Percentage.  Furthermore,  as described in this  prospectus  supplement,  each
Senior  Accelerated  Distribution  Percentage  will exceed the related Senior  Percentage  during the sixth through ninth years  following  the  issuance  date,  and  scheduled  reductions  to each Senior  Accelerated  Distribution
Percentage  may be postponed due to the loss and  delinquency  experience of the mortgage loans in the related loan group.  Accordingly,  the Class M Certificates  will not be entitled to any mortgagor  prepayments for at least the first five years  after the  issuance  date,  unless the  Certificate  Principal  Balances  of the  related  Senior
Certificates  (other than the Class A-P  Certificates)  have been reduced to zero before the end of such period and the  mortgagor  prepayments  from the related loan group are not payable to the holders of the Senior  Certificates relating  to the  other  loan  group  as  described  in  the  first  paragraph  of  clause  (b)  under  "—Principal
Distributions on the Senior  Certificates" above and may receive no mortgagor  prepayments or a  disproportionately small  portion of  mortgagor  prepayments  during  certain  periods  after this five year period.  See  "—Principal
Distributions on the Senior Certificates" in this prospectus supplement.

Allocation of Losses; Subordination

     The  subordination  provided to the Senior  Certificates by the Class B Certificates  and Class M Certificates
and the  subordination  provided to each class of Class M Certificates by the Class B Certificates and by any class of Class M Certificates  subordinate  thereto will cover  Realized  Losses on the mortgage loans that are Defaulted
Mortgage  Losses,  Fraud Losses,  Bankruptcy  Losses and Special Hazard Losses.  Any Realized  Losses which are not
Excess  Special  Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary  Losses will be allocated as follows:

              o   first, to the Class B Certificates;

              o   second, to the Class M-3 Certificates;

              o   third, to the Class M-2 Certificates; and

              o   fourth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and
thereafter,  if any Realized Loss is on a Discount  Mortgage Loan, to the Class A-P Certificates in an amount equal to the related  Discount  Fraction of the principal  portion of the Realized Loss until the  Certificate  Principal
Balance of the Class A-P  Certificates  has been  reduced to zero,  and the  remainder  of the  Realized  Losses on
Discount  Mortgage  Loans and the  entire  amount  of  Realized  Losses on  Non-Discount  Mortgage  Loans,  will be allocated on a pro rata basis to the (i) the Group I Senior  Certificates  and, in the case of the interest portion of such Realized Loss,  Variable Strip  Certificates,  in case of such Realized  Losses on group I loans;  and (ii)
Group II Senior  Certificates  and, in the case of the interest  portion of such Realized  Losses,  Variable  Strip
Certificates,  in case of such Realized Losses on group II loans;  provided,  however,  that such losses  otherwise allocable  to the  Class  II-A-7  Certificates  will be  allocated  to the  Class  II-A-10  Certificates  until the
Certificate  Principal Balance of the Class II-A-10  Certificates has been reduced to zero. Investors in the Senior
Certificates  should be aware that because the Class M Certificates  and Class B Certificates  represent  interests in both loan groups,  the Certificate  Principal Balance of the Class M Certificates and Class B Certificates could be  reduced  to zero as a result of a  disproportionate  amount of  Realized  Losses on the  mortgage  loans in the non-related  loan group.  Therefore,  although  Realized Losses on the mortgage loans in one loan group may only be allocated to the related Senior  Certificates,  the allocation to the Class M Certificates and Class B Certificates
of Realized  Losses on the  mortgage  loans in the other loan group will reduce the  subordination  provided to the
Senior  Certificates  by the Class M  Certificates  and Class B  Certificates  and  increase  the  likelihood  that
Realized Losses may be allocated to any class of Senior Certificates.

     Any  allocation of a Realized  Loss,  other than a Debt Service  Reduction,  to a certificate  will be made by reducing:

              o   its Certificate  Principal  Balance,  in the case of the principal  portion of the Realized Loss, in each case until the  Certificate  Principal  Balance  of that class has been  reduced to zero, provided  that no  reduction  shall reduce the  aggregate  Certificate  Principal  Balance of the certificates below the aggregate Stated Principal Balance of the mortgage loans; and

              o   the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized
                  Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In  addition,  any  allocation  of a Realized  Loss to a Class M  Certificate  may also be made by operation of the payment priority to the Senior Certificates  described under "—Principal  Distributions on the Senior Certificates"
and any class of Class M Certificates with a higher payment priority.

     As used in this  prospectus  supplement,  subordination  refers  to the  provisions  discussed  above  for the sequential  allocation of Realized  Losses among the various  classes,  as well as all provisions  effecting  those allocations  including the priorities for  distribution  of cash flows in the amounts  described in this prospectus supplement.

     In  instances  in which a  mortgage  loan is in  default  or if  default  is  reasonably  foreseeable,  and if determined by the master  servicer to be in the best  interest of the  certificateholders,  the master  servicer or subservicer may permit  servicing  modifications of the mortgage loan rather than proceeding with  foreclosure,  as described under  "Description  of the  Certificates—Servicing  and  Administration  of Mortgage  Collateral" in the
prospectus.  However the master servicer's and the subservicer's  ability to perform servicing  modifications  will be subject to some  limitations,  including  but not limited to the  following.  Advances and other  amounts may be added to the  outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan. Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the mortgage loan, will be required to be fully  amortized over the remaining term of the mortgage  loan. All  capitalizations  are to be implemented in accordance with Residential  Funding's  program guide and may be implemented only by subservicers that have been  approved by the master  servicer for that  purpose.  The final  maturity of any mortgage loan shall not be extended beyond the assumed final  distribution  date. No servicing  modification with respect to a mortgage loan will have the effect of reducing the  mortgage  rate below  one-half of the mortgage  rate as in effect on the cut-off date, but not less than the servicing fee rate.  Further,  the aggregate  current  principal balance of all mortgage loans subject to modifications  can be no more than five percent (5%) of the aggregate  principal  balance of the mortgage  loans as of the cut-off  date,  but this limit may increase  from time to time with the consent of the rating agencies.

     Any  Advances  made on any  mortgage  loan will be reduced  to reflect  any  related  servicing  modifications previously  made.  The mortgage  rate and Net Mortgage  Rate as to any mortgage  loan will be deemed not reduced by any  servicing  modification,  so that the  calculation  of Accrued  Certificate  Interest  payable on the  offered certificates will not be affected by the servicing modification.

     Allocations  of the principal  portion of Debt Service  Reductions to each class of Class M  Certificates  and
Class B  Certificates  will result from the priority of  distributions  of the  Available  Distribution  Amounts as described  in this  prospectus  supplement,  which  distributions  shall be made first to the Senior  Certificates, second to the Class M Certificates  in the order of their payment  priority and third to the Class B  Certificates.
An  allocation  of the  interest  portion  of a Realized  Loss as well as the  principal  portion  of Debt  Service
Reductions  will not reduce the level of  subordination,  as that term is  defined in this  prospectus  supplement, until an amount in respect  thereof has been  actually  disbursed to the Senior  Certificateholders  or the Class M
Certificateholders, as applicable.

     The  holders of the offered  certificates  will not be entitled to any  additional  payments  with  respect to
Realized Losses from amounts otherwise  distributable on any classes of certificates  subordinate  thereto,  except in  limited  circumstances  in  respect of any Excess  Subordinate  Principal  Amount,  or in the case of Class A-P
Collection  Shortfalls,  to the extent of related Eligible Funds.  Accordingly,  the subordination  provided to the
Senior  Certificates,  other than the Class A-P Certificates,  by the Class M Certificates and Class B Certificates
with respect to Realized Losses  allocated on any  distribution  date will be effected  primarily by increasing the related Senior  Percentage,  or the portion of the related pro rata share of future  distributions  of principal to which the Class M  Certificates  are entitled of the remaining  mortgage  loans.  Because the Discount  Fraction of each  Discount  Mortgage  Loan will not change over time,  the  protection  from  losses  provided to the Class A-P
Certificates  by the Class M Certificates  and Class B Certificates  is limited to the prior right of the Class A-P
Certificates  to  receive  distributions  in respect of  principal  as  described  in this  prospectus  supplement.
Furthermore,  principal  losses on the mortgage  loans that are not covered by  subordination  will be allocated to the Class A-P  Certificates  only to the extent  they occur on a Discount  Mortgage  Loan and only to the extent of the related Discount  Fraction of those losses.  The allocation of principal losses on the Discount  Mortgage Loans may result in those losses  being  allocated in an amount that is greater or less than would have been the case had those losses been  allocated in  proportion to the  Certificate  Principal  Balance of the Class A-P  Certificates.
Thus,  the Senior  Certificates,  other than the Class A-P  Certificates,  will bear the entire amount of losses on mortgage  loans  in the  related  loan  group  that are not  allocated  to the  Class M  Certificates  and  Class B
Certificates,  other than the amount allocable to the Class A-P Certificates,  which losses will be allocated among the (i) Class I-A  Certificates  and Class R-I  Certificates  in the case of a Realized  Loss on a mortgage loan in group I, (ii) Class II-A  Certificates  and Class R-II  Certificates,  in the case of a Realized Loss on a mortgage loan in loan group II, and (iii) Variable  Strip  Certificates,  in the case of the interest  portion of a Realized
Loss on a mortgage  loan in either  loan  group,  on a pro rata  basis with the  related  Senior  Certificates,  as described in this prospectus supplement.

     Because the Class A-P  Certificates  are entitled to receive in  connection  with the Final  Disposition  of a
Discount  Mortgage Loan, on any  distribution  date, an amount equal to all unpaid Class A-P Collection  Shortfalls to the extent of Eligible Funds on that  distribution  date,  shortfalls in distributions of principal on any class of Class M  Certificates  could  occur  under some  circumstances,  even if that class is not the most  subordinate class of certificates then outstanding with a Certificate Principal Balance greater than zero.

     Any Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses,  Extraordinary  Losses or
other losses of a type not covered by subordination  on Discount  Mortgage Loans will be allocated to the Class A-P
Certificates in an amount equal to their related  Discount  Fraction of the principal  portion of such losses.  The
Class I-A Percentage or Class II-A  Percentage,  as applicable,  of the remainder of the principal  portion of such losses on Discount  Mortgage Loans and the Class I-A  Percentage or Class II-A  Percentage,  as applicable,  of the entire amount of the principal  portion of such losses on  Non-Discount  Mortgage Loans will be allocated to (i) in the case of a Realized Loss on a group I loan,  the Class I-A  Certificates  and Class R-I  Certificates,  on a pro
rata  basis;  and (ii) in the case of a Realized  Loss on a group II loan,  the Class II-A  Certificates  and Class
R-II  Certificates,  on a pro rata  basis.  The  remainder  of the  principal  portion of such  losses on  Discount
Mortgage  Loans  and  Non-Discount  Mortgage  Loans  will be  allocated  to the  Class M  Certificates  and Class B
Certificates  on a pro  rata  basis.  The  interest  portion  of  such  losses  will  be  allocated  to  all of the certificates on a pro rata basis based on the Accrued  Certificate  Interest  thereon payable from the related loan group in respect of the related distribution date.

     An  allocation  of a Realized  Loss on a "pro rata basis" among two or more classes of  certificates  means an allocation to each of those classes of  certificates  on the basis of its then  outstanding  Certificate  Principal
Balance prior to giving effect to distributions to be made on that  distribution  date in the case of an allocation of the principal  portion of a Realized Loss, or based on the Accrued  Certificate  Interest  thereon  payable from the related loan group, in respect of that  distribution  date in the case of an allocation of the interest portion of a Realized Loss

     In order to maximize the  likelihood  of  distribution  in full of the Senior  Interest  Distribution  Amount,
Class A-P  Principal  Distribution  Amount and Senior  Principal  Distribution  Amount,  in each case for each loan group on each distribution  date,  holders of the related Senior  Certificates have a right to distributions of the related  Available  Distribution  Amount that is prior to the rights of the holders of the Class M Certificates and
Class B  Certificates,  to the extent  necessary  to satisfy the Senior  Interest  Distribution  Amount,  Class A-P
Principal  Distribution  Amount and Senior Principal  Distribution  Amount,  in each case, with respect to the each loan  group.  Similarly,  holders  of the  Class M  Certificates  have a right to  distributions  of the  Available
Distribution  Amounts prior to the rights of holders of the Class B Certificates  and holders of any class of Class
M Certificates with a lower payment priority.

     The  application  of the  related  Senior  Accelerated  Distribution  Percentage,  when it exceeds the related
Senior Percentage,  to determine the related Senior Principal  Distribution Amount will accelerate the amortization of the  Senior  Certificates,  other  than the Class A-P  Certificates,  in the  aggregate  relative  to the actual amortization of the related  mortgage  loans.  The Class A-P  Certificates  will not receive more than the Discount
Fraction  of any  unscheduled  payment  relating  to a  Discount  Mortgage  Loan.  To the  extent  that the  Senior
Certificates  in the  aggregate,  other than the Class A-P  Certificates,  are  amortized  faster than the mortgage loans in their  respective  loan groups,  in the absence of  offsetting  Realized  Losses  allocated to the Class M
Certificates  and Class B  Certificates,  the  percentage  interest  evidenced  by the Senior  Certificates  in the related loan group will be decreased,  with a corresponding  increase in the interest in the trust evidenced by the
Class M  Certificates  and Class B  Certificates,  thereby  increasing,  relative to their  respective  Certificate
Principal  Balances,  the  subordination  afforded the Senior  Certificates by the Class M Certificates and Class B
Certificates  collectively.  In  addition,  if losses on the  mortgage  loans in a loan group  exceed  the  amounts described in the definition of Senior  Accelerated  Distribution  Percentage or the conditions  described in clause
(c) under "—Principal  Distributions on the Senior  Certificates"  occur, a greater  percentage of full and partial mortgagor  prepayments  may be  allocated to the Senior  Certificates  in the  aggregate,  other than the Class A-P
Certificates,  than would otherwise be the case, thereby  accelerating the amortization of the Senior  Certificates relative to the Class M Certificates and Class B Certificates.

     The priority of payments,  including principal  prepayments,  among the Class M Certificates,  as described in this prospectus  supplement,  also has the effect during some periods,  in the absence of losses, of decreasing the percentage  interest  evidenced  by any  class of Class M  Certificates  with a higher  payment  priority,  thereby increasing,  relative to its Certificate  Principal Balance, the subordination  afforded to that class of the Class
M Certificates by the Class B Certificates and any class of Class M Certificates with a lower payment priority.

     As of any date of  determination  following the cut-off date, the Special Hazard Amount shall equal $5,412,917 less the sum of any amounts allocated  through  subordination  relating to Special Hazard Losses. In addition,  the
Special Hazard Amount will be further  reduced from time to time to an amount,  if lower,  that is not less than 1%
of the  outstanding  principal  balance of the mortgage  loans.  The Special Hazard Amount was equal to $4,540,877.
after giving effect to distributions on the January 25, 2008 distribution date.

     The Fraud Loss Amount was equal to  $9,032,872  after giving effect to  distributions  on the January 25, 2008 distribution  date.  The Fraud Loss Amount shall be reduced  over the first five years after the  issuance  date in accordance  with the terms of the pooling and  servicing  agreement.  After the first five years after the issuance date, the Fraud Loss Amount will be zero.

     The  Bankruptcy  Amount was equal to $178,393  after giving  effect to  distributions  on the January 25, 2008 distribution  date. As of any date of  determination,  the Bankruptcy  Amount will equal the excess, if any, of (1)
the lesser of (a) the Bankruptcy  Amount as of the business day next  preceding the most recent  anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing  agreement,  which amount as calculated  will provide for a reduction in the  Bankruptcy  Amount,  over (2) the  aggregate  amount of Bankruptcy
Losses  allocated  solely to the Class M Certificates  or Class B  Certificates  through  subordination  since that anniversary.

     Notwithstanding  the foregoing,  the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

              o   the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

              o   either:

                  o   the related mortgage loan is not in default with regard to payments due thereunder; or

                  o   delinquent  payments  of  principal  and  interest  under the related  mortgage  loan and any premiums on any applicable  standard hazard  insurance policy and any related escrow payments relating to that mortgage loan are being  advanced on a current basis by the master  servicer or a subservicer.

     The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Subordination."

Advances

     Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the  related  Due  Period  and not  received  on the  business  day next preceding the related determination date.

     These  Advances  are  required  to be made only to the extent  they are deemed by the  master  servicer  to be recoverable from related late collections,  Insurance Proceeds,  Liquidation  Proceeds or amounts otherwise payable to the holders of the Class B Certificates  or Class M  Certificates.  Recoverability  is determined in the context of existing outstanding  arrearages,  the current loan-to-value ratio and an assessment of the fair market value of the related  mortgaged  property.  The purpose of making  these  Advances is to maintain a regular cash flow to the certificateholders,  rather than to guarantee or insure against  losses.  The master  servicer will not be required to make any Advances  with respect to reductions  in the amount of the monthly  payments on the mortgage  loans due to Debt  Service  Reductions  or the  application  of the Relief Act or similar  legislation  or  regulations.  Any failure by the master  servicer to make an Advance as  required  under the pooling  and  servicing  agreement  will constitute  an event of default  thereunder,  in which case the trustee,  as  successor  master  servicer,  will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

     All  Advances  will be  reimbursable  to the master  servicer on a first  priority  basis from either (a) late collections,  Insurance  Proceeds and  Liquidation  Proceeds from the mortgage  loan as to which such  unreimbursed
Advance  was made or (b) as to any  Advance  that  remains  unreimbursed  in whole or in part  following  the final liquidation  of the  related  mortgage  loan,  from  any  amounts  otherwise  distributable  on any of the  Class B
Certificates  or Class M  Certificates;  provided,  however,  that any  Advances  that were made  with  respect  to delinquencies  which  ultimately  were determined to be Excess Special Hazard Losses,  Excess Fraud Losses,  Excess
Bankruptcy  Losses  or  Extraordinary  Losses  are  reimbursable  to the  master  servicer  out of any funds in the
Custodial  Account  prior to  distributions  on any of the  certificates  and the  amount of those  losses  will be allocated as described in this prospectus supplement.

     The effect of these  provisions on any class of the Class M Certificates  is that, with respect to any Advance which remains  unreimbursed  following the final liquidation of the related mortgage loan, the entire amount of the reimbursement  for that  Advance  will be borne  first by the holders of the Class B  Certificates  or any class of
Class M Certificates  having a lower payment  priority to the extent that the  reimbursement  is covered by amounts otherwise  distributable  to those classes,  and then by the holders of that class of Class M Certificates,  except as provided above, to the extent of the amounts  otherwise  distributable to them. In addition,  if the Certificate
Principal  Balances of the Class M Certificates  and Class B  Certificates  have been reduced to zero, any Advances previously  made which are deemed by the master  servicer  to be  nonrecoverable  from  related  late  collections,
Insurance  Proceeds and  Liquidation  Proceeds  may be  reimbursed  to the master  servicer out of any funds in the
Custodial Account in respect of the related loan group prior to distributions on the Senior Certificates.

     The pooling and  servicing  agreement  provides  that the master  servicer may enter into a facility  with any person which provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or
Servicing Advances,  although no such facility will reduce or otherwise affect the master servicer's  obligation to fund these Advances and/or Servicing Advances.  No facility will require the consent of the  certificateholders  or the  trustee.  Any Advances  and/or  Servicing  Advances  made by an advancing  person would be  reimbursed  to the advancing  person under the same provisions  pursuant to which  reimbursement  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

                                    Certain Yield and Prepayment Considerations

General

     The yield to maturity  on each class of offered  certificates  will be  primarily  affected  by the  following factors:

     o   the rate and timing of  principal  payments on the  mortgage  loans in the related  loan group,  including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

     o   the allocation of principal payments among the various classes of offered certificates;

     o   realized losses and interest shortfalls on the mortgage loans in the related loan group;

     o   the pass-through rate on the offered certificates;

     o   with respect to the  Class II-A-1,  Class II-A-5 and  Class II-A-7  Certificates,  payments,  if any, made pursuant to the yield maintenance agreement; and

     o   the purchase price paid for the offered certificates.

     For additional  considerations relating to the yields on the offered certificates,  see "Yield Considerations"
and "Maturity and Prepayment Considerations" in the prospectus.

Prepayment Considerations

     The yields to maturity and the aggregate  amount of distributions  on the Class II-A-15  Certificates  will be affected by the rate and timing of  principal  payments on the  mortgage  loans in loan group II. The yields may be adversely  affected by a higher or lower than anticipated rate of principal  payments on the mortgage loans in loan group II. The rate of  principal  payments  on the  mortgage  loans will in turn be  affected  by the  amortization schedules  of the  mortgage  loans,  the rate and timing of  mortgagor  prepayments  on the  mortgage  loans by the mortgagors,  liquidations  of defaulted  mortgage  loans and  purchases  of mortgage  loans due to breaches of some representations and warranties.

     The timing of changes in the rate of  prepayments,  liquidations  and  purchases of the mortgage  loans in the related  loan group may  significantly  affect the yield to an  investor,  even if the  average  rate of  principal payments  experienced  over  time  is  consistent  with  an  investor's  expectation.  In  addition,  the  rate  of prepayments  of the  mortgage  loans and the yields to  investors  on the related  certificates  may be affected by refinancing  programs,  which may include  general or targeted  solicitations,  as described  under  "Maturity  and
Prepayment  Considerations"  in the  prospectus.  Since the rate and timing of  principal  payments on the mortgage loans will depend on future events and on a variety of factors,  as described in this prospectus  supplement and in the  prospectus  under "Yield  Considerations"  and "Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal  payments on the offered  certificates.  The yields to maturity and rate and timing of principal  payments on the Senior  Certificates  will only be affected by the rate and timing of payments on the mortgage  loans in the related  loan group,  except  under the limited  circumstances  described in this prospectus supplement.

     Approximately  4.5% of the group I  loans,  3.3% of the group II loans and 3.6% of all of the mortgage  loans, respectively,  by  aggregate  principal  balance,  provide for  payment of a  prepayment  charge,  which may have a substantial  effect  on the  rate  of  prepayment  of  those  mortgage  loans.  See  "Description  of the  Mortgage
Pool—Mortgage Pool Characteristics" in this prospectus supplement.

     Some state laws restrict the imposition of prepayment  charges even when the mortgage loans expressly  provide for the  collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected even on mortgage  loans that  provide  for the  payment of these  charges In any case,  these  amounts  will not be available  for  distribution  on the  offered  certificates.  See  "Certain  Legal  Aspects of  Mortgage  Loans and
Contracts—Default Interest and Limitations on Prepayments" in the prospectus.

     Prepayments,  liquidations  and purchases of the mortgage loans will result in distributions to holders of the related  certificates,  other than the Interest Only  Certificates,  of principal  amounts which would otherwise be distributed over the remaining terms of the mortgage loans.  Factors affecting  prepayment,  including defaults and liquidations,  of mortgage  loans include  changes in  mortgagors'  housing  needs,  job  transfers,  unemployment, mortgagors'  net equity in the mortgaged  properties,  changes in the value of the mortgaged  properties,  mortgage market  interest rates,  solicitations  and servicing  decisions.  In addition,  if prevailing  mortgage rates fell significantly  below the mortgage rates on the mortgage  loans,  the rate of prepayments,  including  refinancings, would be expected to increase.  Conversely,  if prevailing  mortgage  rates rose  significantly  above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage  loans.  In general,  defaults on mortgage  loans are  expected to occur with  greater  frequency in their early years.  As a result of the program  criteria and  underwriting  standards  applicable to the mortgage  loans, the mortgage  loans may  experience  rates of  delinquency,  foreclosure,  bankruptcy and loss that are higher than those  experienced  by  mortgage  loans that  satisfy  the  standards  applied by Fannie Mae and  Freddie Mac first mortgage  loan  purchase  programs,  or by  Residential  Funding for the  purpose of  acquiring  mortgage  loans to collateralize  securities  issued by  Residential  Funding  Mortgage  Securities  I, Inc. For example,  the rate of default on mortgage  loans that are secured by  non-owner  occupied  properties,  mortgage  loans made to borrowers whose  income  is  not  required  to  be  provided  or  verified,  mortgage  loans  made  to  borrowers  with  high debt-to-income  ratios,  and  mortgage  loans with high LTV ratios,  may be higher than for other types of mortgage loans. See "Description of the Mortgage  Pool—The  Program" in this prospectus  supplement.  Furthermore,  the rate and timing of  prepayments,  defaults  and  liquidations  on the  mortgage  loans will be  affected  by the general economic  condition of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions  where a weak or  deteriorating economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.
See "Maturity and Prepayment Considerations" in the prospectus.

     Most of the mortgage  loans contain  due-on-sale  clauses.  The terms of the pooling and  servicing  agreement generally  require the master servicer or any  subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged  property and to the extent  permitted by applicable law,  except that any  enforcement  action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.

Allocation of Principal Payments

     The yields to maturity on the  certificates  will be affected by the  allocation of principal  payments  among the  certificates.  As described  under  "Description  of the  Certificates—Principal  Distributions  on the Senior
Certificates"  and "—Principal  Distributions  on the Class M Certificates" in this prospectus  supplement,  during specified  periods all or a  disproportionately  large  percentage of principal  prepayments  on the mortgage loans will be  allocated  among  the  Senior  Certificates,  other  than the  Interest  Only  Certificates  and Class A-P
Certificates,  and during specified periods no principal  prepayments or, relative to the related pro rata share, a disproportionately  small portion of principal  prepayments on the mortgage loans will be distributed to each class of Class M Certificates.  In addition to the foregoing,  if on any  distribution  date, the loss level  established for the Class M-2 Certificates or Class M-3  Certificates is exceeded and a class of Class M Certificates  having a higher payment priority is then outstanding with a Certificate  Principal  Balance greater than zero, the Class M-2
Certificates or Class M-3 Certificates,  as the case may be, will not receive  distributions  relating to principal prepayments on that distribution date.

Mortgage Loans with Interest Only Periods

     Approximately  0.1%  and 0.1% of the  group II loans  and all of the  mortgage  loans,  respectively,  have an interest only period for the first five years following the date of  origination,  approximately  48.1%,  39.1% and
41.3% of the group I loans, the group II loans and all of the mortgage loans,  respectively,  have an interest only period for the first ten years following the date of origination,  and approximately  0.1% and 0.1% of the group II loans and all of the  mortgage  loans,  respectively,  have an  interest  only period for the first  fifteen  years following the date of  origination.  During these  periods,  the payment made by the related  borrower will be less than it would be if the mortgage  loan  amortized.  In addition,  the mortgage  loan balance will not be reduced by the principal portion of scheduled  monthly payments during this period.  As a result,  no principal  payments will be made to the related  certificates  from these  mortgage  loans during their  interest  only period except in the case of a prepayment.

     After the initial interest only period,  the scheduled  monthly payment on these mortgage loans will increase, which may  result in  increased  delinquencies  by the  related  borrowers,  particularly  if  interest  rates have increased and the borrower is unable to refinance.  In addition,  losses may be greater on these  mortgage loans as a result of the mortgage loan not amortizing  during the early years of these mortgage  loans.  Although the amount of principal  included in each  scheduled  monthly  payment for a traditional  mortgage  loan is  relatively  small during  the first few  years  after the  origination  of a  mortgage  loan,  in the  aggregate  the  amount  can be significant.

     Mortgage  loans with an initial  interest  only period are  relatively  new in the mortgage  marketplace.  The performance of these  mortgage loans may be  significantly  different than mortgage loans that fully  amortize.  In particular,  there may be a higher  expectation by these  borrowers of refinancing  their mortgage loans with a new mortgage  loan,  in particular  one with an initial  interest  only period,  which may result in higher  prepayment speeds  than would  otherwise  be the case.  In  addition,  the failure to build  equity in the  related  mortgaged property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

     Sequentially  Paying  Certificates:  The Senior  Certificates,  other than the Principal Only Certificates and
Interest Only  Certificates,  are entitled to receive  distributions  in  accordance  with various  priorities  for payment of principal as described in this prospectus  supplement.  Distributions  of principal on classes having an earlier  priority of payment will be affected by the rates of  prepayment  of the mortgage  loans early in the life of the mortgage pool.  The timing of  commencement  of principal  distributions  and the weighted  average lives of certificates  with a later  priority of payment will be affected by the rates of prepayment  of the mortgage  loans both  before and after the  commencement  of  principal  distributions  on those  classes.  Holders of any class of
Senior  Certificates  with a longer  weighted  average  life bear a greater  risk of loss  than  holders  of Senior
Certificates  with a shorter  weighted  average  life  because the  Certificate  Principal  Balances of the Class M
Certificates and Class B Certificates could be reduced to zero before the Senior Certificates are retired.

     Retail Certificates:  IN ADDITION TO THE CONSIDERATIONS SET FORTH ABOVE,  INVESTORS IN THE RETAIL CERTIFICATES
SHOULD BE AWARE THAT SUCH  CERTIFICATES  MAY NOT BE AN APPROPRIATE  INVESTMENT FOR ALL PROSPECTIVE  INVESTORS.  The
Retail  Certificates  would not be an  appropriate  investment  for any  investor  requiring  a  distribution  of a particular amount of principal or interest on a specific date or dates or an otherwise  predictable  stream of cash payments.  The  timing  of such  distributions  may  have a  significant  effect  on an  investor's  yield  on such certificates if the certificate is purchased at a discount or a premium.

     Lockout  Certificates:  Investors in the Lockout  Certificates should be aware that, unless the Credit Support
Depletion Date has occurred,  the Lockout  Certificates are not expected to receive any  distributions of principal prior to the  distribution  date  occurring in October 2011, and until the  distribution  date occurring in October
2015 will receive a  disproportionately  small  portion of principal  payments,  unless the  Certificate  Principal
Balances  of the Senior  Certificates  related to the group I loans or the  Certificate  Principal  Balances of the
Senior  Certificates  related to the group II loans,  in either case other than the related  Lockout  Certificates, and the Class  A-P  Certificates  have been  reduced  to zero.  Consequently,  the  weighted  average  lives of the
Lockout  Certificates  will be longer  than would  otherwise  be the case.  The  effect on the market  value of the
Lockout  Certificates of changes in market  interest rates or market yields for similar  securities will be greater than for other classes of Senior Certificates entitled to earlier principal distributions.

     Certificates  with  Subordination  Features:   After  the  Certificate  Principal  Balances  of  the  Class  B
Certificates  have  been  reduced  to zero,  the yield to  maturity  on the  class of Class M  Certificates  with a
Certificate  Principal  Balance greater than zero with the lowest payment  priority will be extremely  sensitive to losses on the mortgage  loans and the timing of those losses  because the entire  amount of losses that are covered by  subordination  will be allocated to that class of Class M  Certificates.  See "—Class M-2 Certificate and Class
M-3 Certificate  Yield  Considerations"  below.  After the Credit Support  Depletion Date, the yield to maturity of the  Senior  Support  Certificates  will be  extremely  sensitive  to losses on the group II loans,  and the timing thereof,  because most losses that would otherwise be allocable to the Class II-A-7  Certificates will be allocated to the Class  II-A-10  Certificates.  Furthermore,  because  principal  distributions  are paid to some  classes of
Senior  Certificates and Class M Certificates  before other classes,  holders of classes having a later priority of payment bear a greater  risk of losses than  holders of classes  having an earlier  priority  for  distribution  of principal.

Realized Losses and Interest Shortfalls

     The  yields to  maturity  and the  aggregate  amount of  distributions  on the  offered  certificates  will be affected by the timing of mortgagor  defaults  resulting in Realized  Losses.  The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses to the offered  certificates  could  significantly  affect the yield to an investor in the offered  certificates.  In addition,  Realized  Losses on the mortgage loans may affect the market value of the offered certificates, even if these losses are not allocated to the offered certificates.

     After the Certificate  Principal  Balances of the Class B Certificates have been reduced to zero, the yield to maturity on the class of Class M  Certificates  with a  Certificate  Principal  Balance  greater than zero with the lowest  payment  priority  will be  extremely  sensitive  to losses on the  mortgage  loans and the timing of those losses  because the entire  amount of losses that are covered by  subordination  will be allocated to that class of
Class M  Certificates.  See  "—Class  M-2  Certificate  and  Class M-3  Certificate  Yield  Considerations"  below.
Furthermore,  because  principal  distributions  are  paid to some  classes  of  Senior  Certificates  and  Class M
Certificates  before other  classes,  holders of classes  having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

     Investors  in the  Senior  Certificates  should be aware that  because  the Class M  Certificates  and Class B
Certificates  represent  interests  in  both  loan  groups,  the  Certificate  Principal  Balances  of the  Class M
Certificates  and  Class B  Certificates  could be  reduced  to zero as a result  of a  disproportionate  amount of
Realized  Losses  on the  mortgage  loans in the other  loan  group.  Therefore,  although  Realized  Losses on the mortgage  loans in one loan group may only be allocated to the related Senior  Certificates,  the allocation to the
Class M  Certificates  and Class B  Certificates  of Realized  Losses on the mortgage loans in the other loan group will increase the likelihood that Realized Losses may be allocated to those Senior Certificates.

     As described under  "Description of the  Certificates—Allocation  of Losses;  Subordination"  and "—Advances,"
amounts  otherwise  distributable  to  holders  of one or more  classes  of the  Class M  Certificates  may be made available  to protect  the  holders of the  Senior  Certificates  and  holders of any Class M  Certificates  with a higher payment priority against interruptions in distributions due to some mortgagor  delinquencies,  to the extent not covered by Advances.  These  delinquencies  may affect the yields to investors on those  classes of the Class M
Certificates,  and,  even if  subsequently  cured,  may affect the timing of the  receipt of  distributions  by the holders  of those  classes  of Class M  Certificates.  Furthermore,  the Class A-P  Certificates  will share in the principal  portion of Realized  Losses on the mortgage loans only to the extent that they are incurred with respect to Discount  Mortgage Loans and only to the extent of the related  Discount  Fraction of those losses.  Thus, after the Class B Certificates  and the Class M Certificates  are retired or in the case of Excess Special Hazard Losses,
Excess Fraud Losses,  Excess Bankruptcy Losses and Extraordinary  Losses,  the related Senior  Certificates,  other than the Class A-P  Certificates,  may be affected to a greater  extent by losses on  Non-Discount  Mortgage  Loans than losses on Discount  Mortgage Loans. In addition,  a higher than expected rate of  delinquencies or losses will also affect the rate of  principal  payments on one or more  classes of the Class M  Certificates  if it delays the scheduled  reduction  of the related  Senior  Accelerated  Distribution  Percentage  or affects the  allocation  of prepayments among the Class M Certificates and the Class B Certificates.

     The  amount of  interest  otherwise  payable to holders  of the  offered  certificates  will be reduced by any interest  shortfalls  with respect to the related  loan group or groups to the extent not covered by  subordination or the master  servicer,  including  Prepayment  Interest  Shortfalls and, in the case of each class of the Class M
Certificates,  the interest  portions of Realized  Losses  allocated  solely to that class of  certificates.  These shortfalls  will not be offset by a reduction in the  servicing  fees payable to the master  servicer or otherwise, except as described in this  prospectus  supplement  with respect to  Prepayment  Interest  Shortfalls.  See "Yield
Considerations" in the prospectus and "Description of the  Certificates—Interest  Distributions" in this prospectus supplement  for a  discussion  of the  effect of  principal  prepayments  on the  mortgage  loans on the  yields to maturity of the offered certificates and possible shortfalls in the collection of interest.

     The yields to  investors  in the  offered  certificates  will be affected by  Prepayment  Interest  Shortfalls allocable  thereto on any  distribution  date to the extent that those  shortfalls  exceed the amount offset by the master servicer.  See "Description of the Certificates—Interest Distributions" in this prospectus supplement.

     The  recording  of  mortgages  in the  name of MERS is a  relatively  new  practice  in the  mortgage  lending industry.  While  the  depositor  expects  that the  master  servicer  or  applicable  subservicer  will be able to commence  foreclosure  proceedings on the mortgaged  properties,  when necessary and appropriate,  public recording officers and others in the mortgage industry,  however,  may have limited,  if any, experience with lenders seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in  commencing,  prosecuting  and  completing  foreclosure  proceedings,  defending  litigation  commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the  distribution  of  liquidation  proceeds to the  certificateholders  and increase the amount of Realized  Losses on the mortgage loans. In addition,  if, as a result of MERS  discontinuing  or becoming unable to continue  operations in connection  with the MERS®  System,  it becomes  necessary to remove any mortgage loan from  registration  on the MERS®  System and to arrange for the  assignment  of the related  mortgages  to the trustee,  then any related  expenses shall be reimbursable by the trust to the master  servicer,  which will reduce the amount  available to pay  principal of and interest on the class or classes of  certificates  with  Certificate
Principal  Balances  greater than zero with the lowest payment  priorities.  For additional  information  regarding
the  recording  of  mortgages  in  the  name  of  MERS  see  "Description  of  the  Mortgage   Pool—Mortgage   Pool
Characteristics" in this prospectus supplement and "Description of the  Certificates—Assignment  of Mortgage Loans"
in the prospectus.

Pass-Through Rates

     The yield to maturity  on the Class  II-A-15  Certificates  will be affected  by its  pass-through  rate.  The pass-through  rate on the Class II-A-15  Certificates  is adjustable  based on LIBOR.  However,  if market interest rates or market  yields for  securities  similar to the  certificates  were to rise faster  than  LIBOR,  or if the pass-through  rate on the Class II-A-15  Certificates  is capped at the maximum  pass-through  rate for that class, the market value of the certificates may decline.

Purchase Price

     In addition,  the yield to maturity on each class of the certificates will depend on, among other things,  the price paid by the  holders of the  certificates.  The extent to which the yield to  maturity  of a  certificate  is sensitive  to  prepayments  will  depend,  in part,  upon the  degree to which it is  purchased  at a  discount  or premium.  In general,  if a class of  certificates  is purchased at a premium and principal  distributions  thereon occur at a rate faster than  assumed at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower  than  anticipated  at the  time of  purchase.  Conversely,  if a class of  certificates  is  purchased  at a discount and  principal  distributions  thereon  occur at a rate slower than  assumed at the time of purchase,  the investor's  actual  yield to  maturity  will be lower than  anticipated  at the time of  purchase.  For  additional considerations  relating to the yields on the offered  certificates,  see "Yield  Considerations" and "Maturity and
Prepayment Considerations" in the prospectus.

Assumed Final Distribution Date

     The assumed  final  distribution  date is  September  25, 2036,  which is the  distribution  date  immediately following  the  latest  scheduled  maturity  date  for any  mortgage  loan.  No  event of  default,  change  in the priorities  for  distribution  among the  various  classes or other  provisions  under the  pooling  and  servicing agreement  will  arise or become  applicable  solely by reason of the  failure  to retire  the  entire  Certificate
Principal Balance of any class of certificates on or before its assumed final distribution date.

Weighted Average Life

     Weighted  average  life refers to the  average  amount of time that will elapse from the date of issuance of a security to the date of  distribution  to the investor of each dollar  distributed in reduction of principal of the security.  The weighted  average life of the offered  certificates  from the closing  date will be  influenced  by, among other  things,  the rate at which  principal of the mortgage  loans in the related loan group is paid,  which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments  on mortgage loans are commonly  measured  relative to a prepayment  standard or model.  The model used in this prospectus  supplement,  CPR, represents a constant rate of prepayment each month relative to the then outstanding  principal  balance of a pool of mortgage  loans. A 10% CPR assumes a constant  prepayment  rate of 10%
per  annum of the then  outstanding  principal  balance  of the  mortgage  loans.  CPR  does  not  purport  to be a historical  description of prepayment  experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The table below captioned "Percent of Certificate  Principal Balance Outstanding at the Following  Percentages
of CPR" has been  prepared on the basis of the  assumptions  as listed in this  paragraph  regarding  the  weighted average  characteristics  of the  mortgage  loans that are  included in the trust as  described  in Annex I in this prospectus  supplement  and  their  performance.  The  table  assumes,  among  other  things,  that:  (i) as of the reference date, the mortgage loans have the following characteristics:

                                       Assumed Mortgage Loan Characteristics

                                                   Group I Loans

                             Discount        Non-Discount        Discount        Non-Discount
                          Mortgage Loans    Mortgage Loans    Mortgage Loans    Mortgage Loans
                           Non-Interest      Non-Interest         10-Yr             10-Yr
                               Only              Only         Interest Only     Interest Only
___________________________________________________________________________________________________
Aggregate principal
    balance............   $4,499,356.86     $48,226,739.47    $4,038,906.22     $46,226,702.32
Weighted average
    mortgage rate......   6.7372134284%        7.4202%        6.8386309667%        7.3915%
Weighted average
    servicing fee rate.   0.3869247256%        0.3314%        0.4153715691%        0.3433%
Weighted average
    original term to
    maturity (months)..        360               358               360               360
Weighted average
    remaining term to
    maturity (months)..        342               338               342               342

                                                  Group II Loans

                            Discount        Non-Discount     Non-Discount       Discount        Non-Discount       Discount       Non-Discount
                         Mortgage Loans    Mortgage Loans      Mortgage      Mortgage Loans    Mortgage Loans   Mortgage Loans      Mortgage
                          Non-Interest      Non-Interest      Loans 5-Yr         10-Yr             10-Yr             15-Yr        Loans 15-Yr
                              Only              Only        Interest Only    Interest Only     Interest Only     Interest Only   Interest Only
_________________________________________________________________________________________________________________________________________________
Aggregate principal
    balance...........   $34,232,025.86   $162,025,416.52     $78,626.17     $20,812,508.97   $106,215,807.20     $256,000.00     $223,950.00
Weighted average
    mortgage rate.....   6.6016792844%        7.4309%          8.2500%       6.5945485147%        7.3481%        6.7500000000%      7.2500%
Weighted average
    servicing fee rate   0.2897802663%        0.3331%          0.3300%       0.2941113849%        0.3309%        0.2800000000%      0.3300%
Weighted average
    original term to
    maturity (months).        359               360              360              359               360               360             360
Weighted average
    remaining term to
    maturity (months).        339               340              343              341               342               338             340

(ii) the  scheduled  monthly  payment for each mortgage loan has been based on its  outstanding  balance,  mortgage rate and remaining  term to maturity  (after  taking into account the interest  only period),  so that the mortgage loan will amortize in amounts  sufficient for its repayment over its remaining term to maturity  (after taking into account the interest only period);  (iii) each of the 5-year,  10-year and 15-year interest only mortgage loans has an  original  interest  only  period of 60  months,  120  months  and 180  months,  respectively;  (iv) none of the unaffiliated  sellers,  Residential  Funding or the depositor will repurchase any mortgage loan, as described under
"The  Trusts—Representations  with  Respect  to  Mortgage  Collateral"  and  "The  Trusts—Repurchases  of  Mortgage
Collateral" in the prospectus,  and the master servicer does not exercise any option to purchase the mortgage loans and thereby cause a termination of the trust;  (v) there are no  delinquencies  or Realized  Losses on the mortgage loans,  and  principal  payments on the mortgage  loans in each loan group will be timely  received  together  with prepayments,  if any,  at the  respective  constant  percentages  of CPR set forth in the  table;  (vi) there is no
Prepayment  Interest  Shortfall or any other interest  shortfall in any month;  (vii) payments on the  certificates will be received on the 25th day of each  month,  commencing  in February  2008;  (viii)  payments on the  mortgage loans earn no reinvestment  return;  (ix) there are no additional  ongoing trust expenses payable out of the trust;
and (x) the  certificates  will be  purchased on February 8, 2008.  Clauses (i) through (x) above are  collectively referred to as the structuring assumptions.

     The actual  characteristics  and  performance of the mortgage loans will differ from the  assumptions  used in constructing  the table below,  which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying  prepayment  scenarios.  For example,  it is very unlikely that the mortgage  loans will prepay at a constant  level of CPR until  maturity or that all of the mortgage  loans will prepay at the same level of CPR.  Moreover,  the diverse  remaining  terms to maturity  and  mortgage  rates of the mortgage loans could produce slower or faster principal  distributions  than indicated in the tables at the various constant  percentages  of CPR  specified,  even if the  weighted  average  remaining  term to stated  maturity  and weighted  average  mortgage rate of the mortgage loans are as assumed.  Any difference  between the assumptions and the actual  characteristics  and performance of the related mortgage loans, or actual prepayment or loss experience of the related mortgage loans, will affect the percentages of Certificate  Principal Balance  outstanding over time and the weighted average lives of the classes of certificates.

     In accordance  with the foregoing  discussion  and  assumptions,  the following  table  indicates the weighted average life of the offered  certificates  from the closing date and sets forth the  percentages of the Certificate
Principal  Balance of the offered  certificates as of the closing date that would be outstanding  after each of the distribution dates at the prepayment assumption shown.

Percent of Certificate Principal Balance Outstanding at the Following Percentages of the CPR

                                                             Class II-A-15
__________________________________________________________________________________________
Distribution Date                               6%        8%      10%      15%      20%
__________________________________________________________________________________________
Initial Percentage....................         100%     100%     100%     100%     100%
January 2009..........................          93       91       88       83       78
January 2010..........................          86       82       78       69       60
January 2011..........................          80       74       69       56       45
January 2012..........................          74       67       61       46       34
January 2013..........................          68       61       53       38       26
January 2014..........................          63       55       47       31       20
January 2015..........................          59       50       42       26       15
January 2016..........................          54       45       37       22       12
January 2017..........................          50       41       33       18        9
January 2018..........................          46       37       29       15        7
January 2019..........................          42       33       25       12        6
January 2020..........................          38       29       22       10        4
January 2021..........................          35       26       19        8        3
January 2022..........................          32       23       17        7        3
January 2023..........................          29       20       14        6        2
January 2024..........................          26       18       12        5        2
January 2025..........................          23       16       10        4        1
January 2026..........................          20       13        9        3        1
January 2027..........................          18       12        7        2        1
January 2028..........................          15       10        6        2        *
January 2029..........................          13        8        5        1        *
January 2030..........................          11        7        4        1        *
January 2031..........................           9        5        3        1        *
January 2032..........................           7        4        2        1        *
January 2033..........................           5        3        2        *        *
January 2034..........................           4        2        1        *        *
January 2035..........................           2        1        1        *        *
January 2036..........................           1        *        *        *        *
January 2037..........................           0        0        0        0        0
Weighted Average Life (in years)**             10.5      8.8      7.5      5.2      3.8

         *       Indicates a number that is greater than zero but less than 0.5%.
         **      The weighted average life of the Class II-A-15 Certificates is determined by (i) multiplying the amount of each net distribution of Certificate Principal Balance by the number of years from
                 February 8, 2008 to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

         This table has been prepared based on the structuring assumptions (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Class II-A-15 Certificates Yield Considerations

     The yields to investors on the Class II-A-15  Certificates  will be sensitive to  fluctuations in the level of
LIBOR. The pass-through  rates on the Class II-A-15  Certificates  will vary with LIBOR. The pass-through  rates on the Class II-A-15  Certificates are subject to maximum and minimum  pass-through  rates, and are therefore  limited despite  changes in LIBOR in some  circumstances.  Changes in the level of LIBOR may not correlate  with changes in prevailing  mortgage  interest rates or changes in other  indices.  It is possible that lower  prevailing  mortgage interest  rates,  which  might be  expected  to result in faster  prepayments,  could  occur  concurrently  with an increased  level of LIBOR.  Investors in the Class II-A-15  Certificates  should also fully  consider the effect on the yields on those certificates of changes in the level of LIBOR.

     To illustrate the  significance  of changes in the level of LIBOR and prepayments on the yields to maturity on the Class II-A-15  Certificates,  the following  table  indicates the  approximate  pre-tax yields to maturity on a corporate bond equivalent basis under the different constant  percentages of the prepayment  assumption and varying levels of LIBOR  indicated.  Because the rate of distribution of principal on the  certificates  will be related to the actual  amortization,  including  prepayments,  of the mortgage loans,  which will include  mortgage loans that have  remaining  terms to maturity  shorter or longer than assumed and mortgage rates higher or lower than assumed, the  pre-tax  yields to  maturity on the Class  II-A-15  Certificates  are likely to differ from those shown in the following  table,  even if all the mortgage loans prepay at the constant  percentages of the prepayment  assumption and the level of LIBOR is as  specified,  and the  weighted  average  remaining  term to maturity  and the weighted average  mortgage  rate of the mortgage  loans are as assumed.  Any  differences  between the  assumptions  and the actual  characteristics  and performance of the mortgage loans and of the  certificates  may result in yields being different from those shown in the table.  Discrepancies between assumed and actual  characteristics and performance underscore  the  hypothetical  nature  of the  table,  which  is  provided  only to  give a  general  sense  of the sensitivity of yields in varying prepayment scenarios and different levels of LIBOR.

     In  addition,  it is highly  unlikely  that the  mortgage  loans will prepay at a constant  percentage  of the prepayment  assumption  until  maturity,  that all of the mortgage  loans will prepay at the same rate, or that the level of LIBOR will remain  constant.  The timing of changes in the rate of prepayments  may  significantly  affect the actual yield to maturity to an investor,  even if the average rate of principal  prepayments is consistent with an investor's  expectation.  In general,  the earlier the payment of principal of the mortgage  loans,  the greater the effect on an  investor's  yield to  maturity.  As a result,  the  effect on an  investor's  yield of  principal prepayments  occurring  at a rate  higher or lower  than the rate  anticipated  by the  investor  during the period immediately  following the issuance of the  certificates  will not be equally offset by a subsequent like reduction or increase in the rate of principal prepayments.

     The  table  below  is  based  on  the  structuring  assumptions,   including  the  assumptions  regarding  the
characteristics  and  performance  of the mortgage loans and the  certificates,  which may differ from their actual characteristics and performance, and assuming further that:

     o   on each LIBOR rate adjustment date, LIBOR will be at the level shown;

     o   the aggregate  purchase price of the Class II-A-15  Certificates is approximately  $15,740,876,  including accrued interest (this price assumed an initial coupon of 3.87625%);

     o   no payments are made under the yield maintenance agreement; and

     o   the January 25, 2008 distribution  date  pass-through rate on the Class II-A-15  Certificates is described on page S-9 of this prospectus supplement.

     There can be no assurance  that the mortgage loans will have the assumed  characteristics,  will prepay at any of the rates shown in the table or at any other  particular  rate, that the pre-tax yields to maturity on the Class
II-A-15  Certificates  will  correspond  to any of  the  pre-tax  yields  to  maturity  shown  in  this  prospectus supplement,  that the  level of LIBOR  will  correspond  to the  levels  shown in the  table or that the  aggregate purchase price of the Class II-A-15  Certificates will be as assumed.  In addition to any other factors an investor may deem  material,  each investor  must make its own decision as to the  appropriate  prepayment  assumption to be used and the  appropriate  levels of LIBOR to be assumed in deciding  whether or not to purchase the Class  II-A-15
Certificates.

                                  Sensitivity of Pre-Tax Yield to Maturity of the
                                Class II-A-15 Certificates to Prepayments and LIBOR

                                                 Percentage of CPR

        LIBOR                 6%                 8%                 10%                15%                 20%
     _____________________________________________________________________________________________________________
       2.87625%              3.92%             4.00%               4.10%              4.36%               4.67%
       3.12625%              4.18%             4.27%               4.36%              4.62%               4.93%
       3.37625%              4.44%             4.53%               4.62%              4.89%               5.19%
       3.62625%              4.70%             4.79%               4.89%              5.15%               5.45%
       3.87625%              4.97%             5.05%               5.15%              5.41%               5.72%
_____________

     Each pre-tax  yield to maturity  listed in the  preceding  table was  calculated  by  determining  the monthly discount  rate  which,  when  applied  to the  assumed  stream  of  cash  flows  to be paid  on the  Class  II-A-15
Certificates,  would cause the  discounted  present value of the assumed  stream of cash flows to equal the assumed purchase  price for the  certificates.  Accrued  interest is included in the assumed  purchase price and is used in computing  the  corporate  bond  equivalent  yields  shown.  These  yields do not take into  account the  different interest  rates at which  investors may be able to reinvest funds  received by them as  distributions  on the Class
II-A-15  Certificates,  and thus do not reflect the return on any investment in the Class II-A-15 Certificates when any reinvestment rates other than the discount rates are considered.

     Notwithstanding  the assumed  prepayment  rates  reflected in the preceding  table, it is highly unlikely that the mortgage loans will be prepaid  according to one particular  pattern.  For this reason,  and because the timing of cash flows is critical to determining  yields, the pre-tax yields to maturity on the Class II-A-15  Certificates are likely to differ from those  shown in the table,  even if all of the  mortgage  loans  prepay at the  indicated
constant  percentages  of the  prepayment  assumption  over any given time  period or over the  entire  life of the certificates.

     There can be no assurance  that the  mortgage  loans will prepay at any  particular  rate or that the yield on the Class II-A-15 Certificates will conform to the yields described in this prospectus  supplement.  Moreover,  the various  remaining  terms to maturity  and  mortgage  rates of the mortgage  loans could  produce  slower or faster principal  distributions  than  indicated  in the  preceding  table  at the  various  constant  percentages  of the prepayment  assumption,  even if the weighted average remaining term to maturity and weighted average mortgage rate of the  mortgage  loans are as  assumed.  Investors  are urged to make their  investment  decisions  based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

     For additional  considerations  relating to the yields on the  certificates,  see "Yield  Considerations"  and
"Maturity and Prepayment Considerations" in the prospectus.

                                          Pooling and Servicing Agreement

General

     The  certificates  were issued  under a series  supplement,  dated as of  September  1, 2006,  to the standard terms of pooling  and  servicing  agreement,  dated as of March 1, 2006,  together  referred  to as the pooling and servicing  agreement,  among the  depositor,  the master  servicer,  and Deutsche Bank Trust Company  Americas,  as trustee.  Reference is made to the  prospectus  for  important  information  in addition to that  described  herein regarding  the terms and  conditions  of the pooling and  servicing  agreement  and the offered  certificates.  The trustee,  or any of its  affiliates,  in its individual or any other  capacity,  may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee.

     The offered  certificates  are  transferable  and  exchangeable  at the corporate trust office of the trustee, which serves as  certificate  registrar  and paying  agent.  The  depositor  will provide a  prospective  or actual certificateholder  without charge,  on written  request,  a copy,  without  exhibits,  of the pooling and servicing agreement.  Requests  should be  addressed  to the  President,  Residential  Accredit  Loans,  Inc.,  One  Meridian
Crossings, Suite 100, Minneapolis, Minnesota 55423.

     In addition to the  circumstances  described in the  prospectus,  the  depositor may terminate the trustee for cause under specified circumstances.  See "The Pooling and Servicing Agreement—The Trustee" in the prospectus.

Custodial Arrangements

     The  trustee has been  directed to appoint  Wells Fargo Bank,  N.A.,  to serve as  custodian  of the  mortgage loans.  The custodian is not an affiliate of the depositor,  the master  servicer or the sponsor.  No servicer will have  custodial  responsibility  for the  mortgage  notes.  Residential  Funding was  required to deliver  only the mortgage  notes to the  custodian.  The mortgage  notes (and any contents of a mortgage loan file  delivered to the custodian)  will be maintained in vaults located at the custodian's  premises in Minnesota.  Only the custodian has access to these  vaults.  A shelving and filing system  segregates  the files  relating to the mortgage  loans from other assets serviced by the sponsor.

     Wells Fargo Bank is acting as custodian of the mortgage  loan files  pursuant to the custodial  agreement.  In that  capacity,  Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the  certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure  loan-level  file integrity and to assist in inventory  management.  Files are segregated by  transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains  document custody facilities in Minneapolis,  Minnesota and in two regional offices located in Irvine,  California, and Salt Lake City, Utah. As of December 31,  2007,  Wells Fargo Bank  maintains  mortgage  custody  vaults in each of those  locations  with an aggregate capacity of over ten million files.

The Master Servicer and Subservicers

     Master  Servicer.  The  master  servicer,  an  affiliate  of the  depositor,  will be  responsible  for master servicing the mortgage loans.  Master servicing responsibilities include:

     o   receiving funds from subservicers,
     o   reconciling servicing activity with respect to the mortgage loans,
     o   calculating remittance amounts to certificateholders,
     o   sending remittances to the trustee for distributions to certificateholders,
     o   investor and tax reporting,
     o   coordinating loan repurchases,
     o   oversight of all servicing activity, including subservicers,
     o   following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made,
     o   approval of loss mitigation strategies,
     o   management  and  liquidation  of  mortgaged  properties  acquired  by  foreclosure  or  deed  in  lieu  of foreclosure,
     o   providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

     The  master  servicer  may,  from  time  to  time,  outsource  certain  of its  servicing  functions,  such as foreclosure  management,  although  any such  outsourcing  will  not  relieve  the  master  servicer  of any of its responsibilities or liabilities under the pooling and servicing agreement.

     For a general  description of the master  servicer and its  activities,  see "Sponsor and Master  Servicer" in this  prospectus  supplement.  See "The  Pooling  and  Servicing  Agreement  — Rights Upon Event of Default" in the
prospectus and "— Certain Other Matters  Regarding  Servicing" for a discussion of material  removal,  replacement, resignation and transfer provisions relating to the master servicer.

     Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

     o   communicating with borrowers;
     o   sending monthly remittance statements to borrowers;
     o   collecting payments from borrowers;
     o   recommending a loss  mitigation  strategy for borrowers who have defaulted on their loans (i.e.  repayment plan, modification, foreclosure, etc.);
     o   accurate and timely  accounting,  reporting  and  remittance  of the  principal  and interest  portions of monthly installment  payments to the master servicer,  together with any other sums paid by borrowers that are required to be remitted;
     o   accurate and timely accounting and administration of escrow and impound accounts, if applicable;
     o   accurate and timely reporting of negative amortization amounts, if any;
     o   paying escrows for borrowers, if applicable;
     o   calculating and reporting payoffs and liquidations;
     o   maintaining an individual file for each loan; and
     o   maintaining  primary mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

     GMAC  Mortgage,  LLC.  GMAC  Mortgage,  LLC  ("GMACM")  subservices  approximately  72.2%,  70.8% and 71.1% by principal  amount of the group I loans,  the group II loans and all of the mortgage loans,  respectively.  GMACM is a Delaware  limited  liability  company and a wholly-owned  subsidiary of GMAC Residential  Holding  Company,  LLC, which is a  wholly  owned  subsidiary  of  Residential  Capital,  LLC  ("ResCap").  ResCap  is a  Delaware  limited liability  company and a wholly-owned  subsidiary of GMAC Mortgage Group,  LLC, which is a wholly-owned  subsidiary of GMAC LLC.  On August 24,  2007,  Fitch  Ratings  reduced  GMACM's  residential  primary  subservicer  rating and residential  primary  servicer  rating for Alt-A  product  from RPS1 to RPS1- and placed  the  servicer  ratings on
Rating Watch Negative.

     ResCap,  which owns  indirectly  all of the equity of both  Homecomings  Financial,  LLC  ("Homecomings")  and
GMACM, has restructured  the operations of Homecomings and GMACM. As a result of such  restructuring,  on September
24, 2007,  Homecomings  transferred  its servicing  platform and certain  employees  responsible  for the servicing function to its affiliate  GMACM.  Subsequently,  on December 12, 2007,  Fitch  withdrew its  residential  servicer ratings for both GMACM,  indicated above,  and Homecomings and assigned a residential  primary  subservicer  rating and  residential  primary  servicer  rating  for  Alt-A  product  of  RPS2+  to  ResCap.  This  rating  takes  into consideration the servicing capabilities of GMACM and reflects the financial rating of ResCap.

     Subsequent to the transfer of the servicing  platform and employees from  Homecomings to GMACM, in addition to the mortgage loans owned by the issuing entity which were previously  serviced by GMACM,  GMACM will subservice the mortgage loans owned by the issuing entity which were previously  serviced by Homecomings,  and Homecomings will no longer  subservice  any of the  mortgage  loans.  In  addition  GMACM  will  be  servicing  all  of the  GMACM  and
Homecomings  servicing  portfolios,  which will  consist of the  aggregate of the amounts set forth below under the headings "GMAC  Mortgage,  LLC Primary  Servicing  Portfolio" and  "Homecomings  Financial,  LLC Primary  Servicing
Portfolio."

     GMACM began acquiring,  originating and servicing  residential  mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company,  which was formed in 1926, and the loan administration,  servicing operations and  portfolio  of  Norwest  Mortgage,  which  entered  the  residential  mortgage  loan  business  in 1906.  These businesses formed the original basis of what is now GMACM.

     GMACM maintains its executive and principal  offices at 1100 Virginia  Drive,  Fort  Washington,  Pennsylvania
19034. Its telephone number is (215) 734-5000.

     In addition,  GMACM  purchases  mortgage loans  originated by GMAC Bank,  which is  wholly-owned by IB Finance
Holding  Company,  LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM.  Formerly known as
GMAC  Automotive  Bank,  GMAC Bank, a Utah  industrial  bank, was organized in 2001. As of November 22, 2006,  GMAC
Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank.

     GMACM  generally  retains  the  servicing  rights  with  respect  to loans it sells or  securitizes,  and also occasionally  purchases  mortgage  servicing rights from other servicers or acts as a subservicer of mortgage loans
(and does not hold the corresponding mortgage servicing right asset).

     As of the nine months ended September 30, 2007,  GMACM acted as primary  servicer and owned the  corresponding servicing  rights on  approximately  2,2912,593 of residential  mortgage loans having an aggregate unpaid principal balance  of  approximately  $290  billion,  and  GMACM  acted as  subservicer  (and  did not own the  corresponding servicing  rights) on  approximately  290,232  loans having an  aggregate  unpaid  principal  balance of over $60.4 billion.

     The  following  tables set forth the dollar  amount of  mortgage  loans  serviced  by GMACM C for the  periods indicated,  and the number of such loans for the same  period.  GMACM was the  servicer of a  residential  mortgage loan portfolio of  approximately  $150.4  billion,  $12.5  billion,  $21.2 billion and $6.7 billion during the year ended  December  31,  2002  backed  by prime  conforming  mortgage  loans,  prime  non-conforming  mortgage  loans, government  mortgage loans and second-lien  mortgage loans,  respectively.  GMACM was the servicer of a residential mortgage loan portfolio of  approximately  $217.0  billion,  $31.3 billion,  $19.0 billion and $23.2 billion during the nine months ended September 30, 2007 backed by prime conforming mortgage loans, prime  non-conforming  mortgage loans,  government  mortgage loans and  second-lien  mortgage  loans,  respectively.  The  percentages  shown under
"Percentage  Change from Prior Year"  represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

                                  GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                                  ($ IN MILLIONS)

                                                                                                                        Nine
                                                                                                                    Months Ended
                                                              Year Ended December 31,                              September 30,
                                   ________________________________________________________________________________________________
                                       2002            2003            2004            2005            2006             2007
                                   ________________________________________________________________________________________________
Prime conforming mortgage loans
     No. of Loans................  1,418,843      1,308,284        1,323,249       1,392,870       1,455,919         1,508,054
     Dollar Amount of Loans......   $150,421       $153,601         $165,521        $186,364        $203,894          $217,021
     Percentage Change
          from Prior Year........        N/A          2.11%            7.76%          12.59%           9.41%             6.44%
Prime non-conforming mortgage
loans
     No. of Loans................     36,225         34,041           53,119          69,488          67,462            65,169
     Dollar Amount of Loans......    $12,543        $13,937          $23,604         $32,385         $32,220           $31,254
     Percentage Change
          from Prior Year........        N/A         11.12%           69.36%          37.20%         (0.51)%           (3.00)%
Government mortgage loans
     No. of Loans................    230,085        191,023          191,844         181,679         181,563           178,333
     Dollar Amount of Loans......    $21,174        $17,594          $18,328         $18,098         $18,843           $18,973
     Percentage Change
          from Prior Year........        N/A        16.91)%            4.17%         (1.25)%           4.12%             0.69%
Second-lien mortgage loans
     No. of Loans................    261,416        282,128          350,334         392,261         514,085           540,037
     Dollar Amount of Loans......     $6,666         $7,023          $10,374         $13,034         $20,998           $23,199
     Percentage Change
          from Prior Year........       N/A           5.36%           47.71%          25.64%          61.10%            10.48%
Total mortgage loans serviced
     No. of Loans................  1,946,569      1,815,476        1,918,546       2,036,298       2,219,029         2,291,593
     Dollar Amount of Loans......   $190,804       $192,155         $217,827        $249,881        $275,955           290,447
     Percentage Change
          from Prior Year........       N/A           0.71%           13.36%          14.72%          10.43%             5.25%

                              HOMECOMINGS FINANCIAL, LLC PRIMARY SERVICING PORTFOLIO

     The following table sets forth the aggregate  principal  balance of mortgage loans serviced by Homecomings for the past five years and for the nine months ended  September  30, 2007.  The  percentages  shown under  "Percentage
Change from Prior Year"  represent the ratio of (a) the  difference  between the current and prior year volume over
(b) the prior year volume.

First Lien Mortgage Loans
                                                                                                            Nine Months
                                                                                                               Ended
                                                     Year Ended December 31,                               September 30,
                         __________________________________________________________________________________________________
       Volume by              2002            2003            2004            2005            2006             2007
   Principal Balance
___________________________________________________________________________________________________________________________
Prime Mortgages(1)       $27,343,774,000 $29,954,139,212 $31,943,811,060 $44,570,851,126 $ 67,401,832,594 $ 71,858,074,506
Non-Prime Mortgages(2)   $27,384,763,000 $39,586,900,679 $44,918,413,591 $52,102,835,214 $ 49,470,359,806 $ 40,347,477,674
Total                    $54,728,537,000 $69,541,039,891 $76,862,224,651 $96,673,686,340 $116,872,192,400 $112,205,552,180
Prime Mortgages(1)                49.96%          43.07%          41.56%          46.10%           57.67%           64.04%
Non-Prime Mortgages(2)            50.04%          56.93%          58.44%          53.90%           42.33%           35.96%
Total                            100.00%         100.00%         100.00%         100.00%          100.00%          100.00%
Percentage Change from
     Prior Year(3)
Prime Mortgages(1)                 7.09%           9.55%           6.64%          39.53%           51.22%
Non-Prime Mortgages(2)            60.71%          44.56%          13.47%          15.99%          (5.05)%
Total                             28.55%          27.07%          10.53%          25.78%           20.89%

Junior Lien Mortgage Loans
                                                                                                            Nine Months
                                                                                                               Ended
                                                     Year Ended December 31,                               September 30,
                          _________________________________________________________________________________________________
       Volume by               2002              2003             2004           2005           2006            2007
   Principal Balance
___________________________________________________________________________________________________________________________
Prime Mortgages(1)        $7,627,424,000    $7,402,626,296  $7,569,300,685  $7,442,264,087 $11,418,858,741 $10,519,372,299
Non-Prime Mortgages(2)                 -                 -               -              -              -                 -
Total                     $7,627,424,000    $7,402,626,296  $7,569,300,685  $7,442,264,087 $11,418,858,741 $10,519,372,299
Prime Mortgages(1)               100.00%           100.00%         100.00%         100.00%         100.00%         100.00%
Non-Prime Mortgages(2)                 -                 -               -               -               -               -
Total                            100.00%           100.00%         100.00%         100.00%         100.00%         100.00%
 Percentage Change from
     Prior Year(3)
Prime Mortgages(1)               (4.94)%           (2.95)%           2.25%         (1.68)%          53.43%
Non-Prime Mortgages(2)                 -                 -               -               -               -
Total                            (4.94)%           (2.95)%           2.25%         (1.68)%          53.43%

(1)  Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity
     Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

First Lien Mortgage Loans
                                                                                                             Nine Months
                                                                                                                Ended
                                                      Year Ended December 31,                               September 30,
                           _______________________________________________________________________________________________
        Volume by                  2002             2003             2004           2005          2006           2007
     Number of Loans
__________________________________________________________________________________________________________________________
Prime Mortgages(1)                125,209           143,645         150,297       187,773        252,493        260,205
Non-Prime Mortgages(2)            257,077           341,190         373,473       394,776        361,125        298,742
Total                             382,286           484,835         523,770       582,549        613,618        558,947
Prime Mortgages(1)                 32.75%            29.63%          28.70%        32.23%         41.15%         46.55%
Non-Prime Mortgages(2)             67.25%            70.37%          71.30%        67.77%         58.85%         53.45%
Total                             100.00%           100.00%         100.00%       100.00%        100.00%        100.00%
 Percentage Change from
      Prior Year(3)
Prime Mortgages(1)                (6.30)%            14.72%           4.63%        24.93%         34.47%
Non-Prime Mortgages(2)             52.85%            32.72%           9.46%         5.70%        (8.52)%
Total                              26.66%            26.83%           8.03%        11.22%          5.33%

Junior Lien Mortgage Loans
                                                                                                            Nine Months
                                                                                                               Ended
                                                     Year Ended December 31,                               September 30,
                          ________________________________________________________________________________________________
       Volume by                  2002             2003             2004           2005          2006            2007
    Number of Loans
__________________________________________________________________________________________________________________________
Prime Mortgages(1)               217,031           211,585         210,778       199,600        266,900         243,314
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
Total                            217,031           211,585         210,778       199,600        266,900         243,314
Prime Mortgages(1)               100.00%           100.00%         100.00%       100.00%        100.00%         100.00%
Non-Prime Mortgages(2)                 -                 -               -             -              -               -
Total                            100.00%           100.00%         100.00%       100.00%        100.00%         100.00%
Percentage Change from
     Prior Year(3)
Prime Mortgages(1)               (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%
Non-Prime Mortgages(2)                 -                 -               -             -              -
Total                            (5.20)%           (2.51)%         (0.38)%       (5.30)%         33.72%

(1)  Product originated under the Jumbo, Alt-A, High Loan to Value First Lien programs and Closed End Home Equity
     Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

     Billing and Payment  Procedures.  As servicer,  GMACM collects and remits mortgage loan payments,  responds to borrower inquiries,  accounts for principal and interest,  holds custodial and escrow funds for payment of property taxes and insurance premiums,  counsels or otherwise works with delinquent borrowers,  supervises  foreclosures and property  dispositions  and generally  administers the loans.  GMACM sends monthly  invoices or annual coupon books to borrowers to prompt the  collection of the  outstanding  payments.  Borrowers may elect for monthly  payments to be  deducted  automatically  from bank  accounts  on the same day every  month or may take  advantage  of on demand electronic  payments made over the internet or via phone.  GMACM may, from time to time,  outsource  certain of its servicing  functions,  such as contacting  delinquent  borrowers,  property tax administration and hazard insurance administration,  although  any  such  outsourcing  will  not  relieve  GMACM  of  any of  its  responsibilities  or liabilities as a servicer.

Additional Subservicers

     SunTrust  Mortgage,  Inc.,  a  Virginia  corporation,  subservices  approximately  14.5%,  13.4%  and 13.7% by principal  amount of the group I loans, the group II loans and all of the mortgage loans,  respectively,  as of the reference date

Servicing and Other Compensation and Payment of Expenses

     The  servicing  fees for each mortgage  loan are payable out of the interest  payments on that mortgage  loan.
The  servicing  fees  relating to each  mortgage  loan will be at least 0.28% per annum and not more than 1.36% per annum of the  outstanding  principal  balance of that  mortgage  loan,  with a weighted  average  servicing  fee of approximately  0.3415% per annum,  in the case of the group I loans,  approximately  0.3252% per annum, in the case of the group II loans, and  approximately  0.3291% per annum, in the case of all mortgage loans, in each case as of the reference  date.  The servicing  fees consist of (a) servicing  fees payable to the master  servicer in respect of  its  master  servicing  activities  and  (b)  subservicing  and  other  related  compensation  payable  to  the subservicer,  including any payment due to prepayment  charges on the related mortgage loans and such  compensation paid to the master  servicer  as the direct  servicer  of a mortgage  loan for which  there is no  subservicer  and lender-paid  mortgage  insurance  premiums with respect to  approximately  0.7% of the mortgage  loans by principal balance as of the reference date, which are paid by the related subservicer to the insurers.

     The primary  compensation  to be paid to the master servicer for its master  servicing  activities will be its servicing  fee equal to at least  0.03% per annum and not more than  0.08% per annum of the  outstanding  principal balance of each mortgage  loan,  with a weighted  average of  approximately  0.0758% per annum,  in the case of the group I loans,  approximately  0.0714% per annum, in the case of the group II loans, and approximately  0.0724% per annum,  in the case of all mortgage  loans,  in each case as of the reference date. As described in the prospectus, a  subservicer  is  entitled  to  servicing  compensation  in a  minimum  amount  equal to 0.25%  per  annum of the outstanding  principal  balance of each mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated  with  the  trust  and  incurred  by the  master  servicer  in  connection  with  its responsibilities  under the pooling and  servicing  agreement.  The master  servicing  fee rate may be changed if a successor  master  servicer is appointed,  but it will not exceed the rate currently  paid to the master  servicer.
See "The Pooling and Servicing  Agreement—Servicing  Compensation  and Payment of Expenses" in the  prospectus  for information  regarding  other possible  compensation to the master  servicer and  subservicers  and for information regarding expenses payable by the master servicer.

     The following  table sets forth the fees and expenses that are payable out of payments on the mortgage  loans, prior to payments of interest and principal to the certificateholders:

_______________________________________________________________________________________________________________________________
               Description                                   Amount                               Receiving Party
_______________________________________________________________________________________________________________________________
Master Servicer Fee                         at a minimum  rate of 0.03% and not more              Master Servicer
                                            than  0.08% per  annum of the  principal
                                            balance   of   each    mortgage    loan,
                                            depending on the type of mortgage loan
_______________________________________________________________________________________________________________________________
Subservicer Fee                             at a minimum  rate of 0.25% per annum of              Subservicers
                                            the  principal  balance of each mortgage
                                            loan    serviced   by   a    subservicer
                                            (including      lender-paid     mortgage
                                            insurance   premiums   payable   by  the
                                            subservicer)
_______________________________________________________________________________________________________________________________

     In addition,  the master  servicer or any  applicable  subservicer  may recover from  payments on the mortgage loans or withdraw from the Custodial  Account the amount of any Advances and Servicing  Advances  previously  made, interest and  investment  income,  foreclosure  profits,  indemnification  payments  payable  under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

Reports to Certificateholders

     On each  distribution  date, a distribution  date  statement will be made available to each  certificateholder setting forth certain  information  with respect to the  composition  of the payment  being made,  the  Certificate
Principal  Balance or Notional  Amount of an  individual  certificate  following  the  payment  and  certain  other information  relating to the  certificates  and the mortgage  loans.  The trustee will make the  distribution  date statement  and, at its option,  any additional  files  containing  the same  information in an alternative  format, available  each month to  certificateholders  and other  parties to the pooling  and  servicing  agreement  via the trustee's  internet  website,  at  www.tss.db.com/invr.  For purposes of any electronic  version of this prospectus supplement,  the preceding uniform resource  locator,  or URL, is an inactive textual reference only. The depositor has  taken  steps to ensure  that this URL  reference  was  inactive  at the time the  electronic  version  of this prospectus  supplement  was  created.  This URL can be accessed in an internet  browser at  "https:// " followed by the URL.  The issuing  entity is no longer  required to file reports  with  respect to the  Certificates  under the
Securities  Exchange Act of 1934,  although  information  with respect to the Class  II-A-15  Certificates  and the related  mortgage pool will be included in the RALI Series 2008-QR1  Trust's reports  required to be filed with the
Commission  under the  Securities  Exchange Act of 1934.  See also  "Pooling  and  Servicing  Agreement Reports  to
Certificateholders" in the prospectus for a more detailed description of certificateholder reports.

Voting Rights

     There are actions  specified  in the  prospectus  that may be taken by holders of  certificates  evidencing  a specified  percentage of all undivided interests in the trust and may be taken by holders of certificates  entitled in the aggregate to that  percentage  of the voting  rights.  90% of all voting rights will be allocated  among all holders of the  certificates,  other than the Interest Only Certificates and Residual  Certificates,  in proportion to their then outstanding  Certificate  Principal  Balances,  1.0% of all voting rights will be allocated among the holders of each Class of  Interest  Only  Certificates  and 0.5% and 0.5% of all voting  rights  will be  allocated among the  holders  of the Class  R-I  Certificates  and Class  R-II  Certificates,  respectively,  in each case in proportion to the percentage  interests evidenced by their respective  certificates.  Furthermore,  the trustee for the RALI Series  2008-QR1 Trust will exercise,  for the benefit of the holders of the Class II  Certificates of the
RALI Series  2008-QR1  Trust,  approximately  50.91% of the voting  rights of the Class II-A-15  Certificates.  The pooling and servicing  agreement may be amended without the consent of the holders of the Residual  Certificates in specified circumstances.

Termination

     The circumstances  under which the obligations  created by the pooling and servicing  agreement will terminate relating to the  offered  certificates  are  described  under "The  Pooling  and  Servicing  Agreement—Termination;
Retirement of  Certificates"  in the  prospectus.  The master  servicer will have the option,  on any  distribution date on which the  aggregate  Stated  Principal  Balance of the  mortgage  loans is less than 10% of the  aggregate principal  balance of the mortgage  loans as of the cut-off date,  either to purchase all remaining  mortgage loans and other assets of the trust related thereto,  thereby  effecting early retirement of the offered  certificates or to purchase,  in whole but not in part, the  certificates.  Any such purchase of mortgage loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage loan or the fair market value of the related  underlying  mortgaged  properties with respect to defaulted  mortgage loans as to which title to such  mortgaged  properties  has been  acquired  if such fair market  value is less than such unpaid  principal  balance,  net of any  unreimbursed  Advance  attributable  to principal,  as of the date of repurchase plus (b) accrued interest  thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the repurchase  price is  distributed.  The optional  termination  price paid by the master servicer will also include certain amounts owed by Residential  Funding as seller of the mortgage loans,  under the terms of the agreement  pursuant to which Residential  Funding sold the mortgage loans to the depositor,  that remain unpaid on the date of the optional termination.

     Distributions on the  certificates  relating to any optional  termination  will be paid,  first, to the Senior
Certificates,  second,  to the Class M Certificates in the order of their payment priority and, third, to the Class
B  Certificates.  The proceeds of any such  distribution  may not be sufficient  to  distribute  the full amount to each  class of  related  certificates  if the  purchase  price is  based  in part on the fair  market  value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid principal  balance of the related  mortgage  loan.  Any  such  purchase  of  certificates  will be made at a  price  equal  to 100% of  their
Certificate  Principal  Balance  plus,  except with respect to the Class A-P  Certificates,  the sum of the Accrued
Certificate  Interest  thereon,  or with  respect to the related  Interest  Only  Certificates,  on their  Notional
Amounts,  for the immediately  preceding Interest Accrual Period at the  then-applicable  pass-through rate and any previously  unpaid  Accrued  Certificate  Interest.  Promptly after the purchase of such  certificates,  the master servicer shall terminate the trust in accordance with the terms of the pooling and servicing agreement.

     Upon  presentation  and surrender of the offered  certificates in connection with the termination of the trust or a purchase of certificates  under the circumstances  described in the two preceding  paragraphs,  the holders of the offered  certificates  will be  entitled to receive an amount  equal to the  Certificate  Principal  Balance of that class plus Accrued Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at the then-applicable  pass-through  rate,  or,  with  respect  to the  Interest  Only  Certificates,  interest  for  the immediately  preceding  Interest  Accrual Period on their  Notional  Amounts,  plus any  previously  unpaid Accrued
Certificate  Interest.  However,  any Prepayment Interest Shortfalls  previously allocated to the certificates will not be reimbursed.  In addition,  distributions to the holders of the most subordinate  class of certificates  then outstanding with a Certificate  Principal Balance greater than zero will be reduced,  as described in the preceding paragraph, in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

The Trustee

     Deutsche Bank Trust  Company  Americas,  or DBTCA,  is the trustee.  DBTCA is a New York banking  corporation.
DBTCA has acted as trustee on numerous residential  mortgage-backed  securities  transactions.  While the structure of the  transactions  referred  to in the  preceding  sentence  may  differ  among  these  transactions,  DBTCA  is experienced  in  administering  transactions  of this  kind.  DBTCA has no  pending  legal  proceedings  that would materially affect its ability to perform its duties as  trustee on behalf of the holders of the certificates.

     DBTCA and its affiliates have provided trustee and custodial services on  mortgaged-backed  transactions since
1991  and has  acted as  trustee  on over  2,000  mortgage-backed  transactions.  In  2005,  Deutsche  Bank and its affiliates acted as trustee in over 350 combined new asset-backed and  mortgage-backed  transactions  involving the aggregate issuance of over 300 billion dollars in securities.

     DBTCA is providing the  foregoing  information  at the issuing  entity's and  depositor's  request in order to assist the issuing entity and depositor with the  preparation  of their  disclosure  documents to be filed with the
SEC pursuant to  Regulation  AB.  Otherwise,  DBTCA has not  participated  in the  preparation  of such  disclosure documents and assumes no responsibility for their contents.

     Unless an event of default has occurred  and is  continuing  under the pooling and  servicing  agreement,  the trustee will perform only such duties as are  specifically  set forth in the pooling and  servicing  agreement.  If an event of default  occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to  exercise  such of the rights and powers  vested in it by the pooling and  servicing  agreement,  such as either acting as the master  servicer or  appointing  a  successor  master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor  would  exercise or use under the  circumstances  in the conduct of such investor's own affairs.  Subject to certain  qualifications  specified in the pooling and servicing agreement, the trustee  will be liable for its own  negligent  action,  its own  negligent  failure to act and its own willful misconduct for actions.

     The trustee's duties and  responsibilities  under the pooling and servicing agreement include collecting funds from the master servicer to distribute to  certificateholders  at the direction of the master  servicer,  providing certificateholders  and  applicable  rating  agencies  with  monthly  distribution  statements  and  notices of the occurrence  of a default  under the pooling and servicing  agreement,  removing the master  servicer as a result of any such default, appointing a successor master servicer, and effecting any optional termination of the trust.

     The master  servicer  will pay to the trustee  reasonable  compensation  for its  services and  reimburse  the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence or bad faith.  The master servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without negligence or willful  misconduct on the trustee's  part arising out of the acceptance  and  administration  of the trust.

     The trustee may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor trustee.  The  depositor  may also remove the  trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon  becoming  aware of those circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the  aggregate  voting  rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor  trustee will not become effective until acceptance of the appointment by the successor trustee.

     Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                 Legal Proceedings

     There are no material pending legal or other proceedings  involving the mortgage loans or Residential  Funding
Company,  LLC, as sponsor and master  servicer,  Residential  Accredit Loans,  Inc. as depositor,  RALI Series 2006
QS11 Trust as the issuing  entity,  GMACM, as  subservicer,  or other parties  described in Item 1117 of Regulation
AB  that,  individually  or in the  aggregate,  would  have  a  material  adverse  impact  on  investors  in  these certificates.

     Residential  Funding and GMACM are currently  parties to various legal  proceedings  arising from time to time in the  ordinary  course of their  businesses,  some of which  purport to be class  actions.  Based on  information currently  available,  it is the  opinion  of  Residential  Funding  and GMACM  that the  eventual  outcome  of any currently  pending legal proceeding,  individually or in the aggregate,  will not have a material adverse effect on their  ability to perform their  obligations  in relation to the mortgage  loans.  No  assurance,  however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate, would not have a material  adverse  impact on  Residential  Funding or GMACM.  Any such  unfavorable  outcome could adversely  affect the ability of Residential  Funding  Company,  LLC or GMACM to perform its servicing  duties with respect to the mortgage  loans and  potentially  lead to the  replacement  of  Residential  Funding or GMACM with a successor servicer.

     Among the legal proceedings to which  Residential  Funding is a party is a class action lawsuit that was filed against a lender (Mortgage Capital  Resources  Corporation),  Residential  Funding and other parties in state court in Kansas City,  Missouri.  Plaintiffs  asserted  violations  of the Missouri  Second  Mortgage  Loan Act ("SMLA"),
Mo.R.S.  Section 408.233,  based on the lender's charging or contracting for payment of allegedly  unlawful closing costs and fees.  The relief sought  included a refund of all allegedly  illegal fees,  the refund of interest paid, and the  discounted  present value of interest to be paid in the future on active  mortgage  loans.  The plaintiffs also sought prejudgment interest and punitive damages.

     Residential  Funding is an assignee of some of the mortgage loans in question.  The plaintiffs  contended that
Residential  Funding is  strictly  liable  for the  lender's  alleged  SMLA  violations  pursuant  to the  assignee provisions  of the Home  Ownership and Equity  Protection  Act of 1994  ("HOEPA"),  15 U.S.C.  Section  1641(d)(1).
Residential Funding terminated its relationship with the lender in early May 2000.

     In connection with that proceeding,  on January 4, 2008, a verdict was returned that  Residential  Funding pay
$4.33 million in actual damages and $92 million in punitive damages.  RFC intends to appeal and vigorously  contest the punitive  damage  award.  However,  even if the punitive  damage award is not reduced upon appeal,  Residential
Funding's  management  believes  that any  liability  with  respect  to this  proceeding  would not have a material adverse effect on investors in the offered certificates.

                                     Material Federal Income Tax Consequences

     Upon the  issuance  of the  certificates,  Orrick,  Herrington  &  Sutcliffe  LLP,  counsel to the  depositor, rendered an opinion to the effect  that,  assuming  compliance  with all  provisions  of the pooling and  servicing agreement,  for federal  income tax  purposes,  the trust,  exclusive  of the yield  maintenance  agreements,  will qualify as two REMICs under the Internal  Revenue Code,  which shall be referred to in this  prospectus  supplement as REMIC I and REMIC II.

     For federal income tax purposes:

              o   the Class R-I Certificates represent ownership of the sole class of "residual interests" in
                  REMIC I;

              o   the Class II-A-15 Certificates represent ownership of "regular interests" in REMIC II and are generally treated as debt instruments of REMIC II; and

              o   the Class R-II Certificates represent ownership of the sole class of "residual interests" in
                  REMIC II.

     See "Material Federal Income Tax Consequences—REMICs" in the prospectus.

     For federal  income tax  purposes,  the Class II-A-15  Certificates  will not be treated as having been issued with original  issue  discount.  The  applicable  prepayment  assumption  that is used in  determining  the rate of accrual of original  issue  discount,  market  discount  and premium,  if any,  for federal  income tax purposes is described in the pooling and servicing  agreement.  No  representation  is made that the mortgage loans will prepay at that rate or at any other rate. See "Material  Federal Income Tax  Consequences—General"  and  "—REMICs—Taxation
of Owners of REMIC Regular Certificates—Original Issue Discount" in the prospectus.

     The holders of the offered  certificates will be required to include in income interest on their  certificates in accordance with the accrual method of accounting.

     The Internal Revenue Service,  or IRS, has issued original issue discount  regulations  under sections 1271 to
1275 of the Internal  Revenue  Code that  address the  treatment of debt  instruments  issued with  original  issue discount.  The OID  regulations  suggest that original  issue  discount  with respect to securities  similar to the
Variable Strip Certificates that represent  multiple  uncertificated  REMIC regular  interests,  in which ownership interests are issued  simultaneously  to the same buyer,  should be computed on an aggregate method. In the absence of further  guidance  from the IRS,  original  issue  discount  with respect to the  uncertificated  REMIC  regular interests  represented by the Variable Strip  Certificates  will be reported to the IRS and the  certificateholders on an aggregate  method based on a single  overall  constant  yield and the  prepayment  assumption  stated  above, treating  all  uncertificated  REMIC  regular  interests  as a  single  debt  instrument  as  described  in the OID regulations.

     If the method for computing  original issue discount  described in the prospectus results in a negative amount for any period  with  respect to a  certificateholder,  the amount of original  issue  discount  allocable  to that period  would be zero and the  certificateholder  will be  permitted  to offset that  negative  amount only against future original issue discount, if any, attributable to those certificates.

     In some  circumstances the OID regulations  permit the holder of a debt instrument to recognize original issue discount  under a method that differs  from that used by the issuer.  Accordingly,  it is possible  that the holder of a certificate  may be able to select a method for  recognizing  original  issue  discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

     The offered  certificates  may be treated  for federal  income tax  purposes  as having  been  purchased  at a premium.  Whether  any  holder  of the  offered  certificates  will  be  treated  as  holding  a  certificate  with amortizable bond premium will depend on the  certificateholder's  purchase price and the distributions remaining to be made on the  certificate at the time of its acquisition by the  certificateholder.  The use of a zero prepayment assumption may be required in calculating the  amortization  of premium.  Holders of the offered  certificates  are encouraged  to consult  their tax  advisors  regarding  the  possibility  of making an election  to  amortize  such premium,  if any.  See  "Material  Federal  Income  Tax  Consequences—REMICs—Taxation  of Owners  of REMIC  Regular
Certificates" and "—Premium" in the prospectus.

     The IRS proposed  regulations on August 24, 2004  concerning the accrual of interest  income by the holders of
REMIC regular  interests.  The proposed  regulations  would create a special rule for accruing OID on REMIC regular interests  providing  for a delay  between  record and payment  dates,  such that the period over which OID accrues coincides with the period over which the holder's right to interest  payment  accrues under the governing  contract provisions rather than over the period between  distribution dates. If the proposed  regulations are adopted in the same form as  proposed,  taxpayers  would be required to accrue  interest  from the issue date to the first  record date,  but would not be required to accrue  interest  after the last record  date.  The  proposed  regulations  are limited  to REMIC  regular  interests  with  delayed  payment  for  periods  of fewer  than 32 days.  The  proposed regulations  are proposed to apply to any REMIC regular  interest  issued after the date the final  regulations are published in the Federal  Register.  The proposed  regulations  provide automatic consent for the holder of a REMIC regular  interest to change its method of accounting  for OID under the final  regulations.  The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular  interests  issued before the date the final regulations are published in the Federal Register.

     The IRS  issued a notice of  proposed  rulemaking  on the  timing of income  and  deductions  attributable  to interest-only  regular  interests in a REMIC on August 24, 2004.  In this  notice,  the IRS and Treasury  requested comments on whether to adopt  special  rules for taxing  regular  interests in a REMIC that are entitled  only to a specified  portion  of the  interest  in  respect of one or more  mortgage  loans held by the REMIC,  or REMIC IOs, high-yield REMIC regular interests,  and apparent negative-yield  instruments.  The IRS and Treasury also requested comments on  different  methods  for taxing the  foregoing  instruments,  including  the  possible  recognition  of negative  amounts of OID, the  formulation of special  guidelines for the  application of Code Section 166 to REMIC
IOs and similar  instruments,  and the adoption of a new  alternative  method  applicable  to REMIC IOs and similar instruments.  It is  uncertain  whether the IRS actually  will  propose any  regulations  as a  consequence  of the solicitation of comments and when any resulting new rules would be effective.

     The offered  certificates  are treated as assets described in Section  7701(a)(19)(C)  of the Internal Revenue
Code and "real  estate  assets"  under  Section  856(c)(4)(A)  of the Internal  Revenue Code  generally in the same proportion that the assets of the REMIC  underlying the  certificates  would be so treated.  In addition,  interest on the offered  certificates  is treated as "interest on obligations  secured by mortgages on real property"  under
Section  856(c)(3)(B)  of the Internal  Revenue  Code  generally  to the extent that the offered  certificates  are treated as "real estate assets" under Section  856(c)(4)(A)  of the Internal  Revenue Code.  Moreover,  the offered certificates will be "qualified  mortgages"  within the meaning of Section  860G(a)(3) of the Internal Revenue Code if  transferred  to another REMIC on its startup day in exchange for a regular or residual  interest in that REMIC.
However,  prospective investors should note that,  notwithstanding that treatment,  any repurchase of a certificate pursuant to the right of the master  servicer to  repurchase  the offered  certificates  may  adversely  affect any
REMIC  that  holds the  offered  certificates  if the  repurchase  is made  under  circumstances  giving  rise to a prohibited  transaction tax under the Internal Revenue Code. See "Pooling and Servicing  Agreement—Termination"  in
this prospectus  supplement and "Material Federal Income Tax  Consequences—REMICs—  Characterization of Investments
in REMIC Certificates" in the prospectus.

     If penalties were asserted  against  purchasers of the offered  certificates  in respect of their treatment of the offered certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions stated, herein and in the  prospectus may not meet the conditions  necessary for  purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

     For further  information  regarding federal income tax consequences of investing in the offered  certificates, see "Material Federal Income Tax Consequences—REMICs" in the prospectus.

                                              Method of Distribution

     Approximately  50.91%  of the  Class  II-A-15  Certificates  are  being  offered  only  in  connection  with a resecuritization  offering by the Residential  Accredit Loans,  Inc. Series 2008-QR1 Trust.  The offered portion of the Class II-A-15  Certificates  will be transferred to the trustee of the RALI Series  2008-QR1  Certificates  and will be deposited into the RALI Series 2008-QR1 Trust by the depositor.

                                              Additional Information

     The primary  source of information  available to investors  concerning  the offered  certificates  will be the
monthly   statements   discussed  in  the   prospectus   under   "Description   of  the   Certificates—Reports   to
Certificateholders"  and  in  this  prospectus  supplement  under  "Pooling  and  Servicing   Agreement—Reports  to
Certificateholders,"  which will include information as to the outstanding  principal balance or notional amount of the  offered  certificates.  There can be no  assurance  that any  additional  information  regarding  the  offered certificates  will be available  through any other  source.  In addition,  the depositor is not aware of any source through  which  price  information  about the offered  certificates  will be  available  on an ongoing  basis.  The limited nature of this  information  regarding the offered  certificates  may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                                  Use of Proceeds

     The  depositor  will transfer the offered  certificates  to the trustee of the RALI Series  2008-QR1  Trust in exchange for a portion of the RALI Series 2008-QR1  Certificates,  which the depositor will sell to the underwriter of the RALI Series 2008-QR1 issuance in consideration for the offered certificates.

                                                  Legal Opinions

     Certain  legal  matters  relating  to the  certificates  have been passed  upon for the  depositor  by Orrick,
Herrington & Sutcliffe  LLP, New York, New York and for the  underwriter by Thacher  Proffitt & Wood llp, New York,
New York.

                                                      Ratings

     The Class  II-A-15  Certificates  were rated  "AAA" by Fitch  Ratings,  or Fitch,  "AAA" by  Standard & Poor's
Ratings  Services,  a division of The  McGraw-Hill  Companies,  Inc.,  or  Standard & Poor's,  and "Aaa" by Moody's
Investors Service, Inc., or Moody's, as of February 6, 2008.

     The ratings assigned by Fitch to mortgage  pass-through  certificates address the likelihood of the receipt by certificateholders  of all  distributions  to which they are  entitled  under the  transaction  structure.  Fitch's ratings  reflect  its  analysis  of the  riskiness  of the  underlying  mortgage  loans  and the  structure  of the transaction  as  described  in  the  operative  documents.  Fitch's  ratings  do  not  address  the  effect  on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans.

     The ratings  assigned by Standard & Poor's to mortgage  pass-through  certificates  address the  likelihood of the receipt by  certificateholders  of payments  required  under the pooling and  servicing  agreement.  Standard &
Poor's  ratings take into  consideration  the credit  quality of the mortgage  pool,  structural  and legal aspects associated  with the  certificates,  and the extent to which the payment stream in the mortgage pool is adequate to make payments  required under the  certificates.  Standard & Poor's rating on the certificates  does not,  however, constitute a statement  regarding  frequency of  prepayments  on the  mortgages.  See "Certain Yield and Prepayment
Considerations" herein.

     The ratings  assigned  by Moody's to the offered  certificates  address the  likelihood  of the receipt by the holders  of the  offered  certificates  of all  distributions  to which they are  entitled  under the  pooling  and servicing  agreement.  Moody's  ratings  reflect  its  analysis  of the  riskiness  of the  mortgage  loans and the structure of the  transaction as described in the pooling and servicing  agreement.  Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

     The depositor has not  requested a rating on the offered  certificates  by any rating agency other than Fitch,
Standard & Poor's and Moody's.  However,  there can be no assurance as to whether any other rating agency will rate the offered  certificates,  or, if it does,  what rating would be assigned by any other rating agency.  A rating on the  certificates  by another  rating  agency,  if assigned at all,  may be lower than the ratings  assigned to the offered certificates by Fitch, Standard & Poor's and Moody's.

     A security  rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal  at  any  time  by  the  assigning  rating  organization.  Each  security  rating  should  be  evaluated independently  of any other  security  rating.  In the event that the  ratings  initially  assigned  to the offered certificates  are subsequently  lowered for any reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

     The fees paid by the depositor to the rating  agencies at closing  included a fee for ongoing  surveillance by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                 Legal Investment

     The Class II-A-15  Certificates will constitute  "mortgage  related  securities" for purposes of SMMEA so long as they are rated in at least the second highest rating category by one of the rating  agencies,  and, as such, are legal  investments for some entities to the extent provided in SMMEA.  SMMEA provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking  statutory  action on or prior to October 3, 1991. Some states have enacted  legislation  which overrides the preemption provisions of SMMEA.

     The  depositor  makes no  representations  as to the  proper  characterization  of any  class  of the  offered certificates for legal investment or other purposes,  or as to the ability of particular  investors to purchase any class of the  offered  certificates  under  applicable  legal  investment  restrictions.  These  uncertainties  may adversely  affect  the  liquidity  of any  class of  offered  certificates.  Accordingly,  all  institutions  whose investment  activities are subject to legal investment laws and  regulations,  regulatory  capital  requirements or review by  regulatory  authorities  should  consult with their legal  advisors in  determining  whether and to what extent any class of the offered  certificates  constitutes a legal investment or is subject to investment,  capital or other restrictions.

     See "Legal Investment Matters" in the prospectus.

                                               ERISA Considerations

     A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate  accounts,  or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA  Considerations—ERISA  Plan
Asset  Regulations"  in the prospectus,  should  carefully  review with its legal advisors  whether the purchase or holding of offered  certificates  could give rise to a transaction  prohibited or not otherwise  permissible  under
ERISA or Section 4975 of the Internal  Revenue  Code.  The purchase or holding of the offered  certificates,  by or on behalf  of, or with  ERISA  plan  assets  of, an ERISA  plan may  qualify  for  exemptive  relief  under the RFC exemption,  as described under "ERISA  Considerations—Prohibited  Transaction Exemption" in the prospectus provided those  certificates  are rated at least  "BBB-" (or its  equivalent)  by Standard & Poor's,  Fitch,  Moody's,  DBRS
Limited or DBRS,  Inc. at the time of  purchase.  The RFC  exemption  contains a number of other  conditions  which must be met for the RFC exemption to apply,  including the  requirement  that any ERISA plan must be an "accredited investor"  as defined in Rule  501(a)(1) of  Regulation  D of the  Securities  and  Exchange  Commission  under the
Securities Act. The depositor  expects that the specific  conditions of the RFC exemption  should be satisfied with respect to the offered  certificates so that the RFC exemption  should provide an exemption from the application of the  prohibited  transaction  provisions  of Sections  406(a) and (b) of ERISA and Section  4975(c) of the Internal
Revenue Code, for  transactions  in connection  with the servicing,  management and operation of the mortgage pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

     As discussed in greater detail above under  "Description  of the Mortgage  Pool—Sharia  Mortgage  Loans",  the
trust will include certain  residential  financing  transactions,  referred to as Sharia  Mortgage Loans,  that are structured so as to be permissible  under Islamic law utilizing  declining  balance  co-ownership  structures.  The
DOL has not  specifically  considered  the  eligibility  or  treatment  of  Sharia  Mortgage  Loans  under  the RFC exemption,  including  whether  they  would be  treated  in the same  manner  as other  single  family  residential mortgages.  However,  since the  remedies  in the event of  default  and  certain  other  provisions  of the Sharia
Mortgage  Loans held by the trust are similar to the  remedial and other  provisions  in the  residential  mortgage loans  contemplated  by the DOL at the time the RFC exemption was granted,  the depositor  believes that the Sharia
Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

     Any  fiduciary  or  other  investor  of ERISA  plan  assets  that  proposes  to  acquire  or hold the  offered certificates  on behalf of or with ERISA  plan  assets of any ERISA  plan  should  consult  with its  counsel  with respect to: (i) whether the specific and general  conditions and the other  requirements in the RFC exemption would be  satisfied,  or  whether  any  other  prohibited  transaction  exemption  would  apply,  and (ii) the  potential applicability  of the  general  fiduciary  responsibility  provisions  of  ERISA  and  the  prohibited  transaction provisions  of ERISA  and  Section  4975 of the  Internal  Revenue  Code to the  proposed  investment.  See  "ERISA
Considerations" in the prospectus.

     The sale of any of the  offered  certificates  to an  ERISA  plan is in no  respect  a  representation  by the depositor  or the  underwriter  that  such  an  investment  meets  all  relevant  legal  requirements  relating  to investments by ERISA plans  generally or any particular  ERISA plan, or that such an investment is appropriate  for
ERISA plans generally or any particular ERISA plan.

                                                ANNEX I
                                 MORTGAGE LOAN STATISTICAL INFORMATION

                                             Loan Group I*

                            Credit Score Distribution of the Group I Loans

                                                                                                         Weighted
                                    Number of                          Percent of       Average          Average
                                    Group I          Principal          Group I        Principal      Loan-to-Value
Credit Score Range                    Loans           Balance            Loans          Balance           Ratio
_______________________________________________________________________________________________________________________
499 or less.......................      5                $758,678         0.75%          $151,736          82.63%
500 - 519.........................      3                 994,295         0.98            331,432          80.00
520 - 539.........................      6               1,191,845         1.18            198,641          76.94
540 - 559.........................      8               2,629,594         2.59            328,699          75.49
560 - 579.........................      7               1,300,173         1.28            185,739          83.55
580 - 599.........................      8                 921,148         0.91            115,144          77.92
600 - 619.........................     18               3,263,559         3.22            181,309          76.17
620 - 639.........................     32               7,569,708         7.47            236,553          75.40
640 - 659.........................     33               7,742,148         7.64            234,611          78.87
660 - 679.........................     46              13,460,732        13.28            292,625          75.40
680 - 699.........................     47              12,641,662        12.47            268,972          74.10
700 - 719.........................     54              12,866,699        12.69            238,272          75.47
720 - 739.........................     24               6,706,215         6.62            279,426          66.88
740 - 759.........................     49               9,813,760         9.68            200,281          73.48
760 - 779.........................     36               9,620,195         9.49            267,228          73.66
780 - 799.........................     20               6,534,259         6.45            326,713          73.14
800 or greater....................     14               3,341,721         3.30            238,694          76.50
   Total, Average or Weighted
Average.............................  410            $101,356,391       100.00%          $247,211          74.76%

     As of the reference  date, the minimum and maximum credit scores of the group I loans were 453 and
817,  respectively,  and the weighted average credit score of the group I loans was approximately  694.
The credit  scores for most of the  mortgagors  as reflected in the table above have been updated since the date of origination of the group I loans.

      * Unless otherwise  specified,  the information  appearing under the column  headings:  Number of
Group I Loans,  Principal Balance,  Percent of Group I Loans and Average Principal Balance is as of the
reference date,  after deducting  payments of principal due during the month of the reference date, and the information  appearing under the column heading:  Weighted Average  Loan-to-Value Ratio is based on the original  loan-to-value  ratios of the group I loans, as weighted by the principal  balances of the group I loans as of the reference  date.  The credit scores for most of the  mortgagors as reflected in this Annex I have been updated since the date of origination of the group I loans.

                                 Occupancy Types of the Group I Loans

                                                                                    Average       Weighted    Weighted Average
                                     Number of        Principal       Percent of    Principal     Average       Loan-to-Value
Occupancy Type                     Group I Loans       Balance       Group I Loans   Balance    Credit Score        Ratio
____________________________________________________________________________________________________________________________________
Primary Residence............            256          $67,596,175       66.69%       $264,048        693           75.31%
Second/Vacation..............             15            5,486,568        5.41         365,771        704           71.75
Non-Owner Occupied...........            139           28,273,649       27.90         203,408        693           74.03
  Total, Average or Weighted Average     410         $101,356,391      100.00%       $247,211        694           74.76%

                                   Loan Purpose of the Group I Loans

                                                                                                     Weighted
                                        Number of                       Percent of      Average       Average    Weighted Average
                                         Group I        Principal        Group I       Principal      Credit       Loan-to-Value
Loan Purpose                              Loans          Balance          Loans         Balance        Score           Ratio
____________________________________________________________________________________________________________________________________
Purchase...........................          219        $48,215,163       47.57%        $220,161        695             78.57%
Rate/Term Refinance................           62         14,271,134       14.08          230,180        688             72.28
Equity Refinance...................          129         38,870,093       38.35          301,319        694             70.95
  Total, Average or
Weighted Average...................          410       $101,356,391      100.00%        $247,211        694             74.76%

                             Mortgaged Property Types of the Group I Loans

                                              Number of                    Percent of     Average      Weighted     Weighted Average
                                              Group I       Principal       Group I      Principal     Average       Loan-to-Value
Property Type                                   Loans        Balance         Loans        Balance    Credit Score        Ratio
_____________________________________________________________________________________________________________________________________
Single-Family Detached....................         234      $59,713,493      58.91%       $255,186        694             74.21%
Planned Unit Developments (detached)......          68       18,389,062      18.14         270,427        701             75.60
Two-to-Four Family units..................          56       11,481,127      11.33         205,020        676             76.15
Condo Low-Rise (less than 5 stories)......          31        4,882,348       4.82         157,495        733             79.34
Condo High-Rise (9 stories or more).......           6        2,501,190       2.47         416,865        710             70.96
Townhouse.................................           5        2,284,360       2.25         456,872        657             71.28
Planned Unit Developments (attached)......           8        1,709,873       1.69         213,734        669             71.63
Condo Mid-Rise (5 to 8 stories)...........           1          297,401       0.29         297,401        623             80.00
Cooperative Units.........................           1           97,536       0.10          97,536        653             80.00
   Total, Average or
Weighted Average..........................         410     $101,356,391     100.00%       $247,211        694             74.76%

                             Geographic Distribution of the Group I Loans

                                                                                             Weighted
                                Number of                        Percent of     Average       Average    Weighted Average
                                 Group I         Principal        Group I      Principal      Credit       Loan-to-Value
State                             Loans           Balance          Loans        Balance        Score           Ratio
_____________________________________________________________________________________________________________________________
Alabama..................             8          $1,341,135         1.32%       $167,642         650           79.55%
Arkansas.................             3             389,080         0.38         129,693         693           80.00
Arizona..................             5           2,142,863         2.11         428,573         680           74.43
California...............            34          14,548,836        14.35         427,907         700           74.23
Colorado.................            10           2,504,467         2.47         250,447         727           74.64
Connecticut..............             7           1,248,008         1.23         178,287         662           81.74
District of Columbia.....             8           2,856,298         2.82         357,037         675           71.61
Florida..................            52          16,720,964        16.50         321,557         695           73.83
Georgia..................            19           3,292,506         3.25         173,290         718           80.05
Iowa.....................             2             196,739         0.19          98,370         635           80.00
Idaho....................             3             370,444         0.37         123,481         712           56.97
Illinois.................            13           3,144,069         3.10         241,851         664           79.35
Indiana..................             4             423,663         0.42         105,916         685           78.72
Kansas...................             2             211,438         0.21         105,719         740           88.70
Kentucky.................             4             814,190         0.80         203,548         711           83.64
Louisiana................             6             743,063         0.73         123,844         680           77.45
Massachusetts............             8           2,666,110         2.63         333,264         703           76.55
Maryland.................            12           2,626,997         2.59         218,916         722           71.03
Maine....................             1             172,362         0.17         172,362         673           70.00
Michigan.................            12           1,552,599         1.53         129,383         650           78.06
Minnesota................             5             768,996         0.76         153,799         648           81.10
Missouri.................             5             468,319         0.46          93,664         673           72.81
North Carolina...........            15           3,457,749         3.41         230,517         676           70.34
North Dakota.............             1             355,148         0.35         355,148         688           90.00
Nebraska.................             1              85,800         0.08          85,800         675           65.00
New Hampshire............             2           1,301,367         1.28         650,683         588           68.54
New Jersey...............            19           6,893,000         6.80         362,789         689           71.68
Nevada...................             3             644,967         0.64         214,989         743           76.87
New York.................             7           2,259,597         2.23         322,800         686           70.45
Ohio.....................            10           1,173,688         1.16         117,369         695           75.94
Oklahoma.................             2             242,478         0.24         121,239         622           78.05
Oregon...................            19           3,612,976         3.56         190,157         717           77.37
Pennsylvania.............            10           1,547,609         1.53         154,761         720           78.73
South Carolina...........            10           1,763,786         1.74         176,379         698           68.42
Tennessee................             4             465,926         0.46         116,481         694           82.16
Texas....................            43           6,335,251         6.25         147,331         711           77.51
Utah.....................             7           2,165,584         2.14         309,369         670           77.98
Virginia.................            15           5,644,330         5.57         376,289         690           71.68
Vermont..................             2             309,428         0.31         154,714         698           55.14
Washington...............            11           2,496,161         2.46         226,924         733           77.82
Wisconsin................             5             839,091         0.83         167,818         674           80.78
Wyoming..................             1             559,311         0.55         559,311         708           70.00
  Total, Average or Weighted
Average..................           410        $101,356,391       100.00%       $247,211         694           74.76%

      As of the  reference  date,  no more than 1.8% of the group I loans  were  secured  by  mortgaged properties  located  in any one zip code  area in  Virginia  and no more than 1.5% of the group I loans were secured by mortgaged properties located in any one zip code area outside Virginia.

                               Documentation Types of the Group I Loans

                              Number of                        Percent of      Average       Weighted     Weighted Average
                               Group I         Principal         Group I      Principal      Average        Loan-to-Value
Documentation Type              Loans           Balance           Loans        Balance     Credit Score         Ratio
_____________________________________________________________________________________________________________________________
Full/Alternate
Documentation..............        104        $19,800,195          19.54%      $190,386         696            79.64%
Reduced Documentation......        186         51,588,446          50.90        277,357         692             75.17
No Stated Income...........         56         16,883,132          16.66        301,484         688             70.50
No Income/No Asset
Verification...............         64         13,084,618          12.91        204,447         708             71.25
  Total, Average or
Weighted Average...........        410       $101,356,391         100.00%      $247,211         694            74.76%

      As of the  reference  date,  no more  than  15.9%  of such  reduced,  no  stated  income,  and no income/no asset  verification  loan  documentation  group I loans were secured by mortgaged  properties located in California.

      As of the reference date,  approximately 0.4% of the group I loans were underwritten  pursuant to a streamlined  refinancing  documentation  program,  which permits mortgage loans to be refinanced with only  limited  verification  or  updating  of  underwriting  information  obtained at the time that the refinanced mortgage loan was underwritten.  See "The  Trusts—Underwriting  Policies—General  Standards"
in the prospectus.

                                  Mortgage Rates of the Group I Loans

                                                              Percent
                                                                 of         Average         Weighted      Weighted Average
                               Number of       Principal      Group I      Principal     Average Credit    Loan-to-Value
Mortgage Rates (%)           Group I Loans      Balance         Loans       Balance           Score            Ratio
_____________________________________________________________________________________________________________________________
6.500 - 6.624.............           3          $1,474,539       1.45%       $491,513          741              80.00%
6.625 - 6.749.............           3           1,173,242       1.16         391,081          737              57.27
6.750 - 6.874.............          11           4,626,880       4.56         420,625          710              73.46
6.875 - 6.999.............          12           8,564,011       8.45         713,668          722              70.20
7.000 - 7.124.............          34          10,446,954      10.31         307,263          705              69.50
7.125 - 7.249.............          24           6,115,722       6.03         254,822          692              75.71
7.250 - 7.374.............          51          14,075,153      13.89         275,983          700              70.34
7.375 - 7.499.............          45          10,313,086      10.18         229,180          697              75.00
7.500 - 7.624.............          91          18,281,596      18.04         200,897          693              76.70
7.625 - 7.749.............          38           9,662,608       9.53         254,279          664              80.43
7.750 - 7.874.............          26           5,096,728       5.03         196,028          690              78.29
7.875 - 7.999.............          38           6,372,443       6.29         167,696          652              78.99
8.000 - 8.124.............          13           1,911,738       1.89         147,057          696              80.18
8.125 - 8.249.............           9           1,995,457       1.97         221,717          696              80.75
8.250 - 8.374.............           4             382,362       0.38          95,590          629              78.64
8.375 - 8.499.............           6             644,391       0.64         107,398          621              82.81
8.500 - 8.624.............           1              86,477       0.09          86,477          680              95.00
8.750 - 8.874.............           1             133,006       0.13         133,006          703              80.00
  Total, Average or
Weighted Average...........        410        $101,356,391     100.00%       $247,211          694              74.76%

      As of the  reference  date,  the  weighted  average  mortgage  rate  of the  group  I  loans  was approximately 7.3479% per annum.

                           Net Mortgage Rates of the Discount Group I Loans

                                                                                                               Weighted
                                   Number of                      Percent of     Average      Weighted         Average
                                    Group I         Principal       Group I     Principal      Average      Loan-to-Value
Net Mortgage Rate (%)                Loans           Balance         Loans       Balance    Credit Score        Ratio
____________________________________________________________________________________________________________________________
5.840.....................               1           $122,565        0.12%       $122,565         803           95.00%
6.220.....................               3          1,474,539        1.45         491,513         741           80.00
6.270.....................               1            575,530        0.57         575,530         719           95.00
6.345.....................               3          1,173,242        1.16         391,081         737           57.27
6.435.....................               1            565,508        0.56         565,508         800           90.00
6.470.....................              11          4,626,880        4.56         420,625         710           73.46
  Total, Average or Weighted
Average.....................            20         $8,538,263        8.42%       $426,913         727           75.22%

      As of the  reference  date,  the  weighted  average of the  Discount  Fractions  of the  Discount
Mortgage Loans in loan group I was approximately 1.772208126%.

                           Original Principal Balances of the Group I Loans

                                                                Percent                                     Weighted
                                Number of                          of        Average       Weighted         Average
Original Mortgage                Group I         Principal      Group I     Principal       Average      Loan-to-Value
 Loan Balance  ($)                Loans           Balance         Loans      Balance     Credit Score         Ratio
_________________________________________________________________________________________________________________________
100,000 or less............         57           $5,255,994        5.19%       $92,210         675            73.30%
100,001 to 200,000.........        190           25,616,766       25.27        134,825         688            76.53
200,001 to 300,000.........         70           17,487,706       17.25        249,824         704            75.70
300,001 to 400,000.........         18            5,956,613        5.88        330,923         692            75.95
400,001 to 500,000.........         23           10,348,628       10.21        449,940         711            76.11
500,001 to 600,000.........         26           14,047,985       13.86        540,307         688            77.25
600,001 to 700,000.........          6            3,815,900        3.76        635,983         697            61.53
700,001 to 800,000.........          6            4,561,153        4.50        760,192         669            72.48
800,001 to 900,000.........          6            5,081,444        5.01        846,907         703            73.33
900,001 to 1,000,000.......          5            4,748,705        4.69        949,741         679            71.69
1,200,001 to 1,300,000.....          1            1,225,842        1.21      1,225,842         696            75.00
1,400,001 to 1,500,000.....          1            1,446,654        1.43      1,446,654         781            70.00
1,700,001 to 1,800,000.....          1            1,763,000        1.74      1,763,000         689            63.00
  Total, Average or
Weighted Average...........        410         $101,356,391      100.00%      $247,211         694            74.76%

                          Original Loan-to-Value Ratios of the Group I Loans

                             Number of                      Percent of      Average           Weighted
Original                      Group I        Principal       Group I       Principal          Average
Loan-to-Value Ratio (%)        Loans          Balance         Loans         Balance         Credit Score
___________________________________________________________________________________________________________
00.01 - 50.00..........            17         $3,485,472       3.44%         $205,028            730
50.01 - 55.00..........             8          2,254,425       2.22           281,803            722
55.01 - 60.00..........            17          4,256,073       4.20           250,357            724
60.01 - 65.00..........            25          9,581,558       9.45           383,262            688
65.01 - 70.00..........            26          8,995,584       8.88           345,984            718
70.01 - 75.00..........            37         11,620,056      11.46           314,056            696
75.01 - 80.00..........           242         54,300,797      53.57           224,383            685
80.01 - 85.00..........             8          1,258,852       1.24           157,356            643
85.01 - 90.00..........            18          2,902,868       2.86           161,270            682
90.01 - 95.00..........            10          2,069,840       2.04           206,984            708
95.01 - 100.00.........             2            630,865       0.62           315,432            763
  Total, Average or
Weighted Average........          410       $101,356,391     100.00%         $247,211            694

     The weighted average  original  loan-to-value  ratio of the group I loans,  based on the principal balances of the group I loans as of the reference date, was approximately 74.76%.

                                Amortization Types of the Group I Loans

                            Number of                       Percent of        Average                       Weighted Average
                             Group I       Principal         Group I         Principal    Weighted Average   Loan-to-Value
Amortization Type             Loans         Balance          Loans            Balance       Credit Score         Ratio
_______________________________________________________________________________________________________________________________
Fully Amortizing.......        260        $52,615,156        51.91%          $202,366          696             75.06%
Interest Only Period - 10
   Years...............        150         48,741,235        48.09            324,942          691             74.44
  Total, Average or
Weighted Average.......        410       $101,356,391       100.00%          $247,211          694             74.76%

                             Property Valuation Types of the Group I Loans

                              Number of                       Percent of       Average        Weighted  Weighted Average
                               Group I         Principal        Group I       Principal       Average     Loan-to-Value
Property Valuation Type         Loans           Balance          Loans         Balance      Credit Score      Ratio
__________________________________________________________________________________________________________________________
Automated Valuation Model          5              $628,171        0.62%        $125,634         648           75.64%
Appraisal................        405           100,728,220       99.38          248,712         694           74.75
   Total, Average or
Weighted Average.........        410          $101,356,391      100.00%        $247,211         694           74.76%

                                            Loan Group II*

                            Credit Score Distribution of the Group II Loans

                                         Number of                         Percent of       Average      Weighted Average
                                          Group II        Principal         Group II       Principal      Loan-to-Value
Credit Score Range                         Loans           Balance           Loans          Balance           Ratio
____________________________________________________________________________________________________________________________
499 or less........................           44          $6,475,875           2.01%         $147,179         80.95%
500 - 519..........................           18           4,008,420           1.24           222,690         76.35
520 - 539..........................           35           6,337,445           1.96           181,070         80.03
540 - 559..........................           23           3,720,034           1.15           161,741         79.19
560 - 579..........................           38           7,449,403           2.31           196,037         74.91
580 - 599..........................           62          10,647,532           3.30           171,734         77.00
600 - 619..........................           63           9,850,497           3.05           156,357         76.90
620 - 639..........................          101          16,730,191           5.18           165,645         76.50
640 - 659..........................          152          29,748,024           9.22           195,711         76.35
660 - 679..........................          204          36,738,162          11.38           180,089         75.66
680 - 699..........................          211          35,175,476          10.90           166,708         74.63
700 - 719..........................          206          37,876,633          11.73           183,867         75.23
720 - 739..........................          172          32,470,479          10.06           188,782         76.30
740 - 759..........................          135          23,760,901           7.36           176,007         74.80
760 - 779..........................          148          27,929,786           8.65           188,715         71.52
780 - 799..........................          108          22,324,319           6.92           206,707         71.76
800 or greater.....................           74          11,564,710           3.58           156,280         67.60
  Total, Average or Weighted Average       1,794        $322,807,886         100.00%         $179,938         75.00%

     As of the  reference  date,  the minimum and maximum  credit scores of the group II loans were 425 and 826,  respectively,  and the weighted average credit score of the group II loans was  approximately
690.  The credit  scores for all of the  mortgagors  as  reflected in the table above have been updated since the date of origination of the group II loans.

      * Unless otherwise  specified,  the information  appearing under the column  headings:  Number of
Group II Loans,  Principal  Balance,  Percent of Group II Loans and Average  Principal Balance is as of
the reference date,  after deducting  payments of principal due during the month of the reference date, and the information  appearing under the column heading:  Weighted Average Loan-to-Value Ratio is based on the original  loan-to-value  ratios of the group II loans, as weighted by the principal  balances of the  group II loans  as of the  reference  date.  The  credit  scores  for  most of the  mortgagors  as reflected in this Annex I have been updated since the date of origination of the group II loans.

                                 Occupancy Types of the Group II Loans

                                                                                                                  Weighted
                                   Number of                        Percent of     Average       Weighted         Average
                                   Group II         Principal        Group II     Principal      Average       Loan-to-Value
Occupancy Type                       Loans           Balance          Loans        Balance     Credit Score        Ratio
_______________________________________________________________________________________________________________________________
Primary Residence............        1,127         $227,654,606       70.52%       $202,001        689              75.09%
Second/Vacation..............           44            8,138,304        2.52         184,961        725              69.16
Non-Owner Occupied...........          623           87,014,976       26.96         139,671        689              75.30
  Total, Average or
Weighted Average.............        1,794         $322,807,886      100.00%       $179,938        690              75.00%

                                  Loan Purpose of the Group II Loans

                                                                                                     Weighted
                                        Number of                       Percent of      Average       Average    Weighted Average
                                         Group II       Principal        Group II      Principal      Credit       Loan-to-Value
Loan Purpose                              Loans          Balance           Loans        Balance        Score           Ratio
____________________________________________________________________________________________________________________________________
Purchase..........................         1,033        $168,904,516      52.32%        $163,509         690          78.06%
Rate/Term Refinance...............           266          46,784,867      14.49          175,883         674           73.94
Equity Refinance..................           495         107,118,504      33.18          216,401         696           70.62
  Total, Average or
Weighted Average..................         1,794        $322,807,886     100.00%        $179,938         690          75.00%

                            Mortgaged Property Types of the Group II Loans

                                                Number of                     Percent of     Average      Weighted     Weighted Average
                                                Group II       Principal       Group II     Principal      Average       Loan-to-Value
Property Type                                     Loans         Balance         Loans        Balance    Credit Score         Ratio
_________________________________________________________________________________________________________________________________________
Single-Family Detached.....................       1,040        $185,420,122     57.44%       $178,289          687          75.06%
Planned Unit Developments (detached).......         302          71,851,326     22.26         237,918          694           75.53
Two-to-Four Family Units...................         248          37,075,659     11.49         149,499          686           75.01
Condo Low-Rise (less than 5 stories).......         113          15,067,094      4.67         133,337          692           72.79
Planned Unit Developments (attached).......          56           7,287,717      2.26         130,138          708           75.22
Townhouse..................................          26           3,722,599      1.15         143,177          692           74.22
Condo High-Rise (9 stories or more)........           3           1,231,197      0.38         410,399          738           78.99
Condo Mid-Rise (5 to 8 stories)............           4             344,678      0.11          86,170          734           73.31
Condotel (1 to 4 stories)..................           1             650,000      0.20         650,000          782           45.00
Cooperative Units..........................           1             157,495      0.05         157,495          793           72.00
  Total, Average or
Weighted Average...........................       1,794        $322,807,886    100.00%       $179,938          690          75.00%

                             Geographic Distribution of the Group II Loans

                                Number of                         Percent of     Average       Weighted    Weighted Average
                                 Group II        Principal         Group II     Principal      Average       Loan-to-Value
State                             Loans           Balance           Loans        Balance     Credit Score        Ratio
______________________________________________________________________________________________________________________________
Alaska.....................           6          $1,416,403          0.44%        $236,067        738            79.58%
Alabama....................          26           3,024,001          0.94          116,308        677            83.30
Arkansas...................          14           1,404,042          0.43          100,289        679            79.97
Arizona....................          49          13,444,076          4.16          274,369        709            74.11
California.................         148          57,318,199         17.76          387,285        707            72.03
Colorado...................          62          11,144,177          3.45          179,745        704            75.61
Connecticut................          23           5,383,752          1.67          234,076        685            73.55
District of Columbia.......           4           1,777,396          0.55          444,349        673            69.07
Delaware...................           4             919,436          0.28          229,859        720            77.42
Florida....................         187          34,968,596         10.83          186,998        674            72.38
Georgia....................          71          11,060,337          3.43          155,779        698            77.93
Hawaii.....................           5           1,460,424          0.45          292,085        744            61.07
Iowa.......................           5             696,564          0.22          139,313        742            84.27
Idaho......................          16           3,107,026          0.96          194,189        650            68.33
Illinois...................          49           7,391,303          2.29          150,843        682            75.83
Indiana....................          32           3,624,048          1.12          113,252        676            79.40
Kansas.....................           5             491,145          0.15           98,229        700            76.59
Kentucky...................          19           2,175,864          0.67          114,519        692            76.67
Louisiana..................          31           3,350,693          1.04          108,087        665            79.54
Massachusetts..............          28           6,803,864          2.11          242,995        684            67.14
Maryland...................          39           7,340,203          2.27          188,210        656            77.60
Maine......................           4             650,273          0.20          162,568        619            80.00
Michigan...................          52           6,750,925          2.09          129,825        674            76.10
Minnesota..................          27           5,767,448          1.79          213,609        679            76.33
Missouri...................          29           3,553,396          1.10          122,531        651            76.10
Mississippi................          18           1,720,983          0.53           95,610        653            76.59
Montana....................           2             188,726          0.06           94,363        684            76.04
North Carolina.............          53           6,995,029          2.17          131,982        700            76.34
North Dakota...............           3             305,450          0.09          101,817        746            77.85
Nebraska...................          11           1,706,226          0.53          155,111        665            77.63
New Hampshire..............           4             740,626          0.23          185,156        730            64.57
New Jersey.................          42           9,771,481          3.03          232,654        652            75.00
New Mexico.................           9             807,608          0.25           89,734        700            79.53
Nevada.....................          19           4,454,364          1.38          234,440        717            74.22
New York...................          57          10,684,694          3.31          187,451        681            73.16
Ohio.......................          57           6,006,880          1.86          105,384        696            76.64
Oklahoma...................          15           1,953,603          0.61          130,240        704            80.12
Oregon.....................          46           8,904,192          2.76          193,569        712            76.45
Pennsylvania...............          69           9,030,244          2.80          130,873        687            79.54
Rhode Island...............           6           1,543,279          0.48          257,213        689            71.74
South Carolina.............          24           2,922,287          0.91          121,762        679            81.39
South Dakota...............           3             301,737          0.09          100,579        636            80.00
Tennessee..................          28           3,384,503          1.05          120,875        662            77.95
Texas......................         229          25,335,021          7.85          110,633        694            77.34
Utah.......................          30           4,796,204          1.49          159,873        685            79.46
Virginia...................          67          15,341,346          4.75          228,975        684            76.47
Vermont....................           2             354,512          0.11          177,256        760            83.69
Washington.................          42           8,238,773          2.55          196,161        704            76.57
Wisconsin..................          19           1,843,631          0.57           97,033        661            76.96
Wyoming....................           4             452,896          0.14          113,224        717            83.90
  Total, Average or Weighted
Average....................       1,794        $322,807,886        100.00%        $179,938        690            75.00%

     As of the  reference  date,  no more than 0.5% of the group II loans  were  secured  by  mortgaged properties  located in any one zip code area in California  and no more than 0.5% of the group II loans were secured by mortgaged properties located in any one zip code area outside California.

                               Documentation Types of the Group II Loans

                                                                                                                Weighted
                               Number of                         Percent of      Average       Weighted         Average
                               Group II         Principal         Group II      Principal      Average       Loan-to-Value
Documentation Type               Loans           Balance            Loans        Balance     Credit Score        Ratio
____________________________________________________________________________________________________________________________
Full/Alternate Documentation        588         $82,664,497        25.61%        $140,586         690            79.30%
Reduced Documentation.....          706         143,955,783        44.59          203,903         685            75.16
No Stated Income..........          215          46,180,424        14.31          214,793         685            73.58
No Income/No Asset
Verification..............          285          50,007,183        15.49          175,464         706            68.73
  Total, Average or
Weighted Average..........        1,794        $322,807,886       100.00%        $179,938         690            75.00%

     As of the reference date, no more than 20.9% of such reduced,  no stated income,  and no income/no asset  verification loan documentation  group II loans were secured by mortgaged  properties located in
California.

     As of the reference date,  approximately 1.0% of the group II loans were underwritten  pursuant to a streamlined  refinancing  documentation  program,  which permits mortgage loans to be refinanced with only  limited  verification  or  updating  of  underwriting  information  obtained at the time that the refinanced mortgage loan was underwritten.  See "The  Trusts—Underwriting  Policies—General  Standards"
in the prospectus.

                                 Mortgage Rates of the Group II Loans

                               Number of                      Percent of      Average          Weighted      Weighted Average
                               Group II        Principal       Group II      Principal         Average        Loan-to-Value
Mortgage Rates (%)               Loans          Balance          Loans        Balance        Credit Score         Ratio
_______________________________________________________________________________________________________________________________
5.625 - 5.749.............          2             $402,183       0.12%         $201,092          777               84.17%
6.000 - 6.124.............          4            1,384,385       0.43           346,096          739               72.23
6.125 - 6.249.............          6            2,268,904       0.70           378,151          703               77.86
6.250 - 6.374.............          8            2,026,216       0.63           253,277          687               75.90
6.375 - 6.499.............         10            2,483,564       0.77           248,356          737               66.11
6.500 - 6.624.............         36            9,240,707       2.86           256,686          726               70.99
6.625 - 6.749.............         39           12,159,293       3.77           311,777          711               71.52
6.750 - 6.874.............        104           25,265,243       7.83           242,935          713               73.34
6.875 - 6.999.............        181           40,605,908      12.58           224,342          707               70.27
7.000 - 7.124.............         98           19,795,764       6.13           201,998          696               73.08
7.125 - 7.249.............        100           22,029,572       6.82           220,296          689               73.35
7.250 - 7.374.............        161           33,203,061      10.29           206,230          691               74.42
7.375 - 7.499.............        164           34,287,658      10.62           209,071          680               75.62
7.500 - 7.624.............        244           44,454,796      13.77           182,192          677               76.71
7.625 - 7.749.............        120           17,498,068       5.42           145,817          675               78.69
7.750 - 7.874.............        124           18,149,342       5.62           146,366          676               79.49
7.875 - 7.999.............        141           15,404,473       4.77           109,252          662               78.85
8.000 - 8.124.............         66            6,759,697       2.09           102,420          656               78.04
8.125 - 8.249.............         47            4,689,415       1.45            99,775          683               80.51
8.250 - 8.374.............         57            4,557,218       1.41            79,951          664               82.76
8.375 - 8.499.............         71            5,220,066       1.62            73,522          659               81.44
8.500 - 8.624.............          7              587,293       0.18            83,899          691               77.67
8.750 - 8.874.............          2              187,702       0.06            93,851          710               75.99
8.875 - 8.999.............          1               53,416       0.02            53,416          585               36.00
9.000 - 9.124.............          1               93,944       0.03            93,944          755               95.00
  Total, Average or
Weighted Average.........       1,794         $322,807,886     100.00%         $179,938          690               75.00%

     As of the  reference  date,  the  weighted  average  mortgage  rate  of the  group  II  loans  was approximately 7.2576% per annum.

                           Net Mortgage Rates of the Discount Group II Loans

                                                                                                                   Weighted
                                   Number of                       Percent of      Average        Weighted         Average
                                    Group II        Principal       Group II      Principal        Average      Loan-to-Value
Net Mortgage Rate (%)                Loans           Balance          Loans        Balance      Credit Score        Ratio
________________________________________________________________________________________________________________________________
5.345.......................             2             $402,183       0.12%         $201,092          777            84.17%
5.690.......................             1              263,483       0.08           263,483          487            90.00
5.720.......................             4            1,384,385       0.43           346,096          739            72.23
5.845.......................             6            2,268,904       0.70           378,151          703            77.86
5.970.......................             8            2,026,216       0.63           253,277          687            75.90
6.080.......................             1              329,993       0.10           329,993          689           100.00
6.095.......................            10            2,483,564       0.77           248,356          737            66.11
6.116.......................             1               83,527       0.03            83,527          754            95.00
6.220.......................            35            8,977,224       2.78           256,492          733            70.43
6.345.......................            39           12,159,293       3.77           311,777          711            71.52
6.469.......................             1              107,595       0.03           107,595          806            90.00
6.470.......................           103           25,149,318       7.79           244,168          713            73.31
  Total, Average or Weighted
Average.....................           211          $55,635,683      17.23%         $263,676          716            72.77%

     As of the reference date, the weighted average of the Discount  Fractions of the Discount Mortgage
Loans in loan group II was approximately 2.945102613%.

                           Original Principal Balances of the Group II Loans

                                                                                                              Weighted
                                Number of                       Percent of     Average       Weighted         Average
Original Mortgage                Group II        Principal      Group II      Principal       Average      Loan-to-Value
 Loan Balance  ($)                Loans           Balance         Loans        Balance     Credit Score        Ratio
___________________________________________________________________________________________________________________________
100,000 or less.............         585        $45,197,861       14.00%         $77,261        681             75.21%
100,001 to 200,000..........         720         98,275,986       30.44          136,494        690             75.00
200,001 to 300,000..........         211         50,481,384       15.64          239,248        697             75.71
300,001 to 400,000..........          66         22,353,858        6.92          338,695        691             76.97
400,001 to 500,000..........         127         56,944,434       17.64          448,381        679             74.59
500,001 to 600,000..........          57         31,115,675        9.64          545,889        702             76.13
600,001 to 700,000..........          19         11,976,448        3.71          630,339        694             71.18
700,001 to 800,000..........           9          6,462,240        2.00          718,027        699             66.11
  Total, Average or
Weighted Average............       1,794       $322,807,886      100.00%        $179,938        690             75.00%

                          Original Loan-to-Value Ratios of the Group II Loans

                             Number of                        Percent of       Average           Weighted
Original                      Group II        Principal        Group II       Principal          Average
Loan-to-Value Ratio (%)        Loans           Balance           Loans         Balance         Credit Score
______________________________________________________________________________________________________________
00.01 - 50.00..........           110        $15,932,564         4.94%         $144,841             737
50.01 - 55.00..........            27          6,674,542         2.07           247,205             721
55.01 - 60.00..........            74         15,052,001         4.66           203,405             708
60.01 - 65.00..........            80         16,675,197         5.17           208,440             687
65.01 - 70.00..........           102         20,819,514         6.45           204,113             692
70.01 - 75.00..........           164         31,196,285         9.66           190,221             692
75.01 - 80.00..........         1,057        194,728,095        60.32           184,227             685
80.01 - 85.00..........            27          3,485,726         1.08           129,101             667
85.01 - 90.00..........            99         11,281,046         3.49           113,950             660
90.01 - 95.00..........            47          5,960,133         1.85           126,811             676
95.01 - 100.00.........             7          1,002,781         0.31           143,254             692
  Total, Average or
Weighted Average........        1,794       $322,807,886       100.00%         $179,938             690

     The weighted average original  loan-to-value  ratio of the group II loans,  based on the principal balances of the group II loans as of the reference date, was approximately 75.00%.

                               Amortization Types of the Group II Loans

                            Number of                                            Average         Weighted
                            Group II         Principal         Percent of       Principal        Average       Weighted Average
Amortization Type             Loans           Balance        Group II Loans      Balance       Credit Score  Loan-to-Value Ratio
___________________________________________________________________________________________________________________________________
Fully Amortizing.......      1,280         $195,905,466         60.69%         $153,051            692             74.17%
Interest Only Period -5
   Years...............          1               78,626          0.02            78,626            621             80.00
Interest Only Period - 10
   Years...............        511          126,343,844         39.14           247,248            686             76.26
Interest Only Period - 15
   Years...............          2              479,950          0.15           239,975            750             80.00
   Total, Average or
Weighted Average.......      1,794         $322,807,886        100.00%         $179,938            690             75.00%

                            Property Valuation Types of the Group II Loans

                              Number of                      Percent of     Average       Weighted      Weighted Average
                              Group II       Principal        Group II     Principal       Average       Loan-to-Value
Property Valuation Type         Loans         Balance          Loans        Balance     Credit Score         Ratio
___________________________________________________________________________________________________________________________
Automated Valuation Model          44         $6,639,565        2.06%       $150,899          645            78.62%
Appraisal................       1,750        316,168,322       97.94         180,668          691            74.92
   Total, Average or
Weighted Average.........       1,794       $322,807,886      100.00%       $179,938          690            75.00%

                                          All Mortgage Loans*

                            Credit Score Distribution of the Mortgage Loans

                               Number of                          Percent of         Average      Weighted Average
                               Mortgage        Principal           Mortgage         Principal       Loan-to-Value
Credit Score Range               Loans          Balance             Loans            Balance            Ratio
_____________________________________________________________________________________________________________________
499 or less................          49         $7,234,553         1.71%              $147,644          81.12%
500 - 519..................          21          5,002,715         1.18                238,225          77.07
520 - 539..................          41          7,529,290         1.78                183,641          79.54
540 - 559..................          31          6,349,628         1.50                204,827          77.66
560 - 579..................          45          8,749,575         2.06                194,435          76.19
580 - 599..................          70         11,568,680         2.73                165,267          77.07
600 - 619..................          81         13,114,056         3.09                161,902          76.72
620 - 639..................         133         24,299,899         5.73                182,706          76.16
640 - 659..................         185         37,490,173         8.84                202,650          76.87
660 - 679..................         250         50,198,894        11.83                200,796          75.59
680 - 699..................         258         47,817,138        11.27                185,338          74.49
700 - 719..................         260         50,743,332        11.96                195,167          75.29
720 - 739..................         196         39,176,694         9.24                199,881          74.69
740 - 759..................         184         33,574,662         7.92                182,471          74.41
760 - 779..................         184         37,549,981         8.85                204,076          72.07
780 - 799..................         128         28,858,578         6.80                225,458          72.07
800 or greater.............          88         14,906,430         3.51                169,391          69.60
   Total Average or
Weighted Average..........        2,204       $424,164,277       100.00%              $192,452          74.94%

     As of the reference date, the minimum and maximum credit scores of the mortgage loans were 425 and 826, respectively, and the weighted average credit score of the mortgage loans were approximately
691.  The credit scores for all of the mortgagors as reflected in the table above have been updated since the date of origination of the mortgage loans.

     * Unless  otherwise  specified,  the information  appearing under the column  headings:  Number of
Mortgage Loans,  Principal  Balance,  Percent of Mortgage Loans and Average  Principal Balance is as of
the reference date,  after deducting  payments of principal due during the month of the reference date, and the information  appearing under the column heading:  Weighted Average Loan-to-Value Ratio is based on the original  loan-to-value  ratios of the Mortgage Loans, as weighted by the principal  balances of the  Mortgage  loans  as of the  reference  date.  The  credit  scores  for most of the  mortgagors  as reflected in this Annex I have been updated since the date of origination of the Mortgage Loans.

                                 Occupancy Types of the Mortgage Loans

                                                                                                Weighted
                               Number of                                          Average        Average    Weighted Average
                               Mortgage        Principal        Percent of       Principal       Credit       Loan-to-Value
Occupancy Type                   Loans          Balance       Mortgage Loans      Balance         Score           Ratio
______________________________________________________________________________________________________________________________
Primary Residence.........        1,383       $295,250,780       69.61%           $213,486          690          75.14%
Second/Vacation...........           59         13,624,872        3.21             230,930          717          70.21
Non-Owner Occupied........          762        115,288,625       27.18             151,297          690          74.99
   Total, Average or Weighted
Average...................        2,204       $424,164,277      100.00%           $192,452          691          74.94%

                                  Loan Purpose of the Mortgage Loans

                                                                                                                   Weighted
                                Number of                                         Average         Weighted         Average
                                Mortgage        Principal        Percent of      Principal        Average       Loan-to-Value
Loan Purpose                      Loans          Balance       Mortgage Loans     Balance       Credit Score        Ratio
_________________________________________________________________________________________________________________________________
Purchase..................         1,252       $217,119,679        51.19%          $173,418         691             78.17%
Rate/Term Refinance.......           328         61,056,001        14.39            186,146         677             73.55
Equity Refinance..........           624        145,988,597        34.42            233,956         695             70.71
   Total, Average or Weighted
Average...................         2,204       $424,164,277       100.00%          $192,452         691             74.94%

                            Mortgaged Property Types of the Mortgage Loans

                                              Number of                       Percent of       Average        Weighted    Weighted Average
                                              Mortgage        Principal        Mortgage       Principal       Average       Loan-to-Value
Property Type                                   Loans          Balance          Loans          Balance      Credit Score        Ratio
____________________________________________________________________________________________________________________________________________
Single-Family Detached...................       1,274        $245,133,615       57.79%         $192,413          688           74.85%
Planned Unit Developments (detached).....         370          90,240,389       21.27           243,893          696           75.55
Two-to-Four family units.................         304          48,556,785       11.45           159,726          684           75.28
Condo Low-Rise (less than 5 stories).....         144          19,949,442        4.70           138,538          702           74.39
Planned Unit Developments (attached).....          64           8,997,589        2.12           140,587          700           74.54
Townhouse................................          31           6,006,959        1.42           193,773          679           73.10
Condo High-Rise (9 stories or more)......           9           3,732,387        0.88           414,710          719           73.61
Condo Mid-Rise (5 to 8 stories)..........           5             642,079        0.15           128,416          683           76.41
Condotel (1 to 4 stories)................           1             650,000        0.15           650,000          782           45.00
Cooperative Units........................           2             255,031        0.06           127,515          739           75.06
   Total, Average or
Weighted Average........................        2,204        $424,164,277      100.00%         $192,452          691           74.94%

                             Geographic Distribution of the Mortgage Loans

                           Number of                         Percent of        Average        Weighted     Weighted Average
                            Mortgage        Principal         Mortgage        Principal        Average      Loan-to-Value
State                        Loans           Balance           Loans           Balance      Credit Score        Ratio
______________________________________________________________________________________________________________________________
Alaska.....................      6          $1,416,403           0.33%        $236,067          738              79.58%
Alabama....................     34           4,365,137           1.03          128,386          669              82.15
Arkansas...................     17           1,793,122           0.42          105,478          682              79.97
Arizona....................     54          15,586,939           3.67          288,647          705              74.15
California.................    182          71,867,035          16.94          394,874          705              72.47
Colorado...................     72          13,648,644           3.22          189,564          708              75.44
Connecticut................     30           6,631,760           1.56          221,059          680              75.09
District of Columbia.......     12           4,633,693           1.09          386,141          674              70.64
Delaware...................      4             919,436           0.22          229,859          720              77.42
Florida....................    239          51,689,560          12.19          216,274          680              72.85
Georgia....................     90          14,352,844           3.38          159,476          702              78.41
Hawaii.....................      5           1,460,424           0.34          292,085          744              61.07
Iowa.......................      7             893,303           0.21          127,615          718              83.33
Idaho......................     19           3,477,470           0.82          183,025          656              67.12
Illinois...................     62          10,535,372           2.48          169,925          677              76.88
Indiana....................     36           4,047,711           0.95          112,436          677              79.33
Kansas.....................      7             702,583           0.17          100,369          712              80.23
Kentucky...................     23           2,990,054           0.70          130,002          697              78.57
Louisiana..................     37           4,093,756           0.97          110,642          668              79.16
Massachusetts..............     36           9,469,975           2.23          263,055          690              69.79
Maryland...................     51           9,967,200           2.35          195,435          673              75.87
Maine......................      5             822,635           0.19          164,527          630              77.90
Michigan...................     64           8,303,524           1.96          129,743          669              76.47
Minnesota..................     32           6,536,443           1.54          204,264          675              76.89
Missouri...................     34           4,021,714           0.95          118,286          654              75.71
Mississippi................     18           1,720,983           0.41           95,610          653              76.59
Montana....................      2             188,726           0.04           94,363          684              76.04
North Carolina.............     68          10,452,778           2.46          153,717          692              74.35
North Dakota...............      4             660,598           0.16          165,150          715              84.38
Nebraska...................     12           1,792,026           0.42          149,336          666              77.02
New Hampshire..............      6           2,041,992           0.48          340,332          640              67.10
New Jersey.................     61          16,664,482           3.93          273,188          667              73.63
New Mexico.................      9             807,608           0.19           89,734          700              79.53
Nevada.....................     22           5,099,331           1.20          231,788          721              74.56
New York...................     64          12,944,291           3.05          202,255          682              72.69
Ohio.......................     67           7,180,568           1.69          107,173          696              76.53
Oklahoma...................     17           2,196,081           0.52          129,181          695              79.89
Oregon.....................     65          12,517,168           2.95          192,572          713              76.71
Pennsylvania...............     79          10,577,853           2.49          133,897          691              79.42
Rhode Island...............      6           1,543,279           0.36          257,213          689              71.74
South Carolina.............     34           4,686,073           1.10          137,826          686              76.51
South Dakota...............      3             301,737           0.07          100,579          636              80.00
Tennessee..................     32           3,850,428           0.91          120,326          666              78.46
Texas......................    272          31,670,272           7.47          116,435          697              77.37
Utah.......................     37           6,961,789           1.64          188,156          681              79.00
Virginia...................     82          20,985,676           4.95          255,923          686              75.18
Vermont....................      4             663,940           0.16          165,985          731              70.39
Washington.................     53          10,734,933           2.53          202,546          711              76.86
Wisconsin..................     24           2,682,722           0.63          111,780          665              78.16
Wyoming....................      5           1,012,207           0.24          202,441          712              76.22
  Total, Average or
Weighted Average...........  2,204        $424,164,277         100.00%        $192,452          691              74.94%

     As of the  reference  date,  no more than 0.5% of the  mortgage  loans were  secured by  mortgaged properties  located in any one zip code area in Virginia  and no more than 0.4% of the  mortgage  loans were secured by mortgaged properties located in any one zip code area outside Virginia.

                               Documentation Types of the Mortgage Loans

                                        Number of                       Percent of       Average        Weighted     Weighted Average
                                        Mortgage        Principal        Mortgage       Principal        Average       Loan-to-Value
Documentation Type                        Loans          Balance          Loans          Balance      Credit Score         Ratio
_______________________________________________________________________________________________________________________________________
Full/Alternate Documentation.........        692        $102,464,692      24.16%         $148,070            691          79.37%
Reduced Documentation................        892         195,544,229      46.10           219,220            687          75.16
No Stated Income.....................        271          63,063,556      14.87           232,707            686          72.75
No Income/No Asset Verification......        349          63,091,800      14.87           180,779            706          69.25
   Total, Average or
Weighted Average.....................      2,204        $424,164,277     100.00%         $192,452            691          74.94%

      As of the  reference  date,  no more  than  19.6%  of such  reduced,  no  stated  income,  and no income/no asset  verification loan  documentation  mortgage loans were secured by mortgaged  properties located in California.

     As of the reference date,  approximately 0.9% of the mortgage loans were underwritten  pursuant to a streamlined  refinancing  documentation  program,  which permits mortgage loans to be refinanced with only  limited  verification  or  updating  of  underwriting  information  obtained at the time that the refinanced mortgage loan was underwritten.  See "The  Trusts—Underwriting  Policies—General  Standards"
in the prospectus.

                                 Mortgage Rates of the Mortgage Loans

                                                                                                 Weighted
                               Number of                                          Average         Average    Weighted Average
                               Mortgage        Principal        Percent of       Principal        Credit       Loan-to-Value
Mortgage Rates (%)               Loans          Balance       Mortgage Loans      Balance          Score           Ratio
________________________________________________________________________________________________________________________________
5.625 - 5.749.............           2           $402,183          0.09%           $201,092          777           84.17%
6.000 - 6.124.............           4          1,384,385          0.33             346,096          739           72.23
6.125 - 6.249.............           6          2,268,904          0.53             378,151          703           77.86
6.250 - 6.374.............           8          2,026,216          0.48             253,277          687           75.90
6.375 - 6.499.............          10          2,483,564          0.59             248,356          737           66.11
6.500 - 6.624.............          39         10,715,246          2.53             274,750          728           72.23
6.625 - 6.749.............          42         13,332,535          3.14             317,441          713           70.27
6.750 - 6.874.............         115         29,892,123          7.05             259,932          713           73.36
6.875 - 6.999.............         193         49,169,919         11.59             254,766          710           70.26
7.000 - 7.124.............         132         30,242,718          7.13             229,112          699           71.85
7.125 - 7.249.............         124         28,145,294          6.64             226,978          690           73.86
7.250 - 7.374.............         212         47,278,214         11.15             223,010          694           73.21
7.375 - 7.499.............         209         44,600,743         10.51             213,401          684           75.47
7.500 - 7.624.............         335         62,736,392         14.79             187,273          681           76.71
7.625 - 7.749.............         158         27,160,675          6.40             171,903          671           79.31
7.750 - 7.874.............         150         23,246,070          5.48             154,974          679           79.23
7.875 - 7.999.............         179         21,776,916          5.13             121,659          659           78.89
8.000 - 8.124.............          79          8,671,435          2.04             109,765          664           78.51
8.125 - 8.249.............          56          6,684,871          1.58             119,373          687           80.58
8.250 - 8.374.............          61          4,939,580          1.16              80,977          661           82.44
8.375 - 8.499.............          77          5,864,457          1.38              76,162          655           81.59
8.500 - 8.624.............           8            673,770          0.16              84,221          690           79.89
8.750 - 8.874.............           3            320,707          0.08             106,902          707           77.65
8.875 - 8.999.............           1             53,416          0.01              53,416          585           36.00
9.000 - 9.124.............           1             93,944          0.02              93,944          755           95.00
   Total, Average or Weighted
Average.......................   2,204       $424,164,277        100.00%           $192,452          691           74.94%

     As of the reference date, the weighted average mortgage rate of the mortgage loans was approximately 7.2792% per annum.

                           Net Mortgage Rates of the Discount Mortgage Loans

                               Number of                                          Average        Weighted    Weighted Average
                               Mortgage        Principal        Percent of       Principal       Average       Loan-to-Value
Net Mortgage Rates (%)           Loans          Balance       Mortgage Loans      Balance      Credit Score        Ratio
________________________________________________________________________________________________________________________________
5.345.......................          2          $402,183        0.09%            $201,092          777            84.17%
5.690.......................          1           263,483        0.06              263,483          487            90.00
5.720.......................          4         1,384,385        0.33              346,096          739            72.23
5.840.......................          1           122,565        0.03              122,565          803            95.00
5.845.......................          6         2,268,904        0.53              378,151          703            77.86
5.970.......................          8         2,026,216        0.48              253,277          687            75.90
6.080.......................          1           329,993        0.08              329,993          689           100.00
6.095.......................         10         2,483,564        0.59              248,356          737            66.11
6.116.......................          1            83,527        0.02               83,527          754            95.00
6.220.......................         38        10,451,763        2.46              275,046          734            71.78
6.270.......................          1           575,530        0.14              575,530          719            95.00
6.345.......................         42        13,332,535        3.14              317,441          713            70.27
6.435.......................          1           565,508        0.13              565,508          800            90.00
6.469.......................          1           107,595        0.03              107,595          806            90.00
6.470.......................        114        29,776,197        7.02              261,195          713            73.33
  Total, Average or
Weighted Average............        231       $64,173,946       15.13%            $277,809          717            73.09%

     As of the reference date, the weighted average of the Discount Fractions of the Discount Mortgage
Loans was approximately 2.789050471%.

                           Original Principal Balances of the Mortgage Loans

                                                                                                 Weighted
                               Number of                                          Average         Average    Weighted Average
Original Mortgage Loan         Mortgage        Principal        Percent of       Principal        Credit       Loan-to-Value
Balance ($)                      Loans          Balance       Mortgage Loans      Balance          Score           Ratio
_______________________________________________________________________________________________________________________________
100,000 or less.............        642       $50,453,855         11.89%           $78,589           681           75.01%
100,001 to 200,000..........        910       123,892,752         29.21            136,146           689           75.32
200,001 to 300,000..........        281        67,969,090         16.02            241,883           699           75.71
300,001 to 400,000..........         84        28,310,471          6.67            337,029           691           76.76
400,001 to 500,000..........        150        67,293,062         15.86            448,620           684           74.82
500,001 to 600,000..........         83        45,163,660         10.65            544,140           698           76.48
600,001 to 700,000..........         25        15,792,348          3.72            631,694           695           68.85
700,001 to 800,000..........         15        11,023,393          2.60            734,893           687           68.74
800,001 to 900,000..........          6         5,081,444          1.20            846,907           703           73.33
900,001 to 1,000,000........          5         4,748,705          1.12            949,741           679           71.69
1,200,001 to 1,300,000......          1         1,225,842          0.29          1,225,842           696           75.00
1,400,001 to 1,500,000......          1         1,446,654          0.34          1,446,654           781           70.00
1,700,001 to 1,800,000......          1         1,763,000          0.42          1,763,000           689           63.00
  Total, Average or
Weighted Average............      2,204      $424,164,277        100.00%          $192,452           691           74.94%

                          Original Loan-to-Value Ratios of the Mortgage Loans

                              Number of                              Percent of           Average          Weighted
Original Loan-to-Value         Mortgage          Principal            Mortgage           Principal         Average
Ratio (%)                       Loans             Balance              Loans              Balance        Credit Score
_________________________________________________________________________________________________________________________
00.01 - 50.00..........           127            $19,418,036            4.58%             $152,898            736
50.01 - 55.00..........            35              8,928,968            2.11               255,113            721
55.01 - 60.00..........            91             19,308,075            4.55               212,177            711
60.01 - 65.00..........           105             26,256,756            6.19               250,064            687
65.01 - 70.00..........           128             29,815,098            7.03               232,930            700
70.01 - 75.00..........           201             42,816,341           10.09               213,017            693
75.01 - 80.00..........         1,299            249,028,893           58.71               191,708            685
80.01 - 85.00..........            35              4,744,577            1.12               135,559            661
85.01 - 90.00..........           117             14,183,915            3.34               121,230            665
90.01 - 95.00..........            57              8,029,973            1.89               140,877            684
95.01 - 100.00.........             9              1,633,646            0.39               181,516            719
  Total, Average or
Weighted Average........        2,204           $424,164,277          100.00%             $192,452            691

     The weighted average original loan-to-value ratio of the mortgage loans, based on the principal balances of the mortgage loans as of the reference date, was approximately 74.94%.

                               Amortization Types of the Mortgage Loans

                            Number of                                          Average
                            Mortgage        Principal        Percent of       Principal    Weighted Average   Weighted Average
Amortization Type             Loans          Balance       Mortgage Loans      Balance       Credit Score    Loan-to-Value Ratio
__________________________________________________________________________________________________________________________________
Fully Amortizing.......      1,540       $248,520,622         58.59%         $161,377            693              74.36%
Interest Only Period -5
   Years...............          1             78,626          0.02            78,626            621              80.00
Interest Only Period - 10
   Years...............        661        175,085,080         41.28           264,879            687              75.75
Interest Only Period - 15
   Years...............          2            479,950          0.11           239,975            750              80.00
   Total, Average or
   Weighted Average....      2,204       $424,164,277        100.00%         $192,452            691              74.94%

                            Property Valuation Types of the Mortgage Loans

                            Number of                   Percent of      Average         Weighted     Weighted Average
                            Mortgage     Principal       Mortgage      Principal     Average Credit   Loan-to-Value
Property Valuation Type      Loans       Balance          Loans         Balance          Score            Ratio
_______________________________________________________________________________________________________________________
Automated Valuation Model        49       $7,267,736       1.71%        $148,321           646             78.36%
Appraisal................     2,155      416,896,541      98.29          193,455           691             74.88
   Total, Average or
Weighted Average.........     2,204     $424,164,277     100.00%        $192,452           691             74.94%

                                                     ANNEX II

Global Clearance, Settlement and Tax Documentation Procedures

     Except in certain limited  circumstances,  the globally offered  Residential  Accredit Loans,  Inc.,  Mortgage
Asset-Backed Pass-Through Certificates,  Series 2006-QS12, which are referred to as the global securities,  will be available  only in  book-entry  form.  Investors  in the  global  securities  may hold  interests  in these  global securities  through any of DTC,  Clearstream or Euroclear.  Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between  investors holding  interests in global  securities  through  Clearstream and
Euroclear will be conducted in accordance  with their normal rules and operating  procedures and in accordance with
conventional   eurobond  practice.   Secondary  market  trading  between  investors  holding  interests  in  global securities  through DTC will be conducted  according to the rules and procedures  applicable to U.S. corporate debt obligations.

     Secondary  cross-market  trading between investors holding interests in global securities through  Clearstream or Euroclear and investors holding  interests in global  securities  through DTC participants will be effected on a delivery  against-payment  basis  through  the  respective  depositories  of  Clearstream  and  Euroclear,  in such capacity, and other DTC participants.

     Although DTC,  Euroclear and  Clearstream  are expected to follow the procedures  described  below in order to facilitate  transfers of interests in the global securities among  participants of DTC,  Euroclear and Clearstream, they are under no  obligation  to perform or continue to perform  those  procedures,  and those  procedures  may be
discontinued  at  any  time.   Neither  the  depositor,   the  master  servicer  nor  the  trustee  will  have  any
responsibility for the performance by DTC,  Euroclear and Clearstream or their respective  participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S.  holders of global  securities  will be subject to U.S.  withholding  taxes unless those holders meet certain  requirements and deliver appropriate U.S. tax documents to the securities clearing  organizations or their participants.

Initial Settlement

     The global  securities  will be registered in the name of Cede & Co. as nominee of DTC.  Investors'  interests in the global securities will be represented  through financial  institutions  acting on their behalf as direct and indirect  participants  in DTC.  Clearstream  and  Euroclear  will hold  positions on behalf of their  participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

     Investors  electing to hold  interests  in global  securities  through DTC  participants,  rather than through
Clearstream  or Euroclear  accounts,  will be subject to the settlement  practices  applicable to similar issues of pass-through  certificates.  Investors'  securities  custody  accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors  electing to hold interests in global  securities  through  Clearstream  or Euroclear  accounts will follow the  settlement  procedures  applicable to  conventional  eurobonds,  except that there will be no temporary global  security and no "lock-up" or  restricted  period.  Interests in global  securities  will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the purchaser's  and seller's  accounts are located to ensure that settlement can be made on the desired value date.

     Transfers  between DTC  Participants.  Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

     Transfers between  Clearstream  and/or Euroclear  Participants.  Secondary market trading between  Clearstream participants or Euroclear  participants  and/or investors holding interests in global securities  through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers  between DTC Seller and  Clearstream or Euroclear  Purchaser.  When  interests in global  securities are to be transferred  on behalf of a seller from the account of a DTC  participant to the account of a Clearstream participant or a Euroclear  participant  for a purchaser,  the purchaser will send  instructions  to Clearstream or
Euroclear  through  a  Clearstream  participant  or  Euroclear  participant  at least  one  business  day  prior to settlement.  Clearstream or the Euroclear  operator will instruct its respective  depository to receive an interest in the global  securities  against payment.  Payment will include  interest  accrued on the global  securities from and including the last  distribution  date to but excluding the settlement  date.  Payment will then be made by the respective  depository to the DTC participant's  account against delivery of an interest in the global  securities.
After this settlement has been completed,  the interest will be credited to the respective  clearing system, and by the clearing  system,  in accordance  with its usual  procedures,  to the  Clearstream  participant's  or Euroclear participant's  account.  The credit of this  interest  will appear on the next business day and the cash debit will be back-valued to, and the interest on the global  securities will accrue from, the value date,  which would be the preceding day when  settlement  occurred in New York.  If  settlement is not completed  through DTC on the intended value date,  i.e.,  the trade  fails,  the  Clearstream  or Euroclear  cash debit will be valued  instead as of the actual settlement date.

     Clearstream  participants and Euroclear  participants  will need to make available to the respective  clearing system  the  funds  necessary  to  process  same-day  funds  settlement.  The most  direct  means of doing so is to pre-position  funds for  settlement  from cash on hand,  in which case the  Clearstream  participants  or Euroclear participants  will take on credit  exposure to Clearstream or the Euroclear  operator until interests in the global securities are credited to their accounts one day later.

     As an  alternative,  if  Clearstream  or the  Euroclear  operator  has  extended  a line of  credit  to  them,
Clearstream  participants or Euroclear  participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure,  Clearstream  participants or Euroclear  participants  receiving  interests in global  securities  for  purchasers  would incur  overdraft  charges for one day, to the extent they cleared the overdraft  when  interests in the global  securities  were  credited to their  accounts.  However,  interest on the global  securities  would  accrue from the value date.  Therefore,  the  investment  income on the  interest in the global  securities  earned during that one-day period would tend to offset the amount of these  overdraft  charges, although this result will depend on each Clearstream  participant's or Euroclear  participant's  particular cost of funds.

     Since the  settlement  through  DTC will take place  during New York  business  hours,  DTC  participants  are subject to DTC  procedures  for  transferring  interests  in global  securities  to the  respective  depository  of
Clearstream  or  Euroclear  for the  benefit  of  Clearstream  participants  or  Euroclear  participants.  The sale proceeds  will be  available  to the DTC seller on the  settlement  date.  Thus,  to the seller  settling  the sale through a DTC  participant,  a  cross-market  transaction  will  settle no  differently  than a sale to a purchaser settling through a DTC participant.

     Finally,  intra-day traders that use Clearstream  participants or Euroclear participants to purchase interests in  global  securities  from DTC  participants  or  sellers  settling  through  them for  delivery  to  Clearstream participants  or  Euroclear  participants  should note that these trades will  automatically  fail on the sale side unless  affirmative  action is taken.  At least three  techniques  should be available to eliminate  this potential condition:

     borrowing  interests in global  securities  through  Clearstream  or Euroclear for one day, until the purchase side of the infra-day  trade is reflected in the relevant  Clearstream or Euroclear  accounts,  in accordance  with the clearing system's customary procedures;

     borrowing  interests in global  securities in the United States from a DTC  participant  no later than one day prior to  settlement,  which  would  give  sufficient  time for such  interests  to be  reflected  in the  relevant
Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     staggering  the value  dates for the buy and sell sides of the trade so that the value  date for the  purchase from the DTC  participant is at least one day prior to the value date for the sale to the  Clearstream  participant or Euroclear participant.

     Transfers  between  Clearstream or Euroclear  Seller and DTC Purchaser.  Due to time zone differences in their favor,  Clearstream  participants and Euroclear participants may employ their customary procedures for transactions in which  interests in global  securities  are to be transferred by the  respective  clearing  system,  through the respective  depository,  to a DTC  participant.  The seller will send  instructions to Clearstream or the Euroclear operator  through  a  Clearstream  participant  or  Euroclear  participant  at  least  one  business  day  prior to settlement.  Clearstream  or  Euroclear  will  instruct  its  respective  depository,  to credit an interest in the global  securities to the DTC participant's  account against payment.  Payment will include interest accrued on the global  securities  from and  including  the last  distribution  date to but excluding  the  settlement  date.  The payment  will then be  reflected  in the  account of the  Clearstream  participant  or  Euroclear  participant  the following  business  day,  and  receipt  of  the  cash  proceeds  in the  Clearstream  participant's  or  Euroclear participant's  account would be  back-valued to the value date,  which would be the preceding day, when  settlement occurred  through DTC in New York.  If  settlement is not  completed on the intended  value date,  i.e.,  the trade fails,  receipt of the cash proceeds in the  Clearstream  participant's  or Euroclear  participant's  account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

     A  beneficial  owner who is an  individual  or  corporation  holding the global  security on its own behalf of global  securities  holding  securities  through  Clearstream  or  Euroclear,  or through  DTC if the holder has an address  outside the U.S., will be subject to the 30% U.S.  withholding  tax that typically  applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

     each clearing system,  bank or other  institution  that holds customers'  securities in the ordinary course of its trade or business in the chain of  intermediaries  between the  beneficial  owner or a foreign  corporation  or foreign trust and the U.S.  entity required to withhold tax complies with  applicable  certification  requirements;
and

     the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption  for  Non-U.S.  Persons-Form  W-8BEN.  Beneficial  holders of global  securities  that are  Non-U.S.
persons  generally can obtain a complete  exemption  from the  withholding  tax by filing a signed Form W-8BEN,  or
Certificate of Foreign Status of Beneficial  Owner for United States Tax Withholding.  If the information  shown on
Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

     Exemption for Non-U.S.  persons with effectively  connected income—Form W-8ECI. A Non-U.S.  person,  including a non-U.S.  corporation or bank with a U.S.  branch,  for which the interest  income is effectively  connected with its  conduct of a trade or business in the United  States,  can obtain an  exemption  from the  withholding  tax by filing Form W-8ECI,  or Certificate of Foreign Person's Claim for Exemption from Withholding on Income  Effectively
Connected with the Conduct of a Trade or Business in the United States.

     Exemption or reduced rate for Non-U.S.  persons  resident in treaty  countries—Form W 8BEN.  Non-U.S.  persons residing in a country  that has a tax treaty with the United  States can obtain an  exemption  or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.  Form W-8BEN may be filed by Bond Holders or their agent.

     Exemption for U.S.  Persons—Form  W-9. U.S.  persons can obtain a complete  exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

     U.S.  Federal  Income  Tax  Reporting  Procedure.  The holder of a global  security  or, in the case of a Form
W8BEN or Form W-8ECI filer,  his agent,  files by submitting  the  appropriate  form to the person  through whom it holds the  security-the  clearing  agency,  in the case of persons  holding  directly on the books of the  clearing agency.  Form W8BEN and Form W-8ECI  generally  are  effective  until the third  succeeding  calendar year from the date the form is signed.  However,  the  W-8BEN  and W-8ECI  with a  taxpayer  identification  number  will  remain effective  until a change  in  circumstances  makes  any  information  on the  form  incorrect,  provided  that the withholding agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

     a citizen or resident of the United States;

     a  corporation,  partnership  or other entity  treated as a  corporation  or a  partnership  for United States federal income tax purposes,  organized in or under the laws of the United States or any state  thereof,  including for this  purpose the District of Columbia,  unless,  in the case of a  partnership,  future  Treasury  regulations provide otherwise;

     an estate that is subject to U.S. federal income tax regardless of the source of its income; or

     a trust if a court within the United States is able to exercise primary  supervision of the  administration of the trust and one or more United  States  persons have the  authority to control all  substantial  decisions of the trust.

     Certain  trusts not  described in the final bullet of the  preceding  sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S.  person.  The term  "Non-U.S.  person" means any person who is not a U.S.  person.  This  summary  does not deal with all  aspects  of U.S.  federal  income tax withholding  that may be relevant to foreign  holders of the global  securities.  Investors  are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                         Residential Accredit Loans, Inc.

                                                    $16,372,873

                                  Mortgage Asset-Backed Pass-Through Certificates

                                                 Series 2006-QS12

                                               Prospectus Supplement

                                                      Credit Suisse

                                                    Underwriter

You should rely only on the information  contained or  incorporated by reference in this prospectus  supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the  certificates offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus  supplement  and  prospectus  when acting as  underwriters  of the certificates  offered  hereby and with respect to their  unsold  allotments  or  subscriptions.  In  addition,  all dealers  selling  the offered  certificates,  whether or not  participating  in this  offering,  may be required to deliver a prospectus  supplement and prospectus for ninety days following the date of this  prospectus  supplement.
Such  delivery  obligation  generally  may be  satisfied  through  the  filing  of the  prospectus  supplement  and prospectus with the Securities and Exchange Commission.

                                                      ANNEX C

                                AVAILABLE COMBINATIONS OF EXCHANGEABLE CERTIFICATES

         Exchangeable  Certificates  may be exchanged for the related  Exchanged  Certificates  shown in this Annex
C. In any  exchange,  the  Percentage  Interest of the Exchanged  Certificates  to be received or delivered in such exchange will equal the Percentage Interest of the Exchangeable Certificates so exchanged.

         If, as a result of a proposed  exchange,  a  certificateholder  would hold an Exchanged  Certificate  of a class in an amount less than the applicable  minimum  denomination  for the class,  the  certificateholder  will be unable  to  effect  the  proposed  exchange.  See  "Description  of the  Certificates-General"  in this  prospectus supplement.

            Classes of Exchangeable Certificates                             Class of Exchanged Certificates

                      to be Exchanged                                                 to be Received
__________________________________________________________ _______________________________________________________________

      Classes of                                                 Class of
     Exchangeable      Maximum Original       Initial            Exchanged        Maximum Original        Initial
     Certificates        Certificate       Pass-Through         Certificates         Certificate        Pass-Through
   to be Exchanged    Principal Balance        Rate            to be Received     Principal Balance         Rate
__________________________________________________________ _______________________________________________________________

Class II-A-1            $14,737,000         3.87625%             Class II-A-3       $16,372,873           3.87625%

Class II-A-2            $1,635,873          3.87625%

At all times, the Class II-A-1, Class II-A-2, and Class II-A-3 Certificates,  in the aggregate,  will receive interest at a per annum  rate  equal to LIBOR  plus  0.50%,  with a maximum  rate of 7.00% per annum and a minimum  rate of 0.50% per annum, and, on the closing date, will have an initial aggregate certificate principal balance of $16,372,873.

Prospectus
Mortgage Asset-Backed and Manufactured Housing Contract Pass-Through Certificates

Residential Accredit Loans, Inc.
Depositor

Residential Funding Company, LLC
Sponsor

The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

Offered Certificates
The certificates in a series will represent interests in a trust and will be paid only from the assets of that trust.  The certificates will not represent interests in or obligations of Residential Accredit Loans, Inc., Residential Funding Company, LLC or any of their affiliates.  Each series may include multiple classes of certificates with differing payment terms and priorities.  Credit enhancement will be provided for all offered certificates.

Mortgage Collateral	Each trust will consist primarily of:

•	mortgage loans or manufactured housing conditional sales contracts or installment loan agreements secured by first liens on one- to four-family residential properties; or

•	mortgage securities and whole or partial participations in mortgage loans.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these certificates or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

April 9, 2007

Important notice about information presented in this
prospectus and the accompanying prospectus supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference.  See “Additional Information,” “Reports to Certificateholders” and “Incorporation of Certain Information by Reference” in this Prospectus.  You can request information incorporated by reference from Residential Accredit Loans, Inc. by calling us at (952) 857-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.  We have not authorized anyone to provide you with different information.  We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary attached to this prospectus.

INTRODUCTION

The pass-through certificates offered may be sold from time to time in series.  Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the accompanying prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, acquired by the depositor from one or more affiliated or unaffiliated institutions.  Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the accompanying prospectus supplement, or a trust agreement between the depositor and trustee as specified in the accompanying prospectus supplement.

THE TRUSTS

General

The mortgage loans, contracts and other assets described in this prospectus under “The Trusts—The Mortgage Loans” and “—The Contracts” and in the accompanying prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates and any uncertificated interest, if any, as described in this section and in the accompanying prospectus supplement.  These assets will be evidenced by promissory notes, or mortgage notes, that are secured by the following:

•	mortgages;

•	deeds of trust;

•	manufactured housing conditional sales contracts and installment loan agreements;

•	other similar security instruments creating a first lien on one- to four-family residential properties; or

•
whole or partial participations in the mortgage loans or contracts, which may include mortgage pass-through certificates, known as mortgage securities, including Agency Securities, evidencing interests in mortgage loans or contracts.

As used in this prospectus, contracts may include:

•	manufactured housing conditional sales contracts; and

•	installment loan agreements.

Mortgage collateral may include:

•	mortgage loans; and

•	contracts.

As specified in the accompanying prospectus supplement, the mortgaged properties will primarily include any combination of the following:

•	attached or detached one-family dwelling units;

•	two- to four-family dwelling units;

•	condominiums;

•	units in condotels;

•	townhouses;

•	row houses;

•	individual units in planned-unit developments;

•	modular pre-cut/panelized housing;

•	Cooperatives;

•	manufactured homes; and

•	the fee, leasehold or other interests in the underlying real property.

The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes.

The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement or trust agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement.  A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

•
mortgage loans or contracts and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if specified in the accompanying prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•
assets including all payments and collections derived from the mortgage loans, contracts or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

•
property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure and portions of the related proceeds from the disposition of any related Additional Collateral or Pledged Assets;

•	hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

•
any combination, as and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, reserve fund, bankruptcy bond, certificate insurance policy, surety bond or other similar types of credit enhancement as described under “Description of Credit Enhancement.”

The accompanying prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

Each mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor from any of the following sources:

•	either directly or through its affiliates, including Residential Funding Company, LLC;

•	sellers who are affiliates of the depositor including Homecomings Financial, LLC and GMAC Mortgage, LLC; or

•
savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the accompanying prospectus supplement.

The mortgage collateral sellers may include state or local government housing finance agencies.  If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor directly from sellers other than Residential Funding Company, LLC, the accompanying prospectus supplement will specify the extent of mortgage loans or contracts so acquired.  The characteristics of the mortgage loans or contracts are as described in the accompanying prospectus supplement.

The mortgage loans or contracts may also be delivered to the depositor in a Designated Seller Transaction.  A “Designated Seller Transaction” is a transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller, as more fully described in the prospectus supplement.  Certificates issued in Designated Seller Transactions may be sold in whole or in part to any seller identified in the accompanying prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.”  The accompanying prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.  All representations and warranties with respect to the mortgage loans sold in a Designated Seller Transaction will be made only by the applicable unaffiliated seller, referred to herein as the Designated Seller.  The depositor will take reasonable steps to ensure that the mortgage loans in a Designated Seller Transaction satisfy the eligibility criteria for securitization transactions registered on Form S-3 with the Securities and Exchange Commission.  The depositor will limit Designated Seller Transactions to creditworthy unaffiliated sellers.  In addition, the depositor will obtain from Designated Sellers representations and warranties regarding specific characteristics of the mortgage loans, together with an obligation to repurchase any mortgage loans that do not satisfy such representations and warranties.  Furthermore, the depositor will obtain from the Designated Sellers the obligation to indemnify the depositor against any liabilities resulting from a breach of such representations and warranties.

If specified in the accompanying prospectus supplement, the trust underlying a series of certificates may include mortgage securities, including Agency Securities.  The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts.  As specified in the accompanying prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder in their collateral and their cash flows.  The primary collateral for both the mortgage securities and the related certificates will be the same pool of mortgage loans.  Payments on the mortgage securities will be passed through to holders of the related certificates.  The Agency Securities may have been guaranteed and/or issued  by the Governmental National Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan Mortgage Corporation, known as Freddie Mac, or the Federal National Mortgage Association, known as Fannie Mae.  As to any series of certificates, the accompanying prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series.  As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the administrator, if stated in the accompanying prospectus supplement.  References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities.  Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

The accompanying prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans and contracts included in the related trust as of the cut-off date.  A Current Report on Form 8-K will be available on request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates.  If mortgage loans or contracts are added to or deleted from the trust after the date of the accompanying prospectus supplement, that addition or deletion will be noted in the Form 8-K.  Additions or deletions of this type, if any, will be made prior to the closing date.

The Mortgage Loans

General

If stated in the accompanying prospectus supplement, all or a portion of the mortgage loans that underlie a series of certificates may have been purchased by the depositor under the Expanded Criteria Program.

The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first lien on or other interests in the related mortgaged properties.  The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable-rate mortgage loans to fixed-rate mortgage loans, or construction loans which have been converted to permanent mortgage loans.  In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the certificates of a series.  The assignment of the mortgage loans to the trustee will be without recourse.  See “Description of the Certificates—Assignment of Mortgage Loans.”

Interest Rate Characteristics

The accompanying prospectus supplement will describe the type of interest rates of the mortgage loans, which will include adjustable-rate mortgage loans, or ARM loans, fixed-rate mortgage loans and Convertible Mortgage Loans.

ARM Loans. ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted.  After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin.  The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan.  The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

•	the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

•	the weekly auction average investment yield of U.S. Treasury bills of various maturities;

•	the daily bank prime loan rate as quoted by financial industry news sources;

•	the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

•
the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the accompanying prospectus supplement; or

•	the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

ARM loans have features that provide different investment considerations than fixed-rate mortgage loans.  Adjustable mortgage rates can cause payment increases that may exceed some mortgagors’ capacity to cover such payments.  An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan.  In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period.  Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

Other ARM loans may permit the borrower to select from various payment options on each payment date.  Those options may include a payment of accrued interest only, a minimum payment based on an amortization schedule that may not be sufficient to cover accrued interest on the ARM loan thus producing negative amortization, a monthly payment that would fully amortize the ARM loan over its remaining term to maturity at the current interest rate, and a monthly payment that would fully amortize the ARM loan over a shorter period at the current interest rate.

Convertible Mortgage Loans. On any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or Residential Funding Company, LLC, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan.  Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Company, LLC or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions.  If any party obligated to purchase any converted mortgage loan fails to do so, or if any remarketing agent fails either to arrange for the sale of the converted mortgage loan or to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed-rate and adjustable-rate mortgage loans.

Amortization Provisions

The accompanying prospectus supplement will also describe the applicable amortization provisions of the mortgage loans.  The mortgage loans may include:

•	loans with equal monthly payments;
•	GPM Loans, which have monthly payments that increase in amount over time, until they are fully amortizing;
•	Interest Only Loans;
•	simple interest loans;
•	mortgage loans that experience negative amortization;
•	bi-weekly or semi-monthly payment loans; and
•	Balloon Loans.

Interest Only Loans.  Interest Only Loans generally require that a borrower make monthly payments of accrued interest, but not principal, for a predetermined period following origination (commonly referred to as an “interest-only period”).  After the interest-only period, the borrower’s monthly payment generally will be recalculated to cover both interest and principal so that the Interest Only Loan will be paid in full by its final payment date.  As a result, when the monthly payment increases, the borrower may not be able to pay the increased amount and may default or refinance the Interest Only Loan to avoid the higher payment.  Because no scheduled principal payments are required to be made during the interest-only period, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the borrower were required to make monthly payments of interest and principal from origination.  In addition, because a borrower is not required to make scheduled principal payments during the interest-only period, the principal balance of an Interest Only Loan may be higher than the principal balance of a similar mortgage loan that requires payment of principal and interest throughout the entire term of the mortgage loan, and a higher principal balance may result in a greater loss upon the liquidation of an Interest Only Loan due to a default.

Simple Interest Mortgage Loans. A simple interest mortgage loan provides the amortization of the amount financed under the mortgage loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan multiplied by the stated mortgage loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the mortgage loan.  As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a mortgagor pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize more quickly than scheduled.  However, if the mortgagor consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled.  If a simple interest mortgage loan is prepaid, the mortgagor is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest mortgage loan may affect the distributions of principal and interest on the certificates, as described in the accompanying prospectus supplement.

Negatively Amortizing ARM Loans.  Certain ARM loans may be subject to negative amortization from time to time prior to their maturity.  Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment.  In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment.  In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan.  In addition, ARM loans with payment options described above may produce negative amortization if the borrower chooses an option that does not cover the accrued interest on the ARM loan.  If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments.  Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate.  The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization.

Bi-Weekly or Semi-Monthly Mortgage Loans.  Certain mortgage loans may provide for payments by the borrowers every other week or twice each month during the term of the mortgage loan, rather than monthly payments.

Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable.  For Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor’s ability to obtain refinancing of the mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor’s financial situation, the level of available mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.  Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Collateral Characteristics

The accompanying prospectus supplement will also describe the type of collateral securing the mortgage loans.  In addition to mortgage loans secured only by fee simple or leasehold interests on residential properties, each trust may include:

•	Pledged Asset Mortgage Loans; and
•	Additional Collateral Loans.

Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of certificates.  The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but generally will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

If, following a default by the mortgagor and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, the custodian will be instructed to pay to the master servicer or the subservicer on behalf of the trustee the amount of that loss, up to the pledged amount for the mortgage loan.  If the mortgagor becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the certificateholders, since the bankruptcy court may prevent the custodian from making these payments.  At the mortgagor’s request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan.  The Pledged Assets will be released from the pledge if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

Additional Collateral Loans. The Additional Collateral Requirement will generally terminate when the loan-to-value ratio, or LTV ratio, of the mortgage loan is reduced to a predetermined level, which generally will not be more than 80%, as a result of a reduction in the loan amount caused by principal payments by the mortgagor under the mortgage loan or an increase in the appraised value of the related mortgaged property.

The seller of the Additional Collateral Loan or the related subservicer, as applicable, will be required, in accordance with the master servicer’s servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated upon default.  The right to receive proceeds from the realization of Additional Collateral upon any liquidation would be assigned to the related trustee.  No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral and thereafter remitted to the trustee.

The prospectus supplement relating to any mortgage pool that includes a material amount of Additional Collateral Loans will describe the insurance company that will issue a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement.  This surety bond will be issued by an insurance company whose claims-paying ability is rated in the highest long-term rating category by each rating agency rating the applicable series of certificates or a similarly rated financial institution.  For additional considerations concerning the Additional Collateral Loans, see “Certain Legal Aspects of Mortgage Loans—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.”

Other Attributes

Each trust may also include mortgage loans with the attributes described below, which will be described further in the accompanying prospectus supplement as applicable.

Cooperative Loans. Cooperative Loans are evidenced by promissory notes secured by a first lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative.  As used in this prospectus, mortgage loans may include Cooperative Loans; mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes may include Cooperative Notes; and mortgages may include security agreements with respect to Cooperative Notes.

Prepayment Charges on the Mortgage Loans. In some cases, mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty.  The prospectus supplement will disclose whether a material portion of the mortgage loans provide for payment of a prepayment charge if the mortgagor prepays within a specified time period.  This charge may affect the rate of prepayment.  The master servicer or another entity identified in the accompanying prospectus supplement will generally be entitled to all prepayment charges and late payment charges received on the mortgage loans and those amounts will not be available for payment on the certificates unless the prospectus supplement discloses that those charges will be available for payment.  However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges.  See “Certain Legal Aspects of Mortgage Loans and Contracts—Default Interest and Limitations on Prepayments.”

“Equity Refinance” and “Rate and Term Refinance” Mortgage Loans.  Some of the mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property.  Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, primarily in order to change the interest rate or other terms of the existing mortgage loan.  All of these types of loans are nevertheless secured by mortgaged properties.

Buy-Down Mortgage Loans.  In the case of  Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

•	Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

•	if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

•	additional Buy-Down Funds to be contributed over time by the mortgagor’s employer or another source.

All Buy-Down Funds will be available to fund scheduled principal and interest payments on the related mortgage loans.  See “Description of the Certificates—Payments on Mortgage Collateral—Buy-Down Mortgage Loans.”

The Mortgaged Properties

The mortgaged properties may consist of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, units in condotels, townhouses, duplexes, row houses, modular pre-cut/panelized housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings and other attached dwelling units.  A condotel generally provides the services of commercial hotels for residential occupants of units owned by the borrowers as vacation or investment property.  Each mortgaged property, other than a Cooperative dwelling, will be located on land owned in fee simple by the mortgagor or, if specified in the accompanying prospectus supplement, land leased by the mortgagor.  Attached dwellings may include structures where each mortgagor owns the land on which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative.   The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land.  Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder.  See “Certain Legal Aspects of Mortgage Loans and Contracts.”

The mortgaged properties may be owner-occupied or non-owner-occupied and may include vacation homes, second homes and investment properties.  The percentage of mortgage loans that are owner-occupied will be disclosed in the accompanying prospectus supplement.  The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

•	the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence;

•	a representation by the originator of the mortgage loan, which may be based solely on the above clause; or

•	the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property.

Any representation and warranty in the related pooling and servicing agreement regarding owner-occupancy may be based solely on that information.  Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

Loan-to-Value Ratio

In the case of most purchase money mortgage loans, the LTV ratio is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property, except that in the case of certain employee or preferred customer loans, the denominator of such ratio may be the sales price.  In some cases, in lieu of an appraisal, a valuation of the mortgaged property will be obtained from a service that provides an automated valuation.  An automated valuation evaluates, through the use of computer models, various types of publicly available information, such as recent sales prices for similar homes within the same geographic area and within the same price range.

In the case of certain other mortgage loans, including purchase money, refinance, or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no such appraisal has been obtained, the value of the related mortgaged property, which value generally will be supported by either:

•	a representation by the related mortgage collateral seller, as described below, as to such value;

•	a broker’s price opinion, automated valuation, drive-by appraisal or other certification of value;

•
an appraisal obtained within twelve months prior to such refinancing, modification or conversion or, under the streamlined refinancing program described herein, an appraisal obtained within 24 months prior to such refinancing;

•	the sales price, if the mortgaged property was purchased within the previous twelve months; or

•
with respect to a contract made in connection with the mortgagor’s purchase of a manufactured home, generally the sales price of the manufactured home or the amount determined by a professional appraiser.

In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property.  Appraised values may be determined by either:

•	a statistical analysis;

•	a broker’s price opinion;

•	an automated valuation, drive-by appraisal or other certification of value; or

•	an appraisal obtained within 120 days of the purchase date, in which case the LTV ratio may be significantly lower than the ratio determined at origination.

The denominator of the applicable ratio described in the preceding three paragraphs is the appraised value.  To the extent that the appraised value of the related mortgaged property has declined, the actual LTV ratio as to such mortgage loan will be higher than the LTV ratio set forth for that mortgage loan in the accompanying prospectus supplement.  In connection with a representation by the related seller as to the value of the mortgaged property, the seller in most cases will represent and warrant that either (i) the current value of the related mortgaged property at the time of refinancing, modification or conversion was not less than the appraised value of the related property at the time of the origination of the original mortgage loan or (ii) the current LTV ratio of the mortgage loan generally meets the depositor’s underwriting guidelines.  There can be no assurance that the substance of that representation and warranty will be true.

Some of the mortgage loans that are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization.  In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties.  Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.  In addition, the LTV ratio does not take into account any secondary financing.  Under the depositor’s underwriting standards, a mortgage collateral seller is usually permitted to provide secondary financing to a mortgagor contemporaneously with the origination of a mortgage loan, provided that the combined LTV ratio is not greater than 100%.  Secondary financing is readily available and may be obtained by a mortgagor from a lender, including the mortgage collateral seller, at any time, including at origination.

Underwriting Policies

The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower’s credit standing and repayment ability and/or the value and adequacy of the related property as collateral.  All of the mortgage loans constituting the mortgage pool for a series of certificates will have been acquired either directly or indirectly by the depositor through the Expanded Criteria Program, which is described below under “—The Expanded Criteria Mortgage Program.”

The mortgage loans in any mortgage pool may be underwritten by Residential Funding Company, LLC, a seller or a designated third party through the use of an automated underwriting system.  In the case of a Designated Seller Transaction, the mortgage loans may be underwritten by the designated seller or a designated third party through the use of an automated underwriting system.  For additional information regarding automated underwriting systems that are used by Residential Funding Company, LLC to review some of the mortgage loans that it purchases and that may be included in any mortgage pool, see “—Automated Underwriting,” below.

General Standards

In most cases, under a traditional “full documentation” program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor.  As part of the description of the mortgagor’s financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy.  The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts.  In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.  With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.  In the case of certain borrowers with acceptable payment histories, no income will be required to be stated, or verified, in connection with the loan application.

If specified in the accompanying prospectus supplement, a mortgage pool may include mortgage loans that have been underwritten pursuant to a streamlined documentation refinancing program.  Such program permits some mortgage loans to be refinanced with only limited verification or updating of the underwriting information that was obtained at the time that the original mortgage loan was originated.  For example, a new appraisal of a mortgaged property may not be required if the related original mortgage loan was originated up to 24 months prior to the refinancing.  In addition, a mortgagor’s income may not be verified, although continued employment is required to be verified.  In certain circumstances, a mortgagor may be permitted to borrow up to 100% of the outstanding principal amount of the original mortgage loan.  Each mortgage loan underwritten pursuant to this program will be treated as having been underwritten pursuant to the same underwriting documentation program as the mortgage loan that it refinanced, including for purposes of the disclosure in the accompanying prospectus supplement.

If specified in the accompanying prospectus supplement, some mortgage loans may have been originated under “limited documentation,” “stated documentation” or “no documentation” programs that require less documentation and verification than do traditional “full documentation” programs.  Under a limited documentation, stated documentation or no documentation program, minimal investigation into the mortgagor’s credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

The adequacy of a mortgaged property as security for repayment of the related mortgage loan will typically have been determined by an appraisal or an automated valuation, as described above under “—Loan-to-Value Ratio.”  Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by or acceptable to the originator.  The appraisal procedure guidelines will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed.  The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

The underwriting standards applied by an originator typically require that the underwriting officers of the originator be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance.  In fact, some states where the mortgaged properties may be located have “anti-deficiency” laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure.  See “Certain Legal Aspects of Mortgage Loans and Contracts.” Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located.  However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor’s monthly income, if required to be stated, would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property.  Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses.  The originator’s guidelines for mortgage loans will, in most cases, specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor’s gross income.  The originator may also consider the amount of liquid assets available to the mortgagor after origination.

The level of review by Residential Funding Company, LLC, if any, will vary depending on several factors.  Residential Funding Company, LLC, on behalf of the depositor, typically will review a sample of the mortgage loans purchased by Residential Funding Company, LLC for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any.  Such underwriting reviews will generally not be conducted with respect to any individual mortgage pool related to a series of certificates.  In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, Residential Funding Company, LLC may also take into consideration the mortgagor’s actual payment history in assessing a mortgagor’s current ability to make payments on the mortgage loan.  In addition, Residential Funding Company, LLC may conduct additional procedures to assess the current value of the mortgaged properties.  Those procedures may consist of drive-by appraisals, automated valuations or real estate broker’s price opinions.  The depositor may also consider a specific area’s housing value trends.  These alternative valuation methods may not be as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination.  In its underwriting analysis, Residential Funding Company, LLC may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

With respect to the depositor’s underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, such underwriting standards typically include a set of specific criteria by which the underwriting evaluation is made.  However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually.  Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards.  For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.  In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans and will be described in the accompanying prospectus supplement.

Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower’s creditworthiness.  In addition, Credit Scores may be obtained by Residential Funding Company, LLC or the designated seller after the origination of a mortgage loan if the seller does not provide to Residential Funding Company, LLC or the designated seller a Credit Score.  Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

The Credit Score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization.  Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.  Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan.  In most cases, mortgage loans generally amortize over a 15- to 30- year period.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history.  Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or  the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor’s Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses.  ARM loans, Buy-Down Mortgage Loans, graduated payment mortgage loans and any other mortgage loans will generally be underwritten on the basis of the borrower’s ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination.  The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin.  Similarly, the amount of the monthly payment on Buy-Down Mortgage Loans and graduated payment mortgage loans will increase periodically.  If the borrowers’ incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase.  In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses.  With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

The Expanded Criteria Mortgage Program

Residential Funding Company, LLC’s Expanded Criteria Program is designed for borrowers with good credit who may have difficulty obtaining traditional financing due to loan characteristics, such as a LTV ratios higher than 80%, occupancy of the mortgaged property or type of mortgaged property, or borrower characteristics such as self-employment.  The specific underwriting standards with respect to the mortgage loans purchased pursuant to the Expanded Criteria Program will in most cases conform to those published in Residential Funding Company, LLC’s Expanded Criteria Seller Guide as it applies to the Expanded Criteria Program, or Seller Guide, as modified from time to time.  The applicable underwriting standards are in most cases less stringent than underwriting standards applicable to mortgage loans originated under other first mortgage loan purchase programs such as those run by Fannie Mae or Freddie Mac or by the depositor’s affiliate, Residential Funding Company, LLC, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc.  For example, the Expanded Criteria Program may include mortgage loans with higher LTV ratios and larger principal balances, mortgage loans secured by smaller or larger parcels of land or by investment properties, mortgage loans with LTV ratios in excess of 80% that do not require primary mortgage insurance and mortgage loans made to borrowers who are self-employed or are not required to state their income.  The applicable underwriting standards are revised based on changing conditions in the residential mortgage market and the market for the depositor’s mortgage pass-through certificates and may also be waived by Residential Funding Company, LLC from time to time.  The prospectus supplement for each series of certificates secured by mortgage loans purchased pursuant to the Expanded Criteria Program will describe the general underwriting criteria applicable to such mortgage loans, as well as any material changes to the general standard described above.

A portion of the mortgage loans typically will be reviewed by Residential Funding Company, LLC or by a designated third party for compliance with applicable underwriting criteria.  Residential Funding Company, LLC may conduct this review using an automated underwriting system.  See “—Automated Underwriting” below.  Any determination of underwriting eligibility using an automated system will only be based on the information entered into the system and the information that the system is programmed to review.  See “Underwriting Policies” above.  A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC or the designated seller.  The sellers who sell to Residential Funding Company, LLC or the designated seller pursuant to master commitment agreements will represent to Residential Funding Company, LLC or the designated seller that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Company, LLC or the designated seller, as applicable.  Some other mortgage loans will be purchased from Expanded Criteria Program Sellers who will represent to Residential Funding Company, LLC or the designated seller that the mortgage loans were originated under underwriting standards determined by a mortgage insurance company or third-party origination system acceptable to Residential Funding Company, LLC or the designated seller.  Residential Funding Company, LLC or the designated seller may accept a certification from an insurance company as to the mortgage loan’s insurability in a mortgage pool as of the date of certification as evidence of the mortgage loan conforming to applicable underwriting standards.  The certifications will likely have been issued before the purchase of the mortgage loan by Residential Funding Company, LLC, the designated seller, or the depositor.

Automated Underwriting

In recent years, the use of automated underwriting systems has become commonplace in the residential mortgage market.  Residential Funding Company, LLC evaluates many of the mortgage loans that it purchases through the use of one or more automated underwriting systems.  In general, these systems are programmed to review most of the information set forth in Residential Funding Company, LLC’s Seller Guide as the underwriting criteria necessary to satisfy each underwriting program.  In the case of the Expanded Criteria Program, the system may make adjustments for some compensating factors, which could result in a mortgage loan being approved even if all of the specified underwriting criteria in the Seller Guide for that underwriting program are not satisfied.

In some cases, Residential Funding Company, LLC enters information into the automated underwriting system using documentation delivered to Residential Funding Company, LLC by the mortgage collateral seller.  In this situation, each automated review will either generate an approval or a recommendation for further review.  Most approved mortgage loans will not receive any additional review of their credit components.  In the case of a recommendation for further review, underwriting personnel may perform a manual review of the mortgage loan documentation before Residential Funding Company, LLC will accept or reject the mortgage loan.  For most mortgage collateral sellers, Residential Funding Company, LLC will conduct a limited review of the mortgage loan documentation.  If that limited review does not detect any material deviations from the applicable underwriting criteria, Residential Funding Company, LLC will approve that mortgage loan for purchase.

In other cases, the mortgage collateral seller enters the information directly into the automated underwriting system.  Mortgage loans that have been approved by the automated underwriting system, and submitted to Residential Funding Company, LLC for purchase may be reviewed to verify that the information entered by the mortgage collateral seller accurately reflects information contained in the underwriting documentation.  For most mortgage collateral sellers, Residential Funding Company, LLC will verify the accuracy of the information with respect to a sample of that mortgage collateral seller’s mortgage loans.

Because an automated underwriting system will only consider the information that it is programmed to review, which may be more limited than the information that could be considered in the course of a manual review, the results of an automated underwriting review may not be consistent with the results of a manual review.  In addition, there could be programming inconsistencies between an automated underwriting system and the underwriting criteria set forth in Residential Funding Company, LLC’s Seller Guide, which could, in turn, be applied to numerous mortgage loans the system reviews.  We cannot assure you that an automated underwriting review will in all cases result in the same determination as a manual review with respect to whether a mortgage loan satisfies Residential Funding Company, LLC’s underwriting criteria.

The Contracts

General

The trust for a series may include a contract pool evidencing interests in contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the accompanying prospectus supplement.  Each contract will be secured by a manufactured home.  The contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

The manufactured homes securing the contracts will consist of “manufactured homes” within the meaning of 42 U.S.C. § 5402(6), which are treated as “single family residences” for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code.  Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

Underwriting Policies

Conventional contracts will comply with the underwriting policies of the applicable originator or mortgage collateral seller, which will be described in the accompanying prospectus supplement.

With respect to a contract made in connection with the mortgagor’s purchase of a manufactured home, the appraised value is usually the sales price of the manufactured home or the amount determined by a professional appraiser.  The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home.  The LTV ratio for a contract in most cases will be equal to the original principal amount of the contract divided by the lesser of the appraised value or the sales price for the manufactured home.  However, an appraisal of the manufactured home generally will not be required.

The Agency Securities

Government National Mortgage Association

Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD.  Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.  See “Additional Information” for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

Ginnie Mae Securities

In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage-backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae.  The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal Home Loan Mortgage Corporation

Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act.  Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing.  The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities.  In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased.  All mortgage loans purchased by Freddie Mac must meet certain standards described in the Freddie Mac Act.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type that generally meets the purchase standards imposed by private institutional mortgage investors.  See “Additional Information” for the availability of further information regarding Freddie Mac and Freddie Mac securities.  Neither the United States nor any agency thereof is obligated to finance Freddie Mac’s operations or to assist Freddie Mac in any other manner.

Freddie Mac Securities

In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage-backed securities issued by Freddie Mac.  Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties.  The characteristics of any Freddie Mac securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Federal National Mortgage Association

Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. § 1716 et seq.).  It is the nation’s largest supplier of residential mortgage funds.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.  Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending.  See “Additional Information” for the availability of further information respecting Fannie Mae and Fannie Mae securities.  Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner.

Fannie Mae Securities

In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage-backed securities issued by Fannie Mae.  Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable-rate conventional mortgage loans or fixed-rate FHA loans or VA loans.  Such mortgage loans may be secured by either one- to four-family or multi-family residential properties.  The characteristics of any Fannie Mae securities included in the trust for a series of certificates will be described in the accompanying prospectus supplement.

Mortgage Collateral Sellers

The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through Residential Funding Company, LLC or other affiliates, from mortgage collateral sellers that may be banks, savings and loan associations, credit unions, insurance companies, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor.  The mortgage collateral sellers may include Homecomings Financial, LLC and GMAC Mortgage, LLC and its affiliates, each of which is an affiliate of the depositor.  Such purchases may occur by one or more of the following methods:

•	one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time;

•	one or more direct or indirect purchases through the Expanded Criteria Program; or

•	one or more purchases from affiliated sellers.

Mortgage loans may be purchased under agreements relating to ongoing purchases of mortgage loans by Residential Funding Company, LLC.  The prospectus supplement for a series of certificates will disclose the method or methods used to acquire the mortgage collateral for the series.  The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of certificates, if so described in the accompanying prospectus supplement.

Qualifications of Sellers

Each Expanded Criteria Program Seller is selected by Residential Funding Company, LLC on the basis of criteria described in the Seller Guide.  In determining whether to approve a mortgage collateral seller, Residential Funding Company, LLC generally considers, among other things:  the financial status of the mortgage collateral seller; the previous experience of the mortgage collateral seller in originating mortgage loans and its potential origination volumes; the prior delinquency and loss experience of the mortgage collateral seller (if available); the underwriting standards employed by the mortgage collateral seller and its quality control procedures; and, if applicable, the servicing operations of the mortgage collateral seller.  In order to be approved for participation in the Expanded Criteria Program, mortgage collateral sellers are generally required to have a net worth of at least $500,000, although this amount can be reduced if certain compensating factors, including guarantees or pricing concessions, are present.  An Expanded Criteria Program Seller may be an affiliate of the depositor, and the depositor presently anticipates that GMAC Mortgage, LLC and Homecomings Financial, LLC, each an affiliate of the depositor, will be Expanded Criteria Program Sellers.

There can be no assurance that any Expanded Criteria Program Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage collateral sold by it in the trust for a series of certificates, or thereafter.  If an Expanded Criteria Program Seller becomes subject to the direct or indirect control of the FDIC, or if an Expanded Criteria Program Seller’s net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an Expanded Criteria Program Seller.  Any event may adversely affect the ability of any such Expanded Criteria Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty which has not been cured.  See “—Repurchases of Mortgage Collateral” below.

Representations with Respect to Mortgage Collateral

Except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will provide with respect to each mortgage loan, including Expanded Criteria Program loans, or contracts constituting a part of the trust, all of the representations and warranties required by the rating agency or agencies rating a specific series of certificates.  In a Designated Seller Transaction, the Designated Seller would make substantially the same representations and warranties, which are not expected to vary in any material respect.  Residential Funding Company, LLC will generally represent and warrant that:

•	as of the cut-off date, the information described in a listing of the related mortgage loan or contract was true and correct in all material respects;

•
except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the Seller Guide or an equivalent protection was effective or  an attorney’s certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related mortgage loan or contract to the depositor;

•	to the best of Residential Funding Company, LLC’s knowledge, if required by applicable underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

•
Residential Funding Company, LLC had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets, defenses or counterclaims except as may be provided under the Servicemembers Civil Relief Act, as amended, or Relief Act, and except with respect to any buy-down agreement for a Buy-Down Mortgage Loan;

•	each mortgaged property is free of material damage and is in good repair;

•	each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

•
the mortgage loan or contract was not 30 or more days delinquent in payment of principal and interest as of the related cut-off date and was not so delinquent more than once during the twelve month period to the cut-off date; and

•	there is no delinquent tax or assessment lien against the related mortgaged property.

In the event of a breach of a representation or warranty made by Residential Funding Company, LLC that materially adversely affects the interests of the certificateholders in the mortgage loan or contract, Residential Funding Company, LLC will be obligated to repurchase any mortgage loan or contract or substitute for the mortgage loan or contract as described below.  In addition, except in the case of a Designated Seller Transaction, Residential Funding Company, LLC will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related pooling and servicing agreement on or, in the case of a contract or a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

•	liens of real property taxes and assessments not yet due and payable;

•	covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions; and

•	other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

In addition, except in the case of a Designated Seller Transaction, with respect to any mortgage loan or contract as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note or contract has been lost or destroyed, if the mortgage loan or contract subsequently is in default and the enforcement thereof or of the related mortgage or contract is materially adversely affected by the absence of the original mortgage note or contract, Residential Funding Company, LLC will be obligated to repurchase or substitute for such mortgage loan or contract in the manner described below under “—Repurchases of Mortgage Collateral” and “—Limited Right of Substitution.”

Mortgage collateral sellers will typically make certain representations and warranties regarding the characteristics of the mortgage collateral that they sell.  However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties.  In addition, Residential Funding Company, LLC and the depositor will not assign to the trustee for the benefit of the certificateholders any of the representations and warranties made by a mortgage collateral seller regarding mortgage collateral or any remedies provided for any breach of those representations and warranties.  Accordingly, unless the accompanying prospectus supplement discloses that additional representations and warranties are made by the mortgage collateral seller or other person for the benefit of the certificateholders, the only representations and warranties that will be made for the benefit of the certificateholders will be the limited representations and warranties of Residential Funding Company, LLC described above.  If a breach of a representation and warranty made by a mortgage collateral seller is discovered that materially and adversely affects the interests of the certificateholders and that representation and warranty has been assigned to the trustee for the benefit of the certificateholders, the master servicer will be required to use its best reasonable efforts to enforce the obligation of the mortgage collateral seller to cure such breach or repurchase the mortgage collateral.

Repurchases of Mortgage Collateral

If a designated seller or Residential Funding Company, LLC cannot cure a breach of any representation or warranty made by it and assigned to the trustee for the benefit of the certificateholders relating to an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Certificate Administrator or the trustee, and the breach materially and adversely affects the interests of the certificateholders in the item of mortgage collateral, the designated seller or Residential Funding Company, LLC as the case may be, will be obligated to purchase the item of mortgage collateral at a price described in the related pooling and servicing agreement or trust agreement.  Likewise, as described under “Description of the Certificates—Review of Mortgage Loan or Contract Documents,” if the designated seller or Residential Funding Company, LLC cannot cure certain documentary defects with respect to a mortgage loan or contract, the designated seller or Residential Funding Company, LLC, as applicable, will be required to repurchase the item of mortgage collateral.  The purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any.  In certain limited cases, a substitution may be made in lieu of such repurchase obligation.  See “—Limited Right of Substitution” below.

Because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date.  Neither Residential Funding Company, LLC nor any seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

The master servicer, the servicer or the Certificate Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligation of the designated seller or Residential Funding Company, LLC of which it has knowledge due to a breach of a representation and warranty that was made to or assigned to the trustee (to the extent applicable), or the substitution right described below, for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities.  The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or is delinquent to determine if a breach of a representation and warranty has occurred.  The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities.  These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer’s current servicing activities.  Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related certificateholders.

Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty.  However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.  In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Company, LLC or seller arising from any misrepresentation by the designated seller, Residential Funding Company, LLC or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan.  In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, Residential Funding Company, LLC nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential Funding Company, LLC.  The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by Residential Funding Company, LLC in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a designated seller defaults on its obligation to do so, and no assurance can be given that the designated sellers will carry out those obligations with respect to mortgage loans.  This type of default by a designated seller is not a default by the depositor or by the master servicer or servicer.  Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

Limited Right of Substitution

In the case of a mortgage loan or contract required to be repurchased from the trust the related mortgage collateral seller, a designated seller or Residential Funding Company, LLC, as applicable, may substitute a new mortgage loan or contract for the repurchased mortgage loan or contract that was removed from the trust, during the limited time period described below.  Under some circumstances, any substitution must be effected within 120 days of the date of the issuance of the certificates with respect to a trust.  With respect to a trust for which a REMIC election is to be made, the substitution must be effected within two years of the date of the issuance of the certificates, and may not be made unless an opinion of counsel is delivered to the effect that the substitution would not cause the trust to fail to qualify as a REMIC and either (a) an opinion of counsel is delivered to the effect that such substitution would not result in a prohibited transaction tax under the Internal Revenue Code or (b) the trust is indemnified for any prohibited transaction tax that may result from the substitution.

In most cases, any qualified substitute mortgage loan or qualified substitute contract will, on the date of substitution:

•
have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

•
have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

•	have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract at the time of substitution;

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract;

•
be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Puerto Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Puerto Rico mortgage loan; and

•	comply with all of the representations and warranties described in the related pooling and servicing agreement as of the date of substitution.

If the outstanding principal balance of a qualified substitute mortgage loan or qualified substitute contract is less than the outstanding principal balance of the related repurchased mortgage loan or repurchased contract, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related certificateholders.  The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.  The prospectus supplement will indicate whether a Designated Seller will have the option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued in series.  Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part.  Each pooling and servicing agreement or trust agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K.  The following summaries, together with additional summaries under “The Pooling and Servicing Agreement” below, describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement or trust agreement.  All references to a “pooling and servicing agreement” and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the accompanying prospectus supplement.

Each series of certificates may consist of any one or a combination of the following types of certificates:

Accretion Directed
A class that receives principal payments from the accreted interest from specified accrual classes.  An accretion directed class also may receive principal payments from principal paid on the underlying pool of assets.

Accrual
A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date.  The accretion may continue until some specified event has occurred or until the accrual class is retired.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component certificates may have different principal and interest payment characteristics but together constitute a single class.  Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Interest Only	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Lockout
A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying pool of assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying pool of assets, as specified in the related prospectus supplement.  During the lock-out period, the portion of the principal distributions on the underlying pool of assets that the lockout class is locked out of will be distributed to the other classes of senior certificates.

Partial Accrual
A class that accretes a portion of the amount of accrued interest on it, which amount will be added to the principal balance of the class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class.  The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Principal Only	A class that does not bear interest and is entitled to receive only distributions of principal.

Planned Principal or PACs
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying pool of assets.  These two rates are the endpoints for the “structuring range” for the planned principal class.  The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities.  The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class.  In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying pool of assets.  These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated certificates are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired.  A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “senior support class” until the class certificate balance of the support class is reduced to zero.

Targeted Principal or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying pool of assets.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Credit support for each series of certificates may be provided by a mortgage pool insurance policy, mortgage insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under “Description of Credit Enhancement,” or by the subordination of one or more classes of certificates as described under “Subordination” or by any combination of the foregoing.

Form of Certificates

As specified in the accompanying prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form.  If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates.  No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.  The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate.

If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC.  No global security representing book-entry certificates may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC.  Thus, DTC or its nominee will be the only registered holder of the certificates and will be considered the sole representative of the beneficial owners of certificates for all purposes.

The registration of the global securities in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers.  The book-entry system is also used because it eliminates the need for physical movement of securities.  The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their securities in definitive form.  These laws may impair the ability to own or transfer book-entry certificates.

Purchasers of securities in the United States may hold interests in the global certificates through DTC, either directly, if they are participants in that system, or otherwise indirectly through a participant in DTC.  Purchasers of securities in Europe may hold interests in the global securities through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global securities, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations.  DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants.  Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC’s clearance system.

No beneficial owner of an interest in any book-entry  certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry certificates agree to initiate a termination.  Upon the occurrence of one of the foregoing events, the trustee is required to notify, through DTC, participants who have ownership of DTC registered certificates as indicated on the records of DTC of the availability of definitive certificates for their DTC registered certificates.  Upon surrender by DTC of the definitive certificates representing the DTC registered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the DTC registered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants.

Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry  certificates may do so only through DTC, either directly if  the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants.  Under the procedures of DTC, transfers of the beneficial ownership of any book-entry  certificates will be required to be made in minimum denominations specified in the accompanying prospectus supplement.  The ability of a beneficial owner to pledge book-entry  certificates to persons or entities that are not participants in the DTC system, or to otherwise act for the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date.  Credits or any transactions in those securities settled during this  processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day.  Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules.  Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System operator is Euroclear Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation.  All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants.  Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law.  The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System.  All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants.  Accordingly, beneficial owners may experience delays in the receipt of payments relating to their certificates.  Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor.  DTC may take conflicting actions with respect to any action of certificateholders of any class to the extent that participants authorize those actions.  None of the master servicer, the servicer, the depositor, the Certificate Administrator, the trustee or any of their respective affiliates has undertaken any responsibility or assumed any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Exchangeable Certificates

General

If specified in the accompanying prospectus supplement, one or more classes of certificates will be exchangeable certificates.  Any class of exchangeable certificates will be listed on the cover of the prospectus supplement relating to that series. At any time after the initial issuance of exchangeable certificates, the holders of such certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those certificates for proportionate interests in one or more other classes of exchangeable certificates.   The classes of certificates that are exchangeable for each other will be referred to in the related prospectus supplement as “related” to one another, and each related grouping of exchangeable certificates will be referred to as a “combination.”  Each combination of exchangeable certificates will be issued by the related exchangeable certificate trust fund and, in the aggregate, will represent a distinct combination of interests in such trust fund.  In some series, multiple classes of exchangeable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchanges of certificates will be allowed only if the aggregate payments on the certificates received in the exchange will be made in the same amounts and at the same times as the aggregate payments that would have been made on the certificates being exchanged.

If one or more classes of certificates of a series will be exchangeable certificates, the related prospectus supplement will describe each class of exchangeable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement and tax, ERISA and legal investment considerations.  The related prospectus supplement will also separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates in a combination. For example, if applicable, separate decrement tables and yield tables will be included for each class of a combination of exchangeable certificates.

Exchanges

The following three conditions must be satisfied in order for a holder to exchange its exchangeable certificates for related exchangeable certificates:

•           immediately after the exchange, the aggregate certificate principal balance of the exchangeable certificates received in the exchange must equal the aggregate certificate principal balance of the exchanged certificates immediately prior to the exchange;

•           the aggregate annual amount of interest payable on the certificates received in the exchange must equal the aggregate annual amount of interest payable on the exchanged certificates; and

•           the class or classes of exchangeable certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Various combinations of exchangeable certificates may exist.  Some examples of combinations of exchangeable certificates that have different interest characteristics include:

•           A class of exchangeable certificates with an interest rate that varies directly with changes in an index and a class of exchangeable certificates with an interest rate that varies indirectly with changes in the same index may be exchanged, together, for a single class of certificates with a fixed interest rate. In this case, the two classes of certificates with interest rates that vary with an index would be exchanged for a single class of certificates with a fixed interest rate. In addition, the aggregate certificate principal balance of the two classes of certificates would equal the certificate principal balance of the class of certificates with the fixed interest rate.

•           An interest only class of exchangeable certificates and a principal only class of exchangeable certificates may be exchanged, together, for a single class of certificates that is entitled to both principal and interest payments. The certificate principal balance of the new principal and interest class would be equal to the certificate principal balance of the exchanged principal only class, and the interest rate on the new principal and interest class would be a fixed rate, if the interest only class had a fixed rate, that when applied to the certificate principal balance of this class, if the interest only class had a notional balance equal to the certificate principal balance of the principal only class, would generate an annual interest amount equal to the annual interest amount of the exchanged interest only class.

•           Two classes of exchangeable certificates, each a principal and interest class with different fixed interest rates, may be exchanged, together, for a single class that is entitled to both principal and interest payments, with a certificate principal balance equal to the aggregate certificate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the certificate principal balance of the new class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

In some series, a holder may be permitted to exchange its exchangeable certificates for other certificates that have different principal payment characteristics. Examples of these types of combinations include:

•           A class of exchangeable certificates that is an accrual class that accretes interest for a specified period, with the accreted amount added to the certificate principal balance of that accrual class, and a class of exchangeable certificates that is an accretion-directed class that receives principal payments from these accretions, may be exchanged, together, for a single class that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•           A class of exchangeable certificates that receives principal payments in accordance with a predetermined schedule, such as a planned amortization class, and a class of exchangeable certificates that only receives principal payments on a distribution date if scheduled payments have been made according to schedule, may be exchanged, together, for a single class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.
These examples of combinations of exchangeable certificates describe exchanging multiple classes of certificates for a single class of certificates. If specified in the accompanying prospectus supplement,  a single class of exchangeable certificates may be exchanged for two or more classes of certificates in the same types of combinations as these examples describe.

Certain factors may limit the ability of a holder of exchangeable certificates to make an exchange. For example, the holder must own the class or classes of certificates required to make the exchange in the necessary proportions at the time of the proposed exchange. If a holder does not own the required classes or does not own the required classes in the necessary proportions, the certificateholder may not be able to exchange its certificates. The holder wishing to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the required class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The procedures that must be followed in order for a certificateholder to exchange its exchangeable certificates for other exchangeable certificates will be set forth in the prospectus supplement for that series.  A certificateholder will be required to provide notice to the trustee a certain number of days prior to the proposed exchange date as specified in the related prospectus supplement. The notice must include the proposed exchange date and the outstanding principal or notional amount of the certificates to be exchanged and to be received. Upon receipt of this notice, the trustee will provide instructions to the certificateholder regarding delivery of the exchangeable certificates and payment of the administrative fee.   A certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. If any exchangeable certificates are in book-entry form, those certificates will be subject to the rules, regulations and procedures of DTC applicable to book-entry securities.

Assignment of Mortgage Loans

At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the accompanying prospectus supplement, all principal and interest received on the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any Spread.  The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities.  Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement.  Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio, at origination or modification, without regard to any secondary financing.

If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS® System.  For mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

The depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee or to the custodian, the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee.  In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as elected by the depositor, a set of the remaining legal documents relating to each mortgage loan that are in possession of the depositor, which may include the following:

•
the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or a copy of the mortgage with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable financing statements;

•
an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS® System or a copy of such assignment with evidence of recording indicated thereon or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements; and

•
if applicable, any riders or modifications to the mortgage note and mortgage or a copy of any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.  If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

If, for any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office or a delay in the receipt of information necessary to prepare the related assignment, the depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, a copy of the mortgage or assignment.  The depositor will deliver or cause to be delivered to the sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

Any mortgage for a mortgage loan secured by mortgaged property located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage.  Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien.  Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable.  Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the sponsor, the servicer, the master servicer, the trustee, or the custodian, as applicable.

Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS® System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

Assignment of the Contracts

The depositor will cause the contracts constituting the contract pool to be assigned to the trustee or its nominee, which may be the custodian, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date or any Spread.  Each contract will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement.  The schedule will include, among other things, information as to the principal amount and the adjusted principal balance of each contract as of the close of business on the cut-off date, as well as information respecting the mortgage  rate, the current scheduled monthly level payment of principal and interest and the maturity date of the contract.

In addition, the depositor, the servicer or the master servicer, as to each contract, will deliver to the trustee, or to the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract.  The depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral.  However, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located.  See “Certain Legal Aspects of Mortgage Loans and Contracts—The Contracts.”

Review of Mortgage Loan or Contract Documents

The sponsor, the servicer, the master servicer, the trustee or the custodian, as applicable, will hold documents delivered to it by the depositor in trust for the benefit of the certificateholders.  Within 45 days after receipt thereof, the trustee or the custodian, as applicable, will review the mortgage notes delivered to it.  If any such mortgage note is found to be defective in any material respect, the trustee or the custodian shall promptly notify Residential Funding Company, LLC or the designated seller, if any, and the depositor.  If Residential Funding Company, LLC or the designated seller, as the case may be, cannot cure the defect within 60 days, or within the period specified in the accompanying prospectus supplement, after notice of the defect is given, Residential Funding Company, LLC or designated seller, as applicable will be obligated no later than 90 days after such notice, or within the period specified in the accompanying prospectus supplement, to either repurchase the related mortgage loan or contract or any related property from the trustee or substitute a new mortgage loan or contract in accordance with the standards described in this prospectus under “The Trust — Repurchases of Mortgage Collateral.”  The obligation of Residential Funding Company, LLC and designated seller to repurchase or substitute for a mortgage loan or contract constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document.  Any mortgage loan not so purchased or substituted shall remain in the related trust.

Assignment of Mortgage Securities

The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series.  The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the accompanying prospectus supplement, except for any Spread.  The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the certificates.  The trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security.  Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

Spread

The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral, which will be an uncertificated interest in the mortgage collateral.  The payment of any Spread will be disclosed in the accompanying prospectus supplement.  This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral.  Any payment of this sort on an item of mortgage collateral will represent a specified portion of the interest payable thereon.  The interest portion of a Realized Loss and any partial recovery of interest on an item of  mortgage collateral will be allocated between the owners of any Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

Payments on Mortgage Collateral

Collection of Payments on Mortgage Loans and Contracts

The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

•	all payments on account of principal of the mortgage loans or contracts comprising a trust;

•
all payments on account of interest on the mortgage loans or contracts comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, and its servicing compensation;

•	Liquidation Proceeds;

•
all subsequent recoveries of amounts related to a mortgage loan as to which the master servicer had previously determined that no further amounts would be recoverable, resulting in a realized loss, net of unreimbursed liquidation expenses and Servicing Advances;

•
Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the accompanying prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer’s or servicer’s normal servicing procedures;

•	any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders;

•
all proceeds of any mortgage loan or contract in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the master servicer, the depositor, the designated seller, Residential Funding Company, LLC, any subservicer or mortgage collateral seller or any other person under the terms of the pooling and servicing agreement as described under “The Trusts—Representations with Respect to Mortgage Collateral” and “—Repurchases of Mortgage Collateral;”

•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account; and

•	any amounts required to be transferred from the Certificate Account to the Custodial Account.

In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate Account.  Both the Custodial Account and the Certificate Account must be either:

•
maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

•
an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

•
in the case of the Custodial Account, a trust account or accounts maintained in the corporate trust department of a financial institution which has debt obligations that meet specified rating criteria;

•	in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

•	any other Eligible Account.

The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments.  A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this section below.  The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

Not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date.  The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

•	the amount of any Advances made by the master servicer or the servicer as described in this prospectus under “—Advances;”

•
any payments under any letter of credit or any certificate insurance policy, and any amounts required to be transferred to the Certificate Account from a reserve fund, as described under “Description of Credit Enhancement” below;

•
any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under “Insurance Policies on Mortgage Loans or Contracts” below;

•	any distributions received on any mortgage securities included in the trust; and

•	any other amounts as described in the related pooling and servicing agreement.

The portion of any payment received by the master servicer or the servicer relating to a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date.  All income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation.  The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

Buy-Down Mortgage Loans

For each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account.  Generally, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buy-down plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as described in the Seller Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments.  To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected.  For each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the applicable subservicing agreement the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-Down Mortgage Loan if it were not subject to the buy-down plan.  The Buy-Down Funds will in no event be a part of the related trust.

If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the applicable subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buy-down plan any Buy-Down Funds remaining in the Buy-Down Account.  If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs.  Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buy-down plan.

Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the buy-down agreement.  If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

Because Buy-Down Funds may have been provided by a third party such as the seller of the Mortgaged Property, a home builder, or an employer, such funds may be subject to third party claims, offsets, defenses or counterclaims in the event of a dispute between the mortgagor and such third party or otherwise.  In addition, upon foreclosure the inclusion of personal property collateral may present additional defenses for the mortgagor to assert.

Collection of Payments on Mortgage Securities

The trustee or the Certificate Administrator, as specified in the accompanying prospectus supplement, will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date.  If the trustee has not received a distribution for any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted.  The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith.  The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to the certificateholders of the affected series.  If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

Withdrawals from the Custodial Account

The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

•	to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described above under “—Payments on Mortgage Collateral;”

•
to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Mortgage Loan or collections on the mortgage loan or contract with respect to which those Advances or Servicing Advances were made;

•	to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan or contract;

•
to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans or contracts and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

•
to pay to itself, a subservicer, Residential Funding Company, LLC, the depositor, the designated seller or the mortgage collateral seller all amounts received on each mortgage loan or contract purchased, repurchased or removed under the terms of the pooling and  servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

•
to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Spread, if any, out of collections or payments which represent interest on each mortgage loan or contract, including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

•
to reimburse itself or any subservicer for any Nonrecoverable Advance and for Advances that have been capitalized by adding the delinquent interest and other amounts owed under the mortgage loan or contract to the principal balance of the mortgage loan or contract, in accordance with the terms of the pooling and servicing agreement;

•
to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller that is assigned to the trustee for the benefit of the certificateholder, or against which  it or the depositor is indemnified under the pooling and servicing agreement;

•	to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

•
to clear the Custodial Account of amounts relating to the corresponding mortgage loans or contracts in connection with the termination of the trust under the pooling and servicing agreement, as described in “The Pooling and Servicing Agreement—Termination; Retirement of Certificates.”

Distributions

Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be described in the accompanying prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled to such payments will be made either by the trustee, the master servicer or the Certificate Administrator acting on behalf of the trustee or a paying agent appointed by the trustee.  The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee, the master servicer, the Certificate Administrator or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the certificate register.  The final distribution in retirement of the certificates of any class, other than a subordinate class, will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders.  Distributions will be made to each certificateholder in accordance with that holder’s percentage interest in a particular class.

As a result of the provisions described below under “—Realization upon Defaulted Mortgage Loans or Contracts,” under which the certificate principal balance of a class of subordinate certificates can be increased in certain circumstances after it was previously reduced to zero, each certificate of a subordinate class of certificates will be considered to remain outstanding until the termination of the related trust, even if the certificate principal balance thereof has been reduced to zero.

Principal and Interest on the Certificates

The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the accompanying prospectus supplement.  Distributions of interest on each class of certificates will be made prior to distributions of principal thereon.  Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates.  The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates.  The applicable  prospectus supplement will describe the manner of interest accruals and payments.  In general, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month.  If stated in the accompanying prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date.  The accompanying prospectus supplement will describe the method of calculating interest on the certificates.  In general, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

On each distribution date for a series of certificates, the trustee or the master servicer or the Certificate Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class’s Distribution Amount.

In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the accompanying prospectus supplement.  Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class.

On or prior to the second business day prior to each distribution date, or the determination date, the master servicer or the Certificate Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date.  Prior to the close of business on the determination date, the master servicer or the Certificate Administrator, as applicable, will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer or the Certificate Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

Example of Distributions

The following chart provides an example of the flow of funds as it would relate to a hypothetical series of certificates backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in July 2005:

Date	Note	Description

July 1	(A)	Cut-off date.

July 2-31	(B)	Servicers or subservicers, as applicable, receive any partial Principal Prepayments.

July 16-August 15	(C)	The servicers or the subservicers, as applicable, receive any Principal Prepayments in full.

July 31	(D)	Record date.

July 2-August 1	(E)	The due dates for payments on a mortgage loan or contract.

August 18	(F)	Servicers or subservicers remit to the master servicer or servicer, as applicable, scheduled payments of principal and interest due during the related Due Period and received or advanced by them.

August 23	(G)	Determination date.

August 25	(H)	Distribution date.

Succeeding months follow the pattern of (B) through (H), except that for succeeding months, (B) will also include the first day of that month.  A series of certificates may have different Prepayment Periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those described above.

(A)
The initial principal balance of the mortgage pool or contract pool will be the aggregate principal balance of the mortgage loans or contracts at the close of business on July 1 after deducting principal payments due on or before that date or such other date as may be specified in the accompanying prospectus supplement.  Those principal payments due on or before July 1 and the accompanying interest payments, and any Principal Prepayments received as of the close of business on July 1 are not part of the mortgage pool or contract pool and will not be passed through to certificateholders.

(B)
Any Principal Prepayments, other than Principal Prepayments in full, may be received at any time during this period and will be remitted to the master servicer or servicer as described in (F) below for distribution to certificateholders as described in (G) below.  Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans or contracts as of the first day of the month in which the payments are made; no interest will be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

(C)
Any Principal Prepayments in full that are received during the Prepayment Period will be remitted to the master servicer or servicer as described in (F) below for distribution to certificateholders as described in (G) below.  When a mortgage loan or contract is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment.

(D)	Distributions on August 25 will be made to certificateholders of record at the close of business on July 31.

(E)	Scheduled principal and interest payments are due from mortgagors.

(F)
Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or by the servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments.  Funds required to be remitted from the Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on August 18, 2005 together with any required Advances by the servicer or subservicers, except that Principal Prepayments in full received by subservicers during the related Prepayment Period will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

(G)
On the determination date, the master servicer or servicer will determine the amounts of principal and interest that will be passed through on August 25 to the holders of each class of certificates.  The master servicer or servicer will be obligated to distribute those payments due during the related Due Period that have been received from subservicers or servicers prior to and including August 18, as well as all partial Principal Prepayments received on mortgage loans in July and Principal Prepayments in full during the related Prepayment Period, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above.  Distributions to the holders of senior certificates, if any, on August 25 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund, amounts drawn against any certificate insurance policy and amounts advanced by the master servicer  or the servicer under the circumstances described in “Subordination” and “—Advances.”

(H)	On August 25, the amounts determined on August 23 will be distributed to certificateholders.

If provided in the accompanying prospectus supplement, the distribution date for any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

Advances

As to each series of certificates, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under “—Servicing and Administration of Mortgage Collateral,” and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court.  As specified in the accompanying prospectus supplement for any series of certificates as to which the trust includes mortgage securities, any advancing obligations will be under the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders.  Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses.  If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders.  Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans or contracts for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, Residential Funding Company, LLC, a subservicer, the designated seller or a mortgage collateral seller.

Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph or if Advances are capitalized by adding the delinquent interest to the outstanding principal balance of the related mortgage loan or contract, as described under “—Servicing and Administration of Mortgage Collateral.” For any senior/subordinate series, so long as the related subordinate certificates remain outstanding with a certificate principal balance greater than zero, and except for Special Hazard Losses, Fraud Losses and Bankruptcy Losses in excess of specified amounts and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any.  The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by mortgagors on a timely basis.  Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

The master servicer’s or servicer’s obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement.  If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the certificates may also be downgraded.

Prepayment Interest Shortfalls

When a mortgagor prepays a mortgage loan or contract in full between scheduled due dates for the mortgage loan or contract, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made.  A partial Principal Prepayment by a mortgagor is treated as having been received on the first day of the month in which such Principal Prepayment is made, and no interest paid by the mortgagor is distributed to the certificateholders.  Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee or other servicing compensation available for this purpose, the master servicer or servicer may make an additional payment to certificateholders out of the servicing fee otherwise payable to it for any mortgage loan that prepaid in full during the preceding Prepayment Period or in part during the preceding calendar month equal to the Compensating Interest for that mortgage loan or contract from the date of the prepayment to the related due date.

Compensating Interest on any distribution date will be limited to the lesser of (a) 0.125% of the Stated Principal Balance of the mortgage collateral immediately prior to that distribution date, and (b) the master servicing fee or servicing fee payable on that distribution date and the reinvestment income received by the master servicer or servicer with respect to the amount payable to the certificateholders on that distribution date.  Compensating Interest may not be sufficient to cover the Prepayment Interest Shortfall on any distribution date.  If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series.  See “Yield Considerations.”

Funding Account

A pooling and servicing agreement or other agreement may provide for the transfer of additional mortgage loans to the related trust after the closing date for the related certificates. Any additional mortgage loans will be required to conform to the requirements described in the related pooling and servicing agreement or other agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of certificates of the related series or a portion of collections on the mortgage loans relating to principal will be deposited in such account to be released as additional mortgage loans are transferred. A Funding Account will be required to be maintained as an Eligible Account.  All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the certificates. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

Reports to Certificateholders

On each distribution date, the master servicer or the Certificate Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record, or will make available to each certificateholder of record in the manner described in the accompanying prospectus supplement, a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement.  The information will include the following (as applicable):

•	the applicable record date, determination date and distribution date;

•	the aggregate amount of payments received with respect to the mortgage loans, including prepayment amounts;

•	the servicing fee payable to the master servicer and the subservicer;

•	the amount of any other fees or expenses paid, and the identity of the party receiving such fees or expenses;

•	the amount, if any, of the distribution allocable to principal;

•	the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

•	the outstanding principal balance or notional amount of each class of certificates before and after giving effect to the distribution of principal on that distribution date;

•	updated pool composition information, including weighted average interest rate and weighted average remaining term;

•	the balance of the reserve fund, if any, at the opening of business and the close of business on that distribution date;

•
if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount at the opening of business and  as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

•	the principal balances of the senior certificates as of the closing date;

•
in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under alternative arrangements as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

•
the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date, and the number of mortgage loans at the beginning and end of the reporting period;

•
based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) 30-59 days, (b) 60-89 days and (c) 90 or more days, and that are in foreclosure;

•	the amount of any losses on the mortgage loans during the reporting period;

•	information about the amount, terms and general purpose of any advances made or reimbursed during the reporting period;

•	any material modifications, extensions or waivers to the terms of the mortgage loans during the reporting period or that have cumulatively become material over time;

•	any material breaches of mortgage loan representations or warranties or covenants in the pooling and servicing agreement; and

•	for any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the Certificate Administrator, as applicable, will furnish on request a report to each person that was a holder of record of any class of certificates at any time during that calendar year.  The report will include information as to the aggregate of amounts reported under the first two items in the list above for that calendar year or, if the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

Servicing and Administration of Mortgage Collateral

General

The master servicer, the Certificate Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement, will be required to perform the services and duties specified in the related pooling and servicing agreement.  The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection of payments from mortgagors; maintenance of any primary mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral.  For any series of certificates for which the trust includes mortgage securities, the master servicer’s or Certificate Administrator’s servicing and administration obligations will be described in the accompanying prospectus supplement.

Under each pooling and servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans or contracts included in the trust relating to the subservicing agreement.  A subservicer may be an affiliate of the depositor.  Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer’s or the master servicer’s servicing obligations, including but not limited to, making Advances to the related certificateholders.  The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

Collection and Other Servicing Procedures

The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts.  The servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note or contract, provided that the insurance coverage for the mortgage loan or contract or any coverage provided by any alternative credit enhancement will not be adversely affected thereby.  The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action.  For any series of certificates as to which the trust includes mortgage securities, the master servicer’s servicing and administration obligations will be under the terms of those mortgage securities.

In instances in which a mortgage loan or contract is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer or servicer may permit modifications of the mortgage loan or contract rather than proceeding with foreclosure.  In making this determination, the estimated Realized Loss that might result if the mortgage loan or contract were liquidated would be taken into account.  These modifications may have the effect of, among other things, reducing the mortgage rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes and insurance premiums, extending the final maturity date of the mortgage loan or contract, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract by adding that amount to the unpaid principal balance of the mortgage loan or contract, or any combination of these or other modifications.  Any modified mortgage loan or contract may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related certificates.

In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

The master servicer, any servicer or one or more subservicers for a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items.  Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account.  The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein.  The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

Other duties and responsibilities of each servicer, the master servicer and the Certificate Administrator are described above under “—Payments on Mortgage Collateral.”

Special Servicing

The pooling and servicing agreement for a series of certificates may name a Special Servicer, which may be an affiliate of Residential Funding Company, LLC.  The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans or contracts as described in the prospectus supplement.  The Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent.  The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable.  Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates.  Under the terms of those agreements, the holder may, for some delinquent mortgage loans:

•
instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

•
instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders; or

•
become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of  the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer’s or servicer’s servicing guidelines.

In addition, the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

Enforcement of “Due-on-Sale” Clauses

When any mortgaged property relating to a mortgage loan or contract, other than an ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee’s rights to accelerate the maturity of such mortgage loan or contract under any due-on-sale clause applicable thereto.  A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements.  See “Certain Legal Aspects of Mortgage Loans and Contracts — The Mortgage Loans — Enforceability of Certain Provisions” and “—The Contracts — ‘Due-on-Sale’ Clauses.”

If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note or contract subject to certain specified conditions.  The original mortgagor may be released from liability on a mortgage loan or contract if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan or contract.  An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption.  If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable.  Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation.  In connection with any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered.  Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters.  The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

Realization upon Defaulted Mortgage Loans or Contracts

For a mortgage loan in default, the master servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan or contract as a bad debt.  In connection with such decision, the master servicer or the related subservicer will, following usual practices in connection with its mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate.

Any acquisition of title and cancellation of any REO Mortgage Loan or REO Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage Loan or Liquidated Contract.

For purposes of calculations of amounts distributable to certificateholders relating to an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the trust.  If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC.  To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to certificateholders.

For a mortgage loan or contract in default, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty.  However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.   If the mortgage loan is an Additional Collateral Loan, the master servicer or the related subservicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the trustee on behalf of the certificateholders, may proceed against the related mortgaged property or the related Additional Collateral first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral is held, including any third-party guarantee.  Similarly, if the mortgage loan is a Pledged Asset Mortgage Loan, the master servicer or the related subservicer may proceed against the related mortgaged property or the related Pledged Assets first or may proceed against both concurrently, as permitted by applicable law and the terms under which the Pledged Assets are held.

Upon the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the mortgage loan or contract will be removed from the related trust.  The master servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received.  Any additional liquidation expenses relating to the mortgage loan or contract thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan or contract.  Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

For some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final liquidation.  In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan or contract after a specified period of delinquency.  If a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract is not removed from the trust prior to final liquidation, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss.  However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise.

If a final liquidation of a mortgage loan or contract resulted in a Realized Loss and thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan or contract, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the certificateholders in the same manner as repurchase proceeds received in the prior calendar month, to the extent that the related Realized Loss was allocated to any class of certificates.  In addition, the certificate principal balance of the class of subordinate certificates with the highest payment priority to which Realized Losses, other than Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses, have been allocated will be increased to the extent that such subsequent recoveries are distributed as principal to any classes of certificates.  However, the certificate principal balance of that class of subordinate certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates.  The amount of any remaining subsequent recoveries will be applied to increase the certificate principal balance of the class of certificates with the next lower payment priority; however, the certificate principal balance of that class of certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the certificate principal balance of that class of certificates, and so on.  Holders of certificates whose certificate principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs.  The foregoing provisions will apply even if the certificate principal balance of a class of subordinate certificates was previously reduced to zero.  Accordingly, each class of subordinate certificates will be considered to remain outstanding until the termination of the related trust.

In the case of a series of certificates other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan or contract and a draw under the related credit enhancement, subsequent recoveries are received.  For a description of the Certificate Administrator’s, the master servicer’s or the servicer’s obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans or contracts, see “Description of Credit Enhancement” and “Insurance Policies on Mortgage Loans or Contracts.”

For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan or contract, see “Certain Legal Aspects of Mortgage Loans and Contracts.”

The master servicer or the Certificate Administrator, as applicable, will deal with any defaulted mortgage securities in the manner described in the accompanying prospectus supplement.

DESCRIPTION OF CREDIT ENHANCEMENT

General

Credit support for each series of certificates may be comprised of one or more of the following components.  Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

•	Defaulted Mortgage Losses;

•	Special Hazard Losses;

•	Bankruptcy Losses; and

•	Fraud Losses.

Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest.  If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies.  In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered.  To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

As described in this prospectus and in the accompanying prospectus supplement,

•	coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

•	coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

•	coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and

•	coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

In addition, if stated in the accompanying prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under “Subordination,” or in the form of a certificate insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other substantially similar form as may be described in the accompanying prospectus supplement, or in the form of a combination of two or more of the foregoing.  If stated in the accompanying prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% that are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section.  As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the accompanying prospectus supplement.  Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy.  As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

Each prospectus supplement will include a description of:

•	the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

•	any conditions to payment not otherwise described in this prospectus;

•	the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

•	the material provisions of any agreement relating to the credit support.

Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement,  if applicable The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer.  To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered.  See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the accompanying prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage under those instruments do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of certificates.

Letters of Credit

If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit.  The letter of credit may provide direct coverage with respect to the mortgage collateral.  The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement.  On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided.  The letter of credit may also provide for the payment of Advances.

Subordination

A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the accompanying prospectus supplement.  Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement.  In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the accompanying prospectus supplement.

For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the accompanying prospectus supplement.  In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

If so provided in the pooling and servicing agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan or contract that is three or more months delinquent in payments of principal and interest, at the repurchase price.  Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances,  passed through to the holders of then outstanding certificates with a certificate principal balance greater than zero of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series. See “Description of the Certificates—Servicing and Administration of Mortgage Collateral—Special Servicing” above.

In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates, may be subordinate to the rights of other subordinate certificateholders.

Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero.  Additional Realized Losses, if any, will be allocated to the senior certificates.  If the series includes more than one class of senior certificates, the accompanying prospectus supplement will describe how Realized Losses are allocated.  In general, Realized Losses will be allocated on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances.  If described in the accompanying prospectus supplement, some classes of senior certificates may be allocated Realized Losses before other classes of senior certificates.

The accompanying prospectus supplement will describe how Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates.  In general, such losses will be allocated among all outstanding classes of certificates of the related series on a pro rata basis in proportion to their outstanding principal balances.  The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, which will be described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates in accordance with their respective certificate principal balances as described in the accompanying prospectus supplement.  Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected.

In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount.  The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto.  If there are no Realized Losses or Principal Prepayments on any item of mortgage collateral, the respective rights of the holders of certificates of any series to future distributions generally would not change.  However, to the extent described in the accompanying prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates.  In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund.  Amounts held in any reserve fund may be applied as described under “Description of Credit Enhancement—Reserve Funds” and in the accompanying prospectus supplement.

In lieu of the foregoing provisions, subordination may be effected by limiting the rights of the holders of subordinate certificates to receive the Subordinate Amount to the extent described in the accompanying prospectus supplement.  As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

The exact terms and provisions of the subordination of any subordinate certificate will be described in the accompanying prospectus supplement.

Overcollateralization

If stated in the accompanying prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the certificates for the related distribution date.  To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the accompanying prospectus supplement.

Mortgage Pool Insurance Policies

Any insurance policy covering losses on a mortgage collateral pool obtained by the depositor for a trust will be issued by the pool insurer.  Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus supplement.  As described under “—Maintenance of Credit Enhancement,” the master servicer, servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders.  The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph.  Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

As more specifically provided in the accompanying prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy.  Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some expenses incurred by the master servicer, servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid.  In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the certificateholders.  If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see “—Special Hazard Insurance Policies” below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.  Depending upon the nature of the event, a breach of a representation made by Residential Funding Company, LLC or a designated seller may also have occurred.  If the breach of that representation materially and adversely affects the interests of certificateholders and cannot be cured, the breach would give rise to a repurchase obligation on the part of Residential Funding Company, LLC or a designated seller, as described under “The Trusts —Representations with Respect to Mortgage Collateral.”

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties.  The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim.  See “Certain Legal Aspects of Mortgage Loans and Contracts.” Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders.  In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source.  See “Description of the Certificates—Advances.”

Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses.  As described under “Insurance Policies on Mortgage Loans or Contracts—Standard Hazard Insurance on Mortgaged Properties,” the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses.  Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited.  See “—Special Hazard Insurance Policies” below.  As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

Special Hazard Insurance Policies

Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement.  Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses.  Aggregate claims under a special hazard insurance policy will be limited to the amount described in the accompanying prospectus supplement and will be subject to reduction as described in the accompanying prospectus supplement.  A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan or contract has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan or contract at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property.  If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property.  Any amount paid as the cost of repair of the property will further reduce coverage by that amount.  Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related property.  The payment described under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related mortgage pool insurance policy or contract pool insurance policy unnecessary.  Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

To the extent described in the accompanying prospectus supplement, coverage relating to Special Hazard Losses for a series of certificates may be provided by means of a representation of the depositor or Residential Funding Company, LLC.

Mortgage Insurance Policies

If stated in the accompanying prospectus supplement, the depositor may acquire a mortgage insurance policy for all or a portion of the mortgage loans or contracts in a mortgage pool or contract pool, or covered loans, with current LTV ratios in excess of a percentage stated in the prospectus supplement.  Any insurance policy for the covered loans will be issued by a mortgage insurer.  The mortgage insurance policy will insure a portion of the loss that may be incurred on each covered loan.  If stated in the accompanying prospectus supplement, the aggregate amount payable by the mortgage insurer under the mortgage insurance policy may be limited.

Bankruptcy Bonds

In the event of a personal bankruptcy of a mortgagor and a filing under Chapter 13 of the Bankruptcy Code, a bankruptcy court may establish the value of the mortgaged property of the mortgagor, and, if specified in the related prospectus supplement, any related Additional Collateral,  at a Deficient Valuation.  Under current law, Deficient Valuations are not permitted with respect to first liens on the related mortgaged property, but may occur with respect to a mortgage loan secured by a junior lien if the value of the related mortgaged property at the time of the filing is less than the amount of any first lien.

In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding without a permanent forgiveness of the principal amount of the mortgage loan, including a Debt Service Reduction.  See “Certain Legal Aspects of Mortgage Loans and Contracts—The Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders.” Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement.  The level of coverage under each bankruptcy policy will be described in the accompanying prospectus supplement.

Reserve Funds

If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement.  In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate certificates, from the Spread or otherwise.  To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

For any series of certificates as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund.  Amounts in a reserve fund may be distributed to certificateholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement.  If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans.  A reserve fund may provide coverage to more than one series of certificates, if described in the accompanying prospectus supplement.

The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust.  However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders.  These delays could adversely affect the yield to investors on the related certificates.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the accompanying prospectus supplement.

Certificate Insurance Policies; Surety Bonds

The depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates.  Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

Maintenance of Credit Enhancement

If credit enhancement has been obtained for a series of certificates, the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” The master servicer, the servicer or the Certificate Administrator, as applicable, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, mortgage insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust.  As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer, the servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond.  If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy.  Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.  If recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances.  In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula described in the accompanying prospectus supplement.  Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby and consent of the related credit enhancer, if applicable.

Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and neither the master servicer, the servicer, the Certificate Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates.  The master servicer, the servicer or the Certificate Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts that would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained.  Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to the credit support.  Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

Swaps and Yield Supplement Agreements

The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed-rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation.  Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous.  In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Purchase Obligations

Some types of mortgage collateral and classes of certificates of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation.  The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement.  A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related certificates.  Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series.  Each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the certificateholders of the related series.  Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

Each mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy.  The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

Primary Insurance Policies

In general, and except as described below, (i) each mortgage loan having an LTV ratio at origination of over 80%, except in the case of certain borrowers with acceptable credit histories, will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount described in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce an LTV ratio equal to or less than 80%, and (ii) the depositor or Residential Funding Company, LLC will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered.  Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under “Description of Credit Enhancement.” However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards.  A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date.  In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date.

Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated on or after July 29, 1999 will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated.  The mortgagor’s right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens.  In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current.  The legislation requires that mortgagors be provided written notice of their cancellation rights at the origination of the mortgage loans.

If the requirement for private mortgage insurance is not otherwise canceled or terminated in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the loan’s amortization period, if, on that date, the borrower is current on the payments required by the terms of the loan.  The mortgagee’s or servicer’s failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan.  The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

Mortgage loans that are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan’s LTV ratio, based on the then-current balance, to subsequently exceed the limits that would have required coverage upon their origination.

Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

•	the insured percentage of the loss on the related mortgaged property;

•	the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•
at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

•	rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

•	hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

•	amounts expended but not approved by the primary insurer;

•	claim payments previously made on the mortgage loan; and

•	unpaid premiums and other amounts.

As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•
advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•
in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any certificates offered under this prospectus, the master servicer or servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that  the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.  If the depositor gains knowledge that as of the closing date, a mortgage loan had an LTV ratio at origination in excess of 80% and was not the subject of a primary insurance policy, and was not included in any exception to its representations or covered by alternate credit enhancement as described in the accompanying prospectus supplement, and that the mortgage loan has a then current LTV ratio in excess of 80%, then the master servicer is required to use its reasonable efforts to obtain and maintain a primary insurance policy to the extent that a policy is obtainable at a reasonable price.

Standard Hazard Insurance on Mortgaged Properties

The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located.  Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan, the guaranteed replacement value, or 100% of the insurable value of the improvements securing the mortgage loan.  The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans.  The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans.  The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers.

The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy.  The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws.  These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism.  The foregoing list is merely indicative of  some kinds of uninsured risks and is not intended to be all-inclusive.  Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the related mortgagor’s coverage falls below this specified percentage, this clause usually provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.  See “Subordination” above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

Standard Hazard Insurance on Manufactured Homes

The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the mortgagor on the related contract, whichever is less.  Coverage may be provided by one or more blanket insurance policies covering losses on the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies.  If a manufactured home’s location was, at the time of origination of the related contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

THE DEPOSITOR

The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC.  The depositor is a Delaware corporation incorporated in August 1995.  The depositor was organized for the purpose of acquiring “Alt-A” mortgage loans and contracts and depositing these loans and contracts into issuing entities that issue securities backed by such mortgage loans and contracts.  The depositor does not engage in any other activities and does not have, nor is it expected in the future to have, any significant assets.  The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Company, LLC, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, LLC

The certificates do not represent an interest in or an obligation of the depositor.  The depositor’s only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor.

The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.  Its telephone number is (952) 857-7000.

RESIDENTIAL FUNDING COMPANY, LLC

Residential Funding Company, LLC, an affiliate of the depositor, will act as the sponsor and master servicer or Certificate Administrator for each series of certificates, except in the case of a Designated Seller Transaction.

THE POOLING AND SERVICING AGREEMENT

As described in this prospectus under “Introduction” and “Description of the Certificates—General,” each series of certificates will be issued under a pooling and servicing agreement as described in that section.  The following summaries describe additional provisions common to each pooling and servicing agreement.

Servicing Compensation and Payment of Expenses

Each servicer, the master servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each mortgage loan or contract.  Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement.  The servicer or the master servicer, if any, will deduct the servicing fee for the mortgage loans or contracts underlying the certificates of a series in an amount to be specified in the accompanying prospectus supplement.  The servicing fees may be fixed or variable.  In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans or contracts and any earnings on investments held in the Certificate Account or any Custodial Account, to the extent not applied as Compensating Interest.  Any Spread retained by a mortgage collateral seller, the master servicer, or any servicer or subservicer will not constitute part of the servicing fee.  Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or Certificate Administrator for servicing and administering such mortgage securities on behalf of the holders of such certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement.  In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers.  The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances.  In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

Evidence as to Compliance

Each pooling and servicing agreement will require the master servicer to deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, and, if required, file with the Commission as part of a Report on Form 10-K filed on behalf of each issuing entity, the following documents:

•
a report regarding its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the master servicer that are backed by the same types of assets as those backing the certificates, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

•
with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the master servicer, to the effect that:

•	A review of the master servicer’s activities during the reporting period and of its performance under the applicable pooling and servicing agreement has been made under such officer’s supervision; and

•
To the best of such officer’s knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The master servicer’s obligation to deliver to the trustee any assessment or attestation report described above and, if required, to file the same with the Commission, is limited to those reports prepared by the master servicer and, in the case of reports prepared by any other party, those reports actually received by the master servicer on or before March 31 in each year.  In addition, each servicer or subservicer participating in the servicing function with respect to more than 5% of the mortgage loans will provide the foregoing assessment reports with respect to itself and each servicer or subservicer of at least 10% of the mortgage loans will provide the compliance certificate described above with respect to its servicing activities.

Furthermore, if any trust includes mortgage securities, either the related prospectus supplement will specify how to locate Exchange Act reports relating to such mortgage securities or the required information will be provided in such trust’s Exchange Act reports while it is a reporting entity.

Certain Other Matters Regarding Servicing

Each servicer, the master servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the certificates except upon a determination that its duties thereunder are no longer permissible under applicable law.  No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer’s, the master servicer’s or the Certificate Administrator’s obligations and duties under the related pooling and servicing agreement.

Each pooling and servicing agreement will also provide that neither the servicer, the master servicer or the Certificate Administrator, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith under the pooling and servicing agreement, or for errors in judgment.  However, neither the servicer, the master servicer or the Certificate Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care described in the pooling and servicing agreement.  The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable for the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders.  The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Certificate Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

The master servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

A servicer, the master servicer or the Certificate Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

Events of Default

Events of default under the pooling and servicing agreement for a series of certificates will include:

•
any failure by the servicer, if the servicer is a party to the pooling and servicing agreement, or master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of  the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

•
any failure by the master servicer or Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer or Certificate Administrator, as applicable, by the trustee or the depositor, or to the master servicer, the Certificate Administrator, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

•
some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or the Certificate Administrator and certain actions by the master servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations.

A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

Rights Upon Event of Default

So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or the Certificate Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than any rights of the master servicer or the Certificate Administrator as certificateholder, covering the trust and in and to the mortgage collateral and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements.  If a series of certificates includes credit enhancement provided by a third party credit enhancer, certain of the foregoing rights may be provided to the credit enhancer rather than the certificateholders, if so specified in the applicable prospectus supplement.  If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise described in the pooling and servicing agreement.  Pending appointment, the trustee is obligated to act in that capacity.  The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the Certificate Administrator under the pooling and servicing agreement.  The master servicer is required to reimburse the trustee for all reasonable expenses incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, except any such expense as may arise from the trustee’s negligence or bad faith.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.  However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the depositor, the master servicer, the Certificate Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

•	to cure any ambiguity;

•	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

•
to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Certificate Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

•
if an election to treat the related trust as a “real estate mortgage investment conduit,” or REMIC, has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

•
to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

•	to amend any provision that is not material to holders of any class of related certificates.

The pooling and servicing agreement may also be amended by the depositor, the master servicer, Certificate Administrator or servicer, as applicable, and the trustee with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage.  Furthermore, the applicable prospectus supplement will describe any rights a third party credit enhancer may have with respect to amendments to the pooling and servicing agreement.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Certificate Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

Termination; Retirement of Certificates

The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer or any servicer and required to be paid to the certificateholders following the earlier of

•
the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and

•	the purchase by the master servicer or the servicer from the trust for such series of all remaining mortgage collateral and all property acquired from the mortgage collateral.

Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans or such other time as may be specified in the accompanying prospectus supplement.  If the holder of a class of certificates may terminate the trust and cause the outstanding certificates to be redeemed when 25% or more of the initial principal balance of the certificates is still outstanding, the term “callable” will be included in the title of the related certificates.  In addition to the foregoing, the master servicer or the servicer may have the option to purchase, in whole but not in part, the certificates specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement.  Following the purchase of such certificates, the master servicer or the servicer will effect a retirement of the certificates and the termination of the trust.  Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of certificates shall be made at the option of the master servicer or the servicer at the price specified in the accompanying prospectus supplement.  The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, described in the accompanying prospectus supplement.  Early termination in this manner may adversely affect the yield to holders of some classes of the certificates.  If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable.  The Call Class will not be offered under the prospectus supplement.  Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted.  In the case of a call, the holders of the certificates will be paid a price equal to the Call Price.  To exercise the call, the Call certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price.  If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding.  In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC.  In connection with a call by the holder of a Call Certificate, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee.  Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

The Trustee

The trustee under each pooling and servicing agreement will be named in the accompanying prospectus supplement.  The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Company, LLC.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent.  Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee.  The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

YIELD CONSIDERATIONS

The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

In general, defaults on mortgage loans and manufactured housing contracts are expected to occur with greater frequency in their early years.  Mortgage loans or contracts may have been originated using underwriting standards that are less stringent than the underwriting standards applied by other first mortgage loan purchase programs, such as those run by Fannie Mae or Freddie Mac or by the company’s affiliate, Residential Funding Company, LLC, for the purpose of collateralizing securities issued by Residential Funding Mortgage Securities I, Inc.  The rate of default on refinance, limited documentation, stated documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with higher LTV ratios may be higher than for other types of mortgage loans or manufactured housing contracts.  Likewise, the rate of default on mortgage loans or manufactured housing contracts that are secured by investment properties or mortgaged properties with smaller or larger parcels of land or mortgage loans that are made to international borrowers may be higher than on other mortgage loans or manufactured housing contracts.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.  The risk of loss may also be greater on mortgage loans or contracts with LTV ratios greater than 80% and no primary insurance policies.  In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined.  The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer or a Special Servicer as described in this prospectus under “Description of the Certificates—Servicing and Administration of Mortgage Collateral,” in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

The risk of loss on Interest Only Loans may be greater than on loans that require a borrower to pay principal and interest throughout the term of the loan from origination.  See “The Trusts—The Mortgage Loans—Interest Only Loans.”

The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States.  See “Certain Legal Aspects of Mortgage Loans and Contracts.”

To the extent that any document relating to a mortgage loan or contract is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the trustee.  See “Description of the Certificates — Assignment of Mortgage Loans” and “—Assignment of Contracts.”

The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of certificates entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates, on the basis of that class’s specified percentage of each payment of interest, or accrual in the case of accrual certificates, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under “Description of the Certificates – Distributions.”  Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the accompanying prospectus supplement.

A class of certificates may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement.  A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any Spread, of the related mortgage collateral for the month preceding the distribution date.  An adjustable pass-through rate may be calculated by reference to an index or otherwise.

The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans.  See “Maturity and Prepayment Considerations” below.  The yield on the certificates will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults, optional repurchases and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate.  See “The Trusts – Representations with Respect to Mortgage Collateral.”

In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase.  On the other hand, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed.  The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of certificates entitled to payments of interest only or disproportionate payments of  interest.  In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by Principal Prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral.  In general, mortgage loans or manufactured housing contracts with higher mortgage rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower mortgage rates.  In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment.  In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.  A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the first day of the month in which the partial prepayment is received.  As a result, the effect of a Principal Prepayment on a mortgage loan or contract will be to reduce the amount of interest distributed to holders of certificates on the related distribution date, if such distribution date occurs in the following calendar month, by an amount of up to one month’s interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount, if such shortfall is not covered by Compensating Interest.  See “Description of the Certificates—Prepayment Interest Shortfalls.” Partial Principal Prepayments will be distributed on the distribution date in the month following receipt.  Principal Prepayments in full received during a Prepayment Period will be distributed on the distribution date in the month in which such Prepayment Period ends.  See “Maturity and Prepayment Considerations.”

For some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination.  Under the applicable underwriting standards, the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage rate in effect at origination.  The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate.  In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently.  Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates.  In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

If stated in the accompanying prospectus supplement, a trust may contain GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination.  Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment.  To the extent that the related mortgagor’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of certificates is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate.  In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the mortgage collateral securing a series of certificates or the structure of such series that will affect the yield on the certificates.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Trusts,” the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust.  The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage collateral in the related trust.  The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of certificates.

If the pooling and servicing agreement for a series of certificates provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under “Description of the Certificates—Funding Account,” and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of certificates of such series.

Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model.  The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model.  There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

•	changes in mortgagors’ housing needs;

•	job transfers;

•	unemployment;

•	mortgagors’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the mortgagor.

All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.  The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of certificates, the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans or contracts.  The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or with respect to manufactured housing contracts and, accordingly, prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

Risk of prepayment on Interest Only Loans may be greater because borrowers may decide to refinance before the expiration of the interest-only period.  See “The Trusts—The Mortgage Loans—Interest Only Loans.”

To the extent that losses on the contracts are not covered by any credit enhancement, holders of the certificates of a series evidencing interests in the contracts will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted contracts.  See “The Trusts—The Contracts.”

The accompanying prospectus supplement will specify whether the mortgage loans contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property.  The master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer, the security for the ARM loan would not be impaired by the assumption.  The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates.  See “Description of the Certificates — Servicing and Administration of Mortgage Collateral — Enforcement of ‘Due-on-Sale’ Clauses” and “Certain Legal Aspects of Mortgage Loans and Contracts — The Mortgage Loans — Enforceability of Certain Provisions” and “—The Contracts” for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates.  Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs.  The depositor anticipates including in mortgage collateral pools “limited documentation,” “stated documentation” and “no documentation” mortgage loans and contracts, Puerto Rico mortgage loans and mortgage loans and contracts that were made to international borrowers, that are secured by investment properties and that have other characteristics not present in those programs.  Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related certificates.

The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment.  Some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges.  As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity.  In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan.  A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing.  These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives.  Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.  In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool.  As a result of  these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

While most manufactured housing contracts will contain “due-on-sale” provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer, servicer or subservicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the manufactured home meets the underwriting standards described above.  Such assumption would have the effect of extending the average life of the contract.

Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

•	not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

•	not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

•
be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used for newly originated adjustable-rate mortgage loans.

As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans.  In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings.  There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of certificates.

No assurance can be given that the value of the mortgaged property securing a mortgage loan or contract has remained or will remain at the level existing on the date of origination.  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans or contracts and any secondary financing on the mortgaged properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  The value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable.  See “Certain Legal Aspects of Mortgage Loans and Contracts.”  In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for mortgage loans or contracts included in a trust for a series of certificates are not covered by the methods of credit enhancement described in this prospectus under “Description of Credit Enhancement” or in the accompanying prospectus supplement, the losses will be borne by holders of the certificates of the related series.  Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity.  See “Yield Considerations.”

Under some circumstances, the master servicer or a servicer may have the option to purchase the mortgage loans in a trust.  See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates.”  Any repurchase will shorten the weighted average lives of the related certificates.  Furthermore, as described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates,” a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer or the servicer become exercisable.  Any such termination will shorten the weighted average lives of the related certificates.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

The following discussion contains summaries of some legal aspects of mortgage loans and manufactured housing contracts that are general in nature.  Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

The Mortgage Loans

General

The mortgage loans, other than Cooperative Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located.  In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property.  In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby.  These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.  Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender.  Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.  In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt.  A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender,  typically with a power of sale, until the time when the debt is repaid.  The trustee’s authority under a deed of trust and the mortgagee’s or grantee’s authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans.  Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building.  The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located.  This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.  This type of lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

The accompanying prospectus supplement will specify the geographic location of the collateral for Cooperative Loans.  In general, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York.  In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein.  The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance.  If there is an underlying mortgage or mortgages on the Cooperative’s building or underlying land, as is  typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative.  The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease.  If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings.  In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents  the tenant-stockholder’s pro rata share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative.  The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender’s interest in its collateral.  In accordance with  the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.  See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code.  In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year.  If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgage Loans

Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial  sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt.  In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale.  In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders.  If the deed of trust or deed to secure debt  is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers.  In addition, some states’ laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In most cases, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage and in the mortgaged property and compelling a sale of the mortgaged property to satisfy the debt.  It is regulated by statutes and rules, and in most cases a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default.  However, a court may exercise equitable powers to relieve a borrower of a default and deny the mortgagee foreclosure.  Under various circumstances a court of equity may relieve the borrower from a non-monetary default where that default was not willful or where a monetary default, such as failure to pay real estate taxes, can be cured before completion of the foreclosure and there is no substantial prejudice to the mortgagee.

Foreclosure of a mortgage usually is accomplished by judicial action.  In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located.  Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series.  If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale.  However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents.  In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale.  In most cases, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment.  In some cases, a deficiency judgment may be pursued in lieu of foreclosure.  Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates.  See “Description of Credit Enhancement.”

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real  estate mortgage usually follows an ordinary “civil action” filed in the Superior Court for the district where the mortgaged property is located.  If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality  where the mortgagor resides, if known.  If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks.  There may be as many as three public sales of the mortgaged property.  If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico.  Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions.  The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property.  The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale.  This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as described in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder.

In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative become liens upon the shares to which the proprietary lease or occupancy agreement relates.  In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder.  Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease.  This approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral.  In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of Cooperative Loans, lenders do not usually require either the tenant-stockholder (that is, the borrower) or the Cooperative to obtain title insurance of any type.  Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price.  In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

Rights of Redemption

In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale.  In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  In some states, the right to redeem is an equitable right.  The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt.  Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt.  In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure.  A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no assets against which the deficiency judgment may be executed.  Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.  Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement.  Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment.  For example, under the federal bankruptcy law, all actions against the debtor, the debtor’s property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition.  Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor’s residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court.  Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor, which is a Cooperative Loan, or which is secured by additional collateral in addition to the related mortgaged property, may be modified.  These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In general, except as provided below with respect to junior liens, the terms of a mortgage loan secured only by a mortgage on a real property that is the debtor’s principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

The United States Supreme Court has held that so long as a mortgage loan is fully or partially secured by the related mortgaged property, the amount of the mortgage loan may not be reduced, or “crammed down,” in connection with a bankruptcy petition filed by the mortgagor.  However, United States Circuit Court of Appeals decisions have held that in the event of a Chapter 13 bankruptcy filing by a mortgagor, in the event the value of the related mortgaged property at the time of the filing is less than the amount of any first lien, any unsecured junior liens may be “crammed down” in the bankruptcy court and discharged.  As a result, in the event of a decline in the value of a mortgaged property, the amount of any junior liens may be reduced by a bankruptcy judge in a Chapter 13 filing, without any liquidation of the related mortgaged property.  Any such reduction would be treated as a Bankruptcy Loss.

Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust.  This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.  These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes.  These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.  In particular, an originator’s failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in the obligors’ rescinding the mortgage loans either against either the originators or assignees.

Homeownership Act and Similar State Laws

Some mortgage loans and contracts may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels.  The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act.  Purchasers or assignees of a mortgage loan subject to the Homeownership Act, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act.  Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law.  The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices.  Some states have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act.  These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  Purchasers or assignees of such a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law.  Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

Except in the case of a Designated Seller Transaction, Residential Funding will represent and warrant that all of the mortgage loans in the mortgage pool complied in all material respects with all applicable local, state and federal laws at the time of origination.  Although Residential Funding will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred if that breach is material and adverse to the interests of the certificateholders, the repurchase price of those mortgage loans could be less than the damages and/or equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of loans subject to the Homeownership Act for violations of federal and state law allegedly committed by the originator.  Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Enforceability of Certain Provisions

Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses.  These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property.  The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied.  However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions.  The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Upon foreclosure, courts have imposed general equitable principles.  These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents.  Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property.  Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision, or OTS, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Residential Funding Company, LLC or a designated seller specified in the accompanying prospectus supplement will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects.  However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable-rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions.  These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII.  Title VIII provides that, regardless of any state law to the contrary:

•
state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks,

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state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

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all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions.  Some states have taken this action.

The Contracts

General

A contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan.  Certain aspects of both features of the contracts are described below.

Security Interests in Manufactured Homes

Except as described in the next paragraph, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located.  In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under the UCC.  Those financing statements are effective for five years and must be renewed prior to the end of each five year period.  The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state.  In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is, in most cases, perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a contract is registered.  If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a contract.  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws.  As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.  In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located.  These filings must be made in the real estate records office of the county where the manufactured home is located.  The accompanying prospectus supplement will specify whether substantially all of the contracts will contain provisions prohibiting the mortgagor from permanently attaching the manufactured home to its site.  So long as the mortgagor does not violate this agreement and a court does not hold that the manufactured home is real property, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller’s security interest in the manufactured home.  If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor.  In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws.  If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against Residential Funding Company, LLC or the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee on behalf of the certificateholders.  See “Description of the Certificates — Assignment of the Contracts.”  If a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party.  Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes.  However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee’s security interest in the state, the security interest in the manufactured home will cease to be perfected.  While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

When a mortgagor under a contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest.  The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract.  However, the liens could arise at any time during the term of a contract.  No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the pooling and servicing agreement.

To the extent that manufactured homes are not treated as real property under applicable state law, contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the manufactured homes initially were registered.  Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper.  Under the pooling and servicing agreement, the master servicer or the depositor, as the case may be, will transfer physical possession of the contracts to the trustee or its custodian.  In addition, the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.  The contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee.  Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee’s interest in the contracts could be defeated.  To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans.  See “—The Mortgage Loans” above.

Enforcement of Security Interests in Manufactured Homes

The servicer or the master servicer on behalf of the trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts.  So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  The holder of a manufactured housing contract generally must give the debtor a number of days’ notice prior to commencement of any repossession.  The UCC and consumer protection laws in most states place restrictions on repossession sales, including prior notice to the debtor and commercial reasonableness in effecting a repossession sale.  The laws in most states also require that the debtor be given notice of any sales prior to resale of the unit so that the debtor may redeem the manufactured home at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the related obligor’s contract.  However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting debtor would have no assets with which to pay a judgment.

Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell a manufactured home or enforce a deficiency judgment.  For a discussion of deficiency judgments, see “—The Mortgage Loans — Anti-Deficiency Legislation and Other Limitations on Lenders” above.

Consumer Protection Laws

If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the “Holder-in-Due-Course” rule of the Federal Trade Commission, or the FTC Rule, is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder.  The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods.  Liability under this rule is limited to amounts paid under a contract; however, the mortgagor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the mortgagor.

Numerous other federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance.  These laws include the federal Truth-in-Lending Act, as implemented by Regulation Z, the Equal Credit Opportunity Act, as implemented by Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, as implemented by Regulation X, the Fair Housing Act and related statutes.  These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability may affect an assignee’s ability to enforce the related contract.  In particular, the originator’s failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding contracts against either the originators or assignees.  In addition, some of the contracts may be subject to special rules, disclosure requirements and other provisions as discussed under “—The Mortgage Loans—Homeownership Act and Similar State Laws.”

“Due-on-Sale” Clauses

The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the depositor, the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to.  The depositor, the master servicer or the servicer generally will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts.  In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

In the case of a transfer of a manufactured home after which the depositor desires to accelerate the maturity of the related contract, the depositor’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause.  The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the manufactured homes.  In some states the depositor or the master servicer may be prohibited from enforcing “due-on-sale” clauses in contracts relating to certain manufactured homes.

Applicability of Usury Laws

Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.  For a discussion of Title V, see “—The Mortgage Loans — Applicability of Usury Laws” above.  Residential Funding Company, LLC or a designated seller specified in the accompanying prospectus supplement will represent that all of the contracts comply with applicable usury laws.

Environmental Legislation

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property.  CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination.  Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.  Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA.  This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption.  The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption.  For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property.  The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management.  A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property.  The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws in some circumstances may impose liability on a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint.  These cleanup costs may be substantial.  It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates.  Moreover, some federal statutes and some states by statute impose an Environmental Lien.  All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens.  In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure.  Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure.  The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants.  However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property.  A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

At the time the mortgage loans or contracts were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

Servicemembers Civil Relief Act

Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower’s mortgage loan or contract, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender.  The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration and  assigned to duty with the military.

Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan or contract, no information can be provided as to the number of mortgage loans or contracts that may be affected by the Relief Act.  For mortgage loans or contracts included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral.  Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans or contracts, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan or contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter.  Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan or contract that goes into default, there may be delays in payment and losses on the related certificates in connection therewith.  Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or contracts resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

Default Interest and Limitations on Prepayments

Forms of notes and mortgages used by lenders may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.  Most conventional single-family mortgage loans may be prepaid in full or in part without penalty.  The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.  A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage.  The absence of a restraint on prepayment, particularly with respect to mortgage loans and/or contracts having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans and/or contracts.

Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges.  The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions.  However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act.  Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules.  The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003.  The OTS’s action does not affect Parity Act loans originated before July 1, 2003.  It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.  The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates.  The following discussion is based on the advice of Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered hereunder.  This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances,, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.  Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal Revenue Code.  The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all “regular interests” and “residual interests” in the REMIC.  If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the accompanying prospectus supplement.  For purposes of this tax discussion, references to a “certificateholder” or a “holder” are to the beneficial owner of a certificate.

If a REMIC election is not made upon the issuance of a particular series because, for example, a structure is being used whereby notes are being issued by and owner trust, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates.  Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations.  The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively.  An opinion of counsel is not binding on the Internal Revenue Service or the courts,  and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.  Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return.  This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the Securities.  Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement.  See “State and Other Tax Consequences.”

Opinions

Upon the issuance of each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable group of assets held by the related trust as to which an election to be treated as a REMIC will be made, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

Neither Orrick, Herrington & Sutcliffe LLP nor Mayer, Brown, Rowe & Maw LLP has  been asked to opine on any other material federal income tax matter, and the balance of this summary is a discussion of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests in such pools of assets generally, and does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter.  For example, the discussion under “REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions” below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interest that has “excess inclusion income;” however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

In addition, Orrick, Herrington & Sutcliffe LLP or Mayer, Brown, Rowe & Maw LLP will render its opinion that the statements made in the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Consequences”, if any, in the prospectus supplement accompanying this prospectus, to the extent that they constitute matters of law or legal conclusions, provide a fair and accurate summary of the United States federal income taxation of pools of assets for which a REMIC election is made and of the regular and residual interests therein, as of the date of such prospectus supplement.

Orrick, Herrington & Sutcliffe LLP and Mayer, Brown, Rowe & Maw LLP have not been asked to, and do not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the certificates.  See “—State and Local Tax Consequences.”

REMICs

Classification of REMICs

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under “Material Federal Income Tax Consequences.” Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued.  Any relief, moreover, may be accompanied by sanctions,  including the imposition of a corporate tax on all or a portion of the trust’s income for the period in which the requirements for that status are not satisfied.  The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust’s status as a REMIC under the REMIC Provisions.  It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Certificates

In general, the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying  the certificates would be so treated.  Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year.  Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code.  In addition, the REMIC regular certificates will be “qualified mortgages” within the meaning of Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC.  The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The master servicer or the Certificate Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections.  In addition, in some instances mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, may not be treated entirely as assets described in the foregoing sections.  If the assets of a REMIC include Additional Collateral Loans or Pledged Asset Mortgage Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations.  If so, the related prospectus supplement will describe the mortgage loans, including Additional Collateral Loans or Pledged Asset Mortgage Loans, that may not be so treated.  The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.  Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes.

Solely for purposes of determining whether the REMIC certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

General

Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

Original Issue Discount

Some REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Internal Revenue Code.  Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income.  In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount.  Regulations have not been issued under that section.

The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption.  The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued.  The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate.  The prepayment assumption used by the master servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement.  However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.  The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters.  If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date.  Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than “qualified stated interest.” Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed-rate, or in the case of a variable rate debt instrument, at a “qualified floating rate,” an “objective rate,” a combination of a single fixed-rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates.  If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which  the rules will be applied by the master servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments.  Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount.  Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest.  In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate.  However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date.  It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life.  For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate.  Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment, and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate.  The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method.  See “—Market Discount” below for a description of that election under the OID regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date.  In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

The accompanying prospectus supplement will describe the applicable accrual period.  In general, each “accrual period,” that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period.  The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period.  The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate.  For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption.  The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price.  The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method.  In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate.  However, each daily portion will be reduced, if the cost is in excess of its “adjusted issue price,” in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate.  The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

Market Discount

A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price.  In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.  If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.  In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method.  If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter.  Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires.  See “—Premium” below.  Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of  the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase.  In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption.  If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount.  See “— Original Issue Discount.”  This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.  Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply.  The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder’s option:

•	on the basis of a constant yield method,

•
in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

•
in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount.  Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount.  Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount.  For these purposes, the de minimis rule referred to above applies.  Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income.  If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium.  The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate.  If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires.  Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction.  The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally.  See “—Market Discount.” The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.  It is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium.

Realized Losses

Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral.  However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder’s certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable.  As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period.  Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General

As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate.  For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention.  The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day.  Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss.  The taxable income of the REMIC will be determined under the rules described in this prospectus in “—Taxable Income of the REMIC” and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC.  Ordinary income derived from REMIC residual certificates will be “portfolio income” for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate.  These daily portions generally will equal the amounts of taxable income or net loss determined as described above.  The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that certificate.  The REMIC regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC residual certificate in connection with the acquisition of that Certificate will be taken into account in determining the income of that holder for federal income tax purposes.  On May 11, 2004, the IRS issued final regulations that require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual certificate over its expected life.  The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion.  One method generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income.  The other method calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual certificate is transferred to the taxpayer.  Holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes under the regulations.

The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period.  Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below.  The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders’ after-tax rate of return.

Taxable Income of the REMIC

The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC.  For this purpose, the master servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates.  The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values.  The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “— Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”  Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption.  However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis.  See “— Taxation of Owners of REMIC Regular Certificates” above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price.  Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates.  It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral.  Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting “regular interests” in the REMIC not offered hereby, were indebtedness of the REMIC.  Original issue discount will be considered to accrue for this purpose as described above under “— Taxation of Owners of REMIC Regular Certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting “regular interests” in the REMIC not offered hereby, described therein will not apply.

If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year.  Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.  See “—Prohibited Transactions and Other Possible REMIC Taxes” below.  Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income.  All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code.  See “—Possible Pass-Through of Miscellaneous Itemized Deductions.” If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder’s adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss.  Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate.  The ability of REMIC residual certificateholders to deduct net losses may be subject to additional limitations under the Internal Revenue Code, as to which the certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate.  To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate.  Holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital.  Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust.  However,  their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders.  To the extent the REMIC residual certificateholders’ initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after  distributions or, together with their initial bases, are less than the amount of  the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Certificates.” For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see “—General.”

Excess Inclusions

Any “excess inclusions” with respect to a REMIC residual certificate will be subject to federal income tax in all events.

In general, the “excess inclusions” with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the “daily accruals” (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder.  The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the closing date.  For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter.  The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold.  If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date.  The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

For REMIC residual certificateholders, an excess inclusion:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and

•
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

See, however, “—Foreign Investors in REMIC Certificates.”

Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer’s excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder.  Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

Effective August 1, 2006, temporary regulations issued by the IRS (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a nonresident alien individual or foreign corporation for purposes of the 30% United States withholding tax until paid or distributed or when the REMIC residual interest is disposed of. The Temporary regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of domestic partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a domestic partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership's taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Internal Revenue Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person indirectly as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into account for purposes of the 30% United States withholding tax at the same time that other income from the trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

Noneconomic REMIC Residual Certificates

Under the REMIC regulations, transfers of “noneconomic” REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC residual certificate.  The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded.  The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected.  The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee must represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis (determined using the short-term rate provided by Section 1274(d) of the Internal Revenue Code) than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The accompanying prospectus supplement will disclose whether offered REMIC residual certificates may be considered “noneconomic” residual interests under the REMIC regulations.  Any disclosure that a REMIC residual certificate will not be considered “noneconomic” will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered “noneconomic” for purposes of the above-described rules.  See “—Foreign Investors in REMIC Certificates” for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

Mark-to-Market Rules

The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market.  Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates.  The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates.  Fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual’s, estate’s or trust’s share of fees and expenses will be added to the gross income of that holder and (ii) the individual’s, estate’s or trust’s share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer’s adjusted gross income.  In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.  Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder’s gross income.  Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts.  Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to the product of:

(1)
the present value, discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

(2)	the highest marginal federal income tax rate applicable to corporations.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents.  This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	residual interests in the entity are not held by Disqualified Organizations; and

•	information necessary for the application of the tax described in this prospectus will be made available.

Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

(1)
requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

(2)	providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

(3)
granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations.  A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization.  For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an “electing large partnership,” all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

Sales of REMIC Certificates

If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.  The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium.  The adjusted basis of a REMIC residual certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below, any gain or loss generally will be capital gain or loss.

Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller’s income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the “applicable federal rate,” which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller’s income prior to the sale.  In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held.  See “—Taxation of Owners of REMIC Regular Certificates— Discount.”

REMIC certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Internal Revenue Code.  A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction.  The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the “wash sale” rules of Section 1091 of the Internal Revenue Code.  In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders’ adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC residual certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886.  Investors are encouraged to consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

Recent Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters.  The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.  A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the certificates.  There are significant penalties for failure to comply with these disclosure requirements.  Investors in REMIC residual certificates are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions.  In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates.  It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.  In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property.  Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.  It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

To the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Certificate Administrator or the trustee in any case out of its own funds, provided that the master servicer, the Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s, the Certificate Administrator’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations.  Any tax not borne by the master servicer, the Certificate Administrator or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Termination

A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation.  The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument.  In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder’s adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners.  The master servicer or the Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the “tax matters person” for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

As the tax matters person, the master servicer or the Certificate Administrator, as applicable,  will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification.  REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

Adjustments made to the REMIC tax return may require a REMIC residual certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder’s return.  No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations.  These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations.  The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.  The REMIC must also comply with rules requiring certain information to be reported to the IRS.  Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, typically on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period.  In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount.  Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder’s purchase price that the master servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.  See “—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the Certificate Administrator.  Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.  Any request should be directed to the master servicer or Certificate Administrator, as applicable, at Residential Funding Company, LLC, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to REMIC Certificates

Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax.  Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates

A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered.  For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.  To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence.  It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates.  If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes.  However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

Taxation of Classes of Exchangeable Certificates

General

The arrangement pursuant to which the classes of exchangeable certificates are created, sold and administered (referred to herein as the exchangeable certificate trust fund) will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of certificates that have been exchanged for exchangeable certificates will be the assets of the exchangeable certificate trust fund, and the exchangeble certificates will represent beneficial ownership of these interests in the classes of certificates.

Tax Status

Exchangeable certificates will represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on the exchangeable certificates will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the certificates that have been exchanged or income thereon would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below).  Exchangeable certificates will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC to the extent the certificates, the interest in which is represented by such exchangeable certificates would be qualifying if held directly.

Tax Accounting for Exchangeable Certificates

An exchangeable certificate represents beneficial ownership of an interest in one or more classes of certificates on deposit in an exchangeable certificate trust fund, as specified in the applicable prospectus supplement.  If it represents an interest in more than one class of certificates, a purchaser must allocate its basis in the exchangeable certificate among the interests in the classes of certificates in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such an exchangeable certificate, the holder must allocate the amount received on the sale among the interests in the classes of certificates in accordance with their relative fair market values as of the time of sale.

The holder of an exchangeable certificate must account separately for each interest in a class of certificates (there may be only one such interest). Where the interest represents a pro rata portion of a class of certificates that are REMIC regular certificates, the holder of the exchangeable certificate should account for such interest as described under "REMICs— Taxation of Owners of REMIC Regular Certificates" above.  Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of certificates (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of certificates. The master servicer or the Certificate Administrator, as applicable, intends to treat each Strip as a single debt instrument for purposes of information reporting.  The IRS, however, could take a different position.  For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of certificates to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder.  An investor is encouraged to consult its tax advisor regarding this matter.

A holder of an exchangeable certificate should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of certificates.  Further, if the related class of certificates is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of certificates.  An investor is encouraged to consult its tax advisor regarding these matters.  For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods).  The master servicer or the Certificate Administrator, as applicable,  intends to report by offsetting negative OID accruals only against future positive accruals of OID.  Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the mortgage loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption).  Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip.  The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received.  Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year).  Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the certificates are REMIC regular certificates to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single exchangeable certificate, an "Exchanged Certificate", for several exchangeable certificates, each, a "Received Certificate," and then sells one of the Received Certificates, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code.  The holder must allocate its basis in the Exchanged Certificate between the portion of such Exchanged Certificate underlying the Received Certificate that was sold and the portion of the Exchanged Certificate underlying the Received Certificates that were retained, in proportion to their relative fair market values as of the date of such sale.  The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest.  The holder must calculate original issue discount with respect to the retained interest as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable certificates that may be exchanged for a single exchangeable certificate that is identical to a class of certificates that is on deposit in the related exchangeable certificate trust fund should be treated as owning the relevant class of certificates.

Exchanges of Exchangeable Certificates

An exchange of an interest in one or more exchangeable certificates for an interest in one or more other related exchangeable certificates that are part of the same combination, or vice versa, will not be a taxable exchange.  After the exchange, the holder is treated as continuing to own the interests in the exchangeable certificates that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an exchangeable certificate is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates.  Such manner of taxation is discussed under the heading "REMICs— Foreign Investors in REMIC Certificates."

Backup Withholding

A holder of an exchangeable certificate is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading "REMICs— Backup Withholding With Respect to REMIC Certificates."

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of exchangeable certificates that are not excepted from the reporting requirements.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder.  State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore, prospective investors are encouraged to consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

ERISA CONSIDERATIONS

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested.  Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

Some employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus.  Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law.  Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan’s investment be made in accordance with the documents governing the plan.  In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as “ERISA plans,” and persons, called “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code, which are collectively referred to in this prospectus as “parties in interest,” who have specified relationships to the ERISA plans, unless a statutory, regulatory or administrative exemption is available.  Some parties in interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available with respect to any transaction of this sort.

ERISA Plan Asset Regulations

An investment of assets of an ERISA plan in certificates may cause the underlying mortgage loans, contracts, mortgage securities or any other assets held in a trust to be deemed ERISA plan assets of the ERISA plan.  The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, concerning whether or not an ERISA plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an “equity interest,” such as a certificate, in that entity.

Some of the rules contained in the DOL regulations provide that ERISA plan assets may be deemed to include an undivided interest in each asset of an entity, such as  a trust, in which an ERISA plan makes an equity investment.  Therefore, ERISA plans and entities deemed to hold ERISA plan assets should not acquire or hold certificates in reliance upon the availability of any exception under the DOL regulations.  For purposes of this section, the terms “ERISA plan assets” and “assets of an ERISA plan” have the meanings specified in the DOL regulations and include an undivided interest in the underlying assets of entities in which an ERISA plan holds an equity interest.

Under the DOL regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to the assets of a trust and cause the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity.  If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan  could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available.  Certificates acquired by an ERISA plan would be assets of that ERISA plan.  Under the DOL regulations, a trust, including the mortgage loans, contracts, mortgage securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates.  Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice (direct or indirect) with respect to the ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan.  If the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a “fiduciary,” and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan.  In addition, if the mortgage loans, contracts, mortgage securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of certificates by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Prohibited Transaction Exemptions

The DOL has issued an individual prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as most recently amended by 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), referred to in this prospectus as the “RFC exemption,” to Residential Funding Company, LLC and a number of its affiliates.  The RFC exemption generally exempts, from the application of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans, contracts or mortgage securities, which are held in a trust or by another “issuer” and the purchase, sale and holding of pass-through certificates or other “securities” issued by a trust or other issuer as to which:

•
the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is substantially similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a selling or placement agent; or

•	the depositor or an affiliate is the underwriter or placement agent,

provided that the conditions of the exemption are satisfied.  For purposes of this section, the term “underwriter” includes:

•	the depositor and a number of its affiliates;

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates;

•	any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of certificates; or

•	any entity which has received from the DOL an exemption, called an asset-backed exemption, relating to securities which is substantially similar to the RFC exemption.

The RFC exemption sets forth several general conditions (certain of which are described below) which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder.

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The certificates issued by an issuer must represent a beneficial ownership interest in the assets of an issuer that is a trust and which interest entitles the holder of the certificates to certain payments with respect to the assets of the trust.

•
The assets of the trust must consist solely of certain types of obligations, property, cash accounts or certain permitted contractual rights.  There are six permitted types of obligations including certain consumer receivables, credit instruments, obligations secured by residential or commercial real property, obligations secured by motor vehicles or equipment, guaranteed governmental mortgage pool certificates and fractional undivided interests in any of the above.  Permitted contractual rights include rights of the trustee under the relevant pooling and servicing agreement, rights under any insurance policies, and rights under eligible yield supplement agreements, eligible swap agreements or other credit support arrangements.  The RFC exemption also requires that each trust meet the following requirements:

o	the trust must consist solely of assets of the type that have been included in other investment pools;

o
securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption; and

o
securities in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on an asset-backed exemption.

•
The acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm’s length transaction with an unrelated party.

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Certificates must evidence rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust, unless none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

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At the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the four highest generic rating categories by Standard & Poor’s, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, called the exemption rating agencies, if none of the mortgage loans or other assets has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates.

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If the LTV ratio or CLTV ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% (based on fair market value at the date of issuance of the certificates), the certificates must (a) be rated in one of the two highest generic categories by the exemption rating agencies and (b) not be subordinate to other certificates issued by the issuer.

•	The RFC exemption will not apply to any of the certificates if:

o
any mortgage loan or other asset held in the trust (other than a one- to four family residential mortgage loan or closed-end home equity loan) has an LTV ratio or CLTV ratio that exceeds 100% at the date of issuance of the certificates; or

o	any one- to four-family residential mortgage loan or closed-end home equity loan has an LTV ratio or CLTV ratio that exceeds 125% at the date of issuance of the certificates.

•
The trustee cannot be an affiliate of any other member of the restricted group (which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the swap counterparty in any eligible swap arrangement and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates) other than an underwriter.

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The sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person’s services under the related pooling and servicing agreement or trust agreement and reimbursement of that person’s reasonable expenses in connection therewith.

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The investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

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For issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in the RFC exemption that are intended to protect the assets of the issuer from creditors of the depositor.

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If a particular class of securities held by an ERISA plan involves a “ratings dependent swap” or a “non-ratings dependent swap” (collectively, a “swap” or “swap agreement”) entered into by the trust that issued such securities, then each particular swap transaction relating to such securities must be (a) an “eligible swap,” (b) with an “eligible counterparty,” (c) meet certain additional conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permit the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.  Securities to which one or more swap agreements apply may be acquired or held only by “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap related, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution that has a rating at the date of issuance of the securities that is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan for which the decision to buy such class of securities is made by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities, which fiduciary must (a) be a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) be an “in-house asset manager” under PTCE 96-23 or (c) have total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap and the rating of the counterparty), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).  In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap or the rating of the counterparty) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.  With respect to a non-ratings dependent swap, each exemption rating agency must confirm, as of the date of issuance of securities by the Trust, that entering into such swap will not affect the rating of the securities.

The RFC exemption also permits yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”).  If the EYS Agreement has a notional principal amount, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

An ERISA Plan fiduciary or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets.  However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded ERISA plan.  For purposes of the certificates, an “excluded ERISA plan” is an ERISA plan sponsored by any member of the restricted group.

If specific conditions of the RFC exemption are also satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

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the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

•	a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or

•	an affiliate of that person;

provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

•	the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or by a person investing ERISA plan assets; and

•	the holding of certificates by an ERISA plan or with ERISA plan assets.

Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption from the application of the prohibited transaction provisions of  Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools.  The accompanying prospectus supplement will specify whether the depositor expects that the specific conditions of the RFC exemption will be satisfied with respect to the certificates so that the RFC exemption would provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the RFC exemption are satisfied.

The RFC exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan’s ownership of certificates.

The issuer may include certain residential financing transactions that are structured so as to be permissible under Islamic law utilizing declining balance co-ownership structures (“Sharia Mortgage Loans”). The DOL has not specifically considered the eligibility or treatment of Sharia Mortgage Loans under the RFC exemption, including whether they would be treated in the same manner as other single family residential mortgages. Since the remedies in the event of default and certain other provisions of the Sharia Mortgage Loans held by the issuer are similar to the remedial and other provisions in the residential mortgage loans contemplated by the DOL at the time the RFC exemption was granted, the depositor believes that the Sharia Mortgage Loans should be treated as other single family residential mortgages under the RFC exemption.

Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute “securities” for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets are encouraged to consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the RFC exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith.  In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts.  However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include contracts or Cooperative Loans, or some types of private securities, or which contain a swap.  In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including PTCE 95-60, regarding transactions by insurance company general accounts; PTCE 84-14, regarding transactions effected by a “qualified professional asset manager”; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an “in-house asset manager” (each, an “Investor-Based Exemption”).  In addition to the Investor-Based Exemptions listed above, Section 408(b)(17) of ERISA provides a statutory exemption for certain prohibited transactions between an ERISA plan and a person or an entity that is a party in interest to such ERISA plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the ERISA plan involved in the transaction) solely by reason of providing services to the ERISA plan, but only if the ERISA plan pays no more, or receives no less, than adequate consideration (the “Service Provider Exemption”).  The Investor-Based Exemptions and the Service Provider Exemption may not provide exemptive relief for all transactions for which exemptive relief is provided by the Issuer Exemption.  The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, the Investor-Based Exemptions, other DOL exemptions or the Servicer Provider Exemption for the certificates offered thereby.  There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan’s or other ERISA plan asset investor’s investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Insurance Company General Accounts

Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.  The DOL issued final regulations under Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

Representations From Investing ERISA Plans

If the criteria specified in the RFC exemption as described above are not satisfied by (a) one or more classes of certificates, or (b) a trust or the mortgage loans, contracts, mortgage securities and other assets held by the trust, then the accompanying prospectus supplement will specify whether or not transfers of those certificates to (i) an ERISA plan, (ii) a trustee or other person acting on behalf of any ERISA plan, or (iii) any other person using ERISA plan assets to effect the acquisition, will be registered by the trustee, and whether or not such registration shall be subject to the condition that the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:

•	is permissible under applicable law;

•	will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

•	will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing or trust agreement.

The accompanying prospectus supplement will specify whether or not each beneficial owner of a subordinate certificate offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such certificate (or interest therein), that either:

•	it is not an ERISA plan, a trustee or other person acting on behalf of an ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding;

•
it has acquired and is holding such subordinate certificate in reliance on the RFC exemption and it understands that there are certain conditions to the availability of the RFC exemption including that the subordinate certificates must be rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the exemption rating agencies; or

•	(1)
such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such certificate (or interest therein) is an “insurance company general account” (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any subordinate certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinate certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any subordinate certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Tax-Exempt Investors; REMIC Residual Certificates

An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income,” or UBTI, within the meaning of Section 512 of the Internal Revenue Code.  All “excess inclusions” of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax.  See “Material Federal Income Tax Consequences— Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”  In addition, the exemptive relief afforded by the RFC exemption does not apply to the purchase, sale or holding of any class of REMIC residual certificates.

Consultation With Counsel

There can be no assurance that the RFC exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust.  Prospective ERISA plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

Before purchasing a certificate, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the RFC exemption or one of the other DOL exemptions would be satisfied.  Before purchasing a certificate in reliance on the RFC exemption, an ERISA plan fiduciary should itself confirm that the certificate constitutes a “security” for purposes of the RFC exemption.  In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption or any other DOL exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

LEGAL INVESTMENT MATTERS

Each class of certificates offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency.  If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.  Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein.  Certain States enacted legislation which overrides the preemption provisions of SMMEA.  SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. §24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.  The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution’s overall interest rate risk.  The 1998 Policy Statement eliminates constraints on investing in certain “high-risk” mortgage derivative  products and substitutes broader guidelines for evaluating and monitoring investment risk.

The OTS has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound.  The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period.  TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities.  The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors.  For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features).  Accordingly, all classes of the offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns:

•	that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

•	that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

•	that it should not use ratings as a substitute for its own thorough underwriting analyses.

With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•	conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and

•	conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk.  TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

Prospective investors in the certificates, including in particular the classes of certificates that do not constitute “mortgage related securities” for purposes of SMMEA, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors’ assets.  The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions.  These uncertainties may adversely affect the liquidity of any class of certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received by the depositor from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the certificates or will be used by the depositor for general corporate purposes.  The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The certificates offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

•	by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	by placements by the depositor with institutional investors through dealers; and

•	by direct placements by the depositor with institutional investors.

In addition, if specified in the accompanying prospectus supplement, a series of certificates may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor.  These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement.  The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be listed on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the distribution of the certificates are underwriters, as defined under the Securities Act of 1933, as amended, in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them would be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors.  Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates.  Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

Securities offered hereby and by an accompanying prospectus supplement may be distributed in connection with resecuritization transactions.  In a resecuritization transaction, securities offered hereby will be transferred to a trust (or other type of issuing entity) and securities backed by those securities will in turn be offered to investors.  There is no assurance that any particular class of security offered hereby will be suitable for inclusion in a resecuritization transaction.

LEGAL MATTERS

Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York, or Mayer, Brown, Rowe & Maw LLP, New York, New York, as specified in the prospectus supplement.

ADDITIONAL INFORMATION

The depositor has filed the registration statement, file number 333-140610, with the Securities and Exchange Commission, or Commission.  The depositor and each issuing entity are also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, each issuing entity will file reports thereunder with the Commission.  The registration statement and the exhibits thereto, and reports and other information filed by the depositor and each issuing entity pursuant to the Exchange Act can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  In addition, the Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.  For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL reference was inactive at the time the electronic version of this prospectus was created.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows the depositor to “incorporate by reference” the information filed with the Commission by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to any trust fund for the certificates.  This means that the depositor can disclose important information to any investor by referring the investor to these documents.  The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the Commission that relates to the trust fund for the certificates will automatically update and supersede this information.  Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer’s financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents.  Requests should be directed in writing to Residential Accredit Loans, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, or by telephone at (952) 857-7000.

The depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an Internet Web site, and if the depositor decides to provide information through such means, the accompanying prospectus supplement accompanying this prospectus will disclose the specific Internet address where such information is posted.

GLOSSARY

1998 Policy Statement— The revised supervisory statement listing the guidelines for investments in “high risk mortgage securities,” and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

Additional Collateral—With respect to an Additional Collateral Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets.

Additional Collateral Loans—A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100% and is secured by Additional Collateral, in addition to the related mortgaged property and in lieu of any primary mortgage insurance by Additional Collateral.

Additional Collateral Requirement—The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of such mortgage loan.

Advance—As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest on the mortgage loan due during the related Due Period which was not received as of the close of business on the business day preceding the related determination date.

Agency Securities—Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae.  Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or contracts or (2) Agency Securities.  The accompanying prospectus supplement will specify whether the Ginnie Mae securities will be backed by the full faith and credit of the United States.  None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States.  Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans or contracts specified in the accompanying prospectus supplement.

Balloon Amount—The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

Balloon Loans—Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

Bankruptcy Amount—The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

Bankruptcy Losses—A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Buy-Down Account—As to a Buy-Down Mortgage Loan, the custodial account where Buy-Down Funds are deposited.

Buy-Down Funds—As to a Buy-Down Mortgage Loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account.

Buy-Down Mortgage Loan—A mortgage loan subject to a temporary buy-down plan.

Buy-Down Period—The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

Call Certificate—Any certificate evidencing an interest in a Call Class.

Call Class—A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

Call Price—In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

Certificate Account—An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

Certificate Administrator—In addition to or in lieu of the master servicer for a series of certificates, the accompanying prospectus supplement may identify a Certificate Administrator for the trust, which will have administrative responsibilities with respect to such trust.  The Certificate Administrator may be an affiliate of the depositor or the master servicer.

Compensating Interest—As to any distribution date, for any mortgage loan or contract that prepaid in full during the portion of the related Prepayment Period that occurs during the prior calendar month or that prepaid in part during the prior calendar month, an additional payment made by the master servicer, to the extent funds are available from the servicing fee or some investment earnings, equal to the amount of Prepayment Interest Shortfalls due to those prepayments.

Convertible Mortgage Loan—ARM loans which allow the mortgagors to convert the adjustable-rates on those mortgage loans to a fixed-rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

Cooperative—For a Cooperative Loan, the corporation that owns the related apartment building.

Cooperative Loans—Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

Cooperative Notes—A promissory note for a Cooperative Loan.

Credit Scores—A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Custodial Account—The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly.  Any such account or accounts shall be an Eligible Account.

Debt Service Reduction—Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

Defaulted Mortgage Losses—A Realized Loss attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note or contract, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

Deficient Valuation—In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the mortgage loan or contract and a lower value established by the bankruptcy court or any reduction in the amount of principal to be paid that results in a permanent forgiveness of principal.

Designated Seller Transaction—A transaction in which the mortgage loans are provided to the depositor by an unaffiliated seller described in the prospectus supplement.

Direct Puerto Rico Mortgage—For any Puerto Rico Mortgage Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

Disqualified Organization—For these purposes means:

•
the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac),

•
any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code,

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code,

•	an “electing large partnership” (as described in Section 775 of the Internal Revenue Code), or

•
any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Internal Revenue Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

Distribution Amount—As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the accompanying prospectus supplement, less certain interest shortfalls, which will include:

•	any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

•
any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

•	Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

Due Period—As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the accompanying prospectus supplement.

Eligible Account—An account acceptable to the applicable rating agency.

Endorsable Puerto Rico Mortgage—As to any Puerto Rico Mortgage Loan, a mortgage to secure an instrument transferable by endorsement.

Environmental Lien—A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

Expanded Criteria Program—Residential Funding Company, LLC’s mortgage loan origination program for mortgage loans with loan characteristics that are not permitted under some of Residential Funding Company, LLC’s other mortgage loan purchase programs.

Expanded Criteria Program Seller—A mortgage collateral seller that participates in the Expanded Criteria Program.

Extraordinary Loss—A Realized Loss resulting from damage to a mortgaged property that was occasioned by war, civil insurrection, certain governmental actions, nuclear reaction, and certain other risks.

Fraud Loss Amount—The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

Fraud Losses—A Realized Loss incurred on defaulted mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

Funding Account—An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

GPM Loan— A mortgage loan under which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

Gross Margin—For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

Insurance Proceeds—Proceeds of any special hazard  insurance policy, bankruptcy bond, mortgage pool insurance policy, primary  insurance policy and any title, hazard or other insurance policy or  guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

Interest Only Loans—Mortgage loans with payments of interest only during the early years of the term, followed by fixed monthly payments of principal and interest or periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related prospectus supplement.

Issue Premium—As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

Liquidated Contract—A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidated Mortgage Loan—A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

Liquidation Proceeds—Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

Mark-to-Market Regulations—The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

Net Mortgage Rate—As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Spread.

Nonrecoverable Advance—Any Advance or Servicing Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

Note Margin—For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

OID – Original issue discount, as determined in accordance with the Internal Revenue Code.

Pass-Through Entity—Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code.  In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Permitted Investments—United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

Pledged Asset Mortgage Loans—Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

Pledged Assets—As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the mortgagor, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the mortgagor, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

Prepayment Interest Shortfall—With respect to a mortgage loan that is subject to a mortgagor prepayment and any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest, adjusted to the related Net Mortgage Rate, resulting from partial mortgagor prepayments on the related mortgage loan during the preceding calendar month or from mortgagor prepayments in full on the related mortgage loan during the related Prepayment Period but prior to the calendar month of the distribution date.

Prepayment Period—With respect to each distribution date and Principal Prepayments in full, the period commencing on the 16th day of the month prior to that distribution date and ending on the 15th day of the month of that distribution date, or another period specified in the accompanying prospectus supplement.

Principal Prepayments—Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

Qualified Insurer—As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

Realized Loss—As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan.  For a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction will be treated as a Realized Loss as incurred.  For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer.

REMIC – A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

REMIC Provisions – Sections 860A through 860G of the Internal Revenue Code.

REO Contract—A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

REO Mortgage Loan—A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

Servicing Advances—Amounts advanced on any mortgage loan to cover taxes, insurance premiums, foreclosure costs or similar expenses, including amounts representing the cost of some related services, if the master servicer and any affiliate of the master servicer provides services such as appraisals and brokerage services that are customarily provided by persons other than servicers of mortgage loans.

Special Hazard Amount—The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

Special Hazard Losses—A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.  The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss.  Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

Special Servicer—A special servicer named under the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

Spread—A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

Stated Principal Balance—As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders before the date of determination, further reduced to the extent that any Realized Loss has been allocated to any certificates before that date, and increased by the amount of any interest or other amounts owing on the mortgage loan that have been capitalized in connection with a modification.

Subordinate Amount—A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the accompanying prospectus supplement.

Subsequent Recoveries – Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Subservicing Account—An account established and maintained by a subservicer which meets the requirements described in the Seller Guide and is otherwise acceptable to the master servicer.

Tax-Exempt Investor—Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

Tiered REMICs – Two or more REMICs created pursuant to Treasury Regulation Section 1.860F-2(a)(2).

                                         Residential Accredit Loans, Inc.

                                                   $118,331,330

                                  Mortgage Asset-Backed Pass-Through Certificates

                                                  Series 2008-QR1

                                               Prospectus Supplement

                                                   Credit Suisse

You should rely only on the information  contained or  incorporated by reference in this prospectus  supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

Dealers  will be required to deliver a prospectus  supplement  and  prospectus  when acting as  underwriter  of the certificates  offered  hereby and with respect to their  unsold  allotments  or  subscriptions.  In  addition,  all dealers  selling the  certificates,  whether or not  participating  in this offering,  may be required to deliver a prospectus  supplement  and  prospectus  for ninety days  following the date of this  prospectus  supplement.  Such delivery  obligation  generally may be satisfied  through the filing of the  prospectus  supplement  and prospectus with the Securities and Exchange Commission.